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                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                  EXCHANGE ACT OF 1934  (AMENDMENT NO.      )

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[X]  Preliminary Proxy Statement        [ ]  CONFIDENTIAL, FOR USE OF THE COMMISSION
                                        ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec.240.14a-12

                            THE KROLL-O'GARA COMPANY
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):
[ ]  No fee required.
[X]  Fee computed on table below per Exchange Act Rules 14a-6(i)(l) and 0-11.

     (1) Title of each class of securities to which transaction applies:
         Common Stock, $.01 par value
       -------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:
         14,500,000 shares
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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         $10.15 per share (based upon the book value of Kroll-O'Gara at June 30, 2000 divided by the number of shares to be distributed)
       -------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:
         $147,234,000
       -------------------------------------------------------------------------

     (5) Total fee paid:
         $29,447
       -------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:
       -------------------------------------------------------------------------

     (2) Form, Schedule or Registration Statement No.:
       -------------------------------------------------------------------------

     (3) Filing Party:
       -------------------------------------------------------------------------

     (4) Date Filed:
       -------------------------------------------------------------------------

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

                           [KROLL-O'GARA LETTERHEAD]

TO OUR SHAREHOLDERS:

You are invited to attend a Special Meeting of Shareholders of The Kroll-O'Gara
Company to be held on              , 2000, at           a.m. local time, at
                               .

At the special meeting, you will be asked to consider and vote on two proposals which, if both are adopted, will result in a series of transactions that split Kroll-O'Gara into two new public companies, namely, Kroll Risk Consulting Services, Inc., or KRCS, and The O'Gara Company. The split-up will effectively unwind the 1997 merger of the former O'Gara Company and Kroll Holdings, Inc. You will receive approximately 0.38 shares of KRCS common stock and approximately
0.27 shares of O'Gara Company common stock for each share of Kroll-O'Gara common stock owned by you on the record date for the distribution. The split-up is structured so that Messrs. Thomas M. O'Gara, Wilfred T. O'Gara and other members of The O'Gara Company's management will receive no KRCS stock and Mr. Jules B. Kroll and other members of KRCS' management will receive no O'Gara Company stock. You will have the same ownership percentage in each of The O'Gara Company and KRCS after the split-up that you have in Kroll-O'Gara before the split-up. After the split-up, The Kroll-O'Gara Company will be dissolved.

This document describes the split-up and the proposals we are asking you to approve. WE URGE YOU TO READ AND CONSIDER CAREFULLY THE INFORMATION PRESENTED, INCLUDING THAT SET FORTH UNDER THE CAPTION "RISK FACTORS" BEGINNING ON PAGE 13.

KRCS has applied to list its common stock on the Nasdaq National Market under the symbol "KRCS." The O'Gara Company has applied to list its common stock on the Nasdaq National Market under the symbol "OGAR." Kroll-O'Gara common stock currently trades on the Nasdaq National Market under the symbol "KROG."

THE BOARD OF DIRECTORS, ACTING ON THE UNANIMOUS RECOMMENDATION OF A SPECIAL COMMITTEE OF INDEPENDENT DIRECTORS, BELIEVES THE SPLIT-UP IS IN YOUR BEST INTEREST AND HAS UNANIMOUSLY APPROVED IT AND BOTH OF THE PROPOSALS TO BE PRESENTED AT THE SPECIAL MEETING. THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" BOTH PROPOSALS.

YOUR VOTE IS CRUCIAL. One proposal must be approved by a majority of the outstanding shares of Kroll-O'Gara common stock. The other proposal must be approved by a majority of the shares represented at the special meeting and by a majority of those shares excluding the shares held by Kroll-O'Gara's executive officers. THE SPLIT-UP WILL NOT TAKE PLACE UNLESS BOTH PROPOSALS ARE APPROVED.

Please complete, sign and return the enclosed proxy card whether or not you plan to attend the special meeting.

Jules B. Kroll                                       Wilfred T. O'Gara
Chairman of the Board                                Co-Chief Executive Officer
and Co-Chief Executive Officer

This proxy statement is dated                , 2000 and was first mailed to
shareholders on or about                , 2000.

                            THE KROLL-O'GARA COMPANY
                            ------------------------

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                            ------------------------

The Kroll-O'Gara Company will hold a Special Meeting of Shareholders at
             , in              , at                local time on              ,
2000 to consider:

1. Approving an Agreement and Plan of Reorganization and Dissolution of The Kroll-O'Gara Company dated as of September 8, 2000 which, when the transactions contemplated by the Agreement are completed, provides for the dissolution of The Kroll-O'Gara Company.

2. Authorizing the acquisition of approximately 26% of The O'Gara Company's common stock by Thomas M. O'Gara.

3. Any other matters that properly come before the special meeting or any adjournment or postponement of the special meeting.

Kroll-O'Gara shareholders at the close of business on              , 2000 are
receiving notice of and only they may vote at the special meeting. Approval of Proposal 1 above requires the affirmative vote of the holders of a majority of the outstanding shares of Kroll-O'Gara common stock. Proposal 2 requires authorization by a majority of the shares of Kroll-O'Gara common stock represented at the special meeting and a majority of those shares excluding shares held by Kroll-O'Gara's executive officers.

PROPOSALS 1 AND 2 ARE INTERRELATED. UNLESS BOTH ARE ADOPTED BY THE REQUISITE SHAREHOLDER VOTES, NEITHER WILL BE IMPLEMENTED. THEREFORE, IT IS VERY IMPORTANT THAT YOU VOTE. THE BOARD OF DIRECTORS STRONGLY RECOMMENDS A VOTE "FOR" BOTH PROPOSALS.

Kroll-O'Gara shareholders have dissenters' rights in connection with Proposal 1 above. These rights are described in the accompanying proxy statement.

PLEASE MARK, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE, whether or not you plan to attend the special meeting. If you attend the special meeting, you may vote in person if you wish, even if you previously returned your proxy card.

                                          By Order of the Board of Directors

                                          Abram S. Gordon
                                          Secretary
             , 2000

                               TABLE OF CONTENTS

SUMMARY TERM SHEET..........................................     1
  The Companies.............................................     1
  The Split-Up..............................................     1
  Relationships Between the Companies After the Split-Up....     5
  Differences in Rights of Shareholders.....................     5
  Dissenters' Rights........................................     5
  Regulatory Approvals......................................     6
  Shareholder Inquiries.....................................     6
SELECTED HISTORICAL AND UNAUDITED PRO FORMA FINANCIAL
  INFORMATION...............................................     7
RISK FACTORS................................................    13
THE SPECIAL MEETING.........................................    16
  Time and Place; Purpose...................................    16
  Proxies...................................................    16
  Solicitation of Proxies...................................    16
  Record Date and Voting Rights.............................    16
PROPOSALS AND VOTES REQUIRED................................    17
  Proposal 1 -- Approval of the Agreement and Plan of
     Reorganization and Dissolution of The Kroll-O'Gara
     Company................................................    17
  Proposal 2 -- Authorization of Acquisition of O'Gara
     Company Common Stock by Thomas M. O'Gara...............    19
THE SPLIT-UP................................................    20
  Background of the Split-Up................................    20
  Reasons for the Split-Up..................................    25
  Opinion of Financial Advisor..............................    28
  Manner of Effecting the Distribution of KRCS and O'Gara
     Company Common Stock...................................    31
  Listing and Trading Markets...............................    31
  Treatment of Employee Stock Plans in the Split-Up.........    32
  Interests of Kroll-O'Gara's Executive Officers, Directors
     and Exchanging Shareholders in the Split-Up............    32
  United States Federal Income Tax Consequences.............    35
  Federal Securities Law Consequences.......................    37
  Regulatory Approvals......................................    37
  Dissenters' Rights........................................    37
THE REORGANIZATION AND DISSOLUTION AGREEMENT................    40
  Terms of the Split-Up.....................................    40
  Representations and Warranties............................    41
  Conduct of Business Pending the Distribution..............    42
  Additional Agreements.....................................    42
  Conditions to Consummation of the Split-Up................    43
  Termination...............................................    44
  Amendment and Waiver......................................    44

RELATIONSHIPS BETWEEN THE COMPANIES AFTER THE SPLIT-UP.....................................................         44
  Tax Sharing Agreement....................................................................................         44
  Cross-Indemnification Agreement..........................................................................         45
  Voice and Data Communications Business...................................................................         45
  Securify.................................................................................................         45
THE KROLL-O'GARA COMPANY...................................................................................         46
  General..................................................................................................         46
  Management's Discussion and Analysis of Financial Condition and Results of Operations....................         47
  General Information and Recent Developments..............................................................         47
  Market Prices and Dividends..............................................................................         63
  Legal Proceedings........................................................................................         63
  Principal Shareholders and Holdings of Management........................................................         64
  Section 16(a) Beneficial Ownership Reporting Compliance..................................................         65
THE O'GARA COMPANY.........................................................................................         66
  Financing; Dividend Policy...............................................................................         66
  Pro Forma Capitalization.................................................................................         67
  Management's Discussion and Analysis of Financial Condition and Results of Operations....................         68
  Business.................................................................................................         80
  Management...............................................................................................         89
  Executive Compensation and Benefit Plans.................................................................         91
  Principal Shareholders and Stock Holdings of Management..................................................         94
  Certain Relationships and Related Party Transactions.....................................................         95
KROLL RISK CONSULTING SERVICES, INC. ......................................................................         96
  Financing; Dividend Policy...............................................................................         96
  Pro Forma Capitalization.................................................................................         97
  Management's Discussion and Analysis of Pro Forma Financial Condition and Pro Forma Results of
     Operations............................................................................................         98
  Business.................................................................................................        111
  Management...............................................................................................        120
  Executive Compensation and Benefit Plans.................................................................        124
  Principal Stockholders and Stock Holdings of Management..................................................        129
  Certain Relationships and Related Party Transactions.....................................................        130
DESCRIPTION OF O'GARA COMPANY CAPITAL STOCK................................................................        131
DESCRIPTION OF KRCS CAPITAL STOCK..........................................................................        133
COMPARISON OF RIGHTS OF HOLDERS OF O'GARA COMPANY COMMON STOCK AND KRCS COMMON STOCK.......................        135
INDEPENDENT PUBLIC ACCOUNTANTS.............................................................................        139
FUTURE SHAREHOLDER PROPOSALS...............................................................................        139
OTHER BUSINESS.............................................................................................        140
INDEX TO FINANCIAL STATEMENTS..............................................................................        F-1
APPENDIX A: Agreement and Plan of Reorganization and Dissolution...........................................        A-1
APPENDIX B: Opinion of Financial Advisor...................................................................        B-1
APPENDIX C: Acquiring Person Statement under the Ohio General Corporation Law..............................        C-1
APPENDIX D: Dissenters' Rights Provisions under the Ohio General Corporation Law...........................        D-1

                               SUMMARY TERM SHEET

This summary highlights selected information from this proxy statement. It does not contain all the information that is important to you. You should read this entire proxy statement carefully.

THE COMPANIES (PAGES 46, 66 AND 94)

THE KROLL-O'GARA COMPANY
9113 LeSaint Drive
Fairfield, Ohio 45014
(513) 881-9800

Kroll-O'Gara is a leading global provider of a broad range of specialized products and services designed to provide governments, businesses and individuals with information, analysis, training and products that mitigate risks. Kroll-O'Gara has a network of over 60 offices in 20 countries and had 1999 revenues of approximately $322 million.

THE O'GARA COMPANY
9113 LeSaint Drive
Fairfield, Ohio 45014
(513) 881-9800

The O'Gara Company is a new subsidiary of Kroll-O'Gara. The corporation formerly named The O'Gara Company now is Kroll-O'Gara. The new O'Gara Company will be a public holding company for, and will continue, Kroll-O'Gara's security products and services business after the split-up described below has been completed. The O'Gara Company's actual 1999 revenues were approximately $119 million.

KROLL RISK CONSULTING SERVICES, INC.
900 Third Avenue
New York, New York 10022
(212) 593-1000

KRCS also is a new subsidiary of Kroll-O'Gara. KRCS will be a public holding company for, and will continue, Kroll-O'Gara's investigations and intelligence business after the split-up has been completed. KRCS' pro forma 1999 revenues were approximately $203 million.

THE SPLIT-UP (PAGE 20)

GENERAL

The split-up involves a multi-step process designed to separate Kroll-O'Gara into two new public companies and to eliminate cross-ownership by Kroll-O'Gara's management -- primarily Jules B. Kroll, on the one hand, and Thomas M. O'Gara and Wilfred T. O'Gara, on the other hand -- in those companies.

REASONS FOR THE SPLIT-UP (PAGE 25)

The purpose of the split-up is to resolve internal management conflicts by separating the principal historical Kroll and O'Gara businesses: investigations and intelligence, and security products and services. The Board of Directors believes that the separation will permit each business' management to focus exclusively on its business plan and that it is the best available means to enhance the future success and efficiency of each.

WHAT YOU WILL RECEIVE IN THE SPLIT-UP (PAGE 31)

You will receive approximately 0.27 shares of O'Gara Company common stock and approximately 0.38 shares of KRCS common stock for each share of Kroll-O'Gara common stock owned by you on the record date for the distribution. These numbers of shares are subject to adjustment based on the number of shares of Kroll-O'Gara common stock outstanding on that record date. However, we do not expect any adjustments to be material.

Immediately after the split-up, we expect the ownership of The O'Gara Company and KRCS will be approximately as set forth below.

The O'Gara Company
Thomas M. O'Gara......................  25.8%
Wilfred T. O'Gara.....................   2.6%
Other O'Gara Shareholder Group
  Members.............................   0.6%
Other Shareholders....................  71.0%

KRCS
Jules B. Kroll........................  21.8%
Other Kroll Shareholder Group
  Members.............................   7.2%
Other Shareholders....................  71.0%

Your ownership percentage in each of The O'Gara Company and KRCS after the split-up will be equal to your ownership percentage in Kroll-O'Gara before the split-up. As a result, Kroll-O'Gara believes that the value of your combined ownership interests in the separate companies immediately after the split-up will be the same as the value of your interest in Kroll-O'Gara immediately before the split-up.

Differences in the value of each company will, of course, occur -- perhaps immediately and certainly over time. These differences will result in large part from each company's financial performance and the market's perception of each company's current business and future prospects.

You will receive only whole shares of O'Gara Company common stock and KRCS common stock. Cash will be paid for any fractional shares.

THE SPLIT-UP PROCESS (PAGE 40)

The steps in the split-up will be as follows:

1. Kroll-O'Gara will transfer to KRCS its investigations and intelligence business, its voice and data communications business and 40% of the common stock held by it in its subsidiary, Securify Inc. KRCS also will assume and then repay a portion of Kroll-O'Gara's corporate-level indebtedness and other liabilities that are not related exclusively to a particular business group. In consideration, KRCS will issue shares of its common stock to Kroll-O'Gara.

2. Kroll-O'Gara will transfer to The O'Gara Company its security products and services business and 60% of its stock of Securify. The O'Gara Company will assume and then repay the remaining portion of Kroll-O'Gara's corporate-level indebtedness and other liabilities that are not related exclusively to a particular business group. In consideration, The O'Gara Company will issue shares of its common stock to Kroll-O'Gara.

3. After these transfers, Kroll-O'Gara's only assets will be 8,500,000 shares of KRCS common stock and 6,000,000 shares of O'Gara Company common stock.

4. Messrs. O'Gara and two others who will be executive officers of The O'Gara Company after the split-up will exchange all of their Kroll-O'Gara common stock for a portion of the O'Gara Company common stock held by Kroll-O'Gara. In this proxy statement, we refer to Messrs. O'Gara and these two other individuals as the "O'GARA SHAREHOLDER GROUP."

5. Mr. Kroll and 16 others who will be executive officers or other members of management of KRCS or one of its subsidiaries after the split-up will exchange all of their Kroll-O'Gara common stock for a portion of the KRCS common stock held by Kroll-O'Gara. In this proxy statement, we refer to Mr. Kroll and these 16 other individuals as the "KROLL SHAREHOLDER GROUP."

6. Kroll-O'Gara then will distribute the O'Gara Company common stock and the KRCS common stock still held by it to you and the other remaining holders of Kroll-O'Gara common stock. After the distribution, The O'Gara Company and KRCS will be separate, independent public companies.

7. Because the members of the O'Gara Shareholder Group and the members of the Kroll Shareholder Group will have exchanged their Kroll-O'Gara common stock before the close of business on the record date for the distribution of O'Gara Company common stock and KRCS common stock, they will not participate in the distribution.

8. Having distributed all its assets and provided for the assumption of its liabilities, Kroll-O'Gara will be dissolved.

The split-up will be governed by the reorganization and dissolution agreement attached to this proxy statement as Appendix A. We encourage you to read it carefully in its entirety.

RECORD AND DISTRIBUTION DATES

We currently expect the record and mailing dates for the distribution of O'Gara Company common stock and KRCS common stock will be:

Record Date -- As soon as practicable following receipt of shareholder approval and a favorable tax ruling from the Internal Revenue Service.

Mailing Date -- Ten business days after the record date.

We expect that all of the transactions comprising the split-up, other than the actual mailing of O'Gara Company and KRCS share certificates, will be completed on or before the record date for the distribution. That record date will be delayed if any of the conditions to the split-up have not been satisfied, and the mailing date will be delayed correspondingly.

Although you will not be required to send in your Kroll-O'Gara stock certificates, they will be valueless after the split-up because Kroll-O'Gara will have no assets and will be dissolved. Trading in Kroll-O'Gara common stock will cease on the record date for the distribution.

VOTES REQUIRED (PAGE 17)

The proposal to approve the reorganization and dissolution agreement must be approved by the holders of a majority of the outstanding shares of Kroll-O'Gara common stock entitled to vote at the special meeting. The proposal to authorize Mr. Thomas O'Gara's acquisition of O'Gara Company common stock must be approved by a majority of the shares represented at the special meeting and by a majority of those shares excluding shares held by Kroll-O'Gara's executive officers. This proposal is designed to comply with Ohio's "control share acquisition" law because, after the split-up, Mr. O'Gara will own over 20% of The O'Gara Company's common stock.

Together, the executive officers of Kroll-O'Gara can vote approximately 25.3% of the shares entitled to vote at the special meeting. Mr. Kroll and Messrs. O'Gara own in the aggregate approximately 24.8% of the shares entitled to vote at the special meeting and have agreed with each other to vote "for" both proposals presented at the meeting. Based upon a unanimous recommendation of the Board, we expect that all other Kroll-O'Gara executive officers also will vote "for" both proposals. Because the votes of our executive officers will be excluded from the second vote calculation relating to Mr. Thomas O'Gara's acquisition of O'Gara Company common stock and the reorganization and dissolution agreement cannot be implemented if Mr. O'Gara's acquisition is not approved, as a practical matter the split-up will be completed only if it is approved by the vote of Kroll-O'Gara shareholders who are not executive officers.

RECOMMENDATION OF THE BOARD OF DIRECTORS AND ITS SPECIAL COMMITTEE (PAGE 25)

In April 2000 Kroll-O'Gara's Board of Directors decided to explore a separation of the company's principal businesses. At that time, the Board appointed a special committee, composed of Kroll-O'Gara's non-employee directors, to consider proposals to separate the company's businesses and make a recommendation to the full Board regarding any proposals. The special committee then retained Bear Stearns & Co. Inc. as its financial advisor and directed it to work with management to develop a plan to create two separate public companies.

The special committee has determined that the split-up is fair to and in the best interests of Kroll-O'Gara's shareholders other than the members of the O'Gara Shareholder Group and the Kroll Shareholder Group. Based upon the unani-mous recommendation of the special committee, the Board of Directors unanimously recommends that you vote in favor of the proposals to be considered at the meeting.

OPINION OF FINANCIAL ADVISOR (PAGE 28)

Among the factors considered in deciding to approve the split-up and recommend it to shareholders, the Board considered Bear Stearns' opinion to the special committee that the distribution of the shares of The O'Gara Company common stock and KRCS common stock is fair, from a financial point of view, to the holders of Kroll-O'Gara common stock, other than the members of the O'Gara Shareholder Group and the Kroll Shareholder Group.

We have attached Bear Stearns' opinion to this proxy statement as Appendix B. You should read it carefully in its entirety. Kroll-O'Gara has agreed to pay Bear Stearns a financial advisory fee of $1,500,000 for its services in connection with the split-up.

FEDERAL INCOME TAX CONSEQUENCES (PAGE 35)

We expect that neither Kroll-O'Gara nor its shareholders will recognize any gain or loss for U.S. federal income tax purposes as a result of the split-up, except in connection with any cash that shareholders receive instead of fractional shares. Kroll-O'Gara has requested a private letter ruling from the Internal Revenue Service confirming this tax treatment. This tax treatment will not apply to any Kroll-O'Gara shareholder who exercises dissenters' rights under Ohio law.

Determining the actual tax consequences of the split-up to you as a taxpayer can be complicated. The tax treatment will depend on your specific situation and on many variables not within our control. You should consult your tax advisor for a full understanding of the split-up's tax consequences.

LISTING AND TRADING MARKETS (PAGE 31)

Kroll-O'Gara's common stock currently trades on the Nasdaq National Market. On
             , 2000, the common stock's closing price was $     per share. The
O'Gara Company has applied to list its common stock on the Nasdaq National Market under the symbol "OGAR." KRCS has applied to list its common stock on the Nasdaq National Market under the symbol "KRCS."

MANAGEMENTS OF THE O'GARA COMPANY AND KRCS AFTER THE SPLIT-UP (PAGES 89 AND 120)

After the split-up, Mr. Thomas M. O'Gara will be Chairman of the Board of The O'Gara Company and Mr. Wilfred T. O'Gara will be The O'Gara Company's President and Chief Executive Officer. Mr. Jules B. Kroll will be Chairman of the Board of KRCS and Mr. Michael G. Cherkasky will be KRCS' President and Chief Executive Officer. Of Kroll-O'Gara's other executive officers, Messrs. Abram S. Gordon and Nicholas P. Carpinello will be executive officers of The O'Gara Company and Mr. Nazzareno E. Paciotti will be an executive officer of KRCS.

INTERESTS OF KROLL-O'GARA'S OFFICERS AND DIRECTORS IN THE SPLIT-UP (PAGE 32)

Some executive officers and directors of Kroll-O'Gara have interests in the split-up that are different from your interests. After the split-up, the members of the O'Gara Shareholder Group will hold only O'Gara Company stock and the members of the Kroll Shareholder Group will hold only KRCS stock, while all other shareholders will have shares in both companies. Additionally, some executive officers and directors have special interests as a result of their participation in Kroll-O'Gara's benefit plans. Kroll-O'Gara's Board of Directors was aware of these interests and took them into account in approving the split-up.

COMPLETING THE SPLIT-UP; RIGHT TO TERMINATE (PAGE 44)

A number of conditions must be met before the split-up can be completed. These conditions are set forth in the reorganization and dissolution agreement. Some of the conditions are:

1. Kroll-O'Gara shareholders must approve both of the proposals presented at the special meeting by the requisite votes;

2. Kroll-O'Gara must receive a private letter ruling from the Internal Revenue Service confirming that the transactions comprising the split-up, other than the payment of cash for fractional shares and any dissenting shares, will be tax-free to Kroll-O'Gara and its shareholders;

3. Bear Stearns must not have withdrawn its opinion that the distribution of the shares of O'Gara common stock and KRCS common stock is fair, from a financial point of view, to Kroll-O'Gara's shareholders other than the members of the O'Gara Shareholder Group and the Kroll Shareholder Group;

4. Kroll-O'Gara must receive all required regulatory approvals and certain waiting periods required by law must have passed;

5.  there must be no legal restraint or prohibition of the split-up in effect;
    and

6. the Nasdaq National Market must approve the KRCS common stock and the O'Gara Company common stock for listing.

In addition, Kroll-O'Gara may decide not to proceed with the split-up at any time before the exchanges of shares by the O'Gara Shareholder Group and the Kroll Shareholder Group, even if shareholders already have approved it, if the Board determines, with the concurrence of the special committee, that the split-up no longer is in the best interests of the company and its shareholders. For example, Kroll-O'Gara could decide not to proceed if it receives an acquisition proposal which the Board of Directors determines, with the concurrence of the special committee, is more favorable to Kroll-O'Gara's shareholders than the split-up.

Similarly, the special committee may terminate the reorganization and dissolution agreement at any time prior to the exchanges if, in the exercise of its fiduciary duty, it determines that termination is in the best interests of Kroll-O'Gara's shareholders other than the members of the O'Gara Shareholder Group and the Kroll Shareholder Group.

Also, Kroll-O'Gara, The O'Gara Company and KRCS may mutually agree to terminate the reorganization and dissolution agreement at any time prior to the exchanges, and any party may terminate the agreement if the exchanges have not taken place by June 30, 2001. It is possible, therefore, that we will not complete the split-up.

RELATIONSHIPS BETWEEN THE COMPANIES AFTER THE SPLIT-UP (PAGE 44)

The O'Gara Company and KRCS will enter into a tax sharing agreement and a cross-indemnification agreement to provide for an orderly separation of the businesses and the relationships between the companies as to these matters after the split-up.

DIFFERENCES IN RIGHTS OF SHAREHOLDERS (PAGE 135)

The Ohio General Corporation Law and Kroll-O'Gara's Articles of Incorporation and Code of Regulations govern your rights as a shareholder of Kroll-O'Gara. Ohio law also will govern your rights as a shareholder of The O'Gara Company after the split-up. KRCS is a Delaware corporation and the Delaware General Corporation Law and KRCS' Certificate of Incorporation and Bylaws will govern your rights as a stockholder of KRCS.

DISSENTERS' RIGHTS (PAGE 37)

Ohio law permits holders of Kroll-O'Gara common stock to dissent from the split-up and to have the fair value of their stock appraised by a court and paid to them in cash. To do this, holders of dissenting shares must follow required procedures, including filing notices with us and either abstaining or voting against the proposal to approve the reorganization and dissolution agreement. If you dissent and follow the required procedures, you will lose your right to receive KRCS common stock and O'Gara Company common stock. Instead, your only right will be to receive the appraised value of your shares of Kroll-O'Gara common stock in cash. We have attached the applicable provisions of Ohio law related to dissenters' rights to this proxy statement as Appendix D.

REGULATORY APPROVALS (PAGE 37)

We cannot complete the split-up until a waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 has expired. During the waiting period the Department of Justice or the Federal Trade Commission could seek to enjoin the split-up. The required Hart-Scott-Rodino notifications were
filed on           , 2000. Although we do not know of any reason why the
Department of Justice or the Federal Trade Commission would seek to enjoin the split-up, we cannot be certain when or if the split-up will be allowed to proceed.

SHAREHOLDER INQUIRIES

Kroll-O'Gara shareholders with questions about the distribution and delivery of stock certificates, or the trading of O'Gara Company common stock or KRCS common stock during the period between the record date and the mailing date, should contact the Distribution Agent:

Fifth Third Bank
38 Fountain Square Plaza
Cincinnati, Ohio 45263
Tel: (800) 837-2755

For other questions about the split-up, Kroll-O'Gara or The O'Gara Company, please contact:

Abram S. Gordon, Esq.
Vice President and General Counsel
The Kroll-O'Gara Company
9113 LeSaint Drive
Fairfield, Ohio 45014
Tel: (513) 881-9800

After the mailing date, stockholders with inquiries relating to KRCS should contact:

Sabrina H. Perel, Esq.
Vice President and General Counsel
Kroll Risk Consulting Services, Inc.
900 Third Avenue
New York, New York 10022
Tel: (212) 593-1000

PLEASE DO NOT SEND IN YOUR KROLL-O'GARA STOCK CERTIFICATES.

       SELECTED HISTORICAL AND UNAUDITED PRO FORMA FINANCIAL INFORMATION

INFORMATION PRESENTED

     The following pages contain tables which present historical selected financial information for Kroll-O'Gara and The O'Gara Company and unaudited summary pro forma financial information for KRCS and The O'Gara Company.

     The historical selected financial information, except as discussed below, is derived from the audited financial statements and notes set forth elsewhere in this proxy statement. You should read the selected historical financial information for Kroll-O'Gara and The O'Gara Company together with their full historical financial statements and their notes. The selected unaudited pro forma financial information, except as discussed below, is derived from the unaudited pro forma financial statements and notes set forth elsewhere in this proxy statement. You should read the selected unaudited pro forma financial information for KRCS and The O'Gara Company together with the full unaudited pro forma financial statements and their notes, beginning on page F-100.

     Some of the financial information presented in the following tables is derived from financial statements that are not included in this proxy statement. Specifically, the selected historical financial information for Kroll-O'Gara as of December 31, 1997 and for the year ended December 31, 1996 is derived from Kroll-O'Gara's audited financial statements. The selected historical financial information for Kroll-O'Gara as of December 31, 1995 and 1996 and for the year ended December 31, 1995 is derived from Kroll-O'Gara's unaudited financial statements. The selected historical financial information for The O'Gara Company as of December 31, 1995, 1996 and 1997 and for the years ended December 31, 1995 and 1996 is derived from The O'Gara Company's unaudited financial statements.

     You also should read each company's selected historical financial information together with its "Management's Discussion and Analysis of Financial Condition and Results of Operations" which is included elsewhere in this proxy statement.

     For financial reporting purposes, Kroll-O'Gara will be deemed to be the predecessor to KRCS. Accordingly, the unaudited pro forma financial information for KRCS is based upon the historical financial statements of Kroll-O'Gara. The unaudited pro forma financial information for KRCS also reflects the financial position and results of operations of The O'Gara Company as discontinued operations (which are not reflected in a pro forma presentation), as well as other aspects of the reorganization and split-up. Upon receipt of shareholder approval of the split-up, the historical financial statements of KRCS, which are the historical financial statements of Kroll-O'Gara, will be restated to eliminate the financial results of The O'Gara Company and reflect them as discontinued operations.

     Some of the KRCS unaudited pro forma financial information presented in the following tables is derived from unaudited pro forma financial statements that are not included in this proxy statement. Specifically, the selected unaudited pro forma financial information as of December 31, 1995 through 1999 and as of June 30, 1999 and for the years ended December 31, 1995 and 1996 and for the six months ended June 30, 1999, are derived from the KRCS unaudited pro forma financial statements, which are not included in this proxy statement. You also should read KRCS' pro forma financial information together with its "Management's Discussion and Analysis of Pro Forma Financial Condition and Pro Forma Results of Operations" which is included elsewhere in this proxy statement.

     The unaudited pro forma combining condensed financial statements are presented for illustrative purposes only and are not necessarily indicative of the operating results or financial position that would have been achieved if the split-up had been consummated as of the beginning of the periods indicated, nor are they indicative of future financial position or results of operations.

OTHER RELEVANT INFORMATION

     In reviewing the financial information which follows, you also should know, and bear in mind, the following:

     - Kroll-O'Gara completed acquisitions using the purchase method of accounting with aggregate purchase prices totalling approximately $26.0 million in 1997, approximately $37.2 million in 1998 and approximately $20.0 million in 1999. As a result, financial results from period-to-period are not comparable.

     - Kroll-O'Gara's full year 1997, 1998 and 1999 results were impacted significantly by approximately $7.2 million, $5.7 million and $4.1 million, respectively, of costs relating to mergers which were accounted for as poolings of interests.

     - Kroll-O'Gara's full year 1999 results also were impacted significantly by approximately $4.4 million of costs relating to a restructuring plan designed to reduce costs and improve operating efficiencies.

     - Prior to October 28, 1996, a number of the entities that currently are a part of Kroll-O'Gara were not subject to federal and state income taxes.

     - Kroll-O'Gara's full year 1999 results were impacted by approximately $1.6 million of costs relating to the failed merger with Blackstone. Kroll-O'Gara's six months ended June 30, 2000 results were impacted by $2.0 million of costs relating to the failed merger with Blackstone as well as $0.7 million of costs relating to the reorganization and split-up of Kroll-O'Gara.

RECENT DEVELOPMENTS

     - On April 28, 1999, Kroll-O'Gara's Board of Directors approved a formal plan to discontinue operations of Kroll-O'Gara's Voice and Data Communications Group. In May 2000, due to an inability to agree to terms of a sale with outside third parties, Kroll-O'Gara reclassified the results of operations of this Group from discontinued operations to continuing operations. The financial statements for all prior periods have been restated to reflect this change.

     - On November 15, 1999, Kroll-O'Gara announced that it had entered into a definitive agreement with Blackstone Capital Partners III Merchant Banking Fund L.P. pursuant to which shares held by all Kroll-O'Gara shareholders, other than certain members of management, would be acquired by Blackstone for $18.00 per share in cash. On April 12, 2000, Kroll-O'Gara announced that Blackstone had withdrawn its offer to acquire Kroll-O'Gara shares. Costs associated with the failed merger in the six months ended June 30, 2000 were approximately $2.0 million and consisted primarily of fees for attorneys, accountants, travel and other related charges.

THE KROLL-O'GARA COMPANY SELECTED CONSOLIDATED FINANCIAL INFORMATION

                                                                                                   SIX MONTHS ENDED
                                                         YEAR ENDED DECEMBER 31,                       JUNE 30,
                                           ----------------------------------------------------   -------------------
                                             1995       1996       1997       1998       1999       1999       2000
                                           --------   --------   --------   --------   --------   --------   --------
                                                  (IN THOUSANDS, EXCEPT PER SHARE DATA)
STATEMENT OF OPERATIONS DATA:
Net sales................................  $ 94,999   $166,694   $210,324   $272,196   $321,938   $152,041   $163,049
Cost of sales............................    66,764    118,922    143,213    178,421    203,457     93,553    104,711
                                           --------   --------   --------   --------   --------   --------   --------
  Gross profit...........................    28,235     47,772     67,110     93,774    118,481     58,488     58,338
Selling, general and administrative
  expenses, including amortization.......    31,886     38,949     49,824     65,167    102,332     42,881     55,541
Asset impairment.........................        --        125         --         --         --         --         --
Restructuring expenses...................        --         --         --         --      4,364      4,364         --
Separation expenses......................        --         --         --         --         --         --        676
Failed merger related costs..............        --         --         --         --      1,562         --      2,000
Merger related expenses..................        --         --      7,205      5,727      4,069      3,094        438
                                           --------   --------   --------   --------   --------   --------   --------
  Operating income (loss)................    (3,651)     8,698     10,081     22,880      6,153      8,149       (317)
Interest expense.........................    (2,897)    (3,307)    (5,244)    (4,670)    (4,966)    (1,875)    (2,872)
Other income (expense), net..............        18        388       (112)       929         98         70        (91)
                                           --------   --------   --------   --------   --------   --------   --------
  Income (loss) from continuing
    operations before minority interest,
    provision (benefit) for income taxes,
    extraordinary item and cumulative
    effect of change in accounting
    principle............................    (6,530)     5,779      4,725     19,139      1,286      6,344     (3,280)
Minority interest........................        --         --       (156)        --         --         --         --
                                           --------   --------   --------   --------   --------   --------   --------
  Income (loss) from continuing
    operations before provision (benefit)
    for income taxes, extraordinary item
    and cumulative effect of change in
    accounting principle.................    (6,530)     5,779      4,569     19,139      1,286      6,344     (3,280)
Provision (benefit) for income taxes.....      (824)       366      3,305      7,353      2,429      2,773      1,380
                                           --------   --------   --------   --------   --------   --------   --------
  Income (loss) from continuing
    operations before extraordinary item
    and cumulative effect of change in
    accounting principle.................    (5,706)     5,413      1,264     11,786     (1,144)     3,571     (4,660)
Loss from operations and disposal of
  discontinued clinical business, net of
  tax....................................        --     (1,274)        --         --         --         --         --
                                           --------   --------   --------   --------   --------   --------   --------
  Income (loss) before extraordinary item
    and cumulative effect of change in
    accounting principle.................    (5,706)     4,139      1,264     11,786     (1,144)     3,571     (4,660)
Extraordinary item, net of tax benefit...        --         --       (194)        --         --         --         --
                                           --------   --------   --------   --------   --------   --------   --------
  Income (loss) before cumulative effect
    of change in accounting principle....    (5,706)     4,139      1,070     11,786     (1,144)     3,571     (4,660)
Cumulative effect of change in accounting
  principle..............................        --         --       (360)        --       (778)      (778)        --
                                           --------   --------   --------   --------   --------   --------   --------
Net income (loss)........................  $ (5,706)  $  4,139   $    710   $ 11,786   $ (1,922)  $  2,793   $ (4,660)
                                           ========   ========   ========   ========   ========   ========   ========
Basic earnings (loss) per share from
  continuing operations..................  $  (0.52)  $   0.45   $   0.09   $   0.61   $  (0.05)  $   0.16   $  (0.21)
                                           ========   ========   ========   ========   ========   ========   ========
Basic weighted average shares
  outstanding............................    11,019     12,112     14,751     19,337     22,006     21,815     22,267
                                           ========   ========   ========   ========   ========   ========   ========
Diluted earnings (loss) per share from
  continuing operations..................  $  (0.52)  $   0.43   $   0.08   $   0.59   $  (0.05)  $   0.16   $  (0.21)
                                           ========   ========   ========   ========   ========   ========   ========
Diluted weighted average shares
  outstanding............................    11,019     12,670     15,560     19,908     22,006     22,548     22,267
                                           ========   ========   ========   ========   ========   ========   ========

                                                            AS OF DECEMBER 31,                      AS OF JUNE 30,
                                           ----------------------------------------------------   -------------------
                                             1995       1996       1997       1998       1999       1999       2000
                                           --------   --------   --------   --------   --------   --------   --------
                                                              (IN THOUSANDS)
BALANCE SHEET DATA:
Working capital..........................  $  5,044   $ 10,626   $ 38,329   $ 84,890   $ 62,042   $ 70,289   $ 53,994
Net property, plant and equipment........     8,325     11,106     18,189     24,640     38,908     32,681     39,822
Total assets.............................    75,500     93,739    155,687    253,744    299,393    289,513    290,671
Long-term debt, including line-of-credit
  and current portion....................    31,729     31,249     54,239     41,347     66,584     63,594     75,808
Shareholders' equity.....................    11,404     22,874     42,861    144,496    155,868    154,531    147,234

THE O'GARA COMPANY SELECTED COMBINED FINANCIAL INFORMATION(1)

                                                                                              SIX MONTHS ENDED
                                                     YEAR ENDED DECEMBER 31,                      JUNE 30,
                                        --------------------------------------------------   -------------------
                                         1995      1996       1997       1998       1999       1999       2000
                                        -------   -------   --------   --------   --------   --------   --------
                                              (IN THOUSANDS, EXCEPT PER SHARE DATA)
STATEMENT OF OPERATIONS DATA:
Net sales.............................  $30,773   $75,008   $100,739   $131,690   $118,507   $ 56,962   $ 53,335
Cost of sales.........................   23,579    55,865     72,383     95,290     83,620     38,434     40,347
                                        -------   -------   --------   --------   --------   --------   --------
  Gross profit........................    7,194    19,143     28,356     36,400     34,887     18,528     12,988
Selling, general and administrative
  expenses, including amortization....    6,783    11,167     16,668     20,738     29,438     11,119     16,039
Restructuring expenses................       --        --         --         --        292        292         --
Failed merger related costs...........       --        --         --         --        704         --        830
Separation expenses...................       --        --         --         --         --         --        280
Merger related expenses...............       --        --      2,933      1,137        145         36         --
                                        -------   -------   --------   --------   --------   --------   --------
  Operating income (loss).............      411     7,976      8,755     14,525      4,309      7,081     (4,161)
Interest expense......................     (779)   (1,077)    (2,967)    (2,415)    (1,995)      (799)    (1,167)
Other income (expense), net...........      (78)      (56)      (249)        53       (158)        28       (134)
                                        -------   -------   --------   --------   --------   --------   --------
  Income (loss) before minority
    interest, provision for income
    taxes, extraordinary item and
    cumulative effect of change in
    accounting principle..............     (446)    6,843      5,538     12,163      2,156      6,310     (5,462)
Minority interest.....................       --        --       (156)        --         --         --         --
                                        -------   -------   --------   --------   --------   --------   --------
  Income (loss) before provision for
    income taxes, extraordinary item
    and cumulative effect of change in
    accounting principle..............     (446)    6,843      5,382     12,163      2,156      6,310     (5,462)
Provision for income taxes............       --       518      2,822      5,016      2,303      2,454        327
                                        -------   -------   --------   --------   --------   --------   --------
  Income (loss) before extraordinary
    item and cumulative effect of
    change in accounting principle....     (446)    6,325      2,560      7,147       (147)     3,856     (5,789)
Extraordinary item, net of tax
  benefit.............................       --        --       (194)        --         --         --         --
                                        -------   -------   --------   --------   --------   --------   --------
  Income (loss) before cumulative
    effect of change in accounting
    principle.........................     (446)    6,325      2,366      7,147       (147)     3,856     (5,789)
Cumulative effect of change in
  accounting principle................       --        --         --         --       (778)      (778)        --
                                        -------   -------   --------   --------   --------   --------   --------
Net income (loss).....................  $  (446)  $ 6,325   $  2,366   $  7,147   $   (925)  $  3,078   $ (5,789)
                                        =======   =======   ========   ========   ========   ========   ========
Basic and diluted earnings (loss) per
  share...............................  $ (0.07)  $  1.05   $   0.39   $   1.19   $  (0.15)  $   0.51   $  (0.96)
                                        =======   =======   ========   ========   ========   ========   ========
Basic and diluted weighted average
  shares outstanding..................    6,000     6,000      6,000      6,000      6,000      6,000      6,000
                                        =======   =======   ========   ========   ========   ========   ========

                                                          AS OF DECEMBER 31,                   AS OF JUNE 30,
                                            ----------------------------------------------   -------------------
                                             1995      1996     1997      1998      1999       1999       2000
                                            -------   ------   -------   -------   -------   --------   --------
                                                            (IN THOUSANDS)
BALANCE SHEET DATA:
Working capital (deficit).................  $(2,036)  $6,266   $19,102   $49,685   $36,443   $ 42,049   $ 26,496
Net property, plant and equipment.........    3,171    4,925    10,292    13,318    19,159     16,464     19,818
Total assets..............................   24,674   41,872    77,743   120,802   118,272    119,101    111,028
Long-term debt, including line-of-credit
  and current portion.....................   10,529   12,241    26,202    17,155    27,628     28,151     34,014
Shareholder's equity......................      665   12,749    23,171    68,771    58,098     60,076     46,712

---------------

(1) See Note 1 to The O'Gara Company combined financial statements for discussion regarding the basis of presentation.

KROLL RISK CONSULTING SERVICES, INC.
SUMMARY UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL INFORMATION(1)

                                                                                              SIX MONTHS ENDED
                                                    YEAR ENDED DECEMBER 31,                       JUNE 30,
                                      ----------------------------------------------------   -------------------
                                        1995       1996       1997       1998       1999       1999       2000
                                      --------   --------   --------   --------   --------   --------   --------
                                             (IN THOUSANDS, EXCEPT PER SHARE DATA)
STATEMENT OF OPERATIONS DATA:
Net sales...........................  $ 64,226   $ 91,686   $109,585   $140,505   $203,431   $ 95,079   $109,714
Cost of sales.......................    43,185     63,057     70,830     83,131    119,837     55,119     64,365
                                      --------   --------   --------   --------   --------   --------   --------
  Gross profit......................    21,041     28,629     38,755     57,374     83,594     39,960     45,349
Selling and marketing expenses......     6,461      6,143      9,008     14,689     18,617      9,206     10,233
General and administrative
  expenses..........................    18,642     21,639     24,148     29,740     54,278     22,557     29,268
Asset impairment....................        --        125         --         --         --         --         --
Restructuring expenses..............        --         --         --         --      4,072      4,072         --
Separation expenses.................        --         --         --         --         --         --        396
Merger related expenses.............        --         --      4,272      4,590      3,924      3,058        438
Failed merger related costs.........        --         --         --         --        858         --      1,170
                                      --------   --------   --------   --------   --------   --------   --------
  Operating income (loss)...........    (4,062)       723      1,327      8,355      1,845      1,067      3,844
Interest expense....................    (2,118)    (2,230)    (2,276)    (2,255)    (2,971)    (1,076)    (1,705)
Earnings (losses) of equity
  investment........................        --         --         --       (825)      (719)        67     (1,881)
Other income, net...................        96        444        136        876        255         44         44
                                      --------   --------   --------   --------   --------   --------   --------
  Income (loss) from continuing
    operations before provision for
    income taxes, extraordinary item
    and cumulative effect of change
    in accounting principle.........    (6,084)    (1,063)      (813)     6,151     (1,590)       102        302
Provision (benefit) for income
  taxes.............................      (824)      (152)       483      2,176       (162)       346      1,054
                                      --------   --------   --------   --------   --------   --------   --------
  Income (loss) from continuing
    operations......................  $ (5,260)  $   (911)  $ (1,296)  $  3,975   $ (1,428)  $   (244)  $   (752)
                                      ========   ========   ========   ========   ========   ========   ========
Basic earnings (loss) per share from
  continuing operations.............  $  (0.48)  $  (0.08)  $  (0.09)  $   0.21   $  (0.06)  $  (0.01)  $  (0.03)
                                      ========   ========   ========   ========   ========   ========   ========
Basic weighted average shares
  outstanding.......................    11,019     12,112     14,751     19,337     22,006     21,815     22,267
                                      ========   ========   ========   ========   ========   ========   ========
Diluted earnings (loss) per share
  from continuing operations........  $  (0.48)  $  (0.07)  $  (0.08)  $   0.20   $  (0.06)  $  (0.01)  $  (0.03)
                                      ========   ========   ========   ========   ========   ========   ========
Diluted weighted average shares
  outstanding.......................    11,019     12,670     15,560     19,908     22,596     22,548     22,267
                                      ========   ========   ========   ========   ========   ========   ========

                                                       AS OF DECEMBER 31,                      AS OF JUNE 30,
                                      ----------------------------------------------------   -------------------
                                        1995       1996       1997       1998       1999       1999       2000
                                      --------   --------   --------   --------   --------   --------   --------

BALANCE SHEET DATA:
Working capital.....................  $  5,021   $  2,372   $ 18,815   $ 35,306   $ 25,585   $ 27,580   $ 25,696
Net property, plant and equipment...     5,154      6,181      7,898     11,323     19,748     16,217     20,004
Total assets........................    50,401     51,867     77,896    135,398    182,795    174,347    179,976
Long-term debt, including
  line-of-credit and current
  portion...........................    20,456     19,008     31,734     24,191     38,957     35,443     41,794
Shareholders' equity................    10,313     10,032     16,161     75,061     97,226     94,455     99,053

----------------

(1) See the unaudited pro forma combining condensed financial statements beginning on page F-106 for information regarding the basis of presentation for the unaudited pro forma financial data as well as for a discussion of applicable pro forma entries.

THE O'GARA COMPANY
SUMMARY UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL INFORMATION(1)

                                                              YEAR ENDED          SIX MONTHS ENDED
                                                           DECEMBER 31, 1999       JUNE 30, 2000
                                                           -----------------      ----------------
                                                            (IN THOUSANDS, EXCEPT PER SHARE DATA)
STATEMENT OF OPERATIONS DATA:
Net sales................................................      $118,507               $ 53,335
Cost of sales............................................        83,620                 40,347
                                                               --------               --------
  Gross profit...........................................        34,887                 12,988
Selling and marketing expenses...........................         8,854                  4,390
General and administrative expenses......................        20,584                 11,649
Restructuring expenses...................................           292                     --
Separation expenses......................................            --                    280
Merger related expenses..................................           145                     --
Failed merger related costs..............................           704                    830
                                                               --------               --------
  Operating income (loss)................................         4,308                 (4,161)
Interest expense.........................................        (1,995)                (1,167)
Other income (expense)...................................          (157)                  (134)
                                                               --------               --------
  Income (loss) from continuing operations before
     minority interest, provision for income taxes,
     extraordinary item and cumulative effect of change
     in accounting principle.............................         2,156                 (5,462)
Minority interest........................................           719                  1,881
                                                               --------               --------
  Income (loss) from continuing operations before
     provision for income taxes, extraordinary item and
     cumulative effect of change in accounting
     principle...........................................         2,875                 (3,581)
Provision for income taxes...............................         2,591                    327
                                                               --------               --------
  Income (loss) from continuing operations...............      $    284               $ (3,908)
                                                               ========               ========
Basic and diluted earnings (loss) per share from
  continuing operations..................................      $   0.05               $  (0.65)
                                                               ========               ========
Basic and diluted weighted average shares outstanding....         6,000                  6,000
                                                               ========               ========

                                                                                       AS OF
                                                                                   JUNE 30, 2000
                                                                                  ----------------

BALANCE SHEET DATA:
Working capital.............................................................          $ 25,727
Net property, plant and equipment...........................................            19,818
Total assets................................................................           109,997
Long-term debt, including line-of-credit and current portion................            34,014
Shareholders' equity........................................................            44,202

----------------

(1) See the unaudited pro forma combining condensed financial statements beginning on page F-100 for information regarding basis of presentation for The O'Gara Company unaudited pro forma financial data as well as for a discussion of applicable pro forma entries.

                                  RISK FACTORS

     In addition to the other information in this proxy statement, you should carefully consider the risk factors discussed below in evaluating the split-up.

     Some of the information in this proxy statement is forward-looking. Forward-looking statements can be identified by the use of language such as "anticipate," "believe," "continue," "estimate," "expect," "may," "will," or other similar words. These statements discuss future expectations which are subject to risks and uncertainties. Actual results could differ materially from those currently anticipated due to a number of factors, including those identified in this section and elsewhere in this proxy statement.

THE RISKS INHERENT IN EACH OF THE O'GARA COMPANY'S AND KRCS' BUSINESSES WILL BE ACCENTUATED AFTER THE SPLIT-UP. DOWNTURNS IN EACH COMPANY'S BUSINESS WILL BE MORE LIKELY TO AFFECT NEGATIVELY ITS FINANCIAL RESULTS AND CONDITION.

     Each company will have a narrower business focus and business base after the split-up than does Kroll-O'Gara. Because Kroll-O'Gara carries on a wide variety of risk-management activities, business fluctuations in any one area have tended to be smoothed out by opposite fluctuations in another. Similar fluctuations in the business of either The O'Gara Company or KRCS after the split-up will have a much more significant impact on that company's results of operations and cash flows than previously.

EITHER OR BOTH OF THE O'GARA COMPANY AND KRCS MAY BE UNSUCCESSFUL IN DEVELOPING AND IMPLEMENTING A GROWTH STRATEGY AFTER THE SPLIT-UP.

     Each of The O'Gara Company and KRCS will be substantially smaller than Kroll-O'Gara and will need to grow after the split-up. Therefore, each will need to develop and implement successfully a strategy of internal and/or external growth. To the extent that either company's strategy involves acquisitions, that company may not be able to integrate or manage the acquired businesses so as to produce returns that justify the investment, and issues relating to acquisitions may divert management's attention from existing operations. Additionally, acquisitions by either company using its common stock will be limited for two years following the split-up in order to preserve the split-up's tax-free status. If either company cannot generate growth, or manage its growth, there could be a material adverse effect on its operations and earnings.

THE O'GARA COMPANY AND KRCS EACH WILL NEED CAPITAL FOR GROWTH. WE CANNOT BE SURE THAT EITHER WILL BE ABLE TO SECURE THE CAPITAL IT WILL NEED OR TO SECURE THAT CAPITAL ON ACCEPTABLE TERMS.

     In order to grow, each company eventually will require additional capital. Either or both of The O'Gara Company and KRCS may not be able to generate adequate cash from operations or obtain adequate financing from external sources for this purpose. Because each company will be smaller than Kroll-O'Gara was before the split-up, the financing available to each is likely to be more limited and also may be more expensive. The issuance of additional common stock by either company to raise capital or to finance acquisitions may result in dilution to holders of that company's common stock. Additionally, issuances of common stock by either company will be limited for two years following the split-up in order to preserve the split-up's tax-free status. Any debt financing by either The O'Gara Company or KRCS may increase significantly that company's leverage and may impose restrictive covenants which limit the company's operations or ability to make future acquisitions.

EACH OF THE O'GARA COMPANY AND KRCS WILL NEED TO USE A SIGNIFICANT PORTION OF ITS CASH FLOW TO SERVICE ITS DEBT.

     After the split-up, and based on its June 30, 2000 pro forma balance sheet, The O'Gara Company expects to have total indebtedness of approximately $34 million and total shareholders' equity of approximately $46 million, resulting in a debt to equity ratio of approximately 0.74. Based on its June 30, 2000 pro forma balance sheet, KRCS had as of June 30, 2000 total indebtedness of approximately $42 million and total stockholders' equity of approximately $101 million, for a debt to equity ratio of approximately 0.41. Each company will have to use a significant percentage of its cash flow from operations to pay the principal and interest on its debt, which both will limit the cash available for existing operations and future growth and will make it more difficult for the company to obtain additional debt financing for these purposes. This, in turn, may adversely affect the price of each company's common stock. Additionally, current credit agreements contain, and future credit agreements will contain, financial and operating covenants that will limit the ability of each company to take various corporate actions. These restrictions may limit each company's ability to pursue future growth plans.

EACH OF THE O'GARA COMPANY'S AND KRCS' STOCK PRICE MAY BE HIGHLY VOLATILE AFTER THE SPLIT-UP. YOU MAY LOSE ALL OR PART OF THE VALUE OF YOUR STOCK.

     There currently is no public market for O'Gara Company common stock or KRCS common stock. After the split-up, trading prices for each stock will be established by the public markets, and an active trading market in one or both stocks may not develop or be sustained. The market price of each stock may fluctuate significantly due to a number of factors, some of which may be beyond each company's control, including:

     - sale of the company's common stock by shareholders immediately after the split-up because the company's business profile does not fit their investment objectives;

     - actual or anticipated fluctuations in the company's operating results;

     - changes in earnings estimated by securities analysts or the company's ability to meet those estimates;

     - the operating and stock price performance of other comparable companies;

     - developments and publicity regarding the company's industry; and

     - general economic conditions.

     In addition, the stock market in general has experienced extreme volatility that has often been unrelated to the operating performance of individual companies. These broad market fluctuations may adversely affect the trading price of each company's common stock, regardless of actual performance, and could enhance the effect of any fluctuations that do relate to the company's operating results.

THE PRICE OF EITHER OR BOTH OF THE O'GARA COMPANY'S AND KRCS' COMMON STOCK MAY BE DEPRESSED BECAUSE OF EACH COMPANY'S SMALLER CAPITALIZATION.

     Because each of The O'Gara Company and KRCS will have smaller market capitalizations after the split-up, it is possible they will be less widely followed by analysts and disfavored by institutional investors. The lack of a significant following by either or both of these two groups may result in lower trading volumes and depressed or stagnant stock prices, which may be unrelated to operating performance.

THE O'GARA COMPANY'S EARNINGS MAY BE AFFECTED ADVERSELY BY ITS SUBSTANTIAL OWNERSHIP INTEREST IN SECURIFY INC., WHICH HAS A HISTORY OF SIGNIFICANT LOSSES.

     After the split-up, The O'Gara Company will own 60% of the portion of the common stock of Securify previously held by Kroll-O'Gara and will be required to include a percentage of any losses incurred by Securify in reporting its income. Securify had net losses of approximately $1.1 million in 1999 and approximately $4.7 million in the first six months of 2000. On a pro forma basis, after giving effect to the split-up, The O'Gara Company's portion of these losses would have been $0.6 million, or $(0.11) per share, for 1999 and $2.8 million, or $(0.47) per share, for the first six months of 2000.

THE VOTING POWER OF EACH COMPANY'S MANAGEMENT WILL INFLUENCE SIGNIFICANTLY THE RESULTS OF SHAREHOLDER VOTES AFTER THE SPLIT-UP. THIS COULD IMPEDE A CHANGE IN CONTROL AND COULD LIMIT THE PRICE INVESTORS ARE WILLING TO PAY FOR O'GARA COMPANY COMMON STOCK OR KRCS COMMON STOCK.

     After the split-up, The O'Gara Company's executive officers and directors will control approximately 29% of its voting power, and KRCS' executive officers and directors will control approximately 29% of its voting power. Therefore, the management of each company will be able to influence significantly most matters requiring shareholder approval, including the election of directors. This could delay or prevent a change in control of each company and have an adverse effect on the company's stock price.

IF THE SPLIT-UP IS NOT TAX-FREE, KRCS AND/OR THE O'GARA COMPANY WOULD BE LIABLE FOR THE RESULTING TAXES, WHICH WOULD SIGNIFICANTLY HARM THE BUSINESS OF EACH.

     KRCS and The O'Gara Company have agreed to enter into a tax sharing agreement under which each company will indemnify the other in the event the split-up is not tax-free as a result of various actions taken by or with respect to that company or the company's failure to take various actions. KRCS and The O'Gara Company may not be able to control some of the events that could trigger this liability. In particular, any acquisition of KRCS or The O'Gara Company by a third party within two years of the split-up could result in the split-up becoming a taxable transaction and give rise to the acquired company's obligation to indemnify the other company for any resulting tax liability. If either company were to become obligated to indemnify the other for this tax liability, the indemnifying company's financial condition and business would be affected materially and adversely. In addition, if the split-up otherwise failed to qualify for tax-free treatment, each company would be subject to a substantial tax liability and both companies' financial condition and business would be affected materially and adversely.

                              THE SPECIAL MEETING

     The Kroll-O'Gara Company, an Ohio corporation, is mailing this proxy
statement to holders of shares of its common stock, on or about              ,
2000, together with a Notice of Special Meeting of Shareholders and a form of proxy solicited by the Board of Directors of Kroll-O'Gara for use at the special meeting.

TIME AND PLACE; PURPOSE

     The special meeting will be held at              ,              ,
             on              , 2000, starting at              , local time. At
the special meeting, you will be asked to consider and vote on two proposals, described below under "Proposals and Required Votes," which, if both are adopted by the required votes, will result in the separation of Kroll-O'Gara into two public companies.

PROXIES

     You may use the accompanying proxy card if you are unable to attend the special meeting in person or if you wish to have your shares voted by proxy even if you do attend the special meeting. You may revoke any proxy that you give at any time before it is exercised, either by submitting a written notice of revocation or a properly executed proxy of a later date, or by attending the special meeting and voting in person. You should address any written notice of revocation and other communications with respect to your proxy to The Kroll-O'Gara Company, 9113 LeSaint Drive, Fairfield, Ohio 45014, Attention:
Corporate Secretary.

     All shares of Kroll-O'Gara common stock represented by properly executed proxies received prior to or at the special meeting and not revoked before they are exercised will be voted in accordance with the instructions indicated in those proxies. If you do not specify how your proxy is to be voted, it will be voted "FOR" both of the proposals.

SOLICITATION OF PROXIES

     Kroll-O'Gara will pay the expenses of solicitation of proxies for the special meeting. In addition to solicitation by mail, proxies may be solicited in person by directors, officers and employees of Kroll-O'Gara without additional compensation and by telephone, teletype, facsimile or similar method. Kroll-O'Gara also will make arrangements with brokerage houses and other custodians, nominees and fiduciaries to send proxy materials to beneficial owners and to secure their voting instructions, if necessary. Kroll-O'Gara will reimburse these record holders for their reasonable expenses in so doing. To assist in the solicitation of proxies, Kroll-O'Gara has engaged
               for a fee estimated at $          , plus reimbursement of
out-of-pocket expenses.

RECORD DATE AND VOTING RIGHTS

     RECORD DATE. You have been sent this proxy statement and the enclosed proxy card, and you are entitled to vote at the special meeting, because you were a
shareholder of record on the close of business on              , 2000, the
record date of the special meeting. As of the record date, there were shares of Kroll-O'Gara common stock outstanding and entitled to vote.

     VOTING RIGHTS. Each share of Kroll-O'Gara common stock entitles its holder to one vote.

     QUORUM. A majority of the shares of Kroll-O'Gara common stock entitled to vote, represented in person or by proxy, will constitute a quorum at the special meeting.

     ABSTENTIONS. Shares represented by a properly executed proxy marked "abstain" as to a proposal will be counted as present for purposes of determining a quorum for the special meeting but will not be voted on the proposal as to which you abstain. Therefore, an abstention will have the same effect as a vote against the proposal.

     BROKER NON-VOTES. If your shares are held in the name of your broker, bank or other nominee, the nominee will contact you seeking instructions on how to vote. If you do not give your nominee voting instructions as to one or both of the proposals to be presented at the special meeting, under stock exchange rules your nominee will not have discretionary authority to vote on that proposal at the meeting, and the effect will be the same as a vote against the proposal. It is, therefore, very important that you return your voting instructions promptly to any nominee holding shares for you.

                          PROPOSALS AND VOTES REQUIRED

YOUR VOTE IS VERY IMPORTANT. Proposals 1 and 2 below are interrelated. Unless BOTH are adopted by the required shareholder votes, neither will be implemented and the split-up will not take place.

     For further information about the split-up, please be sure you have read the sections of this document captioned "Summary," "The Split-Up" and "The Reorganization and Dissolution Agreement."

PROPOSAL 1 -- APPROVAL OF THE AGREEMENT AND PLAN OF REORGANIZATION AND DISSOLUTION OF THE KROLL-O'GARA COMPANY

     THE PROPOSAL. At the special meeting, you will be asked to approve the reorganization and dissolution agreement. The transactions which will take place in the split-up are described in more detail under "The Reorganization and Dissolution Agreement -- Terms of the Split-Up" on page 39, which you should read. Briefly,

     - all of the assets and liabilities of Kroll-O'Gara will be transferred to or assumed by Kroll-O'Gara's new subsidiaries, KRCS and The O'Gara Company, and, in exchange, Kroll-O'Gara will receive shares of KRCS common stock and shares of O'Gara Company common stock;

     - the members of the Kroll Shareholder Group will exchange all of their Kroll-O'Gara common stock for a portion of the shares of KRCS common stock held by Kroll-O'Gara, and the members of the O'Gara Shareholder Group will exchange all of their Kroll-O'Gara common stock for a portion of the shares of O'Gara Company common stock held by Kroll-O'Gara;

     - Kroll-O'Gara will distribute, on a pro rata basis, all remaining shares of KRCS common stock and O'Gara Company common stock to the remaining holders of Kroll-O'Gara common stock; and

     - Kroll-O'Gara then will be dissolved.

     In the distribution, you will receive approximately 0.38 shares of KRCS common stock and approximately 0.27 shares of O'Gara Company common stock for each share of Kroll-O'Gara common stock owned by you on the record date for the distribution. These numbers of shares are subject to adjustment based on the number of shares of Kroll-O'Gara common stock outstanding on that record date.

     The total number of shares of KRCS common stock and O'Gara Company common stock you will receive will be different from the number of shares of Kroll-O'Gara common stock you now own because each of KRCS and The O'Gara Company will have fewer shares of common stock outstanding after the split-up than Kroll-O'Gara does now. While Kroll-O'Gara has approximately 22,300,000 shares of common stock outstanding, KRCS will have 8,500,000 shares outstanding and The O'Gara Company will have 6,000,000 shares outstanding. The distribution of a smaller number of shares has the effect of a "reverse stock split" for each company and is intended to result in per share trading prices which will be higher than that which might have resulted if KRCS and The O'Gara Company were to have as many shares outstanding after the split-up as Kroll-O'Gara does now.

     Although the number of shares that you will hold in KRCS and in The O'Gara Company will be different from the number you hold now in Kroll-O'Gara, Kroll-O'Gara believes that the combined value of the KRCS common stock and the O'Gara Company common stock which you receive in the distribution will be equivalent to the value of your Kroll-O'Gara common stock prior to the distribution because your percentage ownership in each of KRCS and The O'Gara Company will be the same as your percentage ownership in Kroll-O'Gara immediately before the split-up.

     It is important that you understand: For this purpose, "equivalent value" refers to the situation immediately after the split-up. It does not take into consideration any changes in value due to the market's reaction to the split-up and the market's perception of the value of KRCS and The O'Gara Company after the split-up. Differences in the value of each company will occur as a result of the market's perception of each company's current business and future prospects and each company's financial performance. These changes may happen almost immediately or they may evolve over time.

     After the split-up, Kroll-O'Gara shareholders other than the members of the Kroll Shareholder Group and the O'Gara Shareholder Group will hold the same percentage ownership in each of KRCS and The O'Gara Company as they hold in Kroll-O'Gara immediately prior to the split-up. Based on the number of shares of Kroll-O'Gara now outstanding, this would be approximately 71%. The members of the KRCS Shareholder Group will own the remaining approximate 29% in KRCS and the members of the O'Gara Shareholder Group will own the remaining approximate 29% in The O'Gara Company. The actual percentages will vary depending upon the number of shares of Kroll-O'Gara common stock that are outstanding immediately prior to the split-up, but any variance will not be material.

     You will receive a cash payment instead of any fractional share of KRCS common stock or O'Gara Company common stock that otherwise would be issuable to you.

     When the split-up is completed, Kroll-O'Gara will have distributed all its assets and provided for the assumption of all its liabilities. The reorganization and dissolution agreement requires Kroll-O'Gara to take all necessary actions to dissolve as soon as practicable after the distribution. Your vote on the reorganization and dissolution agreement will be a vote on Kroll-O'Gara's dissolution as well as on the other components of the split-up.

     Kroll-O'Gara shareholders have dissenters' rights under Ohio law in connection with this proposal. See "The Split-Up -- Dissenters' Rights."

     VOTE REQUIRED. This proposal must be approved by the affirmative vote of the holders of a majority of the shares of Kroll-O'Gara common stock outstanding on the record date for the special meeting.

     Kroll-O'Gara's executive officers own 25.3% of the outstanding shares of Kroll-O'Gara common stock and their votes will be counted on this proposal. Mr. Kroll and Messrs. O'Gara, who together own 24.8% of the outstanding shares of Kroll-O'Gara common stock, have agreed with each other to vote

"for" this proposal and Proposal 2 below. Directors of Kroll-O'Gara who are not executive officers owned no shares of Kroll-O'Gara common stock entitled to vote on the record date.

     The Board of Directors unanimously recommends that you vote "FOR" this Proposal 1.

PROPOSAL 2 -- AUTHORIZATION OF ACQUISITION OF O'GARA COMPANY COMMON STOCK BY THOMAS M. O'GARA

     THE PROPOSAL. After the split-up, Thomas M. O'Gara will own approximately 26% of The O'Gara Company's voting stock. Under Section 1701.831 of the Ohio General Corporation Law, Ohio's Control Share Acquisition Statute, an Ohio corporation must obtain shareholder approval for the acquisition by any person of shares that entitle the person to exercise prescribed levels of the corporation's voting power in the election of directors, including between 20% and 33 1/3% of that voting power. The Control Share Acquisition Statute is described in more detail under "Description of O'Gara Company Capital
Stock -- Provisions Affecting Business Combinations and Changes in Control."

     The findings of the Ohio legislature adopting the Statute indicate that it was designed primarily to protect Ohio corporations against hostile tender offers, and other unwelcome accumulations of securities, not transactions such as the split-up which are initiated and recommended by a corporation. Nonetheless, the operative terms of the Statute are not so limited.

     Therefore, we are requesting your authorization of Mr. O'Gara's acquisition of shares of O'Gara Company common stock which, after the split-up, will entitle him to direct more than 20% but less than 33 1/3% of The O'Gara Company's voting power in the election of directors. As required by Section 1701.831, Mr. O'Gara has delivered an "acquiring person statement" to Kroll-O'Gara. His statement is attached to this proxy statement as Appendix C.

     You are not required, or being asked, to approve Mr. Kroll's acquisition of over 20% of the KRCS common stock because KRCS is a Delaware corporation and the acquisition of its shares is not subject to the Control Share Acquisition Statute. Mr. Kroll's acquisition has been approved by the board of directors of KRCS in accordance with Delaware law.

     VOTES REQUIRED. This proposal must receive the affirmative vote of

        (1) a majority of the shares of Kroll-O'Gara common stock represented, in person or by proxy, at the special meeting, and

        (2) a majority of the shares represented at the meeting excluding shares held by Kroll-O'Gara's executive officers.

Shares voted by Kroll-O'Gara's executive officers may be counted in the first calculation described above, but not the second.

     The Board of Directors unanimously recommends that you vote "FOR" this Proposal 2.

                                  THE SPLIT-UP

BACKGROUND OF THE SPLIT-UP

     During the first quarter of 1999, disagreements arose between Thomas O'Gara, vice chairman of Kroll-O'Gara's Board of Directors, and his brother Wilfred O'Gara, then president and chief operating officer and a director of Kroll-O'Gara, on the one hand, and Jules Kroll, chief executive officer and chairman of the Board of Directors, on the other hand, over the appropriate method of managing Kroll-O'Gara and the strategic directions in which Kroll-O'Gara should proceed. In March 1999, after a number of discussions among themselves and consultations with and presentations from management, Kroll-O'Gara's independent directors promulgated a plan for the future operation and management of the company, to which senior management agreed.

     Thereafter, however, it became evident that the plan had not eliminated the disagreements between Messrs. O'Gara and Mr. Kroll and, on June 22, 1999, Jules Kroll, Thomas O'Gara and other senior executive officers of Kroll-O'Gara unanimously proposed to the Board that it explore strategic alternatives to enhance shareholder value, including a possible sale of the company. After a full discussion, the Board unanimously agreed to direct management to explore strategic alternatives and to retain Bear Stearns & Co., Inc. as its financial advisor in this connection.

     At a meeting on July 22, 1999, Bear Stearns discussed generally with the Board possible alternatives to enhance shareholder value, including an investment by a financial sponsor, a sale of the entire company and sales of the different business units within Kroll-O'Gara. Bear Stearns also discussed the competitive advantages of and challenges faced by Kroll-O'Gara and the accounting and tax considerations of the various alternative transactions. Bear Stearns noted at the meeting that a sale of the company as a whole was most likely to maximize value for all shareholders because of the substantial corporate-level tax that would be payable upon the sale of a business group within Kroll-O'Gara. After a lengthy discussion, the Board directed management and Bear Stearns to pursue a transaction that would maximize value for all shareholders.

     Beginning in late July 1999, Bear Stearns, on behalf of Kroll-O'Gara, contacted 34 companies and institutions, including Blackstone Capital Partners III Merchant Banking Fund L.P., to inquire whether they would be interested in discussing a transaction. Thirteen of the entities contacted expressed an interest in exploring a transaction and, after entering into appropriate confidentiality agreements, received a confidential offering memorandum about the company.

     From August 24 to September 9, 1999, various members of senior management of Kroll-O'Gara made presentations to nine entities regarding the business and prospects of Kroll-O'Gara, and Bear Stearns, on behalf of Kroll-O'Gara, delivered supplemental information to these entities. On September 14 and 16, 1999, Blackstone and two other private equity funds made preliminary proposals for a transaction with Kroll-O'Gara. Blackstone proposed a leveraged recapitalization of Kroll-O'Gara as an entity, with the participation of management.

     On September 22, 1999, the Board met to discuss the proposals. At the meeting, Bear Stearns reviewed with the Board the proposals and the alternatives available to Kroll-O'Gara and its shareholders. The Board concluded that it was important that Kroll-O'Gara pursue all of the proposals, although the directors felt that Blackstone's leveraged recapitalization proposal appeared to be the best because it was the only proposal that would provide value to all, rather than only a limited number of, Kroll-O'Gara shareholders.

     From the end of September to the end of October 1999, Blackstone and the two other entities that had made preliminary proposals conducted due diligence reviews of Kroll-O'Gara and pursued discussions with various members of Kroll-O'Gara management and representatives of Bear Stearns regarding the business and prospects of Kroll-O'Gara.

     In addition, Bear Stearns, on behalf of Kroll-O'Gara, received inquiries from six other entities, all of which entered into confidentiality agreements and received copies of the confidential memorandum. None of these entities ultimately made any preliminary proposals. On October 20, 1999 and November 1, 1999, respectively, each of the two other private equity funds that had submitted a preliminary proposal informed representatives of Bear Stearns and Kroll-O'Gara that it would not make a definitive proposal and was withdrawing from the acquisition process. Neither fund indicated why it would not continue with the acquisition process.

     On November 3, 1999, Blackstone delivered a formal proposal to acquire Kroll-O'Gara in a merger transaction that would be treated as a recapitalization for financial reporting purposes in which all shareholders, other than Jules Kroll, some other members of management and American International Group ("AIG"), would receive $20 per share in cash, some members of management would retain a portion of their shares to ensure that the interests of Kroll-O'Gara's senior managers would be aligned with those of Blackstone, and Jules Kroll and AIG would exchange some of their shares of Kroll-O'Gara common stock for preferred stock. The proposal included a description of the financing that Blackstone proposed to secure from The Chase Manhattan Bank for the proposed transaction.

     On November 3, 1999, the Board met, along with its legal and financial advisors, to discuss the Blackstone proposal. Bear Stearns then reviewed the Blackstone proposal with the Board. Following this discussion, the Board decided, in order to mitigate any potential conflicts of interest, to form a special committee of independent directors to evaluate and negotiate the Blackstone proposal and to make a recommendation to the full Board. The special committee consisted of Jerry E. Ritter, Marshall S. Cogan, Raymond E. Mabus, William S. Sessions and Wilfred T. O'Gara. The Board also authorized the special committee to retain counsel and investment bankers to advise it. The special committee then met, engaged its legal advisor and engaged Bear Stearns as its financial advisor because of Bear Stearns' familiarity with Kroll-O'Gara and the sale process and negotiations to date.

     The special committee held several meetings prior to November 11, 1999. At each meeting, the special committee's legal and financial advisors reported on the status of the negotiations of both the transaction and the financing documentation.

     On November 11, 1999, Bear Stearns reported to the special committee that, following extensive conversations with management of Kroll-O'Gara concerning the anticipated performance of Kroll-O'Gara for the remainder of fiscal 1999, Blackstone had revised its proposal to reduce the cash price to be paid to the unaffiliated shareholders to $18 per share and to make the terms of the preferred stock to be received by Jules Kroll less favorable to him.

     On November 14, 1999, the special committee met again and Bear Stearns reviewed with the committee the financial terms of the transaction. The special committee then unanimously determined that the Blackstone transaction and the cash consideration to be paid to the unaffiliated shareholders of Kroll-O'Gara were fair to, and in the best interests of, those shareholders. In addition, the special committee unanimously recommended that the Board approve the Blackstone transaction and recommended its approval to Kroll-O'Gara shareholders.

     In March 2000, it became evident to Kroll-O'Gara that, for various reasons, including management distractions resulting from the merger, announcement of its financial results for 1999 would be delayed and that these results would be below the projections previously shared with Blackstone and Chase Manhattan. It also became apparent that Kroll-O'Gara would not be able to meet a maximum debt condition required for the Chase Manhattan financing.

     Kroll-O'Gara discussed these developments with Blackstone. On March 27, 2000, Blackstone informed Kroll-O'Gara that it would not proceed with the transaction on the terms agreed to on November 14, 1999 because of Kroll-O'Gara's operating results for the fourth quarter of 1999 and the company's inability to meet the maximum indebtedness condition. Blackstone proposed reducing from $18 to $16 the cash consideration to be offered to the company's public shareholders in the merger and proposed revisions to the financing of the transaction designed to increase the likelihood of its completion. This new Blackstone proposal was conditioned on Kroll-O'Gara's final audited financial statements for 1999 showing no material change from the financial information previously delivered to Blackstone and there being no material change in the company's operating results for February or March 2000. Kroll-O'Gara publicly announced the Blackstone proposal but did not accept or reject it.

     On April 12, 2000, Kroll-O'Gara announced that Blackstone had terminated its offer to acquire the company and that the Board would meet to discuss alternatives. The Board met on April 13, 2000 to discuss Blackstone's withdrawal and the reasons for the withdrawal.

     The Kroll-O'Gara Board next met on April 17, 2000. At this meeting, Mr. Ritter offered to become chief executive officer of the company, with Mr. Kroll continuing as non-executive chairman. The Board did not approve Mr. Ritter's proposal. The Board then decided that it should explore a separation of the company's principal operating segments. The Board directed management to explore structuring a transaction that would establish the Security Products and Services Group, the Investigations and Intelligence Group and the Information Security Group (Securify) as stand alone companies as soon as practicable. In addition, the Board elected Jules Kroll and Wilfred O'Gara as co-chief executive officers of the company.

     Management immediately began to discuss with its professional advisors the proposed division of Kroll-O'Gara. It quickly became evident that tax considerations effectively precluded a complete separation of Securify at this time and attention was focused on division of the other Groups.

     On May 8, 2000, the Board met again and appointed Messrs. Ritter, Mabus, Sessions and Cogan as a special committee to oversee the development of and to evaluate any proposal regarding the separation of Kroll-O'Gara's businesses and to make a recommendation to the full Board. The Board determined that the guiding principle to be followed in developing any proposal was fair treatment of all shareholders and the creation of two separate publicly-held corporations with optimal value to shareholders after the proposed transaction. The special committee was authorized to retain financial and legal advisors to assist it in evaluating any separation proposals. After discussion concerning several potential financial advisor candidates which had been contacted since the April 17 Board meeting, the special committee engaged Bear Stearns as its financial advisor because of Bear Stearns' extensive familiarity with Kroll-O'Gara. Bear Stearns first worked with Kroll-O'Gara as a co-manager of Kroll-O'Gara's public offering in May 1998. As described above, Bear Stearns advised Kroll-O'Gara and the special committee of independent directors in connection with the Blackstone transaction.

     Kroll-O'Gara issued a press release on May 17, 2000 reporting its first quarter 2000 financial results, the appointment of the special committee and the retention of Bear Stearns. The company also announced that Mr. Ritter had resigned as a director.

     Following the May 8, 2000 Board meeting, company management, Bear Stearns and company counsel developed alternative structures for a separation. Although various structures were considered, the two principal alternatives were a traditional spin-off, in which all shareholders would receive a pro rata interest in both business segments, and a hybrid split/spin-off, in which the investigations and intelligence business would be spun off to the Kroll-O'Gara shareholders, Mr. Kroll would receive an interest only in the investigations and intelligence business, Messrs. O'Gara would retain an interest in Kroll-O'Gara and receive no interest in the investigations and intelligence business and all other shareholders would retain their interest in Kroll-O'Gara and receive a pro rata interest in the investigations and intelligence business. These alternatives were presented to the special committee at a meeting held on June 5, 2000. The special committee noted that the traditional spin-off would result in two companies in which Mr. Kroll and Messrs. O'Gara would maintain their pro rata positions and, therefore, might perpetuate management's disagreements. Accordingly, the special committee elected to focus on the second alternative. In deciding to proceed with development of the hybrid split/spin-off structure, the committee noted that it could achieve the division of the company in a manner that would be tax-free to all shareholders, would completely separate the ownership interests of Mr. Kroll and Messrs. O'Gara and would treat all other shareholders equally. Mr. Kroll and Messrs. O'Gara also participated in this meeting and supported the special committee's approach. The special committee directed Bear Stearns to conduct financial analyses of the hybrid split/spin-off separation proposal.

     On June 2, 2000, Kroll-O'Gara received a preliminary proposal from a third party, referred to herein as Company A, for the acquisition of the Security Products and Services Group for $120 million in cash. The proposal was subject to various conditions, including negotiation of definitive documents, receipt of third party approvals, no material adverse change in the business, financial condition or prospects of the Group, completion of Company A's due diligence and maintenance by the Group of an unspecified minimum net worth through the closing.

     On June 14, 2000, the special committee retained Dewey Ballantine LLP to act as legal counsel to the special committee. Dewey Ballantine reviewed with the special committee the purpose and function of the special committee and the fiduciary duties of the members of the special committee to the shareholders of Kroll-O'Gara. At this meeting, Bear Stearns agreed to prepare its preliminary financial analysis of Kroll-O'Gara and, with the assistance of Kroll-O'Gara management, prepare and submit a split-up proposal to the special committee by the end of June 2000.

     On June 20, 2000, the special committee met with its advisors to review the financial analysis and proposals for the split-up of Kroll-O'Gara prepared by Bear Stearns with the assistance of Kroll-O'Gara management. Bear Stearns and the special committee discussed the allocation of Securify between KRCS and The O'Gara Company and also discussed preliminary second quarter financial results. The special committee concluded that it would need to review the second quarter earnings results in order to evaluate any split-up proposals and make a recommendation to the Board of Directors.

     On June 26, 2000, the special committee met with its advisors to review its fiduciary duties and the process in general in connection with making a recommendation to the Board of Directors regarding a possible split-up of Kroll-O'Gara. Following this discussion, Bear Stearns discussed with the special committee its financial analysis of Kroll-O'Gara and the allocation of debt between KRCS and The O'Gara Company under the split-up proposal. Bear Stearns also updated the special committee on the status of a proposed Securify financing. The special committee then again discussed with its advisors Kroll-O'Gara's preliminary second quarter financial results. Dewey Ballantine and the special committee next discussed the advisability of requiring that any split-up proposal include adequate protections for Kroll-O'Gara's unaffiliated shareholders. The special committee then discussed the preliminary indication of interest submitted by Company A and a second preliminary indication of interest submitted by another third party, referred to herein as Company B, concerning a possible transaction with Kroll-O'Gara. After full discussion, the special committee concluded that while it would investigate these proposals, it would not deviate from its current course of action without sufficient assurances from Company A or Company B regarding its commitment to pursuing a transaction and financial ability to consummate a transaction.

     On July 13, 2000, the special committee met with its legal and financial advisors to discuss the review process that the Internal Revenue Service will undertake to issue the private letter ruling requested by Kroll-O'Gara in connection with the split-up. The special committee also discussed the status of the proposed Securify financing. Following this discussion, Bear Stearns reviewed with the special committee its updated financial analyses of Kroll-O'Gara and alternatives with respect to the allocation of debt and of interests in Securify between KRCS and The O'Gara Company under the split-up proposal. Dewey Ballantine and the special committee next discussed the advisability of requiring that any split-up proposal include adequate protections for Kroll-O'Gara's unaffiliated shareholders and the special committee's fiduciary duties with respect to Kroll-O'Gara's minority shareholders. After a full discussion, the special committee decided that it would continue to evaluate the split-up proposal and proceed with its negotiations with respect to the reorganization agreement.

     On July 24, 2000 the special committee met with its advisors to review the preparations for Kroll-O'Gara's pre-submission hearing with the Internal Revenue Service. The special committee also reviewed the status of Dewey Ballantine's negotiations with counsel for Kroll-O'Gara for the inclusion of protections for minority shareholders in any final reorganization and dissolution agreement. The special committee discussed with Bear Stearns the status of the Securify financing and its effect on a possible split-up.

     On August 2, 2000, the special committee met to discuss the results of a pre-submission conference which Kroll-O'Gara had held with the Internal Revenue Service on July 25, 2000. Dewey Ballantine advised the special committee that as a result of the pre-submission conference, it was recommended that the transaction structure be modified from a structure in which the investigations and intelligence business was spun off and Kroll-O'Gara survived the transaction to one in which the investigations and intelligence business would be spun off, a new holding company, The O'Gara Company, would be formed to hold the security products and services business and would also be spun off and Kroll-O'Gara would be dissolved after the transaction. Dewey Ballantine explained that this modification was necessary to attempt to avoid an even more extended review of the split-up by the Internal Revenue Service. The special committee was advised that, although there can be no certainty, the original hybrid split/spin-off structure was expected to be under review by the Internal Revenue Service for six to nine months, while the revised structure is expected to be under review for four to six months. The special committee agreed that a less extended review process under the circumstances was preferred because that would permit the split-up to be consummated on an earlier date.

     On August 7, 2000 the special committee met with its advisors and Nazzareno Paciotti, the chief financial officer of Kroll-O'Gara, to discuss the status of the Kroll-O'Gara's quarterly financial statements. On August 10, the special committee held a telephonic meeting to further discuss Kroll-O'Gara's financial condition and consider the impact of the financial condition on the split-up. At that meeting, Mr. Paciotti and representatives of Kroll-O'Gara's independent auditors, Arthur Andersen, were present by invitation.

     The special committee met with its advisors during the morning of August 30, 2000 to review the split-up and the terms and conditions set forth in the reorganization and dissolution agreement. Prior to the meeting, drafts of the reorganization and dissolution agreement had been circulated to the members of the special committee. During the meeting, the special committee recessed briefly to allow Dewey Ballantine to contact counsel for Kroll-O'Gara to resolve open issues relating to the reorganization and dissolution agreement. The special committee reconvened and Dewey Ballantine summarized its discussions with company counsel. Bear Stearns and the special committee discussed the status of the third-party indications of interest received by Kroll-O'Gara and the fact that there had been no developments with respect to such proposals that would justify a delay in the split-up. Bear Stearns then delivered its oral opinion, which was subsequently confirmed in writing, to the effect that, as of August 30, 2000 and based on the assumptions made, matters considered and limitations on review set forth in the opinion, the distribution of the shares of O'Gara Company common stock and KRCS common stock is fair, from a financial point of view, to the shareholders of Kroll-O'Gara other than the members of the Kroll Shareholder Group and the O'Gara Shareholder Group.

     After a full discussion and subject to the reorganization and dissolution agreement being executed in substantially the form presented to and discussed with the special committee, the special committee unanimously determined (a) to recommend that the Board of Directors approve the reorganization and dissolution agreement, (b) that the terms of the reorganization and dissolution agreement are fair to, and in the best interests of, Kroll-O'Gara and its shareholders other than the members of the Kroll Shareholder Group and the O'Gara Shareholder Group and (c) to recommend that the Board of Directors recommend approval of the reorganization and dissolution agreement by the shareholders of Kroll-O'Gara. The special committee also ratified the filing with the IRS of Kroll-O'Gara's ruling request.

     At a meeting later on August 30, 2000, the Board received the report and recommendation from the special committee. The Board then determined, in light of the report and recommendation and subject to the terms and conditions set forth in the reorganization and dissolution agreement, that it was in the best interests of the shareholders of Kroll-O'Gara other than the members of the O'Gara Shareholder Group and the Kroll Shareholder Group for Kroll-O'Gara to enter into the agreement in the form presented to the Board, with such changes as might be agreed by Kroll-O'Gara's co-chief executive officers. The Board also determined that the split-up is fair to, and in the best interest of the non-exchanging shareholders, and resolved to recommend to the shareholders of Kroll-O'Gara that they approve the proposals to be considered at the meeting. The actions taken by the Board at the August 30, 2000 meeting were approved unanimously by the directors who were present. Mr. Thomas M. O'Gara did not attend the meeting but subsequently expressed his support and approval of those actions. After its terms were finalized, the reorganization and dissolution agreement was executed by the parties effective September 8, 2000.

REASONS FOR THE SPLIT-UP

     As described above, subject to the reorganization and dissolution agreement being executed in substantially the form presented to and discussed with the special committee, the members of the special committee (a) unanimously recommended that the Board of Directors approve the reorganization and dissolution agreement, (b) determined that the terms of the reorganization and dissolution agreement are fair to, and in the best interests of, Kroll-O'Gara and its shareholders other than the members of the Kroll Shareholder Group and the O'Gara Shareholder Group and (c) determined to recommend that the Board of Directors recommend approval of the reorganization and dissolution agreement by the shareholders of Kroll-O'Gara.

     In reaching its recommendation to the Board of Directors, the special committee considered a number of factors including the following:

     1. The special committee's familiarity with Kroll-O'Gara's business, financial condition, results of operations, prospects and the nature of the industries in which Kroll-O'Gara operates.

     2. The fact that Bear Stearns had, on behalf of Kroll-O'Gara, previously conducted an extensive market search of potential bidders and that, at the end of this process, Blackstone was the only remaining interested party that had submitted a viable proposal and that the Blackstone proposal subsequently had been withdrawn. In addition, the special committee considered the contacts and expressions of interest from third parties described in "Background of the Split-Up" above. In light of these facts, the special committee determined that a renewed effort at this time to sell

        Kroll-O'Gara or a substantial portion of its assets was unlikely to maximize value for Kroll-O'Gara shareholders.

     3. The fact that since the announcement of the termination of the Blackstone transaction, the closing price per share of Kroll-O'Gara common stock had decreased from $8.98 on April 12, 2000 to $4.88 on August 28, 2000.

     4. The financial presentations and the oral opinion of Bear Stearns, subsequently confirmed in writing, that, as of that date and based upon and subject to the matters described in the written opinion, the distribution of the shares of O'Gara Company common stock and KRCS common stock is fair, from a financial point of view, to all of Kroll-O'Gara shareholders other than the members of the Kroll Shareholder Group and the O'Gara Shareholder Group. The Bear Stearns opinion, which states the procedures followed, assumptions made, matters considered and limitations on the review undertaken by Bear Stearns, is described below under "Opinion of Financial Advisor." The full opinion is attached as Appendix B to this proxy statement and is incorporated in this section by reference. You are urged to, and should, read the opinion of Bear Stearns carefully in its entirety.

     5. The fact that the transactions comprising the split-up are intended to be tax-free to Kroll-O'Gara and its shareholders and consummation of the split-up is conditioned upon receipt of a private letter ruling from the Internal Revenue Service to the effect that the split-up will be tax-free to Kroll-O'Gara and its shareholders.

     6. The fact that the structure of the split-up will result in a complete separation of the holdings of Mr. Kroll and Messrs. O'Gara and, accordingly, should resolve the management disagreements described above and allow management of both companies to devote more attention and focus on the respective businesses and the potential adverse consequences of continuing to operate the businesses on a combined basis.

     7. The structure of the transaction and the terms and conditions of the reorganization and dissolution agreement, the cross-indemnification agreement and the tax sharing agreement, including, among other things, the following:

          - the special committee's ability to terminate the reorganization and dissolution agreement prior to the exchange if the special committee determines, in the exercise of its fiduciary duty after consultation with its advisors, that such termination is in the best interests of the unaffiliated shareholders of Kroll-O'Gara;

          - the fact that Mr. Kroll has agreed for a period of five years from the exchange date to limit his acquisitions of additional KRCS common stock to 2% of the total number of shares of KRCS outstanding immediately following the distribution date and to refrain from joining or forming any group, as defined in the Securities Exchange Act of 1934, for the purpose of, or which has the effect of, acquiring control of KRCS or opposing an effort by another person to obtain control of KRCS, unless the acquisition or group activity is approved in advance by a majority of the independent directors of KRCS;

          - the fact that Thomas M. O'Gara has agreed for a period of five years from the exchange date to limit his acquisitions of additional The O'Gara Company common stock to 2% of the total number of shares of The O'Gara Company common stock outstanding immediately following the distribution date and to refrain from joining or forming any group, as defined in the Exchange Act, for the purpose of, or which has the effect of, acquiring control of The O'Gara Company or opposing an effort by another person to obtain control of The O'Gara

          Company, unless the acquisition or group activity is approved in advance by a majority of the independent directors of The O'Gara Company;

          - the fact that the parties have agreed not to take and Kroll-O'Gara, The O'Gara Company and KRCS have agreed not to fail to take any action, either before or after the exchanges by the members of the O'Gara Shareholders Group and the KRCS Shareholder Group, which action or failure to act is prohibited by terms of the tax sharing agreement or that otherwise reasonably could be expected to affect adversely the qualification of the transactions comprising the split-up as tax-free; and

          - the fact that any amendment to the reorganization and dissolution agreement must be approved in advance by the special committee.

     8. The fact that some executive officers and directors of Kroll-O'Gara have interests in the split-up that are different from the interests of unaffiliated Kroll-O'Gara shareholders. For instance after the split up, The O'Gara Company's executive officers and directors will control approximately 29% of its voting power, and KRCS' executive officers and directors will control approximately 29% of its voting power. In addition, as a result of the split-up Mr. Thomas M. O'Gara would increase his voting power from approximately 10.8% in Kroll-O'Gara to approximately 25.8% in The O'Gara Company and Mr. Kroll would increase his voting power from approximately 12.9% in Kroll-O'Gara to approximately 21.8% in KRCS. In the view of the special committee, however, any negative effect from this increase in control of voting power as a result of the split-up is mitigated by the fact that the two largest shareholders, Mr. Kroll and Mr. Thomas M. O'Gara, have agreed to the minority shareholder protection provisions described above.

     9. The facts that the reorganization and dissolution agreement is to be approved by the holders of a majority of Kroll-O'Gara's outstanding shares and that a second proposal on which the split-up is contingent must be approved by the holders of a majority of the shares represented at the special meeting excluding the shares held by Kroll-O'Gara's executive officers.

     10. The financial condition of KRCS and The O'Gara Company following the split-up, based on management financial projections.

     11. The likelihood that the split-up would be consummated.

     12. The potential risk that the split-up would not be consummated due to the failure to satisfy the conditions to the split-up.

     13. The fact that the Kroll-O'Gara shareholders other than the members of the O'Gara Shareholder Group and the Kroll Shareholder Group will have the same percentage ownership in each of The O'Gara Company and KRCS immediately after the split-up as they do in Kroll-O'Gara immediately prior to the split-up.

     The members of the special committee evaluated the split-up in light of their knowledge of the business, financial condition and prospects of Kroll-O'Gara, and based upon the advice of financial and legal advisors.

     In view of the variety of factors considered in connection with the evaluation of the reorganization, the special committee did not find it practicable to, and did not, quantify or otherwise assign relative weights to specific factors considered in reaching its conclusion. The special committee did consider each such material factor in arriving at its decision, which was based on the totality of the information presented to and considered by it. Individual directors may have given different weights to different factors.

OPINION OF FINANCIAL ADVISOR

     Bear Stearns has acted as the financial advisor to the special committee of the Board of Directors of Kroll-O'Gara in connection with the split-up. Bear Stearns is an internationally recognized investment banking firm that has substantial experience in transactions similar to the split-up. Bear Stearns, as part of its investment banking business, is continuously engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and other purposes. The special committee of the Board of Directors of Kroll-O'Gara retained Bear Stearns based on its extensive familiarity with Kroll-O'Gara and its qualifications, expertise and reputation in providing advice to companies with respect to transactions similar to the split-up.

     In connection with Bear Stearns' engagement as financial advisor, the special committee requested that Bear Stearns evaluate the fairness, from a financial point of view, of the distribution to be received by the shareholders of Kroll-O'Gara, other than the members of the KRCS Shareholder Group and the O'Gara Shareholder Group, which shareholders are referred to collectively as the Unaffiliated Shareholders, in the split-up. On August 30, 2000, Bear Stearns rendered its oral opinion, which opinion was confirmed in writing on September 8, 2000, to the effect that, as of August 30, 2000 and based on and subject to the assumptions, limitations and other matters described in the opinion, the distribution to be received in the split-up by the Unaffiliated Shareholders was fair, from a financial point of view, to those holders.

     THE FULL TEXT OF BEAR STEARNS' OPINION, WHICH SETS FORTH THE PROCEDURES FOLLOWED, ASSUMPTIONS MADE, MATTERS CONSIDERED AND LIMITATIONS ON THE REVIEW UNDERTAKEN, IS ATTACHED AS APPENDIX B TO, AND IS INCORPORATED BY REFERENCE IN, THIS PROXY STATEMENT. THIS SUMMARY OF THE OPINION IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF THE OPINION. KROLL-O'GARA SHAREHOLDERS ARE URGED TO CAREFULLY READ THE OPINION IN ITS ENTIRETY. THE OPINION WAS DIRECTED TO THE SPECIAL COMMITTEE OF THE BOARD OF DIRECTORS OF KROLL-O'GARA FOR THEIR INFORMATION IN CONNECTION WITH THEIR CONSIDERATION OF THE SPLIT-UP AND RELATES ONLY TO THE FAIRNESS, FROM A FINANCIAL POINT OF VIEW, OF THE DISTRIBUTION TO BE RECEIVED BY THE UNAFFILIATED SHAREHOLDERS. THE OPINION DOES NOT ADDRESS ANY OTHER ASPECT OF THE SPLIT-UP OR ANY RELATED TRANSACTION, DOES NOT ADDRESS KROLL-O'GARA'S UNDERLYING BUSINESS DECISION TO EFFECT THE SPLIT-UP, DOES NOT CONSTITUTE A RECOMMENDATION TO THE SPECIAL COMMITTEE OR THE BOARD OF DIRECTORS OF KROLL-O'GARA, AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY SHAREHOLDER AS TO ANY MATTER RELATING TO THE SPLIT-UP.

     In preparing its opinion to the special committee, Bear Stearns performed a variety of financial and comparative analyses, including those described below. The summary of Bear Stearns' analyses is not a complete description of the analyses underlying its opinion. The preparation of a fairness opinion is a complex process and involves various judgments and determinations as to the most appropriate and relevant assumptions and financial analyses and the application of those methods to the particular circumstances involved. Bear Stearns' opinion is therefore not necessarily susceptible to partial analysis or summary description. In arriving at its opinion, Bear Stearns made qualitative judgments as to the significance and relevance of each analysis and factor considered by it and did not attribute particular weight to any one analysis or factor. Bear Stearns did not form an opinion as to whether any individual analysis or factor, positive or negative, considered in isolation, supported or failed to support its opinion. Accordingly, Bear Stearns believes that its analyses must be considered as a whole and that selecting portions of its analyses and factors, or of the summary described above, without considering all analyses and factors or the narrative description of the analyses, could create a misleading or incomplete view of the processes underlying its analyses and opinion.

     The analyses performed by Bear Stearns, particularly those based on estimates, are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than those results suggested by the analyses. The analyses were prepared solely as part of Bear Stearns' analysis of the fairness, from a financial point of view, of the distribution to the Unaffiliated Shareholders.

     OPINION OF BEAR STEARNS. Bear Stearns rendered to the special committee of the Board of Directors of Kroll-O'Gara its oral opinion on August 30, 2000, which oral opinion was subsequently confirmed in writing as of September 8, 2000, that as of August 30, 2000 and based upon and subject to the assumptions, limitations and other matters set forth in such opinion and in light of the fact that the distribution will result in the Unaffiliated Shareholders owning the same percentage of KRCS and The O'Gara Company as the Unaffiliated Shareholders own of Kroll-O'Gara prior to the exchanges by the members of the Kroll Shareholder Group and the O'Gara Shareholder Group, the distribution of shares of O'Gara Company common stock and KRCS common stock is fair from a financial point of view to the Unaffiliated Shareholders. The Bear Stearns opinion was given as of August 30, 2000, which oral opinion was confirmed in writing as of September 8, 2000, and should not be construed as applying to any subsequent date.

     In arriving at its opinion, Bear Stearns:

     - reviewed the reorganization and dissolution agreement, and its attachments;

     - reviewed Kroll-O'Gara's Annual Report to Shareholders and Annual Report on Form 10-K for the years ended December 31, 1997 through 1999, its Quarterly Reports on Form 10-Q for the periods ended June 30, 1999 and 2000 and its Reports on Form 8-K for the three years as of August 30, 2000;

     - reviewed certain operating and financial information, including projections for the four years ended December 31, 2003, provided by management relating to Kroll-O'Gara's, KRCS' and The O'Gara Company's businesses and prospects;

     - met with certain members of Kroll-O'Gara's senior management to discuss Kroll-O'Gara's, KRCS' and The O'Gara Company's businesses, operations, historical and projected financial results and future prospects;

     - reviewed the historical prices, trading multiples and trading volume of the common shares of Kroll-O'Gara;

     - reviewed publicly available financial data, stock market performance data and trading multiples of companies whose operations we considered generally relevant in evaluating Kroll-O'Gara, KRCS and The O'Gara Company;

     - performed discounted cash flow analyses based on the projections for KRCS' business, excluding the Voice and Data Communications Business, and The O'Gara Company's business furnished to Bear Stearns;

     - reviewed the projected pro forma financial results, financial condition and capitalization of KRCS and The O'Gara Company giving effect to the split-up; and

     - conducted such other studies, analyses, inquiries and investigations as we deemed appropriate.

     Bear Stearns has relied upon, without independent verification, the accuracy and completeness of the financial and other information, including without limitation the projections, provided to Bear Stearns by Kroll-O'Gara and Bear Stearns has further relied upon the assurances of the senior management of Kroll-O'Gara that they are unaware of any facts that would make the information and projections provided to Bear Stearns incomplete or misleading. With respect to Kroll-O'Gara's, KRCS' and The O'Gara Company's projected financial results, Bear Stearns has assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the senior management of Kroll-O'Gara as to the expected future performance of Kroll-O'Gara, KRCS and The O'Gara Company.

     In arriving at its opinion, Bear Stearns has not performed or obtained any independent appraisal of the assets or liabilities, contingent or otherwise, of Kroll-O'Gara, KRCS or The O'Gara Company, nor has Bear Stearns been furnished with any such appraisals. Bear Stearns assumed that the split-up will qualify as a tax-free reorganization pursuant to the Internal Revenue Code. Bear Stearns assumed that the split-up will be consummated in accordance with the terms of the reorganization and dissolution agreement without any restrictions, conditions, amendments or modifications that collectively would have a material adverse effect on KRCS or The O'Gara Company.

     In connection with the delivery of its opinion, Bear Stearns discussed with the special committee, among other things, Bear Stearns' views of (a) in the case of both KRCS and The O'Gara Company, the potential benefits of resolving the impasse in Kroll-O'Gara's executive ranks that has had a negative impact on operating and stock price performance in recent quarters and (b) in the case of both KRCS and The O'Gara Company, the potential benefits of heightened focus, accountability and independence of management and employees that should result from the split-up. Bear Stearns did note that, in the case of both KRCS and The O'Gara Company, additional costs might result as an outcome of operating the two divisions as publicly traded independent companies.

     No limitations were imposed by Kroll-O'Gara or the special committee upon Bear Stearns with respect to the investigations made or the procedures followed by Bear Stearns, except that Bear Stearns was not requested or authorized to solicit, and did not solicit, any proposals for the acquisition of stock or assets of Kroll-O'Gara or any of its subsidiaries following the termination of the Blackstone transaction. Bear Stearns made no determination as to whether any such proposals could be obtained, if solicited, after the termination of the Blackstone transaction.

     In the ordinary course of business, Bear Stearns may actively trade the debt and equity securities of Kroll-O'Gara for its own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in those securities. Bear Stearns has previously rendered investment banking and financial advisory services unrelated to the split-up to Kroll-O'Gara for which Bear Stearns received customary compensation.

     Pursuant to an amended letter agreement dated May 15, 2000, entered into by the special committee of the Board of Directors of Kroll-O'Gara and Bear Stearns, Kroll-O'Gara has agreed to pay Bear Stearns (1) a fee of $100,000 per month commencing on June 15, 2000, payable in arrears on the 15th of every month, until either a transaction, as defined in the agreement, is consummated or a separation of KRCS and The O'Gara Company is effected, with a limit set on cumulative monthly fees of $600,000, (2) an additional fee of $500,000 upon the rendering of the opinion by Bear Stearns and (3) a fee upon consummation of the split-up equal to $1,500,000, less a credit for fees previously paid pursuant to
(1) and (2) above. Kroll-O'Gara has agreed to reimburse Bear Stearns for all out-of-pocket expenses reasonably incurred by Bear Stearns, including reasonable fees and disbursements of counsel, and of other consultants and advisors retained by Bear Stearns with the prior written consent of Kroll-O'Gara, in connection with its engagement. Kroll-O'Gara has agreed to indemnify Bear Stearns and related persons against liabilities in connection with the engagement of Bear Stearns, including liabilities under the federal securities laws.

MANNER OF EFFECTING THE DISTRIBUTION OF KRCS AND O'GARA COMPANY COMMON STOCK

     After the exchanges of shares by the members of the KRCS Shareholder Group and the members of the O'Gara Shareholder Group, Kroll-O'Gara will deliver all remaining shares of KRCS common stock and O'Gara Company common stock owned by it to Fifth Third Bank, as Distribution Agent. Kroll-O'Gara then will declare the close of business on the day of the exchanges as the record date for the distribution. We expect that approximately ten business days after the record date the Distribution Agent will begin mailing share certificates to holders of Kroll-O'Gara common stock on the record date for the distribution. You will receive approximately 0.38 shares of KRCS common stock and approximately 0.27 shares of O'Gara Company common stock for every share of Kroll-O'Gara common stock owned by you on the record date. The exact number of shares of KRCS common stock and O'Gara Company common stock distributed to you will depend on the number of shares of Kroll-O'Gara common stock outstanding on that record date.

     No fractional shares of KRCS common stock or O'Gara Company common stock will be issued to you. The Distribution Agent will aggregate fractional shares into whole shares and sell them in the open market at then prevailing prices on behalf of holders who otherwise would be entitled to fractional shares. These persons then will receive a cash payment in the amount of their pro rata share of the total sale proceeds, net of brokerage fees. We expect the sales to be made as soon as practical after the record date for the distribution. No interest will be paid on the proceeds, and none of Kroll-O'Gara, KRCS, The O'Gara Company or the Distribution Agent can guarantee any minimum sale price for these shares.

     You will not be required to pay any cash or other consideration for the shares of KRCS common stock and O'Gara Company common stock that are distributed to you. You need not surrender your certificates for shares of Kroll-O'Gara common stock or take any other action in order to receive the distribution.

LISTING AND TRADING MARKETS

     Kroll-O'Gara's common stock currently trades on the Nasdaq National Market under the symbol "KROG."

     KRCS has applied to list its common stock on the Nasdaq National Market under the symbol "KRCS," and The O'Gara Company has applied to list its common stock on the Nasdaq National Market under the symbol "OGAR." Trading of KRCS common stock and O'Gara Company common stock is expected to begin on a "when issued" basis on the record date for the distribution.

     There currently is no public trading marking for KRCS common stock or O'Gara Company common stock. We cannot predict the prices at which these stocks will trade, either on a "when-issued" basis prior to the distribution or after the distribution. In particular, until each stock is fully distributed and an orderly market develops, trading prices may fluctuate significantly and may, at any time, be higher or lower than the price that would be expected for a fully distributed issue. The prices at which KRCS common stock and O'Gara Company common stock trade will be determined by the market and may be influenced by many factors, including -- among others -- the depth and liquidity of the market for each stock, each company's financial performance, investor perceptions of each company's business and prospects and of the industry in which it operates, and general economic and market conditions.

     Trading in Kroll-O'Gara common stock will cease on the record date for the distribution.

TREATMENT OF EMPLOYEE STOCK PLANS IN THE SPLIT-UP

     Kroll-O'Gara has two stock option plans, the 1996 Stock Option Plan and the 2000 Stock Option Plan for Employees, under which employees of Kroll-O'Gara and its subsidiaries hold options to purchase Kroll-O'Gara common stock. Each plan provides that it and all unexercised options granted under it terminate on the date of a transfer of all or substantially all the assets of Kroll-O'Gara to one or more successor corporations, unless the successor corporations agree to continue the plan and assume all obligations under it. KRCS and The O'Gara Company will not be continuing these plans. Instead, each is adopting new plans. Therefore, both existing plans and all outstanding options will terminate when Kroll-O'Gara delivers its shares of KRCS common stock and O'Gara Company common stock to the Distribution Agent.

     Kroll-O'Gara also is obligated to issue shares of its common stock to employees of three companies acquired by Kroll-O'Gara, including Kroll Holdings, Inc., which had stock option plans that were assumed by Kroll-O'Gara in the acquisitions. To the extent these options, or the plans under which they were granted, do not terminate on or before the record date for the distribution, Kroll-O'Gara will obtain the consent of all option holders to the acceleration of the vesting of their options and to the termination of their options immediately prior to that record date.

     Kroll-O'Gara has an employee stock purchase plan. This plan is inactive and will be terminated by the Board of Directors prior to the split-up.

     Kroll-O'Gara also has a stock incentive plan under which 14 current employees hold shares of restricted stock that vest incrementally on a monthly basis through March 2002. As of September 5, 2000, 13,813 shares, of a total of 39,500 shares originally issued to these employees, were unvested. Approximately 820 shares vest each month. The reorganization and dissolution agreement provides that all remaining unvested shares will vest immediately prior to the exchanges of shares by the members of the O'Gara Shareholder Group and the Kroll Shareholder Group.

INTERESTS OF KROLL-O'GARA'S EXECUTIVE OFFICERS, DIRECTORS AND EXCHANGING SHAREHOLDERS IN THE SPLIT-UP

     Some of the executive officers and directors of Kroll-O'Gara, as well as members of the Kroll Shareholder Group and O'Gara Shareholder Group, have interests in the split-up that are in addition to their interests as shareholders of Kroll-O'Gara generally.

     After the split-up, Messrs. O'Gara and the other members of the O'Gara Shareholder Group will hold only O'Gara Company common stock and Mr. Kroll and the other members of the Kroll Shareholder Group will hold only KRCS common stock, while all other shareholders will hold shares in both companies. As a result, the ownership positions of each member of the O'Gara Shareholder Group and the Kroll Shareholder Group in their respective companies will increase in comparison to their ownership positions in Kroll-O'Gara and the potential benefits and detriments of their share ownership will be different than will be the case for other shareholders.

     The table below lists each member of the O'Gara Shareholder Group and each member of the Kroll Shareholder Group. It also shows the number of shares of Kroll-O'Gara common stock which will be exchanged by each person in the split-up; the number of shares of either O'Gara Company common stock or KRCS common stock expected to be held by each immediately after the split-up; and the applicable ownership percentage in each case.

                         PRE-SPLIT-UP(1)(2)                       POST-SPLIT-UP(1)(2)
                         KROLL-O'GARA SHARES        -----------------------------------------------
        NAME                     (%)                O'GARA COMPANY SHARES (%)       KRCS SHARES (%)
        ----           -----------------------      --------------------------      ---------------
Thomas M. O'Gara.....         2,418,219(10.7%)              1,547,402(25.8%)                  --
Wilfred T. O'Gara....           243,042(1.1%)                 155,521(2.6%)                   --
Nicholas P.
  Carpinello.........            56,867                        36,389                         --
Abram S. Gordon......               100                            64                         --
Jules B. Kroll.......         2,879,991(12.7%)                     --                  1,851,449(21.8%)
Michael G.
  Cherkasky..........            34,310                            --                     22,057
Nazzareno E.
  Paciotti...........            15,966                            --                     10,264
Michael D.
  Shmerling..........           440,000(1.9%)                      --                    282,861(3.3%)
David Buchler........           127,913                            --                     82,231
Simon Freakley.......            72,766                            --                     46,779
Robert Macdonald.....            47,082                            --                     30,267
E. Norbert Garrett...             2,000                            --                      1,286
Marc S. Curvin.......             9,968                            --                      6,408
Tedd Avey............            63,699                            --                     40,950
Frank Holder.........            46,287                            --                     29,756
Michael A. Beber.....            41,543                            --                     26,707
David Holloway.......             2,000                            --                      1,286
James R. Bucknam.....             2,000                            --                      1,286
Richard Rosetti......            16,000                            --                     10,286
Michael J. Slattery,
  Jr.................            31,415                            --                     20,195
Sabrina H. Perel.....               100                            --                         64

---------------
(1) Less than 1% unless otherwise indicated.
(2) Percentages are based on 22,610,000 shares of Kroll-O'Gara common stock, the approximate number of shares that are expected to be outstanding immediately prior to the exchange (which assumes the exercise or cash-out of approximately 300,000 "in-the-money" options), and on 6,000,000 shares of O'Gara Company common stock and 8,500,000 shares of KRCS common stock to be outstanding after the split-up. Except for 2,650 shares included for each of Messrs. Cherkasky and Paciotti, the numbers of shares shown do not include any shares that may be acquired upon option exercise.

     Other than Mr. Kroll, all of the executive officers and directors of Kroll-O'Gara and the exchanging shareholders listed above hold exercisable options to purchase shares of Kroll-O'Gara common stock. These options were issued either under Kroll-O'Gara's 1996 Stock Option Plan or under a plan of a company acquired by Kroll-O'Gara. The options have exercise prices ranging from
$0.52 to $34.88 per share. On        , 2000 the closing price for Kroll-O'Gara
common stock was $      per share. Based upon this price, the realizable values
(that is, the stock price less the exercise price) of in-the-money options held by Kroll-O'Gara's executive officers and directors were as follows:

                    NAME                       NUMBER OF SHARES    REALIZABLE VALUE
                    ----                       ----------------    ----------------
Michael G. Cherkasky.........................        90,529
Marc S. Curvin...............................         5,435
Nazzareno E. Paciotti........................        90,529

To the extent not exercised, all of these options will terminate no later than the time at which Kroll-O'Gara delivers its shares of KRCS common stock and O'Gara Company common stock to the Distribution Agent. See "Treatment of Employee Stock Plans in the Split-Up." Moreover, except as described below, each member of the O'Gara Shareholder Group and each member of the Kroll Shareholder Group has agreed, at the option of Kroll-O'Gara, to receive a cash-out payment from Kroll-O'Gara in lieu of exercising his or her options, or to sell, or dispose of beneficial ownership of, any shares of Kroll-O'Gara common stock acquired as a result of any option exercise after the date of the reorganization and dissolution agreement and the receipt of a favorable private letter ruling from the IRS and before the date of his or her exchange of Kroll-O'Gara common stock for either O'Gara Company common stock or KRCS common stock. If Kroll-O'Gara elects to have a shareholder sell shares received upon exercise of options rather than cash out such options, and the aggregate amount received for such shares is less than the product of (x) the average closing price of Kroll-O'Gara common stock over the twenty trading days preceding the date of receipt of the IRS private letter ruling (the "Average Price") and (y) the number of shares sold, Kroll-O'Gara will pay to the shareholder an amount equal to the amount by which (1) the product of the Average Price and the number of shares sold exceeds (2) the aggregate amount received by such exchanging shareholder from the sale of such shares. The "pre-split-up" shares of Kroll-O'Gara common stock listed in the left column of the table above include for each of Mr. Cherkasky and Mr. Paciotti 2,650 shares that he will acquire through option exercise after the date of the reorganization and dissolution agreement and the receipt of the private letter ruling and will exchange for shares of KRCS common stock.

     As of September 5, 2000 Michael G. Cherkasky, president of Kroll-O'Gara's Investigations and Intelligence Group and a director of Kroll-O'Gara, and Michael J. Slattery, Jr., a member of the Kroll Shareholder Group held 2,375 and 1,333 shares, respectively, of restricted Kroll-O'Gara common stock that were awarded under Kroll-O'Gara's 1998 Stock Incentive Plan and were scheduled to vest incrementally through early 2002. As described above under "Treatment of Employee Stock Plans in the Split-Up," all of their unvested restricted shares will vest immediately prior to the exchange of shares by the members of the Kroll Shareholder Group.

     Kroll-O'Gara's Outside Directors' Deferred Compensation Plan entitles non-employee directors to defer all or a portion of their directors' fees into bookkeeping accounts which are credited with "phantom" units representing shares of Kroll-O'Gara common stock. The split-up will cause a "change in control" under the terms of the Plan. As a result, the value of the units in each director's account on the record date for the distribution, based on the closing price of Kroll-O'Gara common stock on that date, must be paid in cash. Messrs. Marshall S. Cogan and William S. Sessions currently participate in the Plan. As
of           , 2000, their accounts were credited with units representing
          and           shares of Kroll-O'Gara common stock, respectively.

     Kroll-O'Gara's employment agreements with Mr. Cherkasky will be assigned to and assumed by KRCS at the time of the split-up. Kroll-O'Gara's employment agreements with Messrs. Kroll and Paciotti will be terminated or assigned to KRCS, and its employment agreements with Messrs. Thomas M. and Wilfred T. O'Gara, Carpinello and Gordon will be terminated or assigned to The O'Gara Company. Each of these executives has waived his right to any severance or other payments as a result of the assignment or termination of his respective agreement. After the split-up, each of KRCS and The O'Gara Company expects to enter into new employment agreements with those executive officers whose employment agreements have not already been assumed. See "The O'Gara
Company -- Executive Compensation" and "KRCS -- Executive Compensation."

     The Board was aware of the interests of the directors and executive officers and took them into account in approving the reorganization and dissolution agreement.

UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

     The following discussion summarizes the expected material federal income tax consequences of the split-up. It does not address the effects of the split-up to the members of the O'Gara Shareholder Group or the Kroll Shareholder Group or under any state, local or foreign tax laws. Your tax treatment may vary depending on your particular situation. Some Kroll-O'Gara shareholders, including insurance companies, tax-exempt organizations, financial institutions, broker-dealers, persons who do not hold Kroll-O'Gara stock as capital assets, employees of Kroll-O'Gara and individuals who might hold Kroll-O'Gara stock as part of a straddle or conversion transaction, may be subject to special rules not discussed below.

     The summary below is intended for your general information only. You should consult your tax advisor with respect to the specific tax consequences of the split-up to you, including the effects of United States federal, state and local, and foreign and other tax rules, and the effect of possible changes in tax laws.

     Kroll-O'Gara has requested a private letter ruling from the Internal Revenue Service regarding the United States federal income tax consequences of the split-up. We expect the ruling will provide that the transfer by Kroll-O'Gara of its assets to, and the assumption of its liabilities by, KRCS and The O'Gara Company in the split-up will qualify as tax-free transactions to Kroll-O'Gara, KRCS, The O'Gara Company and the shareholders of each under Sections 368(a)(1)(D) or 351(a) of the Internal Revenue Code, and the exchange and the distribution by Kroll-O'Gara of KRCS common stock and O'Gara Company common stock to holders of Kroll-O'Gara common stock will qualify as tax-free transactions to Kroll-O'Gara, KRCS, The O'Gara Company and the shareholders of each under Section 355 or 361 of the Internal Revenue Code. Additionally, the requested ruling is expected to provide that:

     (1) you will not recognize income, gain or loss, and will not be required to include any amount as taxable income, solely as a result of the receipt of KRCS common stock and O'Gara Company common stock in the distribution, except as described below in connection with cash received instead of fractional shares;

     (2) assuming that you hold your Kroll-O'Gara common stock as a capital asset on the distribution date, your holding period for the KRCS common stock and O'Gara Company common stock received in the distribution will include the period during which you have held your Kroll-O'Gara common stock;

     (3) your tax basis in your Kroll-O'Gara common stock immediately before the distribution will be apportioned, based upon relative fair market values at the time of the distribution, between the KRCS common stock and the O'Gara Company common stock you receive in the distribution, including any fractional share to which you are entitled; and

     (4) any cash you receive instead of a fractional share of KRCS common stock or O'Gara Company common stock will be treated as if you had received the fractional share as part of the distribution and then sold it to Kroll-O'Gara. You will recognize gain or loss equal to the difference between the cash received and the portion of the tax basis in the KRCS common stock or the O'Gara Company common stock that is allocable to the fractional share. The gain or loss will be capital gain or loss if you held the fractional share as a capital asset at the time of distribution.

     This tax treatment will not apply to you if you exercise dissenters' rights in connection with the split-up and are paid the "fair cash value" of your shares of Kroll-O'Gara common stock. In that case, you will recognize gain or loss equal to the difference between the amount you are paid and your tax basis in the shares. The gain or loss will be capital gain or loss if you hold your shares as a capital asset at the time of payment.

     Treasury Regulations require each holder of Kroll-O'Gara common stock who receives KRCS common stock and O'Gara Company common stock in the distribution to attach to his or her federal income tax return for the year in which the distribution occurs a detailed statement setting forth appropriate information in order to show the tax-free nature of the distribution. Kroll-O'Gara will send you the information necessary to comply with this requirement, as well as information with respect to the allocation of tax basis between KRCS common stock and O'Gara Company common stock.

     The private letter ruling is generally binding on the IRS. However, the ruling will be based on various factual representations and assumptions, as well as on undertakings to which Kroll-O'Gara and certain of its shareholders have agreed. We are not aware of any facts or circumstances that would cause the representations and assumptions to be untrue or incomplete in a material respect. If, however, any of those factual representations or assumptions were untrue or incomplete in a material respect, or any undertaking were not complied with, or the facts on which the ruling is based were materially different from the facts at the time of the distribution, the ruling received from the IRS might be revoked in whole or in part, retroactively.

     If the distribution fails to qualify as a tax-free distribution under
Section 355 of the Code, then Kroll-O'Gara will recognize gain equal to the difference between the aggregate fair market values of the KRCS common stock and O'Gara Company common stock and Kroll-O'Gara's adjusted tax basis in that stock. If Kroll-O'Gara were to recognize gain on the distribution, that gain and the resulting tax liability likely would be very substantial. Furthermore, if the distribution were not to qualify as a tax-free distribution under Section 355 of the Code, each Kroll-O'Gara shareholder who receives shares of KRCS common stock and O'Gara Company common stock in the distribution generally would recognize gain (or loss) from the exchange of Kroll-O'Gara common stock to the extent the fair market value of the KRCS common stock and O'Gara Company common stock, plus cash instead of a fractional share, received exceeds (or is less than) that shareholder's basis in the Kroll-O'Gara common stock.

     Section 355(e), which was added to the Code in 1997, generally provides that a company that distributes shares of one or more subsidiaries in a transaction that is otherwise tax-free will incur federal income tax liability if 50% or more, by vote or value, of the capital stock of (1) the distributing company or (2) one or more of the distributed subsidiaries, is acquired by one or more persons acting pursuant to a plan or series of related transactions that includes the distribution. There is a presumption that any such acquisition of the distributing company or one or more of the distributed subsidiaries that occurs within two years before or after the distribution is pursuant to a plan or series of related transactions that includes the distribution. Because of this presumption, shifts in the stock ownership of Kroll-O'Gara during the two-year period prior to the distribution would be presumed to be related to the distribution and could impact KRCS or The O'Gara Company if aggregated with stock ownership changes following the distribution. However, the presumption may be rebutted by establishing that the distribution and the acquisition are not part of a plan or series of related transactions.

     Among the representations made by Kroll-O'Gara to the IRS in connection with the requested tax ruling is the representation that the distribution is not part of such a plan or series of related transactions. If KRCS or The O'Gara Company were to undergo a 50% ownership shift, particularly if that 50% ownership shift occurred within two years after the distribution date, there can be no assurance that the IRS will not assert that the ownership shift occurred pursuant to a plan or series of related transactions and, therefore, that the distribution is taxable under Section 355(e). If the distribution were taxable solely under Section 355(e), under proposed regulations, Kroll-O'Gara would recognize gain equal to the difference between the fair market value of the common stock of the company that had the

50% ownership shift and Kroll-O'Gara's adjusted tax basis in that stock at the time of the distribution. That gain and the resulting tax liability would be very substantial. However, in this case, holders of Kroll-O'Gara stock would not recognize gain or loss as a result of the distribution.

     Under United States federal income tax laws, KRCS and The O'Gara Company generally would be jointly and severally liable for Kroll-O'Gara's federal income taxes resulting from the distribution being taxable. As summarized below under "Relationships between the Companies After the Split-Up -- Tax Sharing Agreement," arrangements exist between KRCS and The O'Gara Company relating to tax sharing and other tax matters, including indemnification by KRCS and The O'Gara Company of each other with respect to the failure of the distribution to be tax-free. However, neither KRCS nor The O'Gara Company will indemnify Kroll-O'Gara shareholders for any taxes or other losses if the distribution fails to be tax-free.

FEDERAL SECURITIES LAW CONSEQUENCES

     The shares of KRCS common stock and O'Gara Company common stock received by Kroll-O'Gara shareholders in the split-up have been registered by KRCS and The O'Gara Company under the Securities Act of 1933 and, generally, will be freely transferable. If, however, you are an "affiliate" of Kroll-O'Gara prior to the split-up or of KRCS or The O'Gara Company after the split-up, you may resell the KRCS common stock or O'Gara Company common stock you receive in the split-up only in compliance with the volume, manner-of-sale and notice requirements of Rules 144 and 145 under the Securities Act of 1933. You may be deemed to be an affiliate of Kroll-O'Gara, KRCS or The O'Gara Company if you control, are controlled by, or are under common control with, that company. Officers, directors and principal shareholders are often deemed affiliates of a company.

     Under Rules 144 and 145, an affiliate may sell KRCS common stock or O'Gara Company common stock in ordinary broker's transactions. The maximum number of shares which may be sold in a three-month period is the greater of 1% of the company's then outstanding common stock or the average weekly reported trading volume in the company's common stock during the four calendar weeks preceding the sale. In addition, an affiliate of KRCS or The O'Gara Company may not sell shares of the company's common stock under Rules 144 and 145 until the company has been subject to the reporting requirements of the Securities Exchange Act of 1934 for at least 90 days. KRCS and The O'Gara Company each expect to become subject to those reporting requirements at the time the split-up is completed.

REGULATORY APPROVALS

     Under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, the split-up may not be completed until certain information has been submitted to the Antitrust Division of the Department of Justice and to the Federal Trade Commission and until specified waiting period requirements have been satisfied.
The required Hart-Scott-Rodino filings were made on           , 2000. Either the
DOJ or the FTC may request additional information or commence litigation under the antitrust laws to enjoin the split-up during a 30-day waiting period which
expires on           , 2000 but which can be extended under certain
circumstances.

DISSENTERS' RIGHTS

     The following is a summary of the principal steps which you must take to perfect dissenters' rights under Section 1701.85 of the Ohio General Corporation Law. Because this is a summary, it does not contain all the information that may be important to you if you want to exercise dissenters' rights. You should review this discussion and Section 1701.85 carefully if you wish to exercise dissenters' rights, or wish to preserve the right to do so, since failure to comply with the required procedures will result in the loss of those rights. The full text is Section 1701.85 is attached as Appendix D to this proxy statement.

     If you dissent from Proposal 1 to approve the reorganization and dissolution agreement and perfect dissenters' rights under Section 1701.85, and if the split-up is completed, you will not receive shares of KRCS common stock and O'Gara Company common stock in the distribution. Instead, you will have the right to receive the "fair cash value" of your Kroll-O'Gara shares. The "fair cash value" of your Kroll-O'Gara shares may be more or less than the value of the KRCS common stock and O'Gara Company common stock which you would own after the split-up if you did not dissent. If you are considering dissenting, you should consult with your legal advisor. If your Kroll-O'Gara shares are held of record in the name of another person, you should contact the record owner. Only record holders may exercise dissenters' rights under Ohio law.

     To exercise dissenters' rights, you must:

     (1) not vote in favor of Proposal 1, and

     (2) file with Kroll-O'Gara, no later than 10 days after the special meeting, a written demand for payment of the fair cash value of your shares of Kroll-O'Gara common stock. The written demand must state your address, the number and class of shares, and the amount you claim to be the fair cash value of the shares.

     If you vote in favor of Proposal 1, you will waive your dissenters' rights. However, a vote against the Proposal or a failure to vote does not, alone, constitute a demand. If you dissent and demand payment, you must do so as to all the shares of Kroll-O'Gara common stock owned by you.

     Once you have filed a demand for payment, it cannot be withdrawn without Kroll-O'Gara's consent.

     If you comply with (1) and (2) above, Kroll-O'Gara may send you a request for your Kroll-O'Gara stock certificates. You must deliver the certificates to Kroll-O'Gara within 15 days from the date of the request. Kroll-O'Gara will endorse the certificates with a legend indicating that you have demanded payment and then will return them to you promptly. If you do not deliver the requested certificates to Kroll-O'Gara within the 15 day period, Kroll-O'Gara may, by notice to you during the following 20 days, terminate your dissenters' rights, unless otherwise ordered by a court.

     If you and Kroll-O'Gara cannot agree on the fair cash value of your Kroll-O'Gara shares, within three months after delivery of your demand for payment, either you or Kroll-O'Gara may file a complaint in the Court of Common Pleas of Butler County, Ohio. After a hearing, the court will determine whether you are entitled to payment. If you are, the court subsequently will determine the amount of that payment and order that it be made.

     All rights you have in your shares, including voting, dividend and distribution rights, will be suspended when you deliver your demand for payment to Kroll-O'Gara. Any dividend or distribution made while your rights are suspended, including the KRCS common stock and O'Gara Company common stock distribution, will be credited against the fair cash value of the shares. If your right to receive fair cash value for your shares subsequently terminates other than by Kroll-O'Gara's purchase of the shares, your shareholder rights will be restored and you will receive the distribution of KRCS common stock and O'Gara Company common stock.

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

     You will lose your dissenters' rights if:

     - you vote in favor of Proposal 1;

     - you do not send in your demand for payment within the specified time period;

     - you fail to deliver the certificates for your shares to Kroll-O'Gara upon request;

     - Kroll-O'Gara abandons, or is barred from completing, the split-up; or

     - you and Kroll-O'Gara do not come to an agreement as to the fair cash value of your shares and neither you nor Kroll-O'Gara files a court complaint within the specified time period.

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

                  THE REORGANIZATION AND DISSOLUTION AGREEMENT

     The description of the reorganization and dissolution agreement set forth below summarizes the material terms of the agreement. We encourage you to read the complete agreement, a copy of which is included as Appendix A to, and is incorporated by reference in, this proxy statement.

TERMS OF THE SPLIT-UP

     THE SPLIT-UP. The parties to the reorganization and dissolution agreement are Kroll-O'Gara, KRCS, The O'Gara Company, the members of the Kroll Shareholder Group and the members of the O'Gara Shareholder Group. The following transactions will take place in connection with the split-up.

     First, Kroll-O'Gara will contribute to KRCS all of the outstanding stock that it holds in its direct and indirect subsidiaries which operate Kroll-O'Gara's investigations and intelligence, and voice and data communications, businesses; 40% of the stock of Securify Inc. that it holds; and other specified assets. In exchange, KRCS will issue to Kroll-O'Gara enough shares of its common stock to bring to 8,500,000 the number of shares of KRCS common stock held by Kroll-O'Gara.

     At the same time, Kroll-O'Gara will contribute to The O'Gara Company all of the outstanding stock that it holds in its direct and indirect subsidiaries which operate Kroll-O'Gara's security products and services business; 60% of the stock of Securify that it holds; and other specified assets. In exchange, The O'Gara Company will issue to Kroll-O'Gara enough shares of its common stock to bring to 6,000,000 the number of shares of O'Gara Company common stock held by Kroll-O'Gara.

     After these transfers, Kroll-O'Gara's only assets will be the stock of KRCS and The O'Gara Company.

     In connection with the transfers, KRCS and The O'Gara Company will assume, and subsequently will draw on new credit facilities to repay, Kroll-O'Gara's outstanding indebtedness under its current bank credit facility and the principal, interest and prepayment penalty on Kroll-O'Gara's Senior Notes due 2004. KRCS will assume and then repay approximately 55.1% and The O'Gara Company will assume and then repay approximately 44.9% of this indebtedness, up to $70.0 million. To the extent the total amount exceeds $70.0 million, KRCS will assume and then repay approximately 58.5% and The O'Gara Company will assume and then repay approximately 41.5% of the excess. These two items of indebtedness totalled approximately $69.3 million at June 30, 2000. In addition, KRCS will assume approximately 58.5% and The O'Gara Company will assume approximately 41.5% of Kroll-O'Gara's other liabilities, including contingent liabilities, that are not related exclusively to a particular business group.

     KRCS intends to sell Kroll-O'Gara's voice and data communications business as soon as possible. If this business is sold before the split-up is completed, KRCS will receive the net proceeds of the sale and will be responsible for the related expenses and liabilities when assets and liabilities are allocated in the split-up.

     Second, Mr. Kroll and the other members of the Kroll Shareholder Group will transfer to Kroll-O'Gara all of their shares of Kroll-O'Gara common stock in exchange for shares of KRCS common stock held by Kroll-O'Gara. Messrs. O'Gara and the other members of the O'Gara Shareholder Group will transfer to Kroll-O'Gara all of their Kroll-O'Gara common stock in exchange for shares of O'Gara Company stock. The exact number of shares of KRCS common stock and O'Gara Company common stock to be received by the members of each Shareholder Group will be equal to the product of a fraction, the numerator of which is the number of shares of Kroll-O'Gara common stock now held by all members of both Shareholder Groups and the denominator of which is the total number of shares of Kroll-O'Gara common stock actually outstanding at the time of the exchanges, multiplied by 8,500,000

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

and 6,000,000 shares, respectively. We expect these will be approximately 29% of the shares of KRCS common stock and O'Gara Company common stock, respectively.

     Third, after the exchanges described above, but on the same day as the exchanges, Kroll-O'Gara will deliver the remaining KRCS common stock and O'Gara Company common stock that it holds to the Distribution Agent and will declare the record date for the pro rata distribution of that stock to the holders of Kroll-O'Gara common stock as of the close of business on that date. The members of the KRCS Shareholder Group and the O'Gara Shareholder Group will not participate in the distribution because they will not be holders of Kroll-O'Gara common stock as of the close of business on the record date for the distribution.

     The effect of the distribution will be that, immediately after the distribution, the shareholders of Kroll-O'Gara other than the O'Gara Shareholder Group and the Kroll Shareholder Group will own in the aggregate the same percentage of the common stock of each of The O'Gara Company and KRCS as they owned of the common stock of Kroll-O'Gara immediately prior to the exchanges.

     No fractional shares of KRCS common stock or O'Gara Company common stock will be issued in the distribution. Instead, we will pay each shareholder who would otherwise have been entitled to a fractional share of KRCS common stock or O'Gara Company common stock a ratable amount of the aggregate net proceeds from the sale of all fractional interests.

     TREATMENT OF OUTSTANDING WARRANTS AND OPTIONS. Former shareholders of, and consultants and others related to, two companies acquired by Kroll-O'Gara hold warrants which now may be exercised to purchase Kroll-O'Gara common stock. To the extent these warrants do not either terminate prior to the record date for the distribution or become exercisable for both O'Gara Company common stock and KRCS common stock, Kroll-O'Gara will obtain the warrant holders' consents to acceleration of the exercisability of the warrants and either their exercise for both O'Gara Company common stock and KRCS common stock or the cash-out of the warrants. For information with respect to the treatment of outstanding options, see "The Split-Up -- Treatment of Employee Stock Plans in the Split-Up."

     EXPENSES OF THE SPLIT-UP. Approximately 58.5% of the costs and expenses of the split-up will be assumed and paid by KRCS and approximately 41.5% of these costs and expenses will be assumed and paid by The O'Gara Company. We currently
expect the total costs of the split-up will be approximately $          million.

     EFFECTIVE TIME. We will complete the split-up as promptly as practicable after the satisfaction or waiver of the conditions set forth in the reorganization and dissolution agreement.

     THE DISSOLUTION. As soon as practicable after the distribution of the KRCS common stock and O'Gara Company common stock, Kroll-O'Gara will file a Certificate of Dissolution with the Ohio Secretary of State and will take all other actions necessary to dissolve and terminate its corporate existence.

REPRESENTATIONS AND WARRANTIES

     The reorganization and dissolution agreement contains various representations and warranties of the parties. Those relate, among other things, to the matters identified below, some of which are subject to specified exceptions.

     CORPORATE STATUS. The organization, good standing, qualification and capitalization of Kroll-O'Gara, KRCS and The O'Gara Company are as described in the reorganization and dissolution agreement.

     ABSENCE OF MATERIAL UNTRUE STATEMENTS. There are no material untrue statements in this proxy statement or in the registration statements filed by KRCS and The O'Gara Company with the SEC for the shares of KRCS common stock and O'Gara Company common stock to be distributed.

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

     OTHER MATTERS. The reorganization and dissolution agreement also includes representations and warranties by each member of the Kroll Shareholder Group and each member of the O'Gara Shareholder Group. Each represents that he has the authority to enter into the agreement, that he owns his Kroll-O'Gara common stock free and clear of any undisclosed liens or restrictions on transfer and that the agreement does not conflict with any other agreement to which he is a party.

CONDUCT OF BUSINESS PENDING THE DISTRIBUTION

     Prior to the distribution of KRCS common stock and O'Gara Company common stock, Kroll-O'Gara, KRCS and The O'Gara Company will conduct their respective businesses in all material respects only in the ordinary course and in a manner consistent with past practice. Each company will use commercially reasonable efforts to maintain its properties and facilities, to retain its key employees, to maintain its material assets and to maintain present relationships with its customers and others having business relations with it. Among other things, without the prior consent of the other parties to the reorganization and dissolution agreement, and except as contemplated by that agreement or the tax sharing agreement entered into by KRCS and The O'Gara Company, the companies will not:

     (1) declare any dividends, make any distributions of assets to shareholders or repurchase any stock;

     (2) issue additional shares of common stock, except as a result of exercises of Kroll-O'Gara's outstanding stock options and warrants, or securities exercisable for or convertible into common stock;

     (3) adopt, amend or terminate any employee benefit plan;

     (4) take any action that would result in the conditions to the split-up not being satisfied; or

     (5) take any action that would be inconsistent with any statement or representation made in the private letter ruling request, or that might be reasonably likely to cause the reorganization or the distribution to be taxable to Kroll-O'Gara, KRCS, The O'Gara Company or their shareholders.

ADDITIONAL AGREEMENTS

     APPLICATIONS; APPROVALS. Each party to the reorganization and dissolution agreement has agreed to use commercially reasonable efforts and cooperate with the other parties to accomplish the split-up at the earliest practicable date, including making applications and obtaining approvals necessary to complete the split-up.

     TAX TREATMENT. Each of the parties has agreed not to take any action, and Kroll-O'Gara, KRCS and The O'Gara Company have agreed to refrain from taking any action, either before or after the split-up, which is prohibited by the tax sharing agreement or could reasonably be expected to adversely affect the qualification of the transactions comprising the split-up as tax-free.

     AGREEMENTS OF PRINCIPAL SHAREHOLDERS. Each of Mr. Kroll and Mr. Thomas M. O'Gara has agreed that, except as may be approved in advance by the independent directors of KRCS or The O'Gara Company, as the case may be, for five years after the split-up, he will not

     (1) acquire additional shares of KRCS common stock, in the case of Mr. Kroll, or O'Gara Company common stock, in the case of Mr. O'Gara, exceeding 2% of the total number of shares of that company outstanding immediately after the distribution, or

     (2) form, join or participate in any group for the purpose of, or with the effect of, acquiring control, or opposing an effort by another person to obtain control, of KRCS, in the case of Mr. Kroll, or The O'Gara Company, in the case of Mr. O'Gara.

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

Each of Mr. Kroll and Mr. O'Gara also has represented that he has no plan or intention to dispose of any of his shares of KRCS common stock or O'Gara Company common stock, as the case may be, after the split-up.

     AMERICAN INTERNATIONAL GROUP, INC. For three years after the split-up, The O'Gara Company will not provide crisis management services to AIG other than driver training, threat recognition and avoidance training, firearms training and the sale of vehicle armoring systems.

     SECURIFY. The parties have agreed that Kroll-O'Gara's right to nominate a director of Securify will belong to The O'Gara Company after the split-up and that KRCS will receive shares of Securify common stock that do not vote in the election of Securify's directors. If, prior to the first anniversary of an initial public offering by Securify, either KRCS or The O'Gara Company seeks to sell all or a portion of its shares of Securify common stock, the other, so long as it still owns over 5% of Securify's stock, will have the right to participate in the sale on a pro rata basis. Similarly, KRCS and The O'Gara Company will participate proportionately in any offering by Securify as to which they have registration rights if all shares both wish to sell cannot be included.

     As of August 31, 2000, Kroll-O'Gara had loaned $9.5 million to Securify and has agreed to lend Securify up to an additional $0.1 million during September 2000. Securify will be required to repay 58% of the total amount loaned by Kroll-O'Gara to KRCS and 42% to The O'Gara Company. We cannot assure you that Securify will be able to repay these loans.

     USE OF NAMES. KRCS and Mr. Kroll have agreed that, after the split-up, KRCS will not use the name "O'Gara" in connection with the promotion of its business, other than the voice and data communications business. The O'Gara Company and Messrs. O'Gara similarly have agreed that The O'Gara Company will not use the name "Kroll" in connection with the promotion of its business.

     VOICE AND DATA COMMUNICATIONS BUSINESS. The O'Gara Company has agreed to assist KRCS, as requested and at KRCS' expense, with the sale of the voice and data communications business. The O'Gara Company also has agreed that agreements relating to that business and to the business' use of the O'Gara name may be assigned to a buyer and that it will negotiate in good faith with a buyer on the terms of new agreements.

     DIRECTORS' AND OFFICERS' LIABILITY INSURANCE. Kroll-O'Gara, KRCS and The O'Gara Company have agreed to provide directors' and officers' liability insurance, mutually satisfactory to each of them and to the special committee of Kroll-O'Gara's Board of Directors covering those persons who are currently covered by Kroll-O'Gara's directors' and officers' liability insurance policy.

CONDITIONS TO CONSUMMATION OF THE SPLIT-UP

     The obligations of each party to complete the split-up are subject to various conditions, including:

          (1) The proposals presented at the special meeting must have been approved by the requisite votes of Kroll-O'Gara shareholders;

          (2) Kroll-O'Gara must have received a private letter ruling from the Internal Revenue Service confirming that the transactions comprising the split-up, other than the payment of cash for fractional shares and any dissenting shares, will be tax-free to Kroll-O'Gara and its shareholders;

          (3) Bear Stearns must not have withdrawn its opinion that the distribution of the shares of O'Gara Company common stock and KRCS common stock is fair, from a financial point of view, to the holders of Kroll-O'Gara common stock, other than the members of the Kroll Shareholder Group and the O'Gara Shareholder Group;

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

          (4) All waiting periods applicable to the consummation of the split-up under the Hart-Scott-Rodino Act must have expired or terminated;

          (5) There must not be any legal restraint or prohibition of the split-up in effect;

          (6) The KRCS common stock and the O'Gara Company common stock each must have been approved for listing on the Nasdaq National Market, upon official notice of issuance;

          (7) The representations and warranties of the other parties contained in the reorganization and dissolution agreement must be complete and correct in all material respects;

          (8) Each party must have performed or complied in all material respects with all of its or his agreements and covenants required by the reorganization and dissolution agreement; and

          (9) The parties must have obtained all material consents, waivers, approvals, authorizations or orders.

TERMINATION

     Notwithstanding shareholder approval, the reorganization and dissolution agreement may be terminated at any time, prior to the exchanges of shares, by written agreement of Kroll-O'Gara, The O'Gara Company and KRCS, or by the Board of Directors of Kroll-O'Gara, with the concurrence of the special committee, if the Board determines that the split-up is no longer in the best interests of Kroll-O'Gara and its shareholders. Similarly, the special committee may terminate the reorganization and dissolution agreement if, in the exercise of its fiduciary duty, it determines that termination is in the best interest of Kroll-O'Gara's shareholders, other than the members of the Kroll Shareholder Group and the O'Gara Shareholder Group. Additionally, the agreement may be terminated prior to the exchanges by the mutual agreement of Kroll-O'Gara, KRCS and The O'Gara Company, and it may be terminated by any party if the exchanges have not taken place by June 30, 2001.

AMENDMENT AND WAIVER

     The reorganization and dissolution agreement may be amended in writing by the parties at any time prior to completion of the split-up. Any amendment requires the approval of the special committee of Kroll-O'Gara's Board of Directors. However, after shareholder approval of the agreement at the special meeting, no amendment may be made which by law requires shareholder approval without that further approval, and the special committee must concur with any amendment.

     Also, at any time prior to completion of the split-up, any party to the reorganization and dissolution agreement may extend the time for the performance of any of the obligations or other acts of another party, waive any inaccuracies in the representations and warranties of another party contained in the agreement or in any document delivered pursuant to the agreement, or waive compliance with any of the agreements or conditions of another party contained in the agreement.

             RELATIONSHIPS BETWEEN THE COMPANIES AFTER THE SPLIT-UP

TAX SHARING AGREEMENT

     The O'Gara Company and KRCS will enter into a tax sharing agreement regarding the payment and refund of taxes that are attributable to periods beginning prior to and including the date of the distribution and any taxes resulting from the distribution. The agreement generally will provide that for any taxable period, The O'Gara Company and KRCS will make payments to each other so that, to the extent that either company or any of its subsidiaries is included in (1) Kroll-O'Gara's consolidated group for U.S. federal income tax purposes or (2) any consolidated, combined or unitary group which includes Kroll-O'Gara or any of its subsidiaries for state, local or foreign income tax purposes, that company will be responsible for only a portion of the taxes. Each company's portion will be based on that company's relative contribution to the group.

     Each member of a consolidated group for U.S. federal income tax purposes is jointly and severally liable for the federal income tax liability of each other member of the consolidated group. Accordingly, although the agreement will allocate tax liabilities between The O'Gara Company and KRCS, for any period in which either company or any of its subsidiaries was included in Kroll-O'Gara's consolidated group, that company or any of its subsidiaries could be liable for any federal tax liability that was incurred, but not discharged, by the other. Under the agreement, each company will indemnify the other for those liabilities.

     The agreement will prohibit The O'Gara Company and KRCS from taking actions that could jeopardize the tax treatment of the distribution. The agreement will allocate responsibility for any taxes arising from restructurings related to the split-up, and The O'Gara Company and KRCS will indemnify each other with respect to taxes allocated to it. In addition, the agreement will provide that The O'Gara Company and KRCS will indemnify each other for any taxes arising out of the failure of the split-up to qualify as tax-free as a result of actions taken, or the failure to take required actions, by it. The tax sharing agreement also will provide that KRCS and The O'Gara Company will cooperate in the preparation of tax returns and will exchange information and retain records which may affect their income tax liabilities.

CROSS-INDEMNIFICATION AGREEMENT

     Kroll-O'Gara, The O'Gara Company and KRCS will enter into a cross-indemnification agreement. Under the cross-indemnification agreement, KRCS will indemnify Kroll-O'Gara and The O'Gara Company against liabilities relating to the operation of the investigations and intelligence and voice and data communications businesses, whether those liabilities arise on, prior to or after the split-up. The O'Gara Company will indemnify Kroll-O'Gara and KRCS against liabilities relating to the operation of the security products and services business, whether those liabilities arise on, prior to or after the split-up and matters arising out of The O'Gara Company's financial information included in KRCS' registration statement. If a contingent liability does not exclusively relate to one business or the other, it will be considered a shared contingent liability, and The O'Gara Company will be responsible for approximately 41.5% and KRCS will be responsible for approximately 58.5% of that liability. The cross-indemnification agreement does not apply to tax claims or liabilities, which are covered by the tax sharing agreement described above.

VOICE AND DATA COMMUNICATIONS BUSINESS

     The KRCS subsidiaries that are involved in the voice and data communications business will enter into a license agreement for the use of the O'Gara name in its voice and data communications business and a strategic alliance agreement with The O'Gara Company's subsidiary, O'Gara-Hess & Eisenhardt Armoring Company, for the sale of its voice and data communications products and services in or with The O'Gara Company's products and services.

SECURIFY

     KRCS and The O'Gara Company have entered into arrangements regarding the sale of their Securify common stock and their respective registration rights. See "The Reorganization and Dissolution Agreement -- Securify."

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

                            THE KROLL-O'GARA COMPANY

     This section provides selected information concerning Kroll-O'Gara prior to the split-up. Please see "The O'Gara Company" and "Kroll Risk Consulting Services, Inc." for business, management and other information concerning each company after the split-up.

GENERAL

     Kroll-O'Gara is a leading global provider of a broad range of specialized products and services that are designed to provide solutions to a variety of security needs. Kroll-O'Gara reports its revenue from continuing operations through four groups. The Security Products and Services Group markets ballistic and blast protected vehicles and security services. The Investigations and Intelligence Group offers business intelligence and investigation services. The Voice and Data Communications Group offers secure satellite communication equipment, satellite navigation systems and computer hardware and software security. The Information Security Group (Securify Inc.) offers information and computer security services, including network and system security review and repair.

     After the split-up, the business of the Securities Products and Services Group will be carried on by The O'Gara Company, while the businesses of the Investigations and Intelligence Group and the Voice and Data Communications Group will be conducted by KRCS. KRCS intends to sell the Voice and Data Communications business as soon as possible after the split-up. Descriptions of the businesses of these Groups are provided under the separate discussions of The O'Gara Company and KRCS below in this Proxy Statement.

     Additionally, after the split-up, The O'Gara Company will own approximately
     % and KRCS will own approximately      % of the stock of Securify, which
will operate as a private company under separate management. Securify provides objective information security services, including:

     - network and system security assessment;

     - product evaluation and assessment;

     - security policy creation and implementation;

     - security architecture and design; and

     - public key infrastructure (PKI) consulting services.

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

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     The following discussion of results of operations and financial condition is based upon and should be read in conjunction with Kroll-O'Gara's Consolidated Financial Statements and Notes. As a result of the acquisitions made by Kroll-O'Gara in 1997, 1998 and 1999, described below, financial results from period-to-period may lack comparability. In May 2000, Kroll-O'Gara decided to retain the Voice and Data Communications Group which had been classified as discontinued operations. Historical amounts have been reclassified to conform to the current categories.

GENERAL INFORMATION AND RECENT DEVELOPMENTS

     As indicated above under "General," Kroll-O'Gara reports its revenue through four groups: the Security Products and Services Group, the Investigations and Intelligence Group, the Voice and Data Communications Group and the Information Security Group.

     Failed Merger and Proposed Separation of Business. On November 15, 1999, Kroll-O'Gara announced that it had entered into a definitive agreement with Blackstone Capital Partners III Merchant Banking Fund L.P. pursuant to which shares held by all Kroll-O'Gara shareholders, other than certain members of management, would be acquired by Blackstone for $18.00 per share in cash. On April 12, 2000, Kroll-O'Gara announced that Blackstone had withdrawn its offer to acquire Kroll-O'Gara shares.

     On August 30, 2000, Kroll-O'Gara announced that the Board of Directors had approved an Agreement and Plan of Reorganization and Dissolution which will separate its two principal operating segments, the Security Products and Services Group and the Investigations and Intelligence Group, into two distinct companies. After the separation, Kroll-O'Gara will be dissolved. Completion of the separation is expected in the fourth quarter of 2000 or first quarter of 2001 and, as is described in this proxy statement, is subject to a number of conditions, including the receipt of a favorable tax ruling and relevant shareholder approvals. When the separation is completed, Kroll-O'Gara's shareholders other than members of the O'Gara Shareholder Group and the Kroll Shareholder Group will own shares in two publicly-traded companies. Each of these companies will continue to hold an equity interest in the Information Security Group, Securify, which will operate as a private company under separate management. This will result in each of Kroll-O'Gara's Groups, other than the Voice and Data Communications Group, being stand-alone companies. Costs associated with the separation in the six months ended June 30, 2000 were approximately $0.7 million ($0.03 per diluted share) and consisted primarily of fees for attorneys, accountants and other related charges. Kroll-O'Gara anticipates additional expenses will be incurred in the second half of 2000.

     Discontinued Operations Subsequently Retained. On April 28, 1999, Kroll-O'Gara's Board of Directors approved a formal plan to discontinue operations of the Voice and Data Communications Group pursuant to several outside expressions of interest to purchase this business. In May 2000, Kroll-O'Gara terminated all then pending negotiations to sell this business to outside third parties and reclassified the results of operations of the Voice and Data Communications Group for all prior periods from discontinued operations to continuing operations. See Note 17(c) to The Kroll-O'Gara Company's Notes to Consolidated Financial Statements for more information.

     Restructuring of Security Products and Services Group Operations. In the third quarter of 2000, Kroll-O'Gara's Security Products and Services Group began implementation of a plan to reduce costs on a post separation basis and anticipates incurring a total non-recurring pre-tax restructuring charge of less than $1.0 million. The primary component of the restructuring charge is severance related to the termination of employees.

     1998 Offering. On May 5, 1998, Kroll-O'Gara completed a public offering of 3,200,000 shares of its common stock at $20.50 per share, resulting in net proceeds to Kroll-O'Gara of $60.4 million. A portion of the net proceeds was used to repay $14.8 million of indebtedness, with the balance being used through the first quarter of 1999 to fund acquisitions, working capital and other general corporate purposes. In addition to the shares sold by Kroll-O'Gara, certain shareholders sold 1,860,000 shares of Kroll-O'Gara common stock in conjunction with this offering.

     Merger with Kroll Holdings. The merger with Kroll Holdings, Inc. was completed on December 1, 1997. In the Kroll Holdings merger, 6,098,561 shares of common stock were issued and an aggregate of $14.5 million in outstanding indebtedness of Kroll Holdings was repaid. Approximately 550,000 additional shares of Kroll-O'Gara common stock were reserved for issuance upon the exercise of options held by Kroll Holdings employees, which were assumed by Kroll-O'Gara.

     Other Acquisitions. Kroll-O'Gara has pursued a strategy of aggressive growth and has completed numerous other acquisitions since the beginning of 1997, some of which have been accounted for as poolings of interest and others of which have been accounted for as purchases.

     Most recently, on May 16, 2000, Kroll-O'Gara acquired substantially all of the assets and assumed certain liabilities of The Search Is On, Inc., a corporation doing business in Nashville, Tennessee. The purchase price of $0.6 million was satisfied with cash of $0.4 million and a note payable of $0.2 million to the former owner. The acquisition has been accounted as a purchase and was effective on May 16, 2000. Goodwill related to this transaction was approximately $0.4 million which is being amortized over 25 years. The Search Is On specializes in obtaining public records information for utilization in providing background investigation to its clients. Its revenues are included in Kroll-O'Gara's Investigations and Intelligence Group.

     Other acquisitions since the beginning of 1997 are listed in the chart which follows.

POOLINGS(1)

       COMPANY                 BUSINESS                 GROUP            DATE ACQUIRED          PRICE
       -------          ----------------------  ---------------------  ------------------  ----------------
Laboratory Specialists  Drug testing            Investigations and     December 7, 1998    1,209,053 shares
  of America, Inc.(2)                           Intelligence
Securify Inc.           Information security    Information Security   December 31, 1998   1,430,936 shares
                        services
Schiff & Associates,    Security architectural  Investigations and     December 31, 1998     169,521 shares
  Inc.                  services                Intelligence
Financial Research,     Business valuation and  Investigations and     March 1, 1999         101,555 shares
  Inc.                  economic damage         Intelligence
                        analysis services
Background America,     Background              Investigations and     June 16, 1999         899,243 shares
  Inc.                  investigation services  Intelligence

PURCHASES(3)

       COMPANY                 BUSINESS                 GROUP            DATE ACQUIRED          PRICE
       -------          ----------------------  ---------------------  ------------------  ----------------
Labbe, S.A.             Armors commercial       Security Products and  January 1, 1997     $10.7 million in
                        vehicles and builds     Services                                   cash and 376,597
                        truck bodies in France                                             shares

       COMPANY                 BUSINESS                 GROUP            DATE ACQUIRED          PRICE
       -------          ----------------------  ---------------------  ------------------  ----------------
Next Destination,       Distributes high        Voice and Data         February 1, 1997    170,234 shares
  Limited               technology products     Communications                             and $1.6 million
                        for the global                                                     in financing
                        positioning satellite
                        and satellite
                        communications markets
International           Advanced security       Security Products and  March 1, 1997       $0.5 million in
  Training,             training                Services                                   cash, 68,086
  Incorporated                                                                             shares and $1.2
                                                                                           million in
                                                                                           financing
ZAO IMEA                Armors cash-in transit  Security Products and  December 1, 1997    $0.6 million in
                        vehicles and            Services                                   cash and 138,889
                        distributes commercial                                             shares
                        bank equipment in
                        Russia
Corplex, Inc.           Investigative and       Investigations and     March 1, 1998       29,207 shares
                        executive protection    Intelligence
                        services
Lindquist Avey          Forensic and            Investigations and     June 1, 1998        $4.7 million in
  MacDonald             investigative           Intelligence                               cash and 278,340
  Baskerville, Inc.     accounting services;                                               shares
                        headquartered in
                        Canada
Kizorek, Inc. (renamed  Video surveillance      Investigations and     July 1, 1998        $0.8 million in
  InPhoto               services                Intelligence                               cash and 352,381
  Surveillance)                                                                            shares
Protec S.A.             Armors cars in          Security Products and  September 30, 1998  $3.2 million in
                        Colombia                Services                                   cash and 38,788
                                                                                           shares
Holder Associates,      Security services in    Investigations and     October 1, 1998     $4.5 million in
  S.A.                  Argentina               Intelligence                               cash and 46,287
                                                                                           shares
Fact Finders Ltd.       Investigates            Investigations and     November 1, 1998    $3.2 million in
                        intellectual property   Intelligence                               cash, plus a
                        infringement cases in                                              3-year earn-out
                        Hong Kong and the                                                  of up to $3.0
                        Peoples Republic of                                                million based on
                        China                                                              profits
The Buchler Phillips    Corporate advisory      Investigations and     April 1, 1999       $12.0 million in
  Group                 practices               Intelligence                               cash and 366,469
                                                                                           shares

---------------
(1) Pooling of interest accounting requires the restating of all prior period consolidated financial information as though the acquired entity had always been a part of Kroll-O'Gara.

(2) In 1997 and 1998 Laboratory Specialists paid a total of approximately $5.9 million to acquire customer lists and related assets from Pathology Laboratories, Ltd., Harrison Laboratories, Inc., Accu-Path Medical Laboratory, Inc., and TOXWORX Laboratories, Inc.

(3) Kroll-O'Gara's consolidated financial statements include the reported results of each entity from its effective date of acquisition forward.

     Revenue recognition. Kroll-O'Gara recognizes net sales from certain military and most commercial armoring contracts using the percentage-of-completion method calculated utilizing the cost-to-cost approach. Under this method, Kroll-O'Gara accrues estimated contract revenues based generally on the percentage that costs to date bear to total estimated costs and recognizes estimated contract losses in full when it becomes likely that a loss will occur. Accordingly, Kroll-O'Gara periodically reviews and revises contract revenues and total cost estimates as the work progresses and as change orders are approved. It reflects adjustments in contract revenues, based upon the percentage of completion, in the period when the estimates are revised. To the extent that these adjustments result in an increase, a reduction or an elimination of previously reported contract revenues, Kroll-O'Gara recognizes a credit or a charge against current earnings, which could be material. Contract costs include all direct material and labor costs, along with certain direct overhead costs related to contract production. Kroll-O'Gara records provisions for any estimated total contract losses on uncompleted contracts in the period in which it concludes that the losses will occur. Changes in estimated total contract costs result in revisions to contract revenue. The revisions are recognized when determined.

     Kroll-O'Gara recognizes revenue from investigative and intelligence services as the services are performed. It records either billed or unbilled accounts receivable based on case-by-case invoicing determinations.

     Kroll-O'Gara recognizes revenue from telecommunications equipment and services as equipment is shipped or as services are provided. Revenue and related direct costs of brokered satellite time are recorded when payments are received from customers.

     Kroll-O'Gara recognizes information security service revenues, which consist of consulting fees on information security projects, ratably over the period of the agreement or according to the completed contract method of accounting for contract revenues, depending on the nature of the agreement.

  RESTRUCTURING OF OPERATIONS

     Due to the large number of acquisitions Kroll-O'Gara completed in 1997 and 1998, integration of the operations of the acquired companies with existing operations became a strategic initiative for Kroll-O'Gara's management in 1999. As part of this initiative, management continuously evaluates its business segments to ensure that its core businesses within the segments are operating efficiently. In 1998, most of the businesses were acquired as part of the Investigations and Intelligence Group. As a result of management's evaluation of this Group, the decision was made to close several less profitable operating facilities so that the Group could focus on integration of existing facilities with the newly acquired businesses. In 1997, the Security Products and Services Group completed several acquisitions as well. In evaluating the operations of this Group, management concluded that a cost savings initiative was required and would be achieved largely through operating process improvements and a corresponding decrease in personnel.

     In the first quarter of 1999, Kroll-O'Gara began implementation of a plan to reduce costs and improve operating efficiencies and recorded a non-recurring pre-tax restructuring charge of approximately $0.5 million. In the second quarter of 1999, Kroll-O'Gara completed the restructuring plan with an additional non-recurring pre-tax restructuring charge of $3.9 million. The principal elements of the restructuring plan were the closure of one Investigations and Intelligence Group office and the relocation of another Investigations and Intelligence Group office and the elimination of approximately 82 employees. The primary components of the restructuring charge were severance costs and lease termination costs. See Note 4(e) to The Kroll-O'Gara Company's Notes to Consolidated Financial Statements for more information.

  RESULTS OF OPERATIONS

     The following table sets forth, for the periods indicated, the items noted as a percentage of net sales:

                                                                                  FOR THE
                                                           FOR THE            SIX MONTHS ENDED
                                                   YEAR ENDED DECEMBER 31,        JUNE 30,
                                                   -----------------------    ----------------
                                                   1997     1998     1999      1999      2000
                                                   -----    -----    -----    ------    ------
Security products and services
  Commercial.....................................   29.4%    28.3%    25.2%    11.7%      9.4%
  Military.......................................   20.8     22.0     12.3     26.1      24.1
Investigations and intelligence..................   41.5     43.2     54.9     55.7      60.1
Voice and data communications....................    8.3      6.5      6.2      4.9       5.3
Information security.............................     --       --      1.3      1.6       1.1
                                                   -----    -----    -----    -----     -----
     Total net sales.............................  100.0%   100.0%   100.0%   100.0%    100.0%
Cost of sales....................................   68.1     65.5     63.2     61.5      64.2
                                                   -----    -----    -----    -----     -----
  Gross profit...................................   31.9     34.5     36.8     38.5      35.8
Operating expenses:
  Selling and marketing..........................    7.4      8.2      8.5      8.7       9.0
  General and administrative.....................   16.3     15.7     23.3     19.5      25.1
  Separation expenses............................     --       --       --       --       0.4
  Restructuring charge...........................     --       --      1.4      2.9        --
  Failed merger costs............................     --       --      0.5       --       1.2
  Merger related costs...........................    3.4      2.1      1.3      2.0       0.3
                                                   -----    -----    -----    -----     -----
Operating income (loss)..........................    4.8      8.4      1.9      5.4      (0.2)
Other income (expense):
  Interest expense...............................   (2.5)    (1.7)    (1.5)    (1.2)     (1.8)
  Interest income................................    0.1      0.5      0.1       --        --
  Other, net.....................................   (0.2)    (0.1)    (0.1)      --      (0.1)
                                                   -----    -----    -----    -----     -----
Income before provision for income taxes,
  extraordinary item and cumulative effect of
  accounting change..............................    2.2      7.0      0.4      4.2      (2.0)
Provision for income taxes.......................    1.6      2.7      0.8      1.8       0.8
                                                   -----    -----    -----    -----     -----
Income (loss) before extraordinary item and
  cumulative effect of accounting change.........    0.6      4.3     (0.4)     2.3      (2.9)
Extraordinary item...............................   (0.1)      --       --       --        --
Cumulative effect of accounting change...........   (0.2)      --     (0.2)    (0.5)       --
                                                   -----    -----    -----    -----     -----
Net income (loss)................................    0.3%     4.3%    (0.6)%    1.8%     (2.9)%
                                                   =====    =====    =====    =====     =====

Six Months Ended June 30, 2000 Compared to Six Months Ended June 30, 1999

     NET SALES. Net sales for the six months ended June 30, 2000 increased $11.0 million, or 7%, from $152.0 million in 1999 to $163.0 million in 2000.

     Security Products and Services Group. Net sales for the Security Products and Services Group for the six months ended June 30, 2000 decreased $2.8 million, or 5%, from $57.5 million in 1999 to $54.7 million in 2000. The decrease results from a decrease in net sales of military products and services of $2.6 million, or 14%, from $17.9 million in 1999 to $15.3 million in 2000. The decrease in net sales of military products and services was a result of the completion in the fourth quarter of 1999 of a contract with the U.S. Military to supply 738 armored High Mobility Multi-Purpose Wheeled

Vehicles ("HMMWVs") to the U.S. Army and the U.S. Air Force (the "738 Contract"). The 738 Contract, which began in 1998, resulted in higher levels of production and net sales as a result of an aggressive delivery schedule required by the U.S. Air Force. In 2000, Kroll-O'Gara's military product sales were based solely on a newer contract for 245 Up-Armored HMMWVs, which does not provide for an aggressive delivery schedule.

     Also included in net sales for the Security Products and Services Group are sales of commercial armoring products and services, which decreased 1%, from $39.6 million in 1999 to $39.4 million in 2000. In one foreign location, net sales in the second quarter of 2000 decreased because base units needed to start production on signed contracts were not available due to recalls by the original equipment manufacturer in order to fix safety defects.

     Investigations and Intelligence Group. Net sales for the Investigations and Intelligence Group increased $13.4 million, or 16%, from $84.6 million in 1999 to $98.0 million in 2000. A portion of this increase is a result of the Buchler Phillips acquisition, which was included only for the last three months of the six months ended June 30, 1999. Excluding purchase acquisitions, sales increased $8.4 million. This increase primarily stems from internal growth in the Group's domestic Business Investigations and Intelligence and Corporate Services practices.

     Voice and Data Communications Group. Net sales for the Voice and Data Communications Group increased $1.1 million, or 15%, from $7.5 million in 1999 to $8.6 million in 2000. The increase in net sales is a result of a large foreign satellite communications integration contract received in the fourth quarter of 1999. In addition, the Group focused efforts on reducing its inventory of satellite communications equipment in order to improve cash flow and offered slightly discounted prices in order to move certain inventory.

     Information Security Group. Net sales for the Information Security Group decreased $0.7 million, or 27%, from $2.5 million in 1999 to $1.8 million in 2000. Net sales decreased due to a continuing focus on development of this Group's service capabilities and the related inability to establish a firm customer base until the development of the business is complete.

     COST OF SALES AND GROSS PROFIT. Cost of sales for the six months ended June 30, 2000 increased 12%, from $93.6 million in 1999 to $104.7 million in 2000. The increase in cost of sales was partially due to the Buchler Phillips acquisition, which was included only for the last three months of the six months ended June 30, 1999. Excluding this acquisition, cost of sales increased $8.2 million. This increase in cost of sales was primarily due to increased employee compensation costs and subcontractor fees associated with generating professional fee revenue in the Investigations and Intelligence Group. Gross margin for the six months ended June 30, 2000 was 35.8%, as compared with 38.5% for the same period in 1999.

     Gross margin for the Security Products and Services Group decreased approximately 6.3 percentage points from 32.3% in 1999 to 26.0% in 2000. In the second quarter of 2000, new vehicle models caused additional costs as prototypes for the new models had to be completed before full production could begin. All prototype costs were expensed as incurred. In 1999, there were no substantial prototype expenses. In addition, commercial armoring margins were impacted by the previously mentioned original equipment manufacturer recalls as well as competitive pricing pressures and pricing concessions necessitated by poor foreign economic conditions in certain locations.

     Gross margin decreased approximately 0.8 percentage points from 44.7% in 1999 to 43.9% in 2000 for the Investigations and Intelligence Group. The decrease in gross margin was due to increased fixed costs associated with increased employee compensation and benefits as well as increased subcontractor fees associated with generating professional fee revenue.

     Gross margin for the Voice and Data Communications Group increased 5.0 percentage points from 11.0% in 1999 to 16.0% in 2000. This increase relates to a change in sales mix from 1999 to 2000. In 1999, sales were based exclusively on sales of the Group's navigation and satellite communication products. Due to softness in the market at the time, these sales were at much lower margins than had previously been achieved. In 2000, the Group continued work on a large foreign satellite communications integration contract received in the fourth quarter of 1999. Because the contract involved integration services as well as equipment, sales and gross margin were higher than product sales alone.

     OPERATING EXPENSES. Operating expenses for the six months ended June 30, 2000 increased $8.3 million, or 17%, from $50.3 million in 1999 to $58.7 million in 2000. This increase is despite a decrease in non-recurring expenses of $4.3 million, from $7.5 million in 1999 to $3.1 million in 2000. Non-recurring charges in 2000 consist of approximately $2.0 million of costs associated with the failed recapitalization merger with Blackstone as well as $0.7 million of costs associated with the separation of Kroll-O'Gara's Security Products and Services Group and Investigations and Intelligence Group. In addition, $0.4 million of costs relate to additional merger integration costs associated with the acquisitions completed in 1999. In 1999, non-recurring expenses included $3.1 million of merger-related expenses primarily for the Background America merger as well as a restructuring charge of $4.4 million.

     Excluding non-recurring expenses, operating expenses increased $12.7 million. Approximately $1.6 million of this increase is due to operating expenses incurred by Buchler Phillips in the first quarter of 2000. The Buchler Phillips acquisition was not completed until the second quarter of 1999 and its operating expenses are not included in Kroll-O'Gara's historical financial information until the effective date of the acquisition, April 1, 1999. Also included in this increase were $2.1 million for depreciation and amortization of fixed and intangible assets, including goodwill, and $1.4 million for bad debt expense. In the first six months of 2000, slow customer payments as well as several customer bankruptcies prompted Kroll-O'Gara's Investigations and Intelligence Group to increase its reserve for uncollectible accounts receivable. In addition, operating expenses in the Information Security Group increased $3.3 million as a result of the continuing focus on development of this Group's software products capabilities, including an increase in professional and support personnel to support the increased development. The remaining increase relates to an increase in expenses related to the additional legal, accounting, insurance and information system costs required to administer the growth experienced by Kroll-O'Gara due to the acquisitions completed in December 1998 and throughout 1999.

     As a percent of net sales, operating expenses, before non-recurring charges, increased from 28.2% in 1999 to 34.1% in 2000. As mentioned previously, the increase in operating expenses as a percentage of net sales is primarily a result of increased fixed costs to develop the Information Security Group's software products capabilities and to administer the growth experienced by Kroll-O'Gara due to the acquisitions completed in December 1998 and throughout 1999.

     INTEREST EXPENSE. Interest expense for the six months ended June 30, 2000 increased $1.0 million, or 53%, from $1.9 million in 1999 to $2.9 million in 2000. This increase was the result of increased borrowings on Kroll-O'Gara's revolving credit facility. For most of the first six months of 1999, Kroll-O'Gara had excess funds as a result of a public offering of stock completed in May 1998 and no additional borrowings were required on the revolving credit facility until the purchase of Buchler Phillips on June 3, 1999.

     PROVISION FOR INCOME TAXES. The provision for income taxes for the six months ended June 30, 2000 was $1.4 million compared to $2.8 million in 1999. Despite a pre-tax loss in the first six months of 2000, Kroll-O'Gara recorded a provision for income taxes for certain foreign subsidiaries which generated income in the period. In addition, certain foreign jurisdictions realized losses during the first six months of 2000 from which Kroll-O'Gara was not able to benefit for tax purposes due to the uncertainty relating to the future realizability of the net operating loss carryforward.

     CUMULATIVE EFFECT OF CHANGE IN ACCOUNTING PRINCIPLE. Kroll-O'Gara had previously capitalized costs associated with the start-up of activities, including pre-operating costs, organization costs and other start- up costs. These capitalized costs were amortized over periods ranging from one to five years. The capitalized amount, $1.2 million before tax, was expensed in 1999 in accordance with the American Institute of Certified Public Accountants Statement of Position 98-5, "Reporting on the Cost of Start-Up Activities." The amount expensed is shown net of applicable tax benefit of $0.4 million.

1999 Compared to 1998

     NET SALES. Net sales for the year ended December 31, 1999 increased $49.7 million, or 18%, from $272.2 million in 1998 to $321.9 million in 1999.

     Security Products and Services Group. Net sales for the Security Products and Services Group decreased $16.0 million, or 12%, from $136.8 million in 1998 to $120.8 million in 1999. The decrease related to a decrease in net sales of military products and services of $20.2 million, or 34%, from $59.8 million in 1998 to $39.6 million in 1999. In April 1998, Kroll-O'Gara began work on a new contract with the U.S. Military to supply 738 armored HMMWVs to the U.S. Army and the U.S. Air Force. In addition, Kroll-O'Gara continued work on a previous contract with the U.S. Military for 360 Up-Armored HMMWVs through July of 1998. The combination of production on the two contracts as well as an aggressive delivery schedule required by the U.S. Air Force relating to the 738 Contract resulted in unusually high levels of production and net sales in 1998. In 1999, levels of production and net sales more nearly approximated those of 1997.

     Also included in net sales for the Security Products and Services Group are sales of commercial armoring products and services, which increased $4.2 million, or 5%, from $77.0 million in 1998 to $81.2 million in 1999. Increases in net sales for security services accounted for the increase in commercial net sales as these services increased $4.1 million, or 43%, for the year ended December 31, 1999 in comparison with 1998. The increase in net sales of security services was primarily the result of increased sales associated with the introduction of driver's training operations in Texas and Mexico in 1999.

     Investigations and Intelligence Group. Net sales for the Investigations and Intelligence Group increased $59.3 million, or 50%, from $117.6 million in 1998 to $176.8 million in 1999. A substantial portion of this increase was a result of the acquisitions of Lindquist Avey, InPhoto, Corplex, Fact Finders, Holder and Buchler Phillips. These acquisitions have increased Kroll-O'Gara's presence in Asia, Europe and Latin America and have strengthened the Business Investigations and Analysis and Financial Services practices on a global scale. Excluding net sales reported by these acquired entities, net sales increased $16.8 million, or 17%, from $98.2 million in 1998 to $115.0 million in 1999. This increase primarily stems from internal growth in the Group's Corporate Services practices.

     Voice and Data Communications Group. Net sales for the Voice and Data Communications Group increased $2.3 million, or 13%, from $17.7 in 1998 to $19.9 million in 1999. This increase resulted from a large satellite telecommunications integration contract received and completed in the second half of 1999.

     Information Security Group. Net sales for the Information Security Group increased $4.2 million from $0.1 million in 1998 to $4.3 million in 1999. The Information Security Group initiated operations in February 1998 but had minimal sales as it was involved in start-up activities for most of the year.

     COST OF SALES AND GROSS PROFIT. Cost of sales increased $25.0 million, or 14%, from $178.4 million in 1998 to $203.5 million in 1999. The increase in cost of sales was due to the acquisitions completed in 1998 and 1999. Excluding these acquisitions, cost of sales increased $1.6 million. Gross profit as a percentage of net sales was 34.5% and 36.8% for 1998 and 1999, respectively. The overall increase in gross profit as a percent of net sales was primarily the result of a shift in sales mix in which higher margin Investigations and Intelligence Group and Information Security Group net sales increased as a percentage of total net sales.

     Gross margins for the Security Products and Services Group were 28.8% and 29.0% in 1998 and 1999, respectively. Gross margin increased as a result of a planned shift in sales mix in the Security Products and Services Group's domestic operations to increased commercial armoring sales and military spare parts sales, both of which have higher margins. However, this gross margin increase was almost completely offset by poor gross margin performance experienced in all foreign operations as a result of competitive pricing pressures and pricing concessions necessitated by foreign economic conditions. A transition to higher levels of armoring in Latin and South America also slowed sales and required some inventory writeoffs. Additionally, currency devaluations in South America hurt margins and slowed sales.

     Gross margins for the Investigations and Intelligence Group were 43.9% and 44.5% in 1998 and 1999, respectively. The increase in gross margin was primarily a result of the acquisition of Buchler Phillips which historically has had higher margins than the other Investigations and Intelligence businesses.

     Gross margins for the Voice and Data Communications Group were 20.0% and 12.1% in 1998 and 1999, respectively. The decrease in gross margin was a result of an increase in the Group's inventory reserve which resulted from technology changes in the telecommunications market effectively reducing demand and lowering sales prices for certain items in the Group's inventory.

     Gross margin at the Information Security Group reflects a full year of operations and was 52.9% in 1999.

     Historically, Kroll-O'Gara has experienced a higher gross margin associated with revenue from its Investigations and Intelligence Group in comparison with the Security Products and Services Group. Management expects the level of gross margin to remain relatively consistent within each Group.

     OPERATING EXPENSES. Operating expenses increased $41.4 million, or 58%, to $112.3 million in 1999 from $70.9 million in 1998. The increase was partially due to the acquisitions completed in 1998 and 1999. Operating expenses of acquired companies represented $24.7 million of total operating expenses in 1999 and $6.4 million of total operating expenses in 1998. Excluding operating expenses of these acquisitions, operating expenses increased $23.1 million net of a $1.5 million recovery of a previously written off bad debt. Included in this increase was a restructuring charge of $4.4 million and $5.0 million for depreciation and amortization of intangible assets including goodwill. In addition, approximately $5.0 million of the increase in expenses related to the additional legal, accounting, insurance and information systems costs required to administer the growth experienced by Kroll-O'Gara since the beginning of 1998. A key component of these costs was the implementation of new enterprise systems at one of the Security Products and Services Group's subsidiaries and at one of the Investigation and Intelligence Group's subsidiaries as well as new corporate financial reporting software. The remaining increase, $10.2 million, related to overall compensation and benefits increases, an increase in the level of personnel working to administer the growth experienced by Kroll-O'Gara since the beginning of 1998 and other administrative, marketing and facility costs.

     In 1998, Kroll-O'Gara recorded approximately $5.7 million in expenses related to the mergers with Laboratory Specialists, Schiff, Securify and Background America. In 1999, Kroll-O'Gara recorded approximately $4.1 million in merger and integration related expenses associated with the above mentioned mergers. In addition, Kroll-O'Gara recorded approximately $1.6 million in failed merger expenses associated with the failed recapitalization merger with Blackstone.

     As a percent of net sales, operating expenses, before merger related, restructuring and failed merger costs, were 23.9% in 1998 and 31.8% in 1999. As mentioned previously, the increase in operating expenses as a percentage of net sales was primarily a result of increased fixed costs to administer the growth experienced by Kroll-O'Gara since the beginning of 1998.

     INTEREST EXPENSE. Interest expense increased $0.3 million, or 6%, to $5.0 million in 1999, compared to $4.7 million in 1998. With the completion of the May 1998 offering, a significant portion of Kroll-O'Gara's indebtedness was repaid (approximately $14.8 million). As a result, Kroll-O'Gara experienced lower interest expense starting in the third quarter of 1998 and continuing through the first quarter of 1999. However, due to the significant number of acquisitions completed in the second half of 1998 and first half of 1999, remaining cash from the offering was utilized. Kroll-O'Gara began to draw on its $25.0 million credit facility in 1999, primarily to fund the $12.0 million cash portion of the Buchler Phillips purchase price and to fund overall growth and working capital, particularly the additional cash needs of the Information Security Group.

     INTEREST INCOME. Interest income decreased $0.9 million, or 68%, to $0.4 million in 1999, compared to $1.3 million in 1998. Net proceeds of the May 1998 offering that were not used to repay debt were invested in short-term instruments with maturities of three months or less. The return on these investments was responsible for the increased interest income in 1998. In 1999, the remaining investments were liquidated to fund acquisitions and increases in working capital needs as a result of acquisitions and growth.

     PROVISION FOR INCOME TAXES. The provision for income taxes was $2.4 million in 1999 in comparison with $7.4 million in 1998. The effective tax rates for the periods were 38% in 1998 and 189% in 1999. In 1999, Kroll-O'Gara booked taxes at an effective rate significantly higher than it had previously experienced largely due to the non-deductibility of some of the merger related expenses incurred in the period as well as increases in nondeductible goodwill and intangible amortization. The 1999 tax provision also reflects the favorable impact of the reversal of the valuation allowance related to certain foreign jurisdiction net operating loss carryforwards, net of other foreign losses that do not have a current benefit. In 1998, Kroll-O'Gara determined that certain of the Kroll Holdings merger expenses qualified for future deductibility which favorably impacted the effective tax rate in 1998.

     In addition, the 1998 tax provision also reflects the favorable impact of foreign locations with statutory tax rates at levels below U.S. tax rates and the reversal of the valuation allowance related to certain foreign net operating loss carryforwards. Certain foreign operations, especially those of the Voice and Data Communications Group, realized losses in 1999 from which Kroll-O'Gara was not able to benefit for tax purposes.

     CUMULATIVE EFFECT OF CHANGE IN ACCOUNTING PRINCIPLE. Kroll-O'Gara had previously capitalized costs associated with the start-up of activities, including pre-operating costs, organization costs and other start-up costs. These capitalized costs were amortized over periods ranging from one to five years. The capitalized amount, $1.2 million before tax, was expensed in 1999 in accordance with the American Institute of Certified Public Accountants Statement of Position 98-5, "Reporting on the Cost of Start-Up Activities." The amount expensed is shown net of applicable tax benefit of $0.4 million.

     NET INCOME (LOSS). Net income decreased $13.7 million from $11.8 million in 1998 to a loss of $1.9 million in 1999. The decrease was due primarily to a $41.4 million increase in operating expenses, partially offset by $24.7 million in increased gross profit and a decreased provision for income taxes, as discussed above.

1998 Compared to 1997

     NET SALES. Net sales for the year ended December 31, 1998 increased $61.9 million, or 29%, from $210.3 million in 1997 to $272.2 million in 1998.

     Security Products and Services Group. Net sales for the Security Products and Services Group increased $31.3 million, or 30%, from $105.6 million in 1997 to $136.8 million in 1998. The increase included net sales of commercial products and security services, which increased $15.2 million, or 25%, from $61.8 million in 1997 to $77.0 million in 1998. The increase in commercial net sales was primarily due to continued growth in Kroll-O'Gara's international armoring divisions. During 1996, 1997 and 1998, Kroll-O'Gara initiated start-up armoring operations in Mexico, Brazil and the Philippines, and acquired Labbe, IMEA and the assets of Protec.

     Increases in net sales for security services also contributed to the increase in commercial net sales for the Security Products and Services Group. Net sales of these services increased $2.1 million, or 29%, for the year ended December 31, 1998 in comparison with 1997.

     Net sales for the Security Products and Services Group included sales of military products and services, which increased $16.1 million, or 37%, from $43.7 million in 1997 to $59.8 million in 1998. In April 1998, Kroll-O'Gara began work on the 738 Contract. Production on Kroll-O'Gara's previous contract with the U.S. Military for 360 Up-Armored HMMWVs continued through July 1998. The combination of production on the two contracts was a factor in the increase in net sales.

     The U.S. Air Force dictated an aggressive delivery schedule for the 738 Contract. This delivery schedule required Kroll-O'Gara to maintain an increased level of production in 1998 for the Up-Armored HMMWV in comparison with production levels in previous periods.

     Investigations and Intelligence Group. Net sales for the Investigations and Intelligence Group increased $30.3 million, or 35%, from $87.3 million in 1997 to $117.6 million in 1998. The increases in 1998 were primarily due to the inclusion of net sales from the acquisitions of Lindquist Avey, InPhoto, Corplex, Fact Finders and Holder. Excluding net sales reported by these acquired entities, net sales for the Investigations and Intelligence Group would have been $98.2 million for the year ended December 31, 1998, in comparison with $87.3 million for the year ended December 31, 1997, an increase of 12%.

     The increase in net sales without acquisitions in the Investigations and Intelligence Group was the result of an internal growth plan carried out by the Group in 1998. During the year, the Investigations and Intelligence Group opened offices in Dallas, Boston, Houston and Mexico City.

     Voice and Data Communications Group. Net sales for the Voice and Data Communications Group increased $0.2 million, or 1%, from $17.4 million in 1997 to $17.7 million in 1998.

     Information Security Group. The Information Security Group initiated operations in 1998, recording net sales of $0.1 million.

     COST OF SALES AND GROSS PROFIT. Cost of sales increased $35.2 million, or 25%, from $143.2 million in 1997 to $178.4 million in 1998. The increase in cost of sales was due to the increased level of business activity experienced in 1998. Gross profit as a percentage of net sales was 31.9% and 34.5% for 1997 and 1998, respectively. This increase was primarily due to an increase, of approximately 5 percentage points, in gross profit as a percent of net sales experienced in the Investigations and

Intelligence Group. This increase was due to high margin engagements booked during the year which are historically infrequent in nature.

     Gross margins for the Security Products and Services Group were 28.4% and 28.8% in 1997 and 1998, respectively.

     Gross margins for the Voice and Data Communications Group were 17.9% and 20.0% in 1997 and 1998, respectively. The increase in gross margin was a result of a one time reconciliation of cost recognized on air time sold with the satellite communications equipment.

     OPERATING EXPENSES. Operating expenses increased $13.9 million, or 24%, to $70.9 million in 1998 from $57.0 million in 1997. Included in operating expenses in 1997 were approximately $7.2 million in expenses related to the merger with Kroll Holdings. In 1998, Kroll-O'Gara recorded approximately $5.7 million in merger related expenses primarily associated with the Laboratory Specialists, Schiff, Securify and Background America mergers.

     Before merger related expenses, operating expenses increased $15.3 million, or 31%, from $49.8 million in 1997 to $65.2 million in 1998. The increase was primarily attributable to an increase in the level of personnel and professional services required to administer the growth experienced by Kroll-O'Gara in 1998.

     As a percent of net sales, operating expenses, before merger related costs, were 23.7% in 1997 and 23.9% in 1998. As a result of investments made by Kroll-O'Gara in facilities and personnel in previous periods, Kroll-O'Gara did not require additional commitments of fixed cost relative to the level of net sales in 1998.

     INTEREST EXPENSE. Interest expense for the year ended December 31, 1998 decreased $0.6 million, or 11%, to $4.7 million, compared to $5.2 million in 1997. With the completion of the May 1998 offering, a significant portion of Kroll-O'Gara's indebtedness was repaid (approximately $14.8 million). As a result, Kroll-O'Gara experienced lower interest expense starting in the third quarter of 1998.

     On May 30, 1997, Kroll-O'Gara entered into an agreement with institutional investors to issue and sell $35.0 million worth of Senior Notes. This agreement contained a provision for a reduction of the interest rate if specified criteria were met. Kroll-O'Gara complied with the criteria and the step down of rates commenced in the second quarter of 1998. The reduction changed the interest rate from 9.56% to 8.56% and contributed to the decrease in interest expense in 1998.

     INTEREST INCOME. Interest income for the year ended December 31, 1998 increased $1.1 million, or 638%, to $1.3 million, compared to $0.2 million in 1997. Net proceeds of the May 1998 offering that were not used to repay debt were invested in short-term instruments with maturities of three months or less. The return on these investments was responsible for the increase in interest income in 1998.

     PROVISION FOR INCOME TAXES. The provision for income taxes was $7.4 million for the year ended December 31, 1998 in comparison with $3.3 million for the same period in 1997. The effective tax rates for the periods were 72% in 1997 and 38% in 1998. In 1997, Kroll-O'Gara booked taxes at an effective rate significantly higher than it had previously experienced largely due to the non-deductibility of some of the merger related expenses incurred in the period. In 1998, Kroll-O'Gara determined that certain of the Kroll Holdings merger expenses qualified for future deductibility which favorably impacted the effective tax rate in 1998.

     In addition, the 1998 tax provision also reflected the favorable impact of foreign locations with statutory tax rates at levels below U.S. tax rates and the reversal of the valuation allowance related to certain foreign net operating loss carryforwards.

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

     NET INCOME. Net income increased $11.1 million from $0.7 million in 1997 to $11.8 million in 1998. The increase was due primarily to a $26.7 million increase in gross profit, offset by $13.9 million in increased operating expenses and an increased provision for income taxes, as discussed above.

  LIQUIDITY AND CAPITAL RESOURCES

     General. Kroll-O'Gara historically has met its operating cash needs by utilizing borrowings under its credit arrangements and net proceeds from public offerings to supplement cash provided by operations, excluding non-cash charges such as depreciation and amortization.

     Credit Facility. On September 14, 2000, Kroll-O'Gara amended its credit agreement to provide for an extension of its temporary increase in its revolving line of credit from $25.0 million to $40.0 million. Pursuant to the amended credit agreement, the increase in the revolving line of credit is effective until January 1, 2001, at which time all borrowings in excess of $25.0 million must be repaid. The credit facility continues to provide for a letter of credit facility of approximately $7.6 million. Both the letter of credit facility and the line of credit mature on May 31, 2001. Advances under the revolving line of credit bear interest at rates ranging from prime to prime plus 0.75%, or, at Kroll-O'Gara's option, LIBOR plus 1.50% to LIBOR plus 2.50%, dependent upon a defined financial ratio. Borrowings under this line of credit were approximately $22.8 million and $34.3 million at December 31, 1999 and June 30, 2000, respectively.

     This credit agreement includes financial covenants which, among other restrictions, require the maintenance of certain financial ratios and other financial requirements, including an interest coverage ratio and net worth minimum, and impose limitations on foreign investment, goodwill, additional indebtedness and capital expenditures. Pursuant to the amended credit agreement, certain of these financial ratios were revised. Kroll-O'Gara was not in compliance with certain of these covenants at June 30, 2000. The lender subsequently waived or amended all such events of non-compliance.

     Effective June 3, 1999, with the acquisition of Buchler Phillips, Kroll-O'Gara acquired a demand note with maximum borrowings of pound sterling
2.5 million. The demand note bears interest at the Bank of England's base rate plus 1.5%. Maximum borrowings permitted pursuant to this demand note were approximately $4.0 million. Borrowings outstanding pursuant to this demand note were $3.4 million and $2.9 million, respectively, as translated at December 31, 1999 and June 30, 2000.

     Kroll-O'Gara's $35.0 million of senior unsecured notes payable also contain financial covenants, which among other restrictions, require the maintenance of a minimum level of net worth and a fixed charge coverage ratio. Kroll-O'Gara was not in compliance with the fixed charge coverage ratio at June 30, 2000. The note holders subsequently waived or amended this event of non-compliance.

     As described above, Kroll-O'Gara has entered into an agreement for the separation of its principal business groups into two public companies. Management is currently in discussions with its banks to provide financing subsequent to the separation. Pending the separation, Kroll-O'Gara will require additional sources of capital to supplement operating cash flow, either through amending and increasing its credit facilities, through an equity offering of one of its subsidiaries or both. In the absence of the separation of the businesses, management is of the opinion that there will be sufficient liquidity available from existing operations and credit facilities, which can be supplemented, if necessary, with additional secured or unsecured financing, to finance the continuing operations of Kroll-O'Gara.

     Cash flows from operating activities. Cash used in operating activities increased from $3.6 million in the first six months of 1999 to $4.9 million in the same period of 2000. In the first six months of 1999, cash was used primarily to fund working capital investments offset by net income. In the first six months of 2000, cash was used primarily to fund Kroll-O'Gara's net loss which resulted from the net loss incurred by the Information Security Group.

     Operating activities used $5.3 million in net cash in 1999 in comparison with $13.3 million in net cash used in operating activities in 1998. From the inception in 1993 of Kroll-O'Gara's contract with the U.S. Government to armor the HMMWV through the first quarter of 1998, Kroll-O'Gara was designated a Small Business according to U.S. Government procurement regulations. Thereafter, Kroll-O'Gara's designation was changed to Large Business for government procurement purposes.

     The change in designation has affected contract progress payments from the government, and Kroll-O'Gara's cash flow, in two ways. First, since the change, the progress payments have been determined using a smaller percentage of total cost committed than before. Second, Kroll-O'Gara has been reimbursed for vendor invoices paid instead of expenses incurred. Although these changes do not affect the total amount ultimately collected, they defer some of the amounts previously included as part of a progress payment until the vehicles are delivered.

     The majority of these adjustments to the way Kroll-O'Gara is reimbursed for its military business were applied to the HMMWV contracts in 1998. This resulted in a significant increase in the balance of Cost and Estimated Earnings in Excess of Billings on Uncompleted Contracts and its related effect on cash flows from operating activities.

     Kroll-O'Gara will continue to absorb the effect of the change in procurement designation throughout the life of the HMMWV contract. Although there will be no effect on Cash Flows from Operating Activities on a cumulative basis, the change in payment terms will impact accounts receivable and Cost and Estimated Earnings in Excess of Billings on Uncompleted Contracts from period-to-period.

     Cash used in operating activities decreased approximately $8.0 million in 1999 as compared to 1998. Unlike the large increase from 1997 to 1998 as a result of the change in timing of progress payments for Kroll-O'Gara's HMMWV contracts, Cost and Estimated Earnings in Excess of Billings on Uncompleted Contracts account decreased slightly in 1999. This, combined with the increase in amortization and depreciation expense, partially offset by a $5.4 million increase in cash used for trade receivables and the overall net loss experienced in 1999, contributed to the decreased use of cash from operating activities.

     Cash flows from investing activities. In the six months ended June 30, 2000, Kroll-O'Gara incurred $4.9 million of capital expenditures primarily for upgrades of general information systems as well as additional leasehold improvements and office furniture and fixtures related to new office space in the Investigations and Intelligence Group. In the six months ended June 30, 1999, Kroll-O'Gara incurred capital expenditures of $9.3 million primarily related to the acquisition and implementation of two new enterprise systems, one at its Security Products and Services Group and one at its Investigations and Intelligence Group. The Security Products and Services Group is still in the process of implementing additional modules of its new enterprise system; Kroll-O'Gara currently estimates it will be completed by December 31, 2000. In 1999, Kroll-O'Gara sold $12.0 million of its marketable securities in order to fund its increased capital expenditure requirements. Additions to databases totaled $1.8 million and $2.2 million for the six months ended June 30, 1999 and 2000, respectively.

     In 1999, Kroll-O'Gara incurred capital expenditures of $19.2 million. Approximately $7.7 million related to the acquisition and implementation of two new enterprise systems, one at its Security Products and Services Group and one at its Investigation and Intelligence Group, as well as upgrades of general information systems unrelated to Kroll-O'Gara's Year 2000 compliance efforts. The Information Security Group incurred approximately $1.3 million of internal use software development costs which were capitalized in 1999. Additional capital expenditures of $6.2 million were made for machinery and

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equipment. The remaining $4.0 million of capital expenditures related primarily to normal periodic expenditures for leasehold improvements, vehicles and furniture and fixtures. In 1998, Kroll-O'Gara incurred normal periodic capital expenditures of $7.3 million. In 1999, Kroll-O'Gara sold $13.3 million of its marketable securities in order to fund its increased capital expenditure requirements. Additions to databases totaled $4.2 million and $3.9 million for the years ended December 31, 1998 and 1999, respectively.

     The levels of capital expenditures were in excess of the amounts permitted by the credit agreement between Kroll-O'Gara and KeyBank in 1999. KeyBank has provided Kroll-O'Gara a waiver from the requirements of this covenant.

     In addition to capital expenditures, 1999 investing activities included the acquisition of Buchler Phillips which required cash of approximately $12.0 million, net of cash acquired. In 1998, the acquisitions of Lindquist Avey, InPhoto, Holder and Fact Finders as well as the assets of Protec, Pathology Laboratories, Accu-Path, Harrison Laboratories and TOXWORX Laboratories required cash of approximately $18.6 million, net of cash acquired. Management anticipates that, to the extent Kroll-O'Gara continues to pursue strategic acquisitions, additional cash outlays will be required.

     Cash flows from financing activities. Cash provided by financing activities for the first six months of 1999 was $18.2 million. In the first six months of 2000, cash provided by financing activities was $5.0 million. In both periods, cash was provided by borrowings under bank lines of credit, net of repayments of long term debt.

     Net cash provided by financing activities was $57.9 million and $27.3 million for the years ended December 31, 1998 and 1999, respectively. Cash provided by financing activities for 1999 was primarily provided by borrowings under the bank lines of credit as well as proceeds from the exercise of stock options and warrants. Cash from financing activities in 1998 included approximately $60.4 million in net proceeds from the May offering. In addition, Laboratory Specialists completed a private offering of its stock in June 1998 with proceeds of approximately $2.3 million. Approximately $14.8 million of the proceeds from these transactions was used to repay indebtedness of Kroll-O'Gara.

     Cash flows from financing activities in 1998 also included convertible preferred stock issued by Securify, which was converted to Kroll-O'Gara common stock in Kroll-O'Gara's acquisition of Securify. The net proceeds to Securify associated with these shares were approximately $5.5 million.

     Foreign operations. Kroll-O'Gara attempts to mitigate the risks of doing business in foreign countries by separately incorporating its operations in those countries, maintaining reserves for credit losses, maintaining insurance on equipment to protect against losses related to political risks and terrorism, and using financial instruments to hedge Kroll-O'Gara's risk from translation gains and losses.

     Kroll-O'Gara utilizes derivative financial instruments, in the form of forward contracts, to hedge some of its exposure to foreign currency rate fluctuations. At June 30, 2000, nine such contracts, maturing between July 2000 and January 2002, were outstanding in connection with intercompany demand notes with certain subsidiaries. These contracts are intended to hedge Kroll-O'Gara's exposure to deterioration in the amount outstanding due to changes in currency translation rates. The notional amount, together with amortized premium, and the fair market value associated with these forward contracts were $17.9 million and $1.8 million, respectively. Gains or losses on existing forward instruments are offset against the translation effects reflected in shareholders' equity. The fair value of forward contracts is not recognized in the consolidated financial statements since they are accounted for as hedges. Kroll-O'Gara does not hold or issue derivative financial instruments for trading purposes.

     Quarterly fluctuations. Kroll-O'Gara's operations may fluctuate on a quarterly basis as a result of the timing of contract costs and revenues of its Security Products and Services Group, particularly from

                                       61
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its military and governmental contracts which are generally awarded on a periodic and/or sporadic basis. Kroll-O'Gara generally does not have long-term contracts with its clients in its Investigations and Intelligence Group and its ability to generate net sales is dependant upon obtaining many new projects each year, most of which are of a relatively short duration. Period-to-period comparisons within a given year or between years may not be meaningful or indicative of operating results over a full fiscal year.

     New accounting pronouncements. In June 1998, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities" (SFAS 133). SFAS 133 establishes accounting and reporting standards requiring that every derivative instrument, including certain derivative instruments embedded in other contracts, be recorded in the balance sheet as either an asset or liability measured at its fair value. SFAS 133 requires that changes in the derivative's fair value be recognized currently in earnings unless specific hedge accounting criteria are met. SFAS 133, as amended, is effective for fiscal years beginning after June 15, 2000. Kroll-O'Gara has several forward contracts in place in association with demand notes from certain subsidiaries. These instruments qualify for hedge accounting. Kroll-O'Gara has not yet quantified the impact of adopting SFAS 133 on its financial statements and has not determined the timing of or method of adoption of SFAS 133. However, SFAS 133 could increase volatility in earnings and other comprehensive income.

     The Emerging Issues Task Force (EITF) Issue No. 00-20, "Accounting for Costs Incurred to Acquire or Originate Information for Database Content and Other Collections of Information", states that the EITF is considering different views for the accounting for database costs. One of the views would require Kroll-O'Gara to expense some or all of the database costs that Kroll-O'Gara currently capitalizes and amortizes, which is currently an acceptable alternative. Adoption of a different method of accounting for database costs could have a material impact on Kroll-O'Gara's financial position and results of operations. To date, the EITF has not made any official determinations on this issue.

     Forward-looking statements. This Management's Discussion and Analysis of Financial Condition and Results of Operations contains statements which Kroll-O'Gara believes are forward-looking statements within the meaning of
Section 21E of the Securities Exchange Act of 1934. These statements are based upon management's estimates, assumptions and projections and are subject to substantial risks and uncertainties. Factors that could cause actual results to differ materially from those in the forward-looking statements include, among other things: contract delays, reductions or cancellations; cost overruns with regard to fixed price contracts; problems and costs associated with integrating business combinations; various political and economic risks of conducting business outside the United States, including foreign economic conditions and currency rate fluctuations; changes in laws and regulations; adjustments associated with percentage-of-completion accounting; inability of sub-contractors to perform on schedule and meet demand; unexpected competitive pressures resulting in lower margins and volumes; uncertainties in connection with start-up operations and opening new offices; higher- than-anticipated costs of financing the business; loss of senior personnel; and changes in the general level of business activity.

  QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

     See "Liquidity and Capital Resources -- Foreign Operations," above. In
addition, see Note   "Fair Value of Financial Instruments" of the Notes to The
Kroll-O'Gara Company's Consolidated Financial Statements.

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

MARKET PRICES AND DIVIDENDS

  MARKET PRICES

     Kroll-O'Gara common stock trades on the Nasdaq National Market under the symbol "KROG." On September 1, 2000, there were approximately 225 record holders of Kroll-O'Gara common stock.

     The table below sets forth the high and low sale prices for Kroll-O'Gara common stock as reported by The Nasdaq Stock Market for the periods indicated.

                                                             HIGH      LOW
                                                            ------    ------
1998
First Quarter.............................................  $19.25    $16.50
Second Quarter............................................   22.00     17.00
Third Quarter.............................................   26.00     18.50
Fourth Quarter............................................   40.50     20.00
1999
First Quarter.............................................  $40.88    $26.31
Second Quarter............................................   29.00     20.00
Third Quarter.............................................   26.31     14.31
Fourth Quarter............................................   17.19     11.94
2000
First Quarter.............................................  $16.69    $10.94
Second Quarter............................................   10.94      4.56
Third Quarter (through 2000)..............................

     On              , 2000, the closing price of Kroll-O'Gara common stock on
the Nasdaq National Market was $     per share.

  DIVIDENDS

     Kroll-O'Gara has never paid cash dividends but, instead, has retained its earnings to finance its operations and for the growth and development of its business. Kroll-O'Gara does not anticipate paying cash dividends on its shares of Kroll-O'Gara common stock in the foreseeable future. Additionally the terms of Kroll-O'Gara's Senior Notes and the credit agreement with its bank require maintenance of certain financial ratios which may limit the funds available for cash dividends. For information regarding the expected dividend policies of The O'Gara Company and KRCS after the split-up, see "The O'Gara Company-Financing; Dividend Policy" and "Kroll Risk Consulting Services, Inc.-Financing; Dividend Policy."

LEGAL PROCEEDINGS

     Kroll-O'Gara has been named as a defendant in eight lawsuits alleging that its officers and directors breached their fiduciary duties in connection with the now terminated proposed acquisition of a majority of Kroll-O'Gara's shares by a company formed by Blackstone Capital Partners III Merchant Banking Fund L.P. Five of the lawsuits were filed in the Court of Common Pleas, Butler County, Ohio, and were consolidated on November 29, 1999. The remaining three lawsuits were filed in the United States District Court for the Southern District of New York and were consolidated on November 30, 1999. In amended complaints, plaintiffs allege that Kroll-O'Gara's officers and directors breached their fiduciary duties by deferring acquisitions, by negotiating an inadequate acquisition price, by failing to engage in arms-length negotiations and by failing to seek redress from Blackstone after Blackstone terminated the proposed transaction. The plaintiffs also allege that Blackstone and AIG aided and abetted the directors' and officers' alleged breaches of fiduciary duties. The plaintiffs seek to bring their claims derivatively on behalf of Kroll-O'Gara and also seek class certification. On behalf of Kroll-O'Gara and putative plaintiff classes of shareholders, they seek a declaration that the individual defendants breached their fiduciary duty and seek damages and attorneys' fees in an unspecified amount. The defendants believe that the allegations in the complaints are wholly meritless and will defend the suits vigorously.

     Kroll-O'Gara has learned that an individual has filed a qui tam suit, which is under seal, against Kroll-O'Gara under the Civil False Claims Act, 31 U.S.C. sec.3729, alleging that Kroll-O'Gara and three of its vendors knowingly violated their contractual requirements with the U.S. Army. On January 18, 2000, an attorney for the U.S. Department of Justice stated that it was his intention to recommend that the Government intervene and take over the suit and estimated Kroll-O'Gara's liability to be as high as $16,000,000 stemming from its vendors' alleged failure to have certified welders. Although Kroll-O'Gara strongly disputes the Government's contentions against it and will vigorously contest the Government's claims, in September 2000, Kroll-O'Gara began settlement negotiations with the U.S. Department of Justice. Management currently believes a settlement of this matter is possible for approximately $1.1 million and Kroll-O'Gara will accrue this expense in the third quarter of fiscal 2000.

     In addition to the matters discussed above, Kroll-O'Gara is involved in litigation from time to time in the ordinary course of its business; however, the company does not believe that there is any currently pending litigation, individually or in the aggregate, that is likely to have a material adverse effect on its business, financial condition, results of operations or cash flows.

PRINCIPAL SHAREHOLDERS AND HOLDINGS OF MANAGEMENT

     The following table sets forth certain information regarding the beneficial ownership of Kroll-O'Gara common stock on September 8, 2000 by (1) each beneficial owner of more than five percent of the common stock, (2) each director and named executive officer individually and (3) all directors and executive officers of Kroll-O'Gara as a group. Unless otherwise indicated, all shares are owned directly and the indicated owner has sole voting and dispositive power with respect to such shares.

                                                              BENEFICIAL OWNERSHIP(1)
                                                              -----------------------
                            NAME                                NUMBER       PERCENT
                            ----                              -----------    --------
Jules B. Kroll(2)(3)........................................   2,879,991       12.9
Thomas M. O'Gara(2).........................................   2,441,369       10.9
Wilfred T. O'Gara...........................................     380,489        1.7
Michael G. Cherkasky........................................     217,814          *
Marshall S. Cogan...........................................       2,000          *
Raymond E. Mabus............................................       4,000          *
Nazzareno E. Paciotti.......................................     138,845          *
Hugh E. Price...............................................      27,889          *
William S. Sessions.........................................       4,000          *
All directors and executive officers as a group (11
  persons)..................................................   6,248,363       27.3
American International Group, Inc.(2).......................   1,444,212        6.5

---------------
* Less than 1%.

(1) Includes the following numbers of shares of common stock which may be acquired through the exercise of currently exercisable stock options or stock options which become exercisable within 60 days after September 1, 2000: Mr. Kroll, none; Mr. Thomas M. O'Gara, 23,150 shares; Mr. Wilfred T. O'Gara, 137,447 shares; Mr. Cherkasky, 189,154 shares; Mr. Cogan, 2,000 shares, Mr. Mabus, 4,000 shares; Mr. Paciotti, 125,529 shares; Mr. Price, 27,889 shares; Mr. Sessions, 4,000 shares; and all directors and executive officers as a group, 608,169 shares. Also includes for Mr. Cherkasky, 250 shares of restricted stock that vest within 60 days of September 8, 2000.

(2) Mr. Kroll's address is 900 Third Avenue, New York, New York 10022. Mr. O'Gara's address is 9113 LeSaint Drive, Fairfield, Ohio 45014. AIG's address is 70 Pine Street, New York, New York 10270.

(3) Does not include 192,560 shares held by trusts for the benefit of Mr. Kroll's adult children, in which Mr. Kroll disclaims any beneficial interest.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires Kroll-O'Gara's executive officers and directors, and persons who beneficially own more than ten percent of Kroll-O'Gara's equity securities, to file reports of security ownership and changes in such ownership with the Securities and Exchange Commission. These persons also are required by SEC regulations to furnish Kroll-O'Gara with copies of all Section 16(a) forms they file. Based upon a review of copies of those forms and written representations from its executive officers and directors, Kroll-O'Gara believes that all Section 16(a) forms were filed on a timely basis during and for 1999.

                               THE O'GARA COMPANY

     This section gives financial, business and management information about The O'Gara Company after the split-up. The "Business" description generally is written as if the split-up already were completed.

FINANCING; DIVIDEND POLICY

FINANCING

     The O'Gara Company expects to obtain debt funding prior to completion of the split-up to repay the portion of Kroll-O'Gara's third party financing obligations assumed by it as well as a working capital and letter of credit facility.

DIVIDEND POLICY

     The O'Gara Company anticipates that any future earnings will be retained to finance its operations and for the growth and development of its business. Accordingly, The O'Gara Company does not anticipate paying cash dividends on its shares of common stock in the foreseeable future. Additionally the terms of the credit agreement with its bank is expected to require maintenance of certain financial ratios which may limit the funds available for cash dividends. The payment of any future dividends will be subject to the discretion of the Board of Directors of The O'Gara Company and will depend on the company's results of operations, financial position and capital requirements, general business conditions, restrictions imposed by financing arrangements, if any, legal restrictions on the payment of dividends and other factors the Board of Directors deems relevant.

                            PRO FORMA CAPITALIZATION

     The following table sets forth The O'Gara Company's capitalization as of June 30, 2000 (1) on an historical basis and (2) as adjusted to give effect to the split-up. This information should be read in conjunction with "Selected Historical and Unaudited Pro Forma Financial Information", The O'Gara Company's "Management's Discussion and Analysis of Financial Condition and Results of Operations" and its audited combined financial statements and related notes included elsewhere in this proxy statement.

                                                                 AT JUNE 30, 2000
                                                              ----------------------
                                                              ACTUAL     AS ADJUSTED
                                                              -------    -----------
                                                              (DOLLARS IN THOUSANDS)
Cash and cash equivalents...................................  $ 2,597      $ 2,597
                                                              =======      =======
Short-term debt and current maturities of long-term
  debt(1)...................................................  $ 1,671      $ 1,671
Current portion of allocated Kroll-O'Gara long-term debt....   15,652       15,652
Long-term debt, less current maturities(1)..................      966          966
Allocation of Kroll-O'Gara long-term debt...................   15,725       15,725
Shareholders' equity:
     Preferred Stock, 1,000,000 shares authorized; no shares
      issued or outstanding.................................       --           --
     Common Stock, $0.01 par value, 15,000,000 shares
      authorized; 6,000,000 shares issued and outstanding on
      June 30, 2000, as adjusted............................       --           60
     Additional paid-in capital.............................       --       48,722
     Retained earnings (deficit)............................       --       (1,465)
     Advances from Kroll-O'Gara.............................   50,653           --
     Deferred compensation..................................     (826)          --
     Accumulated other comprehensive income (loss)..........   (3,115)      (3,115)
                                                              -------      -------
          Total shareholders' equity........................   46,712       44,202
                                                              -------      -------
          Total capitalization..............................  $80,726      $78,216
                                                              =======      =======

---------------

(1) For a description of The O'Gara Company's debt, see its "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources."

          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                           AND RESULTS OF OPERATIONS

     The following discussion of results of operations and financial condition is based upon and should be read in conjunction with The O'Gara Company's Combined Financial Statements and Notes. As a result of the acquisitions made by The O'Gara Company's parent, The Kroll-O'Gara Company, in 1997 and 1998, financial results from period-to-period may lack comparability .

RECENT DEVELOPMENTS

     In the third quarter of 2000, The O'Gara Company began implementation of a plan to reduce costs and anticipates incurring a total non-recurring pre-tax restructuring charge of less than $1.0 million. The primary component of the restructuring charge is severance related to the termination of employees.

GENERAL

     The O'Gara Company is a wholly owned holding company subsidiary of The Kroll-O'Gara Company and currently consists of most of the businesses that operate in Kroll-O'Gara's Security Products and Services Group as well as Securify, the business that operates as Kroll-O'Gara's Information Security Group.

     In April 2000, Kroll-O'Gara decided to explore the split-up of its principal businesses into two independent public companies; The O'Gara Company is a newly incorporated company organized in preparation for the split-up. Under an agreement and plan of reorganization and dissolution of Kroll-O'Gara adopted by Kroll-O'Gara's Board of Directors on August 30, 2000, the completion of which is subject to a number of conditions including the receipt of a favorable tax ruling and the approval by Kroll-O'Gara's shareholders, The O'Gara Company will receive substantially all of the assets and liabilities of Kroll-O'Gara's Security Products and Services Group, and 60% of Kroll-O'Gara's ownership interest in the common stock of Securify, as well as a portion of Kroll-O'Gara's assets and liabilities that are not attributable to a particular business group. The remaining business of Kroll-O'Gara, primarily the Investigations and Intelligence Group, the Voice and Data Communications Group and 40% of Kroll-O'Gara's ownership interest in the common stock of Securify, as well as the other assets and liabilities that are not attributable to a particular business group, will be transferred to and assumed by another newly incorporated company, Kroll Risk Consulting Services, Inc. After these transfers, certain management shareholders of Kroll-O'Gara will exchange all of their shares of Kroll-O'Gara common stock for shares of The O'Gara Company common stock and other management shareholders of Kroll-O'Gara will exchange all their shares of Kroll-O'Gara common stock for shares of KRCS common stock. Kroll-O'Gara then will distribute, on a pro rata basis, all remaining shares of The O'Gara Company common stock and KRCS common stock held by it to the remaining holders of Kroll-O'Gara common stock. The exchanging management shareholders will not participate in this distribution. Concurrent with the completion of these transactions, The O'Gara Company and KRCS will become separate publicly-traded companies. Subsequent to the reorganization and split-up, Kroll-O'Gara will be dissolved. In the six months ended June 30, 2000, costs associated with this separation were approximately $0.3 million ($0.05 per diluted share) and consisted primarily of fees for attorneys, accountants and other related charges. The O'Gara Company anticipates additional expenses will be incurred in the second half of 2000.

     The O'Gara Company is a leading provider of a broad range of specialized products and services that are designed to provide solutions to a variety of security needs. The O'Gara Company reports its revenue from operations through two groups. The Security Products and Services Group markets ballistic and blast protected vehicles and security services. Securify offers information and computer security services, including network and system security review and repair.

     Failed Merger. On November 15, 1999, Kroll-O'Gara announced that it had entered into a definitive agreement with Blackstone Capital Partners III Merchant Banking Fund L.P. pursuant to which shares held by all Kroll-O'Gara shareholders, other than certain members of management, would be acquired by Blackstone for $18.00 per share in cash. On April 12, 2000, Kroll-O'Gara announced that Blackstone had withdrawn its offer to acquire Kroll-O'Gara shares. Costs associated with this separation that have been allocated from Kroll-O'Gara to The O'Gara Company for the year ended December 31, 1999 and the six months ended June 30, 2000 were approximately $0.7 million and $0.8 million, respectively, and consisted primarily of fees for attorneys, accountants and other related charges.

     Other Acquisitions. Kroll-O'Gara has pursued a strategy of aggressive growth and has completed several acquisitions in 1997 and 1998 which benefited The O'Gara Company, one of which was accounted for as a pooling of interest and others of which have been accounted for as purchases. These acquisitions are listed in the chart which follows.

POOLINGS(1)

       COMPANY              BUSINESS                GROUP            DATE ACQUIRED              PRICE
       -------              --------                -----            -------------              -----
Securify Inc.          Information            Information          December 31, 1998     1,430,936 shares
                       security services      Security

PURCHASES(2)

       COMPANY              BUSINESS                GROUP            DATE ACQUIRED              PRICE
       -------              --------                -----            -------------              -----
Labbe, S.A.            Armors commercial      Security Products    January 1, 1997       $10.7 million in
                       vehicles and builds    and Services                               cash and 376,597
                       truck bodies in                                                   shares
                       France

International          Advanced security      Security Products    March 1, 1997         $0.5 million in
Training,              training               and Services                               cash, 68,086 shares
Incorporated                                                                             and $1.2 million in
                                                                                         financing

ZAO IMEA               Armors cash-in         Security Products    December 1, 1997      $0.6 million in
                       transit vehicles       and Services                               cash and 138,889
                       and distributes                                                   shares
                       commercial bank
                       equipment in Russia

Protec S.A.            Armors cars in         Security Products    September 30, 1998    $3.2 million in
                       Colombia               and Services                               cash and 38,788
                                                                                         shares

---------------

(1) Pooling of interest accounting requires the restating of all prior period financial information as though the acquired entity had always been a part of The O'Gara Company.

(2) The O'Gara Company's combined financial statements include the reported results of each entity from its effective date of acquisition forward.

     Revenue recognition. The O'Gara Company recognizes net sales from most military and certain commercial armoring contracts using the percentage-of-completion method calculated utilizing the cost-to-cost approach. Under this method, The O'Gara Company accrues estimated contract revenues based generally on the percentage that costs to date bear to total estimated costs and recognizes estimated contract losses in full when it becomes likely that a loss will occur. Accordingly, The O'Gara Company periodically reviews and revises contract revenues and total cost estimates as the work progresses and as change orders are approved. It reflects adjustments in contract revenues, based upon the percentage of completion, in the period when the estimates are revised. To the extent that these adjustments result in an increase, a reduction or an elimination of previously reported contract revenues, The O'Gara Company recognizes a credit or a charge against current earnings, which could be material. Contract costs include all direct material and labor costs, along with certain direct overhead costs related to contract production. The O'Gara Company records provisions for any estimated total contract losses on uncompleted contracts in the period in which it concludes that the losses will occur. Changes in estimated total contract costs result in revisions to contract revenue. The revisions are recognized when determined.

     The O'Gara Company recognizes information security service revenues, which consist of consulting fees on information security projects, ratably over the period of the agreement or according to the completed contract method of accounting for contract revenues, depending on the nature of the agreement.

RESTRUCTURING OF OPERATIONS

     Due to the acquisitions Kroll-O'Gara completed in 1997 and 1998, integration of the operations of the acquired companies with existing operations was a strategic initiative for Kroll-O'Gara's management. As part of this initiative, The O'Gara Company's management evaluated its business to ensure that its core businesses were operating efficiently and concluded that a cost savings initiative was required and would be achieved largely through operating process improvements and a corresponding decrease in personnel.

     In the first quarter of 1999, The O'Gara Company began implementation of a plan to reduce costs and improve operating efficiencies and recorded a non-recurring pre-tax restructuring charge of approximately $0.2 million. In the second quarter of 1999, The O'Gara Company completed the restructuring plan with an additional non-recurring pre-tax restructuring charge of $0.1 million. The principal elements of the restructuring plan were the elimination of approximately 55 employees. The primary components of the restructuring charge were severance costs. See Note 4 to the Notes to Combined Financial Statements for more information.

RESULTS OF OPERATIONS

     The following table sets forth, for the periods indicated, the items noted as a percentage of net sales:

                                                                                        FOR THE
                                                                                    SIX MONTHS ENDED
                                              FOR THE YEAR ENDED DECEMBER 31,           JUNE 30,
                                             ---------------------------------      ----------------
                                              1997         1998         1999        1999       2000
                                             -------      -------      -------      -----      -----
Security Products and Services
  Military.................................    43.4%        45.4%        33.4%       31.4%      28.7%
  Commercial...............................    56.6%        54.5%        62.9%       64.3%      67.9%
Information Security.......................      --          0.1%         3.7%        4.4%       3.4%
                                              -----        -----        -----       -----      -----
          Total net sales..................   100.0%       100.0%       100.0%      100.0%     100.0%
Cost of sales..............................    71.9         72.4         70.6        67.5       75.6
                                              -----        -----        -----       -----      -----
     Gross profit..........................    28.1         27.6         29.4        32.5       24.4

Operating expenses:
  Selling and marketing....................     6.5          5.8          7.5         7.2        8.2
  General and administrative...............    10.1          9.9         17.4        12.3       21.8
  Spin-off expenses........................      --           --           --          --        0.5
  Failed merger expenses...................      --           --          0.6          --        1.6
  Merger expenses..........................     2.9          0.9          0.1         0.1         --
  Restructuring charge.....................      --           --          0.2         0.5         --
                                              -----        -----        -----       -----      -----
     Operating income (loss)...............     8.7         11.0          3.6        12.4       (7.8)

Other income (expense):
  Interest expense.........................    (2.9)        (1.8)        (1.7)       (1.4)      (2.2)
  Other, net...............................    (0.4)          --         (0.1)         --       (0.3)
                                              -----        -----        -----       -----      -----
Income (loss) before provision for income
  taxes, extraordinary item and cumulative
  effect of accounting change..............     5.3          9.2          1.8        11.1      (10.2)
  Provision (benefit) for income taxes.....     2.8          3.8         (1.9)        4.3        0.6
                                              -----        -----        -----       -----      -----
Income (loss) before extraordinary item and
  cumulative effect of accounting change...     2.5          5.4         (0.1)        6.8      (10.9)
Extraordinary item.........................    (0.2)          --           --          --         --
Cumulative effect of accounting change, net
  of tax benefit...........................      --           --         (0.7)       (1.4)        --
                                              -----        -----        -----       -----      -----
Net income (loss)..........................     2.3%         5.4%        (0.8)%       5.4%     (10.9)%
                                              =====        =====        =====       =====      =====

Six Months Ended June 30, 2000 Compared to Six Months Ended June 30, 1999

     NET SALES. Net sales for the six months ended June 30, 2000 decreased $3.6 million, or 6%, from $57.0 million in 1999 to $53.3 million in 2000.

     Security Products and Services Group. Net sales for the Security Products and Services Group for the six months ended June 30, 2000 decreased $3.0 million, or 5%, from $54.5 million in 1999 to $51.5 million in 2000. The decrease results from a decrease in net sales of military products and services of $2.6 million, or 14%, from $17.9 million in 1999 to $15.3 million in 2000. The decrease in net sales of military products and services was a result of the completion in the fourth quarter of 1999 of a contract with the U.S. Military to supply 738 armored High Mobility Multi-Purpose Wheeled Vehicles ("HMMWVs") to the U.S. Army and the U.S. Air Force (the "738 Contract"). The 738 Contract, which began in 1998, resulted in higher levels of production and net sales as a result of an aggressive delivery schedule required by the U.S. Air Force. In 2000, The O'Gara Company's military product sales were based solely on a newer contract for 245 Up-Armored HMMWVs, which does not provide for an aggressive delivery schedule.

     Also included in net sales for the Security Products and Services Group are sales of commercial armoring products and services, which decreased $0.4 million, or 1%, from $36.6 million in 1999 to $36.2 million in 2000. Commercial armoring sales decreased approximately $2.7 million from $34.8 million in 1999 to $32.1 million in 2000. In one foreign location, net sales of armoring products in the second quarter of 2000 decreased because base units needed to start production on signed contracts were not available due to recalls by the original equipment manufacturer in order to fix safety defects. However, security service revenue increased $2.3 million from $1.8 million in 1999 to $4.1 million in 2000. This increase was primarily related to increases in driver training revenues in Texas and Virginia.

     Securify. Net sales for Securify decreased $0.7 million, or 27%, from $2.5 million in 1999 to $1.8 million in 2000. Net sales decreased due to a continuing focus on development of Securify's service capabilities and the related inability to establish a firm customer base until the development of the business is complete.

     COST OF SALES AND GROSS PROFIT. Cost of sales for the six months ended June 30, 2000 increased $1.9 million, or 5%, from $38.4 million in 1999 to $40.3 million in 2000. Cost of sales increased approximately $1.1 million in the Security Products and Services Group primarily as a result of increased engineering costs associated with new vehicle models introduced by original equipment manufacturers in 2000. Securify's cost of sales increased approximately $0.8 million as a result of an increase in client consulting personnel to prepare for future growth of Securify's service business.

     Gross margin for the six months ended June 30, 2000 was 24.4% compared with 32.5% for the same period in 1999. Approximately 2.1 percentage points of this decrease were the result of Securify's loss of $0.2 million included in gross profit. Gross margin for the Security Products and Services Group decreased approximately 6.0 percentage points from 31.7% in 1999 to 25.7% in 2000. In the second quarter of 2000, new vehicle models caused additional costs as prototypes for the new models had to be completed before full production could begin. All prototype costs were expensed as incurred. In 1999, there were no substantial prototype expenses. In addition, commercial armoring margins were impacted by the previously mentioned original equipment manufacturer recalls as well as competitive pricing pressures and pricing concessions necessitated by poor foreign economic conditions in certain locations.

     OPERATING EXPENSES. Operating expenses for the six months ended June 30, 2000 increased $5.7 million, or 50%, from $11.4 million in 1999 to $17.1 million in 2000. This increase includes an increase in non-recurring expenses of $0.8 million, from $0.3 million in 1999 to $1.1 million in 2000. Non-recurring charges in the first six months of 2000 consisted of approximately $0.8 million of costs associated with the failed recapitalization merger with Blackstone allocated to the Security Products and Services Group as well as $0.3 million of costs associated with the split-up of Kroll-O'Gara allocated to the Security Products and Services Group. In the first six months of 1999, non-recurring expenses included a restructuring charge of $0.3 million.

     Excluding non-recurring expenses, operating expenses increased $4.9 million. Included in this increase were $0.8 million for depreciation and amortization of fixed and intangible assets, including goodwill. In addition, Securify's operating expenses increased $3.3 million as a result of the continuing focus on development of Securify's software products capabilities including an increase in professional and administrative personnel to support the increased development. The remaining increase relates to additional legal, accounting, insurance and information system costs.

     As a percent of net sales, operating expenses, before non-recurring charges, increased from 19.5% in 1999 to 30.0% in 2000. As mentioned previously, the increase in operating expenses as a percentage of net sales is primarily a result of increased fixed costs to develop Securify's software products capabilities and to administer the growth experienced by The O'Gara Company due to the acquisitions completed since 1998.

     INTEREST EXPENSE. Interest expense for the six months ended June 30, 2000 increased $0.4 million, or 46%, from $0.8 million in 1999 to $1.2 million in 2000. This increase was the result of increased borrowings on the Security Products and Services Group's allocated portion of Kroll-O'Gara's revolving credit facility. For most of the first six months of 1999, Kroll-O'Gara had excess funds as a result of a public offering of stock completed in May 1998. As a result, The O'Gara Company experienced lower allocated interest expense from Kroll-O'Gara throughout 1999. However, in 2000, borrowings on the Kroll-O'Gara line of credit increased partially as a result of funding the development of Securify's software products capabilities. This resulted in an increase in the allocation of interest from Kroll-O'Gara to The O'Gara Company.

     PROVISION FOR INCOME TAXES. The provision for income taxes for the six months ended June 30, 2000 was $0.3 million compared to $2.5 million in 1999. Despite a pre-tax loss in the first six months of 2000, The O'Gara Company recorded a provision for income taxes for certain foreign subsidiaries which generated income in the period. In addition, certain foreign jurisdictions realized losses during the first six months of 2000 from which The O'Gara Company was not able to benefit for tax purposes due to the uncertainty relating to the future realizability of the net operating loss carryforward.

     CUMULATIVE EFFECT OF CHANGE IN ACCOUNTING PRINCIPLE. The O'Gara Company had previously capitalized costs associated with the start-up of activities, including pre-operating costs, organization costs and other start-up costs. These capitalized costs were amortized over periods ranging from one to five years. The capitalized amount, $1.2 million before tax, was expensed in 1999 in accordance with the American Institute of Certified Public Accountants Statement of Position 98-5, "Reporting on the Cost of Start-Up Activities." The amount expensed is shown net of applicable tax benefit of $0.4 million.

  1999 COMPARED TO 1998

     Net Sales. Net sales for the year ended December 31, 1999 decreased $13.2 million, or 10%, from $131.7 million in 1998 to $118.5 million in 1999.

     Security Products and Services Group. Net sales for the Security Products and Services Group decreased $17.4 million, or 13%, from $131.6 million in 1998 to $114.2 million in 1999. The decrease related to a decrease in net sales of military products and services of $20.2 million, or 34%, from $59.8 million in 1998 to $39.6 million in 1999. In April 1998, The O'Gara Company began work on the 738 Contract. In addition, The O'Gara Company continued work on a previous contract with the U.S. Military for 360 Up-Armored HMMWVs through July of 1998. The combination of production on the two contracts as well as an aggressive delivery schedule required by the U.S. Air Force relating to the 738 Contract resulted in unusually high levels of production and net sales in 1998. In 1999, levels of production and net sales more nearly approximated those of 1997.

     Also included in net sales for the Security Products and Services Group are sales of commercial armoring products and services, which increased $2.8 million, or 4%, from $71.7 million in 1998 to $74.6 million in 1999. Increases in net sales for security services accounted for the increase in commercial net sales as these services increased $2.7 million, or 65%, for the year ended December 31, 1999 in comparison with 1998. The increase in net sales of security services was primarily the result of increased sales associated with the introduction of driver training operations in Texas and Mexico in 1999.

     Securify. Net sales for Securify increased $4.2 million from $0.1 million in 1998 to $4.3 million in 1999. Securify initiated operations in February 1998 but had minimal sales as it was involved in start-up activities for most of the year.

     COST OF SALES AND GROSS PROFIT. Cost of sales decreased $11.7 million, or 12%, from $95.3 million in 1998 to $83.6 million in 1999. The decrease in cost of sales was due to the decrease in sales in the Security Products and Services Group. Gross margin was 27.6% and 29.4% for 1998 and 1999, respectively. The overall increase in gross profit as a percent of net sales was primarily the result of a shift in sales mix in which higher margin Securify net sales increased as a percentage of total net sales.

     Gross margins for the Security Products and Services Group were 28.0% and 28.5% in 1998 and 1999, respectively. Gross margin increased as a result of a planned shift in sales mix in the Security Products and Services Group's domestic operations to increased commercial armoring sales and military spare parts sales, both of which have higher margins. However, this gross margin increase was partially offset by poor gross margin performance experienced in all foreign operations as a result of competitive pricing pressures and pricing concessions necessitated by foreign economic conditions. A transition to higher levels of armoring in Latin and South America also slowed sales and required some inventory writeoffs. Additionally, currency devaluations in South America hurt margins and slowed sales.

     Gross margin at Securify reflects a full year of operations and was 52.9% in 1999.

     OPERATING EXPENSES. Operating expenses increased $8.7 million, or 40%, to $30.6 million in 1999 from $21.9 million in 1998. The increase is partially due to the acquisition of Protec assets completed in 1998. Operating expenses of this company represented $1.1 million of total operating expenses in 1999 and $0.3 million of total operating expenses in 1998. Excluding operating expenses of this acquisition and non-recurring charges, operating expenses increased $7.9 million. Included in this increase was $1.3 million for depreciation and amortization of intangible assets, including goodwill. In addition, approximately $2.7 million of the increase relates to increased operating expenses at Securify as it was a start-up operation in 1998 and did not begin full operations until 1999. An additional $2.1 million of the increase in expenses relates to the additional legal, accounting, insurance and information systems costs required to administer the growth experienced by The O'Gara Company since the beginning of 1998. A key component of these costs was the implementation of a new enterprise system at one of the Security Products and Services Group's subsidiaries as well as new financial consolidation reporting software. The implementation of additional modules of the new enterprise system is still in process and is currently expected to be completed by December 31, 2000. The remaining increase, $1.8 million, related to overall compensation and benefits increases, an increase in the level of personnel working to administer the growth experienced by The O'Gara Company since the beginning of 1998 and other administrative, marketing and facility costs.

     In 1998, The O'Gara Company recorded approximately $1.1 million in non-recurring expenses related to the merger with Securify. In 1999, The O'Gara Company recorded approximately $1.1 million in non-recurring charges as well. Approximately, $0.1 million related to merger expenses associated with the above mentioned merger. In addition, The O'Gara Company recorded approximately $0.7 million in failed merger expenses associated with the failed recapitalization merger with Blackstone and an additional $0.3 million for a restructuring charge.

     As a percent of net sales, operating expenses, before non-recurring charges, were 15.8% in 1998 and 24.8% in 1999. As mentioned previously, the increase in operating expenses as a percentage of net

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

sales is primarily a result of increased fixed costs to administer the growth experienced by The O'Gara Company since the beginning of 1998.

     INTEREST EXPENSE. Interest expense decreased $0.4 million, or 17%, to $2.0 million in 1999 from $2.4 million in 1998. With the completion of a stock offering by Kroll-O'Gara in May 1998, a portion of Kroll-O'Gara's debt was repaid. As a result, The O'Gara Company experienced lower allocated interest expense from Kroll-O'Gara starting in the third quarter of 1998 and continuing throughout 1999.

     INTEREST INCOME. Interest income decreased $0.5 million, or 86%, to $0.1 million in 1999, compared to $0.6 million in 1998. Net proceeds of the May 1998 Kroll-O'Gara stock offering that were not used to repay debt were invested in short-term instruments with maturities of three months or less. The return on these investments was responsible for the increased allocation of interest income to The O'Gara Company in 1998. In 1999, the remaining investments were liquidated to fund acquisitions by Kroll-O'Gara and increases in working capital needs as a result of acquisitions and growth.

     PROVISION FOR INCOME TAXES. The provision for income taxes was $2.3 million in 1999 in comparison with $5.0 million in 1998. The effective tax rates for the periods were 41% in 1998 and 107% in 1999. In 1999, The O'Gara Company booked taxes at an effective rate significantly higher than it had previously experienced largely due to the non-deductibility of some of the merger related expenses incurred in the period as well as increases in nondeductible goodwill and intangible amortization. In 1998, The O'Gara Company determined that certain of the Kroll Holdings merger expenses qualified for future deductibility which favorably impacted the effective tax rate in 1998.

     CUMULATIVE EFFECT OF CHANGE IN ACCOUNTING PRINCIPLE. The O'Gara Company had previously capitalized costs associated with the start-up of activities, including pre-operating costs, organization costs and other start-up costs. These capitalized costs were amortized over periods ranging from one to five years. The capitalized amount, $1.2 million before tax, was expensed in 1999 in accordance with the American Institute of Certified Public Accountants Statement of Position 98-5, "Reporting on the Cost of Start-Up Activities." The amount expensed is shown net of applicable tax benefit of $0.4 million.

     NET INCOME. Net income decreased $8.1 million from $7.1 million in 1998 to a loss of $0.9 million in 1999. The decrease was due primarily to an $8.7 million increase in operating expenses, as discussed above.

  1998 COMPARED TO 1997

     Net Sales. Net sales for the year ended December 31, 1998 increased $31.0 million, or 31%, from $100.7 million in 1997 to $131.7 million in 1998.

     Security Products and Services Group. Net sales for the Security Products and Services Group increased $30.8 million, or 31%, from $100.7 million in 1997 to $131.6 million in 1998. The increase includes net sales of commercial products and security services, which increased $14.7 million, or 26%, from $57.0 million in 1997 to $71.7 million in 1998. The increase in commercial net sales was primarily due to continued growth in The O'Gara Company's international armoring divisions. During 1996, 1997 and 1998, The O'Gara Company initiated start-up armoring operations in Mexico, Brazil and the Philippines, and acquired Labbe, IMEA and the assets of Protec.

     Increases in net sales for security services also contributed to the increase in commercial net sales for the Security Products and Services Group. Net sales of these services increased $1.7 million, or 67%, for the year ended December 31, 1998 in comparison with 1997.

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

     Net sales for the Security Products and Services Group include sales of military products and services, which increased $16.1 million, or 37%, from $43.7 million in 1997 to $59.8 million in 1998. In April 1998, The O'Gara Company began work on the 738 Contract. Production on The O'Gara Company's previous contract with the U.S. Military for 360 Up-Armored HMMWVs continued through July 1998. The combination of production on the two contracts was a factor in the increase in net sales.

     The U.S. Air Force dictated an aggressive delivery schedule for the 738 Contract. This delivery schedule required The O'Gara Company to maintain an increased level of production in 1998 for the Up-Armored HMMWV in comparison with production levels in previous periods.

     Securify. Securify initiated operations in 1998, recording net sales of $0.1 million.

     COST OF SALES AND GROSS PROFIT. Cost of sales increased $22.9 million, or 32%, from $72.4 million in 1997 to $95.3 million in 1998. The increase in cost of sales was due to the increased level of business activity experienced in 1998. Gross margin was 28.1% and 27.6% for 1997 and 1998, respectively. The slight decrease in gross margin is primarily the result of Securify's loss of $0.4 million included in gross profit. This loss was a result of an increase in client consulting personnel to prepare for future growth as Securify's service business was developed.

     Gross margins for the Security Products and Services Group were 28.1% and 28.0% in 1997 and 1998, respectively.

     OPERATING EXPENSES. Operating expenses increased $2.3 million, or 12%, to $21.9 million in 1998 from $19.6 million in 1997. Included in operating expenses in 1997 were approximately $2.9 million in expenses related to the merger with Kroll Holdings. In 1998, The O'Gara Company recorded approximately $1.1 million in merger related expenses primarily associated with the Securify merger.

     Before merger related expenses, operating expenses increased $4.1 million, or 24%, from $16.7 million in 1997 to $20.7 million in 1998. A portion of this increase was attributable to the start-up of Securify in February 1998. Operating expenses related to Securify were $1.8 million in 1998. The remaining increase was primarily attributable to an increase in the level of personnel and professional services required to administer the business growth experienced by The O'Gara Company in 1998.

     As a percent of net sales, operating expenses, before merger related costs, were 16.5% in 1997 and 15.7% in 1998. Although The O'Gara Company did experience an increase in fixed costs associated with Securify's start-up of operations, the increased level of production and net sales in the Security Products and Services Group in 1998 caused operating expenses as a percentage of net sales to decline overall.

     INTEREST EXPENSE. Interest expense decreased $0.6 million, or 19%, to $2.4 million in 1998 from $3.0 million in 1997. With the completion of the previously mentioned stock offering by Kroll-O'Gara, a significant portion of Kroll-O'Gara's indebtedness was repaid. As a result, The O'Gara Company's allocated interest expense from Kroll-O'Gara decreased starting in the third quarter of 1998.

     The allocation of interest expense from Kroll-O'Gara was also affected by a decrease in interest expense related to the Senior Notes. On May 30, 1997, Kroll-O'Gara entered into an agreement with institutional investors to issue and sell $35.0 million worth of Senior Notes. This agreement contained a provision for a reduction of the interest rate if specified criteria were met. Kroll-O'Gara complied with the criteria and the step down of rates commenced in the second quarter of 1998. The reduction changed the interest rate from 9.56% to 8.56% and contributed to the decrease in interest expense in 1998.

     INTEREST INCOME. Interest income increased $0.6 million, or 600%, to $0.6 million in 1998. Net proceeds of the previously mentioned stock offering that were not used to repay debt were invested in

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

short-term instruments with maturities of three months or less. The return on these investments was responsible for the increase in allocated interest income from Kroll-O'Gara in 1998.

     PROVISION FOR INCOME TAXES. The provision for income taxes was $5.0 million for the year ended December 31, 1998 in comparison with $2.8 million for the same period in 1997. The effective tax rates for the periods were 52% in 1997 and 41% in 1998. In 1997, The O'Gara Company booked taxes at an effective rate significantly higher than it had previously experienced largely due to the non-deductibility of some of the merger related expenses incurred in the period. In 1998, The O'Gara Company determined that certain of the Kroll Holdings merger expenses qualified for future deductibility which favorably impacted the effective tax rate in 1998.

     In addition, the 1998 tax provision also reflects the favorable impact of foreign locations with statutory tax rates at levels below U.S. tax rates and the reversal of the valuation allowance related to certain foreign net operating loss carryforwards.

     NET INCOME. Net income increased $4.8 million from $2.4 million in 1997 to $7.1 million in 1998. The increase was due primarily to an $8.0 million increase in gross profit, offset by $2.3 million in increased operating expenses and an increased provision for income taxes, as discussed above.

LIQUIDITY AND CAPITAL RESOURCES

     General. The O'Gara Company historically has met its operating cash needs by utilizing advances from Kroll-O'Gara to supplement cash provided by operations and other financing activities, excluding non-cash charges such as depreciation and amortization.

     Financing. The O'Gara Company expects to obtain debt funding prior to completion of the split-up to repay the portion of Kroll-O'Gara's third party financing obligations assumed by it as well as to establish a working capital and letter of credit facility.

     Kroll-O'Gara's currently existing credit agreements include certain financial covenant restrictions. Kroll-O'Gara was not in compliance with certain of these covenants as of December 31, 1999 and as of June 30, 2000. On September 12, 2000, all the events of non-compliance were amended or waived by the lenders. Had the lenders not provided a waiver or amendment, all amounts outstanding under the credit agreements would have been subject to acceleration by the lenders.

     On September 14, 2000, Kroll-O'Gara amended its credit agreement to provide for an extension of its temporary increase in its revolving line of credit from $25.0 million to $40.0 million. Pursuant to the amended credit agreement, the increase in the revolving line of credit is effective until January 1, 2001, at which time all borrowings in excess of $25.0 million must be repaid. The credit facility continues to provide for a letter of credit facility of approximately $7.6 million. Both the letter of credit facility and the line of credit mature on May 31, 2001. Advances under the revolving line of credit bear interest at rates ranging from prime to prime plus 0.75%, or, at Kroll-O'Gara's option, LIBOR plus 1.50% to LIBOR plus 2.50%, dependent upon a defined financial ratio.

     Cash flows from operating activities. Cash used in operating activities was $0.2 million in the first six months of 1999. Cash provided by operating activities was $0.9 million in 2000. In the first six months of 1999, cash was used primarily to fund working capital investments offset by net income. In the first six months of 2000, cash was provided by working capital investments but was partially offset by the net loss incurred by Securify.

     Operating activities used $1.8 million in net cash in 1999 in comparison with $11.4 million in net cash used in operating activities in 1998. From the inception in 1993 of The O'Gara Company's contract with the U.S. Government to armor the HMMWV through the first quarter of 1998, The

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O'Gara Company was designated a Small Business according to U.S. Government procurement regulations. Thereafter, The O'Gara Company's designation was changed to Large Business for government procurement purposes.

     The change in designation has affected contract progress payments from the government, and The O'Gara Company's cash flow, in two ways. First, since the change, the progress payments have been determined using a smaller percentage of total cost committed than before. Second, The O'Gara Company has been reimbursed for vendor invoices paid instead of expenses incurred. Although these changes do not affect the total amount ultimately collected, they defer some of the amounts previously included as part of a progress payment until the vehicles are delivered.

     The majority of these adjustments to the way The O'Gara Company is reimbursed for its military business were applied to the HMMWV contracts in 1998. This resulted in a significant increase in the balance of Cost and Estimated Earnings in Excess of Billings on Uncompleted Contracts and its related effect on cash flows from operating activities.

     The O'Gara Company will continue to absorb the effect of the change in procurement designation throughout the life of the HMMWV contract. Although there will be no effect on Cash Flows from Operating Activities on a cumulative basis, the change in payment terms will impact accounts receivable and Cost and Estimated Earnings in Excess of Billings on Uncompleted Contracts from period-to-period.

     Cash used in operating activities decreased approximately $9.6 million in 1999 as compared to 1998. Unlike the large increase from 1997 to 1998 as a result of the change in timing of progress payments for Kroll-O'Gara's HMMWV contracts, Cost and Estimated Earnings in Excess of Billings on Uncompleted Contracts account decreased slightly in 1999. This, combined with the increase in non-cash expenses, partially offset by a $7.0 million increase in cash used for accrued liabilities, long-term liabilities and customer deposits and the overall net loss experienced in 1999, contributed to the decreased use of cash from operating activities.

     Cash flows from investing activities. In the six months ended June 30, 2000, The O'Gara Company incurred $2.3 million of capital expenditures primarily for upgrades of general information systems as well as additional capitalized internal software development costs associated with Securify. In the six months ended June 30, 1999, The O'Gara Company incurred capital expenditures of $4.2 million primarily related to the acquisition and implementation of a new enterprise system at its Security Products and Services Group. In the first six months of 1999, capital expenditures were funded by the sale of $6.0 million of marketable securities.

     In 1999, The O'Gara Company incurred capital expenditures of $8.0 million. Approximately $2.7 million related to the acquisition and implementation of a new enterprise system at one of its locations, as well as upgrades of general information systems unrelated to O'Gara's Year 2000 compliance efforts. The Information Security Group incurred approximately $1.3 million of internal use software development costs which were capitalized in 1999. Additional capital expenditures of $4.0 million were made for machinery and equipment. In 1998, The O'Gara Company incurred normal periodic capital expenditures of $4.1 million. In 1999, The O'Gara Company sold $6.6 million of its marketable securities in order to fund its increased capital expenditure requirements.

     The levels of total capital expenditures made by Kroll-O'Gara in 1999 were in excess of the amounts permitted by its credit agreement with KeyBank. KeyBank has provided Kroll-O'Gara a waiver from the requirements of this covenant.

     Cash flows from financing activities. Cash used in financing activities for the first six months of 1999 was $0.9 million. In the first six months of 2000, cash provided by financing activities was $0.7 million. In the first six months of 2000, cash was provided by borrowings under Kroll-O'Gara's credit

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agreement, net of repayments of advances from Kroll-O'Gara. In the first six months of 1999, cash used to reduce advances from Kroll-O'Gara exceeded cash provided by borrowings under Kroll-O'Gara's credit agreements.

     Net cash provided by financing activities was $28.5 million and $0.4 million for the years ended December 31, 1998 and 1999, respectively. Cash provided by financing activities for 1999 was primarily provided by borrowings under Kroll-O'Gara's credit agreement, net of repayments of advances from Kroll-O'Gara. Cash from financing activities in 1998 included proceeds from the May offering. A portion of these proceeds, $5.2 million, were used to repay indebtedness of Kroll-O'Gara.

     Foreign operations. The O'Gara Company attempts to mitigate the risks of doing business in foreign countries by separately incorporating its operations in those countries; maintaining reserves for credit losses; maintaining insurance on equipment to protect against losses related to political risks and terrorism, and using financial instruments to hedge The O'Gara Company's risk from translation gains and losses.

     The O'Gara Company utilizes derivative financial instruments, in the form of forward contracts, to hedge some of its exposure to foreign currency rate fluctuations. At June 30, 2000, five such contracts, maturing between July 2000 and January 2002, were outstanding in connection with an intercompany demand note with a subsidiary. These contracts are intended to hedge The O'Gara Company's exposure to deterioration in the amount outstanding due to changes in currency translation rates. The notional amount, together with amortized premium, and the fair market value associated with these forward contracts were $14.6 million and $1.9 million, respectively. Gains or losses on existing forward instruments are offset against the translation effects reflected in shareholders' equity. The fair value of forward contracts is not recognized in the consolidated financial statements since they are accounted for as hedges. The O'Gara Company does not hold or issue derivative financial instruments for trading purposes.

     Quarterly fluctuations. The O'Gara Company's operations may fluctuate on a quarterly basis as a result of the timing of contract costs and revenues, particularly from its military and governmental contracts which are generally awarded in a periodic and/or sporadic basis. Period-to-period comparisons within a given year or between years may not be meaningful or indicative of operating results over a full fiscal year.

     Forward-looking Statements. This Management's Discussion and Analysis of Financial Condition and Results of Operations contains statements which The O'Gara Company believes are forward-looking statements within the meaning of
Section 21E of the Securities Exchange Act of 1934. These statements are based upon management's estimates, assumptions and projections and are subject to substantial risks and uncertainties. Factors that could cause actual results to differ materially from those in the forward-looking statements include, among other things: contract delays, reductions or cancellations; cost overruns with regard to fixed price contracts; problems and costs associated with integrating past and future business combinations; various political and economic risks of conducting business outside the United States, including foreign economic conditions and currency rate fluctuations; changes in laws and regulations; adjustments associated with percentage-of-completion accounting; inability of subcontractors to perform on schedule and meet demand; unexpected competitive pressures resulting in lower margins and volumes; uncertainties in connection with start-up operations and opening new offices; higher-than-anticipated costs of financing the business; loss of senior personnel; and changes in the general level of business activity.

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                                    BUSINESS

GENERAL

     The O'Gara Company is a leading provider of armored products and security services. Through facilities in 10 countries, The O'Gara Company provides:

     - ballistic and blast protected armoring systems for commercial and military vehicles, aircraft and missile components; and

     - security services, including advanced driver training, threat recognition and avoidance training and training in firearms safety and use.

     The O'Gara Company's O'Gara-Hess & Eisenhardt Armoring Company subsidiary ("OHE") has a long and distinguished history dating back to 1876 as a horse-drawn carriage builder. In the 1940's, OHE designed and built one of the earliest armored presidential limousines, which was used by President Harry S Truman. Since then, OHE's armored commercial vehicles have been used by U.S. Presidents, other heads of state, business executives and VIPs worldwide. OHE also has been the sole source provider of armoring systems for the U.S. Military's Up-Armored High Mobility Multi-Purpose Wheeled vehicles, commonly known as HMMWVs, since their introduction in 1994. Additionally, through ITI, The O'Gara Company's International Training, Incorporated subsidiary, the company offers driver training, firearms training, threat recognition and avoidance training and other security related services.

     The O'Gara Company completed several acquisitions during 1997 and 1998. Several of these acquisitions were accounted for as purchases, and the financial results of the acquired businesses are included in The O'Gara Company's results from the effective date of each acquisition forward. Therefore, period-to-period comparability is affected by these acquisitions. Further information on the development of The O'Gara Company's business is provided in "The O'Gara Company-Management's Discussion and Analysis of Financial Condition and Results of Operations."

PRODUCTS AND SERVICES

     The following table presents the aggregate net sales for The O'Gara Company's product and services categories for the periods indicated.

                                                   YEAR ENDED DECEMBER 31,
                                               -------------------------------
                                                 1997        1998       1999
                                               --------    --------   --------
                                                       (IN THOUSANDS)
Commercial products........................    $ 54,541    $ 67,594   $ 67,727
Military products..........................      43,719      59,839     39,602
Security services..........................       2,479       4,257     11,178
                                               --------    --------   --------
                                               $100,739    $131,690   $118,507
                                               ========    ========   ========

In addition to the information presented above, see the Notes to The O'Gara Company's Combined Financial Statements, included elsewhere in this document, for business segment data and for information concerning foreign and domestic operations and export sales.

  COMMERCIAL PRODUCTS

     The O'Gara Company armors a variety of vehicles, including limousines, sedans, sport utility vehicles, commercial trucks and money transport vehicles, to protect against varying degrees of ballistic and blast threats. The armoring process begins with the disassembly of a new base vehicle. This disassembly normally involves the removal of the interior trim, seats, doors and windows. The passenger

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compartment then is armored with both opaque and transparent armor. Other features, such as run flat tires and non-exploding gas tanks, also may be added. Finally, the vehicle is reassembled as close to its original appearance as possible. The types of commercial products produced are described below. During 1999, The O'Gara Company shipped approximately 2,720 commercial armored vehicles.

     ARMORED VEHICLES. The O'Gara Company produces fully armored vehicles and light armored vehicles. Fully armored vehicles, such as limousines, large sedans or sport utility vehicles, typically are armored to protect against attacks from military assault rifles such as AK-47s and M16s. These vehicles also can be blast protected by enhancing the ballistic and underbody protection with proprietary materials and installation methods that protect the occupants against a defined blast threat. Blast protected vehicles defend against threats such as pipe bombs attached to the exterior of the vehicle and nondirectional charges of 20 kg of TNT detonated approximately five meters from the vehicle. Fully armored vehicles typically sell for $70,000 to $200,000 exclusive of the cost of the base vehicle.

     Fully armored vehicles also include Parade Cars, which are formal limousines used predominantly for official functions by a president or other head of state. These vehicles are usually customized based upon a commercially available chassis which The O'Gara Company essentially rebuilds from the ground up. Because the threat of organized assassination attempts is greater for heads of state, these vehicles normally incorporate more advanced armor and sophisticated protection features. These features can include supplemental air and oxygen systems, air purification systems to protect against chemical or biological contamination, underbody fire suppressant systems, tear gas launchers, anti-explosive self-sealing fuel tanks, electric deadbolt door locks, gun ports and bomb scanners. Parade Cars normally sell for $300,000 to in excess of $1.0 million inclusive of the cost of the base vehicle.

     Light armored vehicles are similar in all respects to fully armored vehicles except that substantially less total weight of armoring is added. Therefore, it is possible to armor smaller vehicles such as the Volkswagen Jetta and the General Motors Omega, as well as larger vehicles such as the Mercedes Benz S600 and the Jeep Cherokee. Light armored vehicles are designed to protect against attacks from handguns, such as a 9 mm or .357 Magnum. The price of a light armored vehicle ranges from $5,000 to $60,000 exclusive of the cost of the base vehicle.

     OTHER VEHICLES. The O'Gara Company also produces specialty vehicles, cash-in-transit money transport vehicles and commercial truck bodies. Specialty vehicles are custom built for a specific mission. Examples of specialty vehicles are Escort Cars, usually convertibles, and Chase Cars, usually closed-top vehicles, in which security personnel ride while in a head of state motorcade. Cash-in-transit vehicles are used by banks or other businesses to transport currency and other valuables. After starting with a van or small truck, the company modifies the base vehicle to provide protection for the cargo and passengers from ballistic and blast threats. The O'Gara Company also builds commercial truck bodies. The truck bodies are manufactured primarily for 3.5 ton trucks and are installed on chassis produced by a variety of manufacturers.

  MILITARY PRODUCTS

     UP-ARMORED HMMWVS. The O'Gara Company is the prime contractor to the U.S. Military for the supply of armoring and blast protection for High Mobility Multi-Purpose Wheeled Vehicles. The HMMWV chassis are produced by AM General Corporation and shipped directly to The O'Gara Company's facility in Fairfield, Ohio where armor and blast protection components are added. A number of these components are purchased from single source suppliers. The Up-Armored HMMWVs provide exterior protection against various levels of armor-piercing ammunition, overhead airburst protection and underbody blast protection against anti-tank and anti-personnel mines. In addition, The O'Gara Company installs other features designed to enhance crew safety, comfort and performance, such as air

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conditioning, weapon turrets and mounts, door locks and shock-absorbing seats.
The company charges $70,000 to $110,000 for these ballistic and blast protective systems. During 1999, The O'Gara Company shipped 557 Up-Armored HMMWVs. The company also supplies engineering design and prototype services in support of the Up-Armored HMMWV Program, and supplies spare parts and logistic support.

     HIMARS. The O'Gara Company is serving as a subcontractor to develop a ballistically armored and sealed truck cab for the High Mobility Artillery Rocket System ("HIMARS"), which will be used by the U.S. Army. The truck is used to fire missiles which are a part of either the Multiple Launch Rocket System
(MLRS) or the Army Tactical Missile System (ATACM).

     OTHER ARMOR SYSTEMS. The O'Gara Company markets armor sub-systems for other tactical wheeled vehicles, such as 2.5 ton and 5.0 ton trucks. The company also produces various armor systems as a subcontractor to larger defense contractors, such as Lockheed Martin Corporation. These products include armor for containers for fuels and missile launchers and for pilot protection, and typically involve the use of materials or methods which are unique to The O'Gara Company.

  SECURITY SERVICES

     The O'Gara Company offers comprehensive security training programs in advanced driving, ballistics, counterintelligence and surveillance both at its facilities near Washington, D.C., San Antonio, Texas and Mexico City, Mexico and at customer designated locations. The company offers ballistics training in a progressive and realistic shooting house, encompassing 6,800 square feet of training space, at its facility near Washington, DC. Ballistics training consists of a wide spectrum of combat marksmanship skills which focuses on realistic situations, exposing students to stress while under difficult firing situations. The O'Gara Company also offers security and counterintelligence training courses for both U.S. Government agencies and clients in the private sector. The training includes instruction on methods of recognizing and deterring security risks. Students learn methodologies utilized by terrorists, what information is needed by terrorists in order to plan an attack and how to block or manipulate this flow of intelligence.

CUSTOMERS

  COMMERCIAL PRODUCTS

     The O'Gara Company's armored commercial vehicle customers include governmental and private buyers. U.S. and foreign governmental buyers purchase both fully and light-armored vehicles. Governmental buyers also comprise the market for Parade Cars. Typically, governmental buyers consist of ministries of foreign affairs, defense and internal affairs and offices of presidential security. These customers are not constrained in their purchasing decisions by considerations such as import duties and taxes and are free to search globally for the best product available. The procurement cycles of governmental buyers can range from relatively rapid, when the vehicles are for the use of the head of state or in response to a particular crisis, to prolonged bureaucratic bids and evaluations for normally budgeted items. The company's private customers for armored commercial vehicles include corporations and individuals. Private buyers are much more sensitive to cost, of which import duties and taxes may be a substantial part, and, therefore, often will buy a locally produced product, if one exists that meets their needs. Local servicing of the vehicle is also a critical concern to private buyers. The O'Gara Company's customers for cash-in-transit vehicles are generally financial institutions. Purchasing decisions for cash-in-transit vehicles depend on many criteria including whether the financial institution is private or governmental, insurance and regulatory requirements and cost. The geographic distribution of 1999 sales of The O'Gara Company's commercial armored vehicles, as a percentage of total 1999 sales for those products, was as follows:

             PERCENTAGE OF 1999 COMMERCIAL SALES BY GEOGRAPHIC AREA

Europe......................................................  43.4%
Central and South America...................................  27.6%
North America...............................................  21.9%
Middle East.................................................   2.4%
Far East....................................................   3.4%
Other.......................................................   1.4%

  MILITARY PRODUCTS

     The O'Gara Company's market for military hardware products is worldwide in scope, including the U.S. Military and foreign defense forces. The company's major contracts for delivery of Up-Armored HMMWVs are with the U.S. Military. The company also is serving as a subcontractor to develop a ballistically armored and sealed truck cab for the HIMARS, to be used by the U.S. Army. Additionally, The O'Gara Company provides protected container systems, typically used to protect missile systems from small arms fire, to the U.S. Military under a subcontract with Lockheed Martin. The company is seeking to expand its sales of armored tactical wheeled vehicles to foreign defense forces.

  TRAINING

     The O'Gara Company offers advanced driver training, firearms training and surveillance detection training courses. Many private sector clients are drawn to the company's training courses due to its reputation of providing these services to various governmental agencies. Because the protection afforded by armored vehicles is greatly enhanced by their proper operation, The O'Gara Company markets its various courses to its armored commercial vehicle customers and vice versa.

MARKETING AND SALES

  COMMERCIAL

     On a worldwide basis, The O'Gara Company has 25 full-time sales professionals, who operate out of Washington, D.C.; Miami, Florida; Fairfield, Ohio; Sao Paulo, Brazil; Lamballe, France; Paris, France; Mexico City, Mexico; Manila, the Philippines; Moscow, Russia; Bogota, Colombia; and Geneva, Switzerland. All personnel have a geographic and/or product-specific responsibility. In most cases, the sales personnel also recruit and maintain sales agents or distributors. The agents or distributors have geographic and product-specific agreements, and compensation in most cases is based upon a commission arrangement. The sales personnel use a consultative approach when offering solutions to customers' security problems. Sales cycles for commercial physical security products can range from several months to a matter of days, depending upon the product and the urgency associated with the security problem being addressed. Physical security products which are readily available, such as the fully armored Chevrolet Suburban, allow the company to assist customers who have, or believe they have, developed an immediate threat. The O'Gara Company is working with various cash transportation companies to create joint ventures in order to supply all of these companies' armored cash-in-transit vehicles in specific countries or regions.

  MILITARY

     The O'Gara Company has positioned itself in the marketplace as a commercial company with a military production capability. As such, the company emphasizes its ability to develop new products, or product adaptations, quickly and more cost-effectively than traditional defense contractors. In marketing its products to the military, The O'Gara Company also places strong emphasis on its superior antitank and antipersonnel mine protection for the occupants of tactical wheeled vehicles. The company markets its military products through a combination of trade show exhibitions, print advertising in military-related periodicals and direct customer visits. The company emphasizes the cross-marketing of military and commercial products, which it believes strengthens the image of each product group. The company also has entered into exclusive teaming and joint marketing agreements with AM General, the manufacturer of the basic HMMWV, for sales in the military and commercial arenas. These agreements designate The O'Gara Company as the exclusive armorer to AM General for HMMWVs and allow the company to benefit from the AM General distribution network and save on certain costs, such as exhibitions where AM General and the company otherwise both would show products. Additionally, the company currently is working with other military vehicle manufacturers whose products are more popular in other areas of the world to develop armored configurations for their vehicles.

     The O'Gara Company's military sales activities are directed toward identifying contract bid opportunities with various U.S. Government agencies and private enterprises acting as prime contractors on government contracts and to making sales through the Foreign Military Sales Program and directly to foreign military organizations. The company has two full-time business development managers who are responsible for this activity and also has contractual arrangements with several outside consultants who assist the business development managers in their activities. Proposal preparation and presentation for government projects is done by a team which normally consists of program managers, a contracting officer, a cost accountant and various manufacturing and engineering personnel.

ENGINEERING AND DEVELOPMENT

     The O'Gara Company emphasizes engineering excellence and has an extensive engineering staff. Design engineers use state-of-the-art two-dimensional and three-dimensional computer aided design and engineering (CAD/CAE) systems in conjunction with coordinate measuring machines to develop electronic models which generally are converted to solid models or prototypes. Manufacturing engineers concentrate on improvements in the production process and on overall cost reductions from better methods, fewer components and less expensive materials with equal or superior quality. Applying these techniques, over the years the company has been able to reduce both the time and cost necessary to produce its armored vehicles. The company's ballistic engineer, in conjunction with its design and manufacturing engineers, develops and tests new ballistic and blast protection systems that meet ever-changing threats. Advanced engineering is responsible for new product development in conjunction with design engineering, manufacturing engineering and ballistic engineering.

     The O'Gara Company estimates that it expended approximately $2.9 million, $3.7 million and $3.5 million in 1997, 1998 and 1999, respectively, on its engineering and development efforts. These amounts include expensed amounts reimbursed under a Systems Technical Support contract described below under "U.S. Government Contracts."

U.S. GOVERNMENT CONTRACTS

     The O'Gara Company serves as the U.S. Military's sole source contractor for armoring the HMMWV fleet. Since its initial contract in August 1993 to armor 59 HMMWVs, the company has been awarded contracts to armor a total of 2,297 HMMWVs. Of these, 2,055 Up-Armored HMMWVs have been shipped, as follows:

                                                              NUMBER OF
                        YEAR SHIPPED                           HMMWVS
                        ------------                          ---------
  1993......................................................        0
  1994......................................................      139
  1995......................................................       26
  1996......................................................      507
  1997......................................................      366
  1998......................................................      460
  1999......................................................      557
                                                                -----
     Total..................................................    2,055
                                                                =====

     Prior to March 2000, The O'Gara Company's most recent HMMWV contract with the U.S. Military was entered into in 1998 and included an option for additional vehicles which was exercised on April 30, 1999. The 245 Up-Armored HMMWVs for the U.S. Army and the U.S. Navy covered by the option were delivered through August 2000. On March 30, 2000 the company was awarded a new contract by the U.S. Military. The contract, with options, has a five-year duration with a baseline quantity of 360 Up-Armored HMMWVs per year and a potential to reach 3,060 vehicles over the life of the contract. The range of the contract's total value is between $125 million and $215 million. The initial order is for 360 Up-Armored HMMWVs with a value of approximately $25 million.

     As the Up-Armored HMMWV fleet grows, the company is experiencing continued growth in fleet management activity and spare parts. The U.S. Military signed a five-year spare parts contract with the company in March 1999. This contract designates The O'Gara Company to provide HMMWV armor parts to all U.S. Military end users. The most recent fleet management contract option with the U.S. Military was exercised in March 2000.

     The O'Gara Company is in the last year of a System Technical Support contract with the U.S. Military to support continued research and development on the Up-Armored HMMWV program. This contract, signed in 1997, has required the company to provide up to 25,000 hours per year of engineering and development time to enhance and study the Up-Armored HMMWV. The last option to the contract was exercised in August 1999 for year 2000, work on which will continue into 2001. The U.S. Military is currently evaluating a further extension of this contract.

     As a subcontractor to Lockheed Martin Corporation, the company has provided armoring for certain missile weapons systems. The O'Gara Company was first engaged in September 1993 by Lockheed Martin to armor launch systems of missiles. The company was most recently engaged by Lockheed Martin in February 2000 to provide this armoring and believes that it is well positioned for future engagements.

     Stewart & Stevenson Services, Incorporated has subcontracted with The O'Gara Company to develop a ballistically armored and sealed HIMARS truck cab. Two phases of this contract have been released to the company, totaling $1.5 million. It is anticipated that this eventually will result in a multi-year production contract.

COMPETITION

     The markets for The O'Gara Company's products and services are highly competitive. The company's competitors range from small businesses to multinational corporations.

     The O'Gara Company believes that its design, engineering and production expertise in providing fully integrated ballistic and blast protected vehicles gives it a competitive advantage over those competitors who provide protection against only selected ballistic threats. The largest competitors on a worldwide basis in the production of armored commercial vehicles are DaimlerChrysler AG, which sells its armored Mercedes Benz products both on a special order basis as well as through its world-wide distribution system, and BMW AG, which sells its products through its world-wide dealer distribution system. In addition, there are a number of other vehicle armorers in Europe, the Middle East and Latin America which armor primarily locally manufactured automobiles. U.S.-based protected passenger automobile armorers include the Pittston Company (owner of Brinks armored vehicles), Moloney Coachbuilders, Inc., Armor Holdings, Inc., and Armet Armored Vehicles, Inc. The principal competitive factors are price, quality of engineering and design, production capability and capacity, ability to meet delivery schedules and reputation in the industry. There are a large number of companies that provide specific armoring packages for tactical wheeled vehicles, helicopters and selected other military applications. The company believes that, as the size of the Up-Armored HMMWV requirement continues to grow, competition from major defense contractors may develop.

SEASONALITY, BACKLOG AND RELATED MATTERS

     Approximately 33% of The O'Gara Company's pro forma net sales during 1999 were derived from U.S. Military contracts and an additional 14% were derived from commercial contracts with U.S. governmental agencies or foreign governments. For 1998, these percentages were 45% and 9%, respectively. Military and governmental contracts generally are awarded on a periodic or sporadic basis. The company frequently receives substantial orders in one quarter, the revenues from which are not recognized until one or more subsequent quarters. As a result, The O'Gara Company has significant fluctuations from time to time in its business. Historically, these fluctuations have not been seasonal. The company does not believe that its business is seasonal overall, although historically the first quarter has been weaker than the other three. Period-to-period comparisons within a given year or between years may not be meaningful or indicative of operating results over a full fiscal year.

     The O'Gara Company's backlog at December 31, 1998 and 1999 was approximately $21.6 million and $18.2 million, respectively. Backlog consists of net sales value for firm orders not previously included in net sales on the basis of percentage-of-completion accounting. Because many timing and cost factors affect the production and delivery of the company's products, there is no certainty as to when net sales will be recognized from backlog. However, the company expects to ship all of its 1999 backlog in 2000. Year-to-year comparisons of backlog are not necessarily indicative of future operating results.

     The O'Gara Company's net sales from government contracts and most commercial contracts for its armoring products are recognized using the percentage-of-completion method. Under this method, contract revenues are reported based on the percentage that costs to date bear to total estimated costs. Estimated contract losses are recognized in full in the period in which it becomes likely that a loss will occur. Accordingly, contract revenues and total cost estimates are reviewed and revised periodically as the work progresses and as change orders are approved, and adjustments based upon the percentage-of-completion are reflected in contract revenues in the period when such estimates are revised. See "The O'Gara Company -- Management's Discussion and Analysis of Financial Condition and Results of Operations."

PROPERTIES AND FACILITIES

     The O'Gara Company's executive offices are located in Fairfield, Ohio. In addition, the company maintains three other domestic offices or facilities in three states and offices or facilities in nine foreign countries. The O'Gara Company's principal properties and facilities are as follows:

                                                           BUILDING
                      LOCATION                          SQUARE FOOTAGE    STATUS
                      --------                          --------------    ------
Fairfield, Ohio.....................................       130,000         owned
Lamballe, France....................................       125,000        leased
Sao Paulo, Brazil...................................        50,000        leased
Mexico City, Mexico.................................        20,000         owned
Washington, D.C. area...............................           n/a        leased
San Antonio, Texas..................................           n/a         owned

     FAIRFIELD, OHIO. In addition to executive offices, this facility contains full production and assembly facilities for the company's armored commercial vehicles and the manufacturing and distribution of Up-Armored HMMWVs. The facility is financed through tax-exempt debt and is pledged to secure the repayment of the debt. The facility includes a complete fabrication and machine shop equipped with a computer controlled plasma cutter, a computer controlled press break, mills, automated grinders, a robotic welder and two coordinate measuring machines, paint booths and ancillary equipment for both military and commercial painting.

     LAMBALLE, FRANCE. The site contains facilities for production of armored commercial and cash-in-transit vehicles, design studios for development of prototypes, integrated computer systems, and areas for parts, fabrication, painting and quality control. This facility also contains a ballistics range. It currently is leased for a term expiring in September 2000. The company is in the process of constructing a replacement facility. For accounting purposes, this is treated as an operating lease.

     SAO PAULO, BRAZIL. This facility is used for manufacturing and sales of a full product line of armored commercial vehicles. It currently is leased for a term expiring in April 2002; however, either party can terminate the lease on 90 days written notice. For accounting purposes, this lease is treated as an operating lease.

     MEXICO CITY, MEXICO. This facility is used for manufacturing and sales of a full product line of armored commercial vehicles. The facility was purchased in 1996.

     WASHINGTON D.C. AREA. This facility is used for advanced security training and includes a portion of an abandoned airport runway that is used for advanced driver training. The facility is leased for a term expiring in May 2009. For accounting purposes, this lease is treated as an operating lease.

     SAN ANTONIO, TEXAS. This facility, which was acquired in 1997, consists of 165 acres of land used for advanced driver and force protection training.

     The O'Gara Company's manufacturing capabilities include fully integrated manufacturing programs which link production control, materials control, quality control and accounting. The company believes that its facilities are adequate for its current needs and that its properties, including machinery and equipment, are generally in good condition, well maintained and suitable for intended current and foreseeable uses.

EMPLOYEES

     The O'Gara Company has approximately 953 employees, comprised of 93 in marketing and sales, 576 in operations, 68 in professional services, 61 in engineering and 155 in general and administrative. The company's U.S. employees are not represented by any union and are not covered by any collective bargaining agreements. Approximately 224 employees of the company's French subsidiary are employed under agreements with the Confederation Francaise Democratique du Travail. Wage increase parameters are set twice a year by local management in consultation with the union. The company has not experienced any work stoppages or employee related slowdowns and believes that its relationship with its employees is good.

GOVERNMENT REGULATION

     As a contractor with agencies of the U.S. Government, The O'Gara Company is obligated to comply with a variety of regulations governing its operations and the workplace. Additionally, the company's contracts give the contracting agency the right to conduct audits of the company's facilities and operations, and these audits occur routinely. An audit involves a governmental agency's review of the company's compliance with the prescribed procedures established in connection with the government contract.

     Regulations promulgated by the U.S. Commerce Department require The O'Gara Company to obtain a general destination license in connection with the sale of certain commercial products in foreign countries, and U.S. State Department regulations require the company to file an export license in connection with sales of military equipment in foreign countries. Furthermore, the U.S. State Department prohibits all sales of military equipment to certain countries, and the U.S. complies with United Nations trade embargos. Additionally, foreign countries in which The O'Gara Company does business or into which it expects to expand have laws and regulations which may restrict the company's business. The company believes that it currently conducts its activities and operations in substantial compliance with applicable governmental laws and regulations.

ENVIRONMENTAL MATTERS

     The O'Gara Company is subject to a number of environmental laws, regulations and ordinances, both in the U.S. and foreign countries, governing activities that may have adverse environmental effects, such as discharges to air and water, as well as handling, storage and disposal practices for solid and hazardous materials. These laws also impose liability for the cost of remediating, and damages resulting from, sites of past releases of hazardous materials. Environmental laws continue to change rapidly, and it is likely that the company will be subject to increasingly stringent environmental standards in the future. The company believes that it currently conducts its activities and operations in substantial compliance with applicable environmental laws.

LEGAL PROCEEDINGS

     Please see "The Kroll-O'Gara Company -- Legal Proceedings" for a description of currently pending proceedings. After the split-up, any liability and expenses relating to the shareholder litigation will be paid approximately 58.5% by KRCS and approximately 41.5% by The O'Gara Company. Any liability and legal expenses arising from the qui tam proceeding will be the responsibility of The O'Gara Company.

PATENTS, TRADEMARKS AND COPYRIGHTS

     The O'Gara Company currently has six issued U.S. patents relating to its armoring business. The company has several federally registered trademarks and copyrights and has registered its trademarks in numerous foreign countries. Although the company does not believe that its ability to compete in any of its product markets is dependent on its intellectual property, the company does believe that the protection afforded by its "Armoring Assembly" and "Vehicle Mine Protection Structure" patents, both of which relate to vehicle underbody blast protection, provides the company with important technological advantages over its competitors. Although The O'Gara Company has protected its technologies to the extent that it believes appropriate, there can be no assurance that the measures to protect its proprietary rights will deter or prevent unauthorized use of the company's technologies. In other countries, the company's proprietary rights may not be protected to the same extent as in the United States.

                                   MANAGEMENT

EXECUTIVE OFFICERS AND DIRECTORS

     Set forth below is information concerning the directors and executive officers of The O'Gara Company.

    NAME                                     AGE   POSITION
    ----                                     ---   --------
    Thomas M. O'Gara.....................     49   Chairman of the Board
    Wilfred T. O'Gara....................     43   President and Chief Executive Officer, Director
    Abram S. Gordon......................     37   Vice President, General Counsel and Secretary
    Nicholas P. Carpinello...............     50   Vice President and Chief Financial Officer

                            [DIRECTORS TO BE ADDED]

     THOMAS M. O'GARA is Chairman of the Board of The O'Gara Company. He has been Vice Chairman of the Board of Kroll-O'Gara since December 1997. Mr. O'Gara served as Chairman of the Board of the former O'Gara Company from August 1996 until December 1997. Mr. O'Gara also has been Chairman of the Board of The O'Gara Company's O'Gara-Hess & Eisenhardt Armoring Company subsidiary since 1990 and was OHE's Chief Executive Officer from 1990 until 1995. He has been a director of the former O'Gara Company or Kroll-O'Gara since August 1996 and a director of OHE since 1988. Mr. O'Gara has held numerous executive officer and director positions with the company, its subsidiaries and its predecessors since 1975. From 1984 until 1986, Mr. O'Gara also was Honorary Consul General for the Sultanate of Oman. Thomas M. O'Gara and Wilfred T. O'Gara are brothers.

     WILFRED T. O'GARA is President and Chief Executive Officer of The O'Gara Company. He has served as Co-Chief Executive Officer of Kroll-O'Gara and Chief Executive Officer of Kroll-O'Gara's Security Products and Services Group since April 2000. Previously he had served as Kroll-O'Gara's President and Chief Operating Officer since December 1997 and as the former O'Gara Company's Chief Executive Officer from August 1996 until December 1997. Mr. O'Gara has been associated with the company, its subsidiaries and its predecessors since 1983 and has held numerous executive officer and director positions, including serving as Chief Executive Officer of OHE since January 1996, President and Chief Operating Officer of OHE from 1991 through 1995 and Vice
President -- Sales and Marketing of OHE from 1988 until 1991. Mr. O'Gara has been a director of the former O'Gara Company or Kroll-O'Gara since August 1996 and a director of OHE since 1991. Mr. O'Gara also is a director of LSI Industries, Inc.

     ABRAM S. GORDON is Vice President, General Counsel and Secretary of The O'Gara Company, positions he has held with the former O'Gara Company or Kroll-O'Gara since January 1997. Prior to that time he was with the law firm of Taft, Stettinius & Hollister LLP, Cincinnati, Ohio, from October 1987 until December 1996.

     NICHOLAS P. CARPINELLO initially is serving as Vice President and Chief Financial Officer of The O'Gara Company. He has been Controller and Treasurer of Kroll-O'Gara since December 1997. From

August 1996 until December 1997 he served as the former O'Gara Company's Executive Vice President, Chief Financial Officer and Treasurer, positions he also has held with OHE since 1993. Mr. Carpinello has been associated with the former O'Gara Company or Kroll-O'Gara and its predecessors since 1984. From 1975 until 1984, he was employed by Arthur Andersen LLP where he served as a manager in the audit and small business consulting divisions. Mr. Carpinello has advised the company that he currently anticipates resigning from his employment as soon as practicable after the split-up.

[directors to be added]

DIRECTORS' MEETINGS, FEES AND COMMITTEES

     The O'Gara Company's Board of Directors will hold regularly scheduled meetings, and hold special meetings as necessary to review significant matters affecting the company and to act upon matters requiring Board approval.

     After the split-up, The O'Gara Company's Board will have an Audit Committee and a Compensation Committee. The Audit Committee will be composed of
               ,                , and                . The Audit Committee will
recommend the appointment of independent accountants and review and discuss with the independent accountants the scope of their examination, their proposed fee and the overall approach to the audit. The Audit Committee also will review with the independent accountants and the company's financial management the annual financial statements and discuss the effectiveness of internal accounting
controls. The Compensation Committee will be composed of                ,
               , and                . The Compensation Committee will be
responsible for establishing executive officers' compensation and fringe benefits and administering the company's stock option and other executive benefit plans. The Board will not have a Nominating Committee.

     Directors who are not employees of The O'Gara Company will receive an annual retainer of $15,000, plus options to purchase 2,000 shares of O'Gara Company common stock, for serving as directors. These directors also will be paid $1,000 for each Board meeting attended in person and $750 for attending Board meetings held by telephone. Each Committee Chairman will receive an additional annual retainer of $1,600 and committee members, including the Chairman, will receive $750 per meeting attended, whether in person or by telephone, unless the meeting occurs on the same day as a Board meeting, in which case no separate fee will be paid. Employee directors will not be separately compensated for their services as directors.

     The O'Gara Company expects to adopt a plan substantially similar to Kroll-O'Gara's current Outside Directors' Deferred Compensation Plan. Under this plan each nonemployee director will be entitled to defer all or a portion of his director's fees into a bookkeeping account. The account will be credited with "phantom" units representing shares of O'Gara Company common stock equivalent in value to the amount of each fee deferred, at the time earned. Unless a later time is selected by a director, the value of the units in the director's account will be paid in cash when the director's service on the Board terminates or at the time of a "change in control" of The O'Gara Company as defined in the plan.

                    EXECUTIVE COMPENSATION AND BENEFIT PLANS

HISTORICAL COMPENSATION INFORMATION

     The following table describes the compensation paid by Kroll-O'Gara during the last three years to Mr. Wilfred T. O'Gara, The O'Gara Company's Chief Executive Officer, and to each of The O'Gara Company's other executive officers. These persons are sometimes referred to as the "named executive officers."

                           SUMMARY COMPENSATION TABLE

                                                                               LONG TERM
                                            ANNUAL COMPENSATION           COMPENSATION AWARDS
                                      -------------------------------   -----------------------
                                                                                     SECURITIES
                                                                                     UNDERLYING
                                                            OTHER       RESTRICTED     STOCK
                                                            ANNUAL        STOCK        OPTION      ALL OTHER
          NAME AND                    SALARY    BONUS    COMPENSATION     AWARDS       GRANTS     COMPENSATION
     PRINCIPAL POSITION        YEAR     ($)      ($)         ($)           ($)          (#)          ($)(1)
     ------------------        ----   -------   ------   ------------   ----------   ----------   ------------
Thomas M. O'Gara.............  1999   275,000       --       --            --              --            7,030
Chairman of the Board          1998   275,000       --       --            --              --            7,651
                               1997   252,083       --       --            --          23,150            7,452
Wilfred T. O'Gara............  1999   350,000       --       --            --          17,000            8,675
President and Chief            1998   350,000       --       --            --              --            6,816
Executive Officer              1997   240,000   45,000       --            --          98,150            6,590
Abram S. Gordon..............  1999   150,000       --       --            --           5,000            5,813
Vice President                 1998   135,000   35,000       --            --              --            4,160
                               1997    97,237   25,000       --            --          15,000              233
Nicholas P. Carpinello.......  1999   180,000       --       --            --          10,000           10,024
Vice President                 1998   140,000       --       --            --              --            9,055
                               1997   140,000   40,000       --            --          14,000            9,248

---------------
(1) For 1999 represents profit-sharing contributions of $2,400 for each person; executive disability insurance plan benefits of $3,706 for Mr. Thomas M. O'Gara, $5,708 for Mr. Wilfred T. O'Gara, $6,700 for Mr. Carpinello, and $2,993 for Mr. Gordon; and group term life insurance benefits of $924 for Mr. Thomas M. O'Gara, $567 for Mr. Wilfred T. O'Gara, $924 for Mr. Carpinello and $420 for Mr. Gordon.

     The following table presents information on option grants to the named executive officers during 1999 pursuant to Kroll-O'Gara's 1996 Stock Option Plan. The Plan does not provide for the grant of stock appreciation rights ("SARs").

                             OPTION GRANTS IN 1999

                                                     INDIVIDUAL GRANTS(1)
                                      ---------------------------------------------------    POTENTIAL REALIZABLE
                                      NUMBER OF                                                VALUE AT ASSUMED
                                      SECURITIES    % OF TOTAL                              ANNUAL RATES OF STOCK
                                      UNDERLYING     OPTIONS       EXERCISE                 PRICE APPRECIATION FOR
                                       OPTIONS      GRANTED TO        OR                         OPTION TERM
                                       GRANTED     EMPLOYEES IN   BASE PRICE   EXPIRATION   ----------------------
NAME                                     (#)       FISCAL YEAR      ($/SH)        DATE        5%($)       10%($)
----                                  ----------   ------------   ----------   ----------   ---------    ---------
Thomas M. O'Gara....................        --          --              --           --           --           --
Wilfred T. O'Gara...................    17,000         2.6          26.938      3/24/09      287,994      729,834
Abram S. Gordon.....................     5,000         0.8          26.938      3/24/09       84,704      214,657
Nicholas P. Carpinello..............    10,000         1.5          26.938      3/24/09      169,408      429,314

---------------
(1) All options vest one-third per year beginning one year after the date of grant. The exercise price of all options may be paid in cash or by the transfer of shares of Kroll-O'Gara's common stock valued at their fair market value on the date of exercise. Under the terms of the Plan, each option became exercisable in full when the reorganization and dissolution agreement was signed.

     With respect to each named executive officer, the following table sets forth information concerning stock options exercised during 1999 and unexercised stock options held at December 31, 1999.

                      AGGREGATED OPTION EXERCISES IN 1999
                   AND OPTION VALUES AS OF DECEMBER 31, 1999

                                                                            NUMBER OF
                                                                           SECURITIES       VALUE OF
                                                                           UNDERLYING      UNEXERCISED
                                                            VALUE          UNEXERCISED    IN-THE-MONEY
                                                         REALIZED($)       OPTIONS AT      OPTIONS AT
                                                       ----------------     FY-END(#)       FY-END($)
                                                       (MARKET PRICE ON   -------------   -------------
                                     SHARES ACQUIRED    EXERCISE LESS     EXERCISABLE/    EXERCISABLE/
NAME                                 ON EXERCISE(#)    EXERCISE PRICE)    UNEXERCISABLE   UNEXERCISABLE
----                                 ---------------   ----------------   -------------   -------------
Thomas M. O'Gara...................          --                 --         15,443/7,717   67,905/33,955
Wilfred T. O'Gara..................      14,703            341,240        62,730/49,717   86,612/42,444
Abram S. Gordon....................          --                 --         11,666/8,334   33,100/--
Nicholas P. Carpinello.............          --                 --        24,332/14,668   127,163/7,337

EMPLOYMENT AGREEMENTS

     Each of the named executive officers has an employment agreement with Kroll-O'Gara which expires on November 30, 2000. These agreements will be continued on a month-to-month basis until the split-up and will be terminated at the time of the split-up. Notwithstanding the terms of the agreements, each named executive officer has waived his right to any severance or other payment when his agreement terminates as a result of the split-up. The O'Gara Company's Compensation Committee will review executive officer compensation after the split-up and recommend employment agreements to the Board as it deems appropriate.

     The current agreements have the following terms: They provide for annual base salaries for Mr. Thomas M. O'Gara, Mr. Wilfred T. O'Gara, Mr. Gordon and Mr. Carpinello of $275,000, $350,000, $175,000 and $180,000, respectively. Each executive officer also is entitled to participate in an annual bonus plan established by the Compensation Committee of Kroll-O'Gara's Board and to receive up to 50% of the bonus in shares of Kroll-O'Gara common stock. Pursuant to the employment agreements, employment may be terminated by Kroll-O'Gara at any time with or without cause, except that, in a case of termination without cause, the employee is entitled to receive compensation for the greater of the balance of the term of the agreement or one year. The agreements also provide that if Kroll-O'Gara does not renew the agreement for one year or more at the end of the term, the employee will receive an amount equal to one year's base salary. Each employment agreement restricts the executive officer from competing with Kroll-O'Gara during the term of the agreement, and for two years thereafter if termination of employment is for cause or at the volition of the employee. In addition, Messrs. Thomas M. and Wilfred T. O'Gara each has agreed that during his employment and for a period of 10 years thereafter he will not directly or indirectly own any interest in or perform any services for any entity which uses the word "O'Gara" as a business or trade name and competes with Kroll-O'Gara.

STOCK PLANS

     The plans below are administered by the compensation committee of the board of directors or any other committee of the board of directors that the board of directors may appoint.

  The O'Gara Company 2000 Stock Incentive Plan.

     The O'Gara Company 2000 Stock Incentive Plan is designed primarily to provide key individuals, on whose initiative and efforts the successful conduct of the business of The O'Gara Company largely depends, and who are largely responsible for the management, growth and protection of the business of The O'Gara Company, with incentives and rewards to encourage them to continue their association with The O'Gara Company, and to maximize their performance and to provide "performance-based compensation" to these key individuals. The O'Gara Company 2000 Stock Incentive Plan specifically provides for the grant of (i) non-qualified stock options, (ii) incentive stock options and (iii) shares of restricted stock which are known collectively as incentive awards. The O'Gara Company 2000 Stock Incentive Plan also provides that the compensation committee may grant other types of stock-based awards in amounts, and on terms and conditions, as the compensation committee will in its discretion determine.

     The maximum number of shares of O'Gara Company common stock for which incentive awards may be granted under The O'Gara Company 2000 Stock Incentive Plan is 1,200,000. The maximum number of shares of O'Gara Company common stock for which any individual may be granted incentive awards during any calendar year is 100,000. Key current employees of The O'Gara Company and its affiliates will be eligible to receive grants of incentive awards.

  The O'Gara Company 2000 Employee Stock Purchase Plan.

     The purpose of the 2000 Employee Stock Purchase Plan is to provide eligible employees of The O'Gara Company and its designated subsidiaries with an opportunity to purchase O'Gara Company common stock and, therefore, to have an additional incentive to contribute to the prosperity of The O'Gara Company. The maximum number of shares of O'Gara Company common stock for which awards may be
granted under the Employee Stock Purchase Plan is      shares. Any employee of
The O'Gara Company or any O'Gara Company subsidiary designated by the compensation committee is eligible to participate in the Employee Stock Purchase Plan during the offering period beginning on an enrollment date established by the compensation committee. However, no employee is eligible to participate in the Employee Stock Purchase Plan if, immediately after the grant, the employee would have owned five percent of either the voting power or the value of O'Gara Company's common stock, and no employee's rights to purchase The O'Gara Company common stock pursuant to the Employee Stock Purchase Plan may accrue at a rate
that exceeds $25,000 per calendar year. As of                , 2000, all
employees of The O'Gara Company other than Thomas M. O'Gara were eligible to participate in the Employee Stock Purchase Plan.

     Shares of O'Gara Company common stock may be purchased under the Employee Stock Purchase Plan at a price not less than 85% of the lesser of (1) the fair market value of the common stock on the enrollment date or (2) the fair market value of the common stock on the last trading day of the offering period. The length of the offering period will be established by the compensation committee but may not exceed two years.

            PRINCIPAL SHAREHOLDERS AND STOCK HOLDINGS OF MANAGEMENT

     The following table sets forth the anticipated beneficial ownership of O'Gara Company common stock after the split-up by (1) each beneficial owner of more than five percent of common stock, (2) each director and named executive officer individually and (3) all directors and executive officers of The O'Gara Company as a group. These anticipated holdings are based on certain assumptions contained in "Interests of Kroll-O'Gara's Executive Officers, Directors and Exchanging Shareholders in the Split-Up" beginning on page 32. The actual holdings will vary based on the number of shares of Kroll-O'Gara common stock outstanding immediately prior to the split-up; however the changes will not be material. Unless otherwise indicated, all shares are owned directly and the indicated owner has sole voting and dispositive power with respect to the listed shares.

                                                                BENEFICIAL OWNERSHIP
                            NAME                                       NUMBER           PERCENT
                            ----                                --------------------    -------
Thomas M. O'Gara(1).........................................         1,546,572           25.8
Wilfred T. O'Gara...........................................           155,438            2.6
Abram S. Gordon.............................................                64              *
Nicholas P. Carpinello......................................            36,365              *
[directors to be added]
All directors and executive officers as a group (
  persons)..................................................         1,738,439           29.0
American International Group, Inc.(1)

---------------
* Less than 1%.

(1) Messrs. O'Gara, Gordon and Carpinello's address is 9113 LeSaint Drive, Fairfield, Ohio 45014. AIG's address is 70 Pine Street, New York, New York 10270.

              CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

GENERAL

     This section describes certain transactions and relationships during the last fiscal year between The O'Gara Company, as it will be constituted after the split-up, and The O'Gara Company's executive officers, directors and 5% shareholders after the split-up. Similar information for the portions of Kroll-O'Gara's business which will comprise KRCS after the split-up is given under "Kroll Risk Consulting Services, Inc. -- Certain Relationships and Related Party Transactions." The O'Gara Company believes that the material terms of the transactions described below were as favorable as could have been obtained from unrelated third parties.

VICTORY AVIATION

Victory Aviation Services, Inc. is a Delaware corporation of which Messrs. Thomas M. O'Gara, Wilfred T. O'Gara and Carpinello own approximately 92%, 1% and 1%, respectively, of the outstanding capital stock.

Lease agreements. The O'Gara Company has a Master Equipment Lease with Victory Aviation, entered into in July 1995, under which the company leases various items of equipment from Victory Aviation. As of December 31, 1999, the company had approximately $1,250,000 of equipment under lease. Rental expense was $566,213 for the year ended December 31, 1999.

Supplier arrangements. During 1995 and 1996, The O'Gara Company purchased the dual-hard steel required for its vehicle armoring from Victory Aviation, which distributed the steel for an unrelated third party. As a result of financing arrangements entered into at the time, the company had receivables of $282,345 from Victory Aviation at December 31, 1999, which sum is guaranteed by the shareholders of Victory Aviation. All other aspects of the arrangement have been terminated.

Corporate aircraft. In February 1995, The O'Gara Company entered into a lease for a Gulfstream G-II aircraft owned by Victory Aviation. The lease later was amended to provide the company with a hourly discount from the normal commercial hourly rate on future charters of corporate aircraft from Victory Aviation in order to amortize the remaining portion of existing lease deposits from the original aircraft lease. The company had approximately $403,000 in unamortized lease deposits with Victory Aviation as of December 31, 1999. Rental expense related to the Gulfstream lease, including amortization of the deposit, was $82,000 for 1999.

AIG

     Since 1995, Kroll-O'Gara has purchased some of its liability insurance, including Professional Errors and Omissions and Directors and Officers liability insurance, from AIG's subsidiaries. AIG's subsidiaries billed Kroll-O'Gara $361,320 for this insurance during 1999. Kroll-O'Gara obtains the coverage through an independent insurance broker and where possible obtains competitive proposals from unrelated third parties.

                      KROLL RISK CONSULTING SERVICES, INC.

     This section gives financial, business and management information about KRCS after the split-up. The "Business" description generally is written as if the split-up already were completed.

FINANCING; DIVIDEND POLICY

FINANCING

     KRCS expects to obtain a credit facility prior to completion of the split-up to repay the portion of Kroll-O'Gara's third party financing assumed by it as well as to provide funds for working capital purposes.

DIVIDEND POLICY

     KRCS anticipates that any future earnings will be retained to finance its operations and for the growth and development of its business. Accordingly, KRCS does not anticipate paying cash dividends on its shares of common stock for the foreseeable future. Furthermore, the terms of the credit agreement with its bank will require maintenance of certain financial ratios which may limit the funds available for cash dividends. The payment of any future dividends will be subject to the discretion of the KRCS Board of Directors and will depend on the company's results of operations, financial position and capital requirements, general business conditions, restrictions imposed by financing arrangements, if any, legal restrictions on the payment of dividends and other factors the KRCS Board of Directors deems relevant.

                            PRO FORMA CAPITALIZATION

     The following table sets forth the pro forma capitalization of KRCS as of June 30, 2000: (1) on an historical basis; and (2) as adjusted to give effect to the split-up. The following table should be read in conjunction with "Selected Historical and Unaudited Pro Forma Financial Information", KRCS' "Management's Discussion and Analysis of Pro Forma Financial Condition and Pro Forma Results of Operations" and the consolidated financial statements and related notes included elsewhere in this proxy statement.

                                                                  AT JUNE 30, 2000
                                                              ------------------------
                                                              ACTUAL(1)    AS ADJUSTED
                                                              ---------    -----------
                                                               (DOLLARS IN THOUSANDS)
Cash and cash equivalents...................................  $  6,260      $  3,663
                                                              ========      ========
Short-term debt and current maturities of long-term
  debt(2)...................................................  $ 39,228      $ 21,905
Long-term debt, less current maturities(2)..................    36,580        19,889
Stockholders' equity:
  Preferred Stock, 2,500,000 shares authorized; no shares
     issued or outstanding..................................        --            --
  Common Stock, $0.01 par value, 25,000,000 shares
     authorized; and 8,500,000 shares issued and outstanding
     on June 30, 2000, as adjusted(3).......................       223            85
Additional paid-in capital..................................   170,026       121,382
Retained deficit............................................   (17,300)      (21,032)
Deferred compensation.......................................    (1,218)           --
Accumulated other comprehensive loss........................    (4,497)       (1,382)
                                                              --------      --------
Total stockholders' equity..................................   147,234        99,053
                                                              --------      --------
Total capitalization........................................  $223,042      $140,847
                                                              ========      ========

---------------
(1) For financial reporting purposes, Kroll-O'Gara will be deemed to be the predecessor to KRCS. Accordingly, the capitalization of KRCS on an historical basis is based upon the historical capitalization of Kroll-O'Gara.

(2) For a description of KRCS' debt, see KRCS' "Management's Discussion and Analysis of Pro Forma Financial Condition and Pro Forma Results of Operations -- Liquidity and Capital Resources."

(3) Outstanding shares excludes 1,700,000 shares of common stock reserved for issuance upon the exercise of options to purchase common stock under the stock option plans described in "Executive Compensation and Benefit Plans."

     MANAGEMENT'S DISCUSSION AND ANALYSIS OF PRO FORMA FINANCIAL CONDITION
                      AND PRO FORMA RESULTS OF OPERATIONS

     The following discussion of the pro forma results of operations and financial condition of KRCS is based upon and should be read in conjunction with its pro forma financial statements presented in "Selected Historical and Unaudited Pro Forma Financial Information" and the consolidated financial statements and notes included in this proxy statement. For financial reporting purposes, Kroll-O'Gara will be deemed to be the predecessor to KRCS. Accordingly, the unaudited pro forma financial information for KRCS is based upon the historical financial statements of Kroll-O'Gara. The unaudited pro forma financial information for KRCS also reflects the financial results of The O'Gara Company as discontinued operations, as well as other aspects of the reorganization and split-up. Upon receipt of shareholder approval of the split-up, the historical financial statements of KRCS, which are the historical financial statements of Kroll-O'Gara, will be restated to eliminate the financial results of The O'Gara Company and reflect them as discontinued operations. Because of the foregoing and as a result of the acquisitions made in 1997, 1998 and 1999, described below, financial results from period-to-period are not comparable.

GENERAL INFORMATION AND RECENT DEVELOPMENTS

     KRCS is a wholly owned holding company subsidiary that was formed on July 17, 2000 in connection with the split-up of Kroll-O'Gara to operate and manage the investigations and intelligence services business of Kroll-O'Gara. As part of the split-up of Kroll-O'Gara, the investigations and intelligence services business as well as the voice and data communications business of Kroll-O'Gara will be contributed to KRCS. KRCS intends to sell the voice and data communications business, which we refer to as the voice and data communications group, as soon as possible after the split-up.

     On November 15, 1999, Kroll-O'Gara announced that it had entered into a definitive agreement with Blackstone Capital Partners III Merchant Banking Fund L.P. under which shares held by all Kroll-O'Gara shareholders, other than certain members of management, would be acquired by Blackstone for $18.00 per share in cash. On April 12, 2000, Kroll-O'Gara announced that Blackstone had withdrawn its offer to acquire Kroll-O'Gara shares.

     On April 18, 2000 Kroll-O'Gara announced that it would explore a split-up of its principal businesses into two stand-alone companies. On August 30, 2000 Kroll-O'Gara announced that its board of directors had approved an agreement and plan of reorganization and dissolution that will separate its two principal operating segments, the security products and services business and the investigations and intelligence services business into two distinct companies. Under this agreement, KRCS will receive substantially all of the assets and liabilities of Kroll-O'Gara's investigations and intelligence services business and voice and data communications business and 40% of Kroll-O'Gara's ownership interest in the common stock of Securify, as well as approximately 58% of Kroll-O'Gara's assets and liabilities that are not attributable to a particular business group. The remaining business of Kroll-O'Gara, the security products and services group and 60% of Kroll-O'Gara's ownership interest in the common stock of Securify, as well as approximately 42% of the other assets and liabilities that are not attributable to a particular business group, will be transferred to and assumed by The O'Gara Company. After this reorganization, some management shareholders of Kroll-O'Gara will exchange all of their shares of Kroll-O'Gara common stock for shares of KRCS common stock, and other management shareholders of Kroll-O'Gara will exchange all of their shares of Kroll-O'Gara common stock for shares of The O'Gara Company common stock. After these exchanges, Kroll-O'Gara will distribute the remaining shares of KRCS common stock and The O'Gara Company common stock held by it to its shareholders. The exchanging management shareholders will not participate in this distribution. Following the split-up, KRCS and The O'Gara Company will be separate publicly traded companies and

Kroll-O'Gara will be dissolved. Completion of the split-up is subject to a number of conditions, including the receipt of a favorable tax ruling and the approval of the Kroll-O'Gara shareholders. KRCS expects that completion of the split-up will occur in the fourth quarter of 2000 or first quarter of 2001.

     Costs associated with the split-up for the six months ended June 30, 2000 were approximately $0.4 million ($0.02 per diluted share) and consisted primarily of fees for attorneys, accountants and other related charges. KRCS anticipates additional expenses will be incurred in the second half of 2000.

     KRCS is a leading global provider of investigations, intelligence and risk mitigation consulting services. Through a network of 53 offices and more than 2,000 employees located in 18 countries, KRCS provides risk mitigation consulting services to governments and multinational corporations. KRCS global platform allows it to address those issues with skilled investigators and consultants who have first hand knowledge of local customs, business practices and information. KRCS reports its revenue from continuing operations through two groups. The investigations and intelligence services business consists of the following categories: business intelligence and investigation services, corporate services, financial services, security services and technology services. The voice and data communications business offers three types of products: satellite communication and navigation equipment, packages of satellite airtime and customized design, hardware and software integration services relating to satellite communication.

REVENUE RECOGNITION

     KRCS recognizes revenue as services are performed. It records either billed or unbilled accounts receivable based on case-by-case invoicing determinations. Revenues are recognized on a "time and materials" or "proportional performance method" basis, depending upon the arrangement with the customer. Revenue related to time and materials arrangements are recognized in the period in which the services are performed as follows: revenues from standard hourly rate engagements are recognized as hours are recorded and costs are recognized as incurred and revenues from standard daily rate arrangements are recognized at amounts represented by the agreed-upon billing amounts and costs are recognized as incurred. Revenues related to fixed price arrangements are recognized based upon costs incurred as a percentage of the estimated total direct costs of the respective arrangements. The cumulative impact of any revisions in estimated total revenues and direct contract costs are recognized in the period in which they become known.

     KRCS usually enters into engagement letters with its customers prior to the time it begins work on a project. KRCS does not believe it is appropriate to characterize these arrangements as backlog because these arrangements generally provide that they can be terminated without significant advance notice or penalty. Generally, in the event that a client terminates a project, the client remains obligated to pay KRCS for services performed and expenses incurred through the date of termination.

COST OF SALES

     Cost of sales includes professional compensation, other direct contract expenses and some other costs of service.

     Competition for consulting professionals, particularly for personnel with specific risk mitigation skills necessary to perform the services which KRCS offers, has caused wages to increase at a rate greater than the general rate of inflation. As with other professional service firms, KRCS must adequately anticipate wage increases. See "Risk Factors - Risks Related to our Business." The success of KRCS is largely dependent upon the ability to hire and retain talented people at a time when the industry is generally experiencing a shortage of skilled professionals and a high rate of employee turnover.

     Other direct contract expenses include costs directly attributable to client contracts. These costs include such items as contractor expenses, travel expenses for professional staff and independent contractors, hardware and supplies purchases and reproductions costs.

     Other costs of service primarily consist of the costs attributable to the support and maintenance of professional staff, as well as other costs of servicing clients. These costs include occupancy and communications costs relating to office space utilized by professional staff, the costs of training and recruiting professional staff, bad debts and the amortization of accumulated databases assets that are utilized in investigative research for clients.

ACQUISITIONS

     KRCS has pursued a strategy of growth and completed a number of acquisitions in 1998 and 1999, some of which have been accounted for as poolings of interest and others of which have been accounted for as purchases.

     Most recently, on May 16, 2000, KRCS acquired substantially all of the assets and assumed certain liabilities of The Search Is On, Inc., a corporation doing business in Nashville, Tennessee. The purchase price of $0.6 million was paid in cash of $0.4 million and a note payable of $0.2 million to the former owner. The acquisition has been accounted as a purchase. Goodwill related to this transaction was approximately $0.4 million and is being amortized over 25 years. The Search Is On specializes in obtaining public records information for use in providing background investigations to clients.

     Other acquisitions are listed in the following chart.

A. POOLINGS(1)

          COMPANY                       BUSINESS              DATE ACQUIRED         CONSIDERATION(4)
          -------             ----------------------------  ------------------  ------------------------
Laboratory Specialists of     Drug testing                  December 7, 1998    1,209,053 shares
  America, Inc.(2)
Schiff & Associates, Inc.     Security architectural        December 31, 1998   169,521 shares
                              services
Financial Research, Inc.      Business valuation and        March 1, 1999       102,555 shares
                              economic damage analysis
                              services
Background America, Inc.      Background investigative      June 16, 1999       899,243 shares
                              services

B. PURCHASES(3)
Corplex, Inc.                 Investigative and executive   March 1, 1998       29,207 shares
                              protection services
Lindquist Avey MacDonald      Forensic and investigative    June 1, 1998        $4.7 million in cash and
  Baskerville, Inc.           accounting services;                              278,340 shares
                              headquartered in Canada
Kizorek, Inc. (renamed        Video surveillance services   July 1, 1998        $0.8 million in cash and
  InPhoto Surveillance)                                                         352,381 shares
Holder Associates, S.A.       Security services in          October 1, 1998     $4.5 million in cash and
                              Argentina                                         46,287 shares

          COMPANY                       BUSINESS              DATE ACQUIRED         CONSIDERATION(4)
          -------             ----------------------------  ------------------  ------------------------
Fact Finders Ltd.             Investigates intellectual     November 1, 1998    $3.2 million in cash,
                              property infringement cases                       plus a 3-year earn-out
                              in Hong Kong and the                              of up to $3 million
                              People's Republic of China                        based on profits
The Buchler Phillips Group    Corporate advisory practices  April 1, 1999       $12 million in cash and
                                                                                366,469 shares

---------------

(1) Pooling of interest accounting requires the restating of all prior period consolidated financial information as though the acquired entity had always been consolidated with KRCS.

(2) In 1997 and 1998 Laboratory Specialists paid a total of approximately $5.9 million to acquire customer lists and related assets from Pathology Laboratories, Ltd., Harrison Laboratories, Inc., Accu-Path Medical Laboratory, Inc. and TOXWORX Laboratories, Inc.

(3) KRCS's consolidated financial statements include the reported results of each entity from the effective date of the acquisition.

(4) References to shares mean shares of common stock of Kroll-O'Gara.

  RESTRUCTURING OF OPERATIONS

     Due to multiple acquisitions completed by KRCS in 1998 and 1999, integration of the operations of the acquired companies with existing operations became a strategic initiative for KRCS' management in 1999. As part of this initiative, management evaluates KRCS' business segments to determine if its core businesses within the segments are operating efficiently. As a result of management's evaluation, several less profitable operating facilities were closed to enable KRCS to focus on integrating existing facilities with the newly acquired businesses. Management concluded that a cost savings initiative was required and would be achieved largely through operating efficiencies and a corresponding decrease in personnel.

     In the first quarter of 1999, KRCS began implementing a plan to reduce costs and improve operating efficiencies and recorded a non-recurring pre-tax restructuring charge of approximately $0.5 million. In the second quarter of 1999, KRCS completed the restructuring plan and recorded an additional non-recurring pre-tax restructuring charge of $3.9 million. The principal elements of the restructuring plan were the closing of two offices, the relocation of another office and the staff reduction of approximately 27 employees. The primary components of the restructuring charge were severance costs and lease termination costs.

  INTENTION TO SELL THE VOICE AND DATA COMMUNICATIONS BUSINESS

     As part of the split-up, Kroll-O'Gara will contribute the voice and data communications business to KRCS. This business was previously accounted for as a discontinued operation in the financial statements of Kroll-O'Gara, when Kroll-O'Gara was negotiating its sale. In May 2000, Kroll-O'Gara terminated all then pending negotiations to sell this business. Accordingly, the results of operations of the voice and data communications business for all prior periods have been reclassified from discontinued operations to continuing operations. KRCS intends to sell this business as soon as possible after the split-up. Management expects proceeds from the sale to cover KRCS' investment in net assets as well as any costs incurred in the sale. However, there can be no assurance that management will be successful in selling the business or on favorable terms.

     KRCS recognizes revenue from the voice and data communications business as equipment is shipped or as services are provided. Revenue and related direct costs of brokered satellite time are recorded when payments are received from customers.

     A summary of the operating results of the voice and data communications group is as follows:

                                         FOR THE YEARS ENDED                    FOR THE SIX MONTHS ENDED JUNE 30,
                       -------------------------------------------------------  ----------------------------------
                             1997               1998               1999               1999              2000
                       -----------------  -----------------  -----------------  ----------------  ----------------
                                                             (IN THOUSANDS)
Net sales............  $17,437   100.0%   $17,653   100.0%   $19,931   100.0%   $6,687   100.0%   $8,297   100.0%
                       =======   =======  =======   =======  =======   =======  ======   =======  ======   =======
Gross profit.........  $ 3,125    17.9%   $ 3,522    20.0%   $ 2,415    12.1%   $  823    12.3%   $1,372    16.5%
                       =======   =======  =======   =======  =======   =======  ======   =======  ======   =======
Operating income
  (loss).............  $    69     0.4%   $  (635)   (3.6)%  $(2,598)  (13.0)%  $ (987)  (14.8)%  $  799    (9.6)%
                       =======   =======  =======   =======  =======   =======  ======   =======  ======   =======

     The loss from operations of the voice and data communications group increased $2.0 million from $0.6 million for the year ended December 31, 1998 to $2.6 million for the year ended December 31, 1999. This increase was partially due to an increase in its inventory reserve, which resulted from technology changes in the telecommunications market that reduced demand and lowered sales prices for certain items in inventory, as well as the overall impact on gross margins resulting from the decrease in sales prices. Income from operations of the voice and data communications group decreased $0.7 million from $0.1 million for the year ended December 31, 1997 to a loss of $0.6 million for the year ended December 31, 1998. The decrease in operating income was primarily attributable to an increase in selling expenses to support expected revenue growth in 1998. Revenue growth did not occur and sales levels remained consistent with 1997 levels.

  RESULTS OF OPERATIONS

     The following table sets forth, for the periods indicated, the items noted as a percentage of net sales. As indicated above, the table and detailed discussion of the pro forma results of operations and pro forma financial condition that follow relate only to the investigations and intelligence services business and do not include the voice and data communications business, which is expected to be sold as soon as possible after the split-up.

                                                                                     FOR THE SIX
                                                                                       MONTHS
                                                            FOR THE YEARS ENDED:     ENDED JUNE
                                                            ---------------------   -------------
                                                            1997    1998    1999    1999    2000
                                                            -----   -----   -----   -----   -----
Net sales.................................................  100.0%  100.0%  100.0%  100.0%  100.0%
Cost of sales.............................................   61.3%   56.2%   55.8%   55.7%   56.6%
                                                            -----   -----   -----   -----   -----
     Gross margin.........................................   38.7%   43.8%   44.2%   44.3%   43.4%

Operating Expenses:
Selling and marketing.....................................    7.4%    9.6%    8.9%    9.4%    9.1%
General and administrative................................   25.3%   23.2%   28.1%   24.5%   27.7%
Restructuring charge......................................     --      --     2.2%    4.6%     --
Merger related costs......................................    4.6%    3.7%    2.1%    3.5%    0.4%
Failed merger costs.......................................     --      --     0.5%     --     1.5%
                                                            -----   -----   -----   -----   -----
Operating income..........................................    1.4%    7.3%    2.4%    2.3%    4.6%

Other income (expense):
Interest expense..........................................   (2.1)%  (1.4)%  (1.4)%  (1.0)%  (1.4)%
Interest income...........................................    0.2%    0.5%    0.2%    0.2%    0.1%
Earnings (losses) of equity investment....................     --    (0.7)%  (0.4)%   0.1%   (1.9)%
Other, net................................................     --     0.7%     --    (0.2)%   0.1%
                                                            -----   -----   -----   -----   -----

                                                                                     FOR THE SIX
                                                                                       MONTHS
                                                            FOR THE YEARS ENDED:     ENDED JUNE
                                                            ---------------------   -------------
                                                            1997    1998    1999    1999    2000
                                                            -----   -----   -----   -----   -----
Income (loss) from continuing operations before provision
  for income taxes and cumulative effect of accounting
  change..................................................   (0.6)%   7.1%    1.2%    1.3%    3.3%
Provisions for income taxes...............................    0.5%    2.1%    0.1%    2.9%    1.0%
                                                            -----   -----   -----   -----   -----
Net income (loss) from continuing operations..............   (1.1)%   4.9%    1.1%   (1.6)%   2.3%
                                                            =====   =====   =====   =====   =====

  SIX MONTHS ENDED JUNE 30, 2000 COMPARED TO SIX MONTHS ENDED JUNE 30, 1999 "PRO FORMA"

NET SALES

     Net sales increased $13.0 million, or 14.7%, to $101.4 million for the six months ended June 30, 2000 from $88.4 million for the six months ended June 30, 1999. A substantial portion of this increase is the result of the acquisition of Buchler Phillips, which was only included for the last three months of the six months ended June 30, 1999. Net sales attributable to this acquisition amounted to $4.7 million for the first six months of 1999 compared to $10.1 million for the first six months of 2000, an increase of $5.4 million. Excluding net sales of Buchler Phillips, net sales increased $7.6 million or 9.1% for the six months ended June 30, 2000. This increase is primarily due to the increase in net sales of the corporate services group and domestic business investigations and intelligence group, which increased $2.1 million and $3.6 million, respectively, for the six months ended June 30, 2000 compared to the six months ended June 30, 1999.

COST OF SALES

     Cost of sales increased $8.2 million, or 16.6%, to $57.4 million for the six months ended June 30, 2000 from $49.3 million for the six months ended June 30, 1999. The increase in cost of sales was primarily due to the acquisition of Buchler Phillips, which was only included for the last three months of the six months ended June 30, 1999. Cost of sales of Buchler Phillips increased $2.6 million to $5.1 million for the six months ended June 30, 2000 from $2.5 million for the six months ended June 30, 1999. Excluding cost of sales of Buchler Phillips, cost of sales increased $5.7 million or 11.9% for the six months ended June 30, 2000. Gross profit as a percent of net sales was 43.4% for the six months ended June 30, 2000 compared to 44.3% for the six months ended June 30, 1999. The decrease in gross profit as a percentage of net sales is primarily due to the increased employee compensation costs and subcontractor fees associated with generating professional fee revenue. In addition, provisions for bad debt increased $1.1 million for the six months ended June 30, 2000 from the six months ended June 30, 2000.

OPERATING EXPENSES

     Operating expenses increased $2.3 million, or 6.1%, to $39.3 million for the six months ended June 30, 2000 from $37.1 million for the six months ended June 30, 1999. For the six months ended June 30, 1999, KRCS recorded $7.2 million of restructuring and merger costs in connection with the restructuring of its corporate services group and the acquisition of Background America, Inc., which was accounted for as a pooling of interests. For the six months ended June 30, 2000, KRCS recorded $2.0 million of separation, failed merger and merger and integration costs associated with (1) the split-up of Kroll-O'Gara, (2) the termination of the Blackstone transaction and (3) continuing integration costs associated with the acquisition of Buchler Phillips.

     Excluding restructuring, separation, failed merger and merger and integration charges, operating expenses increased $7.4 million, or 24.6%, to $37.3 million for the six months ended June 30, 2000 from $30.0 million for the six months ended June 30, 1999. A significant portion of this increase is due to the acquisition of Buchler Phillips, which was only included for the last three months of the six months ended June 30, 1999. Excluding the operating expenses of Buchler Phillips, operating expenses increased $4.8 million or 16.8% for the six months ended June 30, 2000 due to personnel and professional services required to administer the growth experienced for the acquisitions completed since 1998, depreciation and amortization of systems development and related consulting support costs for the new accounting and operations system placed into service for the year 2000, and the additional amortization of goodwill.

     As a percentage of net sales, operating expenses decreased from 42.0% for the six months ended June 30, 1999 to 38.8% for the six months ended June 30, 2000. Excluding restructuring, separation, failed merger and merger and integration charges, as a percentage of net sales, operating expenses increased from 33.9% for the six months ended June 30, 1999 to 36.8% for the six months ended June 30, 2000, as explained above.

OTHER INCOME (EXPENSE)

     Interest expense increased $0.5 million, or 60%, to $1.4 million for the six months ended June 30, 2000 from $0.9 million for the six months ended June 30, 1999. This increase was the result of the portion of increased borrowings under Kroll-O'Gara's revolving credit facility that was allocated to KRCS. For most of the first six months of 1999, KRCS had excess funds as a result of the funds from Kroll-O'Gara's public offering of stock completed in May 1998 that were allocated to KRCS, and no additional borrowings were required under the revolving credit facility until the purchase of Buchler Phillips on June 3, 1999.

     Earnings (losses) of equity investment represents KRCS' 40% ownership interest in Securify. Earnings on equity investment decreased $2.0 million to a loss of $1.9 million for the six months ended June 30, 2000 from earnings of $0.1 million for the six months ended June 30, 1999. This loss was primarily due to a decrease in sales and an increase in personnel costs from a continuing focus on Securify's service capabilities and the related inability to establish a firm customer base until the development of the business is complete.

PROVISION FOR INCOME TAXES

     The provision for income taxes for the six months ended June 30, 2000 was $1.1 million compared to $2.6 million for the six months ended June 30, 1999. The effective tax rates for the periods were 215.8% in 1999 and 31.4% in 2000. The 1999 effective tax rate does not reflect the benefit of some foreign jurisdiction net operating losses that KRCS was not able to recognize for tax purposes due to the uncertainty relating to the future ability to realize the net operating loss carryforward. In 2000, the effective tax rate reflects the favorable impact of the reversal of the valuation allowance previously provided in 1999 related to those foreign jurisdiction net operating loss carryforwards, net of other foreign losses that do not have a current benefit.

  YEAR ENDED DECEMBER 31, 1999 COMPARED TO YEAR ENDED DECEMBER 31, 1998 "PRO FORMA"

NET SALES

     Net sales increased $60.6 million, or 49.4%, to $183.5 million for the year ended December 31, 1999 from $122.9 million for the year ended December 31, 1998. A substantial portion of this increase is the result of acquisitions completed in 1998 and the first half of 1999. Net sales of these acquired companies accounted for under the purchase method of accounting increased $44.9 million, or 231.4%, from $19.4 million for the year ended December 31, 1998 to $64.3 million for the year ended

December 31, 1999. Excluding the net sales of these acquired companies, net sales increased $15.7 million or 15.2% for the year ended December 31, 1999. This increase is primarily due to the increase in net sales of the corporate services and business investigations and intelligence groups.

COST OF SALES

     Cost of sales increased $33.3 million, or 48.3%, to $102.3 million for the year ended December 31, 1999 from $69.0 million for the year ended December 31, 1998, primarily due to the acquisitions completed in the second half of 1998 and the first half of 1999. Excluding cost of sales of these acquired companies, cost of sales increased $9.3 million or 15.6% for the year ended December 31, 1999. Gross profit as a percent of net sales was 44.2% for the year ended December 31, 1999 compared to 43.8% for the year ended December 31, 1998. This increase in gross profit as a percentage of net sales is due to the fact that in 1999, KRCS received $1.5 million in settlement for receivables that had been written off as uncollectible in a previous year. Without this settlement, gross profit as a percentage of net sales for the year ended December 31, 1999 would have been 43.4%. The remaining increase in gross profit as a percentage of net sales is primarily due to the relatively higher margin derived from the services provided by Buchler Phillips.

OPERATING EXPENSES

     Operating expenses increased $31.9 million, or 71.0%, to $76.7 million for the year ended December 31, 1999 from $44.9 million for the year ended December 31, 1998. This increase is primarily due to the acquisitions completed in the second half of 1998 and first half of 1999, as well as restructuring charges and merger-related costs recorded during 1999. Excluding restructuring, failed merger and merger related costs, operating expenses increased $27.7 million for the year ended December 31, 1999. Operating expenses of $24.5 million were attributable to acquired companies in 1999. Restructuring charges, failed merger and merger-related costs were $8.9 million for the year ended December 31, 1999 compared to merger-related costs of $4.6 million for the year ended December 31, 1998. Of the restructuring charges in 1999, $1.8 million is related to the integration of InPhoto Surveillance, which was acquired in 1998.

     Excluding operating expenses of acquired companies, operating expenses increased $13.5 million for the year ended December 31, 1999. In 1999, restructuring charges and merger related expenses increased $4.3 million, primarily as a result of a restructuring charge of $3.9 million for the reorganization of the corporate services group. In addition, in 1999 KRCS recorded approximately $0.9 million in failed merger expenses associated with the terminated transaction with Blackstone. The remaining increase in operating expenses is attributable to increased costs for marketing and promotion to develop a unified marketing approach for new businesses and expanded service capabilities. KRCS also recorded a one time charge of $0.5 million for the reorganization of the corporate marketing department, which primarily consisted of severance payments. Amortization of goodwill associated with acquisitions increased approximately $1.2 million for the year ended December 31, 1999. In addition, KRCS incurred an overall increase in compensation and benefits and an increase in personnel and professional services required to administer its growth from the acquisitions completed in 1998 and 1999.

     As a percentage of net sales, operating expenses, before restructuring, merger-related costs and failed merger costs were 32.8% for the year ended December 31, 1998 and 37.0% for the year ended December 31, 1999. The increase in operating expenses as a percentage of net sales is primarily the result of increased fixed costs to administer the growth of KRCS since the beginning of 1998.

OTHER INCOME (EXPENSE)

     Interest expense increased $0.7 million, or 41.0%, to $2.5 million for the year ended December 31, 1999 from $1.8 million for the year ended December 31, 1998. Upon the completion of a stock offering by Kroll-O'Gara in May 1998, Kroll-O'Gara repaid a significant portion of its debt. As a result, lower interest expense starting in the third quarter of 1998 and continuing through the first quarter of 1999 was allocated to KRCS. However, due to the significant number of acquisitions completed in the second half of 1998 and first half of 1999, KRCS began to draw on Kroll-O'Gara's $25.0 million credit facility in 1999, primarily to fund the acquisition of Buchler Phillips and to fund its growth and working capital requirements. The increase in borrowings after the first quarter of 1999 under Kroll-O'Gara's credit facility resulted in an increase in interest expense for the fiscal year ended December 31, 1999.

     Loss on equity investment decreased $0.1 million to $0.7 million for the year ended December 31, 1999 from $0.8 million for the year ended December 31, 1998. Kroll-O'Gara acquired Securify, which began operations in February 1998, in December 1998 and accounted for the transaction as a pooling of interests. In 1998, KRCS recognized its allocated portion of Securify's start-up losses. Although the first half of 1999 was marginally profitable, Securify experienced a decrease in sales and an increase in personnel costs in the second half of the year as it focused on its service capabilities and further developed its business plan.

PROVISION FOR INCOME TAXES

     The provision for income taxes was $0.1 million for the year ended December 31, 1999 compared to $2.6 million for the year ended December 31, 1998. The effective tax rates for the periods were 5.8% in 1999 and 30.3% in 1998. The 1999 tax provision reflects the favorable impact of the reversal of the valuation allowance related to some foreign jurisdiction net operating loss carryforwards, net of other foreign losses that do not have a current benefit.

NET INCOME

     Net income decreased $4.0 million to $2.1 million for the year ended December 31, 1999 from $6.1 million for the year ended December 31, 1998. This decrease was due primarily to a $31.9 million increase in operating expenses, partially offset by $27.3 million in increased gross profit and a decreased provision for income taxes, as described above.

  YEAR ENDED DECEMBER 31, 1998 COMPARED TO YEAR ENDED DECEMBER 31, 1997 "PRO FORMA"

NET SALES

     Net sales increased $30.7 million, or 33.3%, to $122.9 million for the year ended December 31, 1998 from $92.1 million for the year ended December 31, 1997. This increase was primarily due to the inclusion of net sales from the acquisitions of Lindquist Avey MacDonald Baskerville, Inc., InPhoto Surveillance, Inc., Corplex, Inc., Fact Finders Ltd. and Holder Associates, S.A., which were acquired in 1998 and accounted for under the purchase method of accounting. Excluding net sales of these acquired companies, net sales for KRCS would have been $103.5 million for the year ended December 31, 1998 compared to $92.1 million for the year ended December 31, 1997, an increase of $11.4 million, or 12.4%.

     The increase in net sales, excluding net sales of acquired companies for KRCS, was due to an increase in net sales of the corporate services group, where revenues increased $6.4 million, or 37.7%, to $23.4 million for the year ended December 31, 1998 from $17.0 million for the year ended December 31, 1997. The remaining increase was the result of internal growth in the business investigations and intelligence group, which opened new offices in Dallas, Boston, Houston and Mexico City.

COST OF SALES

     Cost of sales increased $12.5 million, or 22.1%, to $69.0 million for the year ended December 31, 1998 from $56.5 million for the year ended December 31, 1997. This increase in cost of sales was primarily due to the cost of sales of companies acquired in 1998 and accounted for under the purchase method of accounting. Cost of sales of companies acquired in 1998 amounted to $10.4 million for the year ended December 31, 1998. Excluding the cost of sales of these acquired companies, cost of sales increased $2.1 million, or 3.7%, for the year ended December 31, 1998. The remaining increase in cost of sales was due to the increased level of business activity experienced in the core businesses in 1998. Gross profit as a percentage of net sales was 43.8% for the year ended December 31, 1998 compared to 38.7% for the year ended December 31, 1997. This increase was primarily due to higher average gross margins of 46.4% from the companies acquired in 1998, and the increased gross profit as a percentage of net sales of the business investigations and intelligence group. This increase in gross profit as a percentage of net sales for the business investigations and intelligence group was a result of several large, higher margin engagements that were booked during 1998; these types of engagement are historically infrequent in nature.

OPERATING EXPENSES

     Operating expenses increased $10.5 million, or 30.5%, to $44.9 million for the year ended December 31, 1998 from $34.4 million for the year ended December 31, 1997. Included in operating expenses in 1997 were approximately $4.3 million in expenses related to the merger between Kroll Holdings, Inc and The O'Gara Company. In 1998, KRCS recorded approximately $4.6 million in merger-related expenses primarily associated with the acquisitions of Laboratory Specialists of America, Schiff & Associates, Securify and Background America, all of which were accounted for under the pooling of interests method of accounting.

     Before merger-related expenses, operating expenses increased $10.2 million, or 33.8%, to $40.3 million for the year ended December 31, 1998 from $30.1 million for the year ended December 31, 1997. The increase was primarily due to operating expenses incurred by companies acquired in 1998, which accounted for $6.1 million of the increase from 1997. The additional increase in operating expenses is attributable to an increase in the level of personnel and professional services required to administer KRCS's growth in 1998.

     As a percentage of net sales, operating expenses, before merger related costs, were 32.7% and 32.8% for the years ended December 31, 1997 and 1998, respectively. As a result of investments made by KRCS in facilities and personnel in previous periods, KRCS did not require additional commitments of fixed costs relative to the level of net sales in 1998.

OTHER INCOME (EXPENSE)

     Interest expense decreased $0.2 million, or 9.9%, to $1.8 million for the year ended December 31, 1998 from $2.0 million for the year ended December 31, 1997. Upon completion of a stock offering in May 1998, Kroll-O'Gara repaid approximately $14.8 million of its debt. As a result, interest expense decreased starting in the third quarter of 1998.

     On May 30, 1997, Kroll-O'Gara entered into an agreement with institutional investors to issue and sell $35.0 million aggregate principal amount of senior notes. This agreement provided for a reduction of the interest rate if specified criteria were met. Kroll-O'Gara complied with the criteria and the interest rate was decreased, beginning in the second quarter of 1998. The reduction changed the interest rate from 9.56% to 8.56% and contributed to the decrease in interest expense for the year ended December 31, 1998.

     Losses from KRCS' equity investment in Securify were $0.8 million for the year ended December 31, 1998, the initial year of Securify's operations and the year in which Kroll-O'Gara acquired it.

PROVISION FOR INCOME TAXES

     The provision for income taxes was $2.6 million for the year ended December 31, 1998 compared to $0.5 million for the year ended December 31, 1997. The effective tax rates for the periods were 30.3% in 1998 and 95.2% in 1997. In 1997, KRCS recorded taxes at an effective rate significantly higher than it had previously experienced because some of the merger-related expenses incurred in the period were not deductible for tax purposes. In 1998, KRCS determined that some of the merger expenses incurred in 1997 would be deductible in the future, which had the effect of reducing the effective tax rate in 1998. In addition, the 1998 tax provision also reflected the favorable impact of foreign locations with statutory tax rates at levels below U.S. tax rates and the reversal of the valuation allowance related to some foreign net operating loss carryforwards.

NET INCOME (LOSS)

     Net income increased $7.4 million to $6.1 million for the year ended December 31, 1998 from a net loss of $1.4 million for the year ended December 31, 1997. The increase was due primarily to an increase in gross profit of $18.2 million, offset by $10.5 million in increased operating expenses and an increased provision for income taxes, as described above.

LIQUIDITY AND CAPITAL RESOURCES

     General. KRCS has historically met its operating cash needs by utilizing advances from Kroll-O'Gara to supplement cash provided by operations and other financing activities, excluding non-cash charges such as depreciation and amortization.

     Financing. KRCS expects to obtain debt funding prior to completion of the split-up and to use substantially all of the proceeds to repay debt of Kroll-O'Gara that it will assume under the agreement and plan of reorganization and dissolution and to provide funds for working capital purposes.

     Kroll-O'Gara's currently existing credit agreement includes certain financial covenant restrictions. Kroll-O'Gara was not in compliance with certain of these covenants as of December 31, 1999 and as of June 30, 2000. All the events of non-compliance have been subsequently amended or waived by the lenders or the relevant agreement has been amended. If the lenders had not provided a waiver or amendment, all amounts outstanding under the credit agreement would have been subject to acceleration by the lenders.

     On September 14, 2000, Kroll-O'Gara amended its credit agreement to provide for an extension of its temporary increase in its revolving line of credit from $25.0 million to $40.0 million. Pursuant to the amended credit agreement, the increase in the revolving line of credit is effective until January 1, 2001, at which time all borrowings in excess of $25.0 million must be repaid. The credit facility continues to provide for a letter of credit facility of approximately $7.6 million. Both the letter of credit facility and the line of credit mature on May 31, 2001. Advances under the revolving line of credit bear interest at rates ranging from prime to prime plus 0.75%, or, at Kroll-O'Gara's option, LIBOR plus 1.50% to LIBOR plus 2.50%, dependent upon a defined financial ratio.

     Cash flows from operating activities. Cash used in operating activities increased from $3.4 million for the first six months of 1999 to $5.8 million for the six months of 2000. In 1999 and 2000, cash was used primarily to fund working capital investments. Cash used in operating activities increased from $1.9 million for the year ended December 31, 1998 to $3.5 million for the year ended December 31, 1999. In both years, cash was used primarily to fund working capital investments.

     Cash flows from investing activities. For the six months ended June 30, 2000, KRCS used $5.0 million for investing activities, comprised of $2.6 million for capital expenditures relating to leasehold improvements, vehicles, furniture and fixtures and office equipment, $2.2 million for additions to databases and $0.3 million for acquisitions. For the six months ended June 30, 1999, KRCS used $13.0 million for investing activities, comprised of $5.1 million for capital expenditures relating to leasehold improvements, vehicles, furniture and fixtures and office equipment, $1.8 million for additions to databases, and $12.0 million for acquisitions. This activity in 1999 was offset by proceeds realized from the sale of marketable securities of approximately $6.0 million.

     For the year ended December 31, 1999, KRCS used $20.4 million for investing activities, comprised of $6.4 million for capital expenditures relating to leasehold improvements, vehicles, furniture and fixtures and office equipment, $3.9 million for additions to databases, $4.8 million for the acquisition and implementation of a new enterprise system and upgrades of general information systems unrelated to KRCS's Year 2000 compliance efforts and $12.0 million for the acquisition of Buchler Phillips. This activity in 1999 was offset by proceeds realized from the sale of marketable securities of approximately $6.7 million. The levels of total capital expenditures made by Kroll-O'Gara in 1999 were in excess of the amounts permitted by its credit agreement with KeyBank. KeyBank has provided Kroll-O'Gara a waiver from the requirements of this covenant.

     For the year ended December 31, 1998, KRCS used $22.9 million for investing activities, comprised of $3.3 million for capital expenditures relating to leasehold improvements, furniture and fixtures and office equipment, $4.2 million for additions to databases and $15.4 million for the acquisitions of Lindquist Avey Macdonald Baskerville, InPhoto Surveillance, Holder Associates and Fact Finders and the purchase of assets of Pathology Laboratories, Accu-Path, Harrison Laboratories and TOXWORX Laboratories.

     Management anticipates that, to the extent KRCS continues to pursue strategic acquisitions, additional cash outlays will be required.

     Cash flows from financing activities. Cash provided by financing activities for the first six months of 1999 was $19.1 million. For the first six months of 2000, cash provided by financing activities was $4.3 million. In both periods, cash was provided by advances from Kroll-O'Gara, net of repayments of long term debt. Cash provided by financing activities decreased from $29.4 million for the year ended December 31, 1998 to $26.9 million for the year ended December 31, 1999. Cash provided by financing activities in 1999 was primarily provided by borrowings under Kroll-O'Gara's credit agreement as well as additional advances from Kroll-O'Gara. Cash provided by financing activities in 1998 included proceeds from Kroll-O'Gara's stock offering, net of repayments of long term debt.

     Foreign operations. KRCS attempts to mitigate the risks of doing business in foreign countries by separately incorporating its operations in those countries; maintaining reserves for credit losses; and maintaining insurance on equipment to protect against losses related to political risks and terrorism.

     Quarterly fluctuations. KRCS' operations may fluctuate on a quarterly basis as a result of the nature of its business. Period-to-period comparisons within a given year or between years may not be meaningful or indicative of operating results over a full fiscal year.

     Forward-looking Statements. This "Management's Discussion and Analysis of Financial Condition and Results of Operations" contains statements which KRCS believes are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934. These statements are based upon management's estimates, assumptions and projections and are subject to substantial risks and uncertainties. Factors that could cause actual results to differ materially from those in the forward-looking statements include, among other things: contract reductions or cancellations; cost overruns with regard to fixed price contracts; problems and costs associated with integrating past and future business combinations; various political and economic risks of conducting business outside the United States, including foreign economic conditions and currency rate fluctuations; changes in laws and regulations; adjustments associated with percentage-of-completion accounting; inability of independent contractors to perform on schedule and meet demand; unexpected competitive pressures resulting in lower margins and volumes; uncertainties in connection with start-up operations and opening new offices; higher-than-anticipated costs of financing the business; loss of senior personnel; and changes in the general level of business activity.

     Potential Accounting Pronouncements. The Emerging Issues Task Force (EITF) Issue No. 00-20, "Accounting for Costs Incurred to Acquire or Originate Information for Database Content and Other Collections of Information", states that the EITF is considering different views for the accounting for database costs. One of the views would require KRCS to expense some or all of the database costs that KRCS currently capitalizes and amortizes, which is currently an acceptable alternative. Adoption of a different method of accounting for database costs could have a material impact on KRCS' financial position and results of operations. To date, the EITF has not made any official determinations on this issue.

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

                                    BUSINESS

OVERVIEW

     KRCS is a leading provider of investigations, intelligence and risk mitigation consulting services. Through a network of 53 offices located in 18 countries, KRCS provides information, analysis and advice, including:

     - business investigations and intelligence services, including nonfinancial due diligence, litigation support, fraud investigations, monitoring services and special inquiries and intellectual property infringement investigations;

     - corporate services, including pre-employment background checking, drug testing, surveillance and vendor integrity programs;

     - financial services, including forensic accounting, recovery and restructuring, asset tracing and analysis services and pre-acquisition financial due diligence;

     - security services, including risk and crisis management, security architecture and design, corporate security planning and executive protection, and electronic countermeasures; and

     - technology services, including computer forensics, data recovery and litigation and systems support services.

SERVICES

     KRCS' investigations and intelligence services are divided into five major categories. The following table presents the aggregate net sales for each of its five service categories for the periods indicated.

                                                                         SIX MONTHS ENDED
                                           YEAR ENDED DECEMBER 31            JUNE 30
                                        -----------------------------   ------------------
                                         1997       1998       1999      1999       2000
                                        -------   --------   --------   -------   --------
                                                          (IN THOUSANDS)
Business investigations and
  intelligence........................  $52,719   $ 56,823   $ 71,584   $34,720   $ 40,214
Corporate services....................   17,152     32,764     43,350    21,581     22,775
Financial services....................    7,506     15,033     37,258    17,128     23,498
Security services.....................   14,770     18,232     30,682    14,770     14,044
Technology services...................        0          0        625       193        886
                                        -------   --------   --------   -------   --------
     Total............................  $92,147   $122,852   $183,499   $88,392   $101,417
                                        =======   ========   ========   =======   ========

BUSINESS INVESTIGATIONS AND INTELLIGENCE SERVICES

     KRCS' business investigations and intelligence services include nonfinancial due diligence, litigation support, fraud investigations, monitoring services and special inquiries, and intellectual property infringement investigations.

     Nonfinancial due diligence. KRCS helps its clients conduct in-depth, insightful investigations into prospective transactions to minimize risk and help ensure success. Without proper due diligence, businesses are exposed to an increased likelihood of financial losses and liabilities as well as injured reputations. KRCS provides comprehensive background information and intelligence in areas such as personal and business reputation, financial and operating history, verification of key representations, records of litigation, liens or judgments, environmental liabilities and other actual or potential problems.

     Litigation Support. KRCS provides litigation support services to a client's outside counsel and in-house lawyers in preparation for litigation or arbitration proceedings and in designing settlement

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

strategies. These services include developing evidence to support a claim or a defense, identifying and locating material witnesses, investigating adverse witnesses, locating and evaluating recoverable or relevant assets of adverse parties, assessing the strategic goals and financial commitment of the opposition and helping to assess whether an adequate recovery can be obtained if a lawsuit is successful. KRCS' wide-ranging information gathering can help businesses and legal strategists decide whether to sue, go to trial or employ alternative dispute resolution and whether, and at what level, to negotiate a settlement. In complex litigation, KRCS uses sophisticated software to track and process voluminous documentation, as well as extensive database material, in order to identify elusive connections and produce investigative leads.

     Fraud Investigations. Through its forensic accounting professionals and corporate investigators, KRCS has the financial expertise and investigative capability to respond to suspected wrongdoing wherever it may occur. KRCS' fraud investigations services encompass civil and criminal fraud, employee fraud and theft, management fraud and theft, procurement fraud and the identification of secret commissions and kickbacks. KRCS has broad experience in detecting, investigating and assisting clients in asset tracing and recovery, systems consulting, security and internal control reviews and training on fraud awareness, prevention and related topics.

     Monitoring Services and Special Inquiries. KRCS provides monitoring services to, and conducts special inquiries for, clients that require an independent fact finder to uncover and end fraud and install systems that monitor compliance. KRCS' lawyers, forensic accountants, investigators, analysts and industry experts seek to identify violations of federal or state regulatory requirements or corporate policies and consult with clients regarding establishing systems to audit and ensure compliance with these regulatory requirements or policies. KRCS serves as an objective fact finder, whose work product could be turned over to a questioning government regulator or a skeptical and vocal segment of the public. KRCS' fact finding efforts have been enlisted by managements and by audit committees concerned about problems that need to be resolved within an enterprise.

     Intellectual Property and Infringement Investigations. KRCS' investigators help to investigate and devise strategies to solve problems such as thefts of trade secrets, threats and hostile acts, gray market and counterfeit products and patent and trademark infringements. KRCS attempts to determine the source and extent of the problem, develop information about the parties responsible, minimize damage to the client and propose effective measures to prevent further losses.

CORPORATE SERVICES

     KRCS' corporate services include pre-employment background checking, drug testing, surveillance and vendor integrity programs.

     Pre-Employment Background Checking. KRCS verifies job applicant background information for employers. The background investigations are made through the use of databases and independent contractors. The searches include reviews of credit histories, reference checks, criminal records, workers' compensation histories and driving records as well as education and credential verification.

     Drug Testing. KRCS owns and operates a state-of-the-art laboratory providing drug testing services to corporate and institutional clients seeking to detect and deter the use of illegal drugs. The laboratory is certified by the federal Substance Abuse and Mental Health Services Administration to conduct drug testing using forensic procedures required for legal defensibility of test results. KRCS' drug testing services also include assisting clients with the development of drug testing programs, training client personnel, managing specimen collections, arranging for transportation of specimens to its laboratory, identifying trends in local and national drug use, interpreting test results and providing expert testimony concerning test results.

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

     Surveillance. KRCS provides video surveillance services to its clients in connection with investigating exaggerated disability claims and other frauds. In performing surveillance, KRCS utilizes its fleet of more than 125 vans stationed throughout the United States, each containing state-of-the-art equipment designed to obtain clear footage without detection. Agents with extensive training and experience man the surveillance vans.

     Vendor Integrity Programs. KRCS provides profiles of a client's vendors, using information provided by the vendors and obtained from independent sources. A client utilizes these profiles to insure that its vendors adhere to the client's standards for ethical business practices. The fees for this service may be paid either through nominal fees charged to each participating vendor or billed directly to the client.

FINANCIAL SERVICES

     KRCS' financial services include forensic accounting, recovery and restructuring, asset tracing and analysis services and pre-acquisition due diligence.

     Forensic Accounting. KRCS' forensic and investigative accountants work with corporations, governments, law firms, financial institutions and individuals to assist them in successfully resolving complex, high risk, financial and investigative concerns on a worldwide basis. Forensic accounting, by definition, is the application of financial knowledge and skills, in conjunction with investigative strategies and techniques, to resolve matters that are financial in nature in a legally defensible manner. KRCS' services include commercial litigation support, corporate investigations, statutory and regulatory compliance, insurance claims, business valuations, financial due diligence and visual strategies.

     Recovery and Restructuring. KRCS' clients include creditors, lenders and investors as well as companies in difficult financial situations. The services KRCS provides relate to turnarounds, liquidations, corporate recovery and pre-lending and refinancing reviews. KRCS has helped hundreds of troubled companies recover and restructure their operations by investigating and reviewing their management accounts, financial systems and operations. KRCS also helps them implement turnaround strategies and design innovative solutions that can increase sales and profits, lower costs and improve efficiency. KRCS' bank clients also turn to it for financial forecasts, advice and intelligence prior to taking on new loans or advancing additional funds to current customers.

     Asset Tracing and Analysis. KRCS' asset tracing services consist of tracing and locating assets anywhere in the world. This includes developing financial profiles and lifestyle assessments in connection with bankruptcy cases, loan defaults, internal investigations and other due diligence requests by clients. In many cases, KRCS has worked with trustees in bankruptcy and insolvency, creditors' committees, bankers in workout and restructuring departments and litigation and bankruptcy attorneys in conducting searches for concealed or undisclosed assets. In other contexts, clients may be interested in a financial profile or asset analysis of a person in connection with a potential business relationship, lawsuit or internal investigation. KRCS believes that its asset searching and analysis techniques are effective both in uncovering assets and in bringing debtors to the negotiating table. In identifying assets, KRCS relies both on a range of investigative techniques and on the use of sophisticated electronic databases. Tactics employed include searching publicly available, but sometimes obscure, local records, reviewing financial documents and conducting discreet interviews with people associated with the subject.

     Pre-Acquisition Due Diligence. The due diligence and background information and analysis furnished by KRCS is intended to be useful for lenders, underwriters, potential acquirers and other businesses concerned with assessing and attempting to minimize the risks related to critical financial and other business decisions. These services include pre-transaction intelligence, due diligence investigations,

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

competitor intelligence and analysis, intelligence in contests for corporate control, new market entry intelligence and intelligence on business partners, customers and critical vendors.

SECURITY SERVICES

     KRCS' security services include risk and crisis management, security architecture and design, corporate security planning and executive protection, and electronic countermeasures.

     Risk and Crisis Management. KRCS provides consulting services to assist businesses in managing risks to their personnel and assets and in meeting and managing unexpected crises. Its crisis management services are provided in a variety of contexts, such as the crisis response to a kidnapping of a company's executive, the safety of consumers, the contamination of a consumer product or the environment and the potential damage to the reputation of a corporate client as a result of disclosure of adverse events. KRCS maintains a crisis management center in Vienna, Virginia where personnel are available 24 hours a day, 365 days a year, to handle requests for information and provide initial advice and immediate contact with members of KRCS professional staff specializing in the particular crisis presented.

     As part of its risk and crisis management service, KRCS furnishes periodic information including: reports providing city-specific advisories to business travelers on conditions and other relevant information with respect to almost 300 cities around the world; a comprehensive country security risk assessment service that includes daily intelligence briefings containing early warnings of events and up-to-date information about political unrest, terrorist activities, product contaminations, health emergencies and other similar events; a monthly bulletin that reviews and analyzes safety and security issues relating to air travel around the world; a monthly intelligence review that provides a global survey of political risk development in countries around the world; and special reports on topics, such as kidnapping or specific regions or countries, that are relevant to business travelers.

     Security Architecture and Design. KRCS offers comprehensive planning, engineering and design services customized to meet the requirements of customers for physical site protection. These services are primarily intended to protect business facilities, embassies, VIPs' homes and public facilities against unauthorized intrusions. Generally, a project begins with a security survey, which identifies areas of vulnerability and recommends methods for protecting the facility. Specific pieces of hardware are selected, processes and procedures are outlined, engineering documentation is provided and control centers are detailed.

     Corporate Security Planning and Executive Protection. KRCS designs corporate security programs that help to safeguard clients' operations and premises. Security programs and systems are designed to protect the safety of key executives, preserve assets and protect the integrity of computer and telecommunications systems. Additionally, in several areas of the world, KRCS provides special escort and general protective services to executives and VIPs.

     Electronic Countermeasures. KRCS protects its clients by ensuring that they are able to operate their businesses and communicate confidential matters freely without electronic intrusion from outsiders. KRCS' clients may face the risk of electronic eavesdropping from outsiders who wish to procure confidential and proprietary information in order to gain a competitive advantage in the marketplace. Other electronic eavesdroppers may wish to jeopardize the personal safety of KRCS' clients. Through sophisticated inspections and equipment KRCS is able to detect listening devices and disable or remove them before its clients are compromised.

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

TECHNOLOGY SERVICES

     KRCS' technology services include computer forensics, data recovery and litigation and systems support.

     Computer Forensics and Data Recovery. Businesses face a variety of risks relating to the use of computers and technology at the workplace, both from employees and from outsiders. KRCS provides investigative resources to assist clients in matters such as collecting data from computers, logs, networks and other sources to facilitate investigations and tracing disgruntled employees, competitors and others using Internet bulletin boards to start rumors about stocks, to post trade secrets or to conduct other kinds of cyberterrorism. By using sophisticated forensic software, KRCS also helps clients access information recovered from hard drives and reconstruct computer data that may be introduced as evidence in legal proceedings.

     Litigation and Systems Support. KRCS provides litigation support through assistance in designing strategy and tactics and also analyses data provided in the discovery stage of litigation. KRCS also helps clients track down web-based intellectual property thefts, counterfeit goods and criminals that use the Internet to steal information or property and commit fraud. KRCS provides network security testing in which it helps clients gauge objectively the level of network protection so that security flaws can be identified and cured.

VOICE AND DATA COMMUNICATIONS PRODUCTS

     KRCS will also receive the voice and data communications business from Kroll-O'Gara in the split-up. The voice and data communications group provides three types of products. The group distributes satellite communication and navigation equipment, including portable satellite terminals, mobile antennas and global positioning satellite systems. The group sells packages of satellite airtime to customers through its arrangements with several satellite earth stations. In addition, the group offers customized design and hardware and software integration services customized to meet specific satellite communication requirements of its customers.

     KRCS intends to sell the voice and data communications business as soon as possible following the split-up.

OWNERSHIP OF SECURIFY INC.

     As part of the reorganization, Kroll-O'Gara will transfer 40% of its equity in Securify Inc., a California corporation and its currently 100% owned subsidiary, to KRCS. Securify offers information and computer security services, including network and system security review and repair. KRCS will not participate in the business of Securify and will not vote in the election of directors.

     As of August 31, 2000, Kroll-O'Gara had loaned $9.5 million to Securify and has agreed to lend Securify up to an additional $0.1 million during September 2000. Of the total amount loaned by Kroll-O'Gara, Securify will be required to repay 58% to KRCS and 42% to The O'Gara Company. Kroll-O'Gara cannot assure you that Securify will be able to repay these loans.

CUSTOMERS

     KRCS' clients for investigative and intelligence services include multinational corporations, leading law firms, financial institutions, government agencies and individuals in a wide range of business sectors. The financial institutions to which KRCS provides services include many of the largest international investment banks, numerous commercial banks, insurance companies and other significant credit institutions. KRCS classifies its sales by where the services are delivered; international sales are services

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

delivered outside the United States. For the years ended December 31, 1997, 1998 and 1999, 74%, 71%, and 58%, respectively, of its net sales were attributable to services delivered in the United States; the balance were attributable to services delivered outside the United States. For the first half of 2000, 61% of its net sales were attributable to services delivered in the United States and 39% of its net sales were attributable to services delivered outside the United States. Although many of its clients utilize these services on a periodic basis, comparatively few clients utilize its services on a long-term continuing basis and the clients that account for a material percentage of net sales in any year may vary widely.

     In the United States, KRCS generally charges for its services on an hourly basis at varying rates, depending upon the type of service being provided and the competition that exists in providing the service. KRCS also provides its services, particularly outside the United States, on a negotiated project, or fixed fee, basis. Providing services on a fixed fee basis enhances the potential for higher profit margins. However, these arrangements can also result in unexpected losses on a particular project. KRCS believes that this risk is reduced by being spread over a number of fixed fee arrangements and through its contracting process that specifies the actual steps that are required to be performed for the fixed fee.

     A significant portion of KRCS' business of investigating and negotiating ransom demands in connection with kidnapping and of investigating incidents of product tampering or disparagement arise from a contract with American International Group, Inc., an international multi-risk insurance company, under which KRCS investigates claims by AIG's insured customers. Although KRCS is paid by AIG after claims are made, KRCS' customer is the affected person or entity. The customers for KRCS' information services relating to travel safety are multinational corporations and individuals. KRCS markets its information services to many of its customers for other services.

MARKETING AND SALES

     KRCS' services are marketed and sold by three different types of sales personnel. As of June 30, 2000 it has four global key account managers who market and sell all its varied services, both domestically and internationally, to its most significant multinational corporate clients, 667 professional service providers who are also expected to provide marketing services and 67 full time sales and marketing employees who work in regional markets.

     KRCS' global key account managers are expected to work with targeted clients with which it has done significant business in the past to expand their relationships with KRCS by selling them a broader range of services. In addition, KRCS relies on its professional service providers not only to service existing clients, but also for new business development and marketing. KRCS obtains engagements from a client's board of directors, executive officers and management and a variety of other corporate officials. KRCS' senior professionals act as relationship managers for its major clients. A significant part of its marketing efforts consist of maintaining and developing these personal relationships. KRCS' full time regional marketing staff coordinates local sales and marketing efforts around the world. These marketing efforts include seminars, briefings, receptions, breakfast and lunch meetings, direct mail and selected advertising in trade and other journals. KRCS' services and marketing events are promoted through its Internet website and publications mailed periodically to approximately 20,000 clients and prospective clients.

     KRCS' marketing efforts attempt to increase business with existing clients by expanding clients' awareness of the range of services it offers and by increasing the number of decision makers within a client's organization that are aware of the range of services it offers. KRCS' business development staff periodically conducts surveys of clients to assess their perception of the range and quality of its services

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

and, after the completion of an assignment, clients are often asked to complete a quality control questionnaire.

     KRCS does not believe that its business is seasonal, although historically the first quarter has been weaker than the other three.

COMPETITION

     KRCS competes with local, regional, national and international firms, including investigative and security firms, guard companies and consultants in specialized areas such as kidnapping. KRCS believes that it is one of the largest companies in the world, providing a broad array of corporate investigation, risk and crisis management and business intelligence services on a global basis, and that it enjoys strong name recognition in its industry.

     Nevertheless, the markets in which it does, and intends to do, business are highly competitive. In most individual service areas in which KRCS operates, there is at least one competitor that is significantly larger or more established than KRCS in the delivery of that individual service. In general, many of the national and international accounting firms, along with other companies such as Decision Strategies/Fairfax International, LLC, Investigations Group, Inc. and ChoicePoint, Inc., provide consulting services similar to some of the services provided by KRCS. Some of these firms have indicated an interest in providing corporate investigation and business intelligence services similar to the services provided by KRCS on a broader scale and may prove to be formidable competitors if they elect to devote the necessary resources to these competitive businesses. The accounting firms have significantly larger financial and other resources than KRCS and have long-established relationships with their clients, which also are likely to be clients or prospective clients of KRCS. In addition, large multinational security service providers have indicated an interest in expanding their services to include value-added services such as some of the investigation and consulting services provided by KRCS. Competitive conditions could have a material adverse effect on KRCS' financial condition, results of operations and cash flows.

GOVERNMENT REGULATION

     KRCS' services are subject to various federal, state, local and foreign laws, including laws designed to protect the privacy of persons. Subsidiaries of KRCS hold private investigative licenses from, and their investigative activities are subject to regulation by, the state and local licensing authorities in the locations where these subsidiaries do business. KRCS also utilizes data from outside sources, including data from third party vendors and various government and public record services, in performing its services. Use of this data is subject to compliance with applicable law. Additionally, KRCS' drug testing laboratory is certified on the federal level and licensed in a number of states. If the laboratory's certification were suspended or lost, it would have a material adverse effect on this aspect of its business. Foreign countries in which it does business have laws and regulations which may restrict its business. KRCS believes that it currently conducts its activities and operations in substantial compliance with applicable governmental laws and regulations.

ENVIRONMENTAL MATTERS

     KRCS' operations are subject to a number of environmental laws, regulations and ordinances, both in the United States and various foreign countries, governing activities that may have adverse environmental effects, such as discharges to air and water, as well as handling, storage and disposal practices for solid and hazardous materials. These laws also impose liability for the cost of remediating, and damages resulting from, sites of past releases of hazardous materials. KRCS believes that it

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currently conducts its activities and operations in substantial compliance with applicable environmental laws.

EMPLOYEES

     As of June 30, 2000, KRCS had a total of 2,014 full-time employees, of which 67 were in marketing and sales, 860 were in operations, 667 were in professional services and 416 performed general and administrative services. In addition, KRCS had 158 part-time employees. KRCS' employees in the United States are not represented by any union and are not covered by any collective bargaining agreements. KRCS has not experienced any work stoppages or employee related slowdowns and believes that its relationship with its employees is good.

PROPERTY

     KRCS maintains its principal executive offices and a regional headquarters in New York, New York, and other regional headquarters in London, Toronto, Hong Kong, and Miami. In addition to these offices, KRCS maintains 23 domestic offices or facilities in 13 states and 25 foreign offices or facilities in 13 foreign countries around the world. Its principal properties and facilities of over 15,000 square feet as of June 30, 2000 were as follows:

                     LOCATION                       TOTAL SQ. FOOTAGE    STATUS
                     --------                       -----------------    ------
New York, New York................................       47,500          Leased
Philadelphia, Pennsylvania........................       21,000          Leased
Toronto, Canada...................................       20,274          Leased
Gretna, Louisiana.................................       20,000           Owned
Nashville, Tennessee..............................       15,939          Leased

     NEW YORK, NEW YORK. This facility contains KRCS' principal executive offices and serves as a regional headquarters for KRCS. The space is leased for a term expiring in December, 2007. For accounting purposes, this lease is treated as an operating lease. In addition, KRCS leases a smaller office near the headquarters for administrative purposes. The total annual rent for these two offices in New York is $1,664,453.

     PHILADELPHIA, PENNSYLVANIA. This facility primarily houses the U.S. offices of Kroll Lindquist Avey, KRCS' forensic accounting, litigation consulting and business valuation services subsidiary. The total annual rent is $372,756.

     TORONTO, CANADA. This facility houses the headquarters of Kroll Lindquist Avey and Kroll Associates Canada. The total annual rent is $331,167.

     GRETNA, LOUISIANA. This facility houses KRCS' drug testing laboratory as well as serving as offices for its drug testing subsidiary, Laboratory Specialists of America, Inc.

     NASHVILLE, TENNESSEE. This facility serves as the headquarters of Kroll Background America, Inc., our background investigative services subsidiary. It consists of two office locations near each other and the total annual rent is $276,145.

TRADEMARKS AND PATENTS

     KRCS has numerous federally registered trademarks and copyrights and has registered its trademarks in numerous foreign countries. Although it has taken steps to protect its proprietary rights to the extent that it believes appropriate, there can be no assurance that its protective measures will deter or prevent unauthorized use. In other countries, its proprietary rights may not be protected to the same extent as in the United States.

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

LEGAL PROCEEDINGS

     KRCS is involved in litigation from time to time in the ordinary course of its business. However, it does not believe that there is any currently pending litigation, individually or in the aggregate, that is likely to have a material adverse effect on its business, financial condition, results of operations or cash flows.

     KRCS may incur liability under some legal proceedings filed against Kroll-O'Gara. Kroll-O'Gara has been named as a defendant in eight lawsuits alleging that its officers and directors breached their fiduciary duties in connection with the now terminated proposed acquisition of a majority of Kroll-O'Gara's shares by a company formed by Blackstone Capital Partners III Merchant Banking Fund L.P. Five lawsuits were filed in Ohio and three lawsuits were filed in New York; they were consolidated in each state at the end of November, 1999. The plaintiffs seek to bring their claims derivatively on behalf of Kroll-O'Gara and its shareholders and seek class certification; they also seek damages and attorneys' fees in an unspecified amount. KRCS has agreed to indemnify The O'Gara Company for approximately 58% of any liability awarded and paid, and fees and expenses incurred, in these lawsuits. The O'Gara Company has agreed to indemnify KRCS for approximately 42% of any liability awarded and paid, and fees and expenses incurred, in these lawsuits.

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

                                   MANAGEMENT

EXECUTIVE OFFICERS AND DIRECTORS

     The executive officers and directors of KRCS are as follows:

                    NAME                        AGE                      TITLE
                    ----                        ---                      -----
Jules B. Kroll...............................   58    Chairman of the Board
Michael G. Cherkasky.........................   50    President, Chief Executive Officer and
                                                      Director
Michael D. Shmerling.........................   45    Chief Operating Officer
Nazzareno E. Paciotti........................   54    Chief Financial Officer and Treasurer
Michael J. Slattery, Jr......................   49    Executive Vice President
Michael A. Beber.............................   40    Executive Vice President, Strategic
                                                      Development
Marc S. Curvin...............................   37    Chief Information Officer
Sabrina H. Perel.............................   38    Vice President, General Counsel and
                                                      Secretary
Michael A. Petrullo..........................   32    Vice President - Finance
Prior to the split-up, Michael D. Shmerling and the following individuals are expected to become directors of KRCS:
Thomas E. Constance..........................   63    Director
Marshall S. Cogan............................   63    Director
Raymond E. Mabus.............................   51    Director
J. Arthur Urciuoli...........................   62    Director

     JULES B. KROLL, age 58, has been Chairman of the Board of KRCS since August 2000. He has been Chairman of the Board of Kroll-O'Gara since December 1997 and was its Chief Executive Officer from December 1997 until April 2000. Since April 2000, Mr. Kroll has been Co-Chief Executive Officer of Kroll-O'Gara and Chief Executive Officer of Kroll-O'Gara's investigations and intelligence group. He founded Kroll Associates, Inc. in 1972 and was the Chairman of the Board and Chief Executive Officer of Kroll Associates from 1974 until August 2000. Mr. Kroll also is a director of Presidential Life Insurance Company. Upon consummation of the split-up, Mr. Kroll will resign from his positions with Kroll-O'Gara.

     MICHAEL G. CHERKASKY, age 50, has been President and Chief Executive Officer of KRCS since August 2000. He has been President and Chief Operating Officer of Kroll-O'Gara's investigations and intelligence group, and a director of Kroll-O'Gara, since December 1997. Prior to December 1997, he had been an Executive Managing Director of Kroll Associates since April 1997 and Chief Operating Officer of Kroll Associates since January 1997. From November 1995 to January 1997, he was the head of Kroll Associates' North American Region and from February 1994 to November 1995 he was the head of Kroll Associates' Monitoring Group. From June 1993 to November 1993, Mr. Cherkasky was a candidate for public office. From 1978 to June 1993, Mr. Cherkasky was with the District Attorney's office for New York County, his last position being Chief of the Investigation Division. Upon consummation of the split-up, Mr. Cherkasky will resign from his positions with Kroll-O'Gara.

     MICHAEL D. SHMERLING, age 45, has been Chief Operating Officer of KRCS since August 2000. He has been President of the Corporate Services Division of Kroll-O'Gara's investigations and intelligence group since June 1999 and has been involved in the criminal justice system for over 13 years. From September 1995 to June 1999, Mr. Shmerling was one of the founders of Background America, Inc., a company providing background investigations services to governments, corporations and other

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

professional clients, which was acquired by Kroll-O'Gara in 1999. In 1989, he co-founded Transcor America, Inc., a nationwide prison transportation company. In 1990, he founded Correction Management Affiliates, Inc., a private correctional facility management company. He served as Chairman of the Board of Transcor America, Inc. until he resigned to dedicate his time to Correction Partners, Inc., a private prison management company majority-owned by Correction Management Affiliates, Inc. In 1994 and 1995, all of the above correctional management companies were sold to Corrections Corporation of America. Mr. Shmerling is also a Certified Public Accountant, although not currently active, and a member of the American Institute of Certified Public Accountants. He practiced as an accountant for more than 15 years. From 1977 to 1980, he was a member of the professional staff of certified public accountants at Ernst & Young.

     NAZZARENO E. PACIOTTI, age 54, has been Chief Financial Officer and Treasurer of KRCS since August 2000. He has been the Chief Financial Officer of Kroll-O'Gara since December 1997. From 1992 until December 1997 he was the Chief Financial Officer of Kroll Associates. From 1990 to 1992, he was a Managing Director and the Controller of the Henley Group (the parent of PneumoAbex Inc. and Fisher Scientific, a laboratory supply company) and from 1988 to 1990, he was a Vice President and the Controller of PneumoAbex Inc., an aerospace contractor specializing in the manufacture of landing gear and flight actuating systems. Upon consummation of the split-up, Mr. Paciotti will resign from his position with Kroll-O'Gara.

     MICHAEL J. SLATTERY, JR., age 49, has been Executive Vice President of KRCS since August 2000. He has been Executive Vice President of Corporate Operations and Administration for Kroll Associates since December 1997. For more than 13 years, Mr. Slattery has served in a variety of positions at Kroll Associates including Executive Managing Director for North American operations and Managing Director for Kroll Associates' Northeast Region of the United States. Prior to joining Kroll Associates in September of 1987, Mr. Slattery served for eleven years as Special Agent of the Federal Bureau of Investigation. He also served as a Special Investigator/Auditor for the Office of the New York State Prosecutor investigating corruption in New York City's Police Department and Criminal Justice System in the early 1970's.

     MICHAEL A. BEBER, age 40, has been Executive Vice President, Strategic Development of KRCS since August 2000. He has been the Executive Vice President of Strategic Development of Kroll-O'Gara's investigations and intelligence group since February 1999. Mr. Beber joined Kroll-O'Gara's investigations and intelligence group in June 1998 when Kroll-O'Gara acquired Lindquist Avey Macdonald Baskerville Inc. Mr. Beber is a chartered accountant and is a founding stockholder of Lindquist Avey. He has been a Principal with Lindquist Avey since its inception in 1991 and a member of its Executive Operating Committee since 1995.

     MARC S. CURVIN, age 37, has been Chief Information Officer of KRCS since August, 2000. He has been Chief Information Officer of Kroll-O'Gara since December 1999. He was the Executive Vice President and Chief Information Officer of Background America, Inc. from August 1995 to December 1999. Mr. Curvin was one of four original employees of Background America, Inc. Prior to Background America, Inc., Mr. Curvin served as Chief Information Officer of Amicus Staffing, Inc. from June 1994 to March 1997 and was Director of MIS of Corrections Partners, Inc. from May 1994 to August 1995, both of which were acquired by publicly traded companies. Upon consummation of the split-up, Mr. Curvin will resign from his position with Kroll-O'Gara.

     SABRINA H. PEREL, age 38, has been Vice President, General Counsel and Secretary of KRCS since August 2000. She has been Vice President, Deputy General Counsel and Managing Director of The Kroll-O'Gara Company since January 1998. From October 1996 until December 1997, she served as Deputy General Counsel of Kroll Associates. From 1988 until 1996, Ms. Perel was with the law firm of

Riker, Danzig, Scherer, Hyland & Perretti LLP in Morristown, New Jersey. She also served as a law clerk to a state appellate judge from 1987 to 1988. Upon consummation of the split-up, Ms. Perel will resign from her position with Kroll-O'Gara.

     MICHAEL A. PETRULLO, age 32 has been Vice President-Finance since August 2000. He has been Vice President-Finance of Kroll-O'Gara's investigations and intelligence group since February 1999. He was Controller of that group from February 1998 until February 1999. He served as Assistant Controller of Kroll Associates from April 1995 to February 1998. From 1990 until April 1995 he was with KPMG Peat Marwick LLP in the audit/assurance practice and in the forensic accounting group.

Prior to the split-up, Michael D. Shmerling and the following individuals are expected to become directors of KRCS:

     THOMAS E. CONSTANCE, age 63, has been a partner with the law firm of Kramer Levin Naftalis & Frankel LLP since 1994. From 1973 to 1994, Mr. Constance was Chairman and a partner with the law firm of Shea & Gould. He is a director of Uniroyal Technology Group and serves on the Advisory Board of Barington Capital Group L.P., Atwood Richards Inc., and Lions Eye Bank of North Shore Hospital. He is a trustee of the M.D. Sass Foundation and St Vincent's Services for Children.

     MARSHALL S. COGAN, age 63, has been Chairman of Foamex International, Inc., a manufacturer of polyurethane foam products, since May 1997. Mr. Cogan was Chairman and Chief Executive Officer of United Auto Group, a franchisor of car and light truck dealerships, from 1997 to 1999. He was Chairman of the Executive Committee of Foamex International from 1993 until 1997 and was Chief Executive Officer of Foamex International from 1994 until 1997. Since 1974 he has been the principal shareholder, Chairman or Co-Chairman of the board of directors, and Chief Executive Officer or Co-Chief Executive Officer, of Trace International Holdings, Inc., a holding company operating businesses in the auto sales, foam, textile and publishing industries. Mr. Cogan is a director of United Auto Group. Mr. Cogan has been a director of Kroll-O'Gara since December 1997.

     RAYMOND E. MABUS, age 51, is President of Frontline Global Resources Development Group Ltd., a provider of workforce analysis, foreign investment planning and resource generation services, and of counsel to the law firm of Baker, Donaldson, Bearman and Caldwell. He also manages a family timber business. He served as the United States Ambassador to the Kingdom of Saudi Arabia from 1994 until 1996, as a consultant to Mobil Telecommunications Technology from 1992 until 1994 and as Governor of the State of Mississippi from 1988 until 1992. Mr. Mabus has been a director of Kroll-O'Gara since November 1996. He is also a director of Friede Goldman Halter which builds & repairs offshore oil platforms and boats.

     J. ARTHUR URCIUOLI, age 62, has been Chairman of Archer Corporation, a provider of private investment and consulting services, since 1999. Mr. Urciuoli served with Merrill Lynch & Company, Inc. from 1969 to 1999. He was Chairman of Merrill Lynch's International Private Client Group and was responsible for strategic development and acquisitions from 1997 to 1999. He was Director of the Marketing Group of Merrill Lynch Private Client Group from 1993 to 1997. He served as Chairman of the Mutual Fund Forum/Forum for Investor Advice from 1997 to 1998 and also as Chairman of Sales and Marketing for the Securities Industry Association from 1986 to 1989.

     KRCS' bylaws provide that the number of KRCS directors will not be less than two nor more than 10, the exact number of which will be determined from time to time by the board of directors. Upon the effective time of the split-up, the directors will be classified regarding the term for which they severally hold office into three classes, each of which will be comprised of approximately the same number of directors. The current KRCS board will appoint the initial class I, II and III directors upon the effective time of the split-up. The initial class I directors will serve until the first annual meeting after the split-

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

up. The initial class II directors shall serve until the second annual meeting after the split-up. The initial class III directors shall serve until the third annual meeting after the split-up. Directors in each class will remain directors until their successors are duly elected and qualified or until their earlier death, disqualification, resignation or removal. At each annual meeting, the successors of the class of directors whose term expires at that meeting will be elected by a plurality vote of all votes cast at that meeting to hold office for a term expiring at the annual meeting held three years after their election.

DIRECTORS' MEETINGS, FEES AND COMMITTEES

     The board of directors expects to hold regularly scheduled meetings, and will hold special meetings as it deems advisable to review significant matters affecting KRCS and to act upon matters requiring KRCS board approval. Non-employee directors will receive an annual retainer of $20,000, plus $2,000 for personally attending each regular or special KRCS board or committee meeting, and $750 for attending each meeting by telephone. KRCS also has a stock option plan for non-employee directors which will automatically grant to each non-employee director at every annual meeting options to purchase 3,600 shares of common stock at the fair market value of the common stock on the date of grant, which will vest in four equal quarterly installments beginning on the date of grant. Directors of KRCS who are also employees of KRCS will not be separately compensated for their services as directors.

     KRCS' board of directors has an audit committee and a compensation committee. The audit committee will be composed of Mr. Mabus as chairman and Messrs. Cogan, Constance and Urciuoli. The audit committee will recommend the appointment of independent accountants and review and discuss with the accountants the scope of their examination, their proposed fee and the overall approach to the audit. The audit committee also will review with the accountants and KRCS' financial management the annual financial statements and discuss the effectiveness of internal accounting controls. The compensation committee will be composed of Mr. Urciuoli as Chairman and Messrs. Cogan, Constance and Mabus. The compensation committee will have responsibility for establishing executive officers' compensation and fringe benefits. It will also administer the KRCS stock option and employee stock purchase plans and is authorized to grant options under these plans. The KRCS board will not have a nominating committee.

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

                    EXECUTIVE COMPENSATION AND BENEFIT PLANS

HISTORICAL COMPENSATION INFORMATION

     The following table describes the compensation paid by Kroll-O'Gara during the last three years to Mr. Cherkasky, KRCS' Chief Executive Officer, and to each of the other four individuals initially expected to be the most highly compensated executive officers of KRCS. These persons are sometimes referred to as the "named executive officers." The principal positions listed in the table are those which will be held by KRCS named executive officers following the split-up.

                           SUMMARY COMPENSATION TABLE

                                                                           LONG TERM COMPENSATION
                                                                                   AWARDS
                                      ANNUAL COMPENSATION              ------------------------------
                            ----------------------------------------   RESTRICTED       SECURITIES
                                                        OTHER ANNUAL     STOCK       UNDERLYING STOCK    ALL OTHER
         NAME AND                  SALARY      BONUS    COMPENSATION     AWARDS       OPTION GRANTS     COMPENSATION
    PRINCIPAL POSITION      YEAR     ($)        ($)         ($)           ($)              (#)             ($)(1)
    ------------------      ----   -------    -------   ------------   ----------    ----------------   ------------
Jules B. Kroll............  1999   375,000         --       --               --               --           14,661
  Chairman of the Board     1998   375,000         --       --               --               --           31,915
                            1997   489,583         --       --               --               --           32,965
Michael G. Cherkasky......  1999   400,000    100,000       --          155,628(2)        50,000           25,930
  President and Chief       1998   400,000         --       --               --               --           28,914
  Executive Officer         1997   400,000         --       --               --           25,000           26,767
Michael D. Shmerling......  1999    87,500(3)  31,250       --               --               --               --
  Chief Operating Officer
Nazzareno E. Paciotti.....  1999   275,520     66,667       --               --           10,000            8,777
  Chief Financial Officer,  1998   275,520     66,667       --               --               --           19,813
  Treasurer                 1997   275,520     66,667       --               --           15,000           26,984
Michael Slattery, Jr......  1999   292,500     66,666       --          139,500(2)            --               --
  Executive Vice President  1998   270,000     66,666       --               --           10,000               --
                            1997   270,000     66,358       --               --           14,000               --
Michael A. Beber..........  1999   275,000     15,000       --               --           10,000               --
  Executive Vice
  President,                1998   103,000(4)  13,000       --               --               --               --
  Strategic Development

---------------
(1) Represents profit-sharing contributions of $2,400 for each person; supplemental disability plan benefits of $7,674 for Mr. Kroll, $4,639 for Mr. Cherkasky and $4,002 for Mr. Paciotti; and group term life insurance benefits of $4,567 for Mr. Kroll, $2,701 for Mr. Cherkasky and $2,375 for Mr. Paciotti.

(2) Represents 6,000 shares of restricted stock for Mr. Cherkasky and 4,000 shares of restricted stock for Mr. Slattery, awarded to Mr. Cherkasky on March 25, 1999 and to Mr. Slattery on January 4, 1999 under Kroll-O'Gara's 1998 Stock Incentive Plan and having an aggregate value at December 31, 1999 of $93,000 and $62,000, respectively. No other shares of restricted stock are held by Mr. Cherkasky or Mr. Slattery. The shares vest over a three year period, with 50% vesting ratably over the first 12 months after the date of grant and an additional 25% vesting ratably over each of the second and third 12 months after the date of grant. Until vested, the shares have no dividend rights.

(3) Represents compensation from June 1999 to December 1999. Mr. Shmerling joined KRCS in June 1999.

(4) Represents compensation from July 1998 to December 1998. Mr. Beber joined KRCS in July 1998.

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

     The following table presents information with respect to option grants to the named executive officers during 1999 pursuant to Kroll-O'Gara's 1996 Stock Option Plan. The Plan does not provide for the grant of stock appreciation rights.

                             OPTION GRANTS IN 1999

                                                   INDIVIDUAL GRANTS(1)
                                   ----------------------------------------------------    POTENTIAL REALIZABLE
                                   NUMBER OF                                                 VALUE AT ASSUMED
                                   SECURITIES    % OF TOTAL                                ANNUAL RATES OF STOCK
                                   UNDERLYING     OPTIONS                                 PRICE APPRECIATION FOR
                                    OPTIONS      GRANTED TO    EXERCISE OR                      OPTION TERM
                                    GRANTED     EMPLOYEES IN   BASE PRICE    EXPIRATION   -----------------------
              NAME                    (#)       FISCAL YEAR      ($/SH)         DATE        5%($)       10%($)
              ----                 ----------   ------------   -----------   ----------   ---------   -----------
Jules B. Kroll...................        --          --              --            --           --            --
Michael G. Cherkasky.............    50,000         7.7          26.938       3/25/09      847,121     2,146,771
Michael D. Shmerling.............        --          --              --            --           --            --
Nazzareno E. Paciotti............    10,000         1.5          26.938       3/25/09      169,424       429,354
Michael Slattery, Jr.............        --          --              --            --           --            --
Michael A. Beber.................    10,000         1.5          26.938       3/25/09      169,424       429,354

---------------

(1) All options vest in three equal annual installments beginning one year after the date of grant. The exercise price of all options may be paid in cash or by the transfer of shares of Kroll-O'Gara's common stock valued at their fair market value on the date of exercise. Each option becomes exercisable in full after the execution of an agreement of merger, consolidation or reorganization pursuant to which Kroll-O'Gara is not to be the surviving corporation or the execution of an agreement of sale or transfer of all or substantially all of the assets of Kroll-O'Gara. The Kroll-O'Gara option plans terminate upon, among other events, the transfer by Kroll-O'Gara of all or substantially all of its assets, and thus all options will terminate upon the delivery of KRCS common stock and The O'Gara Company common stock to the distribution agent.

     With respect to each named executive officer, the following table sets forth information concerning stock options exercised during 1999 and unexercised stock options held at December 31, 1999.

                      AGGREGATED OPTION EXERCISES IN 1999
                   AND OPTION VALUES AS OF DECEMBER 31, 1999

                                                                        NUMBER OF
                                                                        SECURITIES       VALUE OF
                                                                        UNDERLYING      UNEXERCISED
                                                        VALUE          UNEXERCISED     IN-THE-MONEY
                                                     REALIZED($)        OPTIONS AT      OPTIONS AT
                                                   ----------------     FY-END(#)        FY-END($)
                                       SHARES      (MARKET PRICE ON   --------------   -------------
                                     ACQUIRED ON    EXERCISE LESS      EXERCISABLE/    EXERCISABLE/
               NAME                  EXERCISE(#)   EXERCISE PRICE)    UNEXERCISABLE    UNEXERCISABLE
               ----                  -----------   ----------------   --------------   -------------
Jules B. Kroll.....................      --              --                       --             --
Michael G. Cherkasky...............      --              --           109,445/62,084    1,188,931/0
Michael D. Shmerling...............      --              --                 0/14,000            0/0
Nazzareno E. Paciotti..............      --              --           100,529/15,000    1,188,931/0
Michael Slattery, Jr...............      --              --             17,333/6,667            0/0
Michael A. Beber...................      --              --                 0/10,000            0/0

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

EMPLOYMENT AGREEMENTS

     KRCS will enter into new employment agreements with each of the following executive officers providing for annual base salaries in the listed amounts:
Jules B. Kroll, $          , expiring on                , Nazzareno E. Paciotti,
$          , expiring on                , and Michael Shmerling, $300,000,
expiring on           . Each of these executive officers will also be entitled
to participate in an annual bonus plan established by the Compensation Committee of the board of directors of KRCS and to receive up to 50% of the bonus in shares of KRCS common stock. Under these employment agreements, KRCS can terminate their employment at any time with or without cause, except that, in a case of termination without cause, the employee is entitled to receive compensation for the greater of the balance of the term of the agreement or one year. The agreements will also provide that if KRCS does not renew the agreement for one year or more at the end of the term, the employee will receive an amount equal to one year's base salary. Each employment agreement will restrict the executive officer from competing with KRCS during the term of the agreement, and for two years thereafter if termination of employment is for cause or at the volition of the employee. Mr. Kroll will be required by the employment agreement to agree that during his employment and for a period of 10 years thereafter he will not directly or indirectly own any interest in or perform any services for any entity which uses the word "Kroll" as a business or trade name and competes with KRCS.

     KRCS will assume Mr. Cherkasky's employment agreement with Kroll-O'Gara. In May 1999 Mr. Cherkasky entered into an employment agreement with Kroll-O'Gara for an "evergreen" two year term. The agreement provides for a base salary of $400,000 for 1999 and for subsequent annual calendar year increases of at least 4%. Mr. Cherkasky also is entitled to participate in KRCS's annual bonus, stock option, stock incentive and other benefit plans. Under the agreement, he received a signing bonus of $140,000, payable $40,000 in May 1999 and $100,000 in January 2000. On each three-year anniversary of the agreement he will receive an additional $350,000. If the agreement is terminated due to Mr. Cherkasky's death or disability or by KRCS for other than cause or by Mr. Cherkasky for good reason, he is entitled to receive a lump sum payment equal to the value of his salary, annual bonus, the three-year anniversary payment, stock options and incentive stock for the remainder of the term. During his employment and for two years after his employment terminates, if the termination occurs during the first two years of the agreement and is by KRCS for cause or by him for other than good reason, Mr. Cherkasky is restricted from directly or indirectly engaging in the investigations and intelligence services business. For purposes of the agreement, "cause" means conviction of a felony and "good reason" includes a change in duties or responsibilities, a reduction in compensation or any person or group other than Jules Kroll becoming the beneficial owner of 35% or more of the voting power of KRCS's securities.

     Michael Slattery, Jr., has an employment agreement with Kroll Associates. In July 1999, Mr. Slattery entered into an employment contract with Kroll Associates for a term of not less than two years. The agreement provides for a base salary of not less than $350,000 and an annual increase of at least 4% or more, as determined by senior management or the board of directors. In addition to his base salary, Mr. Slattery is also entitled to receive a bonus of $250,000 if he remains employed by Kroll Associates on July 1, 2004. This bonus will be renewed every five years for as long as Mr. Slattery remains employed under this contract. If Kroll Associates terminates his employment at any time, with or without cause, or if Kroll Associate terminates his employment at the end of his term, Mr. Slattery will receive the $250,000 bonus. "Cause" means wilfulness or gross negligence by Mr. Slattery in the performance of his duties, if such conduct is not cured within 15 days after written notice; a wilful breach by him of any terms and conditions of his employment agreement after 15 days' opportunity to cure; grossly insubordinate conduct or conduct that would constitute a breach of loyalty as defined by New York law; or his pleading no contest or guilty to a felony charge or being convicted of a felony. If

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

Mr. Slattery's employment is terminated at the end of his term, he will also be paid any accrued and unpaid base salary, and an amount equal to two year's base salary, payable at Kroll Associate's discretion either in a lump sum or in 24 equal monthly installments. Mr. Slattery must give Kroll Associates two years' prior notice before he resigns.

     Michael A. Beber has an employment agreement with Kroll Lindquist Avey. In June 1998, Mr. Beber entered into an employment agreement with Kroll Lindquist Avey which provides that he shall be employed until terminated by Kroll Lindquist Avey or until he voluntary resigns, for which he shall provide 3 months' notice. The agreement provides for an annual base salary of $300,000, in addition to stock options and an incentive compensation package as determined by the compensation committee of the board of directors. Once declared, the incentive compensation must be paid to Mr. Beber upon termination of his employment. Up to 50% of the incentive compensation may be in the form of shares of stock in KRCS, as determined by the compensation committee. For purposes of eligibility for membership and entitlement under the terms of KRCS' pension plan, Mr. Beber is deemed to have been employed by KRCS since August 1, 1991.

BENEFIT PLANS

     The plans below are administered by the compensation committee of the board of directors or any other committee of the board of directors that the board of directors may appoint.

  KRCS 2000 Stock Incentive Plan.

     The KRCS 2000 Stock Incentive Plan is designed primarily to provide key individuals, on whose initiative and efforts the successful conduct of the business of KRCS largely depends, and who are largely responsible for the management, growth and protection of the business of KRCS, with incentives and rewards to encourage them to continue their association with KRCS, and to maximize their performance and to provide "performance-based compensation" to these key individuals. The KRCS 2000 Stock Incentive Plan specifically provides for the grant of (i) non-qualified stock options, (ii) incentive stock options and (iii) shares of restricted stock which are known collectively as incentive awards. The KRCS 2000 Stock Incentive Plan also provides that the compensation committee may grant other types of stock-based awards in amounts, and on terms and conditions, as the compensation committee will in its discretion determine.

     The maximum number of shares of KRCS common stock for which incentive awards may be granted under the KRCS 2000 Stock Incentive Plan is 1,350,000. The maximum number of shares of KRCS common stock for which any individual may be granted incentive awards during any calendar year is 100,000. Key current employees of KRCS and its affiliates will be eligible to receive grants of incentive awards.

  KRCS 2000 Employee Stock Purchase Plan.

     The purpose of the 2000 Employee Stock Purchase Plan is to provide eligible employees of KRCS and its designated subsidiaries with an opportunity to purchase KRCS common stock and, therefore, to have an additional incentive to contribute to the prosperity of KRCS. The maximum number of shares of KRCS common stock for which awards may be granted under the Employee Stock Purchase Plan is 250,000 shares. Any employee of KRCS or any KRCS subsidiary designated by the compensation committee is eligible to participate in the Employee Stock Purchase Plan during the offering period beginning on an enrollment date established by the compensation committee. However, no employee is eligible to participate in the Employee Stock Purchase Plan if, immediately after the grant, the employee would have owned five percent of either the voting power or the value of KRCS's common stock, and no employee's rights to purchase KRCS' common stock pursuant to the Employee Stock Purchase Plan may accrue at a rate that exceeds $25,000 per calendar year.
As of                , 2000, all employees of KRCS other than Jules B. Kroll
were eligible to participate in the Employee Stock Purchase Plan.

     Shares of KRCS common stock may be purchased under the Employee Stock Purchase Plan at a price not less than 85% of the lesser of (1) the fair market value of the common stock on the enrollment date or (2) the fair market value of the common stock on the last trading day of the offering period. The length of the offering period will be established by the compensation committee but may not exceed two years.

  KRCS 2000 Non-Employee Director Plan.

     The KRCS 2000 Non-Employee Director Plan is designed primarily to increase the ownership interest in KRCS of non-employee directors whose services are considered essential to KRCS' continued progress, to align those interests with those of the stockholders of KRCS and to provide a further incentive to serve as a director of KRCS. The Non-Employee Director Plan specifically provides for the grant of non-qualified stock options only. The maximum number of shares of KRCS common stock for which awards may be granted under the Non-Employee Director Plan is 100,000 shares. The Non-Employee Director Plan will automatically grant to each non-employee director at every annual board meeting options to purchase 3,600 shares of common stock at the fair market value of the common stock on the date of grant, which will vest in four quarterly installments beginning on the date of grant. Options granted under the 2000 non-employee director plan terminate 10 years after the date of grant. All non-employee directors of KRCS will be eligible to receive grants of options. A "non-employee director" is a director of KRCS who is not an employee of KRCS or any of its subsidiaries. As
of           , 2000, four KRCS non-employee directors were eligible to
participate in the Non-Employee Director Plan.

            PRINCIPAL STOCKHOLDERS AND STOCK HOLDINGS OF MANAGEMENT

     The following table sets forth the anticipated beneficial ownership of KRCS common stock after the split-up by (1) each beneficial owner of more than five percent of common stock, (2) each director and named executive officer individually and (3) all directors and executive officers of KRCS as a group. These anticipated holdings are based on certain assumptions contained in "Interests of Kroll-O'Gara's Executive Officers, Directors and Exchanging Shareholders in the Split-Up" beginning on Page 32. The actual holdings will vary based on the number of shares of Kroll-O'Gara common stock outstanding immediately prior to the split-up; however the changes will not be material. Unless otherwise indicated, all shares are owned directly and the indicated owner has sole voting and dispositive power with respect to those shares.

                                                              BENEFICIAL OWNERSHIP(1)
                                                              -----------------------
                            NAME                                NUMBER       PERCENT
                            ----                              ----------    ---------
Jules B. Kroll(1)(2)........................................  1,851,449        21.8%
Michael G. Cherkasky(1).....................................     22,057            *
Michael D. Shmerling(1).....................................    282,861          3.3
Nazzareno E. Paciotti(1)....................................     10,264            *
Michael J. Slattery, Jr.(1).................................     20,195            *
Michael A. Beber(1).........................................     26,707            *
Thomas E. Constance.........................................         --           --
Marshall S. Cogan...........................................         --           --
Raymond E. Mabus............................................         --           --
J. Arthur Urciuoli..........................................      3,800            *
American International Group, Inc.(1).......................    548,800          6.5
All directors and executive officers as a group (12
  persons)(1)(2)............................................  2,772,605         26.2

---------------

 * Less than 1%.

(1) Messrs. Kroll, Cherkasky, Shmerling, Paciotti, Slattery and Beber's, address is 900 Third Avenue, New York, New York 10022. AIG's address is 70 Pine Street, New York, New York 10270.

(2) Does not include 73,172 shares held by trusts for the benefit of Mr. Kroll's adult children, in which shares Mr. Kroll disclaims any beneficial interest.

              CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

     Described below are some transactions and relationships between Kroll-O'Gara and KRCS officers, directors and stockholders that have occurred since January 1, 1997. Except for interest rates charged on some of the intercompany notes and accounts payable/receivable, KRCS believes that the material terms of the various transactions were as favorable as could have been obtained from unrelated third parties.

     Immediately prior to the merger into Kroll-O'Gara, Kroll Holdings owed $6,349,813 to Mr. Kroll, representing unpaid principal of $4,761,958 and accrued interest of $242,356 on open account advances and loans which had been made by him to Kroll Holdings from time to time since 1989. An additional $286,308 previously had been repaid. Also immediately prior to the merger, Mr. Kroll owed Kroll Holdings $1,420,756, representing aggregate borrowings from Kroll Holdings of $1,345,499 plus $75,257 in accrued interest. Of the outstanding principal amounts, $4,380,849 owed by Kroll Holdings to Mr. Kroll and $748,000 owed by Mr. Kroll to Kroll Holdings bore interest at an annual rate equal to the prime rate plus 1%, $1,129,109 owed by Kroll Holdings to Mr. Kroll bore interest at an annual rate equal to the brokers' loan rate (7.625% at December 1, 1997) and $597,499 owed by each of Kroll Holdings and Mr. Kroll to the other bore interest at an annual rate of 7% (equal to the prime rate at the date of the loan plus 1%). Immediately prior to the merger, the principal and accrued interest on all outstanding loans from Kroll Holdings to Mr. Kroll were repaid in full and loans (plus all accrued interest) from Mr. Kroll to Kroll Holdings were repaid to the extent of the amounts owed to Kroll Holdings by Mr. Kroll. Also upon consummation of the merger, all $6,040,313 of principal and accrued interest owed by Kroll Holdings to Mr. Kroll for open account advances were repaid. In 1998, Mr. Kroll was repaid $332,490 in principal and interest owed him on a promissory note issued by a subsidiary of Kroll Holdings at the time of the merger. There were no principal payments made with respect to this note prior to 1998.

     During 1998 and 1999, Kroll-O'Gara and Mr. Kroll agreed to reimburse Kroll-O'Gara for a portion of general and administrative expenses, including outside professional fees, office rent and travel expenses, which were incurred for the benefit of both Kroll-O'Gara and Mr. Kroll. Amounts due to Kroll-O'Gara at December 31, 1998 and 1999 pursuant to this agreement were $85,672 and $281,561, respectively.

     During 1997, 1998 and 1999, Kroll-O'Gara rendered risk management services, including marketing support, and claims investigations services to American International Group, Inc. and its subsidiaries. Kroll-O'Gara billed AIG and its subsidiaries $6,412,244 in 1997, $4,877,478 in 1998, and $4,779,449 in 1999 for
these services. The year-end accounts receivable balance for AIG was $897,361, $1,290,558 and $1,231,685 at December 31, 1997, 1998 and 1999, respectively.
Since 1995, Kroll-O'Gara has purchased some of its liability insurance, including Professional Errors and Omissions and Directors and Officers liability insurance, from AIG's subsidiaries. AIG's subsidiaries billed Kroll-O'Gara $814,154, $474,800 and $361,320 for this insurance during 1997, 1998, and 1999, respectively. Kroll-O'Gara obtains the coverage through an independent insurance broker and where possible obtains competitive proposals from unrelated third parties.

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

                  DESCRIPTION OF O'GARA COMPANY CAPITAL STOCK

     The authorized capital stock of The O'Gara Company consists of 15,000,000 shares of common stock $.01 par value per share, and 100,000 shares of undesignated preferred stock, $.01 par value per share. After the split-up, The O'Gara Company will have 6,000,000 shares of common stock outstanding. There will be no preferred stock outstanding. The following description summarizes the material terms of The O'Gara Company's capital stock. Your rights as a shareholder of The O'Gara Company will be governed by the provisions of the company's Articles of Incorporation and Code of Regulations and by the provisions of Ohio law, including the Ohio General Corporation Law ("OGCL").

COMMON STOCK

     You will be entitled to one vote for each share held of record by you on all matters submitted to a vote of shareholders. You will not have the right to cumulate your votes in the election of directors.

     Subject to preferences which may be granted to holders of any preferred stock which is issued, you will be entitled to share in any dividends that the Board of Directors, in its discretion, validly declares from funds legally available. In the event of liquidation, each outstanding share of O'Gara Company common stock entitles its holder to participate ratably in the assets remaining after payment of liabilities and any preferred stock liquidation preferences.

     You will have no preemptive or other rights to subscribe for or purchase additional shares of any class of stock or any other securities of The O'Gara Company. There are no redemption or sinking fund provisions with regard to the O'Gara Company common stock. All outstanding shares of O'Gara Company common stock will be fully paid, validly issued and nonassessable.

     The vote of holders of a majority of all outstanding shares of O'Gara Company common stock is required to amend the company's Articles and to approve mergers, reorganizations and similar transactions.

PREFERRED STOCK

     The O'Gara Company may issue up to 100,000 authorized shares of preferred stock from time to time in series having such designations, preferences and rights, qualifications and limitations as the Board of Directors may determine, without any need for your approval. Preferred stock could be given rights which would adversely affect your equity and could have preference to your O'Gara Company common stock with respect to dividends and liquidation, voting and other rights and privileges. Issuance of preferred stock could have the effect of acting as an anti-takeover device to prevent a change of control of The O'Gara Company.

PROVISIONS AFFECTING BUSINESS COMBINATIONS AND CHANGES IN CONTROL

     Chapter 1704 of the Ohio Revised Code may be viewed as having an anti-takeover effect. This statute, in general, prohibits an "issuing public corporation," the definition of which will include The O'Gara Company, from entering into a "Chapter 1704 Transaction" with the beneficial owner of 10% or more of the outstanding shares of the corporation (an "interested shareholder") for at least three years after the date on which the interested shareholder attains a 10% ownership, unless the board of directors of the corporation approves, prior to the person becoming an interested shareholder, either the transaction or the acquisition of shares resulting in a 10% ownership position. A "Chapter 1704 Transaction" includes, among other things, a merger or consolidation with, a sale of substantial assets to, or the receipt of a loan, guaranty or other financial benefit which is not proportionately received by

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

all shareholders, from the interested shareholder. After the three-year period, a Chapter 1704 Transaction with the interested shareholder is permitted only if either the transaction is approved by the holders of at least two- thirds of the voting power of the corporation (or such different proportion as is required by the corporation's articles of incorporation), including a majority of the shares not owned by the interested shareholder, or the business combination results in the shareholders other than the interested shareholder receiving a prescribed "fair price" for their shares. One significant effect of Chapter 1704 is to encourage a person to negotiate with the board of directors of a corporation prior to becoming an interested shareholder.

     In addition, Section 1707.043 of the Ohio Revised Code requires a person or entity that makes a proposal to acquire the control of a corporation to repay to that corporation any profits made from trades in the corporation's stock within 18 months after making the control proposal.

     Section 1701.831 of the OGCL, Ohio's "Control Share Acquisition Statute," requires shareholder approval of any proposed "control share acquisition" of an Ohio corporation. A "control share acquisition" is the acquisition, directly or indirectly, by any person of shares of a corporation that, when added to all other shares of the corporation that may be voted, directly or indirectly, by the acquiring person, would entitle such person to exercise or direct the exercise of

     (a) 20% or more, but less than 33 1/3%, of the voting power of the corporation in the election of directors, or

     (b) 33 1/3% or more, but less than a majority, of such voting power, or

     (c) a majority or more of such voting power.

The control share acquisition must be approved in advance by the holders of a majority of the outstanding voting shares represented at a meeting at which a quorum is present and by the holders of a majority of the portion of the outstanding voting shares represented at the meeting excluding the voting shares owned by the acquiring shareholder and certain "interested shares," including shares owned by officers elected or appointed by the directors of the corporation and by directors of the corporation who are also employees of the corporation.

     The purpose of the Control Share Acquisition Statute is to give shareholders of Ohio corporations a reasonable opportunity to express their views on a proposed shift in control, thereby reducing the coercion inherent in an unfriendly takeover The provisions of the Control Share Acquisition Statute grant shareholders of The O'Gara Company the assurance that they will have adequate time to evaluate the proposal of an acquiring person, that they will be permitted to vote on the issue of authorizing the acquiring person's purchase program to go forward in the same manner and with the same proxy information that would be available to them if a proposed merger of the company were before them and, most importantly, that the interests of all shareholders will be taken into account and the probability will be increased that they will be treated equally regarding the price to be offered for their common shares if the proposal is approved.

     The Control Share Acquisition Statute applies not only to traditional offers but also to open market purchases, privately negotiated transactions and original issuances by an Ohio corporation, whether friendly or unfriendly. The procedural requirements of the Control Share Acquisition Statute could render approval of any control share acquisition difficult in that the transaction must be authorized at a special meeting of shareholders, at which a quorum is present, by the affirmative vote of the majority of the voting power represented and by a majority of the portion of that voting power excluding interested shares. Any corporate defense against persons seeking to acquire control may have the effect of discouraging or preventing offers which some shareholders might find financially attractive. On the other hand, the need on the part of the acquiring person to convince the shareholders of the company of the value and validity of the person's offer may cause the offer to be more financially attractive in order to gain shareholder approval.

     In addition, Section 1701.59 of the OGCL provides that, in determining what a director reasonably believes to be in the best interests of the corporation, the director may consider, in addition to the interests of the corporation's shareholders, any of the interests of the corporation's employees, suppliers, creditors and customers, the economy of the State of Ohio and the U.S., community and societal considerations and the long-term as well as the short-term interests of the corporation and its shareholders, including the possibility that these interests may be best served by the continued independence of the corporation.

     Although we believe that these provisions are in The O'Gara Company's best interests, you should be aware that the provisions could be disadvantageous to you because the overall effect of these statutes may be to render more difficult or discourage the removal of incumbent management or the assumption of effective control by other persons.

TRANSFER AGENT AND REGISTRAR

     The registrar and transfer agent for O'Gara Company common stock will be Fifth Third Bank, Cincinnati, Ohio.

                       DESCRIPTION OF KRCS CAPITAL STOCK

GENERAL

     The authorized capital stock of KRCS consists of 25,000,000 shares of common stock, par value $0.01 per share, and 2,500,000 shares of preferred stock, par value $0.01 per share. After the split-up, KRCS will have 8,500,000 shares of common stock outstanding. There will be no preferred stock outstanding. The following description summarizes the material terms of KRCS' capital stock. Your rights as a stockholder of KRCS will be governed by KRCS' Certificate of Incorporation and Bylaws and by the provisions of Delaware law, including the Delaware General Corporation Law ("DGCL").

COMMON STOCK

     Holders of KRCS common stock will be entitled to one vote for each share held and will be entitled to notice of any stockholders meeting and to vote upon any matters that properly come before a meeting as provided in the bylaws of KRCS or as may be provided by law. Except for and subject to those rights expressly granted to holders of preferred stock, and except as may be provided by the laws of the State of Delaware, holders of KRCS common stock will have all other rights of stockholders, including, without limitation, (1) the right to receive dividends, when, as and if declared by the KRCS Board of Directors, out of assets lawfully available therefor, and (2) in the event of any distribution of assets upon a liquidation or winding up of KRCS, the right to receive all the assets and funds of KRCS remaining after the payment to the creditors of KRCS and the holders of the preferred stock, if any, of the specific amounts which they are entitled to receive upon such distribution. The KRCS common stock is not convertible or redeemable and there are no sinking fund provisions applicable to it. All shares of KRCS common stock distributed in the connection with the reorganization will be fully paid and not liable for any call or assessment.

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

PREFERRED STOCK

     Preferred stock is issuable from time to time by the KRCS Board of Directors, without the approval of stockholders, in one or more series and with such voting powers, if any, designations and preferences for each series as shall be stated in the resolutions providing for the designation and issue of series adopted by the Board of Directors. The KRCS Board of Directors is authorized by KRCS' Certificate of Incorporation to determine, among other things, the voting, dividend, redemption, conversion and liquidation powers, rights and preferences and the limitations thereon pertaining to each series. The issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control, and may adversely affect the voting and other rights of holders of KRCS stock.

CERTIFICATE OF INCORPORATION AND BYLAW PROVISIONS THAT MAY HAVE AN ANTI-TAKEOVER EFFECT

     KRCS' Certificate of Incorporation and Bylaws contain several provisions which may be deemed to have anti-takeover effects and may discourage, delay or prevent a takeover attempt that a stockholder might consider in its best interest. These provisions include: (1) the requirement that there be three classes of directors and that their terms be staggered; (2) the requirement that a stockholder comply with certain procedures, including advance written notice, before bringing matters, including the nomination of directors, before a stockholders' meeting; (3) the specific denial of stockholders' ability to take action by written consent; and (4) the restriction of the right to call special meetings to only the Chairman of the Board, the Chief Executive Officer or the Board of Directors pursuant to a board resolution.

     Any and all vacancies occurring on the KRCS Board of Directors may be filled by the affirmative vote of a majority of the remaining directors then in office, even if those remaining directors constitute less a quorum of the Board, or if the vacancy is not so filled by the remaining directors, by the stockholders of KRCS.

LIMITATION ON DIRECTOR'S LIABILITY

     KRCS' Certificate of Incorporation and Bylaws contain provisions that require the indemnification of directors and officers of KRCS, and their predecessors, to the fullest extent permitted under Delaware law, and that permit the indemnification, pursuant to the discretion of the Board of Directors, of employees and agents under the same terms. The Certificate of Incorporation and Bylaws also provide that a director of KRCS will not be personally liable to KRCS or its stockholders for monetary damages for breach of fiduciary duty as a director. However, a director will remain liable for any breach of the director's duty of loyalty to KRCS or its stockholders, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, for unlawful payment of a dividend or an unlawful stock purchase or redemption (except that any director who may have been absent when the acts were performed may be exonerated from liability by causing his or her dissent to be entered in the minutes of KRCS at the time of the unlawful act, or immediately after the director received notice of the act), or for any transaction from which the director derived any improper personal benefit.

TRANSFER AGENT AND REGISTRAR

     The transfer agent and registrar for KRCS common stock will
be             .

                   COMPARISON OF RIGHTS OF HOLDERS OF O'GARA
                   COMPANY COMMON STOCK AND KRCS COMMON STOCK

     Your rights as a Kroll-O'Gara shareholder currently are governed by the OGCL and by Kroll-O'Gara's Articles and Code of Regulations. This will continue to be true after the reorganization as to your shares of O'Gara Company common stock. KRCS is a Delaware corporation, and your rights as to those shares will be governed by the DGCL and by KRCS' Certificate of Incorporation and Bylaws. The following discussion summarizes material differences between Ohio and Delaware law and between The O'Gara Company's and KRCS' governing documents which may affect your rights as a shareholder.

     AMENDMENT OF CODE OF REGULATIONS AND BYLAWS. The O'Gara Company's Code of Regulations may be amended by the affirmative vote of holders of a majority of the shares entitled to vote. KRCS's Bylaws may be amended by its Board of Directors or by the affirmative vote of holders of a majority of KRCS shares entitled to vote on the amendment.

     AMENDMENT OF CHARTER DOCUMENTS. There are no material differences in shareholder rights in this area.

     DIRECTORS. The O'Gara Company's Code of Regulations provides that the number of directors will be not less than three. The actual number of directors may be fixed and changed by a majority vote of the directors. Directors of the O'Gara Company are elected for terms of one year.

     KRCS' Bylaws provide that KRCS will have no less than two and no more than ten directors, divided into three classes as nearly equal in number as possible. Generally, each KRCS director will be elected to serve for a term of three years, except that the initial directors in Class I will serve until the first KRCS annual meeting after the reorganization and the initial directors in Class II will serve until the second annual meeting after the reorganization. As a result, the subsequent elections of directors will be staggered and the members of only one Class will be elected at each annual meeting to serve for a three-year term.

     REMOVAL OF DIRECTORS. Shareholders of The O'Gara Company may remove any and all of the directors from office, without assigning any cause, by the vote of holders of a majority of the voting power in the election of directors. KRCS' Certificate of Incorporation provides that no director may be removed by vote, consent or other action of stockholders except for cause.

     FILLING VACANCIES ON THE BOARD OF DIRECTORS. There are no material differences in shareholder rights in this area.

     SHAREHOLDER MEETINGS AND PROVISIONS FOR NOTICES. The O'Gara Company's Code of Regulations provides that special meetings of shareholders may be called by the Chairman of the Board of Directors, the President, a majority of the directors or a person or persons holding 50% of the outstanding shares entitled to vote at the meeting.

     KRCS's Bylaws provide that special meetings of stockholders may be called only by the Chairman of the Board, the Chief Executive Officer or a majority of the directors.

     NOTICE OF DIRECTOR NOMINATIONS AND NEW BUSINESS. Both The O'Gara Company's Code of Regulations and KRCS' Bylaws provide that, with respect to an annual meeting of shareholders, nominations of a person for election to the Board of Directors and the proposal of business to be considered at the annual meeting must be specified in the notice of the annual meeting given by or at the direction of the Board or brought before the annual meeting by a shareholder who has complied with the advance notice procedures set forth in the Code of Regulations or Bylaws, as applicable.

     An O'Gara Company shareholder may nominate a director only by notice to the company's Secretary sent or delivered at least five and no more than thirty days prior to the meeting of shareholders. The notice must include the shareholder's name and residence; a representation that the shareholder is a holder of record of voting stock of The O'Gara Company and intends to appear in person or by proxy at the meeting to nominate the individual specified in the notice; the nominated director's name and residence; and the consent of the nominated director to serve as a director if he or she is elected.

     A KRCS stockholder may nominate a director only by notice to the company's Secretary sent or delivered at least 75 and no more than 120 days prior to the anniversary date of the previous year's annual meeting, subject to some exceptions. The notice must include the nominated director's name, age, address and occupation; the class and number of shares of the company's stock owned by the nominated director; the consent of the nominated director to serve as a director if he or she is elected; the stockholder's name and address; the class and number of shares of the company's common stock owned by the stockholder; and a description of any arrangements between the stockholder and the nominated director.

     QUORUM. There are no material differences in shareholder rights in this area.

     VOTING BY PROXY. Both the OGCL and the DGCL permit voting by proxy. Under the OGCL, a proxy generally is valid for eleven months whereas, under the DGCL, a proxy generally may be valid for up to three years.

     CLASS VOTING. Under the OGCL, shareholders of a particular class of shares generally are entitled to vote as a separate class if the rights of that class are effected in the matter being voted upon. The DGCL generally requires voting by separate classes only for amendments to the certificate of incorporation that adversely affect the shareholders of those classes or that increases or decreases the aggregate number or par value of authorized shares any of those classes.

     CUMULATIVE VOTING. Neither O'Gara Company nor KRCS shareholders may vote cumulatively in the election of directors.

     PRE-EMPTIVE RIGHTS. Neither O'Gara Company nor KRCS shareholders have a pre-emptive right to acquire unissued shares of stock of the corporation.

     SHAREHOLDER APPROVAL OF MERGER, SALE OR OTHER DISPOSITION. Under the OGCL, unless otherwise stated in the articles of incorporation, a merger, sale or other disposition of all or substantially all of the assets of a corporation requires the approval of two-thirds of the shareholders authorized to vote on those matters. The articles of incorporation of the corporation may provide for a greater or lesser vote, so long as the vote required is not less than a majority of the voting power of the corporation. The O'Gara Company's Articles of Incorporation provide for the approval of these matters by the holders of shares who can exercise a majority of the voting power of the corporation. A merger may be approved without the approval of the shareholders of the corporation if the articles of incorporation do not require shareholder approval, the merger does not conflict or change the articles of incorporation or code of regulations of the corporation, the merger does not authorize any action that would require the approval of shareholders, or the number of shares to be issued to shareholders of the non-surviving corporation, if any, is less than 16 2/3% of the voting power of the surviving corporation after the merger. The O'Gara Company's Articles of Incorporation do not require shareholders to approve a merger if The O'Gara Company is the surviving corporation and the above conditions are met.

     Under the DGCL, a merger, sale or other disposition of all or substantially all of the assets of the corporation requires the approval of at least a majority of the stockholders entitled to vote, unless the certificate of incorporation requires a higher percentage. However, a merger may be approved without the vote of the stockholders if the articles of incorporation will not be amended, the stock of the corporation is identical before and after the merger, and the number of shares of common stock to be issued in the merger is less than 20% of the surviving corporation's common stock outstanding immediately prior to the merger. KRCS' Certificate of Incorporation permits the approval of these matters by the holders of shares who can exercise a majority of the voting power of the corporation. If the conditions described above are met and KRCS is the surviving corporation, stockholder approval of a merger is not required.

     DIVIDENDS. The O'Gara Company may pay dividends out of surplus, however created, but must notify its shareholders if a dividend is paid out of surplus other than earned surplus. KRCS may pay dividends out of surplus or, if there is no surplus, out of its net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year.

     REPURCHASE OF SHARES. Under the OGCL, the directors of a corporation may repurchase its shares in limited circumstances, including when the articles of incorporation authorize the redemption of those shares, when the articles provide that the corporation will have the right to repurchase and when authorized by the shareholders of the corporation by a vote of two-thirds of the voting power, or a different proportion, but not less than a majority of the voting power, as provided in the articles. The O'Gara Company may purchase or redeem its own shares unless its assets would be less than its liabilities plus its stated capital, if any, or if it is insolvent or would be rendered insolvent by the purchase or redemption.

     Under the DGCL, a corporation may redeem its shares, except that, with limited exceptions, the redemption may not impair the capital of the corporation. A corporation may not repurchase its shares at a price higher than the redemption price of the shares, or redeem its shares if the redemption results in less than one share outstanding in at least one class or series of stock having full voting powers. KRCS may purchase or redeem its own shares in accordance with the DGCL and also in accordance with any times, prices and other conditions for redemption the Board of Directors may designate for its preferred stock.

     DISSENTERS' RIGHTS. Under the OGCL, dissenting shareholders are entitled to appraisal rights in connection with the lease, sale, exchange, transfer or other disposition of all or substantially all of the assets of a corporation and in connection with certain amendments to its articles of incorporation. In addition, shareholders of an Ohio corporation being merged into a new corporation are also entitled to appraisal rights. Shareholders of an acquiring corporation are entitled to appraisal rights in a merger, combination or majority share acquisition on which the shareholders also are entitled to vote.

     Under the DGCL, appraisal rights are available only in connection with statutory mergers or consolidations. Even in these cases, the DGCL generally does not recognize dissenters' rights for any class or series of stock which is either listed on Nasdaq or a national securities exchange or held of record by more than 2,000 stockholders. Appraisal rights are available, however, for holders of stock who, by the terms of the merger or consolidation, are required to accept anything except (1) stock of the corporation surviving or resulting from the merger or consolidation, (2) shares which are either listed on Nasdaq or a national securities exchange or held of record by more than 2,000 stockholders, (3) cash in lieu of fractional shares, or (4) a combination of stock described in (1) and (2) and cash in lieu of fractional shares.

     LIABILITY OF DIRECTORS. Under the OGCL, a director is only liable for damages resulting from the director's actions or failure to act if it is proved by clear and convincing evidence that the action or failure to act involved deliberate intent to cause injury to the corporation or reckless disregard for the best interests of the corporation, unless the corporation's articles or regulations make this provision inapplicable by specific reference. The O'Gara Company's Articles of Incorporation and Code of Regulations do not make this provision inapplicable.

     In addition, under the OGCL, a director is only liable for a violation of his fiduciary duties if it is proved by clear and convincing evidence that the director has not acted in good faith, in a manner he reasonably believes to be in, or not opposed to, the best interest of the corporation and with the care that an ordinary prudent person in a like position would use under similar circumstances.

     The DGCL specifically permits a corporation to include in its certificate of incorporation a provision which eliminates or limits the personal liability of a director to the corporation or its shareholders for monetary damages and for a breach of fiduciary duty as a director. This provision is included in KRCS' Certificate of Incorporation. However, in accordance with the DGCL, no provision may eliminate or limit the liability of a director for any breach of the director's duty of loyalty to the corporation or its stockholders, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, for illegal declarations of dividends, redemptions and stock repurchases or for any transaction from which the director derived an improper personal benefit.

     INDEMNIFICATION AND LIMITATION OF LIABILITY. Generally, the OGCL and the DGCL provide that a corporation may indemnify any person from liability arising out of the person's activities as a director, officer, employee or agent of the corporation including indemnification against expenses, including attorney's fees, judgments, fines, and all other amounts reasonably incurred in connection with the liability if that individual acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to criminal conduct, if he had no reason to believe the conduct was unlawful. The O'Gara Company's Articles of Incorporation provide for the indemnification of directors to the maximum extent provided under the OGCL. KRCS' Certificate of Incorporation provides for the indemnification of its directors and officers, including directors and officers of a predecessor corporation or a subsidiary, to the maximum extent provided under the DGCL. Additionally, KRCS may, at the discretion and authorization of its Board of Directors, provide rights to indemnification to employees or agents of KRCS similar to those conferred to its directors and officers.

     LOANS TO DIRECTORS AND OFFICERS. Under the OGCL, a corporation may make a loan or guarantee to its officers, directors or shareholders if the loan or guarantee is approved by a majority of the disinterested members of the board of directors. The disinterested directors, taking into account the terms and provisions of the loan or guarantee, must determine that making the loan or guarantee could reasonably be expected to benefit the corporation. Directors who authorize unlawful loans are liable for the loan, together with interest.

     Under the DGCL, a corporation may make loans or guarantees to its officers or other employees when the transaction, in the judgment of the board of directors, is reasonably expected to benefit the corporation.

     ANTI-TAKEOVER STATUTES. See "Description of O'Gara Company Capital Stock."

     DISSOLUTION. Under the OGCL, a corporation may be voluntarily dissolved by the directors when the corporation has been adjudged bankrupt, when a receiver is appointed to wind-up the corporation, when substantially all the assets of the corporation are sold, when the articles have been canceled for failure to pay tax, or when the period of existence of the corporation expires. Additionally, the shareholders may adopt a resolution to dissolve the corporation by an affirmative vote of two-thirds of the voting power of the corporation. The articles of incorporation may provide for the vote of a higher or lower percentage as long as it is not less than a majority of the voting power of the corporation. The

O'Gara Company's Articles of Incorporation permit approval of a dissolution by a majority of the company's voting power.

     Under the DGCL, the board of directors, upon an affirmative vote of a majority of the whole board, may send notice to the stockholders of a meeting to address the adoption of a resolution to dissolve the corporation. The corporation will be dissolved if a majority of the stockholders of the corporation vote for the dissolution. Additionally, dissolution may be authorized without action of the directors by consent of all the stockholders.

                         INDEPENDENT PUBLIC ACCOUNTANTS

     The consolidated financial statements of The Kroll-O'Gara Company as of December 31, 1998 and 1999 and for each of the three years in the period ended December 31, 1999, included in this proxy statement, have been audited by Arthur Andersen LLP, independent public accountants, as set forth in their report. In that report, that firm states that with respect to a certain subsidiary its 1997 opinion is based on the report of other independent public accountants. Reference is also made to said report, which includes an explanatory paragraph with respect to the change in the method of accounting for costs incurred in connection with business process reengineering activities in the fourth quarter of 1997 and the change in the method of accounting for costs of start-up activities in the first quarter of 1999, both as discussed in Note 2(r) to the consolidated financial statements.

     The combined financial statements of The O'Gara Company as of December 31, 1998 and 1999 and for each of the three years in the period ended December 31, 1999, included in this proxy statement, have been audited by Arthur Andersen LLP, independent public accountants, as set forth in their report. Reference is made to said report, which includes an explanatory paragraph with respect to the change in the method of accounting for costs of start-up activities in the first quarter of 1999, as discussed in Note 2(q) to the combined financial statements.

     It is expected that representatives of Arthur Andersen LLP will be present at the special meeting, where they will have an opportunity to respond to appropriate questions of shareholders and to make a statement if they so desire.

                          FUTURE SHAREHOLDER PROPOSALS

     Should the split-up not be completed, shareholder proposals will be considered for inclusion in the proxy statement for Kroll-O'Gara's 2001 Annual Meeting if they are received by Kroll-O'Gara before the close of business on February 23, 2001. In addition, Kroll-O'Gara will retain discretionary authority to vote proxies on any matter raised by a shareholder at the 2001 Annual Meeting, and not included in Kroll-O'Gara's proxy statement, unless Kroll-O'Gara is notified prior to May 11, 2001 that the shareholder intends to present the matter at that meeting. If there is a change in the date after which shareholder notification is untimely, Kroll-O'Gara will so inform shareholders by notice in a filing with the SEC.

     Neither The O'Gara Company nor KRCS has set a date for its 2001 Annual Meeting. Each company will notify shareholders of all applicable dates in a filing with the SEC after the split-up is completed.

                                 OTHER BUSINESS

     We are not aware of any matters which properly may be presented at the special meeting other than those discussed above. However, if other matters do come before the special meeting, proxies will be voted on those matters in accordance with the recommendation of Kroll-O'Gara's Board of Directors.

                         INDEX TO FINANCIAL STATEMENTS

                                                                PAGE
                                                              --------
THE KROLL-O'GARA COMPANY
Reports of Independent Public Accountants...................     F-1
Consolidated Balance Sheets as of December 31, 1998 and
  1999......................................................   F-103
Consolidated Statements of Operations for the Years Ended
  December 31, 1997, 1998 and 1999..........................     F-7
Consolidated Statements of Shareholders' Equity for the
  Years Ended December 31, 1997, 1998 and 1999..............     F-8
Consolidated Statements of Cash Flows for the Years Ended
  December 31, 1997, 1998 and 1999..........................    F-10
Notes to Consolidated Financial Statements..................    F-11
Consolidated Balance Sheets as of December 31, 1999 and June
  30, 2000 (unaudited)......................................    F-45
Consolidated Statements of Operations for the Six Months
  Ended June 30, 1999 and 2000 (unaudited)..................    F-47
Consolidated Statements of Shareholders' Equity for the Six
  Months Ended June 30, 2000 (unaudited)....................    F-48
Consolidated Statements of Cash Flows for the Six Months
  Ended June 30, 1999 and 2000 (unaudited)..................    F-49
Notes to Consolidated Unaudited Financial Statements........    F-50
THE O'GARA COMPANY
Report of Independent Public Accountants....................    F-58
Combined Balance Sheets as of December 31, 1998 and 1999....    F-59
Combined Statements of Operations for the Years Ended
  December 31, 1997, 1998 and 1999..........................    F-61
Combined Statements of Shareholders' Equity for the Years
  Ended December 31, 1997, 1998 and 1999....................    F-62
Combined Statements of Cash Flows for the Years Ended
  December 31, 1997, 1998 and 1999..........................    F-63
Notes to Combined Financial Statements......................    F-64
Combined Balance Sheets as of December 31, 1999 and June 30,
  2000 (unaudited)..........................................    F-90
Combined Statements of Operations for the Six Months Ended
  June 30, 1999 and 2000 (unaudited)........................    F-92
Combined Statements of Shareholders' Equity for the Period
  Ended June 30, 2000 (unaudited)...........................    F-93
Combined Statements of Cash Flows for the Six Months Ended
  June 30, 1999 and 2000 (unaudited)........................    F-94
Notes to Combined Unaudited Financial Statements............    F-95

                                                                PAGE
                                                              --------
THE O'GARA COMPANY PRO FORMA FINANCIAL STATEMENTS
  (UNAUDITED)
Unaudited Pro Forma Combining Condensed Balance Sheet as of
  June 30, 2000.............................................   F-101
Unaudited Pro Forma Combining Condensed Statements of
  Operations for the Six Months Ended June 30, 2000
  (unaudited)...............................................   F-103
Unaudited Pro Forma Combining Condensed Statements of
  Operations for the Year Ended December 31, 1999...........   F-105
KROLL RISK CONSULTING SERVICES, INC. PRO FORMA FINANCIAL
  STATEMENTS (UNAUDITED)
Unaudited Pro Forma Combining Condensed Balance Sheet as of
  June 30, 2000.............................................   F-107
Unaudited Pro Forma Combining Condensed Statements of
  Operations for the Six Months Ended June 30, 2000
  (unaudited)...............................................   F-109
Unaudited Pro Forma Combining Condensed Statements of
  Operations for the Years Ended December 31, 1999, 1998 and
  1997......................................................   F-111

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

TO THE KROLL-O'GARA COMPANY:

     We have audited the accompanying consolidated balance sheets of THE KROLL-O'GARA COMPANY and subsidiaries as of December 31, 1998 and 1999 and the related consolidated statements of operations, shareholders' equity and cash flows for each of the three years in the period ended December 31, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits. We did not audit the 1997 financial statements of Background America, Inc., a company acquired during 1999 in a transaction accounted for as a pooling of interests, as discussed in Note 3. Such statements are included in the consolidated financial statements of The Kroll-O'Gara Company and reflect total revenues of 2 percent of the consolidated totals. Those statements were audited by other auditors whose report has been furnished to us and our opinion, insofar as it relates to amounts included for Background America, Inc., is based solely upon the report of the other auditors.

     We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits and the report of other auditors provide a reasonable basis for our opinion.

     In our opinion, based on our audits and the report of the other auditors, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of The Kroll-O'Gara Company and subsidiaries as of December 31, 1998 and 1999 and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1999, in conformity with accounting principles generally accepted in the United States.

     As explained in Note 2(r) to the consolidated financial statements, effective in the fourth quarter of 1997, the Company changed its method of accounting for costs incurred in connection with business process reengineering activities and, effective in the first quarter of 1999, the Company changed its method of accounting for costs of start-up activities.

                                          Arthur Andersen LLP

Cincinnati, Ohio
  September 14, 2000

                          INDEPENDENT AUDITORS' REPORT

Board of Directors and Shareholders
Background America, Inc.
Nashville, Tennessee

     We have audited the consolidated statements of operations, redeemable preferred stock and other shareholders' equity (deficit) and cash flows for the year ended December 31, 1997 of Background America, Inc. and subsidiaries (the "Company"). These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, such consolidated financial statements (not presented separately herein) present fairly, in all material respects, the results of operations of Background America, Inc. and subsidiaries and their cash flows for the year ended December 31, 1997, in conformity with accounting principles generally accepted in the United States of America.

Deloitte & Touche LLP
Nashville, Tennessee

December 18, 1998
(January 21, 1999 as to
first paragraph of Note 15)

                            THE KROLL-O'GARA COMPANY

                          CONSOLIDATED BALANCE SHEETS
                        AS OF DECEMBER 31, 1998 AND 1999

                                                                  1998            1999
                                                              ------------    ------------
ASSETS (NOTE 7)
CURRENT ASSETS:
  Cash and cash equivalents.................................  $ 14,040,700    $ 13,834,560
  Marketable securities.....................................    13,285,322              --
  Trade accounts receivable, net of allowance for doubtful
     accounts of approximately $3,821,306 and $4,778,906 in
     1998 and 1999, respectively (Notes 2 and 4)............    56,960,753      68,017,062
  Unbilled revenues (Note 2)................................     7,766,015      18,033,811
  Related party receivables (Note 6)........................     2,763,108       2,095,810
  Costs and estimated earnings in excess of billings on
     uncompleted contracts (Note 4).........................    26,408,097      24,159,724
  Inventories (Note 4)......................................    22,397,939      26,264,388
  Prepaid expenses and other................................     8,001,102      11,579,522
  Deferred tax asset (Note 5)...............................            --         823,831
                                                              ------------    ------------
          Total current assets..............................   151,623,036     164,808,708
                                                              ------------    ------------
PROPERTY, PLANT AND EQUIPMENT, at cost (Notes 2 and 8):
  Land......................................................     1,856,003       2,164,197
  Buildings and improvements................................     8,271,967       8,586,985
  Leasehold improvements....................................     6,344,398       7,451,655
  Furniture and fixtures....................................     6,013,679      10,131,191
  Machinery and equipment...................................    19,702,242      36,768,571
  Construction-in-progress..................................     2,915,135              --
                                                              ------------    ------------
                                                                45,103,424      65,102,599
  Less-accumulated depreciation.............................   (20,462,991)    (26,194,953)
                                                              ------------    ------------
                                                                24,640,433      38,907,646
                                                              ------------    ------------
DATABASES, net of accumulated amortization of $22,788,857
  and $26,187,348 in 1998 and 1999, respectively (Note 2)...     9,238,903       9,696,162
COSTS IN EXCESS OF ASSETS ACQUIRED AND OTHER INTANGIBLE
  ASSETS, net of accumulated amortization of $4,449,752 and
  $9,028,471 in 1998 and 1999, respectively (Notes 2 and
  3)........................................................    62,148,482      81,676,083
OTHER ASSETS:
  Other assets (Note 4).....................................     6,093,435       4,304,000
                                                              ------------    ------------
                                                                77,480,820      95,676,245
                                                              ------------    ------------
                                                              $253,744,289    $299,392,599
                                                              ============    ============

          The accompanying notes to consolidated financial statements are an integral part of these consolidated balance sheets.

                            THE KROLL-O'GARA COMPANY

                          CONSOLIDATED BALANCE SHEETS
                        AS OF DECEMBER 31, 1998 AND 1999

                                                                  1998            1999
                                                              ------------    ------------
LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
  Revolving lines of credit (Note 7)........................  $         --    $ 26,582,688
  Current portion of long-term debt (Note 8)................     2,000,299       3,737,227
  Trade accounts payable....................................    35,989,761      38,822,977
  Related party payables (Note 6)...........................       353,233              --
  Billings in excess of costs and estimated earnings on
     uncompleted contracts..................................       182,656         360,725
  Accrued liabilities (Note 4)..............................    22,800,436      28,299,006
  Income taxes currently payable............................       760,340         768,105
  Deferred income taxes (Note 5)............................       781,575              --
  Customer deposits.........................................     3,865,219       4,195,762
                                                              ------------    ------------
          Total current liabilities.........................    66,733,519     102,766,490

OTHER LONG-TERM LIABILITIES.................................     1,542,588       2,673,092

DEFERRED INCOME TAXES (Note 5)..............................     1,625,363       1,820,815

LONG-TERM DEBT, net of current portion (Note 8).............    39,346,555      36,264,163
                                                              ------------    ------------
          Total liabilities.................................   109,248,025     143,524,560
                                                              ------------    ------------

COMMITMENTS AND CONTINGENCIES (Notes 9, 12 and 17)
SHAREHOLDERS' EQUITY (Note 1):
  Preferred stock, $.01 par value, 1,000,000 shares
     authorized; none issued................................            --              --
  Common stock, $.01 par value, 50,000,000 shares
     authorized, 21,584,872 and 22,255,510 shares issued and
     outstanding in 1998 and 1999, respectively.............       215,848         222,555
  Additional paid-in-capital................................   157,229,936     170,101,929
  Retained deficit..........................................   (10,964,249)    (12,639,574)
  Deferred compensation.....................................    (1,113,936)     (1,629,893)
  Accumulated other comprehensive loss......................      (871,335)       (186,978)
                                                              ------------    ------------
          Total shareholders' equity........................   144,496,264     155,868,039
                                                              ------------    ------------
                                                              $253,744,289    $299,392,599
                                                              ============    ============

          The accompanying notes to consolidated financial statements are an integral part of these consolidated balance sheets.

                            THE KROLL-O'GARA COMPANY

                     CONSOLIDATED STATEMENTS OF OPERATIONS
              FOR THE YEARS ENDED DECEMBER 31, 1997, 1998 AND 1999

                                                      1997            1998            1999
                                                  ------------    ------------    ------------
NET SALES.......................................  $210,323,664    $272,195,513    $321,937,532
COST OF SALES...................................   143,213,182     178,421,433     203,456,962
                                                  ------------    ------------    ------------
       Gross profit.............................    67,110,482      93,774,080     118,480,570
OPERATING EXPENSES:
  Selling and marketing.........................    15,532,029      22,332,090      27,470,879
  General and administrative....................    34,292,093      42,834,565      74,861,467
  Restructuring charge (Note 4).................            --              --       4,363,566
  Failed merger related costs (Note 17).........            --              --       1,562,331
  Merger related costs (Note 3).................     7,204,926       5,727,358       4,069,089
                                                  ------------    ------------    ------------
       Operating expenses.......................    57,029,048      70,894,013     112,327,332
                                                  ------------    ------------    ------------
       Operating income.........................    10,081,434      22,880,067       6,153,238
OTHER INCOME (EXPENSE):
  Interest expense..............................    (5,244,249)     (4,670,010)     (4,965,597)
  Interest income...............................       172,544       1,273,218         409,892
  Other, net....................................      (284,639)       (344,279)       (311,901)
                                                  ------------    ------------    ------------
       Income before minority interest,
          provision for income taxes,
          extraordinary item and cumulative
          effect of change in accounting
          principle.............................     4,725,090      19,138,996       1,285,632
  Minority interest.............................       156,223              --              --
                                                  ------------    ------------    ------------
       Income before provision for income taxes,
          extraordinary item and cumulative
          effect of change in accounting
          principle.............................     4,568,867      19,138,996       1,285,632
  Provision for income taxes....................     3,304,993       7,352,931       2,429,410
                                                  ------------    ------------    ------------
       Income (loss) before extraordinary item
          and cumulative effect of change in
          accounting principle..................     1,263,874      11,786,065      (1,143,778)
  Extraordinary loss, net of applicable tax
     benefit of $129,250 (Note 7)...............      (193,875)             --              --
                                                  ------------    ------------    ------------
       Income (loss) before cumulative effect of
          change in accounting principle........     1,069,999      11,786,065      (1,143,778)
  Cumulative effect of change in accounting
     principle, net of applicable tax benefit of
     $240,000 in 1997 and $408,000 in 1999 (Note
     2(r))......................................      (360,000)             --        (778,041)
                                                  ------------    ------------    ------------
       Net income (loss)........................  $    709,999    $ 11,786,065    $ (1,921,819)
                                                  ============    ============    ============
  Earnings (loss) per share (Note 2(o)):
     Basic......................................  $       0.05    $       0.61    $      (0.09)
                                                  ============    ============    ============
     Diluted....................................  $       0.05    $       0.59    $      (0.09)
                                                  ============    ============    ============
  Weighted average shares outstanding (Note
     2(o)):
     Basic......................................    14,750,676      19,336,580      22,005,632
                                                  ============    ============    ============
     Diluted....................................    15,560,050      19,908,206      22,005,632
                                                  ============    ============    ============

          The accompanying notes to consolidated financial statements are an integral part of these consolidated statements.

                            THE KROLL-O'GARA COMPANY

                CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
              FOR THE YEARS ENDED DECEMBER 31, 1997, 1998 AND 1999

                                                  COMPREHENSIVE    COMMON      ADDITIONAL        RETAINED       DEFERRED
                                       SHARES     INCOME (LOSS)    STOCK     PAID-IN CAPITAL     DEFICIT      COMPENSATION
                                     ----------   -------------   --------   ---------------   ------------   ------------
BALANCE, December 31, 1996.........  14,035,151                   $140,351    $ 44,143,424     $(21,266,057)  $        --
Issuances of stock under employee
  benefit plans, including related
  tax benefit (Note 11)............     750,725                      7,507       6,301,276               --            --
Issuance of stock in conjunction
  with the acquisition of
  businesses and minority interest
  (Note 3).........................     823,371                      8,234       9,695,009               --            --
Issuance of stock in conjunction
  with the settlement of a note
  payable..........................      21,721                        217         232,282               --            --
Private offering of common stock,
  net of issuance cost of
  $36,373..........................     307,613                      3,076       5,964,976               --            --
Purchase and retirement of common
  stock (Note 11 (c))..............    (259,036)                    (2,590)       (498,978)      (2,194,256)           --
Comprehensive income:
  Net income.......................          --    $   709,999          --              --          709,999            --
                                                   -----------
  Other comprehensive income
    (loss), net of tax:
    Foreign currency translation
      adjustment, net of $157,000
      tax benefit..................          --       (236,393)         --              --               --            --
    Unrealized depreciation of
      marketable securities, net of
      $2,400 tax benefit...........          --         (3,698)         --              --               --            --
                                                   -----------
    Other comprehensive loss.......          --       (240,091)         --              --               --            --
                                                   -----------
      Comprehensive income.........          --    $   469,908          --              --               --            --
                                     ----------    ===========    --------    ------------     ------------   -----------
BALANCE, December 31, 1997.........  15,679,545                    156,795      65,837,989      (22,750,314)           --
Public and private offerings of
  common stock, net of issuance
  costs of approximately
  $1,431,000.......................   4,716,757                     47,168      68,289,755               --            --
Net issuances of stock under
  employee benefit plans, including
  related tax benefit (Note 11)....     428,625                      4,286       4,473,859               --            --
Issuance of stock in conjunction
  with the acquisition of
  businesses (Note 3)..............     767,416                      7,674      17,602,830               --            --
Exercise of stock put option (Note
  3)...............................      (7,471)                       (75)       (166,593)              --            --
Deferred compensation related to
  stock options....................          --                         --       1,192,096               --    (1,113,936)
Comprehensive income:
  Net income.......................          --    $11,786,065          --              --       11,786,065            --
                                                   -----------
  Other comprehensive income
    (loss), net of tax:
    Foreign currency translation
      adjustment, net of $318,000
      tax benefit..................          --       (476,956)         --              --               --            --
    Reclassification adjustment for
      gain on securities included
      in net income, net of $7,000
      tax benefit..................          --        (10,469)         --              --               --            --
                                                   -----------
    Other comprehensive loss.......          --       (487,425)         --              --               --            --
                                                   -----------
      Comprehensive income.........          --    $11,298,640          --              --               --            --
                                     ----------    ===========    --------    ------------     ------------   -----------

                                      ACCUMULATED
                                         OTHER
                                     COMPREHENSIVE
                                     INCOME (LOSS)      TOTAL
                                     -------------   ------------
BALANCE, December 31, 1996.........    $(143,819)    $ 22,873,899
Issuances of stock under employee
  benefit plans, including related
  tax benefit (Note 11)............           --        6,308,783
Issuance of stock in conjunction
  with the acquisition of
  businesses and minority interest
  (Note 3).........................           --        9,703,243
Issuance of stock in conjunction
  with the settlement of a note
  payable..........................           --          232,499
Private offering of common stock,
  net of issuance cost of
  $36,373..........................           --        5,968,052
Purchase and retirement of common
  stock (Note 11 (c))..............           --       (2,695,824)
Comprehensive income:
  Net income.......................           --          709,999

  Other comprehensive income
    (loss), net of tax:
    Foreign currency translation
      adjustment, net of $157,000
      tax benefit..................           --               --
    Unrealized depreciation of
      marketable securities, net of
      $2,400 tax benefit...........           --               --

    Other comprehensive loss.......     (240,091)        (240,091)

      Comprehensive income.........           --               --
                                       ---------     ------------
BALANCE, December 31, 1997.........     (383,910)      42,860,560
Public and private offerings of
  common stock, net of issuance
  costs of approximately
  $1,431,000.......................           --       68,336,923
Net issuances of stock under
  employee benefit plans, including
  related tax benefit (Note 11)....           --        4,478,145
Issuance of stock in conjunction
  with the acquisition of
  businesses (Note 3)..............           --       17,610,504
Exercise of stock put option (Note
  3)...............................           --         (166,668)
Deferred compensation related to
  stock options....................           --           78,160
Comprehensive income:
  Net income.......................           --       11,786,065

  Other comprehensive income
    (loss), net of tax:
    Foreign currency translation
      adjustment, net of $318,000
      tax benefit..................           --               --
    Reclassification adjustment for
      gain on securities included
      in net income, net of $7,000
      tax benefit..................           --               --

    Other comprehensive loss.......     (487,425)        (487,425)

      Comprehensive income.........           --               --
                                       ---------     ------------


                                                  COMPREHENSIVE    COMMON      ADDITIONAL        RETAINED       DEFERRED
                                       SHARES     INCOME (LOSS)    STOCK     PAID-IN CAPITAL     DEFICIT      COMPENSATION
                                     ----------   -------------   --------   ---------------   ------------   ------------
BALANCE, December 31, 1998.........  21,584,872                   $215,848    $157,229,936     $(10,964,249)  $(1,113,936)
Net issuances of stock under
  employee benefit plans, including
  related tax benefit (Note 11)....     202,614                      2,026       3,293,084               --            --
Issuance of stock in conjunction
  with acquisition of businesses
  (Note 3).........................     468,024                      4,681       8,007,248          246,494            --
Deferred compensation related to
  restricted stock and stock
  options (Note 11)................          --                         --       1,571,661               --      (515,957)
Comprehensive income (loss):
  Net loss.........................          --    $(1,921,819)         --              --       (1,921,819)           --
                                                   -----------
  Other comprehensive income
    (loss), net of tax:
    Foreign currency translation
      adjustment, net of $456,000
      tax provision................          --        684,357          --              --               --            --
                                                   -----------
    Other comprehensive income.....          --        684,357          --              --               --            --
                                                   -----------
      Comprehensive income
        (loss).....................          --    $(1,237,462)         --              --               --            --
                                     ----------    ===========    --------    ------------     ------------   -----------
BALANCE, December 31, 1999.........  22,255,510                   $222,555    $170,101,929     $(12,639,574)  $(1,629,893)
                                     ==========                   ========    ============     ============   ===========

                                      ACCUMULATED
                                         OTHER
                                     COMPREHENSIVE
                                     INCOME (LOSS)      TOTAL
                                     -------------   ------------
BALANCE, December 31, 1998.........    $(871,335)    $144,496,264
Net issuances of stock under
  employee benefit plans, including
  related tax benefit (Note 11)....           --        3,295,110
Issuance of stock in conjunction
  with acquisition of businesses
  (Note 3).........................           --        8,258,423
Deferred compensation related to
  restricted stock and stock
  options (Note 11)................           --        1,055,704
Comprehensive income (loss):
  Net loss.........................           --       (1,921,819)
  Other comprehensive income
    (loss), net of tax:
    Foreign currency translation
      adjustment, net of $456,000
      tax provision................           --               --
    Other comprehensive income.....      684,357          684,357
      Comprehensive income
        (loss).....................           --               --
                                       ---------     ------------
BALANCE, December 31, 1999.........    $(186,978)    $155,868,039
                                       =========     ============

The accompanying notes to consolidated financial statements are an integral part of these consolidated statements.

                            THE KROLL-O'GARA COMPANY

                CONSOLIDATED STATEMENTS OF CASH FLOWS (NOTE 15)
              FOR THE YEARS ENDED DECEMBER 31, 1997, 1998 AND 1999

                                                                  1997           1998            1999
                                                              ------------    -----------    ------------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income (loss).........................................  $    709,999    $11,786,065    $ (1,921,819)
  Adjustments to reconcile net income (loss) to net cash
    provided by (used in) operations --
      Depreciation and amortization.........................     6,798,668      9,112,221      14,088,149
      Bad debt expense......................................     2,083,080      2,556,506       4,360,227
      Shareholder stock compensation........................     1,356,280             --              --
      Loss on write-off of notes receivable.................        35,434             --              --
      Share in net income of joint ventures.................      (121,650)            --              --
      Gain on sale of marketable securities.................       (14,503)       (10,469)             --
      Noncash compensation expense..........................            --        226,074       1,055,704
  Change in assets and liabilities, net of effects of
    acquisitions --
    Receivables -- trade and unbilled.......................   (10,410,824)   (13,668,954)    (19,094,085)
    Costs and estimated earnings in excess of billings on
      uncompleted contracts.................................     3,499,084    (14,329,633)      2,248,373
    Inventories, prepaid expenses and other assets..........    (7,226,253)    (4,100,776)     (5,189,742)
    Accounts payable and income taxes currently payable.....     8,058,527        608,102         966,965
    Billings in excess of costs and estimated earnings on
      uncompleted contracts.................................    (1,009,740)      (138,006)        178,069
    Amounts due to/from related parties.....................       443,290     (2,623,651)        731,612
    Deferred taxes..........................................      (156,892)      (838,668)     (1,409,954)
    Accrued liabilities, long-term liabilities and customer
      deposits..............................................       667,999     (1,902,669)     (1,333,001)
                                                              ------------    -----------    ------------
         Net cash provided by (used in) operating
           activities.......................................     4,712,499    (13,323,858)     (5,319,502)
                                                              ------------    -----------    ------------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of property, plant and equipment, net...........    (6,016,619)    (7,329,376)    (19,198,147)
  Additions to databases....................................    (3,856,914)    (4,186,924)     (3,855,750)
  Acquisitions, net of cash acquired (Note 3)...............   (10,710,128)   (18,595,996)    (12,014,287)
  Sale (purchases) of marketable securities, net............        35,424    (13,262,353)     13,285,322
  Other.....................................................       266,004             --              --
                                                              ------------    -----------    ------------
         Net cash used in investing activities..............   (20,282,233)   (43,374,649)    (21,782,862)
                                                              ------------    -----------    ------------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Loan financing fees.......................................      (723,727)            --              --
  Net borrowings (repayments) under revolving lines of
    credit..................................................    (9,376,835)      (559,112)     24,262,221
  Proceeds from debt........................................    44,902,987        284,877              --
  Payments of long-term debt................................   (10,042,503)   (13,662,425)     (1,345,464)
  Proceeds from notes payable -- shareholder................     1,261,000             --              --
  Repayment of notes payable -- shareholder.................    (8,107,641)      (176,057)             --
  Net proceeds from issuance of common stock................     4,914,317     68,336,923              --
  Purchase and retirement of stock..........................    (2,695,824)      (166,668)             --
  Foreign currency translation..............................      (160,462)      (593,494)      1,096,137
  Proceeds from exercise of stock options and warrants......     2,780,966      4,478,145       3,295,110
                                                              ------------    -----------    ------------
         Net cash provided by financing activities..........    22,752,278     57,942,189      27,308,004
                                                              ------------    -----------    ------------
NET INCREASE IN CASH AND CASH EQUIVALENTS...................     7,182,544      1,243,682         205,640
Effects of foreign currency exchange rates on cash and cash
  equivalents...............................................       (75,931)       106,049        (411,780)
CASH AND CASH EQUIVALENTS, beginning of year................     5,584,356     12,690,969      14,040,700
                                                              ------------    -----------    ------------
CASH AND CASH EQUIVALENTS, end of year......................  $ 12,690,969    $14,040,700    $ 13,834,560
                                                              ============    ===========    ============

          The accompanying notes to consolidated financial statements are an integral part of these consolidated statements.

                            THE KROLL-O'GARA COMPANY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
              FOR THE YEARS ENDED DECEMBER 31, 1997, 1998 AND 1999

(1) NATURE OF OPERATIONS AND BASIS OF PRESENTATION --

     The Kroll-O'Gara Company, an Ohio corporation, together with its subsidiaries (collectively "Kroll-O'Gara"), is a leading global provider of a broad range of specialized products and services that are designed to provide solutions to a variety of security needs. Kroll-O'Gara's Security Products and Services Group markets ballistic and blast protected vehicles and security services. The Investigations and Intelligence Group offers business intelligence and investigation services. The Information Security Group offers information and computer security services, including network and system security review and repair. The Voice and Data Communications Group offers secure satellite communication equipment and satellite navigation systems.

     In December 1997, a wholly owned subsidiary of The O'Gara Company (O'Gara) was merged into Kroll Holdings, Inc. (Kroll). At the time of the merger, The O'Gara Company's name was changed to The Kroll-O'Gara Company. The consolidated financial statements include the historical consolidated financial statements of Kroll-O'Gara (and the businesses it has acquired, since their respective dates of acquisition, under the purchase method of accounting) and the financial position, results of operations and cash flows of entities which were merged with Kroll-O'Gara in connection with pooling of interests business combinations (See Note 3).

(2) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES --

     (a) CONSOLIDATION -- The consolidated financial statements include the accounts of all majority-owned subsidiaries. All material intercompany accounts and transactions are eliminated. Investments in 20% to 50% owned entities are accounted for on the equity method and investments in less than 20% owned entities are accounted for on the cost method. Affiliated entities are not included in the accompanying consolidated financial statements, and include entities that are directly or indirectly owned by current shareholders or former shareholders.

     (b) REVENUE RECOGNITION -- Revenue related to contracts for security products (both government and commercial) results principally from long-term fixed price contracts and is recognized on the percentage-of-completion method calculated utilizing the cost-to-cost approach. The percent deemed to be complete is calculated by comparing the costs incurred to date to estimated total costs for each contract. This method is used because management considers costs incurred to be the best available measure of progress on these contracts. However, adjustments to this measurement are made when management believes that costs incurred materially exceed effort expended. Contract costs include all direct material and labor costs, along with certain direct overhead costs related to contract production.

         Provisions for any estimated total contract losses on uncompleted contracts are recorded in the period in which it becomes known that such losses will occur. Changes in estimated total contract costs will result in revisions to contract revenue. These revisions are recognized when determined.

         Revenue from intelligence and investigation services and information security services is recognized as the services are performed. Kroll-O'Gara records either billed or unbilled accounts receivable based on case-by-case invoicing determinations.

                            THE KROLL-O'GARA COMPANY

         Revenue related to voice and data communications equipment and services is recognized as equipment is shipped or as services are provided. Revenue and related direct costs of brokered satellite time are recorded when payments are received from customers.

     (c) CASH AND CASH EQUIVALENTS -- Cash equivalents consist of all highly liquid debt instruments with an initial maturity of three months or less at the date of purchase. Kroll-O'Gara invests excess cash in overnight repurchase agreements, which are government collateralized securities. The carrying amount of cash and cash equivalents approximates fair value of those instruments due to their short maturity.

     (d) MARKETABLE SECURITIES -- Pursuant to the provisions of Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities," (SFAS 115), Kroll-O'Gara must classify its debt and marketable securities as either trading, available-for-sale or held-to-maturity. Kroll-O'Gara's marketable security investments consist largely of available-for-sale municipal obligations. These securities are valued at current market value, which approximates cost.

         Unrealized holding gains and losses, net of the related income tax effect, on the available-for-sale securities are excluded from earnings and are reported as a separate component of shareholders' equity until realized. Kroll-O'Gara recorded an unrealized net loss of $3,698 as of December 31, 1997. There were no such unrealized gains or losses as of December 31, 1998 and 1999.

     (e) CONCENTRATIONS OF CREDIT RISK -- Financial instruments that subject Kroll-O'Gara to credit risk consist principally of trade receivables. Concentrations of credit risk with respect to accounts receivable are limited by the number of clients that comprise Kroll-O'Gara's client base, along with the different industries and geographic regions in which Kroll-O'Gara's clients operate. Kroll-O'Gara does not generally require collateral or other security to support client receivables, although Kroll-O'Gara does require retainers, up-front deposits or irrevocable letters-of-credit in many situations. Kroll-O'Gara has established an allowance for doubtful accounts based upon facts surrounding the credit risk of specific clients and past history. Management does not anticipate incurring losses on its trade receivables in excess of established allowances.

     (f) PROPERTY, PLANT AND EQUIPMENT -- Property, plant and equipment are stated at cost. Depreciation is computed on both straight-line and accelerated methods over the estimated useful lives of the related assets as follows:

Buildings and improvements...............................       5-40 years
Furniture and fixtures...................................       4-10 years
Machinery and equipment..................................       3-12 years
Leasehold improvements...................................    Life of lease

     (g) DATABASES -- Databases are capitalized costs incurred to obtain information from third party providers. Kroll-O'Gara relies on this information to create and maintain its proprietary and non-proprietary databases. Because of the continuing accessibility of the information and its usefulness to future investigative procedures, the cost of acquiring the information is capitalized

                            THE KROLL-O'GARA COMPANY
       and amortized over a five year period. Amortization of databases for the years ended December 31, 1997, 1998 and 1999 was $2,937,152, $3,283,232
       and $3,520,624, respectively.

     (h) IMPAIRMENT OF LONG-LIVED ASSETS -- Pursuant to the provisions of SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of" (SFAS 121), long-lived assets, certain identifiable intangibles and goodwill related to those assets must be reviewed for impairment by asset group for which the lowest level of independent cash flows can be identified. In accordance with this standard, Kroll-O'Gara periodically reviews the carrying value of these assets and impairments are recognized when the expected undiscounted future cash flows are less than the carrying amount of the asset. Based on its most recent analysis, Kroll-O'Gara believes no impairment existed at December 31, 1999. However, it is possible, due to a change in circumstances, that carrying values could become impaired in the future. Such impairment could have a material effect on the results of operations in a particular reporting period.

     (i) COSTS IN EXCESS OF ASSETS ACQUIRED -- Costs in excess of assets acquired represents the excess of the purchase cost over the fair value of net assets acquired in a purchase business combination. Costs in excess of assets acquired, net of accumulated amortization, as of December 31, 1998 and 1999 were $52,418,302 and $72,269,993, respectively. Amortization is recorded on a straight-line basis over periods ranging from 12 to 40 years. Amortization of costs in excess of assets acquired for the years ended December 31, 1997, 1998 and 1999 were $828,913, $1,636,013 and $3,431,058, respectively.

     (j) OTHER INTANGIBLE ASSETS -- Other intangible assets, comprised mainly of customer lists and non-compete agreements, are amortized on a straight-line basis. Customer lists are amortized over a fifteen year period and the non-compete agreements are amortized over the lives of the respective agreements, which range from 6 months to fifteen years. Other intangible assets, net of accumulated amortization, as of December 31, 1998 and 1999 were $9,730,180 and $9,406,090, respectively. Amortization of other intangible assets for the years ended December 31, 1997, 1998 and 1999 was $350,309, $972,489 and
         $1,147,660, respectively.

     (k) FOREIGN CURRENCY TRANSLATION -- Assets and liabilities of foreign operations are translated using year-end exchange rates and revenues and expenses are translated using exchange rates prevailing during the year, with gains or losses resulting from translation included in a separate component of shareholders' equity.

         Gains or losses resulting from foreign currency transactions are translated to local currency at the rates of exchange prevailing at the dates of the transactions. Amounts receivable or payable in foreign currencies, other than the subsidiary's local currency, are translated at the rates of exchange prevailing at the balance sheet date. The effect of transactional gains or losses is included in other income (expense) in the accompanying consolidated statements of operations.

     (l) USE OF ESTIMATES -- The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                            THE KROLL-O'GARA COMPANY

     (m) RESEARCH AND DEVELOPMENT -- Research and development costs are expensed as incurred. Kroll-O'Gara incurred approximately $136,000, $537,000 and $297,000 for the years ended December 31, 1997, 1998 and 1999, respectively, for research and development. These costs are included in general and administrative expenses in the accompanying consolidated statements of operations.

     (n) ADVERTISING -- Kroll-O'Gara expenses the cost of advertising as incurred. Advertising expenses for the years ended December 31, 1997, 1998 and 1999 were approximately $1,542,996, $2,027,233 and $2,374,096, respectively.

     (o) EARNINGS PER SHARE -- In 1997, Kroll-O'Gara adopted Statement of Financial Accounting Standards No. 128, "Earnings Per Share" (SFAS
         128). In accordance with SFAS 128, basic earnings per share are computed by dividing net income by the weighted average number of shares of common stock outstanding during the year. Diluted earnings per share are computed by dividing net income by the weighted average number of shares of common stock and common stock equivalents outstanding during the year. Dilutive common stock equivalents represent shares issuable upon assumed exercise of stock options and warrants, assumed issuance of restricted stock and assumed conversion of a convertible note payable.

         The following is a reconciliation of the numerator and denominator for basic and diluted earnings per share for the years ended December 31, 1997, 1998 and 1999:

                                            YEAR ENDED DECEMBER 31, 1997
                                      -----------------------------------------
                                        INCOME          SHARES        PER SHARE
                                      (NUMERATOR)    (DENOMINATOR)     AMOUNT
                                      -----------    -------------    ---------
Basic earnings per share............   $709,999       14,750,676        $0.05
                                                                        =====
Effect of dilutive securities:
  Options...........................         --          254,575
  Restricted stock..................         --          443,152
  Warrants..........................         --           97,425
  Convertible note payable..........         --           14,222
                                       --------       ----------
Diluted earnings per share..........   $709,999       15,560,050        $0.05
                                       ========       ==========        =====

                                           YEAR ENDED DECEMBER 31, 1998
                                     -----------------------------------------
                                       INCOME          SHARES        PER SHARE
                                     (NUMERATOR)    (DENOMINATOR)     AMOUNT
                                     -----------    -------------    ---------
Basic earnings per share...........  $11,786,065     19,336,580        $0.61
                                                                       =====
Effect of dilutive securities:
  Options..........................           --        568,849
  Warrants.........................           --          2,777
                                     -----------     ----------
Diluted earnings per share.........  $11,786,065     19,908,206        $0.59
                                     ===========     ==========        =====

                            THE KROLL-O'GARA COMPANY

                                           YEAR ENDED DECEMBER 31, 1999
                                     -----------------------------------------
                                        LOSS           SHARES        PER SHARE
                                     (NUMERATOR)    (DENOMINATOR)     AMOUNT
                                     -----------    -------------    ---------
Basic and diluted loss per share...  $(1,921,819)    22,005,632       $(0.09)
                                     ===========                      ======
Effect of anti-dilutive securities:
  Options..........................                     546,614
  Restricted stock.................                      42,974
  Warrants.........................                       1,188
                                                     ----------
Diluted shares.....................                  22,596,408
                                                     ==========

         As a result of the net loss recorded in 1999, basic and diluted earnings per share are identical as all options and warrants are anti-dilutive.

         Basic and diluted earnings per share based on income before extraordinary item and cumulative effect of change in accounting principle were $0.09 and $0.08, respectively, for the year ended December 31, 1997. The basic and diluted per share impact of the extraordinary item were $0.01 and the basic and diluted per share impact of the change in accounting principle were $0.03 and $0.02, respectively.

         Basic and diluted loss per share based on loss before cumulative effect of change in accounting principle were $0.05 for the year ended December 31, 1999. The basic and diluted per share impact of the change in accounting principle was $0.04.

         During 1997, 66,000 warrants to purchase a total of 27,746 shares of common stock of Kroll-O'Gara at $7.20 per warrant were outstanding but were not included in the computation of diluted earnings per share because the warrants' exercise price was greater than the average market price of the common shares.

         During 1998, 11,666 warrants to purchase an equivalent amount of shares of common stock of Kroll-O'Gara at $25.69 per warrant were outstanding but were not included in the computation of diluted earnings per share because the warrants' exercise price was greater than the average market price of the common shares.

         During 1999, 8,719 warrants and 597,155 options to purchase an equivalent amount of shares of common stock of Kroll-O'Gara at $25.69 per warrant and from $26.94 to $34.88 per option were outstanding but were not included in the computation of diluted weighted average shares because the warrants' and options' exercise prices were greater than the average market price of the common shares.

     (p) NEW ACCOUNTING PRONOUNCEMENTS -- In 1998, Kroll-O'Gara adopted Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income" (SFAS 130), which established standards for reporting and displaying comprehensive income and its components in a financial statement that is displayed with the same prominence as other financial statements. Kroll-O'Gara has chosen to disclose comprehensive income, which encompasses net income, foreign currency translation adjustments and unrealized holding gains of marketable securities, in the consolidated statements of shareholders' equity. Prior years have been restated to conform to the SFAS 130 requirements. The accumulated other comprehensive income (loss) balance of ($0.4) million at December 31, 1997 consisted of ($0.4) million of foreign currency translation adjustments and $0.01 million of unrealized appreciation of marketable securities.

                            THE KROLL-O'GARA COMPANY

         The accumulated other comprehensive income (loss) balance of ($0.9) million and ($0.2) million at December 31, 1998 and 1999, respectively, consisted entirely of foreign currency translation adjustments.

         In June 1998, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities" (SFAS 133). SFAS 133 establishes accounting and reporting standards requiring that every derivative instrument (including certain derivative instruments embedded in other contracts) be recorded in the balance sheet as either an asset or liability measured at its fair value. SFAS 133 requires that changes in the derivative's fair value be recognized currently in earnings unless specific hedge accounting criteria are met. SFAS 133, as amended, is effective for fiscal years beginning after June 15, 2000. Kroll-O'Gara has several forward contracts in place in association with demand notes from certain subsidiaries. These instruments qualify for hedge accounting. Kroll-O'Gara has not yet quantified the impact of adopting SFAS 133 on its financial statements and has not determined the timing of or method of adoption of SFAS 133. However, SFAS 133 could increase volatility in earnings and other comprehensive income.

         In March 2000, the FASB issued Financial Accounting Standards Board Interpretation No. 44 ("Interpretation No. 44"), "Accounting for Certain Transactions Involving Stock Compensation -- an interpretation of APB Opinion 25." Interpretation No. 44 is effective July 1, 2000. Interpretation No. 44 clarifies the application of APB Opinion 25 for certain matters, specifically (a) the definition of an employee for purposes of applying APB Opinion 25, (b) the criteria for determining whether a plan qualifies as a noncompensatory plan, (c) the accounting consequence of various modifications to the terms of a previously fixed stock option or award, and (d) the accounting for an exchange of stock compensation awards in a business combination. Management does not anticipate that the adoption of Interpretation No. 44 will have a material impact on Kroll-O'Gara's financial position or results of operations.

     (q) STOCK-BASED COMPENSATION -- Kroll-O'Gara has elected to account for the cost of its employee stock options and other forms of employee stock-based compensation plans utilizing the intrinsic value method prescribed in Accounting Principles Board Opinion No. 25 (APB 25) as allowed by Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" (SFAS 123). APB 25 requires compensation cost for stock-based compensation plans to be recognized based on the difference, if any, between the fair market value of the stock on the date of grant and the option exercise price. SFAS 123 established a fair value-based method of accounting for compensation cost related to stock options and other forms of stock-based compensation plans. SFAS 123 allows an entity to continue to measure compensation cost using the principles of APB 25 if certain pro forma disclosures are made. The pro forma disclosures required by SFAS 123 are presented in Note 11(e).

     (r) CHANGES IN ACCOUNTING PRINCIPLE -- In the fourth quarter of 1997, Kroll-O'Gara changed its method of accounting for costs incurred in connection with business process reengineering activities relating to information technology transformation. Consistent with a consensus reached by the Emerging Issues Task Force (EITF) under Issue 97-13, in late November 1997, Kroll-O'Gara expensed costs previously capitalized in earlier quarters of 1997 (approximately $0.4 million, net of tax benefit of $0.2 million) as a cumulative effect of change in accounting principle.

                            THE KROLL-O'GARA COMPANY

         In April 1998, the American Institute of Certified Public Accountants released Statement of Position (SOP) 98-5 "Reporting on the Cost of Start-Up Activities." The SOP requires costs of start-up activities, including preoperating costs, organization costs and other start-up costs, to be expensed as incurred. Kroll-O'Gara's former practice was to capitalize certain of these expenses and amortize them over periods ranging from one to five years. Included in the accompanying December 31, 1998 consolidated balance sheet is approximately $1.2 million of preoperating, organization and start-up costs which would have been expensed had this statement already been implemented. Kroll-O'Gara adopted the provisions of this statement in the first quarter of fiscal 1999 and recorded a cumulative effect of a change in accounting principle of $0.8 million, net of a tax benefit of $0.4 million.

     (s) DERIVATIVE FINANCIAL INSTRUMENTS -- Financial instruments in the form of foreign currency exchange contracts are utilized by Kroll-O'Gara to hedge its exposure to movements in foreign currency exchange rates. Kroll-O'Gara does not hold or issue derivative financial instruments for trading purposes. Gains and losses on foreign exchange contracts are deferred and amortized as an adjustment to the cumulative foreign currency translation adjustment component of equity over the terms of the agreements in accordance with hedge accounting standards. The fair value of foreign currency exchange contracts is not recognized in the consolidated financial statements since they are accounted for as hedges.

     (t) RECLASSIFICATIONS -- Certain reclassifications have been reflected in 1997 and 1998 to conform with the current period presentation.

(3) MERGERS AND ACQUISITIONS --

     Kroll-O'Gara has completed numerous business combinations in the periods presented. The transactions were accounted for as both purchase business combinations and pooling of interests business combinations as follows:

     (a) POOLING OF INTERESTS TRANSACTIONS -- In December 1997, a wholly owned subsidiary of O'Gara was merged with and into Kroll. Effective upon the consummation of the merger with Kroll, each then issued and outstanding share of Kroll common stock, including shares subject to issuance under the Kroll restricted stock plan (See Note 11), were converted into
         62.52 shares of common stock of Kroll-O'Gara or 6,098,561 shares of Kroll-O'Gara's common stock in total. Outstanding employee stock options of Kroll were converted at the same exchange factor into options to purchase 551,492 shares of Kroll-O'Gara common stock (See
         Note 11).

         The merger constituted a tax-free reorganization and was accounted for as a pooling of interests. Accordingly, all prior period consolidated financial statements presented have been restated to include the combined results of operations, financial position and cash flows of Kroll as though it had always been a part of Kroll-O'Gara.

         There were no transactions between O'Gara and Kroll prior to the combination, and immaterial adjustments were recorded to conform Kroll's accounting policies. Certain reclassifications were made to the Kroll financial statements to conform to Kroll-O'Gara's presentations. The results

                            THE KROLL-O'GARA COMPANY
         of operations for the separate companies and the combined amounts included in the consolidated financial statements follow:

                                   O'GARA          KROLL         COMBINED
                                 -----------    -----------    ------------
Nine months ended
  September 30, 1997
  (unaudited)
  Revenue......................  $82,567,200    $53,823,958    $136,391,158
  Extraordinary item...........     (193,875)            --        (193,875)
  Net income...................    4,181,387      1,796,124       5,977,511

         In connection with the Kroll merger, Kroll-O'Gara recorded, in the fourth quarter in 1997, a charge to operating expenses of approximately $7.2 million ($5.7 million after taxes, or $0.37 per diluted share) for direct and other merger-related costs pertaining to the transaction. Merger transaction costs are nonrecurring and included $0.8 million for stock based compensation costs triggered by the change in control of Kroll, $1.8 million for stay bonuses and severance and $4.6 million which consisted primarily of fees for investment bankers, attorneys, accountants, financial printing, travel and other related charges.

         In December 1998, a wholly owned subsidiary of Kroll-O'Gara was merged with and into Laboratory Specialists of America, Inc. (LSAI). Effective upon the consummation of the merger, each then issued and outstanding share of LSAI common stock was converted into .2102 shares of common stock of Kroll-O'Gara or 1,209,053 shares of Kroll-O'Gara's common stock in total. Outstanding stock options and stock warrants of LSAI were converted at the same exchange factor into options to purchase 39,094 and 24,386 shares, respectively, of Kroll-O'Gara's common stock (See Note 11). The financial position and results of operations of LSAI are reported as part of Kroll-O'Gara's Investigations and Intelligence Group.

         In December 1998, a wholly owned subsidiary of Kroll-O'Gara was merged with and into Schiff & Associates, Inc. (Schiff). Effective upon the consummation of the merger, each then issued and outstanding share of Schiff common stock was converted into approximately 131.41 shares of common stock of Kroll-O'Gara or 169,521 shares of Kroll-O'Gara's common stock in total. The financial position and results of operations of Schiff are reported as part of Kroll-O'Gara's Investigations and Intelligence Group.

         In December 1998, a wholly owned subsidiary of Kroll-O'Gara was merged with and into Securify Inc. (Securify). Effective upon the consummation of the merger, all of the outstanding stock of Securify was converted to shares of Kroll-O'Gara's common stock at a rate of .110793 per share of Series A Preferred, .118273 per share of Series B Preferred and .0955252 per share of Securify common stock. In total, Kroll-O'Gara issued 1,430,936 shares of common stock. In addition, outstanding employee stock options of Securify were converted at the same exchange factor as Securify common stock into options to purchase 179,877 shares of Kroll-O'Gara's common stock. Effective with the consummation of the merger, Kroll-O'Gara created the Information Security Group and Securify's results of operations and financial position are reported in this group.

         The mergers with LSAI, Schiff and Securify constituted tax-free reorganizations and have been accounted for as pooling of interests transactions. Accordingly, all prior period consolidated financial statements presented have been restated to include the combined results of operations,

                            THE KROLL-O'GARA COMPANY
         financial position and cash flows of LSAI, Schiff and Securify as though they had always been a part of Kroll-O'Gara.

         There were no transactions between Kroll-O'Gara and LSAI, Schiff and Securify prior to the combinations and immaterial adjustments were recorded to conform LSAI's, Schiff's and Securify's accounting policies. Certain reclassifications were made to Kroll-O'Gara's, LSAI's, Schiff's and Securify's financial statements to conform presentation. The results of operations for the separate companies and the combined amounts included in the consolidated financial statements follow:

                                   KROLL-O'GARA
                                    HISTORICAL       LSAI         SCHIFF     SECURIFY      COMBINED
                                   ------------   -----------   ----------   ---------   ------------
          Nine months ended
            September 30, 1998
            (unaudited)
            Revenue..............  $178,943,336   $12,039,154   $3,531,062   $  48,000   $194,561,552
            Net income (loss)....    11,559,576     1,440,725      582,254    (944,196)    12,638,359
          Year ended December 31,
            1997
            Revenue..............   190,413,349    12,836,953    2,852,303          --    206,102,605
            Extraordinary item...      (193,875)           --           --          --       (193,875)
            Cumulative effect of
               change in
               accounting
               principle.........      (360,000)           --           --          --       (360,000)
            Net income...........       709,866     1,329,103        7,674          --      2,046,643

         In 1998, Kroll-O'Gara recorded, in the fourth quarter, a charge to operating expenses of approximately $5.7 million ($4.1 million after taxes, or $0.21 per diluted share) for direct and other merger and integration related costs. Merger transaction costs are non-recurring and included $0.8 million for stay bonuses and $4.5 million, which consisted primarily of fees for investment bankers, attorneys, accountants, financial printing, travel and other related charges. Integration costs related primarily to the merger with Kroll consummated in December 1997 and were approximately $0.4 million.

         In March 1999, a wholly owned subsidiary of Kroll-O'Gara was merged with and into Financial Research, Inc. (FRI). Effective upon the consummation of the merger, each then issued and outstanding share of FRI common stock was converted into 101.555 shares of common stock of Kroll-O'Gara or 101,555 shares of Kroll-O'Gara's common stock in total. The merger constituted a tax-free reorganization and has been accounted for as a pooling of interests. The prior period consolidated financial statements would not have been materially different from the reported results and accordingly have not been restated.

         In June 1999, a wholly owned subsidiary of Kroll-O'Gara was merged with and into Background America, Inc. (BAI). Effective upon the consummation of the merger, each then issued and outstanding share of BAI common and preferred stock was converted into .2689628 shares of common stock of Kroll-O'Gara or 899,243 shares of Kroll-O'Gara's common stock in total. Outstanding stock options and stock warrants of BAI were converted at the same exchange factor into options to purchase 86,844 and 2,018 shares, respectively, of Kroll-

                            THE KROLL-O'GARA COMPANY

         O'Gara's common stock (see Note 11). The financial position and results of operations of BAI are reported as part of Kroll-O'Gara's Investigations and Intelligence Group.

         The merger with BAI constituted a tax-free reorganization and has been accounted for as a pooling of interests. Accordingly, all prior period consolidated financial statements presented have been restated to include the combined results of operations, financial position and cash flows of BAI as though it had always been a part of Kroll-O'Gara.

         There were no transactions between Kroll-O'Gara and BAI prior to the combination. Immaterial adjustments were recorded to conform the accounting practices of Kroll-O'Gara and BAI and certain reclassifications were made to the BAI financial statements to conform to Kroll-O'Gara's presentation.

         The combined companies have recorded an income tax benefit of $113,533 in 1998 to reflect a reduction in a valuation allowance applicable to certain domestic net operating loss carryforwards. Included in the December 31, 1998 consolidated balance sheet is approximately $573,000 of merger costs incurred by Kroll-O'Gara which, along with other merger costs subsequently incurred, were expensed immediately upon consummation of the transaction on a pooling of interests basis in 1999. The results of operations for the separate companies and the combined amounts presented in the consolidated financial statements follow:

                                              KROLL-O'GARA
                                               HISTORICAL        BAI       ADJUSTMENTS     COMBINED
                                              ------------   -----------   -----------   ------------
          Three months ended
            March 31, 1999 (unaudited)
            Revenue.........................  $ 69,007,000   $ 2,492,000    $     --     $ 71,499,000
            Cumulative effect of change in
               accounting principle.........      (778,041)           --          --         (778,041)
            Net income......................     2,418,000       110,000          --        2,528,000
          Year ended December 31, 1998
            Revenue.........................   264,844,847     7,350,666          --      272,195,513
            Net income (loss)...............    13,088,906    (1,416,374)    113,533       11,786,065
          Year ended December 31, 1997
            Revenue.........................   206,102,605     4,221,059          --      210,323,664
            Extraordinary item..............      (193,875)           --          --         (193,875)
            Cumulative effect of change in
               accounting principle.........      (360,000)           --          --         (360,000)
            Net income (loss)...............     2,046,643    (1,336,644)         --          709,999

         In 1999, Kroll-O'Gara recorded a charge to operating expenses of approximately $4.1 million ($3.2 million after taxes, or $0.14 per diluted share) for direct and other merger and integration related costs. Merger transaction costs are non-recurring and included $0.3 million for stay bonuses, $0.4 million for stock based compensation costs triggered by the change in control of BAI and $2.4 million which consisted primarily of fees for investment bankers, attorneys, accountants, financial printing, travel and other related charges. Integration costs related primarily to the mergers and acquisitions completed in the fourth quarter of 1998 and were approximately $1.0 million.

                            THE KROLL-O'GARA COMPANY

     (b) PURCHASE TRANSACTIONS -- In addition to the merger with Kroll, Kroll-O'Gara completed six other acquisitions in 1997 which were accounted for as purchase business combinations. Three of the 1997 purchase acquisitions have been included in Kroll-O'Gara's Security Products and Services Group, two in the Investigations and Intelligence Group and one in the Voice and Data Communications Group. The aggregate purchase price of these six acquisitions amounted to approximately $26.0 million and consisted of $13.4 million in cash, $4.1 million in seller-provided financing and 753,806 shares of common stock (valued at approximately $8.5 million or an average of $11.28 per share). In connection with these acquisitions, Kroll-O'Gara entered into various employment and non-compete agreements with officers and key employees of the acquired companies with varying terms and conditions. The results of operations of the acquired businesses are included in the consolidated financial statements from the respective effective dates of acquisition. The resulting goodwill from these transactions is being amortized over periods ranging from fifteen to thirty years. In addition to these 1997 acquisitions, Kroll-O'Gara also exercised its option to acquire the minority interest in its O'Gara Brazilian subsidiary for approximately 69,565 shares of common stock valued at approximately $1.2 million.

         Kroll-O'Gara made one significant acquisition in 1997 which is included above. In February 1997, Labbe, S.A. (Labbe), a company located in France specializing in vehicle armoring systems, was acquired for approximately $14.2 million, consisting of $10.7 million in cash and 376,597 shares of Kroll-O'Gara's common stock valued at approximately $3.5 million or $9.29 per share. For accounting purposes, the acquisition was effective on January 1, 1997 and the results of operations of Labbe are included in the consolidated results of operations of Kroll-O'Gara from that date forward.

         In addition to the mergers with LSAI, Schiff and Securify, Kroll-O'Gara completed nine other acquisitions in 1998, all of which were accounted for as purchase business combinations. Eight of the 1998 purchase acquisitions have been included in Kroll-O'Gara's Investigations and Intelligence Group and the ninth has been included in the Security Products and Services Group. The aggregate purchase price of these nine acquisitions amounted to approximately $37.1 million and consisted of $19.5 million in cash and 767,416 shares of common stock (valued at approximately $17.6 million or an average of $22.93 per share). The $37.1 million aggregate purchase price for the 1998 acquisitions excludes a potential earnout of $3.25 million applicable to one of the acquired companies, which is payable over three years and is contingent upon the achievement of specified operating income targets. Approximately $1.1 million was earned and accrued at December 31, 1999 pursuant to this earnout agreement. In conjunction with one of the 1998 purchase acquisitions, the shareholders of the acquired entity had the option to put the shares of common stock received for cash of $22.31 per share for a certain defined period. The put option relating to 7,471 shares issued in connection with this acquisition was exercised for $166,668 in cash with the remaining put options expiring unexercised. In addition, in connection with several of these acquisitions, Kroll-O'Gara entered into various employment and non-compete agreements with officers and key employees of the acquired companies with varying terms and conditions. The results of operations of the acquired businesses are included in the consolidated financial statements from the respective effective dates of acquisition. The resulting goodwill from these transactions is being amortized over periods ranging from twelve to twenty-five years.

                            THE KROLL-O'GARA COMPANY

        Kroll-O'Gara made one significant acquisition in 1998 which is included above. In September 1998, Kizorek, Inc., now renamed InPhoto Surveillance, Inc. (InPhoto), a company located in Illinois specializing in video surveillance services, was acquired for approximately $9.1 million, consisting of $0.9 million in cash and 352,381 shares of Kroll-O'Gara's common stock valued at approximately $8.2 million or $23.35 per share. For accounting purposes, the acquisition was effective on July 1, 1998 and the results of operations of InPhoto are included in the consolidated results of operations of Kroll-O'Gara from that date forward. The following unaudited pro forma combined results of operations for the years ended December 31, 1997 and 1998 assumes the InPhoto acquisition occurred as of January 1, 1997 (in thousands, except per share data):

                                                     YEAR ENDED DECEMBER 31,
                                                     ------------------------
                                                        1997          1998
                                                     ----------    ----------
Sales..............................................   $224,800      $278,581
Income before extraordinary item and cumulative
  effect of accounting change......................      1,716        11,680
Net income.........................................      1,162        11,680
Earnings per share:
  Basic............................................   $   0.08      $   0.60
  Diluted..........................................   $   0.07      $   0.58

         In addition to the mergers with BAI and FRI during 1999, Kroll-O'Gara completed an additional acquisition in 1999 which was accounted for as a purchase business combination. In June 1999 Kroll-O'Gara completed the acquisition of substantially all of the assets and liabilities of The Buchler Phillips Group (BP). BP provides financial recovery, restructuring, insolvency and turnaround services throughout the United Kingdom and Europe and has been included in the Investigations and Intelligence Group. The purchase price amounted to approximately $20.0 million and consisted of approximately $12.0 million in cash and 366,469 shares of Kroll-O'Gara's common stock (valued at approximately $8.0 million or an average of $21.86 per share). For accounting purposes, the acquisition was effective on April 1, 1999 and the results of operations of BP are included in the consolidated results of operations of Kroll-O'Gara from that date forward. The resulting goodwill from this acquisition is being amortized over 25 years.

                            THE KROLL-O'GARA COMPANY

         In connection with the 1997, 1998 and 1999 purchase acquisitions, assets were acquired and liabilities assumed were as follows (dollars in thousands):

                                                  OTHER 1997                 OTHER 1998        1999
                                      LABBE      ACQUISITIONS    INPHOTO    ACQUISITIONS    ACQUISITION
                                     --------    ------------    -------    ------------    -----------
          FAIR VALUE OF ASSETS
            ACQUIRED INCLUDING:
            Cash...................  $  3,501      $   125       $   192      $    701       $      4
            Accounts receivable....     4,689        2,072         1,743         5,300          1,174
            Inventories............     3,392        1,829            --            --             --
            Unbilled revenue.......        --           --           269         1,561          5,441
            Other current assets...       316           11           450           551            852
            Property, plant and
               equipment...........     3,360          378           955         1,243          1,233
            Other non-current
               assets..............     2,357            4            --           271            319
            Costs in excess of
               assets acquired and
               other intangible
               assets..............     7,802       11,727         9,790        28,874         20,835
                                     --------      -------       -------      --------       --------
                                       25,417       16,146        13,399        38,501         29,858
            Less: Cash paid for net
               assets..............   (10,730)      (2,700)         (854)      (18,689)       (12,018)
            Fair value of debt
               issued..............        --       (4,126)           --            --             --
            Fair value of stock
               issued..............    (3,431)      (5,029)       (8,228)       (9,381)        (8,012)
                                     --------      -------       -------      --------       --------
                                     $ 11,256      $ 4,291       $ 4,317      $ 10,431       $  9,828
                                     ========      =======       =======      ========       ========
          LIABILITIES ASSUMED
            INCLUDING:
            Liabilities assumed and
               acquisition costs...  $  9,287      $ 4,272       $ 4,117      $  9,583       $  7,508
            Debt...................     1,969           19           200           848          2,320
                                     --------      -------       -------      --------       --------
                                     $ 11,256      $ 4,291       $ 4,317      $ 10,431       $  9,828
                                     ========      =======       =======      ========       ========

(4) BALANCE SHEET ACCOUNTS --

     (a) TRADE ACCOUNTS RECEIVABLE AND COSTS AND ESTIMATED EARNINGS IN EXCESS OF BILLINGS ON UNCOMPLETED CONTRACTS -- The following summarizes the components of trade accounts receivable and costs and estimated earnings in excess of billings on uncompleted contracts:

                                                       DECEMBER 31,
                                                --------------------------
                                                   1998           1999
                                                -----------    -----------
United States Military:
  Billed receivables..........................  $ 3,225,664    $ 4,877,570
  Costs and estimated earnings in excess of
     billings on uncompleted contracts........   21,042,185     13,827,929
                                                -----------    -----------
          Total United States Military........  $24,267,849    $18,705,499
                                                ===========    ===========

                            THE KROLL-O'GARA COMPANY

                                                       DECEMBER 31,
                                                --------------------------
                                                   1998           1999
                                                -----------    -----------
Other contracts and receivables:
  Billed receivables..........................  $53,735,089    $63,139,492
  Costs and estimated earnings in excess of
     billings on uncompleted contracts........    5,365,912     10,331,795
                                                -----------    -----------
          Total other contracts and
            receivables.......................  $59,101,001    $73,471,287
                                                ===========    ===========
Total trade accounts receivable, net..........  $56,960,753    $68,017,062
                                                ===========    ===========
Total costs and estimated earnings in excess
  of billings on uncompleted contracts........  $26,408,097    $24,159,724
                                                ===========    ===========

         Costs and estimated earnings in excess of billings on uncompleted contracts are net of $107,374,834 and $131,582,751 of progress billings to the United States Military at December 31, 1998 and 1999, respectively.

         Costs and estimated earnings in excess of billings on uncompleted contracts represent revenue recognized on long-term contracts in excess of billings because amounts were not billable at the balance sheet date. It is anticipated such unbilled amounts attributable to the United States Military will generally be billed over the next 180 days from the balance sheet date as the contract is substantially completed. Amounts receivable on other contracts are generally billed as shipments are made. It is estimated that substantially all of such amounts will be billed within one year, although contract extensions may delay certain collections beyond one year.

         The following summarizes activity in the allowance for doubtful accounts on trade accounts receivable:

                                                              ADDITIONS
                                                 BALANCE      CHARGED TO
                                               BEGINNING OF   COSTS AND                  BALANCE END
                                                  PERIOD       EXPENSES    DEDUCTIONS     OF PERIOD
                                               ------------   ----------   -----------   -----------
          Year ended December 31, 1997.......   $2,532,566    $2,083,080   $(1,506,900)  $3,108,746
          Year ended December 31, 1998.......    3,108,746     2,556,506    (1,843,946)   3,821,306
          Year ended December 31, 1999.......    3,821,306     4,360,227    (3,402,627)   4,778,906

     (b) INVENTORIES -- Inventories are stated at the lower of cost or market using the first-in, first-out (FIFO) method and include the following:

                                                       DECEMBER 31,
                                                --------------------------
                                                   1998           1999
                                                -----------    -----------
Raw materials.................................  $ 8,148,000    $15,347,831
Vehicle costs and work-in-process.............   14,249,939     10,916,557
                                                -----------    -----------
                                                $22,397,939    $26,264,388
                                                ===========    ===========

                            THE KROLL-O'GARA COMPANY

         The following summarizes activity in valuation reserves for inventory obsolescence:

                                             ADDITIONS
                                BALANCE      CHARGED TO                 BALANCE
                              BEGINNING OF   COSTS AND                   END OF
                                 PERIOD       EXPENSES    DEDUCTIONS     PERIOD
                              ------------   ----------   ----------   ----------
Year ended December 31,
  1997......................    $264,114      $113,567     $(23,782)   $  353,899
Year ended December 31,
  1998......................     353,899         7,971           --       361,870
Year ended December 31,
  1999......................     361,870       804,960           --     1,166,830

     (c) OTHER ASSETS -- Other assets are stated at cost less accumulated amortization and are being amortized on a straight line basis over their estimated useful lives, as applicable. Other assets consist of the following:

                                          USEFUL           DECEMBER 31,
                                           LIFE       -----------------------
             DESCRIPTION                  (YEARS)        1998         1999
             -----------                -----------   ----------   ----------
Advance to vendor.....................       --       $1,130,361   $       --
Preoperating and start-up costs.......       --        1,185,574           --
Security deposits.....................       --        1,003,666      971,405
Pending acquisition costs.............       --          573,035           --
Long-term receivable..................       --          380,000    1,112,681
Non-refundable deposit on an equipment
  lease with a related party..........        5          537,784      537,784
Deferred financing fees...............     7-30          906,667      920,492
Investment in unconsolidated
  subsidiary..........................       --               --      520,695
Other long-term assets................       --          585,557      653,935
                                                      ----------   ----------
                                                       6,302,644    4,716,992
Less- accumulated amortization........                  (209,209)    (412,992)
                                                      ----------   ----------
                                                      $6,093,435   $4,304,000
                                                      ==========   ==========

         Preoperating and start-up costs in 1998 included costs applicable to bids in process which were deferred when management believed it was probable that future contracts would be obtained. These costs were transferred to contract costs when contracts were awarded or were expensed when the contract award was no longer considered probable. Preopening and start-up costs also included certain costs incurred in connection with establishing operations in new locations. In accordance with SOP 98-5, all such costs were expensed in the first quarter of fiscal 1999 (see Note 2(r)).

                            THE KROLL-O'GARA COMPANY

     (d) ACCRUED LIABILITIES -- Accrued liabilities consist of the following at December 31, 1998 and 1999:

                                                       DECEMBER 31,
                                                --------------------------
                 DESCRIPTION                       1998           1999
                 -----------                    -----------    -----------
Payroll and related benefits..................  $ 9,860,811    $11,019,288
Accrued professional fees.....................    3,993,486      2,113,264
Property, sales and other taxes payable.......    2,160,417      2,636,732
Accrued satellite time........................    1,948,557      1,619,204
Accrued hedge contract settlement.............      710,760             --
Accrued medical costs.........................      483,038        645,132
Accrued interest..............................      460,923        497,576
Accrued warranty reserve......................      451,773        442,597
Accrued payments to former owners of acquired
  businesses..................................      515,538      2,868,569
Accrued restructuring costs...................           --        664,900
Other accruals................................    2,215,133      5,791,744
                                                -----------    -----------
                                                $22,800,436    $28,299,006
                                                ===========    ===========

     (e) RESTRUCTURING OF OPERATIONS -- In the first quarter of 1999, Kroll-O'Gara began implementation of a restructuring plan (the "Plan") to reduce costs and improve operating efficiencies. The Plan was substantially completed by the end of the second quarter of 1999. The total non-recurring pre-tax restructuring charge recorded pursuant to the Plan was approximately $4.4 million. Total payments or writeoffs made pursuant to the Plan through December 31, 1999 were $3.1 million. Kroll-O'Gara does not expect to incur any other significant restructuring charges in future periods related to this Plan. The principal elements of the restructuring plan were the closure of two Investigations and Intelligence Group offices and the elimination of approximately 82 employees. The primary components of the restructuring charge, including accrued balances as of December 31, 1999, were as follows:

                  DESCRIPTION                      EXPENSE       ACCRUAL
                  -----------                     ----------    ----------
Severance and related costs.....................  $3,116,303    $  540,667
Writedown of property, plant and equipment......     150,166            --
Lease termination costs.........................   1,064,270       686,301
Other...........................................      32,827            --
                                                  ----------    ----------
                                                  $4,363,566     1,226,968
                                                  ==========
Less -- Current portion.........................                  (664,900)
                                                                ----------
                                                                $  562,068
                                                                ==========

(5) INCOME TAXES --

    Kroll-O'Gara accounts for income taxes under the liability method pursuant to Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes." Under the liability

                            THE KROLL-O'GARA COMPANY
    method, deferred tax liabilities and assets are determined based on the differences between the financial reporting and tax bases of assets and liabilities using enacted tax rates.

    Kroll-O'Gara's provision (benefit) for income taxes, excluding extraordinary item and the cumulative effect of a change in accounting principle, for all periods is summarized as follows:

                                      1997           1998          1999
                                   -----------    ----------    -----------
Currently payable:
  Federal........................  $ 2,800,720    $5,530,085    $ 1,887,333
  State and local................      576,837       965,158        333,059
  Foreign........................    1,364,873     1,834,143      2,235,172
                                   -----------    ----------    -----------
                                     4,742,430     8,329,386      4,455,564
                                   -----------    ----------    -----------
Deferred:
  Federal........................   (1,213,147)     (847,018)    (1,352,885)
  State and local................     (224,290)     (129,437)      (238,745)
  Foreign........................           --            --       (434,524)
                                   -----------    ----------    -----------
                                    (1,437,437)     (976,455)    (2,026,154)
                                   -----------    ----------    -----------
                                   $ 3,304,993    $7,352,931    $ 2,429,410
                                   ===========    ==========    ===========

    A reconciliation between the statutory federal income tax rate and the effective tax rate is summarized as follows:

                             1997                1998                 1999
                       -----------------   -----------------   ------------------
                         AMOUNT     RATE     AMOUNT     RATE     AMOUNT     RATE
                       ----------   ----   ----------   ----   ----------   -----
Provision for income
  taxes at the
  federal statutory
  rate...............  $1,553,415   34.0%  $6,583,815   34.4%  $  437,115    34.0%
State and local
  income taxes, net
  of federal
  benefit............     295,119    6.5      637,004    3.3       47,750     3.7
Nondeductible
  expenses...........   1,437,174   31.4      275,294    1.4    2,010,619   156.4
Change in valuation
  allowance..........    (319,283)  (7.0)      (1,035)    --     (119,704)   (9.3)
Effect of foreign
  (income) loss......     577,743   12.6      (47,924)  (0.2)    (187,783)  (14.6)
Other................    (239,175)  (5.2)     (94,223)  (0.5)     241,413    18.8
                       ----------   ----   ----------   ----   ----------   -----
  Provision for
     income taxes....  $3,304,993   72.3%  $7,352,931   38.4%  $2,429,410   189.0%
                       ==========   ====   ==========   ====   ==========   =====

                            THE KROLL-O'GARA COMPANY

    The components of Kroll-O'Gara's consolidated deferred income tax assets and liabilities as of December 31 are summarized below:

                                                   1998           1999
                                                -----------    -----------
Deferred tax assets:
  Allowance for doubtful accounts.............  $   432,027    $ 1,051,436
  Depreciation and amortization...............      244,693        320,653
  Net operating loss carryforwards............    3,774,470      3,847,371
  Payroll and other benefits..................    1,721,081      1,452,718
  Restructuring...............................           --        658,246
  Other accruals..............................      707,708        961,809
  Acquisition costs...........................    1,697,885      1,694,866
  Other.......................................      512,382        779,765
                                                -----------    -----------
                                                  9,090,246     10,766,864
  Valuation allowance.........................   (3,303,683)    (3,183,979)
                                                -----------    -----------
     Net deferred tax assets..................    5,786,563      7,582,885
                                                -----------    -----------
Deferred tax liabilities:
  Nonaccrual service fee receivable...........     (156,804)      (181,579)
  Deferred revenue............................   (3,540,825)    (4,220,953)
  Database capitalization.....................   (2,951,351)    (3,107,610)
  Customer lists, net of amortization.........     (310,667)      (121,399)
  Percentage of completion on foreign
     subsidiaries.............................     (381,917)      (201,148)
  Foreign leasing transactions................     (125,827)      (147,146)
  Other.......................................     (726,110)      (600,034)
                                                -----------    -----------
                                                 (8,193,501)    (8,579,869)
                                                -----------    -----------
Net deferred tax liability....................  $(2,406,938)   $  (996,984)
                                                ===========    ===========

    Kroll-O'Gara has certain foreign and domestic net operating loss carryforwards, which approximated $3.8 million at December 31, 1998 and 1999, respectively. The foreign net operating loss carryforwards relate primarily to the United Kingdom, Mexico and the Philippines. The carryforwards expire beginning in 2001. A valuation allowance for the majority of all existing foreign carryforwards has been provided as it is not more likely than not that the tax benefit will be realized in the foreseeable future. Adjustments to the valuation allowance, if any, will be recorded in the periods in which it is determined the asset is realizable.

                            THE KROLL-O'GARA COMPANY

(6) RELATED PARTY TRANSACTIONS --

     (a) SUMMARY OF RELATED PARTY TRANSACTIONS -- The following summarizes transactions with related parties:

                                             YEARS ENDED DECEMBER 31,
                                       ------------------------------------
                                          1997         1998         1999
                                       ----------   ----------   ----------
Sales
  to Shareholder.....................  $6,412,244   $4,877,478   $4,779,449
  to affiliated entities.............   1,294,800      821,400       70,595
Purchases
  from Shareholder...................     814,154      474,800      361,320
  from affiliated entities...........     447,525    1,406,210      382,100
Lease expense to affiliated
  entities...........................     856,300      916,600      792,979
Legal services expense provided by
  former Director....................     170,000      190,000           --
Non-interest bearing advances to
  shareholders.......................     525,996      568,213      581,779
Air charter fees included in offering
  or merger costs....................     576,000      566,000           --
Interest on shareholder notes
  payable............................      78,950        1,100           --
Forgiveness of note payable to
  affiliated entity/shareholder......   1,053,735           --           --
Non-interest bearing advances to
  affiliates.........................     282,346      615,851      282,346
Trade accounts receivable due from
  shareholder........................     897,361    1,290,558    1,231,685

     (b) NOTES PAYABLE -- SHAREHOLDERS -- BAI had certain notes payable to shareholders. Interest expense associated with these obligations approximated $78,950 and $1,100 in 1997 and 1998, respectively. In June 1997, approximately $1,053,735 of the principal and accrued interest payable by BAI to certain shareholders was canceled in partial consideration for the issuance of stock. The remaining outstanding balance of $152,000 was paid in full during 1998.

     (c) SALES -- SHAREHOLDER -- During 1997, 1998 and 1999, Kroll-O'Gara rendered services to American International Group, Inc. and its subsidiaries (AIG) which is also a shareholder of Kroll-O'Gara. Total revenue recognized for the years ended December 31, 1997, 1998 and 1999 was $6,412,244, $4,877,478 and $4,779,449, respectively. Additionally,
         AIG provides certain services to Kroll-O'Gara which have been included in cost of sales and operating expenses in the accompanying consolidated statements of operations. These costs were approximately $814,154, $474,800 and $361,320 for the years ended December 31, 1997,
         1998 and 1999, respectively. The yearend accounts receivable balance for AIG was approximately $1,290,558 and $1,231,685 at December 31, 1998 and 1999, respectively.

     (d) BUILDING AND EQUIPMENT LEASES -- AFFILIATED ENTITIES -- Effective June 1, 1998, Kroll-O'Gara reached an agreement to terminate the corporate aircraft lease which originated in February 1995 with an affiliated entity. The terms of the aircraft lease addendum provide Kroll-O'Gara with a future hourly discount from the normal commercial hourly rate in order to

                            THE KROLL-O'GARA COMPANY
       amortize the remaining portion of existing lease deposits from the original aircraft lease. Rental expense, including amortization recognized, approximated $234,000, $292,000 and $82,000 for the years ended December 31, 1997, 1998 and 1999, respectively. Kroll-O'Gara also paid this affiliated entity $576,000 in fiscal 1997 for usage of the aircraft to consummate the merger with Kroll and included such amount in merger-related costs. Kroll-O'Gara paid $296,000 in 1998 for usage of the aircraft during the roadshow for a stock offering and included such amount in stock issuance costs. Kroll-O'Gara also paid $270,000 in fiscal 1998 for usage of the aircraft to consummate the merger with Securify and included such amount in merger related costs. Management is of the opinion that the hourly rate paid by Kroll-O'Gara was equivalent to the rate charged by the affiliated entity to other unrelated companies for similar services and it was favorably comparable to rates charged by another unrelated charter service for similar aircraft. As of December 31, 1998 and 1999, Kroll-O'Gara had approximately $484,371 and $402,801, respectively in unamortized lease deposits with this affiliated entity.

Kroll-O'Gara is also currently leasing various equipment and office space from several affiliated entities under various three year and month-to-month lease agreements. Rental expense, net of sub-lease income, approximated $622,000, $625,000 and $711,000 for the years ended December 31, 1997,
       1998 and 1999, respectively.

(7) REVOLVING LINES OF CREDIT --

     On September 14, 2000, Kroll-O'Gara amended its existing credit agreement to extend its temporary increase in its revolving line of credit from $25.0 million to $40.0 million. Pursuant to the amended credit agreement, the increase in the revolving line of credit is effective until January 1, 2001, at which time all borrowings in excess of $25.0 million must be repaid. See Note 17 for additional discussion. The credit facility continues to provide for a letter of credit facility of approximately $7.6 million. Both the letter of credit facility and the revolving line of credit mature on May 31, 2001. Advances under the revolving line of credit bear interest at rates ranging from prime to prime plus 0.75%, or, at Kroll-O'Gara's option, LIBOR plus 1.50% to LIBOR plus 2.50%, dependent upon a defined financial ratio. Average borrowings under the revolving line of credit and its predecessors were $4,568,994, $1,659,131 and $10,838,273 during 1997, 1998 and 1999, respectively, at approximate weighted average interest rates of 8.46%, 7.96% and 7.02%, respectively. The maximum borrowings outstanding during 1997, 1998, and 1999 were $11,600,000, $7,735,029 and $22,822,706, respectively. Borrowings under this line of credit were approximately $22.8 million at December 31, 1999. There were no outstanding borrowings pursuant to line of credit agreements at December 31, 1998.

     This credit agreement includes financial covenants which, among other restrictions, require the maintenance of certain financial ratios and other financial requirements, including an interest coverage ratio and net worth minimum, and impose limitations on foreign investment, goodwill, additional indebtedness and capital expenditures. Kroll-O'Gara was not in compliance with certain of these covenants as of December 31, 1999. All such events of non-compliance were subsequently waived or amended by the lender. Had the lender not provided a waiver or amendment, all amounts outstanding under the credit agreement would have been subject to acceleration by the lender.

     Effective June 3, 1999, with the acquisition of BP, Kroll-O'Gara acquired a demand note with maximum borrowings of L2.5 million. The demand note bears interest at the Bank of England's

                            THE KROLL-O'GARA COMPANY
     base rate plus 1.5%. Average borrowings during 1999 under the demand note were $2,836,905, as translated, at an approximate weighted average interest rate of 6.71%. The maximum borrowings outstanding during 1999 were $3,675,097, as translated. Maximum borrowings permitted and borrowings outstanding pursuant to this demand note were approximately $4.0 million and $3.4 million, respectively, as translated at December 31, 1999.

     Kroll-O'Gara also had borrowings of approximately $0.4 million outstanding as of December 31, 1999, pursuant to various overdraft facilities of certain subsidiaries.

     In connection with a refinancing in 1997, Kroll-O'Gara fully amortized the remaining deferred financing costs from a previous agreement, resulting in an extraordinary charge to Kroll-O'Gara's net income of $193,875, after income tax benefits of $129,250, or $0.01 per diluted share.

(8) LONG-TERM DEBT --

     The components of long-term debt are as follows at:

                                                                    DECEMBER 31,
                                                              -------------------------
                                                                 1998          1999
                                                              -----------   -----------
Senior unsecured notes payable to various institutions,
  interest at 8.56% (9.56% prior to May 1998) payable
  semi-annually, principal payable at maturity in May 2004,
  subject to prepayment penalties...........................  $35,000,000   $35,000,000
Economic Development Revenue Bonds, variable interest rate
  approximating 85% of the bond equivalent yield of 13 week
  U.S. Treasury bills (not to exceed 12%), which
  approximated 5.17% at December 31, 1999, payable in
  scheduled installments through September 2016, subject to
  optional tender by the bondholders and a corresponding
  remarketing agreement, secured by certain property, plant
  and equipment and a bank letter of credit (Note 12).......    1,357,224     1,275,974
Notes payable to former shareholders of acquired companies,
  interest at fixed rates ranging from 6% to 10%, payable in scheduled installments through February 2000, certain
  notes secured by acquired assets..........................    2,526,361     1,994,414
Notes payable to banks, variable interest rate at prime plus
  1.5%, fixed rates ranging from 6.39% to 20.66%, payable in scheduled installments through December, 2010 with certain instruments subject to prepayment penalties,
  collateralized by certain real and personal property......    1,001,204       452,806
Other notes payable, interest at 7% to 10.9%, payable in
  scheduled installments through September 2007, certain
  notes secured by various equipment........................    1,462,065     1,278,196
                                                              -----------   -----------
Less -- current portion.....................................   41,346,854)   40,001,390)
                                                               (2,000,299    (3,737,227
                                                              -----------   -----------
                                                              $39,346,555   $36,264,163
                                                              ===========   ===========

                            THE KROLL-O'GARA COMPANY

     Kroll-O'Gara's $35.0 million of senior unsecured notes payable also contains financial covenants, which among other restrictions, requires the maintenance of a minimum level of net worth and a fixed charge coverage ratio.

     Scheduled maturities of long-term debt at December 31, 1999 are as follows:

2000......................................................    $ 3,737,227
2001......................................................        355,759
2002......................................................        180,031
2003......................................................        128,775
2004......................................................     35,134,848
Thereafter................................................        464,750
                                                              -----------
                                                              $40,001,390
                                                              ===========

(9) OPERATING LEASES --

     Kroll-O'Gara leases office space and certain equipment and supplies under agreements with terms from one to fifteen years. The following is a schedule, by year, of approximate future minimum rental or usage payments required under operating leases that have initial or non-cancelable lease terms in excess of one year as of December 31, 1999:

     Rental expense charged against current operations amounted to approximately $4,329,000, $6,691,000 and $10,204,000, for the years ended December 31,
     1997, 1998 and 1999, respectively.

2000......................................................    $ 9,250,804
2001......................................................      8,606,454
2002......................................................      6,029,952
2003......................................................      5,191,308
2004......................................................      4,057,019
Thereafter................................................     13,434,484
                                                              -----------
                                                              $46,570,021
                                                              ===========

(10) DEFINED CONTRIBUTION AND BONUS PLANS --

     As of December 31, 1999, Kroll-O'Gara had the following employee benefit plans in place:

     (a) DEFINED CONTRIBUTION PLANS -- Kroll-O'Gara and its subsidiaries have established various profit sharing/401(k) plans covering substantially all of Kroll-O'Gara's employees. Contributions to the plans are discretionary and are determined annually by Kroll-O'Gara's Board of Directors. Certain plans also offer a matching contribution whereby Kroll-O'Gara will contribute a percentage of the amount a participant contributes, limited to certain maximum amounts. Plan contribution expense charged against current operations for all such plans amounted to approximately $1,211,140, $797,003 and $1,189,841, for the years ended December 31, 1997, 1998 and 1999, respectively.

     (b) PROFIT AND REVENUE SHARING PLANS -- Kroll-O'Gara and its subsidiaries have established various profit and revenue sharing plans covering substantially all of Kroll-O'Gara's employees.

                            THE KROLL-O'GARA COMPANY

         The plans were established to provide employees an annual cash incentive bonus based on various operating and non-operating criteria. Kroll-O'Gara may amend, modify or terminate these plans at any time.

         Kroll-O'Gara expensed approximately $516,000, $476,000 and $1,235,000 associated with the profit and revenue sharing plans in 1997, 1998 and 1999, respectively.

(11) EQUITY ARRANGEMENTS --

     (a) STOCK OPTION PLANS -- In 1996, Kroll-O'Gara adopted a stock option plan (the 1996 Plan) for employees, non-employee directors and consultants. Kroll-O'Gara may grant options for up to 1,757,000 shares under the 1996 Plan. Options for 482,050, 360,000 and 647,195 shares were granted during 1997, 1998 and 1999, respectively. Options granted under the plan have been granted at fair market value at the date of grant and are exercisable over periods not exceeding ten years. Additionally, effective with the mergers with Kroll, LSAI, Securify and BAI each outstanding stock option was converted at the respective exchange factor into options to purchase Kroll-O'Gara common stock. After conversion, total stock options granted under the previously existing Kroll, LSAI, Securify and BAI stock option plans in 1997 and 1998 were 174,887 and 248,497, respectively. No options were granted under previously existing stock option plans in 1999.

         In connection with stock options granted by Securify during the year ended December 31, 1998, Kroll-O'Gara recorded deferred compensation of $1,192,096, representing the difference between the deemed value of the common stock for accounting purposes and the option exercise price of such options at the date of grant. This amount is presented as a reduction of shareholders' equity, to be expensed ratably over the vesting periods of the applicable options. Approximately $78,000 and $298,000 was expensed in 1998 and 1999, respectively, with the balance to be expensed ratably over the next three years as the options vest.

         Effective May 12, 2000, Kroll-O'Gara established a new stock option plan (the 2000 Plan). Pursuant to this plan, employees were granted 879,400 stock options on May 12, 2000. Additionally, effective May 12, 2000, Kroll-O'Gara amended the 1996 Plan and granted options to certain employees for 118,000 shares of common stock under that plan.

     (b) RESTRICTED STOCK PLAN -- Effective June 14, 1993, Kroll replaced a previously existing long-term incentive plan with a restricted stock plan. The restricted stock plan provided for cliff vesting after a five-year period from the date the stock was awarded. Under the provisions of the plan, a participant had the ability to put the stock back to Kroll and receive cash for the then fair value of the stock. In addition, the plan included a provision which resulted in accelerated vesting of all shares in the event of a change in control of Kroll. Kroll-O'Gara has accounted for this plan as a fixed plan and, accordingly, compensation expense was based on the fair market value as determined by independent appraisal at the date of grant.

         Kroll also entered into other agreements with certain of its senior executives which provided additional grants. As a result of the Kroll merger in December 1997, all remaining shares associated with the restricted stock plan vested and all restrictions lapsed on the merger date. In connection with this accelerated vesting Kroll-O'Gara recognized compensation expense of approximately $800,000 in 1997, which is included with merger related costs in the

                            THE KROLL-O'GARA COMPANY
         accompanying consolidated statement of operations. In addition to the regular tax benefits based on compensation expense recognized, Kroll-O'Gara also realized a tax benefit for the fair market value of all restricted shares which became fully vested in 1997. This benefit of approximately $2.2 million has been recognized as an increase to additional paid in capital in the accompanying consolidated statement of shareholders' equity. This balance represents the spread between cumulative compensation expense recognized by Kroll-O'Gara for accounting purposes and the cumulative compensation expense recognized for tax purposes based on the fair market value of the shares. No shares were outstanding under the plan as of December 31, 1997 and effective January 2, 1998, further issuances under the plan were ceased by a board resolution.

         Effective August 12, 1998, Kroll-O'Gara adopted a stock incentive plan (the 1998 Stock Incentive Plan) for employees. Kroll-O'Gara may grant up to 500,000 shares under the 1998 Stock Incentive Plan. There were no shares granted under the plan during 1998; however, during fiscal 1999, 47,500 shares were granted under the plan. In connection with the shares granted under the Stock Incentive Plan in 1999, Kroll-O'Gara recorded deferred compensation of $1,571,661, representing the difference between the fair market value of Kroll-O'Gara common stock on the date of grant and the purchase price of the shares. This amount is presented as a reduction of shareholders' equity, to be expensed ratably over the vesting periods of the applicable grants. Approximately $758,000 was expensed in 1999 and the balance will be expensed ratably over the next two years as the grants vest.

     (c) PURCHASE AND RETIREMENT OF COMMON STOCK -- In accordance with Kroll's historical bylaws, restricted stock and stock option agreements, Kroll acquired 259,036 shares (representing shares and shares under options) of a former director for approximately $2.7 million upon his leaving the employment of Kroll in January 1997.

     (d) COMMON STOCK WARRANTS -- In connection with LSAI's initial public offering on October 11, 1994, LSAI issued 660,000 warrants. No warrants had been exercised at December 31, 1996. Until April 15, 1997, each warrant could be exercised to purchase .4204 shares of common stock for $16.65 per share. After April 15, 1997, each warrant could be exercised to purchase .4204 shares of common stock for $9.51 per share. On September 3, 1997, LSAI gave notice to the holders of these warrants of LSAI's election to redeem the outstanding warrants at $0.01 each on October 14, 1997, unless extended, at the sole discretion of LSAI, to a date not later than November 7, 1997 (the "Warrant Redemption"). As a result, 658,290 of the warrants were exercised in September and October 1997, and the remaining 1,710 warrants were redeemed.

         As a portion of the public offering underwriting compensation, LSAI also issued warrants to purchase 66,000 units at $7.32 per unit, consisting of .4204 shares of common stock of Kroll-O'Gara and one warrant for .4204 additional shares of common stock of Kroll-O'Gara, exercisable during a four-year period commencing on October 11, 1995 (the "Underwriter Warrants"). The warrants included within each unit were exercisable under the same terms as the warrants issued in connection with the public offering as described above. As a result of the Warrant Redemption, 62,000 of these warrants were exercised for $0.12 per warrant plus $9.51 per share in September and October 1997, and the remaining 4,000 warrants were redeemed. After the Warrant Redemption, the holders of the Underwriter Warrants continue to have the right to exercise the Underwriter Warrants with respect to the .4204 shares of common stock of

                            THE KROLL-O'GARA COMPANY

         Kroll-O'Gara comprising the unit for $7.20. In November 1997, 30,000 of the Underwriter Warrants were exercised with respect to the .4204 shares of common stock of Kroll-O'Gara comprising the unit for $7.20. The remaining 36,000 of the Underwriter Warrants with respect to the .4204 shares of common stock had not been exercised and were outstanding at December 31, 1997. The proceeds from the exercise of all warrants during 1997 are included in net proceeds from exercise of stock options and warrants in the accompanying consolidated statement of cash flows and approximated $2.7 million, net of commissions and other offering expenses.

         In connection with the Warrant Redemption, LSAI issued warrants to purchase 30,281 shares of common stock of Kroll-O'Gara to various investment bankers as a portion of their compensation for serving as managers of the Warrant Redemption and certain other services. These warrants have an exercise price per share of $10.47 and expire on October 14, 2000. Both the number of shares and the exercise price per share are subject to adjustment under certain circumstances. The value of these warrants, recognized as compensation paid to the investment bankers for services provided, was treated as a reduction in the recognized net proceeds to LSAI from the Warrant Redemption. The value of the outstanding warrants is included in paid in capital in excess of par and entirely offsets the recognized compensatory value of the warrants, resulting in no net effect on shareholders' equity.

         As of December 31, 1999, 8,775 warrants granted by LSAI were still outstanding.

         As of December 31, 1999, BAI had outstanding warrants to purchase 135 shares of Kroll-O'Gara's common stock at $13.01 per share and 1,076 shares of Kroll-O'Gara's common stock at $4.65 per share. These warrants were issued in June and July of 1996 to certain consultants and other non-employees of BAI with exercise prices equal to or greater than the then fair value of BAI's common stock on those dates. Additionally, as of December 31, 1999, BAI also had outstanding warrants to purchase 807 shares of Kroll-O'Gara's common stock at $19.52 per share which were issued in January 1998.

         As of December 31, 1999, Kroll-O'Gara had a total of 10,793 warrants still outstanding.

     (e) STOCK BASED COMPENSATION DISCLOSURE -- SFAS 123 requires, at a minimum, pro forma disclosures of expense for stock-based awards based on their fair values. Had compensation cost for these plans been determined consistent with SFAS 123, Kroll-O'Gara's net income (loss) and diluted earnings (loss) per share for the years ended December 31, 1997, 1998 and 1999 would have been as follows:

                                      1997          1998           1999
                                    ---------    -----------    -----------
Net income (loss):
  As reported.....................  $ 709,999    $11,786,065    $(1,921,819)
  Pro forma.......................  $(403,461)   $ 9,315,427    $(4,844,407)
Diluted earnings (loss) per share:
  As reported.....................  $     .05    $       .59    $      (.09)
  Pro forma.......................  $    (.03)   $       .47    $      (.22)

                            THE KROLL-O'GARA COMPANY

        The fair value of each option grant is estimated on the date of grant using the Black-Scholes option pricing model with the following weighted average assumptions used for grants in 1997, 1998 and 1999:

                                        YEAR ENDED DECEMBER 31,
                       ----------------------------------------------------------
                             1997                1998                 1999
                       -----------------    ---------------    ------------------
Dividend yield.......         --                  --                   --
Expected
  volatility.........     0% - 40.5%          40% - 41.4%            41.4%
Risk-free interest
  rate...............    5.8% - 6.76%         4.2% - 5.7%        5.29% - 5.44%
Expected lives.......    5 - 7.5 years      1.5 - 7.5 years        7.5 years

        Option grants by Kroll-O'Gara during 1997 have a weighted-average exercise price of $14.56, a weighted-average fair value of $7.28 and contractual lives, on a weighted-average basis, of 9.4 years. The 608,497 options granted by Kroll-O'Gara during 1998 have a weighted-average exercise price of $12.78, a weighted-average fair value of $9.35 and contractual lives, on a weighted-average basis, of 9.4 years. The 647,195 options granted by Kroll-O'Gara during 1999 have a weighted-average exercise price of $27.31, a weighted-average fair value of $15.49 and contractual lives, on a weighted-average basis, of 9.2 years.

        A summary of the status of Kroll-O'Gara's stock option plans at December 31, 1997, 1998 and 1999, and the change during the years then ended is presented in the table below:

                                          1997                   1998                   1999
                                  --------------------   --------------------   --------------------
                                              WEIGHTED               WEIGHTED               WEIGHTED
                                              AVERAGE                AVERAGE                AVERAGE
                                              EXERCISE               EXERCISE               EXERCISE
                                   SHARES      PRICE      SHARES      PRICE      SHARES      PRICE
                                  ---------   --------   ---------   --------   ---------   --------
          Outstanding, beginning
            of year.............    812,749    $ 6.68    1,371,808    $10.11    1,459,990    $11.54
            Granted.............    656,937     14.56      608,497     12.78      647,195     27.31
            Exercised...........     (6,745)     8.50     (477,894)     8.52     (194,371)     9.11
            Forfeited/Expired/
               Cancelled........    (91,133)    11.74      (42,421)    17.05      (82,775)    23.06
                                  ---------    ------    ---------    ------    ---------    ------
          Outstanding, end of
            year................  1,371,808    $10.11    1,459,990    $11.54    1,830,039    $17.06
                                  =========    ======    =========    ======    =========    ======
          Exercisable, end of
            year................    761,825    $ 6.52      855,122    $ 8.31      983,510    $10.53
                                  =========    ======    =========    ======    =========    ======

        Of the options outstanding at December 31, 1999, 274,173 options are exercisable at prices per share ranging from $0.52 to $2.79 per share, 673,898 options are exercisable at prices per share ranging from $4.65 to $18.59 per share and 881,968 options are exercisable at prices per share ranging from $20.22 to $34.88 per share.

(12) COMMITMENTS AND CONTINGENCIES --

     (a) LETTERS OF CREDIT -- Under the terms of the Economic Development Revenue Bonds Agreement, Kroll-O'Gara is required to maintain a letter of credit supporting the debt. As of December 31, 1999, Kroll-O'Gara's lender was committed to providing this letter of credit through May 31, 2001. As of December 31, 1999, Kroll-O'Gara had an outstanding letter of credit in the amount of $1,437,625.

                            THE KROLL-O'GARA COMPANY

         At December 31, 1999, Kroll-O'Gara had standby and purchase letters of credit, issued by Kroll-O'Gara's lender, in the aggregate amount of $1,678,241.

     (b) EMPLOYMENT AGREEMENTS -- Kroll-O'Gara has employment agreements with its executive officers and management level personnel with annual compensation ranging in value from $55,000 to $486,000, over varying periods extending to April 2005. The agreements generally provide for salary continuation in the event of termination without cause for the greater of the remainder of the agreement or one year. The agreements also contain certain non-competition clauses and generally provide for one year's salary if the agreement is not renewed.

         As of December 31, 1999, the remaining aggregate commitment under these employment agreements if all individuals were terminated without cause was approximately $22.9 million.

     (c) LEGAL MATTERS -- Kroll-O'Gara has been named as a defendant in eight lawsuits alleging that its officers and directors breached their fiduciary duties in connection with the now terminated proposed acquisition of a majority of Kroll-O'Gara's shares by a company formed by Blackstone Capital Partners III Merchant Banking Fund L.P. (Blackstone). Five of the lawsuits were filed in the Court of Common Pleas, Butler County, Ohio, and were consolidated on November 29, 1999. The remaining three lawsuits were filed in the United States District Court for the Southern District of New York and were consolidated on November 30, 1999. In amended complaints, plaintiffs allege that Kroll-O'Gara's officers and directors breached their fiduciary duties by deferring acquisitions, by negotiating an inadequate acquisition price, by failing to engage in arms-length negotiations and by failing to seek redress from Blackstone after Blackstone terminated the proposed transaction. The plaintiffs also allege that Blackstone and AIG aided and abetted the directors' and officers' alleged breaches of fiduciary duties. The plaintiffs seek to bring their claims derivatively on behalf of Kroll-O'Gara and also seek class certification. On behalf of Kroll-O'Gara and putative plaintiff classes of shareholders, they seek a declaration that the individual defendants breached their fiduciary duty and seek damages and attorneys' fees in an unspecified amount. The defendants believe that the allegations in the complaints are wholly meritless and will defend the suits vigorously.

         Kroll-O'Gara has learned that an individual has filed a qui tam suit, which is under seal, against Kroll-O'Gara under the Civil False Claims Act, 31 U.S.C. sec. 3729, alleging that Kroll-O'Gara and three of its vendors knowingly violated their contractual requirements with the Army. On January 18, 2000, an attorney for the U.S. Department of Justice stated that it was his intention to recommend that the Government intervene and take over the suit and estimated Kroll-O'Gara's liability to be as high as $16,000,000 stemming from its vendors' alleged failure to have certified welders. Though Kroll-O'Gara strongly disputes the Government's contention and will vigorously contest the Government's claims, in September 2000, the Company began settlement negotiations with the U.S. Department of Justice. Management currently believes a settlement of this matter is possible for approximately $1.1 million and the Company will accrue this expense in the third quarter of fiscal 2000.

         In addition to the matters discussed above, Kroll-O'Gara is involved in litigation from time to time in the ordinary course of its business; however, Kroll-O'Gara does not believe that there is

                            THE KROLL-O'GARA COMPANY
any currently pending or threatened litigation, individually or in the aggregate, that is likely to have a material adverse effect on its financial position, results of operations or its cash flows.

(13) FAIR VALUE OF FINANCIAL INSTRUMENTS --

     The fair values of significant current assets, current liabilities and long-term debt approximate their respective historical carrying amounts.

     Kroll-O'Gara has entered into nine foreign currency exchange contracts to effectively hedge its exposure to certain foreign currency rate fluctuations on demand loans to two subsidiaries which are denominated in foreign currencies. By virtue of these contracts, Kroll-O'Gara has fixed the total dollar amount which it will receive under the aforementioned subsidiary loans through the maturity dates of the contracts regardless of the fluctuations in the exchange rate. As of December 31, 1999, the total notional amount of the contracts, which mature between January 2000 and July 2001, was $18.1 million. Kroll-O'Gara's cumulative foreign currency translation adjustment component of shareholders' equity was decreased by $0.7 million in 1998 and increased by $1.9 million in 1999 as a result of these agreements.

     Kroll-O'Gara has estimated the fair value of their foreign exchange contracts based on information obtained from the counterparty of the amount Kroll-O'Gara would receive at December 31, 1999 in order to terminate the agreements. As of December 31, 1999, Kroll-O'Gara would have received approximately $1.1 million upon cancellation of all contracts.

(14) CUSTOMER AND SEGMENT DATA --

     (a) SEGMENT DATA -- During 1997, Kroll-O'Gara operated in three business segments, the Security Products and Services Group, the Investigations and Intelligence Group, and the Voice and Data Communications Group. In 1998, Kroll-O'Gara created the Information Security Group in connection with the merger with Securify.

         The following summarizes information about Kroll-O'Gara's business segments:

                          SECURITY                                  VOICE AND
                          PRODUCTS   INVESTIGATIONS                   DATA
                            AND           AND         INFORMATION   COMMUNI-
                          SERVICES    INTELLIGENCE     SECURITY      CATIONS
                           GROUP         GROUP           GROUP        GROUP      OTHER     CONSOLIDATED
                          --------   --------------   -----------   ---------   --------   ------------
                                                     (DOLLARS IN THOUSANDS)
1997
Net sales to
  unaffiliated
  customers.............  $105,557      $ 87,329        $    --      $17,438    $     --     $210,324
                          ========      ========        =======      =======    ========     ========
Gross profit............  $ 30,006      $ 33,979        $    --      $ 3,125    $     --     $ 67,110
                          ========      ========        =======      =======    ========     ========
Operating income........  $  8,238      $  1,775        $    --      $    68    $     --     $ 10,081
                          ========      ========        =======      =======    ========     ========
Identifiable assets at
  year-end..............  $ 74,283      $ 58,670        $    --      $13,449    $     --     $146,402
                          ========      ========        =======      =======    ========
Corporate assets........                                                                        9,284
                                                                                             --------
Total assets at
  year-end..............                                                                     $155,686
                                                                                             ========

                            THE KROLL-O'GARA COMPANY

                          SECURITY                                  VOICE AND
                          PRODUCTS   INVESTIGATIONS                   DATA
                            AND           AND         INFORMATION   COMMUNI-
                          SERVICES    INTELLIGENCE     SECURITY      CATIONS
                           GROUP         GROUP           GROUP        GROUP      OTHER     CONSOLIDATED
                          --------   --------------   -----------   ---------   --------   ------------
                                                     (DOLLARS IN THOUSANDS)
1998
Net sales to
  unaffiliated
  customers.............  $136,844      $117,583        $   116      $17,653    $     --     $272,196
                          ========      ========        =======      =======    ========     ========
Gross profit (loss).....  $ 39,345      $ 51,627        $  (395)     $ 3,522    $   (325)    $ 93,774
                          ========      ========        =======      =======    ========     ========
Operating income
  (loss)................  $ 22,822      $ 11,748        $(2,194)     $  (351)   $ (9,145)    $ 22,880
                          ========      ========        =======      =======    ========     ========
Identifiable assets at
  year-end..............  $102,294      $108,303        $ 4,288      $16,488    $     --     $231,373
                          ========      ========        =======      =======    ========
Corporate assets........                                                                       22,371
                                                                                             --------
Total assets at
  year-end..............                                                                     $253,744
                                                                                             ========

1999
Net sales to
  unaffiliated
  customers.............  $120,824      $176,837        $ 4,345      $19,932    $     --     $321,938
                          ========      ========        =======      =======    ========     ========
Gross profit............  $ 35,004      $ 78,762        $ 2,300      $ 2,415    $     --     $118,481
                          ========      ========        =======      =======    ========     ========
Operating income
  (loss)................  $ 12,786      $ 13,167        $(1,764)     $(1,534)   $(16,502)    $  6,153
                          ========      ========        =======      =======    ========     ========
Identifiable assets at
  year-end..............  $107,786      $155,534        $ 3,359      $17,791    $     --     $284,470
                          ========      ========        =======      =======    ========
Corporate assets........                                                                       14,923
                                                                                             --------
Total assets at
  year-end..............                                                                     $299,393
                                                                                             ========

         Total net sales by segment includes sales to unaffiliated customers. Intersegment sales are nominal. Operating income (loss) is total net sales less operating expenses. Operating income (loss) does not include the following items: interest expense, other expenses and income taxes. The Other column includes Kroll-O'Gara's corporate headquarters costs. Depreciation expense and capital expenditures for each of Kroll-O'Gara's business segments for the years ended December 31, 1997, 1998 and 1999 are as follows:

                         SECURITY                                      VOICE AND
                         PRODUCTS                                        DATA
                           AND      INVESTIGATIONS AND   INFORMATION   COMMUNI-
                         SERVICES      INTELLIGENCE       SECURITY      CATIONS
                          GROUP           GROUP             GROUP        GROUP     OTHER    CONSOLIDATED
                         --------   ------------------   -----------   ---------   ------   ------------
1997
Depreciation expense...   $1,427          $1,373           $   --        $ 16      $   --     $ 2,816
                          ======          ======           ======        ====      ======     =======
Capital expenditures...   $3,149          $3,263           $   --        $ 43      $   --     $ 6,455
                          ======          ======           ======        ====      ======     =======

                            THE KROLL-O'GARA COMPANY

                         SECURITY                                      VOICE AND
                         PRODUCTS                                        DATA
                           AND      INVESTIGATIONS AND   INFORMATION   COMMUNI-
                         SERVICES      INTELLIGENCE       SECURITY      CATIONS
                          GROUP           GROUP             GROUP        GROUP     OTHER    CONSOLIDATED
                         --------   ------------------   -----------   ---------   ------   ------------
1998
Depreciation expense...   $1,282          $1,760           $   24        $ 24      $   13     $ 3,103
                          ======          ======           ======        ====      ======     =======
Capital expenditures...   $3,427          $3,001           $  186        $ 68      $  647     $ 7,329
                          ======          ======           ======        ====      ======     =======

1999
Depreciation expense...   $2,188          $3,400           $   93        $ 36      $  400     $ 6,117
                          ======          ======           ======        ====      ======     =======
Capital expenditures...   $5,969          $9,687           $1,673        $117      $1,752     $19,198
                          ======          ======           ======        ====      ======     =======

         Identifiable assets by segment are those assets that are used in Kroll-O'Gara's operations in each segment. Corporate assets are principally cash, marketable securities, computer software, certain intangible assets and certain prepaid expenses.

         The following summarizes information about Kroll-O'Gara's different geographic areas:

                                      UNITED               OTHER
                                      STATES    FRANCE    FOREIGN    ELIMINATIONS   CONSOLIDATED
                                     --------   -------   --------   ------------   ------------
                                                       (DOLLARS IN THOUSANDS)
1997
Net sales to unaffiliated
  customers........................  $139,023   $24,004   $ 47,297     $     --       $210,324
Intercompany.......................     7,413       208      5,624      (13,245)            --
                                     --------   -------   --------     --------       --------
          Total net sales..........  $146,436   $24,212   $ 52,921     $(13,245)      $210,324
                                     ========   =======   ========     ========       ========
Operating income...................  $  4,920   $ 1,382   $  3,779     $     --       $ 10,081
                                     ========   =======   ========     ========       ========
Identifiable assets................  $ 91,325   $23,706   $ 31,371     $     --       $146,402
                                     ========   =======   ========     ========
Corporate assets...................                                                      9,284
                                                                                      --------
          Total assets at
            year-end...............                                                   $155,686
                                                                                      ========

1998
Net sales to unaffiliated
  customers........................  $165,062   $28,458   $ 78,676     $     --       $272,196
Intercompany.......................     2,960       199      4,548       (7,707)            --
                                     --------   -------   --------     --------       --------
          Total net sales..........  $168,022   $28,657   $ 83,224     $ (7,707)      $272,196
                                     ========   =======   ========     ========       ========
Operating income...................  $ 10,825   $ 2,251   $  9,804     $     --       $ 22,880
                                     ========   =======   ========     ========       ========
Identifiable assets................  $139,759   $29,047   $ 62,567     $     --       $231,373
                                     ========   =======   ========     ========
Corporate assets...................                                                     22,371
                                                                                      --------
          Total assets at
            year-end...............                                                   $253,744
                                                                                      ========

                            THE KROLL-O'GARA COMPANY

                                      UNITED               OTHER
                                      STATES    FRANCE    FOREIGN    ELIMINATIONS   CONSOLIDATED
                                     --------   -------   --------   ------------   ------------
                                                       (DOLLARS IN THOUSANDS)
1999
Net sales to unaffiliated
  customers........................  $183,904   $27,483   $110,551     $     --       $321,938
Intercompany.......................     6,683     1,858      5,746      (14,287)            --
                                     --------   -------   --------     --------       --------
          Total net sales..........  $190,587   $29,341   $116,297     $(14,287)      $321,938
                                     ========   =======   ========     ========       ========
Operating income (loss)............  $ (4,654)  $ 2,245   $  8,562     $     --       $  6,153
                                     ========   =======   ========     ========       ========
Identifiable assets................  $160,952   $26,784   $ 96,734     $     --       $284,470
                                     ========   =======   ========     ========
Corporate assets...................                                                     14,923
                                                                                      --------
          Total assets at
            year-end...............                                                   $299,393
                                                                                      ========

         Kroll-O'Gara accounts for transfers between geographic areas at cost plus a proportionate share of operating profit.

         The following summarizes Kroll-O'Gara's sales in the United States and foreign locations:

                                             YEARS ENDED DECEMBER 31,
                                         --------------------------------
                                           1997        1998        1999
                                         --------    --------    --------
                                              (DOLLARS IN THOUSANDS)
Sales to unaffiliated customers:
  U.S. Government......................  $ 43,719    $ 62,149    $ 54,953
  Other United States..................    78,068      97,204     126,212
  Middle East..........................     5,887       5,958       4,917
  Europe...............................    44,022      52,927      66,057
  Asia.................................    10,697      15,467      22,763
  Central & South America..............    20,123      25,850      33,428
  Other Foreign........................     7,808      12,641      13,608
                                         --------    --------    --------
                                         $210,324    $272,196    $321,938
                                         ========    ========    ========

         Export sales by Kroll-O'Gara's domestic operations were approximately 15%, 17% and 3% of net sales for the years ended December 31, 1997, 1998 and 1999, respectively.

         Kroll-O'Gara is subject to audit and investigation by various agencies which oversee contract performance in connection with Kroll-O'Gara's contracts with the U.S. Government. Additionally, Kroll-O'Gara's laboratory testing operations are certified and subject to frequent inspections and proficiency tests by certain federal, state or local jurisdictions. Management believes that potential claims from such audits and investigations will not have a material adverse effect on the consolidated financial statements. In addition, contracts with the U.S. Government may contain cost or performance incentives or both based on stated targets or other criteria. Cost or performance incentives are recorded at the time there is sufficient information to relate actual performance to targets or other criteria.

         Kroll-O'Gara has foreign operations and assets in Argentina, Australia, Brazil, Canada, Chile, China, Colombia, France, Germany, India, Italy, Japan, Mexico, Russia, Singapore, South Africa, Switzerland, the Philippines and the United Kingdom. In addition, Kroll-O'Gara sells its products and services in other foreign countries and has continued to increase its level of international activity. Accordingly, Kroll-O'Gara is subject to various risks including, among

                            THE KROLL-O'GARA COMPANY
         others, foreign currency restrictions, exchange rate fluctuations, government instability and complexities of local laws and regulations.

     (b) MAJOR CUSTOMERS -- During the years ended December 31, 1997, 1998 and 1999 sales in the Security Products and Services Group to the U.S. Government approximated 21%, 23% and 17% of Kroll-O'Gara's net sales, respectively.

(15) SUPPLEMENTAL CASH FLOWS DISCLOSURES --

     The following is a summary of cash paid related to certain items:

                                                           1997          1998           1999
                                                        ----------    -----------    ----------
          SUPPLEMENTAL DISCLOSURE OF CASH FLOW
            INFORMATION:
               Cash paid for interest.................  $4,960,504    $ 4,593,326    $4,581,720
                                                        ==========    ===========    ==========
               Cash paid for taxes....................  $3,468,474    $ 4,095,349    $6,055,244
                                                        ==========    ===========    ==========
          SUPPLEMENTAL DISCLOSURE OF NON-CASH
            ACTIVITIES:
               Issuance of restricted stock...........  $1,356,280    $        --    $       --
                                                        ==========    ===========    ==========
               Deferred compensation related to
                 options and restricted stock.........  $       --    $ 1,192,096    $1,571,661
                                                        ==========    ===========    ==========
               Accrued contingent consideration
                 incurred in connection with
                 acquisition of business..............  $       --    $        --    $1,071,688
                                                        ==========    ===========    ==========
               Fair value of stock issued in
                 connection with acquisition of
                 businesses...........................  $8,459,769    $17,610,504    $8,011,929
                                                        ==========    ===========    ==========
               Fair value of stock issued in
                 connection with acquisition of
                 minority interest....................  $1,243,474    $        --    $       --
                                                        ==========    ===========    ==========
               Notes issued in connection with
                 acquisition of businesses............  $2,906,513    $        --    $       --
                                                        ==========    ===========    ==========
               Tax benefit of restricted stock
                 vesting..............................  $2,160,341    $        --    $       --
                                                        ==========    ===========    ==========
               Cancellation of shareholder's note
                 payable obligation and issuance of
                 stock................................  $1,053,735    $        --    $       --
                                                        ==========    ===========    ==========
               Note issued in connection with
                 consulting agreement entered into
                 with former shareholder of an
                 acquired business....................  $       --    $   147,914    $       --
                                                        ==========    ===========    ==========

                            THE KROLL-O'GARA COMPANY

(16) QUARTERLY FINANCIAL DATA (UNAUDITED) --

                                           FIRST       SECOND      THIRD       FOURTH
                                          QUARTER     QUARTER     QUARTER     QUARTER
                                          --------    --------    --------    --------
                                            (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
1999
  Net sales.............................  $ 71,499    $ 80,542    $ 87,547    $ 82,350
  Gross profit..........................    26,253      32,235      31,994      27,999
  Net income (loss).....................     2,528         265       3,654      (8,369)
  Earnings (loss) per share:
     Basic..............................  $   0.12    $   0.01    $   0.16    $  (0.38)
     Diluted............................  $   0.11    $   0.01    $   0.16    $  (0.38)
1998
  Net sales.............................  $ 58,476    $ 66,319    $ 74,794    $ 72,607
  Gross profit..........................    19,547      22,503      26,027      25,697
  Net income (loss).....................     2,792       3,955       5,293        (254)
  Earnings (loss) per share:
     Basic..............................  $   0.18    $   0.21    $   0.25    $  (0.01)
     Diluted............................  $   0.17    $   0.21    $   0.24    $  (0.01)

(17) SUBSEQUENT EVENTS --

     (a) FAILED MERGER WITH BLACKSTONE -- On November, 15, 1999, Kroll-O'Gara announced that it had entered into a definitive agreement with Blackstone pursuant to which shares held by all Kroll-O'Gara shareholders, other than certain members of management, would be acquired by Blackstone for $18.00 per share in cash. On April 12, 2000, Kroll-O'Gara announced that Blackstone had withdrawn its offer to acquire Kroll-O'Gara shares. Costs associated with the failed merger through December 31, 1999 were approximately $1.6 million ($0.9 million after taxes, or $0.04 per diluted share) and consisted primarily of fees for attorneys, accountants, travel and other related charges. Kroll-O'Gara anticipates additional expenses will be incurred in fiscal 2000.

     (b) PROPOSED PLAN OF REORGANIZATION AND DISSOLUTION -- In April 2000, subsequent to the terminated Blackstone transaction, Kroll-O'Gara decided to explore the split-up of its principal businesses into two independent public companies. On August 30, 2000, Kroll-O'Gara's Board of Directors approved an agreement and plan of reorganization and dissolution of Kroll-O'Gara (which was executed effective September 8, 2000), the completion of which is subject to a number of conditions including the receipt of a favorable tax ruling and the approval by Kroll-O'Gara's shareholders. Under this agreement, The O'Gara Company (O'Gara), a newly incorporated company, will receive substantially all of the assets and liabilities of Kroll-O'Gara's Security Products and Services Group, and 60% of Kroll-O'Gara's ownership interest in the common stock of the entity comprising its Information Security Group, as well as a portion of Kroll-O'Gara's assets and liabilities that are not attributable to a particular business group. The remaining business of Kroll-O'Gara, primarily the Investigations and Intelligence Group, the Voice and Data Communications Group and 40% of Kroll-O'Gara's ownership interest in the common stock of the entity comprising the Information Security Group, as well as the other assets and liabilities that are not attributable to a particular business group, will be transferred to and assumed by another newly incorporated company, Kroll Risk Consulting Services, Inc. (KRCS). After these transfers, certain management shareholders of Kroll-O'Gara will exchange all of their shares of Kroll-O'Gara common stock for shares of O'Gara common

                            THE KROLL-O'GARA COMPANY
         stock and other management shareholders of Kroll-O'Gara will exchange all their shares of Kroll-O'Gara common stock for shares of KRCS common stock. Kroll-O'Gara then will distribute, on a pro rata basis, all remaining shares of O'Gara common stock and KRCS common stock held by it to the remaining holders of Kroll-O'Gara common stock. The exchanging management shareholders will not participate in this distribution. Concurrent with the completion of these transactions, O'Gara and KRCS will become separate publicly-traded companies. Subsequent to the reorganization and split-up, Kroll-O'Gara will be dissolved.

         As part of the reorganization and split-up, Kroll-O'Gara will incur approximately $2.8 million (net of tax benefit of $1.9 million) of charges for the write-off of certain intangibles and unamortized financing fees, debt prepayment fees and compensation costs related to accelerated vesting of stock option plans. KRCS and O'Gara have agreed to split these charges on an agreed-upon basis. Also, as soon as possible following completion of this transaction, KRCS plans to sell the Voice and Data Communications Group.

     (c) FINANCING ARRANGEMENTS

         As described above, Kroll-O'Gara has entered into an agreement for the separation of its principal business groups into two public companies. Management of each of O'Gara and KRCS is currently in discussions with banks to provide financing for each company subsequent to the separation. Pending the separation, Kroll-O'Gara will require additional sources of capital to supplement operating cash flow, either through amending and increasing its credit facilities, through an equity offering of one of its subsidiaries or both. In the absence of the separation of the businesses, management is of the opinion that there will be sufficient liquidity available from existing operations and credit facilities, which can be supplemented, if necessary, with additional secured or unsecured financing, to finance the continuing operations of Kroll-O'Gara.

     (d) DISCONTINUED OPERATIONS SUBSEQUENTLY RETAINED

         On April 28, 1999, the Board of Directors approved a formal plan to discontinue operations of the Voice and Data Communications Group pursuant to several outside expressions of interest to purchase this business. In May 2000, Kroll-O'Gara terminated all then pending negotiations to sell this business to outside third parties. Accordingly, the results of operations of the Voice and Data Communications Group for all prior periods have been reclassified from discontinued operations to continuing operations.

     (e) ACQUISITIONS -- During fiscal 2000, Kroll-O'Gara has completed two acquisitions in the Investigations and Intelligence Group. The aggregate purchase price of these acquisitions amounted to $1.2 million and consisted of $0.7 million of cash and $0.5 million in seller provided financing. These acquisitions have been accounted for as purchase business acquisitions and the related goodwill from these acquisitions (approximately $1.0 million) is being amortized over twenty-five years.

                            THE KROLL-O'GARA COMPANY

                    CONSOLIDATED BALANCE SHEETS (UNAUDITED)
                   AS OF DECEMBER 31, 1999 AND JUNE 30, 2000

                                                              DECEMBER 31,    JUNE 30,
                                                                  1999          2000
                                                              ------------    --------
                                                               (DOLLARS IN THOUSANDS)
ASSETS
CURRENT ASSETS:
  Cash and equivalents (Note 7).............................    $ 13,835      $  6,260
  Trade accounts receivable, net of allowance for doubtful
     accounts of $4,779 and $4,370 at December 31, 1999 and
     June 30, 2000, respectively............................      68,017        68,683
  Unbilled revenues.........................................      18,034        22,548
  Related party receivables.................................       2,096         2,792
  Costs and estimated earnings in excess of billings on
     uncompleted contracts..................................      24,160        15,241
  Inventories (Note 8)......................................      26,264        30,587
  Prepaid expenses and other................................      11,579        10,201
  Deferred tax asset........................................         824           824
                                                                --------      --------
          Total current assets..............................     164,809       157,136
                                                                --------      --------
PROPERTY, PLANT AND EQUIPMENT, at cost
  Land......................................................       2,164         2,140
  Buildings and improvements................................       8,587         8,379
  Leasehold improvements....................................       7,452         8,081
  Furniture and fixtures....................................      10,131        11,258
  Machinery and equipment...................................      36,769        39,699
                                                                --------      --------
                                                                  65,103        69,557
  Less: accumulated depreciation............................     (26,195)      (29,735)
                                                                --------      --------
                                                                  38,908        39,822
                                                                --------      --------
DATABASES, net of accumulated amortization of $26,187 and
  $27,853 at December 31, 1999 and June 30, 2000,
  respectively..............................................       9,696        10,083
COSTS IN EXCESS OF ASSETS ACQUIRED AND OTHER INTANGIBLE
  ASSETS, net of accumulated amortization of $9,028 and
  $10,798 at December 31, 1999 and June 30, 2000,
  respectively..............................................      81,676        79,077
OTHER ASSETS:
  Other assets..............................................       4,304         4,553
                                                                --------      --------
                                                                  95,676        93,713
                                                                --------      --------
                                                                $299,393      $290,671
                                                                ========      ========

   The accompanying notes are an integral part of these consolidated balance sheets.

                            THE KROLL-O'GARA COMPANY

                    CONSOLIDATED BALANCE SHEETS (UNAUDITED)
                   AS OF DECEMBER 31, 1999 AND JUNE 30, 2000

                                                              DECEMBER 31,    JUNE 30,
                                                                  1999          2000
                                                              ------------    --------
                                                               (DOLLARS IN THOUSANDS)
LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
  Bank lines of credit (Note 5).............................    $ 26,583      $ 37,422
  Current portion of long-term debt.........................       3,737         1,806
  Trade accounts payable....................................      38,823        34,099
  Billings in excess of costs and estimated earnings on
     uncompleted contracts..................................         361           486
  Accrued liabilities.......................................      28,299        23,137
  Customer deposits.........................................       4,196         4,586
  Income taxes currently payable............................         768         1,606
                                                                --------      --------
          Total current liabilities.........................     102,767       103,142
                                                                --------      --------

OTHER LONG-TERM LIABILITIES.................................       2,673         1,894

DEFERRED INCOME TAXES.......................................       1,821         1,821

LONG-TERM DEBT, net of current portion......................      36,264        36,580
                                                                --------      --------
          Total liabilities.................................     143,525       143,437
SHAREHOLDERS' EQUITY (Note 1):
  Preferred stock, $.01 par value, 1,000,000 shares
     authorized, none issued................................          --            --
  Common stock, $.01 par value, 50,000,000 shares
     authorized, 22,255,510 and 22,309,610 shares issued and
     outstanding at December 31, 1999 and June 30, 2000,
     respectively...........................................         223           223
  Additional paid-in capital................................     170,102       170,026
  Retained deficit..........................................     (12,640)      (17,300)
  Deferred compensation.....................................      (1,630)       (1,218)
  Accumulated other comprehensive loss......................        (187)       (4,497)
                                                                --------      --------
          Total shareholders' equity........................     155,868       147,234
                                                                --------      --------
                                                                $299,393      $290,671
                                                                ========      ========

   The accompanying notes are an integral part of these consolidated balance sheets.

                            THE KROLL-O'GARA COMPANY

               CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
                FOR THE SIX MONTHS ENDED JUNE 30, 1999 AND 2000

                                                              SIX MONTHS ENDED JUNE 30,
                                                              --------------------------
                                                                 1999           2000
                                                              -----------    -----------
                                                                (DOLLARS IN THOUSANDS,
                                                              EXCEPT PER SHARE AMOUNTS)
NET SALES...................................................  $   152,041    $   163,049
COST OF SALES...............................................       93,553        104,711
                                                              -----------    -----------
       Gross profit.........................................       58,488         58,338
OPERATING EXPENSES:
  Selling and marketing expenses............................       13,302         14,624
  General and administrative expenses.......................       29,579         40,917
  Separation expenses (Note 12).............................           --            676
  Failed merger expenses (Note 12)..........................           --          2,000
  Merger expenses (Note 3)..................................        3,094            438
  Restructuring expense (Note 2)............................        4,364             --
                                                              -----------    -----------
       Operating income (loss)..............................        8,149           (317)
                                                              -----------    -----------
OTHER INCOME (EXPENSE):
  Interest expense..........................................       (1,875)        (2,872)
  Other, net................................................           70            (91)
                                                              -----------    -----------
       Income (loss) before provision for income taxes and
        cumulative effect of change in accounting
        principle...........................................        6,344         (3,280)
  Provision for income taxes................................        2,773          1,380
                                                              -----------    -----------
       Income (loss) before cumulative effect of change in
        accounting principle................................        3,571         (4,660)
  Cumulative effect of change in accounting principle, net
     of applicable tax benefit of $408 (Note 6).............         (778)            --
                                                              -----------    -----------
  Net income (loss).........................................  $     2,793    $    (4,660)
                                                              -----------    -----------
PER SHARE DATA:
BASIC EARNINGS (LOSS) PER SHARE (Note 4)
  Earnings (loss) per share.................................  $      0.13    $     (0.21)
                                                              ===========    ===========
  Weighted Average Shares Outstanding.......................   21,815,388     22,267,065
                                                              ===========    ===========
DILUTED EARNINGS (LOSS) PER SHARE (Note 4)
  Earnings (loss) per share.................................  $      0.12    $     (0.21)
                                                              ===========    ===========
  Weighted Average Shares Outstanding.......................   22,547,934     22,267,065
                                                              ===========    ===========

  The accompanying notes are an integral part of these consolidated financial statements.

                            THE KROLL-O'GARA COMPANY

                CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
                     FOR THE SIX MONTHS ENDED JUNE 30, 2000

                                                                                                           ACCUMULATED
                                                                                                              OTHER
                                     COMPREHENSIVE   COMMON     ADDITIONAL      RETAINED     DEFERRED     COMPREHENSIVE
                            SHARES   INCOME (LOSS)   STOCK    PAID-IN CAPITAL   DEFICIT    COMPENSATION   INCOME (LOSS)    TOTAL
                            ------   -------------   ------   ---------------   --------   ------------   -------------   --------
                                                                        (IN THOUSANDS)
BALANCE, December 31,
  1999....................  22,256                    $223       $170,102       $(12,640)    $(1,630)        $  (187)     $155,868
Net issuances of stock
  under employee benefit
  plans, including related
  tax benefit.............      10                      --             21             --          --              --            21
Issuance of restricted
  stock...................      44                      --             43             --          --              --            43
Deferred compensation
  related to restricted
  stock and stock
  options.................      --                      --           (140)            --         412              --           272
Comprehensive income
  (loss):
  Net loss................      --      $(4,660)        --             --         (4,660)         --              --        (4,660)
                                        -------
  Other comprehensive
    income (loss), net of
    tax:
    Foreign currency
      translation
      adjustment, net of
      $2,873 tax
      benefit.............      --       (4,310)        --             --             --          --              --            --
                                        -------
    Other comprehensive
      income..............      --       (4,310)        --             --             --          --          (4,310)       (4,310)
                                        -------
      Comprehensive income
        (loss)............      --      $(8,970)        --             --             --          --              --            --
                            ------      =======       ----       --------       --------     -------         -------      --------
BALANCE, June 30, 2000....  22,310                    $223       $170,026       $(17,300)    $(1,218)        $(4,497)     $147,234
                            ======                    ====       ========       ========     =======         =======      ========

The accompanying notes to consolidated financial statements are an integral part of these consolidated statements.

                            THE KROLL-O'GARA COMPANY

           CONSOLIDATED STATEMENTS OF CASH FLOWS (NOTE 7) (UNAUDITED)
                FOR THE SIX MONTHS ENDED JUNE 30, 1999 AND 2000

                                                                 SIX MONTHS ENDED
                                                                     JUNE 30,
                                                              -----------------------
                                                                 1999         2000
                                                              ----------    ---------
                                                              (DOLLARS IN THOUSANDS)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income (loss).........................................   $  2,793      $(4,660)
  Adjustments to reconcile net income (loss) to net cash
     used in
     operating activities--
       Depreciation and amortization........................      6,034        8,142
       Bad debt expense.....................................        806        2,222
       Noncash compensation expense.........................        514          273
  Change in assets and liabilities, net of effects of
     acquisitions--
     Receivables -- trade and unbilled......................    (12,098)      (7,266)
     Costs and estimated earnings in excess of billings on
      uncompleted contracts.................................      2,976        8,919
     Income tax receivable..................................       (327)          --
     Inventories, prepaid expenses and other assets.........        217       (2,528)
     Accounts payable and income taxes currently payable....    (10,608)      (3,886)
     Billings in excess of costs and estimated earnings on
      uncompleted contracts.................................        (94)         125
     Amounts due to/from related parties....................     (1,027)        (696)
     Customer deposits......................................     (1,024)         390
     Accrued liabilities....................................      6,374       (5,177)
     Long-term liabilities..................................      1,862         (779)
                                                               --------      -------
       Net cash used in operating activities................     (3,602)      (4,921)
                                                               --------      -------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of property, plant and equipment, net...........     (9,325)      (4,892)
  Additions to databases....................................     (1,843)      (2,249)
  Acquisitions, net of cash acquired........................    (12,015)        (263)
  Sale of marketable securities.............................     12,007           --
                                                               --------      -------
       Net cash used in investing activities................    (11,176)      (7,404)
                                                               --------      -------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Net borrowings under bank lines of credit.................     20,808       10,839
  Payments of long-term debt................................       (881)      (1,840)
  Proceeds from exercise of stock options...................        964           61
  Foreign currency translation..............................     (2,719)      (4,068)
                                                               --------      -------
       Net cash provided by financing activities............     18,172        4,992
                                                               --------      -------
NET INCREASE (DECREASE) IN CASH AND EQUIVALENTS.............      3,394       (7,333)
Effects of foreign currency exchange rates on cash..........       (450)        (242)
                                                               --------      -------
CASH AND EQUIVALENTS, BEGINNING OF PERIOD...................     14,041       13,835
                                                               --------      -------
CASH AND EQUIVALENTS, END OF PERIOD.........................   $ 16,985      $ 6,260
                                                               ========      =======

  The accompanying notes are an integral part of these consolidated financial statements.

                            THE KROLL-O'GARA COMPANY

              NOTES TO CONSOLIDATED UNAUDITED FINANCIAL STATEMENTS

(1) GENERAL

     The Kroll-O'Gara Company, an Ohio corporation, together with its subsidiaries (collectively "Kroll-O'Gara"), is a leading global provider of a broad range of specialized products and services that are designed to provide solutions to a variety of security needs. Kroll-O'Gara's Security Products and Services Group markets ballistic and blast protected vehicles and security services. The Investigations and Intelligence Group offers business intelligence and investigation services. The Voice and Data Communications Group offers secure satellite communication equipment and satellite navigation systems. The Information Security Group offers information and computer security services, including network and system security review and repair.

     The consolidated financial statements include all majority-owned subsidiaries. All material intercompany accounts and transactions are eliminated. Investments in 20% to 50% owned entities are accounted for using the equity method. Affiliated entities are not included in the accompanying consolidated financial statements.

     The accompanying unaudited consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-Q and
     Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring adjustments) considered necessary for fair presentation have been included. Operating results for the three and six month periods ended June 30, 2000, are not necessarily indicative of the results that may be expected for the year ended December 31, 2000. The accompanying financial statements should be read in conjunction with the consolidated financial statements and notes thereto included in Kroll-O'Gara's annual report on Form 10-K for the year ended December 31, 1999.

(2) RESTRUCTURING OF OPERATIONS

     In the first quarter of 1999, Kroll-O'Gara began implementation of a restructuring plan (the "Plan") to reduce costs and improve operating efficiencies. The Plan was substantially completed by the end of the second quarter of 1999. Including the first quarter 1999 charge of $0.5 million, the total non-recurring, pre-tax restructuring charge associated with the Plan was $4.4 million. Total payments or write-offs made pursuant to the Plan through June 30, 2000 were $3.5 million. Kroll-O'Gara does not expect to incur any other significant restructuring charges in future periods related to this Plan. The principal elements of the restructuring plan are the closure of two Investigations and Intelligence Group offices and the elimination of approximately 82 employees. The primary

                            THE KROLL-O'GARA COMPANY
     components of the restructuring charge, including accrued balances, as of June 30, 2000 are as follows:

DESCRIPTION                                            EXPENSE       ACCRUAL
-----------                                            --------      --------
                                                       (DOLLARS IN THOUSANDS)
Severance and related costs..........................   $3,116         $369
Writedown of property, plant and equipment...........      150           --
Lease termination costs..............................    1,064          498
Other................................................       34           --
                                                        ------         ----
                                                        $4,364          867
                                                        ======         ====
Less -- Current portion..............................                   560
                                                                       ----
                                                                       $307
                                                                       ====

(3) ACQUISITIONS AND MERGERS

     Kroll-O'Gara has completed several business combinations in the periods presented. These transactions, accounted for as either purchase business combinations or pooling of interests business combinations were as follows:

     On June 16, 1999, Kroll-O'Gara acquired all of the outstanding capital stock of Background America, Inc. for approximately 989,000 shares of Kroll-O'Gara common stock, including approximately 90,000 shares reserved for issuance for outstanding common stock equivalents. Background America provides employment screening and compliance services to a variety of industries and is included in Kroll-O'Gara's Investigations and Intelligence Group.

     The merger with Background America constituted a tax-free reorganization and has been accounted for as a pooling of interests transaction. Accordingly, all prior period consolidated financial statements presented have been restated to include the combined results of operations, financial position and cash flows of Background America as though they had always been a part of Kroll-O'Gara.

     There were no transactions between Kroll-O'Gara and Background America prior to the combination and immaterial adjustments were recorded to conform Background America's accounting policies. Certain reclassifications were made to Kroll-O'Gara's and Background America's financial statements to conform presentation.

     In 2000, Kroll-O'Gara recorded a charge to operating expenses of approximately $0.4 million ($0.02 per diluted share) for integration related costs. These costs relate primarily to mergers and acquisitions completed in 1999.

     On May 16, 2000, Kroll-O'Gara acquired substantially all of the assets and assumed certain liabilities of The Search Is On, Inc., a corporation doing business in Nashville, Tennessee. The purchase price of $0.6 million was satisfied with cash of $0.4 million and a note payable of $0.2 million to the former owner. The acquisition has been accounted for as a purchase and was effective on May 16, 2000. Goodwill related to this transaction was approximately $0.4 million which is being amortized over 25 years. The Search Is On specializes in obtaining public records information for utilization in providing background investigation to clients. Its revenues are included in Kroll-O'Gara's Investigations and Intelligence Group.

                            THE KROLL-O'GARA COMPANY

     On June 3, 1999, Kroll-O'Gara acquired substantially all of the assets and assumed certain liabilities of The Buchler Phillips Group, a partnership headquartered in London, England. The purchase price of $20.0 million was satisfied with cash of $12.0 million and 366,469 shares of stock valued at $8.0 million, or $21.86 per share. The acquisition has been accounted for as a purchase and was effective on April 1, 1999. Goodwill related to this transaction was approximately $20.7 million which is being amortized over 25 years. Buchler Phillips specializes in corporate advisory practices which includes work related to corporate rescue, insolvency, financial consulting and corporate finance. Buchler Phillips' revenues are included in the Investigations and Intelligence Group.

     On March 1, 1999, Kroll-O'Gara acquired all of the capital stock of Financial Research, Inc. for approximately $3.3 million, consisting of 101,555 shares of common stock. Financial Research provides business valuation and economic damage analysis services and is included in Kroll-O'Gara's Investigations and Intelligence Group. The acquisition has been accounted for as a pooling of interests.

(4) EARNINGS PER SHARE --

     In accordance with Statement of Financial Accounting Standards No. 128, "Earnings Per Share", basic earnings per share are computed by dividing net income by the weighted average number of shares of common stock outstanding during the period. Diluted earnings per share are computed by dividing net income by the weighted average number of shares of common stock and common stock equivalents outstanding during the period. Dilutive common stock equivalents represent shares issuable upon assumed exercise of stock options and warrants and upon assumed issuance of restricted stock. The following is a reconciliation of the numerator and denominator for basic and diluted earnings per share for the six months ended June 30, 1999 (in thousands, except per share data):

                                                 SIX MONTHS ENDED JUNE 30, 1999
                                             ---------------------------------------
                                               INCOME         SHARES       PER-SHARE
                                             (NUMERATOR)   (DENOMINATOR)    AMOUNT
                                             -----------   -------------   ---------
Basic EPS..................................    $2,793         21,815         $0.13
                                                                             =====
Effect of dilutive securities:
  Options..................................        --            708
  Warrants.................................        --              3
  Restricted Stock.........................        --             22
                                               ------         ------
Diluted EPS................................    $2,793         22,548         $0.12
                                               ======         ======         =====

     As a result of the net loss recorded for the six months ended June 30, 2000, basic and diluted earnings per share are identical as all options and warrants are anti-dilutive.

     Basic and diluted earnings per share based on income before cumulative effect of change in accounting principle were $0.16 for the six months ended June 30, 1999. The basic and diluted per share impact of the change in accounting principle was $0.03 and $0.04, respectively.

(5) DEBT --

     (a) AMENDMENT OF CREDIT FACILITY -- On September 14, 2000, Kroll-O'Gara amended its credit agreement to extend its temporary increase in its revolving line of credit from $25.0 million to $40.0 million. Pursuant to the amended credit agreement, the increase in the revolving line of

                            THE KROLL-O'GARA COMPANY
       credit is effective until January 1, 2001, at which time all borrowings in excess of $25.0 million must be repaid. The credit facility continues to provide for a letter of credit facility of approximately $7.6 million. Both the letter of credit facility and the line of credit mature on May 31, 2001. Advances under the revolving line of credit bear interest at prime to prime plus 0.75%, or, at Kroll-O'Gara's option, LIBOR plus 1.50% to LIBOR plus 2.50%, dependent upon a defined financial ratio. Borrowings under this line of credit were approximately $22.8 million and $34.3 million at December 31, 1999 and June 30, 2000, respectively.

       This credit agreement includes financial covenants which, among other restrictions, require the maintenance of certain financial ratios and other financial requirements, including an interest coverage ratio and net worth minimum, and impose limitations on foreign investment, goodwill, additional indebtedness and capital expenditures. Pursuant to the amended credit agreement, certain of these financial ratios were revised. Kroll-O'Gara was not in compliance with certain of these covenants at June 30, 2000. All such events of non-compliance were subsequently waived or amended by the lender.

   (b) SENIOR UNSECURED NOTES PAYABLE -- Kroll-O'Gara's $35.0 million of senior unsecured notes payable also contains financial covenants, which among other restrictions, require the maintenance of a minimum level of net worth and a fixed charge coverage ratio. Kroll-O'Gara was not in compliance with the fixed charge coverage ratio at June 30, 2000. This event of non-compliance was subsequently waived by the lenders.

(6) NEW PRONOUNCEMENTS --

     In April 1998, the American Institute of Certified Public Accountants released Statement of Position (SOP) 98-5 "Reporting on the Cost of Start-Up Activities". The SOP requires costs of start-up activities, including pre-operating costs, organization costs and start-up costs to be expensed as incurred. Kroll-O'Gara's practice was to capitalize these expenses and amortize them over periods ranging from one to five years. Kroll-O'Gara adopted SOP 98-5 in the first quarter of 1999 and recorded a cumulative effect of an accounting change of $0.8 million, net of a tax benefit of $0.4 million.

     In June 1998, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities" (SFAS 133). SFAS 133 establishes accounting and reporting standards requiring that every derivative instrument (including certain derivative instruments embedded in other contracts) be recorded in the balance sheet as either an asset or liability measured at its fair value. SFAS 133 requires that changes in the derivative's fair value be recognized currently in earnings unless specific hedge accounting criteria are met. SFAS 133, as amended, is effective for fiscal years beginning after June 15, 2000. Kroll-O'Gara has nine forward contracts in place in association with demand notes from two subsidiaries. These instruments qualify for hedge accounting. Kroll-O'Gara has not yet quantified the impact of adopting SFAS 133 on its financial statements and has not determined the timing of or method of adoption of SFAS 133. However, SFAS 133 could increase volatility in earnings and other comprehensive income.

     In March 2000, the FASB issued Financial Accounting Standards Board Interpretation No. 44 ("Interpretation No. 44"), "Accounting for Certain Transactions involving Stock Compensation -- an interpretation of APB Opinion 25." Interpretation No. 44 is effective July 1, 2000. Interpretation

                            THE KROLL-O'GARA COMPANY

     No. 44 clarifies the application of APB Opinion 25 for certain matters, specifically (a) the definition of an employee for purposes of applying APB Opinion 25, (b) the criteria for determining whether a plan qualifies as a noncompensatory plan, (c) the accounting consequence of various modifications to the terms of a previously fixed stock option or award, and
     (d) the accounting for an exchange of stock compensation awards in a business combination. Management does not anticipate that the adoption of Interpretation No. 44 will have a material impact on financial position or the results of operations.

(7) SUPPLEMENTAL CASH FLOW DISCLOSURE --

     Cash equivalents consist of all highly liquid debt instruments with an initial maturity of three months or less at the date of purchase. Kroll-O'Gara invests excess cash in overnight repurchase agreements, which are government collateralized securities. The carrying amount of cash and cash equivalents approximates fair value of those instruments due to their short maturity.

                                                                 SIX MONTHS ENDED
                                                                     JUNE 30,
                                                              -----------------------
                                                                1999          2000
                                                              ---------     ---------
                                                              (DOLLARS IN THOUSANDS)
Cash paid for taxes.........................................   $3,680        $  991
Cash paid for interest......................................   $1,949        $2,708
Non-cash activity:
Fair value of stock issued in connection with acquisition of
  Buchler Phillips..........................................   $8,011        $   --
Deferred compensation related to options and restricted
  stock.....................................................   $1,572        $   --

(8) INVENTORIES --

     Inventories are stated at the lower of cost or market using the first-in, first-out (FIFO) method and include the following:

                                                              DECEMBER 31,    JUNE 30,
INVENTORY CATEGORY                                                1999          2000
------------------                                            ------------    --------
                                                               (DOLLARS IN THOUSANDS)
Raw materials...............................................    $14,495       $19,437
Vehicle costs and work-in-process...........................     11,769        11,150
                                                                -------       -------
     Total inventory........................................    $26,264       $30,587
                                                                =======       =======

(9) DERIVATIVE FINANCIAL INSTRUMENTS --

     Financial instruments in the form of foreign currency exchange contracts are utilized by Kroll-O'Gara to hedge its exposure to movements in foreign currency exchange rates. Kroll-O'Gara does not hold or issue derivative financial instruments for trading purposes. Gains and losses on foreign exchange contracts are deferred and amortized as an adjustment to the cumulative foreign currency translation adjustment component of equity over the terms of the agreements in accordance with hedge accounting standards.

     Kroll-O'Gara has entered into nine foreign currency exchange contracts to hedge its exposure to certain foreign currency rate fluctuations on demand loans to two subsidiaries that are denominated in the foreign currencies. By virtue of these contracts, Kroll-O'Gara has fixed the total dollar amount that they will receive under the aforementioned subsidiary loans through the maturity dates

                            THE KROLL-O'GARA COMPANY
     of the contracts regardless of the fluctuations in the exchange rate. At June 30, 2000, the total notional amount of the contracts, which mature between July 2000 and January 2002, is $17.9 million. Kroll-O'Gara's foreign currency translation adjustment component of shareholder's equity was increased by $0.9 million in the six months ended June 30, 2000 as a result of these agreements.

     Kroll-O'Gara has estimated the fair value of the foreign exchange contracts based on information obtained from the counterparty of the amount Kroll-O'Gara would receive at June 30, 2000 in order to terminate the agreements. As of June 30, 2000, Kroll-O'Gara would have received approximately $1.8 million upon cancellation of all contracts.

(10) SEGMENT DATA --

     During 1999 and 2000, Kroll-O'Gara operated in four business segments, the Security Products and Services Group, the Investigations and Intelligence Group, the Voice and Data Communications Group and the Information Security Group.

     The following summarizes information about the Company's business segments:

                             SECURITY     INVESTIGATIONS
                           PRODUCTS AND        AND         VOICE AND DATA   INFORMATION
                             SERVICES      INTELLIGENCE    COMMUNICATIONS    SECURITY
                              GROUP           GROUP            GROUP           GROUP       OTHER    CONSOLIDATED
                           ------------   --------------   --------------   -----------   -------   ------------
SIX MONTHS ENDED JUNE 30,
  1999
Net sales to unaffiliated
  customers..............    $57,475         $ 84,623         $ 7,463         $ 2,480     $    --     $152,041
                             =======         ========         =======         =======     =======     ========
Gross profit.............    $18,576         $ 37,822         $   823         $ 1,267     $    --     $ 58,488
                             =======         ========         =======         =======     =======     ========
Operating income
  (loss).................    $ 9,544         $  5,818         $  (633)        $   123     $(6,703)    $  8,149
                             =======         ========         =======         =======     =======     ========
SIX MONTHS ENDED JUNE 30,
  2000
Net sales to unaffiliated
  customers..............    $54,650         $ 98,001         $ 8,588         $ 1,810     $    --     $163,049
                             =======         ========         =======         =======     =======     ========
Gross profit.............    $14,184         $ 43,023         $ 1,372         $  (241)    $    --     $ 58,338
                             =======         ========         =======         =======     =======     ========
Operating income
  (loss).................    $ 5,191         $  8,925         $  (122)        $(4,704)    $(9,607)    $   (317)
                             =======         ========         =======         =======     =======     ========
Identifiable assets at
  June 30, 2000..........    $99,783         $159,300         $10,762         $ 4,907     $    --     $274,752
                             =======         ========         =======         =======     =======     ========
Corporate assets.........                                                                               15,919
                                                                                                      --------
     Total assets at June
       30, 2000..........                                                                             $290,671
                                                                                                      ========

(11) DISCONTINUED OPERATIONS SUBSEQUENTLY RETAINED --

     On April 28, 1999, the Board of Directors approved a formal plan to discontinue operations of the Voice and Data Communications Group pursuant to several outside expressions of interest to purchase this business. In May 2000, Kroll-O'Gara terminated all then pending negotiations to sell this business due to an inability to agree to terms of a sale with outside third parties. Accordingly,

                            THE KROLL-O'GARA COMPANY
     the results of operations of the Voice and Data Communications Group for all prior periods have been reclassified from discontinued operations to continuing operations.

     Kroll-O'Gara had not anticipated a loss on disposal of the Voice and Data Communications Group and, accordingly, had not recorded any estimated loss on disposal. Kroll-O'Gara continues to monitor the potential for impairment of the net assets of this Group and will record impairment reserves as facts and circumstances warrant. Based on its most recent analysis, Kroll-O'Gara believes that no impairment existed at June 30, 2000.

(12) SUBSEQUENT EVENTS --

     (a) FAILED MERGER WITH BLACKSTONE -- On November 15, 1999, Kroll-O'Gara announced that it had entered into a definitive agreement with Blackstone Capital Partners III Merchant Banking Fund L.P. (Blackstone) pursuant to which shares held by all Kroll-O'Gara shareholders, other than certain members of management, would be acquired by Blackstone for $18.00 per share in cash. On April 12, 2000, Kroll-O'Gara announced that Blackstone had withdrawn its offer to acquire Kroll-O'Gara shares. Costs associated with the failed recapitalization merger in the six months ended June 30, 2000 were approximately $2.0 million ($0.09 per diluted share) and consisted primarily of fees for attorneys, accountants, travel and other related charges.

     (b) PROPOSED PLAN OF REORGANIZATION AND DISSOLUTION -- In April 2000, subsequent to the terminated Blackstone transaction, Kroll-O'Gara decided to explore the split-up of its principal businesses into two independent public companies. On August 30, 2000, Kroll-O'Gara's Board of Directors approved an agreement and plan of reorganization and dissolution of Kroll-O'Gara (which was executed effective September 8, 2000), the completion of which is subject to a number of conditions including the receipt of a favorable tax ruling and the approval by Kroll-O'Gara's shareholders. Under this agreement, The O'Gara Company (O'Gara), a newly incorporated company, will receive substantially all of the assets and liabilities of Kroll-O'Gara's Security Products and Services Group, and 60% of Kroll-O'Gara's ownership interest in the common stock of the entity comprising its Information Security Group, as well as a portion of Kroll-O'Gara's assets and liabilities that are not attributable to a particular business group. The remaining business of Kroll-O'Gara, primarily the Investigations and Intelligence Group, the Voice and Data Communications Group and 40% of Kroll-O'Gara's ownership interest in the common stock of the entity comprising the Information Security Group, as well as the other assets and liabilities that are not attributable to a particular business group, will be transferred to and assumed by another newly incorporated company, Kroll Risk Consulting Services, Inc. (KRCS). After these transfers, certain management shareholders of Kroll-O'Gara will exchange all of their shares of Kroll-O'Gara common stock for shares of O'Gara common stock and other management shareholders of Kroll-O'Gara will exchange all their shares of Kroll-O'Gara common stock for shares of KRCS common stock. Kroll-O'Gara then will distribute, on a pro rata basis, all remaining shares of O'Gara common stock and KRCS common stock held by it to the remaining holders of Kroll-O'Gara common stock. The exchanging management shareholders will not participate in this distribution. Concurrent with the completion of these transactions, O'Gara and KRCS will become separate publicly-traded companies. Subsequent to the reorganization and split-up, Kroll-O'Gara will be dissolved.

                            THE KROLL-O'GARA COMPANY

        As part of the reorganization and split-up, Kroll-O'Gara will incur approximately $2.8 million (net of tax benefit of $1.9 million) of charges for the write-off of certain intangibles and unamortized financing fees, debt prepayment fees and compensation costs related to accelerated vesting of stock option plans. KRCS and O'Gara have agreed to split these charges on an agreed-upon basis. Also, as soon as possible following completion of this transaction, KRCS plans to sell the Voice and Data Communications Group.

    (c) FINANCING ARRANGEMENTS

        On September 12, 2000, Kroll-O'Gara amended its existing credit agreement, extending its $15.0 million temporary increase in the revolving line of credit until January 1, 2001 (see Note 5). Interest rates on the components of the revolving line of credit were increased 0.75%. Pursuant to this most recent amendment, certain of the financial covenants and ratios in the credit agreement were waived or amended as Kroll-O'Gara had not been in compliance with certain of these prior covenants at June 30, 2000.

        As described above, Kroll-O'Gara has entered into an agreement for the separation of its principal business groups into two public companies. Management of each of O'Gara and KRCS is currently in discussions with banks to provide financing for each company subsequent to the separation. Pending the separation, Kroll-O'Gara will require additional sources of capital to supplement operating cash flow, either through amending and increasing its credit facilities, through an equity offering of one of its subsidiaries or both. In the absence of the separation of the businesses, management is of the opinion that there will be sufficient liquidity available from existing operations and credit facilities, which can be supplemented, if necessary, with additional secured or unsecured financing, to finance the continuing operations of Kroll-O'Gara.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

TO THE KROLL-O'GARA COMPANY:

     We have audited the accompanying combined balance sheets of THE O'GARA COMPANY (Note 1) and subsidiaries as of December 31, 1998 and 1999 and the related combined statements of operations, shareholders' equity and cash flows for each of the three years in the period ended December 31, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of The O'Gara Company and subsidiaries as of December 31, 1998 and 1999 and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1999, in conformity with accounting principles generally accepted in the United States.

     As explained in Note 2(q) to the combined financial statements, effective in the first quarter of 1999, the Company changed its method of accounting for costs of start-up activities.

Cincinnati, Ohio
  September 14, 2000

                               THE O'GARA COMPANY

                            COMBINED BALANCE SHEETS
                        AS OF DECEMBER 31, 1998 AND 1999

                                                                  1998            1999
                                                              ------------    ------------
ASSETS
CURRENT ASSETS:
  Cash and cash equivalents.................................  $  6,416,652    $  3,395,566
  Marketable securities.....................................     6,563,054              --
  Trade accounts receivable, net of allowance for doubtful
     accounts of approximately $509,510 and $968,749 in 1998
     and 1999, respectively (Notes 2 and 4).................    21,480,116      24,314,173
  Related party receivables (Note 6)........................       381,534         334,934
  Costs and estimated earnings in excess of billings on
     uncompleted contracts (Note 4).........................    26,408,097      24,159,724
  Inventories (Note 4)......................................    18,607,062      21,194,072
  Prepaid expenses and other................................     4,515,479       5,026,544
  Deferred tax asset (Note 5)...............................     1,118,830       1,743,947
                                                              ------------    ------------
          Total current assets..............................    85,490,824      80,168,960
                                                              ------------    ------------
PROPERTY, PLANT AND EQUIPMENT, at cost (Notes 2 and 7):
  Land......................................................     1,661,900       1,970,094
  Buildings and improvements................................     6,342,553       6,630,563
  Leasehold improvements....................................       656,189       1,109,421
  Furniture and fixtures....................................     3,384,034       6,243,522
  Machinery and equipment...................................     6,974,724      12,521,171
  Construction-in-progress..................................     1,427,363              --
                                                              ------------    ------------
                                                                20,446,763      28,474,771
  Less-accumulated depreciation.............................    (7,129,220)     (9,315,376)
                                                              ------------    ------------
                                                                13,317,543      19,159,395
                                                              ------------    ------------
COSTS IN EXCESS OF ASSETS ACQUIRED AND OTHER INTANGIBLE
  ASSETS, net of accumulated amortization of $1,694,922 and
  $3,192,086 in 1998 and 1999, respectively (Notes 2 and
  3)........................................................    18,319,997      17,195,049
OTHER ASSETS:
  Other assets (Note 4).....................................     3,114,799       1,318,206
  Deferred tax asset (Note 5)...............................       559,051         430,729
                                                              ------------    ------------
                                                                21,993,847      18,943,984
                                                              ------------    ------------
                                                              $120,802,214    $118,272,339
                                                              ============    ============

            The accompanying notes to combined financial statements
             are an integral part of these combined balance sheets.

                               THE O'GARA COMPANY

                            COMBINED BALANCE SHEETS
                        AS OF DECEMBER 31, 1998 AND 1999

                                                                  1998            1999
                                                              ------------    ------------
LIABILITIES AND SHAREHOLDER'S EQUITY
CURRENT LIABILITIES:
  Current portion of long-term debt due to third-parties
     (Note 7)...............................................  $  1,336,449    $  2,245,927
  Current portion of allocated Kroll-O'Gara long-term
     debt...................................................            --       9,454,702
  Trade accounts payable....................................    20,653,939      22,588,044
  Related party payables (Note 6)...........................       341,358              --
  Billings in excess of costs and estimated earnings on
     uncompleted contracts..................................       182,656         360,725
  Accrued liabilities (Note 4)..............................    10,408,563       7,680,234
  Income taxes currently payable (Note 5)...................       599,248              --
  Customer deposits.........................................     2,283,312       1,395,984
                                                              ------------    ------------
          Total current liabilities.........................    35,805,525      43,725,616

OTHER LONG-TERM LIABILITIES.................................       406,606         521,787

ALLOCATION OF KROLL-O'GARA LONG-TERM DEBT...................    13,560,212      15,072,798

LONG-TERM DEBT DUE TO THIRD PARTIES, net of current portion
  (Note 7)..................................................     2,258,976         853,639
                                                              ------------    ------------
          Total liabilities.................................    52,031,319      60,173,840
                                                              ------------    ------------

COMMITMENTS AND CONTINGENCIES (Notes 8 and 11)
SHAREHOLDER'S EQUITY (Note 1 and 4(e)):
  Advances from Kroll-O'Gara, net...........................    70,926,669      58,868,241
  Deferred compensation (Note 10)...........................    (1,113,936)     (1,030,079)
  Accumulated other comprehensive income (loss).............    (1,041,838)        260,337
                                                              ------------    ------------
          Total shareholder's equity........................    68,770,895      58,098,499
                                                              ------------    ------------
                                                              $120,802,214    $118,272,339
                                                              ============    ============

            The accompanying notes to combined financial statements
             are an integral part of these combined balance sheets.

                               THE O'GARA COMPANY

                       COMBINED STATEMENTS OF OPERATIONS
              FOR THE YEARS ENDED DECEMBER 31, 1997, 1998 AND 1999

                                                       1997            1998            1999
                                                   ------------    ------------    ------------
NET SALES........................................  $100,738,987    $131,690,342    $118,507,042
COST OF SALES....................................    72,383,397      95,290,444      83,619,864
                                                   ------------    ------------    ------------
     Gross profit................................    28,355,590      36,399,898      34,887,178
OPERATING EXPENSES:
  Selling and marketing..........................     6,523,927       7,643,386       8,854,226
  General and administrative.....................    10,144,436      13,094,713      20,583,388
  Restructuring charge (Note 4)..................            --              --         291,757
  Failed merger related costs (Note 2(s))........            --              --         703,819
  Merger related costs (Note 3)..................     2,932,674       1,136,554         145,429
                                                   ------------    ------------    ------------
     Operating expenses..........................    19,601,037      21,874,653      30,578,619
                                                   ------------    ------------    ------------
     Operating income............................     8,754,553      14,525,245       4,308,559
OTHER INCOME (EXPENSE):
  Interest expense...............................    (2,967,936)     (2,415,307)     (1,994,705)
  Interest income................................           535         600,325          86,826
  Other, net.....................................      (249,001)       (547,593)       (244,391)
                                                   ------------    ------------    ------------
     Income before minority interest, provision
       for income taxes, extraordinary item and
       cumulative effect of change in accounting
       principle.................................     5,538,151      12,162,670       2,156,289
  Minority interest..............................       156,223              --              --
                                                   ------------    ------------    ------------
     Income before provision for income taxes,
       extraordinary item and cumulative effect
       of change in accounting principle.........     5,381,928      12,162,670       2,156,289
  Provision for income taxes.....................     2,821,709       5,015,853       2,303,377
                                                   ------------    ------------    ------------
     Income (loss) before extraordinary item and
       cumulative effect of change in accounting
       principle.................................     2,560,219       7,146,817        (147,088)
  Extraordinary loss, net of applicable tax
     benefit of $129,250 (Note 2(r)).............      (193,875)             --              --
                                                   ------------    ------------    ------------
     Income (loss) before cumulative effect of
       change in accounting principle............     2,366,344       7,146,817        (147,088)
  Cumulative effect of change in accounting
     principle, net of applicable tax benefit of
     $408,000 in 1999 (Note 2(q))................            --              --        (778,041)
                                                   ------------    ------------    ------------
          Net income (loss)......................  $  2,366,344    $  7,146,817    $   (925,129)
                                                   ============    ============    ============
Earnings (Loss) Per Share (Note 2(n)):
  Basic and diluted..............................  $       0.39    $       1.19    $      (0.15)
                                                   ============    ============    ============
Weighted Average Shares Outstanding (Note 2 (n)):
  Basic and diluted..............................     6,000,000       6,000,000       6,000,000
                                                   ============    ============    ============

            The accompanying notes to combined financial statements
               are an integral part of these combined statements.

                               THE O'GARA COMPANY

                  COMBINED STATEMENTS OF SHAREHOLDER'S EQUITY
              FOR THE YEARS ENDED DECEMBER 31, 1997, 1998 AND 1999

                                                                                     ACCUMULATED
                                                                                        OTHER
                                     COMPREHENSIVE   ADVANCES FROM     DEFERRED     COMPREHENSIVE
                                     INCOME (LOSS)   KROLL-O'GARA    COMPENSATION   INCOME (LOSS)      TOTAL
                                     -------------   -------------   ------------   -------------   ------------
BALANCE, December 31, 1996.........                  $ 12,793,403    $        --     $   (44,772)   $ 12,748,631
Comprehensive income:
  Net income.......................   $2,366,344        2,366,344             --              --       2,366,344
                                      ----------
  Other comprehensive income
    (loss), net of tax:
      Foreign currency translation
         adjustment, net of
         $335,000 tax benefit......     (502,634)              --             --              --              --
                                      ----------
      Other comprehensive loss.....     (502,634)              --             --        (502,634)       (502,634)
                                      ----------
         Comprehensive income......   $1,863,710               --             --              --              --
                                      ==========
Change in advances from
  Kroll-O'Gara.....................                    12,086,918             --              --      12,086,918
                                                     ------------    -----------     -----------    ------------
BALANCE, December 31, 1997.........                    27,246,665             --        (547,406)     26,699,259
Comprehensive income:
  Net income.......................   $7,146,817        7,146,817             --              --       7,146,817
                                      ----------
  Other comprehensive income
    (loss), net of tax:
      Foreign currency translation
         adjustment, net of
         $330,000 tax benefit......     (494,432)              --             --              --              --
                                      ----------
      Other comprehensive loss.....     (494,432)              --             --
                                      ----------
         Comprehensive income......   $6,652,385               --             --        (494,432)       (494,432)
                                      ==========
Change in advances from
  Kroll-O'Gara.....................                    35,341,091             --              --      35,341,091
Deferred compensation related to
  stock options of Kroll-O'Gara
  (Note 10)........................                     1,192,096     (1,113,936)             --          78,160
                                                     ------------    -----------     -----------    ------------
BALANCE, December 31, 1998.........                    70,926,669     (1,113,936)     (1,041,838)     68,770,895
Comprehensive income (loss):
  Net loss.........................   $ (925,129)        (925,129)            --              --        (925,129)
                                      ----------
  Other comprehensive income
    (loss), net of tax:
      Foreign currency translation
         adjustment, net of
         $868,000 tax provision....    1,302,175               --             --              --              --
                                      ----------
      Other comprehensive income...    1,302,175               --             --       1,302,175       1,302,175
                                      ----------
         Comprehensive income......   $  377,046               --             --              --              --
                                      ==========
Change in advances from
  Kroll-O'Gara.....................                   (11,546,894)            --              --     (11,546,894)
Deferred compensation related to
  restricted stock of Kroll-O'Gara
  (Note 10)........................                       413,595         83,857              --         497,452
                                                     ------------    -----------     -----------    ------------
BALANCE, December 31, 1999.........                  $ 58,868,241    $(1,030,079)    $   260,337    $ 58,098,499
                                                     ============    ===========     ===========    ============

            The accompanying notes to combined financial statements
               are an integral part of these combined statements.

                               THE O'GARA COMPANY

                  COMBINED STATEMENTS OF CASH FLOWS (NOTE 14)
              FOR THE YEARS ENDED DECEMBER 31, 1997, 1998 AND 1999

                                                          1997           1998           1999
                                                      ------------   ------------   ------------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income (loss).................................  $  2,366,344   $  7,146,817   $   (925,129)
  Adjustments to reconcile net income (loss) to net
     cash provided by (used in) operations --
       Depreciation and amortization................     1,902,748      2,431,877      3,683,320
       Bad debt expense.............................       582,377        337,203      1,144,722
       Share in net income of joint ventures........      (121,650)            --             --
       Noncash compensation expense.................            --         78,160        497,452
  Change in assets and liabilities, net of effects
     of acquisitions --
       Receivables-trade and unbilled...............    (4,786,333)    (6,859,225)    (3,978,779)
       Costs and estimated earnings in excess of
          billings on uncompleted contracts.........     3,290,709    (14,510,296)     2,248,373
       Inventories, prepaid expenses and other
          assets....................................    (6,536,340)    (5,048,018)    (1,673,698)
       Accounts payable and income taxes currently
          payable...................................     4,365,566      2,462,800      1,334,857
       Billings in excess of costs and estimated
          earnings on uncompleted contracts.........      (801,365)       (68,214)       178,069
       Amounts due to/from related parties..........       (28,162)      (158,862)      (294,758)
       Deferred taxes...............................      (926,239)      (751,642)      (496,795)
       Accrued liabilities, long-term liabilities
          and customer deposits.....................      (916,387)     3,514,132     (3,500,476)
                                                      ------------   ------------   ------------
          Net cash used in operating activities.....    (1,608,732)   (11,425,268)    (1,782,842)
                                                      ------------   ------------   ------------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of property, plant and equipment, net...    (3,211,995)    (4,051,921)    (8,028,008)
  Acquisitions, net of cash acquired (Note 3).......    (8,103,948)    (3,200,000)            --
  Sale (purchases) of marketable securities, net....            --     (6,563,054)     6,563,054
                                                      ------------   ------------   ------------
          Net cash used in investing activities.....   (11,315,943)   (13,814,975)    (1,464,954)
                                                      ------------   ------------   ------------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from (repayments of) allocated
     Kroll-O'Gara long-term debt....................    20,812,083     (5,247,473)    10,967,288
  Proceeds from third party debt....................       278,979      1,066,585             --
  Payments of third party debt......................      (797,658)      (609,074)      (495,859)
  Increase (decrease) in advances from
     Kroll-O'Gara...................................     4,184,942     34,451,091    (11,546,894)
  Foreign currency translation......................      (473,947)      (581,551)     1,481,562
  Net repayments under revolving lines of credit....    (9,376,835)      (559,112)            --
                                                      ------------   ------------   ------------
          Net cash provided by financing
            activities..............................    14,627,564     28,520,466        406,097
                                                      ------------   ------------   ------------
NET INCREASE IN CASH AND CASH EQUIVALENTS...........     1,702,889      3,280,223     (2,841,699)
Effects of foreign currency exchange rates on cash
  and cash equivalents..............................       (28,687)        87,119       (179,387)
CASH AND CASH EQUIVALENTS, beginning of year........     1,375,108      3,049,310      6,416,652
                                                      ------------   ------------   ------------
CASH AND CASH EQUIVALENTS, end of year..............  $  3,049,310   $  6,416,652   $  3,395,566
                                                      ============   ============   ============

            The accompanying notes to combined financial statements
               are an integral part of these combined statements.

                               THE O'GARA COMPANY

                     NOTES TO COMBINED FINANCIAL STATEMENTS
              FOR THE YEARS ENDED DECEMBER 31, 1997, 1998 AND 1999

(1) BASIS OF PRESENTATION --

     The O'Gara Company (O'Gara or the Company) is a wholly-owned holding company subsidiary of The Kroll-O'Gara Company (Kroll-O'Gara).

     In April 2000, Kroll-O'Gara decided to explore the split-up of its principal businesses into two independent public companies; O'Gara is a newly incorporated company organized in preparation for the split-up. Under an agreement and plan of reorganization and dissolution of Kroll-O'Gara (which was executed effective September 8, 2000), adopted by Kroll-O'Gara's Board of Directors on August 30, 2000, the completion of which is subject to a number of conditions including the receipt of a favorable tax ruling and the approval by Kroll-O'Gara's shareholders, O'Gara will receive substantially all of the assets and liabilities of Kroll-O'Gara's Security Products and Services Group, and 60% of Kroll-O'Gara's ownership interest in the common stock of the entity comprising its Information Security Group, as well as a portion of Kroll-O'Gara's assets and liabilities that are not attributable to a particular business group. The remaining business of Kroll-O'Gara, primarily the Investigations and Intelligence Group, the Voice and Data Communications Group and 40% of Kroll-O'Gara's ownership interest in the common stock of the entity comprising the Information Security Group, as well as the other assets and liabilities that are not attributable to a particular business group, will be transferred to and assumed by another newly incorporated company, Kroll Risk Consulting Services, Inc. (KRCS). After these transfers, certain management shareholders of Kroll-O'Gara will exchange all of their shares of Kroll-O'Gara common stock for shares of O'Gara common stock and other management shareholders of Kroll-O'Gara will exchange all their shares of Kroll-O'Gara common stock for shares of KRCS common stock. Kroll-O'Gara then will distribute, on a pro rata basis, all remaining shares of O'Gara common stock and KRCS common stock held by it to the remaining holders of Kroll-O'Gara common stock. The exchanging management shareholders will not participate in this distribution. Concurrent with the completion of these transactions, O'Gara and KRCS will become separate publicly-traded companies. Subsequent to the reorganization and split-up, Kroll-O'Gara will be dissolved.

     As part of the reorganization and split-up, Kroll-O'Gara will incur approximately $2.8 million (net of tax benefit of $1.9 million) of charges for the write off of certain intangibles and unamortized financing fees, debt prepayment fees and compensation costs related to accelerated vesting of stock option plans. KRCS and O'Gara have agreed to split these charges on an agreed-upon basis.

     The accompanying combined financial statements are presented on a carve-out basis and include the historical results of operations and assets and liabilities allocated to O'Gara, prior to the effects of the reorganization, which includes most of the businesses that operate in Kroll-O'Gara's Security Products and Services Group as well as 100% of the business that operates in Kroll-O'Gara's Information Security Group. These combined financial statements have been prepared from Kroll-O'Gara's historical accounting records.

     The newly incorporated O'Gara has its origins in the former O'Gara Company, a holding company for previously affiliated companies. A wholly owned subsidiary of the former O'Gara Company merged with Kroll Holdings, Inc. in December 1997 in a transaction accounted for as a pooling of interests. At the time of that merger the former O'Gara Company changed its name to The Kroll-O'Gara Company. See Note 3 for a further discussion of this merger transaction.

                               THE O'GARA COMPANY

     O'Gara was allocated $4.4 million and $5.4 million of overhead costs related to Kroll-O'Gara's corporate administrative functions in 1998 and 1999, respectively. For the year ended December 31, 1997, the former O'Gara Company operated on a standalone basis and, accordingly, no allocation of overhead costs was recorded in the accompanying combined financial statements. The allocations for 1998 and 1999 were based on a specific identification of Kroll-O'Gara's administrative costs attributable to O'Gara and, to the extent that such identification was not practicable, on the basis of O'Gara's sales as a percentage of Kroll-O'Gara's sales. The allocated costs are included in the various operating expense captions in the accompanying combined statements of operations. Management believes that such allocation methodology is reasonable. Subsequent to the split-up, O'Gara will be required to manage these functions and will be responsible for the expenses associated with the operations of a stand-alone public company. Management does not believe these expenses on a stand-alone basis will be significantly different from those reflected in the accompanying statements of operations.

     O'Gara's operations have been financed through its operating cash flows and advances from Kroll-O'Gara. O'Gara's interest expense includes an allocation of Kroll-O'Gara's interest expense based on Kroll-O'Gara's weighted average interest rate applied to intercompany advances. Interest expense allocated from Kroll-O'Gara was $2.0 million and $1.7 million for the years ended December 31, 1998 and 1999, respectively. The historical interest expense allocated to O'Gara may not be indicative of future interest expense incurred. Income tax was calculated as if O'Gara had filed separate income tax returns. O'Gara's future effective tax rate will depend largely on its structure and tax strategies as a separate, independent public company.

     The O'Gara Company expects to obtain debt funding prior to completion of the split-up to repay the portion of Kroll-O'Gara's third party financing obligations assumed by it as well as to establish a working capital and letter of credit facility.

     On September 14, 2000, Kroll-O'Gara amended its credit agreement to provide for an extension of its temporary increase in its revolving line of credit from $25.0 million to $40.0 million. Pursuant to the amended credit agreement, the increase in the revolving line of credit is effective until January 1, 2001, at which time all borrowings in excess of $25.0 million must be repaid. The credit facility continues to provide for a letter of credit facility of approximately $7.6 million. Both the letter of credit facility and the line of credit mature on May 31, 2001. Advances under the revolving line of credit bear interest at rates ranging from prime to prime plus 0.75%, or, at Kroll-O'Gara's option, LIBOR plus 1.50% to LIBOR plus 2.50%, dependent upon a defined financial ratio.

     Kroll-O'Gara's currently existing credit agreements include certain financial covenant restrictions. Kroll-O'Gara was not in compliance with certain of these covenants as of December 31, 1999 and as of June 30, 2000. All such events of non-compliance have been subsequently amended or waived by the lenders. Had the lenders not provided a waiver or amendment, all amounts outstanding under the credit agreements would have been subject to acceleration by the lenders. Pending the separation, Kroll-O'Gara will require additional sources of capital to supplement operating cash flow, either through amending and increasing its credit facilities, through an equity offering of one of its subsidiaries or both. In the absence of the separation of the businesses, management is of the opinion that there will be sufficient liquidity available from existing operations and credit facilities, which can be supplemented, if necessary, with additional secured or unsecured financing, to finance the continuing operations of Kroll-O'Gara.

                               THE O'GARA COMPANY

     In addition, O'Gara and KRCS will enter into agreements, principally a tax sharing and cross-indemnification agreement, governing the relationships between the separated businesses of Kroll-O'Gara after the split-up.

(2) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES --

     (a) NATURE OF OPERATIONS AND BASIS OF COMBINATION -- The accompanying combined financial statements include the accounts of all majority-owned subsidiaries involved in most of the businesses that operate in Kroll-O'Gara's Security Products and Services Group as well as the Information Security Group. The Security Products and Services Group markets ballistic and blast protected vehicles and security services. The Information Security Group offers information and computer security services, including network and system security review and repair. All material intercompany accounts and transactions are eliminated. Investments in 20% to 50% owned entities are accounted for on the equity method and investments in less than 20% owned entities are accounted for on the cost method. Affiliated entities are not included in the accompanying combined financial statements, and include entities that are directly or indirectly owned by current shareholders or former shareholders.

     (b) REVENUE RECOGNITION -- Revenue related to contracts for security products (both government and commercial) results principally from long-term fixed price contracts and is recognized on the percentage-of-completion method calculated utilizing the cost-to-cost approach. The percent deemed to be complete is calculated by comparing the costs incurred to date to estimated total costs for each contract. This method is used because management considers costs incurred to be the best available measure of progress on these contracts. However, adjustments to this measurement are made when management believes that costs incurred materially exceed effort expended. Contract costs include all direct material and labor costs, along with certain direct overhead costs related to contract production.

         Provisions for any estimated total contract losses on uncompleted contracts are recorded in the period in which it becomes known that such losses will occur. Changes in estimated total contract costs result in revisions to contract revenue. These revisions are recognized when determined.

         Revenue from information security services is recognized as the services are performed. O'Gara records either billed or unbilled accounts receivable based on case-by-case invoicing determinations.

     (c) CASH AND CASH EQUIVALENTS -- Cash equivalents consist of all highly liquid debt instruments with an initial maturity of three months or less at the date of purchase. O'Gara invests excess cash in overnight repurchase agreements, which are government collateralized securities. The carrying amount of cash and cash equivalents approximates fair value of those instruments due to their short maturity.

     (d) MARKETABLE SECURITIES -- Pursuant to the provisions of Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities" (SFAS 115), O'Gara must classify its debt and marketable securities as either trading, available-for-sale or held-to-maturity. O'Gara's marketable security investments consist largely of available-for-

                               THE O'GARA COMPANY
         sale municipal obligations. These securities are valued at current market value, which approximates cost.

         Unrealized holding gains and losses, net of the related income tax effect, on the available-for-sale securities are excluded from earnings and are reported as a separate component of shareholders' equity until realized. There were no such unrealized gains or losses as of December 31, 1997, 1998 and 1999.

     (e) CONCENTRATIONS OF CREDIT RISK -- Financial instruments that subject O'Gara to credit risk consist principally of trade receivables. Concentrations of credit risk with respect to accounts receivable are limited by the number of clients that comprise O'Gara's client base, along with the different industries and geographic regions in which O'Gara's clients operate. O'Gara does not generally require collateral or other security to support client receivables, although O'Gara does require retainers, up-front deposits or irrevocable letters-of-credit in certain situations. O'Gara has established an allowance for doubtful accounts based upon facts surrounding the credit risk of specific clients and past history. Management does not anticipate incurring losses on its trade receivables in excess of established allowances.

     (f) PROPERTY, PLANT AND EQUIPMENT -- Property, plant and equipment are stated at cost. Depreciation is computed on both straight-line and accelerated methods over the estimated useful lives of the related assets as follows:

Buildings and improvements.................................  5-40 years
Furniture and fixtures.....................................  4-10 years
Machinery and equipment....................................  3-12 years
Leasehold improvements.....................................  Life of lease

     (g) IMPAIRMENT OF LONG-LIVED ASSETS -- Pursuant to the provisions of Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of" (SFAS 121), long-lived assets, certain identifiable intangibles and goodwill related to those assets must be reviewed for impairment by asset group for which the lowest level of independent cash flows can be identified. In accordance with this standard, O'Gara periodically reviews the carrying value of these assets and impairments are recognized when the expected undiscounted future cash flows are less than the carrying amount of the asset. Based on its most recent analysis, O'Gara believes no impairment existed at December 31, 1999. However, it is possible, due to a change in circumstances, that carrying values could become impaired in the future. Such impairment could have a material effect on the results of operations in a particular reporting period.

     (h) COSTS IN EXCESS OF ASSETS ACQUIRED -- Costs in excess of assets acquired represents the excess of the purchase cost over the fair value of net assets acquired in a purchase business combination. Costs in excess of assets acquired, net of accumulated amortization, as of December 31, 1998 and 1999 were $16,867,312 and $15,911,000, respectively. Amortization is recorded on a straight-line basis over periods ranging from 15 to 30 years. Amortization of costs in excess of assets acquired for the years ended December 31, 1997, 1998 and 1999 was $411,233, $641,673 and $1,058,549, respectively.

                               THE O'GARA COMPANY

     (i) OTHER INTANGIBLE ASSETS -- Other intangible assets, comprised mainly of customer lists and non-compete agreements, are amortized on a straight-line basis. Customer lists are amortized over a fifteen year period and the non-compete agreements are amortized over the lives of the respective agreements, which range from two and one-half years to five years. Other intangible assets, net of accumulated amortization, as of December 31, 1998 and 1999 were $1,452,685 and $1,284,049, respectively. Amortization of other intangible assets for the years ended December 31, 1997, 1998 and 1999 was $32,222, $468,631 and
         $438,615, respectively.

     (j) FOREIGN CURRENCY TRANSLATION -- Assets and liabilities of foreign operations are translated using year-end exchange rates and revenues and expenses are translated using exchange rates prevailing during the year, with gains or losses resulting from translation included in a separate component of shareholders' equity.

         Gains or losses resulting from foreign currency transactions are translated to local currency at the rates of exchange prevailing at the dates of the transactions. Amounts receivable or payable in foreign currencies, other than the subsidiary's local currency, are translated at the rates of exchange prevailing at the balance sheet date. The effect of transactional gains or losses is included in other income (expense) in the accompanying combined statements of operations.

     (k) USE OF ESTIMATES -- The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     (l) RESEARCH AND DEVELOPMENT -- Research and development costs are expensed as incurred. O'Gara incurred approximately $136,000, $537,000 and $297,000 for the years ended December 31, 1997, 1998 and 1999, respectively, for research and development. These costs are included in general and administrative expenses in the accompanying combined statements of operations.

     (m) ADVERTISING -- O'Gara expenses the cost of advertising as incurred. Advertising expenses for the years ended December 31, 1997, 1998 and 1999 were approximately $681,000, $1,327,000 and $1,508,000, respectively.

     (n) EARNINGS PER SHARE -- In 1997, O'Gara adopted Statement of Financial Accounting Standards No. 128, "Earnings Per Share" (SFAS 128). In accordance with SFAS 128, basic earnings per share are computed by dividing net income by the weighted average number of shares of common stock outstanding during the year. Diluted earnings per share are computed by dividing net income by the weighted average number of shares of common stock and common stock equivalents outstanding during the year.

         O'Gara is expected to be capitalized initially with 6.0 million shares of outstanding common stock. This number of shares was assumed to be outstanding for all periods presented. To date, no common stock equivalents of O'Gara have been issued. Therefore, basic and diluted earnings per share are the same.

                               THE O'GARA COMPANY

         Basic and diluted earnings per share based on income before extraordinary item and cumulative effect of change in accounting principle was $0.43 for the year ended December 31, 1997. The basic and diluted per share impact of the extraordinary item was $0.03.

         Basic and diluted loss per share based on loss before extraordinary item and cumulative effect of change in accounting principle was $0.02 for the year ended December 31, 1999. The basic and diluted per share impact of the cumulative effect of change in accounting principle was $0.13.

     (o) NEW ACCOUNTING PRONOUNCEMENTS -- In 1998, O'Gara adopted Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income" (SFAS 130), which established standards for reporting and displaying comprehensive income and its components in a financial statement that is displayed with the same prominence as other financial statements. O'Gara has chosen to disclose comprehensive income, which encompasses net income and foreign currency translation adjustments in the combined statements of shareholders' equity. Prior years have been restated to conform to the SFAS 130 requirements. The accumulated other comprehensive income (loss) balances of ($0.5) million, ($1.0) million and $0.3 million at December 31, 1997, 1998 and 1999, respectively, consisted entirely of foreign currency translation adjustments.

         In June 1998, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities" (SFAS 133). SFAS 133 establishes accounting and reporting standards requiring that every derivative instrument (including certain derivative instruments embedded in other contracts) be recorded in the balance sheet as either an asset or liability measured at its fair value. SFAS 133 requires that changes in the derivative's fair value be recognized currently in earnings unless specific hedge accounting criteria are met. SFAS 133, as amended, is effective for fiscal years beginning after June 15, 2000. O'Gara has several forward contracts in place in association with demand notes from one of its subsidiaries. These instruments currently qualify for hedge accounting. O'Gara has not yet quantified the impact of adopting SFAS 133 on its financial statements and has not determined the timing of or method of adoption of SFAS 133. However, SFAS 133 could increase volatility in earnings and other comprehensive income.

         In March 2000, the FASB issued Financial Accounting Standards Board Interpretation No. 44 ("Interpretation No. 44"), "Accounting for Certain Transactions Involving Stock Compensation -- an interpretation of APB Opinion 25." Interpretation No. 44 is effective July 1, 2000. Interpretation No. 44 clarifies the application of APB Opinion 25 for certain matters, specifically (a) the definition of an employee for purposes of applying APB Opinion 25, (b) the criteria for determining whether a plan qualifies as a noncompensatory plan, (c) the accounting consequence of various modifications to the terms of a previously fixed stock option or award, and (d) the accounting for an exchange of stock compensation awards in a business combination. Management does not anticipate that the adoption of Interpretation No. 44 will have a material impact on O'Gara's financial position or results of operations.

     (p) STOCK-BASED COMPENSATION -- O'Gara has elected to account for the cost of its employee stock options and other forms of employee stock-based compensation plans utilizing the intrinsic

                               THE O'GARA COMPANY
         value method prescribed in Accounting Principles Board Opinion No. 25 (APB 25) as allowed by Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" (SFAS 123). APB 25 requires compensation cost for stock-based compensation plans to be recognized based on the difference, if any, between the fair market value of the stock on the date of grant and the option exercise price. SFAS 123 established a fair value-based method of accounting for compensation cost related to stock options and other forms of stock-based compensation plans. SFAS 123 allows an entity to continue to measure compensation cost using the principles of APB 25 if certain pro forma disclosures are made. The pro forma disclosures required by SFAS 123 are presented in Note 10(c).

     (q) CHANGE IN ACCOUNTING PRINCIPLE -- In April 1998, the American Institute of Certified Public Accountants released Statement of Position (SOP) 98-5 "Reporting on the Cost of Start-Up Activities." The SOP requires costs of start-up activities, including preoperating costs, organization costs and other start-up costs, to be expensed as incurred. O'Gara's former practice was to capitalize certain of these expenses and amortize them over periods ranging from one to five years. Included in the accompanying December 31, 1998 combined balance sheet is approximately $1.2 million of preoperating, organization and start-up costs which would have been expensed had this statement already been implemented. O'Gara adopted the provisions of this statement in the first quarter of fiscal 1999 and recorded a cumulative effect of a change in accounting principle of $0.8 million, net of a tax benefit of $0.4 million.

     (r) EXTRAORDINARY LOSS -- In connection with a refinancing in 1997 of certain long-term debt, O'Gara fully amortized the remaining deferred financing costs from a previous credit agreement, resulting in an extraordinary charge to net income of $0.2 million, net of a tax benefit of $0.1 million.

     (s) FAILED MERGER RELATED COSTS -- On November 15, 1999 Kroll-O'Gara announced that it had entered into a definitive agreement with Blackstone Capital Partners III Merchant Banking Fund L.P. (Blackstone) pursuant to which shares held by all Kroll-O'Gara shareholders, other than certain members of management, would be acquired by Blackstone. On April 12, 2000, Kroll-O'Gara announced that Blackstone had withdrawn its offer to acquire Kroll-O'Gara shares. Costs allocated to O'Gara associated with the failed merger through December 31, 1999 were approximately $0.7 million ($0.4 million after taxes, or $0.07 per diluted share) and consisted primarily of fees for attorneys, accountants, travel and other related charges. O'Gara anticipates additional expenses will be incurred in fiscal 2000.

     (t) DERIVATIVE FINANCIAL INSTRUMENTS -- Financial instruments in the form of foreign currency exchange contracts are utilized by O'Gara to hedge its exposure to movements in foreign currency exchange rates. O'Gara does not hold or issue derivative financial instruments for trading purposes. Gains and losses on foreign exchange contracts are deferred and amortized as an adjustment to the cumulative foreign currency translation adjustment component of equity over the terms of the agreements in accordance with hedge accounting standards. The fair value of foreign currency exchange contracts is not recognized in the combined financial statements since they are accounted for as hedges.

     (u) RECLASSIFICATIONS -- Certain reclassifications have been reflected in 1997 and 1998 to conform with the current period presentation.

                               THE O'GARA COMPANY

(3) MERGERS AND ACQUISITIONS --

     Kroll-O'Gara has completed numerous business combinations in the Security Products and Services Group and the Information Security Group in the periods presented. The transactions were accounted for as both purchase business combinations and pooling of interests business combinations as follows:

     (a) POOLING OF INTERESTS TRANSACTIONS -- In December 1997, a wholly owned subsidiary of the former O'Gara Company was merged with and into Kroll Holdings, Inc. (Kroll). Effective upon the consummation of the merger with Kroll, each then issued and outstanding share of Kroll common stock, including shares subject to issuance under Kroll stock option plans, were converted into shares, or options to acquire shares, of common stock of the former O'Gara Company and the Company changed its name to The Kroll-O'Gara Company. The merger constituted a tax-free reorganization and was accounted for as a pooling of interests.

         In connection with this merger, O'Gara recorded, in the fourth quarter of 1997, a charge to operating expenses of approximately $2.9 million ($2.6 million after taxes, or $0.43 per diluted share) for direct and other merger-related costs pertaining to the transaction. Merger transaction costs were nonrecurring and consisted primarily of fees for investment bankers, attorneys, accountants, financial printing, travel and other related charges.

         In December 1998, a wholly owned subsidiary of Kroll-O'Gara was merged with and into Securify Inc. (Securify). Effective upon the consummation of the merger, all of the outstanding preferred and common stock of Securify was converted to shares of Kroll-O'Gara's common stock. In addition, outstanding employee stock options of Securify were converted at the same exchange factor as Securify common stock into options to purchase 179,877 shares of Kroll-O'Gara common stock. Effective with the consummation of the merger, Kroll-O'Gara created the Information Security Group and Securify's results of operation and financial position are reported in this group.

         In 1998, Kroll-O'Gara allocated to O'Gara in the fourth quarter, a charge to operating expenses of approximately $1.1 million ($0.8 million after taxes, or $0.13 per diluted share) for direct and other merger and integration related costs. Merger transaction costs were non-recurring and consisted primarily of fees for investment bankers, attorneys, accountants, financial printing, travel and other related charges.

         In 1999, Kroll-O'Gara allocated to O'Gara a charge to operating expenses of approximately $0.1 million for other merger and integration costs related primarily to the Securify merger completed in the fourth quarter of 1998.

     (b) PURCHASE TRANSACTIONS -- Kroll-O'Gara completed three acquisitions in 1997 that were accounted for as purchase business combinations and were included in the Security Products and Services Group. The aggregate purchase price of these three acquisitions amounted to approximately $19.5 million and consisted of $11.7 million in cash, $1.2 million in seller-provided financing and 583,572 shares of Kroll-O'Gara common stock (valued at approximately $6.6 million or an average of $11.31 per share). In connection with these acquisitions, the Company entered into various employment and non-compete agreements with officers and key

                               THE O'GARA COMPANY
         employees of the acquired companies with varying terms and conditions. The results of operations of the acquired businesses are included in the combined financial statements from the respective effective dates of acquisition. The resulting goodwill from these transactions is being amortized over periods ranging from fifteen to thirty years. In addition to these 1997 acquisitions, Kroll-O'Gara also exercised its option to acquire the minority interest in its O'Gara Brazilian subsidiary for approximately 69,565 shares of common stock valued at approximately $1.2 million.

         Kroll-O'Gara made one significant acquisition in 1997 which is included above. In February 1997, Labbe, S.A. (Labbe), a Company located in France specializing in vehicle armoring systems, was acquired for approximately $14.2 million, consisting of $10.7 million in cash and 376,597 shares of Kroll-O'Gara's common stock valued at approximately $3.5 million or $9.29 per share. For accounting purposes, the acquisition was effective on January 1, 1997 and results of operations of Labbe are included in the combined financial statements of O'Gara from that date forward.

         Kroll-O'Gara completed one acquisition in the Security Products and Services Group in 1998 that was accounted for as a purchase business combination. In September 1998, Kroll-O'Gara, through its O'Gara-Hess & Eisenhardt de Columbia (OHE-Columbia) subsidiary, completed the acquisition of the assets of Protec, S.A., headquartered in Bogota, Colombia, which specializes in vehicle armoring systems and manufacturing bullet and smash resistant glass for its own use and for sale to third parties. OHE-Columbia has been included in the Security Products and Services Group. The purchase price of this acquisition amounted to approximately $4.1 million and consisted of $3.2 million in cash and 38,788 shares of Kroll-O'Gara common stock (valued at approximately $0.9 million or an average of $22.95 per share). For accounting purposes, the acquisition was effective on October 1, 1998 and the results of operations of OHE-Columbia are included in the combined financial statements from that date forward. The resulting goodwill from this transaction is being amortized over a 20 year period.

         In connection with the 1997 and 1998 purchase acquisitions, the original assets acquired and liabilities assumed were as follows (dollars in thousands):

                                                       OTHER 1997
                                           LABBE      ACQUISITIONS    PROTEC
                                          --------    ------------    -------
FAIR VALUE OF ASSETS ACQUIRED INCLUDING:
     Cash...............................  $  3,501      $   125       $    --
     Accounts receivable................     4,689          242            --
     Inventories........................     3,392          553            --
     Other current assets...............       316           11            75
     Property, plant and equipment......     3,360          298           311
     Other non-current assets...........     2,357            4            --
     Costs in excess of assets acquired
       and other intangible assets......     7,802        5,348         3,917
                                          --------      -------       -------
                                            25,417        6,581         4,303

                               THE O'GARA COMPANY

                                                       OTHER 1997
                                           LABBE      ACQUISITIONS    PROTEC
                                          --------    ------------    -------
     Less: Cash paid for net assets.....   (10,730)      (1,000)       (3,200)
     Fair value of debt issued..........        --       (1,331)           --
     Fair value of Kroll-O'Gara stock
       issued...........................    (3,431)      (3,178)         (890)
                                          --------      -------       -------
                                          $ 11,256      $ 1,072       $   213
                                          ========      =======       =======
LIABILITIES ASSUMED INCLUDING:
  Liabilities assumed and acquisition
     costs..............................  $  9,287      $ 1,053       $    99
  Debt..................................     1,969           19           114
                                          --------      -------       -------
                                          $ 11,256      $ 1,072       $   213
                                          ========      =======       =======

(4) BALANCE SHEET ACCOUNTS --

     (a) TRADE ACCOUNTS RECEIVABLE AND COSTS AND ESTIMATED EARNINGS IN EXCESS OF BILLINGS ON UNCOMPLETED CONTRACTS -- The following summarizes the components of trade accounts receivable and costs and estimated earnings in excess of billings on uncompleted contracts:

                                                       DECEMBER 31,
                                                --------------------------
                                                   1998           1999
                                                -----------    -----------
United States Military:
  Billed receivables..........................  $ 3,225,664    $ 4,877,570
  Costs and estimated earnings in excess of
     billings on uncompleted contracts........   21,042,185     13,827,929
                                                -----------    -----------
          Total United States Military........  $24,267,849    $18,705,499
                                                ===========    ===========
Other contracts and receivables:
  Billed receivables..........................  $18,254,452    $19,436,603
  Costs and estimated earnings in excess of
     billings on uncompleted contracts........    5,365,912     10,331,795
                                                -----------    -----------
          Total other contracts and
            receivables.......................  $23,620,364    $29,768,398
                                                ===========    ===========
Total trade accounts receivable, net..........  $21,480,116    $24,314,173
                                                ===========    ===========
Total costs and estimated earnings in excess
  of billings on uncompleted contracts........  $26,408,097    $24,159,724
                                                ===========    ===========

     Costs and estimated earnings in excess of billings on uncompleted contracts are net of $107,374,834 and $131,582,751 of progress billings to the United States Military at December 31, 1998 and 1999, respectively.

     Costs and estimated earnings in excess of billings on uncompleted contracts represent revenue recognized on long-term contracts in excess of billings because amounts were not billable at the balance sheet date. It is anticipated such unbilled amounts attributable to the United States Military will generally be billed over the next 180 days from the balance sheet date as the contract is substantially completed. Amounts receivable on other contracts are generally billed as shipments are made. It is estimated that substantially all such amounts will be billed within one year, although contract extensions may delay certain collections beyond one year.

                               THE O'GARA COMPANY

     The following summarizes activity in the allowance for doubtful accounts on trade accounts receivable:

                                                               ADDITIONS
                                                  BALANCE      CHARGED TO
                                                BEGINNING OF   COSTS AND                   BALANCE END
                                                   PERIOD       EXPENSES    DEDUCTIONS      OF PERIOD
                                                ------------   ----------   ----------    --------------
      Year ended December 31, 1997............    $149,253     $  582,377   $ (74,376)       $657,254
      Year ended December 31, 1998............     657,254        337,203    (484,947)        509,510
      Year ended December 31, 1999............     509,510      1,144,722    (685,483)        968,749

     (b) INVENTORIES -- Inventories are stated at the lower cost or market using the first-in, first-out (FIFO) method and include the following:

                                                       DECEMBER 31,
                                                --------------------------
                                                   1998           1999
                                                -----------    -----------
Raw materials.................................  $ 7,102,009    $14,494,953
Vehicle costs and work-in-process.............   11,505,053      6,699,119
                                                -----------    -----------
                                                $18,607,062    $21,194,072
                                                ===========    ===========

     The following summarizes activity in valuation reserves for inventory obsolescence:

                                                                     ADDITIONS
                                                    BALANCE         CHARGED TO                    BALANCE
                                                  BEGINNING OF       COSTS AND                     END OF
                                                     PERIOD          EXPENSES        DEDUCTIONS    PERIOD
                                                  ------------   -----------------   ----------   --------
      Year ended December 31, 1997..............    $252,114         $112,000         $(23,782)   $340,332
      Year ended December 31, 1998..............     340,332            9,668               --     350,000
      Year ended December 31, 1999..............     350,000          116,752               --     466,752

                               THE O'GARA COMPANY

     (c) OTHER ASSETS -- Other assets are stated at cost less accumulated amortization and are being amortized on a straight-line basis over their estimated useful lives, as applicable. Other assets consist of the following:

                                          USEFUL            DECEMBER 31,
                                           LIFE       ------------------------
             DESCRIPTION                  (YEARS)        1998          1999
             -----------                -----------   ----------    ----------
Preoperating and start-up costs.......    --          $1,185,574    $       --
Security deposits.....................    --             264,255       145,904
Long-term receivable..................    --             380,000            --
Non-refundable deposit on an equipment
  lease with a related party..........     5             537,784       537,784
Deferred financing fees...............   7-30            514,729       460,719
Other long-term assets................    --             366,096       411,941
                                                      ----------    ----------
                                                       3,248,438     1,556,348
Less- accumulated amortization........                  (133,639)     (238,142)
                                                      ----------    ----------
                                                      $3,114,799    $1,318,206
                                                      ==========    ==========

     Preoperating and start-up costs in 1998 included costs applicable to bids in process which were deferred when management believed it was probable that future contracts would be obtained. These costs were transferred to contract costs when contracts were awarded or were expensed when the contract award was no longer considered probable. Preoperating and start-up costs also included certain costs incurred in connection with establishing operations in new locations. In accordance with SOP 98-5, all such costs were expensed in the first quarter of fiscal 1999 (See Note 2 (q)).

     (d) ACCRUED LIABILITIES -- Accrued liabilities consist of the following at December 31, 1998 and 1999:

                                                       DECEMBER 31,
                                                 -------------------------
                  DESCRIPTION                       1998           1999
                  -----------                    -----------    ----------
Payroll and related benefits...................  $ 5,713,201    $3,784,935
Accrued professional fees......................      655,628       529,972
Property, sales and other taxes payable........    1,614,652       400,306
Accrued hedge contract settlement..............      699,820            --
Accrued medical costs..........................      192,666       332,394
Accrued interest...............................      168,342       128,252
Accrued warranty reserve.......................      451,773       442,597
Other accruals.................................      912,481     2,061,778
                                                 -----------    ----------
                                                 $10,408,563    $7,680,234
                                                 ===========    ==========

     (e) SHAREHOLDER'S EQUITY -- The combined advances from Kroll-O'Gara include the respective contributed capital and retained earnings/deficit accounts of the subsidiaries comprising the Security Products and Services Group and the Information Security Group, in addition to allocations made by Kroll-O'Gara to O'Gara. Included below in "Other subsidiaries-retained

                               THE O'GARA COMPANY
         deficit" as of December 31, 1998 and 1999 is approximately $9.3 million and $11.1 million, respectively, of allocated corporate overhead expenses. Included in "Other subsidiaries-advances from Kroll-O'Gara" as of December 31, 1998 and 1999 is approximately $13.5 million and $7.2 million, respectively, of allocated net corporate assets. The components of equity are summarized as follows:

                                                   1998           1999
                                                -----------    -----------
O'Gara-Hess & Eisenhardt Armoring Co.
  Contributed capital.........................  $ 2,427,627    $ 2,427,627
  Retained earnings...........................   12,443,149     18,005,640
  Advances from Kroll-O'Gara..................   19,502,881     13,149,269
                                                -----------    -----------
                                                 34,373,657     33,582,536
                                                -----------    -----------
Securify Inc.
  Contributed capital.........................    6,889,001      6,889,001
  Retained deficit............................   (2,061,261)    (3,858,328)
  Advances from Kroll-O'Gara..................           --        678,119
                                                -----------    -----------
                                                  4,827,740      3,708,792
                                                -----------    -----------
Other subsidiaries
  Contributed capital.........................           --             --
  Retained deficit............................   (5,483,578)   (10,174,131)
  Advances from Kroll-O'Gara..................   37,208,850     31,751,044
                                                -----------    -----------
                                                 31,725,272     21,576,913
                                                -----------    -----------
          Total...............................  $70,926,669    $58,868,241
                                                ===========    ===========

     (f) RESTRUCTURING OF OPERATIONS -- In the first quarter of 1999, O'Gara began implementation of a restructuring plan (the "Plan") to reduce costs and improve operating efficiencies. The Plan was substantially completed by the end of the second quarter of 1999. The total non-recurring pre-tax restructuring charge recorded pursuant to the Plan was approximately $0.3 million. Total payments or writeoffs made pursuant to the Plan through December 31, 1999 were $0.3 million. O'Gara does not expect to incur any other significant restructuring charges in future periods related to this Plan. The principal element of the restructuring plan was the elimination of approximately 55 employees. The primary components of the restructuring charge in 1999 were as follows:

                        DESCRIPTION                             EXPENSE
                        -----------                             --------
Severance and related costs.................................    $195,095
Writedown of property, plant and equipment..................      96,662
                                                                --------
                                                                $291,757
                                                                ========

(5) INCOME TAXES --

     O'Gara accounts for income taxes under the liability method pursuant to Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes." Under the liability method, deferred tax liabilities and assets are determined based on the differences between the financial reporting and tax bases of assets and liabilities using enacted tax rates.

                               THE O'GARA COMPANY

     O'Gara is a wholly-owned subsidiary of Kroll-O'Gara and does not file an individual tax return. Accordingly, for purposes of these separate combined financial statements, O'Gara has computed deferred income tax assets and liabilities using the separate return method as allowed by SFAS 109. Under this method, the allocation of tax expense or tax benefit is based on what O'Gara's current and deferred tax expense would have been had O'Gara filed separate tax returns. This method also assumes that all net operating loss carryforwards are available to be utilized by the respective subsidiaries.

     O'Gara's provision for income taxes, excluding the cumulative effect of a change in accounting principle and the extraordinary loss, for all periods is summarized as follows:

                                        1997          1998          1999
                                     ----------    ----------    ----------
Currently payable:
  Federal..........................  $2,086,857    $3,225,141    $2,098,616
  State and local..................     368,269       569,142       370,344
  Foreign..........................     972,459     1,632,204       592,815
                                     ----------    ----------    ----------
                                      3,427,585     5,426,487     3,061,775
                                     ----------    ----------    ----------
Deferred:
  Federal..........................    (514,995)     (349,039)     (460,187)
  State and local..................     (90,881)      (61,595)      (81,210)
  Foreign..........................          --            --      (217,001)
                                     ----------    ----------    ----------
                                       (605,876)     (410,634)     (758,398)
                                     ----------    ----------    ----------
                                     $2,821,709    $5,015,853    $2,303,377
                                     ==========    ==========    ==========

     A reconciliation between the statutory federal income tax rate and the effective tax rate is summarized as follows:

                                 1997                 1998                  1999
                           -----------------    -----------------    ------------------
                             AMOUNT     RATE      AMOUNT     RATE      AMOUNT     RATE
                           ----------   ----    ----------   ----    ----------   -----
Provision for income
  taxes at the federal
  statutory rate.........  $1,829,856   34.0%   $4,135,308   34.0%   $  733,138    34.0%
State and local income
  taxes, net of federal
  benefit................     339,435    6.3       571,796    4.7       269,532    12.5
Nondeductible expenses...     795,084   14.8      (199,811)  (1.7)      476,670    22.1
Change in valuation
  allowance..............    (504,962)  (9.4)      107,206    0.9       661,620    30.7
Effect of foreign
  (income) loss..........     218,465    4.0       156,041    1.3        31,262     1.4
Other....................     143,831    2.7       245,313    2.0       131,155     6.1
                           ----------   ----    ----------   ----    ----------   -----
  Provision for income
     taxes...............  $2,821,709   52.4%   $5,015,853   41.2%   $2,303,377   106.8%
                           ==========   ====    ==========   ====    ==========   =====

                               THE O'GARA COMPANY

     The components of O'Gara's combined deferred income tax assets and liabilities as of December 31 are summarized below:

                                                     1998          1999
                                                  ----------    ----------
Deferred tax assets:
  Allowance for doubtful accounts...............  $   94,847    $  260,256
  Depreciation and amortization.................      33,280        50,467
  Net operating loss carryforwards..............     606,466     1,268,086
  Payroll and other benefits....................   1,008,253       789,739
  Other accruals................................     522,891       439,823
  Acquisition costs.............................     452,780       628,887
  Other.........................................     112,206       521,239
                                                  ----------    ----------
                                                   2,830,723     3,958,497
  Valuation allowance...........................    (492,657)   (1,154,277)
                                                  ----------    ----------
     Net deferred tax assets....................   2,338,066     2,804,220
                                                  ----------    ----------
Deferred tax liabilities:
  Percentage of completion on foreign
     subsidiaries...............................    (381,917)     (201,148)
  Foreign leasing transactions..................    (125,827)     (147,146)
  Other.........................................    (152,441)     (281,250)
                                                  ----------    ----------
                                                    (660,185)     (629,544)
                                                  ----------    ----------
Net deferred tax asset..........................  $1,677,881    $2,174,676
                                                  ==========    ==========

     O'Gara has certain foreign and domestic net operating loss carryforwards, which approximated $0.6 million and $1.3 million at December 31, 1998 and 1999, respectively. The foreign net operating loss carryforwards relate primarily to Mexico and the Philippines. The carryforwards expire beginning in 2001. A valuation allowance for all existing foreign carryforwards has been provided as it is not more likely than not that the tax benefit will be realized in the foreseeable future. Adjustments to the valuation allowance, if any, will be recorded in the periods in which it is determined the asset is realizable.

     In connection with the reorganization and split-up, O'Gara has entered into a tax sharing agreement with KRCS whereby each member of the consolidated group for U.S. tax purposes is jointly and severally liable for the federal liability of each other member of the consolidated group. Accordingly, for any period in which either company was included in Kroll-O'Gara's consolidated group, that company could be liable for any federal tax liability that was incurred, but not discharged, by the other.

                               THE O'GARA COMPANY

(6) RELATED PARTY TRANSACTIONS --

     (a) SUMMARY OF RELATED PARTY TRANSACTIONS -- The following summarizes transactions with related parties:

                                               YEARS ENDED DECEMBER 31,
                                           --------------------------------
                                             1997        1998        1999
                                           --------   ----------    -------
Purchases
  from Kroll-O'Gara Shareholder..........  $     --   $  118,700    $90,350
  from affiliated entities...............        --    1,325,410         --
Lease expense to affiliated entities.....   813,000      838,597    566,213
Commission expense from Kroll-O'Gara.....        --           --     40,000
Non-interest bearing advances to a
  Kroll-O'Gara shareholder...............   172,779      482,541     52,588
Air charter fees included in offering or
  merger costs...........................   576,000      566,000         --

     (b) BUILDING AND EQUIPMENT LEASES -- AFFILIATED ENTITIES -- Effective June 1, 1998, O'Gara reached an agreement to terminate the corporate aircraft lease which originated in February 1995 with an affiliated entity. The terms of the aircraft lease addendum provide O'Gara with a future hourly discount from the normal commercial hourly rate in order to amortize the remaining portion of existing lease deposits from the original aircraft lease. Rental expense, including amortization recognized, approximated $234,000, $292,000 and $82,000 for the years ended December 31, 1997, 1998 and 1999, respectively. O'Gara also paid this affiliated entity $576,000 in fiscal 1997 for usage of the aircraft to consummate the merger with Kroll and included such amounts in merger-related costs. O'Gara paid $296,000 in 1998 for usage of the aircraft during the roadshow for a stock offering and included such amount in stock issuance costs. O'Gara also paid $270,000 in fiscal 1998 for usage of the aircraft to consummate the merger with Securify and included such amount in merger related costs. Management is of the opinion that the hourly rate paid by O'Gara was equivalent to the rate charged by the affiliated entity to other unrelated companies for similar services and it was favorably comparable to rates charged by another unrelated charter service for similar aircraft. As of December 31, 1998 and 1999, O'Gara had approximately $484,371 and $402,081, respectively in unamortized lease deposits with this affiliated entity.

         O'Gara is currently leasing various equipment from an affiliated entity under various three year lease agreements. Rental expense approximated $579,000, $547,000 and $484,000 for the years ended December 31, 1997,
         1998 and 1999, respectively.

                               THE O'GARA COMPANY

(7) LONG-TERM DEBT DUE TO THIRD PARTIES --

     The components of long-term debt due to third parties are as follows at:

                                                                   DECEMBER 31,
                                                            --------------------------
                                                               1998           1999
                                                            -----------    -----------
Economic Development Revenue Bonds, variable interest rate
  approximating 85% of the bond equivalent yield of 13
  week U.S. Treasury bills (not to exceed 12%), which
  approximated 5.17% at December 31, 1999, payable in
  scheduled installments through September 2016, subject
  to optional tender by the bondholders and a
  corresponding remarketing agreement, secured by certain
  property, plant and equipment and a bank letter of
  credit (Note 11)........................................  $ 1,357,224    $ 1,275,974
Notes payable to former shareholders of acquired
  companies, interest at fixed rates ranging from 7% to
  10%, payable in scheduled installments through July
  1999....................................................      912,424        250,000
Other notes payable, interest at 7% to 10.9% payable in
  scheduled installments through September 2007, certain
  notes secured by various equipment......................    1,325,777      1,573,592
                                                            -----------    -----------
                                                              3,595,425      3,099,566
Less -- current portion...................................   (1,336,449)    (2,245,927)
                                                            -----------    -----------
                                                            $ 2,258,976    $   853,639
                                                            ===========    ===========

     Scheduled maturities of long-term debt at December 31, 1999 are as follows:

2000.......................................................    $2,245,927
2001.......................................................       229,073
2002.......................................................       135,656
2003.......................................................       108,192
2004.......................................................       112,109
Thereafter.................................................       268,609
                                                               ----------
                                                               $3,099,566
                                                               ==========

(8) OPERATING LEASES --

     O'Gara leases office space and certain equipment and supplies under agreements with terms from one to fifteen years. The following is a schedule, by year, of approximate future minimum rental or usage payments required under operating leases that have initial or non-cancelable lease terms in excess of one year as of December 31, 1999:

2000.......................................................    $1,846,783
2001.......................................................     1,647,572
2002.......................................................       782,076
2003.......................................................       442,814
2004.......................................................       216,125
Thereafter.................................................       823,493
                                                               ----------
                                                               $5,758,863
                                                               ==========

                               THE O'GARA COMPANY

     Rental expense charged against current operations amounted to approximately $1,517,992, $1,257,418 and $1,836,662, for the years ended December 31,
     1997, 1998 and 1999, respectively.

(9) DEFINED CONTRIBUTION PLAN --

     O'Gara and its subsidiaries participate in a Kroll-O'Gara sponsored profit sharing/401(k) plan covering substantially all employees. Contributions to the plan are discretionary. The plan includes a matching contribution whereby O'Gara will contribute a percentage of the amount a participant contributes, limited to certain maximum amounts. Plan contribution expense charged against current operations amounted to approximately $125,000 and $185,000, for the years ended December 31, 1997 and 1999, respectively. There was no contribution expense for the year ended December 31, 1998.

(10) EQUITY ARRANGEMENTS --

     (a) STOCK OPTION PLANS -- O'Gara employees were granted stock options under Kroll-O'Gara's 1996 stock option plan (the 1996 Plan). Options for 243,600, 60,500 and 311,100 shares were granted during 1997, 1998 and
         1999, respectively. Options granted under the 1996 plan have been granted at fair market value at the date of grant and are exercisable over periods not exceeding ten years. Additionally, effective with the merger with Securify, each outstanding Securify stock option was converted at the exchange factor into options to purchase Kroll-O'Gara common stock. After conversion, total stock options granted under the previously existing Securify stock option plan in 1998 were 210,756. No options were granted under the previously existing Securify stock option plan in 1999.

         In connection with stock options granted by Securify during the year ended December 31, 1998, O'Gara recorded deferred compensation of $1,192,096, representing the difference between the deemed value of the common stock for accounting purposes and the option exercise price of such options at the date of grant. This amount is presented as a reduction of shareholders' equity, to be expensed ratably over the vesting periods of the applicable options. Approximately $78,000 and $298,000 was expensed in 1998 and 1999, respectively, with the balance to be expensed ratably over the next three years as the options vest. These options will, however, fully vest in connection with the reorganization and split-up, resulting in an acceleration of the remaining unrecognized compensation expense.

     (b) RESTRICTED STOCK PLAN -- Effective August 12, 1998, Kroll-O'Gara adopted a stock incentive plan (the 1998 Stock Incentive Plan) for employees. There were no shares granted under the plan during 1998; however, during fiscal 1999, 12,500 shares were granted under the plan to O'Gara employees. In connection with the shares granted under the Stock Incentive Plan in 1999, O'Gara recorded deferred compensation of $413,595 representing the difference between the fair market value of Kroll-O'Gara common stock on the date of grant and the purchase price of the shares. This amount is presented as a reduction of shareholders' equity, to be expensed ratably over the vesting periods of the applicable grants. Approximately $199,000 was expensed in 1999, with the balance to be expensed ratably through March 2002 as the grants vest. However, the remaining grants will vest in full at the time of the reorganization, resulting in an acceleration of the remaining unrecognized compensation expense.

                               THE O'GARA COMPANY

     (c) STOCK BASED COMPENSATION DISCLOSURE -- SFAS 123 requires, at a minimum, pro forma disclosures of expense for stock-based awards based on their fair values. The pro forma amounts below are not necessarily representative of the effects of stock-based awards on future pro forma net income because the plans eventually adopted by O'Gara may differ from Kroll-O'Gara stock option plans and accordingly (1) future grants of employee stock options by O'Gara management may not be comparable to awards made to employees while O'Gara was a part of Kroll-O'Gara, and
         (2) the assumptions used to compute the fair value of any stock option awards will be specific to O'Gara and, therefore, may not be comparable to the Kroll-O'Gara assumptions used. If O'Gara had measured compensation cost for the Kroll-O'Gara stock options granted to its employees under the fair value method prescribed by SFAS 123, O'Gara's net income (loss) for the years ended December 31, 1997, 1998 and 1999 would have been as follows:

                                         1997         1998          1999
                                      ----------   ----------    -----------
Net income (loss):
  As reported.......................  $2,366,344   $7,146,817    $  (925,129)
  Pro forma.........................  $1,676,813   $6,518,404    $(2,167,758)
Diluted earnings (loss) per share:
  As reported.......................  $     0.50   $     1.52    $     (0.20)
  Pro forma.........................  $     0.36   $     1.39    $     (0.46)

        The fair value of these options is estimated on the date of grant using the Black-Scholes option pricing model with the following weighted average assumptions used by Kroll-O'Gara for grants in 1997, 1998 and 1999:

                                          YEAR ENDED DECEMBER 31,
                                   -------------------------------------
                                      1997         1998         1999
                                   -----------  -----------  -----------
Dividend yield...................      --           --           --
Expected volatility..............     40.5%        41.4%        41.4%
Risk-free interest rate..........  5.96%-6.76%  4.61%-5.67%  5.29%-5.44%
                                                  2.5-7.5
Expected lives...................   7.5 years      years      7.5 years

        Option grants by Kroll-O'Gara to O'Gara employees during 1997 have a weighted-average exercise price of $15.52, a weighted-average fair value of $10.28 and remaining contractual lives, on a weighted-average basis, of 9.4 years. The 271,256 options granted by Kroll-O'Gara to O'Gara employees during 1998 have a weighted-average exercise price of $4.71, a weighted-average fair value of $6.70 and contractual lives, on a weighted-average basis, of 9.4 years. The 311,100 options granted by Kroll-O'Gara to O'Gara employees during 1999 have a weighted-average exercise price of $27.70, a weighted-average fair value of $14.80 and contractual lives, on a weighted-average basis, of 9.2 years.

                               THE O'GARA COMPANY

        A summary of the status of Kroll-O'Gara stock options granted to O'Gara employees at December 31, 1997, 1998 and 1999, and the change during the years then ended is presented in the table below:

                              1997                 1998                 1999
                       ------------------   ------------------   ------------------
                                 WEIGHTED             WEIGHTED             WEIGHTED
                                 AVERAGE              AVERAGE              AVERAGE
                                 EXERCISE             EXERCISE             EXERCISE
                       SHARES     PRICE     SHARES     PRICE     SHARES     PRICE
                       -------   --------   -------   --------   -------   --------
Outstanding,
  beginning of
  year...............  180,000    $ 5.79    381,449    $11.60    561,827   $  9.24
Granted..............  243,600     15.52    271,256      4.71    311,100     27.70
Exercised............   (4,200)     9.00    (88,378)     5.82    (63,906)     4.26
Forfeited/Expired/
  Cancelled..........  (37,951)     9.46     (2,500)    17.50    (40,467)    22.10
                       -------    ------    -------    ------    -------   -------
Outstanding, end of
  year...............  381,449    $11.60    561,827    $ 9.24    768,554   $ 12.62
                       =======    ======    =======    ======    =======   =======
Exercisable, end of
  year...............  146,750    $ 6.16    351,777    $ 6.44    387,856   $  8.77
                       =======    ======    =======    ======    =======   =======

        Of the options outstanding at December 31, 1999, 135,396 options are exercisable at prices per share ranging from $0.52 to $0.84 per share, 355,513 options are exercisable at prices per share ranging from $9.00 to $20.75 per share and 277,645 options are exercisable at prices per share ranging from $26.94 to $34.88 per share. All options that were outstanding but not yet exercisable at December 31, 1999 become fully vested in connection with the reorganization and split-up.

        Effective May 12, 2000, Kroll-O'Gara established a new stock option plan (the 2000 Plan). Pursuant to this plan, O'Gara employees were granted 291,400 stock options on May 12, 2000. Additionally, effective May 12, 2000, Kroll-O'Gara amended the 1996 Plan and granted options to certain O'Gara employees for 82,000 shares of common stock under that plan. By their terms, none of the May 12, 2000 options vest as a result of the reorganization and split-up.

        The stock option share data described above has not been modified to give effect to anticipated changes to the capital structure of O'Gara.

(11) COMMITMENTS AND CONTINGENCIES --

     (a) LETTERS OF CREDIT -- Under the terms of the Economic Development Revenue Bonds Agreement, O'Gara is required to maintain a letter of credit supporting the debt. As of December 31, 1999, O'Gara's lender was committed to providing this letter of credit through May 31, 2000; the letter of credit was subsequently amended to extend its maturity through May 31, 2001. As of December 31, 1999, O'Gara had an outstanding letter of credit in the amount of $1,437,625.

         At December 31, 1999, O'Gara had standby and purchase letters of credit, issued on its behalf by its primary lender, in the aggregate amount of $1,330,710.

                               THE O'GARA COMPANY

     (b) EMPLOYMENT AGREEMENTS -- Kroll-O'Gara and O'Gara have employment agreements with O'Gara executive officers and management level personnel with annual compensation ranging in value from $66,000 to $350,000, over varying periods extending to April 2005. The agreements generally provide for salary continuation in the event of termination without cause for the greater of the remainder of the agreement or one year. The agreements also contain certain non-competition clauses and generally provide for one year's salary if the agreement is not renewed.

         As of December 31, 1999, the remaining aggregate commitment under these employment agreements if all individuals were terminated without cause was approximately $3.4 million. In conjunction with the reorganization and split-up certain of these employment agreements will be terminated.

     (c) LEGAL MATTERS -- Kroll-O'Gara has been named as a defendant in eight lawsuits alleging that its officers and directors breached their fiduciary duties in connection with the now terminated proposed acquisition of a majority of Kroll-O'Gara's shares by a company formed by Blackstone. Five of the lawsuits were filed in the Court of Common Pleas, Butler County, Ohio, and were consolidated on November 29, 1999. The remaining three lawsuits were filed in the United States District Court for the Southern District of New York and were consolidated on November 30, 1999. In amended complaints, plaintiffs allege that Kroll-O'Gara's officers and directors breached their fiduciary duties by deferring acquisitions, by negotiating an inadequate acquisition price, by failing to engage in arms-length negotiations and by failing to seek redress from Blackstone after Blackstone terminated the proposed transaction. The plaintiffs also allege that Blackstone and AIG aided and abetted the directors' and officers' alleged breaches of fiduciary duties. The plaintiffs seek to bring their claims derivatively on behalf of Kroll-O'Gara and also seek class certification. On behalf of Kroll-O'Gara and putative plaintiff classes of shareholders, they seek a declaration that the individual defendants breached their fiduciary duty and seek damages and attorneys' fees in an unspecified amount. The defendants believe that the allegations in the complaints are wholly meritless and will defend the suits vigorously. In accordance with the provisions of the reorganization agreement, any liability and expenses relating to this matter will be shared by KRCS and O'Gara on an approximate 58.5% and 41.5% basis, respectively.

         Kroll-O'Gara has learned that an individual has filed a qui tam suit, which is under seal, against Kroll-O'Gara under the Civil False Claims Act, 31 U.S.C. sec. 3729, alleging that Kroll-O'Gara and three of its vendors knowingly violated their contractual requirements with the Army. On January 18, 2000, an attorney for the U.S. Department of Justice stated that it was his intention to recommend that the Government intervene and take over the suit and estimated Kroll-O'Gara's liability to be as high as $16,000,000 stemming from its vendors' alleged failure to have certified welders. Though Kroll-O'Gara strongly disputes the Government's contention and will vigorously contest the Government's claims, in September 2000, O'Gara began settlement negotiations with the U.S. Department of Justice. Management currently believes a settlement of this matter is possible for approximately $1.1 million and O'Gara will accrue this expense in the third quarter of fiscal 2000. In accordance with the provisions of the reorganization agreement, any liability and expenses relating to this matter will be the responsibility of O'Gara.

                               THE O'GARA COMPANY

         In addition to the matters discussed above, O'Gara is involved in litigation from time to time in the ordinary course of its business; however, O'Gara does not believe that there is any currently pending or threatened litigation, individually or in the aggregate, that is likely to have a material adverse effect on its financial position, results of operations or its cash flows.

(12) FAIR VALUE OF FINANCIAL INSTRUMENTS --

     The fair values of significant current assets, current liabilities and long-term debt approximate their respective historical carrying amounts.

     O'Gara has entered into 5 foreign currency exchange contracts to effectively hedge its exposure to certain foreign currency rate fluctuations on demand loans to one subsidiary which are denominated in a foreign currency. By virtue of these contracts, O'Gara has fixed the total dollar amount which it will receive under the aforementioned subsidiary loan through the maturity dates of the contracts regardless of the fluctuations in the exchange rate. As of December 31, 1999, the total notional amount of the contracts, which mature between January 2000 and July 2001, was $14.8 million. O'Gara's cumulative foreign currency translation adjustment component of shareholders' equity was decreased by $1.0 million in 1998 and increased by $2.0 million in 1999 as a result of these agreements.

     O'Gara has estimated the fair value of its foreign exchange contracts based on information obtained from the counterparty of the amount O'Gara would receive at December 31, 1999 in order to terminate the agreements. As of December 31, 1999, O'Gara would have received approximately $1.3 million upon cancellation of all contracts.

(13) CUSTOMER AND SEGMENT DATA --

     (a) SEGMENT DATA -- O'Gara operates in two business segments, the Security Products and Services Group and the Information Security Group. The following summarizes information about O'Gara's business segments:

                                                SECURITY
                                                PRODUCTS
                                                  AND      INFORMATION
                                                SERVICES    SECURITY
                                                 GROUP        GROUP       OTHER    COMBINED
                                                --------   -----------   -------   --------
1997
-----
Net sales to unaffiliated customers...........  $100,739     $    --     $    --   $100,739
                                                ========     =======     =======   ========
Gross profit..................................  $ 28,356     $    --     $    --   $ 28,356
                                                ========     =======     =======   ========
Operating income..............................  $  8,755     $    --     $    --   $  8,755
                                                ========     =======     =======   ========
Identifiable assets at year-end...............  $ 72,672     $    --     $    --   $ 72,672
                                                ========     =======     =======
Corporate assets..............................                                        9,013
                                                                                   --------
Total assets at year-end......................                                     $ 81,685
                                                                                   ========

                               THE O'GARA COMPANY

                                                SECURITY
                                                PRODUCTS
                                                  AND      INFORMATION
                                                SERVICES    SECURITY
                                                 GROUP        GROUP       OTHER    COMBINED
                                                --------   -----------   -------   --------
1998
-----
Net sales to unaffiliated customers...........  $131,574     $   116     $    --   $131,690
                                                ========     =======     =======   ========
Gross profit (loss)...........................  $ 37,120     $  (395)    $  (325)  $ 36,400
                                                ========     =======     =======   ========
Operating income (loss).......................  $ 20,626     $(2,194)    $(3,907)  $ 14,525
                                                ========     =======     =======   ========
Identifiable assets at year-end...............  $103,134     $ 4,288     $    --   $107,422
                                                ========     =======     =======
Corporate assets..............................                                       13,380
                                                                                   --------
Total assets at year-end......................                                     $120,802
                                                                                   ========
1999
-----
Net sales to unaffiliated customers...........  $114,162     $ 4,345     $    --   $118,507
                                                ========     =======     =======   ========
Gross profit..................................  $ 32,587     $ 2,300     $    --   $ 34,887
                                                ========     =======     =======   ========
Operating income (loss).......................  $ 11,376     $(1,764)    $(5,303)  $  4,309
                                                ========     =======     =======   ========
Identifiable assets at year-end...............  $105,340     $ 3,359     $    --   $108,699
                                                ========     =======     =======
Corporate assets..............................                                        9,573
                                                                                   --------
Total assets at year-end......................                                     $118,272
                                                                                   ========

        Total net sales by segment includes sales to unaffiliated customers. Intersegment sales are nominal. Operating income (loss) is total net sales less operating expenses. Operating income (loss) does not include the following items: interest expense, other expenses and income taxes. The Other column includes allocated corporate overhead costs. Depreciation expense and capital expenditures for each of O'Gara's business segments for the years ended December 31, 1997, 1998 and 1999 are as follows:

                                                    SECURITY
                                                    PRODUCTS
                                                      AND      INFORMATION
                                                    SERVICES    SECURITY
                                                     GROUP        GROUP      OTHER   COMBINED
                                                    --------   -----------   -----   --------
1997
-----
Depreciation expense..............................   $1,427      $   --      $ --     $1,427
                                                     ======      ======      ====     ======
Capital expenditures..............................   $3,149      $   --      $ --     $3,149
                                                     ======      ======      ====     ======
1998
-----
Depreciation expense..............................   $1,282      $   24      $  6     $1,312
                                                     ======      ======      ====     ======
Capital expenditures..............................   $3,427      $  186      $313     $3,926
                                                     ======      ======      ====     ======
1999
-----
Depreciation expense..............................   $2,188      $   93      $143     $2,424
                                                     ======      ======      ====     ======
Capital expenditures..............................   $5,611      $1,673      $590     $7,874
                                                     ======      ======      ====     ======

        Identifiable assets by segment are those assets that are used in O'Gara's operations in each segment. Corporate assets allocated to O'Gara consist principally of cash, marketable

                               THE O'GARA COMPANY
        securities, computer software, deferred tax assets, certain intangible assets and certain prepaid expenses.

        The following summarizes information about O'Gara's different geographic areas:

                                        UNITED               OTHER
                                        STATES    FRANCE    FOREIGN   ELIMINATIONS   COMBINED
                                        -------   -------   -------   ------------   --------
1997
-----
Net sales to unaffiliated customers...  $62,015   $20,524   $18,200     $    --      $100,739
Intercompany..........................    3,003     2,130       624      (5,757)           --
                                        -------   -------   -------     -------      --------
          Total net sales.............  $65,018   $22,654   $18,824     $(5,757)     $100,739
                                        =======   =======   =======     =======      ========
Operating income......................  $ 5,402   $ 1,813   $ 1,540     $    --      $  8,755
                                        =======   =======   =======     =======      ========
Identifiable assets...................  $34,117   $22,898   $15,657     $    --      $ 72,672
                                        =======   =======   =======     =======
Corporate assets......................                                                  9,013
                                                                                     --------
          Total assets at year-end....                                               $ 81,685
                                                                                     ========
1998
-----
Net sales to unaffiliated customers...  $77,766   $26,164   $27,760     $    --      $131,690
Intercompany..........................      898       637       186      (1,721)           --
                                        -------   -------   -------     -------      --------
          Total net sales.............  $78,664   $26,801   $27,946     $(1,721)     $131,690
                                        =======   =======   =======     =======      ========
Operating income......................  $ 8,524   $ 2,185   $ 3,816     $    --      $ 14,525
                                        =======   =======   =======     =======      ========
Identifiable assets...................  $57,493   $28,106   $21,823     $    --      $107,422
                                        =======   =======   =======     =======
Corporate assets......................                                                 13,380
                                                                                     --------
          Total assets at year-end....                                               $120,802
                                                                                     ========
1999
-----
Net sales to unaffiliated customers...  $69,446   $25,315   $23,746     $    --      $118,507
Intercompany..........................    2,037     1,445       423      (3,905)           --
                                        -------   -------   -------     -------      --------
          Total net sales.............  $71,483   $26,760   $24,169     $(3,905)     $118,507
                                        =======   =======   =======     =======      ========
Operating income (loss)...............  $ 4,104   $ 2,012   $(1,807)    $    --      $  4,309
                                        =======   =======   =======     =======      ========
Identifiable assets...................  $63,683   $25,808   $19,208     $    --      $108,699
                                        =======   =======   =======     =======
Corporate assets......................                                                  9,573
                                                                                     --------
          Total assets at year-end....                                               $118,272
                                                                                     ========

        O'Gara accounts for transfers between geographic areas at cost plus a proportionate share of operating profit.

                               THE O'GARA COMPANY

        The following summarizes O'Gara's sales in the United States and foreign locations:

                                                YEARS ENDED DECEMBER 31,
                                             ------------------------------
                                               1997       1998       1999
                                             --------   --------   --------
                                                 (DOLLARS IN THOUSANDS)
Sales to unaffiliated customers:
  U.S. Government..........................  $ 43,719   $ 62,059   $ 54,953
  Other United States......................     8,362      5,813      9,162
  Middle East..............................     5,887      3,998      1,618
  Europe...................................    15,829     31,202     29,759
  Central and South America................    19,135     20,766     19,716
  Other Foreign............................     7,807      7,852      3,299
                                             --------   --------   --------
                                             $100,739   $131,690   $118,507
                                             ========   ========   ========

        Export sales by O'Gara's domestic operations were approximately 12%, 11% and 4% of net sales for the years ended December 31, 1997, 1998 and 1999, respectively.

        O'Gara is subject to audit and investigation by various agencies which oversee contract performance in connection with O'Gara's contracts with the U.S. Government. Management believes that potential claims from such audits and investigations will not have a material adverse effect on the combined financial statements. In addition, contracts with the U.S. Government may contain cost or performance incentives or both based on stated targets or other criteria. Cost or performance incentives are recorded at the time there is sufficient information to relate actual performance to targets or other criteria.

        O'Gara has foreign operations and assets in Brazil, Colombia, France, Italy, Mexico, Russia and the Philippines. In addition, O'Gara sells its products and services in other foreign countries and has continued to increase its level of international activity. Accordingly, O'Gara is subject to various risks including, among others, foreign currency restrictions, exchange rate fluctuations, government instability and complexities of local laws and regulations.

     (b) MAJOR CUSTOMERS -- During the years ended December 31, 1997, 1998 and 1999 sales in the Security Products and Services Group to the U.S. Government approximated 43%, 47% and 46% of O'Gara's net sales, respectively.

                               THE O'GARA COMPANY

(14) SUPPLEMENTAL CASH FLOWS DISCLOSURES --

     The following is a summary of cash paid related to certain items:

                                                            1997          1998          1999
                                                         ----------    ----------    ----------
          SUPPLEMENTAL DISCLOSURE OF
            CASH FLOW INFORMATION:
               Cash paid for interest..................  $2,951,794    $  473,107    $  212,277
                                                         ==========    ==========    ==========
               Cash paid for taxes.....................  $2,599,000    $1,303,277    $2,455,459
                                                         ==========    ==========    ==========
          SUPPLEMENTAL DISCLOSURE OF
            NON-CASH ACTIVITIES:
               Deferred compensation related to options
                 and restricted stock..................  $       --    $1,192,096    $  413,595
                                                         ==========    ==========    ==========
               Fair value of Kroll-O'Gara stock issued
                 in connection with acquisition of
                 businesses............................  $6,608,485    $  890,185    $       --
                                                         ==========    ==========    ==========
               Notes issued in connection with
                 acquisition of businesses.............  $1,331,513    $       --    $       --
                                                         ==========    ==========    ==========
               Fair value of stock issued in connection
                 with acquisition of minority
                 interest..............................  $1,243,474    $       --    $       --
                                                         ==========    ==========    ==========

     The supplemental cash flow disclosure information does not include allocated interest and tax expense that was funded directly by Kroll-O'Gara.

(15) SUBSEQUENT EVENT

     In the third quarter of fiscal 2000, O'Gara began implementation of a plan to reduce costs. O'Gara anticipates incurring a total non-recurring pre-tax charge of less than $1.0 million in connection with this cost reduction plan. The primary component of the restructuring charge is severance related to the termination of employees.

                               THE O'GARA COMPANY

                      COMBINED BALANCE SHEETS (UNAUDITED)
                   AS OF DECEMBER 31, 1999 AND JUNE 30, 2000

                                                              DECEMBER 31,    JUNE 30,
                                                                  1999          2000
                                                              ------------    --------
                                                               (DOLLARS IN THOUSANDS)
ASSETS
CURRENT ASSETS:
  Cash and equivalents (Note 5).............................    $  3,395      $  2,597
  Trade accounts receivable, net of allowance for doubtful
     accounts of $969 and $750 at December 31, 1999 and June
     30, 2000, respectively.................................      24,314        23,135
  Related party receivables.................................         335           425
  Costs and estimated earnings in excess of billings on
     uncompleted contracts..................................      24,160        15,241
  Inventories (Note 6)......................................      21,194        26,787
  Prepaid expenses and other................................       5,027         3,998
  Deferred tax asset........................................       1,744         1,744
                                                                --------      --------
          Total current assets..............................      80,169        73,927
                                                                --------      --------
PROPERTY, PLANT AND EQUIPMENT, at cost
  Land......................................................       1,970         1,946
  Buildings and improvements................................       6,631         6,418
  Leasehold improvements....................................       1,109         1,057
  Furniture and fixtures....................................       6,243         5,847
  Machinery and equipment...................................      12,521        15,296
                                                                --------      --------
                                                                  28,474        30,564
  Less: accumulated depreciation............................      (9,315)      (10,746)
                                                                --------      --------
                                                                  19,159        19,818
                                                                --------      --------
COSTS IN EXCESS OF ASSETS ACQUIRED AND OTHER INTANGIBLE
  ASSETS, net of accumulated amortization of $3,192 and
  $3,278 at December 31, 1999 and June 30, 2000,
  respectively..............................................      17,195        15,683
OTHER ASSETS:
  Other assets..............................................       1,318         1,169
  Deferred tax asset........................................         431           431
                                                                --------      --------
                                                                  18,944        17,283
                                                                --------      --------
                                                                $118,272      $111,028
                                                                ========      ========

 The accompanying notes are an integral part of these combined balance sheets.

                               THE O'GARA COMPANY

                      COMBINED BALANCE SHEETS (UNAUDITED)
                   AS OF DECEMBER 31, 1999 AND JUNE 30, 2000

                                                              DECEMBER 31,    JUNE 30,
                                                                  1999          2000
                                                              ------------    --------
                                                               (DOLLARS IN THOUSANDS)
LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
  Current portion of long-term debt due to third-parties....    $  2,246      $  1,671
  Current portion of allocated Kroll-O'Gara long-term
     debt...................................................       9,455        15,652
  Trade accounts payable....................................      22,588        20,943
  Billings in excess of costs and estimated earnings on
     uncompleted contracts..................................         361           486
  Accrued liabilities.......................................       7,680         6,584
  Customer deposits.........................................       1,396         2,085
  Income taxes currently payable............................          --            10
                                                                --------      --------
          Total current liabilities.........................      43,726        47,431
                                                                --------      --------

OTHER LONG-TERM LIABILITIES.................................         522           194

ALLOCATION OF KROLL-O'GARA LONG-TERM DEBT...................      15,072        15,725

LONG-TERM DEBT DUE TO THIRD PARTIES, net of current
  portion...................................................         854           966
                                                                --------      --------
          Total liabilities.................................      60,174        64,316
SHAREHOLDERS' EQUITY (Note 1):
  Advances from Kroll-O'Gara................................      58,868        50,653
  Deferred compensation.....................................      (1,030)         (826)
  Accumulated other comprehensive income (loss).............         260        (3,115)
                                                                --------      --------
          Total shareholders' equity........................      58,098        46,712
                                                                --------      --------
                                                                $118,272      $111,028
                                                                ========      ========

 The accompanying notes are an integral part of these combined balance sheets.

                               THE O'GARA COMPANY

                 COMBINED STATEMENTS OF OPERATIONS (UNAUDITED)

                                                              SIX MONTHS ENDED JUNE 30,
                                                              --------------------------
                                                                  1999           2000
                                                              ------------    ----------
                                                                (DOLLARS IN THOUSANDS,
                                                              EXCEPT PER SHARE AMOUNTS)
NET SALES...................................................   $   56,962     $   53,335
COST OF SALES...............................................       38,434         40,347
                                                               ----------     ----------
          Gross profit......................................       18,528         12,988
OPERATING EXPENSES:
  Selling and marketing expenses............................        4,096          4,390
  General and administrative expenses.......................        7,023         11,649
  Separation expenses (Note 1)..............................           --            280
  Failed merger expenses (Note 9)...........................           --            830
  Merger expenses...........................................           36             --
  Restructuring expense (Note 2)............................          292             --
                                                               ----------     ----------
          Operating income (loss)...........................        7,081         (4,161)
                                                               ----------     ----------
OTHER INCOME (EXPENSE):
  Interest expense..........................................         (799)        (1,167)
  Other, net................................................           28           (134)
                                                               ----------     ----------
          Income (loss) before provision for income taxes
            and cumulative effect of change in accounting
            principle.......................................        6,310         (5,462)
  Provision for income taxes................................        2,454            327
                                                               ----------     ----------
          Income (loss) before cumulative effect of change
            in accounting principle.........................        3,856         (5,789)
  Cumulative effect of change in accounting principle, net
     of applicable tax benefit of $408 (Note 4).............         (778)            --
                                                               ----------     ----------
  Net income (loss).........................................   $    3,078     $   (5,789)
                                                               ==========     ==========
PER SHARE DATA:
EARNINGS (LOSS) PER SHARE (Note 3)
  Basic and diluted.........................................   $     0.51     $    (0.96)
                                                               ==========     ==========
          Weighted Average Shares Outstanding...............    6,000,000      6,000,000
                                                               ==========     ==========

    The accompanying notes are an integral part of these combined financial statements.

                               THE O'GARA COMPANY

            COMBINED STATEMENTS OF SHAREHOLDERS' EQUITY (UNAUDITED)
                       FOR THE PERIOD ENDED JUNE 30, 2000

                                                                                    ACCUMULATED
                                                                                       OTHER
                                    COMPREHENSIVE   ADVANCES FROM     DEFERRED     COMPREHENSIVE
                                    INCOME (LOSS)   KROLL-O'GARA    COMPENSATION   INCOME (LOSS)    TOTAL
                                    -------------   -------------   ------------   -------------   -------
BALANCE, December 31, 1999........                     $58,868        $(1,030)        $   260      $58,098
Comprehensive loss
  Net loss........................     $(5,789)         (5,789)            --              --       (5,789)
                                       -------
  Other comprehensive loss, net of
     tax:
     Foreign currency translation
       adjustment, net of $2,250
       tax benefit................      (3,375)             --             --              --           --
                                       -------
     Other comprehensive loss.....      (3,375)             --             --          (3,375)      (3,375)
                                       -------
       Comprehensive loss.........     $(9,164)             --             --              --           --
                                       =======
Change in advances from
  Kroll-O'Gara....................                      (2,426)            --              --       (2,426)
Deferred compensation related to
  restricted stock of
  Kroll-O'Gara....................                          --            204              --          204
                                                       -------        -------         -------      -------
BALANCE, June 30, 2000............                     $50,653        $  (826)        $(3,115)     $46,712
                                                       =======        =======         =======      =======

The accompanying notes to combined financial statements are an integral part of these combined statements.

                               THE O'GARA COMPANY

                 COMBINED STATEMENTS OF CASH FLOWS (UNAUDITED)
                FOR THE SIX MONTHS ENDED JUNE 30, 1999 AND 2000

                                                                 SIX MONTHS ENDED
                                                                     JUNE 30,
                                                              -----------------------
                                                                 1999         2000
                                                              ----------    ---------
                                                              (DOLLARS IN THOUSANDS)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income (loss).........................................  $   3,078      $(5,789)
  Adjustments to reconcile net income (loss) to net cash
     used in operating activities --
       Depreciation and amortization........................      1,581        2,260
       Bad debt expense.....................................        122          144
       Noncash compensation expense.........................        245          204
  Change in assets and liabilities, net of effects of
     acquisitions and dispositions --
       Receivables -- trade.................................      2,183        1,035
       Costs and estimated earnings in excess of billings on
        uncompleted contracts...............................      3,514        8,919
       Inventories, prepaid expenses and other assets.......     (7,040)      (3,550)
       Accounts payable and income taxes currently
        payable.............................................     (8,765)      (1,670)
       Billings in excess of costs and estimated earnings on
        uncompleted contracts...............................        (94)         125
       Amounts due to/from related parties..................       (229)         (56)
       Customer deposits....................................     (1,037)         689
       Accrued liabilities..................................      6,610       (1,095)
       Long-term liabilities................................       (343)        (328)
                                                              ---------      -------
          Net cash provided by (used in) operating
            activities......................................       (175)         888
                                                              ---------      -------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of property, plant and equipment, net...........     (4,206)      (2,272)
  Sale of marketable securities.............................      6,032           --
                                                              ---------      -------
          Net cash provided by (used in) investing
            activities......................................      1,826       (2,272)
                                                              ---------      -------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds (repayments) from allocated Kroll-O'Gara
     long-term debt.........................................      2,165          653
  Payments of third party debt..............................       (285)        (255)
  Increase (decrease) in advances from Kroll-O'Gara.........     (9,450)      (2,426)
  Net borrowings (repayments) under revolving lines of
     credit.................................................      9,116        5,989
  Foreign currency translation..............................     (2,435)      (3,244)
                                                              ---------      -------
          Net cash provided by (used in) financing
            activities......................................       (889)         717
                                                              ---------      -------
NET INCREASE (DECREASE) IN CASH AND EQUIVALENTS.............        762         (667)
Effects of foreign currency exchange rates on cash..........       (132)        (131)
                                                              ---------      -------
CASH AND EQUIVALENTS, BEGINNING OF PERIOD...................      6,417        3,395
                                                              ---------      -------
CASH AND EQUIVALENTS, END OF PERIOD.........................  $   7,047      $ 2,597
                                                              =========      =======

    The accompanying notes are an integral part of these combined financial statements.

                               THE O'GARA COMPANY

                NOTES TO COMBINED UNAUDITED FINANCIAL STATEMENTS
                   AS OF DECEMBER 31, 1999 AND JUNE 30, 2000

(1) GENERAL

     The O'Gara Company (O'Gara or the Company) is a wholly-owned holding company subsidiary of The Kroll-O'Gara Company (Kroll-O'Gara) and currently consists of most of the businesses that operate in Kroll-O'Gara's Security Products and Services Group as well as the business that operates in Kroll-O'Gara's Information Security Group.

     In April 2000, Kroll-O'Gara decided to reorganize itself and split into two separate companies; O'Gara is a newly incorporated company organized in preparation for the split-up. Under an agreement and plan of reorganization, the completion of which is pending receipt of favorable tax rulings and the approval by Kroll-O'Gara's shareholders, O'Gara will receive substantially all of the assets and liabilities of the Security Products and Services Group and a 60% ownership interest in the common stock of the entity comprising the Information Security Group, as well as certain other assets and liabilities that are not assignable to a particular business group. The remaining business of Kroll-O'Gara, primarily the Investigation and Intelligence Group, the Voice and Data Communication Group and a 40% ownership interest in the common stock of the entity comprising the Information Security Group, as well as the remaining other assets and liabilities that are not assignable to a particular business group, will be spun off into a newly incorporated company, Kroll Risk Consulting Services (KRCS). Concurrent with the completion of the reorganization and spin-off, O'Gara and KRCS will become separate publicly-traded companies. Also, in conjunction with the reorganization and spinoff, certain management shareholders of O'Gara will exchange all of their shares of Kroll-O'Gara common stock for shares of O'Gara prior to the split-up. Therefore, these management shareholders will not participate in the pro rata distribution of O'Gara common stock and will not receive any stock in KRCS.

     Costs associated with this separation in the six months ended June 30, 2000 were approximately $0.3 million ($0.05 per diluted share) and consisted primarily of fees for attorneys, accountants and other related charges. O'Gara anticipates additional expenses will be incurred in the second half of 2000.

     The accompanying combined financial statements are presented on a carve-out basis and include the historical results of operations and assets and liabilities allocated to O'Gara, prior to the effects of the reorganization, which includes most of the businesses that operate in Kroll-O'Gara's Security Products and Services Group as well as 100% of the business that operates in Kroll-O'Gara's Information Security Group. These combined financial statements have been prepared from Kroll-O'Gara's historical accounting records.

     O'Gara was allocated $1.6 million and $4.5 million of overhead costs related to Kroll-O'Gara's corporate administrative functions for the six months ended June 30, 1999 and 2000, respectively. The allocation was based on a specific identification of Kroll-O'Gara's administrative costs attributable to O'Gara and, to the extent that such identification was not practicable, on the basis of O'Gara's sales as a percentage of Kroll-O'Gara's sales. The allocated costs are included in the various operating expense captions in the accompanying combined statements of operations. Management believes that such allocation methodology is reasonable. Subsequent to the spin-off, O'Gara will be required to manage these functions and will be responsible for the expenses associated with the operations of a stand-alone public company.

                               THE O'GARA COMPANY

     O'Gara's operations have been financed through its operating cash flows and advances from Kroll-O'Gara. O'Gara's interest expense includes an allocation of Kroll-O'Gara's interest expense based on Kroll-O'Gara's weighted average interest rate applied to intercompany advances. Income tax was calculated as if O'Gara had filed separate income tax returns. O'Gara's future effective tax rate will depend largely on its structure and tax strategies as a separate, independent public company.

     The O'Gara Company expects to obtain debt funding prior to completion of the split-up to repay the portion of Kroll-O'Gara's third party financing obligations assumed by it as well as a working capital and letter of credit facility.

     On September 14, 2000, Kroll-O'Gara amended its credit agreement to provide for an extension of its temporary increase in its revolving line of credit from $25.0 million to $40.0 million. Pursuant to the amended credit agreement, the increase in the revolving line of credit is effective until January 1, 2001, at which time all borrowings in excess of $25.0 million must be repaid. The credit facility continues to provide for a letter of credit facility of approximately $7.6 million. Both the letter of credit facility and the line of credit mature on May 31, 2001. Advances under the revolving line of credit bear interest at rates ranging from prime to prime plus 0.75%, or, at Kroll-O'Gara's option, LIBOR plus 1.50% to LIBOR plus 2.50%, dependent upon a defined financial ratio.

     Kroll-O'Gara's currently existing credit agreements include certain financial covenant restrictions. Kroll-O'Gara was not in compliance with certain of these covenants as of December 31, 1999 and as of June 30, 2000. All such events of non-compliance have been subsequently amended or waived by the lenders. Had the lenders not provided a waiver or amendment, all amounts outstanding under the credit agreements would have been subject to acceleration by the lenders. In addition, O'Gara and KRCS will enter into agreements governing the relationships between the separated businesses of Kroll-O'Gara that are the result of the plan of reorganization. Such agreements shall include a tax sharing and cross-indemnification agreement. Subsequent to the reorganization and spin-off, Kroll-O'Gara will be dissolved.

     The accompanying unaudited consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring adjustments) considered necessary for fair presentation have been included. Operating results for the six month period ended June 30, 2000, are not necessarily indicative of the results that may be expected for the year ended December 31, 2000. The accompanying financial statements should be read in conjunction with the consolidated financial statements and notes thereto included in O'Gara's audited financial statements contained elsewhere in this document for the year ended December 31, 1999.

(2) RESTRUCTURING OF OPERATIONS

     In the first quarter of 1999, O'Gara began implementation of a restructuring plan (the "Plan") to reduce costs and improve operating efficiencies. The Plan was substantially completed by the end of the second quarter of 1999. Including the first quarter 1999 charge of $0.2 million, the total non-recurring, pre-tax restructuring charge associated with the Plan was $0.3 million. Total payments or writeoffs made pursuant to the Plan through June 30, 2000 were $0.3 million. O'Gara does not

                               THE O'GARA COMPANY
     expect to incur any other significant restructuring charges in future periods related to this Plan. The principal elements of the restructuring plan are the elimination of approximately 55 employees. The primary components of the restructuring charge as of June 30, 2000 are as follows:

DESCRIPTION                                                     EXPENSE
-----------                                                     -------
Severance and related costs.................................     $195
Writedown of property, plant and equipment..................       97
                                                                 ----
                                                                 $292
                                                                 ====

(3) EARNINGS PER SHARE

     In accordance with Statement of Financial Accounting Standards No. 128, "Earnings Per Share", basic earnings per share are computed by dividing net income by the weighted average number of shares of common stock outstanding during the period. Diluted earnings per share are computed by dividing net income by the weighted average number of shares of common stock and common stock equivalents outstanding during the period. Dilutive common stock equivalents represent shares issuable upon assumed exercise of stock options and warrants and upon assumed issuance of restricted stock.

     O'Gara is expected to be capitalized initially with 6.0 million shares of common stock. This number of shares was assumed to be outstanding for all periods presented. To date, no common stock equivalents of O'Gara have been issued so basic and diluted earnings per share are the same.

     Basic and diluted earnings per share based on income before cumulative effect of change in accounting principle were $0.64 for the six months ended June 30, 1999. The basic and diluted per share impact of the change in accounting principle was $0.13.

(4) NEW PRONOUNCEMENTS

     In April 1998, the American Institute of Certified Public Accountants released Statement of Position (SOP) 98-5 "Reporting on the Cost of Start-Up Activities". The SOP requires costs of start-up activities, including pre-operating costs, organization costs and start-up costs to be expensed as incurred. Kroll-O'Gara's practice was to capitalize these expenses and amortize them over periods ranging from one to five years. O'Gara adopted SOP 98-5 in the first quarter of 1999 and recorded a cumulative effect of an accounting change of $0.8 million, net of a tax benefit of $0.4 million.

     In June 1998, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities" (SFAS 133). SFAS 133 establishes accounting and reporting standards requiring that every derivative instrument (including certain derivative instruments embedded in other contracts) be recorded in the balance sheet as either an asset or liability measured at its fair value. SFAS 133 requires that changes in the derivative's fair value be recognized currently in earnings unless specific hedge accounting criteria are met. SFAS 133, as amended, is effective for fiscal years beginning after June 15, 2000. O'Gara has five forward contracts in place in association with a demand note from a subsidiary. These instruments qualify for hedge accounting. O'Gara has not yet quantified the impact of adopting SFAS 133 on its financial statements and has not determined the timing of or method of adoption

                               THE O'GARA COMPANY
     of SFAS 133. However, SFAS 133 could increase volatility in earnings and other comprehensive income.

     In March 2000, the FASB issued Financial Accounting Standards Board Interpretation No. 44 ("Interpretation No. 44"), "Accounting for Certain Transactions involving Stock Compensation -- an interpretation of APB Opinion 25." Interpretation No. 44 is effective July 1, 2000. Interpretation No. 44 clarifies the application of APB Opinion 25 for certain matters, specifically (a) the definition of an employee for purposes of applying APB Opinion 25, (b) the criteria for determining whether a plan qualifies as a noncompensatory plan, (c) the accounting consequence of various modifications to the terms of a previously fixed stock option or award, and (d) the accounting for an exchange of stock compensation awards in a business combination. Management does not anticipate that the adoption of Interpretation No. 44 will have a material impact on financial position or the results of operations.

(5) SUPPLEMENTAL CASH FLOW DISCLOSURE

     Cash equivalents consist of all highly liquid debt instruments with an initial maturity of three months or less at the date of purchase. Kroll-O'Gara invests excess cash in overnight repurchase agreements, which are government collateralized securities. The carrying amount of cash and cash equivalents approximates fair value of those instruments due to their short maturity.

                                                             1999           2000
                                                            -------        -------
                                                            (DOLLARS IN THOUSANDS)
Cash paid for taxes.......................................   $ 28           $224
Cash paid for interest....................................   $ 61           $ 52
Non-cash activity:
Deferred compensation related to options and restricted
  stock...................................................   $414           $ --

(6) INVENTORIES

     Inventories are stated at the lower of cost or market using the first-in, first-out (FIFO) method and include the following:

                                                        DECEMBER 31,    JUNE 30,
INVENTORY CATEGORY                                          1999          2000
------------------                                      ------------    --------
                                                         (DOLLARS IN THOUSANDS)
Raw materials.........................................    $14,495       $19,437
Vehicle costs and work-in-process.....................      6,699         7,350
                                                          -------       -------
          Total inventory.............................    $21,194       $26,787
                                                          =======       =======

(7) DERIVATIVE FINANCIAL INSTRUMENTS

     Financial instruments in the form of foreign currency exchange contracts are utilized by O'Gara to hedge its exposure to movements in foreign currency exchange rates. O'Gara does not hold or issue derivative financial instruments for trading purposes. Gains and losses on foreign exchange contracts are deferred and amortized as an adjustment to the cumulative foreign currency translation adjustment component of equity over the terms of the agreements in accordance with hedge accounting standards.

                               THE O'GARA COMPANY

     O'Gara has entered into five foreign currency exchange contracts to hedge its exposure to certain foreign currency rate fluctuations on a demand loan to a subsidiary that is denominated in the foreign currency. By virtue of these contracts, O'Gara has fixed the total dollar amount that they will receive under the aforementioned subsidiary loan through the maturity dates of the contracts regardless of the fluctuations in the exchange rate. At June 30, 2000, the total notional amount of the contracts, which mature between July 2000 and January 2002, is $14.6 million. O'Gara's foreign currency translation adjustment component of shareholder's equity was increased by $0.8 million in the six months ended June 30, 2000 as a result of these agreements.

     O'Gara has estimated the fair value of the foreign exchange contracts based on information obtained from the counterparty of the amount O'Gara would receive at June 30, 2000 in order to terminate the agreements. As of June 30, 2000, O'Gara would have received approximately $1.9 million upon cancellation of all contracts.

(8) SEGMENT DATA

     During 1999 and 2000, O'Gara operated in two business segments, the Security Products and Services Group and the Information Security Group.

     The following summarizes information about the Company's business segments:

                                        SECURITY      INFORMATION
                                      PRODUCTS AND     SECURITY
                                     SERVICES GROUP      GROUP       OTHER    CONSOLIDATED
                                     --------------   -----------   -------   ------------
                                                    (DOLLARS IN THOUSANDS)
SIX MONTHS ENDED JUNE 30, 1999
Net sales to unaffiliated
  customers........................     $54,482         $ 2,480     $    --     $ 56,962
                                        =======         =======     =======     ========
Gross profit.......................     $17,262         $ 1,266     $    --     $ 18,528
                                        =======         =======     =======     ========
Operating income (loss)............     $ 8,674         $   152     $(1,745)    $  7,081
                                        =======         =======     =======     ========
SIX MONTHS ENDED JUNE 30, 2000
Net sales to unaffiliated
  customers........................     $51,525         $ 1,810     $    --     $ 53,335
                                        =======         =======     =======     ========
Gross profit.......................     $13,229         $  (241)    $    --     $ 12,988
                                        =======         =======     =======     ========
Operating income (loss)............     $ 4,647         $(4,704)    $(4,104)    $ (4,161)
                                        =======         =======     =======     ========
Identifiable assets at June 30,
  2000.............................     $97,376         $ 4,907     $    --     $102,283
                                        =======         =======     =======
Corporate assets...................                                                8,745
                                                                                --------
     Total assets at June 30,
       2000........................                                             $111,028
                                                                                ========

(9) FAILED MERGER COSTS

     On November 15, 1999, Kroll-O'Gara announced that it had entered into a definitive agreement with Blackstone Capital Partners III Merchant Banking Fund L.P. (Blackstone) pursuant to which shares held by all Kroll-O'Gara shareholders, other than certain members of management, would be acquired by Blackstone. On April 12, 2000, Kroll-O'Gara announced that Blackstone had withdrawn its offer to acquire Kroll-O'Gara shares. Allocated costs to O'Gara associated with the failed recapitalization merger in the six months ended June 30, 2000 were approximately $0.8 million ($0.14 per diluted share) and consisted primarily of fees for attorneys, accountants, travel and other related charges.

          THE O'GARA COMPANY AND KROLL RISK CONSULTING SERVICES, INC. UNAUDITED PRO FORMA COMBINING CONDENSED FINANCIAL STATEMENTS

     The unaudited pro forma combining condensed financial statements of Kroll Risk Consulting Services, Inc. give effect to the reorganization and split-up transaction and have been prepared from The Kroll-O'Gara Company audited consolidated financial statements presented elsewhere in this document and The O'Gara Company audited combined financial statements also presented elsewhere in this document. These unaudited pro forma statements should be read in conjunction with the audited consolidated financial statements of The Kroll-O'Gara Company and the audited combined financial statements of The O'Gara Company.

     The unaudited pro forma combining condensed financial statements of The O'Gara Company also give effect to the reorganization and split-up transaction and have been prepared from The O'Gara Company audited combined financial statements presented elsewhere in this document. These unaudited pro forma statements should also be read in conjunction with the audited combined financial statements of The O'Gara Company.

     The unaudited pro forma combining condensed financial statements are presented for illustrative purposes only and are not necessarily indicative of the operating results or financial position that would have been achieved if the reorganization and split-up transaction had been consummated as of the beginning of the periods indicated, nor are they indicative of future financial position or results of operations.

                               THE O'GARA COMPANY

             UNAUDITED PRO FORMA COMBINING CONDENSED BALANCE SHEET
                              AS OF JUNE 30, 2000

                                                             O'GARA      PRO FORMA      O'GARA
                                                            SPLIT-UP    ADJUSTMENTS    PRO FORMA
                                                            --------    -----------    ---------
                                                                   (DOLLARS IN THOUSANDS)
ASSETS
CURRENT ASSETS
     Cash.................................................  $  2,597     $     --      $  2,597
     Accounts receivable, net.............................    23,560           --        23,560
     Costs and estimated earnings in excess of billings on
       uncompleted contracts..............................    15,241           --        15,241
     Inventories..........................................    26,787           --        26,787
     Other current assets.................................     5,742           --         5,742
                                                            --------     --------      --------
          Total current assets............................    73,927           --        73,927
  Property, plant, and equipment, net.....................    19,818           --        19,818
  Costs in excess of assets acquired and other intangible
     assets...............................................    15,683         (819)(2)    14,864
  Other assets............................................     1,600         (212)(3)     1,388
                                                            --------     --------      --------
          Total assets....................................  $111,028     $ (1,031)     $109,997
                                                            ========     ========      ========

LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES
     Current portion of allocated Kroll-O'Gara long-term
       debt...............................................  $ 15,652     $     --      $ 15,652
     Current portion of long-term debt due to third
       parties............................................     1,671           --         1,671
     Accounts payable.....................................    20,943           --        20,943
     Accrued liabilities..................................     6,624        2,519(4)      9,143
     Other current liabilities............................     2,541       (1,750)(5)       791
                                                            --------     --------      --------
          Total current liabilities.......................    47,431          769        48,200
  Long-term debt due to third parties, net of current
     portion..............................................       966           --           966
  Allocation of Kroll-O'Gara long-term debt...............    15,725           --        15,725
  Other long-term liabilities.............................       194           --           194
  Minority interest in consolidated subsidiary............        --          710(1)        710
                                                            --------     --------      --------
          Total liabilities...............................    64,316        1,479        65,795
  Shareholders' equity....................................    46,712       (2,510)(6)    44,202
                                                            --------     --------      --------
          Total liabilities and shareholders' equity......  $111,028     $ (1,031)     $109,997
                                                            ========     ========      ========

---------------

(1) To recognize KRCS' minority ownership interest of 40% in the Information Security Group (ISG).
(2) To recognize write-off of certain intangibles that will not be utilizable by Kroll-O'Gara as a result of the reorganization and split-up transaction.
(3) To recognize write-off of unamortized deferred financing costs resulting from the anticipated prepayment of certain third party indebtedness as a result of the reorganization and split-up transaction.
(4) To recognize transaction costs ($1,689) expected to be incurred associated with the reorganization and split-up transaction, as well as to recognize debt prepayment fees ($830) associated with the prepayment of certain third party indebtedness.
(5) To recognize related tax benefit to be realized in conjunction with the transactions discussed above.

(6) Reflects adjustments to shareholders' equity for transactions discussed above as follows (in thousands):

  Tax benefit of accelerated stock option compensation......  $    330
  Debt prepayment fee ($830) and financing cost write-off,
     net of tax.............................................      (625)
  Transaction costs ($1,689), net of tax....................    (1,014)
  Intangible asset write-offs ($819), net of tax............      (491)
  KRCS' minority ownership interest of 40% in ISG...........      (710)
                                                              --------
                                                              $ (2,510)
                                                              ========

            The accompanying notes to combined financial statements
               are an integral part of these combined statements.

                               THE O'GARA COMPANY

        UNAUDITED PRO FORMA COMBINING CONDENSED STATEMENTS OF OPERATIONS
                     FOR THE SIX MONTHS ENDED JUNE 30, 2000

                                                        O'GARA      PRO FORMA(3)(4)(5)       O'GARA
                                                       SPLIT-UP    ADJUSTMENTS(6)(7)(9)     PRO FORMA
                                                       --------    ---------------------    ---------
                                                       (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
Net sales............................................  $53,335            $   --             $53,335
Cost of sales........................................   40,347                --              40,347
                                                       -------            ------             -------
     Gross profit....................................   12,988                --              12,988
Selling and marketing expenses.......................    4,390                --               4,390
General and administrative expenses..................   11,650                --              11,650
Separation expenses..................................      280                --                 280
Failed merger expenses...............................      829                --                 829
                                                       -------            ------             -------
     Operating loss..................................   (4,161)               --              (4,161)
Interest expense.....................................   (1,167)               --(10)          (1,167)
Other expense........................................     (134)               --                (134)
                                                       -------            ------             -------
     Loss from continuing operations before minority
       interest, provision for income taxes,
       extraordinary item and cumulative effect of
       change in accounting principle................   (5,462)               --              (5,462)
Minority interest....................................       --             1,881(1)            1,881
                                                       -------            ------             -------
     Loss from continuing operations before provision
       for income taxes, extraordinary item and
       cumulative effect of change in accounting
       principle.....................................   (5,462)            1,881              (3,581)
Provision for income taxes...........................      327                --(2)              327
                                                       -------            ------             -------
     Loss from continuing operations.................  $(5,789)           $1,881             $(3,908)
                                                       =======            ======             =======
Basic and diluted loss per share from continuing
  operations.........................................  $ (0.96)                              $ (0.65)
                                                       =======                               =======
Basic and diluted weighted average shares
  outstanding........................................    6,000                                 6,000(8)
                                                       =======                               =======

---------------

 (1) To reflect KRCS' minority ownership interest of 40% in the Information Security Group (ISG).

 (2) Pro forma adjustments exclude a benefit for income taxes on KRCS' share of the ISG net loss as no benefit was recognized in the historical The O'Gara Company results of operations for the six months ended June 30, 2000.

 (3) Pro forma adjustments exclude the impact of compensation expense, if any, that might result from the exchange of Kroll-O'Gara common shares by certain management shareholders for shares of The O'Gara Company, based on the respective fair values at the exchange date.

 (4) Pro forma adjustments exclude the impact of compensation expense of approximately $0.5 million, net of estimated tax benefit of approximately $0.3 million, for a non-recurring charge associated with the accelerated vesting of certain ISG stock option grants and certain restricted stock grants resulting from the reorganization and split-up transaction.

 (5) Pro forma adjustments exclude the allocation of an extraordinary charge from Kroll-O'Gara that will occur in conjunction with the reorganization and split-up transaction resulting from the anticipated prepayment of certain third party indebtedness. The total allocated charge from Kroll-O'Gara is estimated to be approximately $0.6 million, net of estimated tax benefit of approximately $0.4 million, and includes a prepayment fee and the write-off of unamortized deferred financing costs.

 (6) The O'Gara Company expects to incur additional charges currently estimated to be approximately $1.0 million, net of estimated tax benefit of approximately $0.7 million, to reflect costs associated with the reorganization and split-up transaction. These non-recurring charges are not reflected in the unaudited pro forma combining condensed statements of operations.

 (7) Management does not believe that corporate overhead costs associated with the operations of a stand-alone public company will be significantly different from those expenses allocated from Kroll-O'Gara and reflected in the historical statements of operations of The O'Gara Company above.

 (8) The O'Gara Company is expected to be capitalized initially with 6.0 million shares of common stock. This number of shares was assumed to be outstanding for all periods presented. To date, no common stock equivalents of The O'Gara Company have been issued so basic and diluted loss per share are the same.

 (9) Pro forma adjustments exclude a non-recurring charge estimated to be approximately $0.5 million, net of estimated tax benefit of approximately $0.3 million, associated with the write-off of certain assets (intangibles and certain trademarks) that will not be utilizable by the company as a result of the reorganization and split-up transaction.

(10) The pro forma statement of operations above does not give any effect to any potential reductions or increases in interest expense relating to debt being assumed by The O'Gara Company as part of the reorganization and split-up.

                               THE O'GARA COMPANY

        UNAUDITED PRO FORMA COMBINING CONDENSED STATEMENTS OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1999

                                                     O'GARA      PRO FORMA(3)(4)(5)      O'GARA
                                                    SPLIT-UP    ADJUSTMENTS(6)(7)(9)    PRO FORMA
                                                    --------    --------------------    ---------
                                                    (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
Net sales.........................................  $118,507            $ --            $118,507
Cost of sales.....................................    83,620              --              83,620
                                                    --------            ----            --------
     Gross profit.................................    34,887              --              34,887
Selling and marketing expenses....................     8,854              --               8,854
General and administrative expenses...............    20,584              --              20,584
Restructuring expenses............................       292              --                 292
Merger related expenses...........................       145              --                 145
Failed merger expenses............................       704              --                 704
                                                    --------            ----            --------
     Operating income.............................     4,308              --               4,308
Interest expense..................................    (1,995)             --(10)          (1,995)
Other expense.....................................      (157)             --                (157)
                                                    --------            ----            --------
     Income from continuing operations before
       minority interest, provision for income
       taxes, extraordinary item and cumulative
       effect of change in accounting principle...     2,156              --               2,156
Minority interest.................................        --             719(1)              719
                                                    --------            ----            --------
     Income from continuing operations before
       provision for income taxes, extraordinary
       item and cumulative effect of change in
       accounting principle.......................     2,156             719               2,875
Provision for income taxes........................     2,303             288(2)            2,591
                                                    --------            ----            --------
     Income (loss) from continuing operations.....  $   (147)           $431            $    284
                                                    ========            ====            ========
Basic and diluted earnings (loss) per share from
  continuing operations...........................  $  (0.02)                           $   0.05
                                                    ========                            ========
Basic and diluted weighted average shares
  outstanding.....................................     6,000                               6,000(8)
                                                    ========                            ========

---------------

 (1) To reflect KRCS' minority ownership interest of 40% in the Information Security Group (ISG).

 (2) To recognize the provision/(benefit) for income taxes on pro forma adjustments at an effective rate of 40%.

 (3) Pro forma adjustments exclude the impact of compensation expense, if any, that might result from the exchange of Kroll-O'Gara common shares by certain management shareholders for shares of The O'Gara Company, based on the respective fair values at the exchange date.

 (4) Pro forma adjustments exclude the impact of compensation expense of approximately $0.6 million, net of estimated tax benefit of approximately $0.4 million, for a non-recurring charge associated with the accelerated vesting of certain ISG stock option grants and certain restricted stock grants resulting from the reorganization and split-up transaction.

 (5) Pro forma adjustments exclude the allocation of an extraordinary charge from Kroll-O'Gara that will occur in conjunction with the reorganization and split-up transaction resulting from the prepayment of certain third party indebtedness. The total allocated charge from Kroll-O'Gara is estimated to be approximately $0.6 million, net of estimated tax benefit of approximately $0.4 million, and includes a prepayment fee and the write-off of unamortized deferred financing costs.

 (6) The O'Gara Company expects to incur additional charges (in addition to the $0.3 million of charges recognized for the six months ended June 30, 2000) currently estimated to be approximately $1.0 million, net of estimated tax benefit of approximately $0.7 million, to reflect costs associated with the reorganization and split-up transaction. These non-recurring charges are not reflected in the unaudited pro forma combining condensed statements of operations.

 (7) Management does not believe that corporate overhead costs associated with the operations of a stand-alone public company will be significantly different from those expenses allocated from Kroll-O'Gara and reflected in the historical statements of operations of The O'Gara Company above.

 (8) The O'Gara Company is expected to be capitalized initially with 6.0 million shares of common stock. This number of shares was assumed to be outstanding for all periods presented. To date, no common stock equivalents of The O'Gara Company have been issued so basic and diluted earnings (loss) per share are the same.

 (9) Pro forma adjustments exclude a non-recurring charge estimated to be approximately $0.5 million, net of estimated tax benefit of approximately $0.3 million, associated with the write-off of certain assets (certain intangibles and trademarks) that will not be utilizable by the company as a result of the reorganization and split-up transaction.

 (10) The pro forma statement of operations above does not give any effect to any potential reductions or increases in interest expense relating to debt being assumed by The O'Gara Company as part of the reorganization and split-up.

                      KROLL RISK CONSULTING SERVICES, INC.

             UNAUDITED PRO FORMA COMBINING CONDENSED BALANCE SHEET
                              AS OF JUNE 30, 2000

                                             KROLL-     O'GARA    SUBTOTAL -    PRO FORMA       KRCS
                                             O'GARA    SPLIT-UP      KRCS      ADJUSTMENTS    PRO FORMA
                                            --------   --------   ----------   -----------    ---------
                                                              (DOLLARS IN THOUSANDS)
ASSETS
CURRENT ASSETS
     Cash.................................  $  6,260   $  2,597    $  3,663    $        --    $  3,663
     Accounts receivable, net.............    94,023     23,560      70,463             --      70,463
     Costs and estimated earnings in
       excess of billings on uncompleted
       contracts..........................    15,241     15,241          --             --          --
     Inventories..........................    30,587     26,787       3,800             --       3,800
     Other current assets.................    11,025      5,742       5,283             --       5,283
                                            --------   --------    --------    -----------    --------
          Total current assets............   157,136     73,927      83,209             --      83,209
  Property, plant and equipment, net......    39,822     19,818      20,004             --      20,004
  Databases, net..........................    10,083         --      10,083             --      10,083
  Costs in excess of assets acquired and
     other intangible assets, net.........    79,077     15,683      63,394             --      63,394
  Other assets............................     4,553      1,600       2,953           (377)(1)    2,576
  Investment in unconsolidated entities...        --         --          --            710(2)      710
                                            --------   --------    --------    -----------    --------
          Total assets....................  $290,671   $111,028    $179,643            333     179,976
                                            ========   ========    ========    ===========    ========
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
     Revolving lines of credit............  $ 37,422   $ 15,652    $ 21,770    $        --    $ 21,770
     Current portion of long term debt....     1,806      1,671         135             --         135
     Accounts payable.....................    34,099     20,943      13,156             --      13,156
     Accrued liabilities..................    23,137      6,624      16,513          3,552(3)   20,065
     Other current liabilities............     6,678      2,541       4,137         (1,750)(4)    2,387
                                            --------   --------    --------    -----------    --------
          Total current liabilities.......   103,142     47,431      55,711          1,802      57,513
  Long-term debt, net of current
     portion..............................    36,580     16,691      19,889             --      19,889
  Deferred income taxes...................     1,821         18       1,803             --       1,803
  Other long term liabilities.............     1,894        176       1,718             --       1,718
                                            --------   --------    --------    -----------    --------
          Total liabilities...............   143,437     64,316      79,121          1,802      80,923
  Stockholders' equity....................   147,234     46,712     100,522         (1,469)(5)   99,053
                                            --------   --------    --------    -----------    --------
          Total liabilities and
            stockholders' equity..........  $290,671   $111,028    $179,643            333    $179,976
                                            ========   ========    ========    ===========    ========

---------------

(1) To recognize the write-off of certain intangibles ($79) that cannot be utilized by Kroll-O'Gara and to recognize the write-off of unamortized deferred financing costs ($298) resulting from the anticipated prepayment of the portion of Kroll-O'Gara's third party indebtedness to be assumed by KRCS as a result of the reorganization and split-up.

(2) To recognize KRCS' minority ownership interest of 40% in the Information Security Group (ISG).

(3) To recognize transaction costs ($2,381) expected to be incurred in the reorganization and split-up, as well as to recognize debt prepayment fees ($1,171) associated with the prepayment of the portion of Kroll-O'Gara's third party indebtedness to be assumed by KRCS.

(4) To recognize related tax benefit to be realized in conjunction with the reorganization and split-up.

(5) Reflects adjustments to stockholders' equity arising out of the reorganization and split-up as follows (in thousands):

   Tax benefit of accelerated stock option compensation........  $    178
   Debt prepayment fee ($1,171) and financing cost write-off,
     net of tax................................................      (881)
   Transaction costs ($2,381), net of tax......................    (1,429)
   Intangible asset write-off, net of tax......................       (47)
   KRCS' minority ownership interest of 40% in ISG.............       710
                                                                 --------
                                                                 $ (1,469)
                                                                 ========

                      KROLL RISK CONSULTING SERVICES, INC.

        UNAUDITED PRO FORMA COMBINING CONDENSED STATEMENTS OF OPERATIONS
                     FOR THE SIX MONTHS ENDED JUNE 30, 2000

                                   KROLL-      O'GARA     SUBTOTAL -     PRO FORMA(3)(4)(5)       KRCS
                                   O'GARA     SPLIT-UP       KRCS       ADJUSTMENTS(6)(7)(9)    PRO FORMA
                                   ------     --------    ----------    --------------------    ---------
                                               (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
Net sales.......................  $163,049    $53,335      $109,714            $    --          $109,714
Cost of sales...................   104,712     40,347        64,365                 --            64,365
                                  --------    -------      --------            -------          --------
     Gross profit...............    58,337     12,988        45,349                 --            45,349
Selling and marketing
  expenses......................    14,623      4,390        10,233                 --            10,233
General and administrative
  expenses......................    40,918     11,650        29,268                 --            29,268
Separation expenses.............       676        280           396                 --               396
Merger related expenses.........       438         --           438                 --               438
Failed merger expenses..........     1,999        829         1,170                 --             1,170
                                  --------    -------      --------            -------          --------
     Operating income (loss)....      (317)    (4,161)        3,844                 --             3,844
Interest expense................    (2,872)    (1,167)       (1,705)                --(10)        (1,705)
Earnings (losses) of equity
  investment....................        --         --            --             (1,881)(1)        (1,881)
                                  --------    -------      --------            -------          --------
Other income (expense)..........       (90)      (134)           44                 --                44
                                  --------    -------      --------            -------          --------
     Income (loss) from
       continuing operations
       before provision for
       income taxes,
       extraordinary item and
       cumulative effect of
       change in accounting
       principle................    (3,279)    (5,462)        2,183             (1,881)              302
Provision for income taxes......     1,381        327         1,054                 --(2)          1,054
                                  --------    -------      --------            -------          --------
     Income (loss) from
       continuing operations....  $ (4,660)   $(5,789)     $  1,129            $(1,881)         $   (752)
                                  ========    =======      ========            =======          ========
Basic loss per share from
  continuing operations.........  $  (0.21)                                                     $  (0.03)
                                  ========                                                      ========
Basic weighted average shares
  outstanding...................    22,267                                                        22,267(8)
                                  ========                                                      ========
Diluted loss per share from
  continuing operations.........  $  (0.21)                                                     $  (0.03)
                                  ========                                                      ========
Diluted weighted average shares
  outstanding...................    22,267                                                        22,267(8)
                                  ========                                                      ========

---------------

 (1) To recognize KRCS' minority ownership interest of 40% in the Information Security Group (ISG).

 (2) Pro forma adjustments exclude a benefit for income taxes on KRCS' share of the ISG net loss as no benefit was recognized in the historical Kroll-O'Gara results of operations for the six months ended June 30, 2000.

 (3) Pro forma adjustments exclude the impact of compensation expense, if any, that might result from the exchange of Kroll-O'Gara common shares by certain management shareholders for shares of KRCS, based on the respective fair values at the exchange date.

 (4) Pro forma adjustments exclude the impact of compensation expense of approximately $0.3 million, net of estimated tax benefit of approximately $0.2 million, for a non-recurring charge associated with the accelerated vesting of certain restricted stock grants resulting from the reorganization and split-up transaction.

 (5) Pro forma adjustments exclude an extraordinary charge that will occur in conjunction with the reorganization and split-up transaction resulting from the anticipated prepayment of the portion of Kroll-O'Gara's third party indebtedness assumed by KRCS. The portion of the charge allocated to KRCS is estimated to be approximately $0.9 million, net of estimated tax benefit of approximately $0.6 million, and includes a prepayment fee and the write off of unamortized deferred financing costs.

 (6) KRCS expects to incur additional charges currently estimated to be approximately $1.4 million, net of estimated tax benefit of approximately $1.0 million, to reflect costs associated with the reorganization and split-up transaction. These non-recurring charges are not reflected in the unaudited pro forma combining condensed statements of operations.

 (7) Management does not believe that corporate overhead costs associated with the operations of a stand-alone public company will be significantly different from those expenses reflected in the historical statements of operations above.

 (8) For financial reporting purposes, Kroll-O'Gara will be deemed to be the predecessor to KRCS. Accordingly, pro forma loss per share of KRCS from continuing operations is based upon the historical weighted average shares outstanding of Kroll-O'Gara. Upon completion of the reorganization and split-up transaction, KRCS is expected to be capitalized initially with 8.5 million shares of common stock and thus from that date forward, KRCS' weighted average shares outstanding will be determined based upon the new capitalization.

 (9) Pro forma adjustments exclude a non-recurring charge estimated to be approximately $0.05 million, net of tax benefit, associated with the write-off of certain assets (certain trademarks) that cannot be utilized by the company as a result of the reorganization and split-up transaction.

(10) The pro forma statement of operations above does not give any effect to any potential reductions or increases in interest expense relating to the debt being assumed and repaid by KRCS as part of the reorganization and split-up.

                      KROLL RISK CONSULTING SERVICES, INC.

        UNAUDITED PRO FORMA COMBINING CONDENSED STATEMENTS OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1999

                                KROLL-      O'GARA     SUBTOTAL -     PRO FORMA(3)(4)(5)       KRCS
                                O'GARA     SPLIT-UP       KRCS       ADJUSTMENTS(6)(7)(9)    PRO FORMA
                               --------    --------    ----------    --------------------    ---------
                                            (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
Net sales....................  $321,938    $118,507     $203,431           $     --          $203,431
Cost of sales................   203,457      83,620      119,837                 --           119,837
                               --------    --------     --------           --------          --------
     Gross profit............   118,481      34,887       83,594                 --            83,594
Selling and marketing
  expenses...................    27,471       8,854       18,617                 --            18,617
General and administrative
  expenses...................    74,862      20,584       54,278                 --            54,278
Restructuring expenses.......     4,364         292        4,072                 --             4,072
Merger related expenses......     4,069         145        3,924                 --             3,924
Failed merger expenses.......     1,562         704          858                 --               858
                               --------    --------     --------           --------          --------
     Operating income........     6,153       4,308        1,845                 --             1,845
Interest expense.............    (4,966)     (1,995)      (2,971)                --(10)        (2,971)
Earnings (losses) of equity
  investment.................        --          --           --               (719)(1)          (719)
                               --------    --------     --------           --------          --------
Other income (expense).......        98        (157)         255                 --               255
                               --------    --------     --------           --------          --------
     Income (loss) from
       continuing operations
       before provision for
       income taxes,
       extraordinary item and
       cumulative effect of
       change in accounting
       principle.............     1,285       2,156         (871)              (719)           (1,590)
Provision for income taxes...     2,429       2,303          126               (288)(2)          (162)
                               --------    --------     --------           --------          --------
     Loss from continuing
       operations............  $ (1,144)   $   (147)    $   (997)          $   (431)         $ (1,428)
                               ========    ========     ========           ========          ========
Basic loss per share from
  continuing operations......  $  (0.05)                                                     $  (0.06)
                               ========                                                      ========
Basic weighted average shares
  outstanding................    22,006                                                        22,006(8)
                               ========                                                      ========
Diluted loss per share from
  continuing operations......  $  (0.05)                                                     $  (0.06)
                               ========                                                      ========
Diluted weighted average
  shares outstanding.........    22,006                                                        22,006(8)
                               ========                                                      ========

---------------

 (1) To recognize KRCS' minority ownership interest of 40% in the Information Security Group (ISG).

 (2) To recognize the benefit for income taxes on the ISG net loss at an effective rate of 40%, equivalent to the benefit recognized in the historical Kroll-O'Gara results of operations.

 (3) Pro forma adjustments exclude the impact of compensation expense, if any, that might result from the exchange of Kroll-O'Gara common shares by certain management shareholders for shares of KRCS, based on the respective fair values at the exchange date.

 (4) Pro forma adjustments exclude the impact of compensation expense of approximately $0.4 million, net of estimated tax benefit of approximately $0.2 million, for a non-recurring charge associated with the accelerated vesting of certain restricted stock grants resulting from the reorganization and split-up transaction.

 (5) Pro forma adjustments exclude an extraordinary charge that will occur in conjunction with the reorganization and split-up transaction resulting from the anticipated prepayment of the portion of Kroll-O'Gara's third party indebtedness assumed by KRCS. The portion of the charge allocated to KRCS is estimated to be approximately $0.9 million, net of estimated tax benefit of approximately $0.6 million, and includes a prepayment fee and the write-off of unamortized deferred financing costs.

 (6) KRCS expects to incur additional charges (in addition to the $0.4 million of charges recognized for the six months ended June 30, 2000) currently estimated to be approximately $1.4 million, net of estimated tax benefit of approximately $1.0 million, to reflect costs associated with the reorganization and split-up transaction. These non-recurring charges are not reflected in the unaudited pro forma combining condensed statements of operations.

 (7) Management does not believe that corporate overhead costs associated with the operations of a stand-alone public company will be significantly different from those expenses reflected in the historical statements of operations above.

 (8) For financial reporting purposes, Kroll-O'Gara will be deemed to be the predecessor to KRCS. Accordingly, pro forma loss per share of KRCS from continuing operations is based upon the historical weighted average shares outstanding of Kroll-O'Gara. Upon completion of the reorganization and split-up transaction, KRCS is expected to be capitalized initially with 8.5 million shares of common stock and thus from that date forward, KRCS' weighted average shares outstanding will be determined based upon the new capitalization.

 (9) Pro forma adjustments exclude a non-recurring charge estimated to be approximately $0.05 million, net of tax benefit, associated with the write-off of certain assets (certain trademarks) that cannot be utilized by the company as a result of the reorganization and split-up transaction.

(10) The pro forma statement of operations above does not give any effect to any potential reductions or increases in interest expense relating to the debt being assumed and repaid by KRCS as part of the reorganization and split-up.

                      KROLL RISK CONSULTING SERVICES, INC.

        UNAUDITED PRO FORMA COMBINING CONDENSED STATEMENTS OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1998

                                 KROLL-        O'GARA     SUBTOTAL-      PRO FORMA(3)(4)(5)       KRCS
                                 O'GARA       SPIN-OFF       KRCS       ADJUSTMENTS(6)(7)(8)    PRO FORMA
                              ------------    --------    ----------    --------------------    ---------
                                             (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
Net sales...................    $272,195      $131,690     $140,505           $     --          $140,505
Cost of sales...............     178,421        95,290       83,131                 --            83,131
                                --------      --------     --------           --------          --------
  Gross profit..............      93,774        36,400       57,374                 --            57,374
Selling and marketing
  expenses..................      22,332         7,643       14,689                 --            14,689
General and administrative
  expenses..................      42,835        13,095       29,740                 --            29,740
Merger related expenses.....       5,727         1,137        4,590                 --             4,590
                                --------      --------     --------           --------          --------
  Operating income..........      22,880        14,525        8,355                 --             8,355
Interest expense............      (4,670)       (2,415)      (2,255)                --(9)         (2,255)
Earnings (losses) of equity
  investment................          --            --           --               (825)(1)          (825)
                                --------      --------     --------           --------          --------
Other income................         929            53          876                 --               876
                                --------      --------     --------           --------          --------
  Income (loss) from
     continuing operations
     before provision for
     income taxes,
     extraordinary item and
     cumulative effect of
     change in accounting
     principle..............      19,139        12,163        6,976               (825)            6,151
Provision for income
  taxes.....................       7,353         5,016        2,337               (161)(2)         2,176
                                --------      --------     --------           --------          --------
  Income from continuing
     operations.............    $ 11,786      $  7,147     $  4,639           $   (664)         $  3,975
                                ========      ========     ========           ========          ========
Basic earnings (loss) per
  share from continuing
  operations................    $   0.61                                                        $   0.21
                                ========                                                        ========
Basic weighted average
  shares outstanding........      19,337                                                          19,337(7)
                                ========                                                        ========
Diluted earnings (loss) per
  share from continuing
  operations................    $   0.59                                                        $   0.20
                                ========                                                        ========
Diluted weighted average
  shares outstanding........      19,908                                                          19,908(7)
                                ========                                                        ========

---------------

(1) To record KRCS' minority ownership interest of 40% in the Information Security Group (ISG).

(2) To recognize the benefit for income taxes realized on the ISG net loss at an effective rate of 20%, equivalent to the benefit recognized in the historical Kroll-O'Gara results of operations.

(3) Pro forma adjustments exclude the impact of compensation expense, if any, that might result from the exchange of Kroll-O'Gara common shares by certain management shareholders for shares of KRCS, based on the respective fair values at the exchange date.

(4) Pro forma adjustments exclude an extraordinary charge that will occur in conjunction with the reorganization and split-up transaction resulting from the anticipated prepayment of the portion of Kroll-O'Gara's third party indebtedness assumed by KRCS. The portion of the charge allocated to KRCS is estimated to be approximately $0.9 million, net of estimated tax benefit of approximately $0.6 million, and includes a prepayment fee and the write-off of unamortized deferred financing costs.

(5) KRCS expects to incur additional charges (in addition to the $0.4 million of charges recognized for the six months ended June 30, 2000) currently estimated to be approximately $1.4 million, net of estimated tax benefit of approximately $1.0 million, to reflect costs associated with the reorganization and split-up transaction. These non-recurring charges are not reflected in the unaudited pro forma combining condensed statements of operations.

(6) Management does not believe that corporate overhead costs associated with the operations of a stand-alone public company will be significantly different from those expenses reflected in the historical statements of operations above.

(7) For financial reporting purposes, Kroll-O'Gara will be deemed to be the predecessor to KRCS. Accordingly, pro forma earnings per share of KRCS from continuing operations is based upon the historical weighted average shares outstanding of Kroll-O'Gara. Upon completion of the reorganization and split-up transaction, KRCS is expected to be capitalized initially with 8.5 million shares of common stock and thus from that date forward, KRCS' weighted average shares outstanding will be determined based upon the new capitalization.

(8) Pro forma adjustments exclude a non-recurring charge estimated to be approximately $0.05 million, net of tax benefit, associated with the write-off of certain assets (certain trademarks) that cannot be utilized by the company as a result of the reorganization and split-up transaction.

(9) The pro forma statement of operations above does not give any effect to any potential reductions or increases in interest expense relating to the debt being assumed and repaid by KRCS as part of the reorganization and split-up.

                      KROLL RISK CONSULTING SERVICES, INC.

        UNAUDITED PRO FORMA COMBINING CONDENSED STATEMENTS OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1997

                                  KROLL-      O'GARA     SUBTOTAL-     PRO FORMA(1)(2)(3)      KRCS
                                  O'GARA     SPIN-OFF       KRCS       ADJUSTMENTS(4)(6)     PRO FORMA
                                 --------    --------    ----------    ------------------    ---------
                                             (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
Net sales......................  $210,324    $100,739     $109,585          $     --         $109,585
Cost of sales..................   143,213      72,383       70,830                --           70,830
                                 --------    --------     --------          --------         --------
     Gross profit..............    67,111      28,356       38,755                --           38,755
Selling and marketing
  expenses.....................    15,532       6,524        9,008                --            9,008
General and administrative
  expenses.....................    34,292      10,144       24,148                --           24,148
Merger related expenses........     7,205       2,933        4,272                --            4,272
                                 --------    --------     --------          --------         --------
     Operating income..........    10,082       8,755        1,327                --            1,327
Interest expense...............    (5,244)     (2,968)      (2,276)               --(7)        (2,276)
Other income (expense).........      (112)       (248)         136                --              136
                                 --------    --------     --------          --------         --------
     Income (loss) from
       continuing operations
       before minority
       interest, provision for
       income taxes,
       extraordinary item and
       cumulative effect of
       change in accounting
       principle...............     4,726       5,539         (813)               --             (813)
Minority interest..............      (156)       (156)          --                --               --
                                 --------    --------     --------          --------         --------
     Income (loss) from
       continuing operations
       before provision for
       income taxes,
       extraordinary item and
       cumulative effect of
       change in accounting
       principle...............     4,570       5,383         (813)               --             (813)
Provision for income taxes.....     3,305       2,822          483                --              483
                                 --------    --------     --------          --------         --------
     Income (loss) from
       continuing operations...  $  1,265    $  2,561     $ (1,296)         $     --         $ (1,296)
                                 ========    ========     ========          ========         ========
Basic earnings (loss) per share
  from continuing operations...  $   0.09                                                    $  (0.09)
                                 ========                                                    ========
Basic weighted average shares
  outstanding..................    14,751                                                      14,751(5)
                                 ========                                                    ========
Diluted earnings (loss) per
  share from continuing
  operations...................  $   0.08                                                    $  (0.08)
                                 ========                                                    ========
Diluted weighted average shares
  outstanding..................    15,560                                                      15,560(5)
                                 ========                                                    ========

---------------

(1) Pro forma adjustments exclude the impact of compensation expense if any, that might result from the exchange of Kroll-O'Gara common shares by certain management shareholders for shares of KRCS, based on the respective fair values at the exchange date.

(2) Pro forma adjustments exclude an extraordinary charge that will occur in conjunction with the reorganization and split-up transaction resulting from the anticipated prepayment of the portion of Kroll-O'Gara's third party indebtedness assumed by KRCS. The portion of the charge allocated to KRCS is estimated to be approximately $0.9 million, net of estimated tax benefit of approximately $0.6 million, and includes a prepayment fee and the write-off of unamortized deferred financing costs.

(3) KRCS expects to incur additional charges (in addition to the $0.4 million of charges recognized for the six months ended June 30, 2000) currently estimated to be approximately $1.4 million, net of estimated tax benefit of approximately $1.0 million, to reflect costs associated with the reorganization and split-up transaction. These non-recurring charges are not reflected in the unaudited pro forma combining condensed statements of operations.

(4) Management does not believe that corporate overhead costs associated with the operations of a stand-alone public company will be significantly different from those expenses reflected in the historical statements of operations above.

(5) For financial reporting purposes, Kroll-O'Gara will be deemed to be the predecessor to KRCS. Accordingly, pro forma loss per share of KRCS from continuing operations is based upon the historical weighted average shares outstanding of Kroll-O'Gara. Upon completion of the reorganization and split-up transaction, KRCS is expected to be capitalized initially with 8.5 million shares of common stock and thus from that date forward, KRCS' weighted average shares outstanding will be determined based upon the new capitalization.

(6) Pro forma adjustments exclude a non-recurring charge estimated to be approximately $0.05 million, net of tax benefit, associated with the write-off of certain assets (certain trademarks) that cannot be utilized by the company as a result of the reorganization and split-up transaction.

(7) The pro forma statement of operations above does not give any effect to any potential reductions or increases in interest expense relating to the debt being assumed and repaid by KRCS as part of the reorganization and split-up.

                                                                      APPENDIX A

                                   AGREEMENT

                                      AND

                                      PLAN

                                       OF

                         REORGANIZATION AND DISSOLUTION

                                       OF

                            THE KROLL-O'GARA COMPANY

                               TABLE OF CONTENTS

                                                                              PAGE
                                                                              ----
RECITALS....................................................................   A-1
ARTICLE I       FORMATION AND SEPARATION....................................   A-2
  1.01          Formation of KRCS...........................................   A-2
  1.02          Formation of TOC............................................   A-2
  1.03          Reorganization..............................................   A-2
  1.04          Financing Arrangements......................................   A-2
  1.05          Employee Benefits...........................................   A-3
  1.06          Treatment of Company Stock Options and Warrants.............   A-5
  1.07          Third-Party Consents........................................   A-5
  1.08          Other Agreements............................................   A-5
ARTICLE II      EXCHANGE....................................................   A-6
  2.01          Exchange by JBK and the other KRCS Exchanging
                  Shareholders..............................................   A-6
  2.02          Exchange by TMO, WTO and the other O'Gara Exchanging
                  Shareholders..............................................   A-6
  2.03          Effect of Contemplated Transactions.........................   A-7
ARTICLE III     THE DISTRIBUTION............................................   A-7
  3.01          The Distribution............................................   A-7
  3.02          Number of Shares of KRCS Common Stock.......................   A-7
  3.03          Number of Shares of TOC Common Stock........................   A-8
  3.04          Actions Prior to the Exchange and Distribution..............   A-8
  3.05          Fractional Shares...........................................   A-9
  3.06          Dissenters' Rights..........................................   A-9
ARTICLE IV      THE DISSOLUTION AND LIQUIDATION.............................  A-10
ARTICLE V       REPRESENTATIONS AND WARRANTIES..............................  A-10
  5.01          Representations and Warranties of the Company...............  A-10
  5.02          Representations and Warranties of KRCS......................  A-12
  5.03          Representations and Warranties of TOC.......................  A-13
  5.04          Representations and Warranties of JBK and the other KRCS
                  Exchanging Shareholders...................................  A-14
  5.05          Representations and Warranties of TMO, WTO and the other
                  O'Gara Exchanging Shareholders............................  A-15

                                                                              PAGE
                                                                              ----
ARTICLE VI      CONDITIONS TO OBLIGATIONS OF THE COMPANY, KRCS, TOC, JBK,
                  TMO, WTO, THE O'GARA EXCHANGING SHAREHOLDERS AND THE KRCS
                  EXCHANGING SHAREHOLDERS...................................  A-16
  6.01          Necessary Governmental Approvals............................  A-16
  6.02          Effectiveness of the KRCS Registration Statement............  A-16
  6.03          No Injunction...............................................  A-16
  6.04          Opinion of Financial Advisor................................  A-16
  6.05          Shareholder Approval........................................  A-16
  6.06          Control Share Acquisition...................................  A-16
  6.07          Required Consents...........................................  A-16
  6.08          IRS Tax Ruling..............................................  A-16
  6.09          Nasdaq Listing..............................................  A-16
  6.10          Tax Sharing Agreement.......................................  A-17
  6.11          Cross-Indemnification Agreement.............................  A-17
  6.12          Termination of Employment...................................  A-17
  6.13          Supplemental Documents......................................  A-17
  6.14          Completion of Transactions..................................  A-17

ARTICLE VII     CONDITION TO OBLIGATIONS OF THE COMPANY, TOC, TMO, WTO AND
                  THE OTHER O'GARA EXCHANGING SHAREHOLDERS..................  A-17
  7.01          Representations and Warranties True; Covenants and
                  Obligations Performed.....................................  A-17
ARTICLE VIII    CONDITION TO OBLIGATIONS OF THE COMPANY, KRCS, JBK AND THE
                  OTHER KRCS EXCHANGING SHAREHOLDERS........................  A-18
  8.01          Representations and Warranties True; Covenants and
                  Obligations Performed.....................................  A-18
ARTICLE IX      COVENANTS...................................................  A-18
  9.01          Access to Properties and Records............................  A-18
  9.02          Operations Pending Distribution and Liquidation.............  A-18
  9.03          Reasonable Efforts to Expedite Reorganization...............  A-19
  9.04          Satisfaction of Conditions..................................  A-19
  9.05          HSR Act.....................................................  A-19
  9.06          Insurance...................................................  A-19
  9.07          Voice & Data Business.......................................  A-19
  9.08          Guaranties..................................................  A-20
  9.09          JBK Agreement...............................................  A-20
  9.10          TMO Agreement...............................................  A-20
  9.11          Further Assurances..........................................  A-20

                                                                              PAGE
                                                                              ----
ARTICLE X       MUTUAL POST-REORGANIZATION COVENANTS........................  A-21
  10.01         Use of Names................................................  A-21
  10.02         Tax Treatment...............................................  A-21
  10.03         American International Group................................  A-21
  10.04         Securify....................................................  A-21
  10.05         Voice & Data................................................  A-22
  10.06         D&O Insurance...............................................  A-22
ARTICLE XI      TERMINATION OF AGREEMENT....................................  A-22
ARTICLE XII     FEES AND EXPENSES...........................................  A-23
ARTICLE XIII    NOTICES.....................................................  A-23
ARTICLE XIV     PUBLIC ANNOUNCEMENT.........................................  A-24
ARTICLE XV      GOVERNING LAW...............................................  A-24
ARTICLE XVI     CAPTIONS; COUNTERPARTS......................................  A-25
ARTICLE XVII    ENTIRE AGREEMENT............................................  A-25
ARTICLE XVIII   WAIVER; MODIFICATION; ASSIGNMENT............................  A-25
ARTICLE XIX     SPECIFIC PERFORMANCE........................................  A-25
ARTICLE XX      SEVERABILITY................................................  A-25
ARTICLE XXI     NO THIRD PARTY BENEFICIARIES................................  A-26
ARTICLE XXII    DEFINITIONS.................................................  A-26
SIGNATURES..................................................................  A-33

              AGREEMENT AND PLAN OF REORGANIZATION AND DISSOLUTION
                                       OF
                            THE KROLL-O'GARA COMPANY

     This Agreement and Plan of Reorganization and Dissolution dated as of the 8th day of September, 2000 (the "Agreement") is entered into by and among THE KROLL-O'GARA COMPANY, an Ohio corporation (the "Company"), KROLL RISK CONSULTING SERVICES, INC., a Delaware corporation ("KRCS"), THE O'GARA COMPANY, an Ohio corporation ("TOC"), THOMAS M. O'GARA ("TMO"), WILFRED T. O'GARA("WTO"), JULES
B. KROLL ("JBK"), the O'GARA EXCHANGING SHAREHOLDERS and the KRCS EXCHANGING SHAREHOLDERS.

                                    RECITALS

     A. The Company is an Ohio public corporation and has its main office at 9113 LeSaint Drive, Fairfield, Ohio 45014. The Company's authorized capital stock consists of 50,000,000 shares of common stock, par value of $0.01 per share ("Company Common Stock"), of which 22,309,610 shares are issued and outstanding as of the date hereof and none are held as treasury stock, and 1,000,000 shares of preferred stock, par value $0.01 per share, none of which is outstanding.

     B. TOC is an Ohio corporation and has its main office at 9113 LeSaint Drive, Fairfield, Ohio 45014. TOC's authorized capital stock consists of 15,000,000 shares of common stock, par value $0.01 per share ("TOC Common Stock"), of which 100 shares are issued and outstanding as of the date hereof, and 100,000 shares of preferred stock, par value $0.01 per share, none of which is outstanding.

     C. KRCS is a Delaware corporation and has its main office at 900 Third Avenue, New York, New York 10022. KRCS's authorized capital stock consists of 25,000,000 shares of common stock, par value of $0.01 per share ("KRCS Common Stock"), of which 10 shares are issued and outstanding as of the date hereof, and 2,500,000 shares of preferred stock, par value $0.01 per share, none of which is outstanding.

     D. The holders of the Company Common Stock are entitled to vote on this Agreement.

     E. The respective Boards of Directors of the Company, KRCS, and TOC deem it advisable and in the best interests of their respective corporations and their shareholders to consummate the reorganization and dissolution of the Company set forth in this Agreement designed to (a) separate the Company's operations into two public companies, (b) eliminate cross-ownership by JBK and the other KRCS Exchanging Shareholders in TOC, and by TMO, WTO and the other O'Gara Exchanging Shareholders in KRCS, and (c) liquidate and dissolve the Company, all on the terms and conditions hereinafter set forth (collectively, the "Contemplated Transactions").

     F. Approval of this Agreement by the shareholders of the Company shall constitute the approval and adoption of a resolution of dissolution as contemplated by Section 1701.86 of the Ohio Revised Code.

     G. The Company, KRCS, and TOC desire that, for U.S. federal income tax purposes, the Reorganization shall qualify as tax-free to the Company and its shareholders pursuant to Section 351(a) or 368(a)(1)(D) of the Code, and the Exchange, the Distribution and the Liquidation shall qualify as tax-free to the Company and its shareholders pursuant to Section 355 or 361 of the Code.

     H. Certain capitalized terms used herein are defined in Article XXII hereof.

     NOW THEREFORE, in consideration of the premises and the mutual agreements, provisions and covenants contained herein, the parties agree as follows:

                                   ARTICLE I

                            FORMATION AND SEPARATION

     1.01 Formation of KRCS. On July 17, 2000, KRCS was incorporated pursuant to the laws of the State of Delaware by the filing of a Certificate of Incorporation with the State of Delaware, which was amended and restated in the form of Exhibit 1.01(A) hereto on August 29, 2000. The initial Bylaws of KRCS are attached hereto as Exhibit 1.01(B).

     1.02 Formation of TOC. On April 4, 2000, TOC was incorporated pursuant to the laws of the State of Ohio by the filing of Articles of Incorporation with the State of Ohio, which were amended and restated in the form of Exhibit 1.02(A) hereto on August 28, 2000. The initial Code of Regulations of TOC is attached hereto as Exhibit 1.02(B).

     1.03 Reorganization.

     (a) Prior to the Exchange, the Company shall contribute to KRCS all of the outstanding stock it holds in the Kroll Subsidiaries and shall transfer, assign and deliver to KRCS all of its title, right and interest in and to the KRCS Assets. In exchange therefor, KRCS shall issue to the Company 8,499,990 shares of KRCS Common Stock and KRCS shall assume the KRCS Liabilities and pay its allocable portion of indebtedness as set forth in Section 1.04 below (the "Kroll Reorganization").

     (b) Prior to the Exchange, the Company shall contribute to TOC all of the outstanding stock it holds in the O'Gara Subsidiaries and shall transfer, assign and deliver to TOC all of its title, right and interest in and to the TOC Assets. In exchange therefor, TOC shall issue to the Company 5,999,900 shares of TOC Common Stock and TOC shall assume the TOC Liabilities and pay its allocable portion of indebtedness as set forth in Section 1.04 below (the "O'Gara Reorganization" and, together with the Kroll Reorganization, the "Reorganization").

     (c) The Reorganization is intended to qualify as tax-free pursuant to
Section 368(a)(1)(D) or 351(a) of the Code.

     1.04 Financing Arrangements.

     (a) Each of KRCS and TOC shall use all commercially reasonable efforts to consummate one or more new credit facilities on or before the Exchange Date. Prior to the Exchange, each of KRCS and TOC shall assume and then pay its allocable portion, as set forth in Section 1.04(b) below and assumed pursuant to Sections 1.03(a) and (b) above, of (i) the Company's indebtedness under its credit agreement with KeyBank National Association and (ii) the $35,000,000 principal amount of, plus any interest and prepayment penalty on, the Company's Senior Notes due May 30, 2004, so as to repay these items of indebtedness (the "Indebtedness") in full.

     (b) Prior to the Exchange KRCS shall assume and then pay 55.071% and TOC shall assume and then pay 44.929% of the Company's Indebtedness as of June 30, 2000 up to $70 million. Indebtedness in excess of $70 million as of June 30, 2000 shall be allocated 58.508% to (and assumed by) KRCS and 41.492% to (and assumed by) TOC and shall be paid in full prior to the Exchange.

     (c) For the period from July 1, 2000 to the Exchange Date, the Company shall maintain separate accounting records for TOC and KRCS so that, to the extent possible, liabilities and assets will be allocated to KRCS if the liability or asset relates to the KRCS Group and to TOC if the liability or asset relates to the TOC Group.

     1.05 Employee Benefits.

     (a) Savings Plans.

          (i) Effective as of the Coverage Date, KRCS shall adopt (A) the Kroll Risk Consulting Services, Inc. 401(k) Plan (the "KRCS Savings Plan"), which shall be a defined contribution savings plan designed to qualify under
     Section 401(a) of the Code and to preserve "protected benefits," within the meaning of Section 411(d)(6) of the Code, accrued under the Kroll-O'Gara Retirement Plan (the "Company Savings Plan") by those Company Savings Plan participants who become KRCS Employees as of the Distribution Date, and (B) the Kroll Risk Consulting Services, Inc. 401(k) Plan Trust (the "KRCS Savings Trust"), which shall be a trust exempt from taxation under Section 501(a) of the Code. The KRCS Savings Plan shall include provisions recognizing service of covered KRCS Employees with the Company prior to the Coverage Date for all plan purposes. On and after the Distribution Date, all contributions by, or for the benefit of, a KRCS Employee shall be made to the KRCS Savings Trust.

          (ii) Effective as of the Coverage Date, TOC shall adopt (A) The O'Gara Company 401(k) Plan (the "TOC Savings Plan"), which shall be a defined contribution savings plan designed to qualify under Section 401(a) of the Code and to preserve "protected benefits," within the meaning of Section 411(d)(6) of the Code, accrued under the Company Savings Plan by those Company Savings Plan participants who become TOC Employees as of the Distribution Date, and (B) The O'Gara Company 401(k) Plan Trust (the "TOC Savings Trust"), which shall be a trust exempt from taxation under Section 501(a) of the Code. The TOC Savings Plan shall include provisions recognizing service of covered TOC Employees with the Company prior to the Coverage Date for all plan purposes. On and after the Distribution Date, all contributions by, or for the benefit of, a TOC Employee shall be made to the TOC Savings Trust.

          (iii) Subject to the conditions set forth in clauses (iv) and (v) of this Section 1.05, as soon as practicable after the Distribution Date, the Company shall cause a transfer from The Kroll-O'Gara Company 401(k) Plan Trust (the "Company Savings Trust") to (A) the KRCS Savings Trust of an amount equal to the aggregate account balances, as of the date of any such transfer, of those Company Savings Plan participants who become KRCS Employees and (B) the TOC Savings Trust of an amount equal to the aggregate account balances, as of the date of any such transfer, of those Company Savings Plan participants who become TOC Employees. The transfer from the Company Savings Trust shall be in kind (including any participant loans held by the Company Savings Plan with respect to KRCS Employees or TOC Employees); provided, however, that the Company, TOC and KRCS may agree to a transfer in another form (including, for example, an amount in cash representing pre-Distribution contributions of KRCS Employees or TOC Employees to the Company Savings Plan which have not yet been invested in accordance with participant elections under the Company Savings Plan).

          (iv) The transfer of assets to the KRCS Savings Trust shall occur as soon as practicable following the latest to occur of (A) the Coverage Date,
     (B) the establishment of the KRCS Savings Plan, (C) the receipt by KRCS of a favorable determination letter from the Internal Revenue Service or other adequate assurance that the KRCS Savings Plan is qualified under Section 401(a) of the Code, and (D) the expiration of thirty (30) days after the Company and KRCS have filed Form 5310-A, if necessary, with the Internal Revenue Service. As a condition to the receipt of such an asset transfer by the KRCS Savings Trust, KRCS shall cause the KRCS Savings Plan to assume and covenant to fully perform, pay and discharge when due all obligations and liabilities of the Company and the Company Savings Plan for and with respect to the account balances under the

     Company Savings Plan of those Company Savings Plan participants whose account balances are to be transferred to the KRCS Savings Plan.

          (v) The transfer of assets to the TOC Savings Trust shall occur as soon as practicable following the latest to occur of (A) the Coverage Date;
     (B) the establishment of the TOC Savings Plan; (C) the receipt by TOC of a favorable determination letter from the Internal Revenue Service or other adequate assurance that the TOC Savings Plan is qualified under Section 401(a) of the Code, and (D) the expiration of thirty (30) days after the Company and TOC have filed Form 5310-A, if necessary, with the Internal Revenue Service. As a condition to the receipt of such an asset transfer by the TOC Savings Trust, TOC shall cause the TOC Savings Plan to assume and covenant to fully perform, pay and discharge when due all obligations and liabilities of the Company and the Company Savings Plan for and with respect to the account balances under the Company Savings Plan of those Company Savings Plan participants whose account balances are to be transferred to the TOC Savings Plan.

          (vi) KRCS shall act as plan sponsor/administrator for the Company Savings Plan until all of the asset transfers contemplated by this Section
     1.05 are completed, and until the Company Savings Plan is terminated and all of its assets are transferred or distributed.

     (b) Welfare Plans.

          (i) The Company currently maintains the Kroll-O'Gara Long Term Disability Plan (the "LTD Plan") and The Kroll-O'Gara Company Group Term Life Insurance Plan (the "Life Insurance Plan"), both of which are "welfare benefit plans" within the meaning of Section 3(1) of ERISA. Not later than the Coverage Date, KRCS shall (A) establish or otherwise make available employee welfare benefit plans (the "KRCS Replacement Plans") providing generally comparable disability benefits to KRCS Employees who were participants under the LTD Plan or the Life Insurance Plan; (B) provide that the KRCS Employees shall be eligible for immediate participation in the KRCS Replacement Plans with no interruption of coverage; and (C) credit the period of coverage under the LTD Plan or the Life Insurance Plan towards any preexisting condition limitations under the KRCS Replacement Plans. The KRCS Replacement Plans shall be structured in a manner to eliminate any obligation of the Company to provide continuation of coverage as contemplated in Section 4980B of the Code and Sections 601 through 608 of ERISA with respect to KRCS Employees (and their qualified beneficiaries) after the Exchange Date. KRCS shall assume the responsibility for resolving any claims attributable to KRCS Employees prior to the Coverage Date.

          (ii) Not later than the Coverage Date, TOC shall (A) establish or otherwise make available employee welfare benefit plans (the "TOC Replacement Plans") providing generally comparable disability benefits to TOC Employees who were participants under the LTD Plan or the Life Insurance Plan; (B) provide that the TOC Employees shall be eligible for immediate participation in the TOC Replacement Plans with no interruption of coverage; and (C) credit the period of coverage under the LTD Plan or the Life Insurance Plan towards any preexisting condition limitations under the TOC Replacement Plans. The TOC Replacement Plans shall be structured in a manner to eliminate any obligation of the Company to provide continuation of coverage as contemplated in Section 4980B of the Code and Sections 601 through 608 of ERISA with respect to TOC Employees (and their qualified beneficiaries) after the Exchange Date. TOC shall assume the responsibility for resolving any claims attributable to TOC Employees prior to the Coverage Date.

     (c) General Provisions.

          (i) A KRCS Employee or a TOC Employee who was an employee of the Company, or a subsidiary of the Company, at the Coverage Date shall be given credit for all years of service with the Company or a subsidiary of the Company (to the extent such years of service were recognized by the Company) performed on or prior to the Coverage Date with respect to matters of employment generally, regardless of whether such service credit is expressly provided for elsewhere in this Agreement as to any particular employee benefit plan, program or practice.

          (ii) Except as otherwise expressly provided herein, nothing in this Agreement shall be construed as limiting the ability of TOC or KRCS, as applicable, in its sole discretion, to amend or terminate any employee benefit plan, program or practice which it now maintains or may hereafter establish at any time or for any reason nor shall any provision of this Agreement be construed as creating a right in any TOC Employee or KRCS Employee under any such plan, program or practice which such employee would not otherwise have under the terms of the plan, program or practice itself.

     1.06 Treatment of Company Stock Options and Warrants.

     (a) Company Stock Options. Upon the delivery by the Company to the Distribution Agent of the stock certificates representing the shares of KRCS Common Stock and TOC Common Stock pursuant to Section 3.01 of this Agreement, the Company's 1996 Stock Option Plan and 2000 Stock Option Plan for Employees (the "Company Stock Plans") and all unexercised options granted under the Company Stock Plans will terminate pursuant to the terms thereof. On or before the Exchange Date, the Board of Directors of the Company will terminate the Company's Employee Stock Purchase Plan.

     (b) Restricted Stock. Immediately prior to the Exchange, all outstanding grants of shares of restricted Company Common Stock under the Company's 1998 Stock Incentive Plan shall, without regard to any vesting schedule or restriction, automatically and immediately become fully vested.

     (c) Background America/Lab Specialist/Kroll Holdings Options. If any of the outstanding options granted under the stock option plans of Kroll Background America Inc., Kroll Laboratory Specialists of America, Inc. or Kroll Holdings Inc. does not terminate pursuant to its terms or the terms of the plan under which it was granted on or before the Distribution Date, the Company will obtain the consent of the holders of all such outstanding options to an amendment to provide for (i) the immediate acceleration of all outstanding options upon receipt of (x) Company shareholder approval of the Reorganization and (y) the Private Letter Ruling and (ii) the termination of the stock option plans and any outstanding and unexercised options immediately prior to the close of business on the Record Date.

     (d) Warrants. If any of the outstanding warrants issued by Kroll Background America, Inc. or Kroll Laboratory Specialists of America, Inc. does not, pursuant to its terms, either terminate immediately prior to the close of business on the Record Date or become exercisable for shares of KRCS Common Stock and TOC Common Stock, the Company will obtain the consent of the holders of all such outstanding warrants to an amendment to provide for (i) the immediate acceleration of all outstanding warrants upon receipt of (x) Company shareholder approval of the Reorganization and (y) the Private Letter Ruling and
(ii) either (A) the exercise of such warrants for either (I) shares of KRCS Common Stock and TOC Common Stock or (II) an amount of cash equal to the difference between the fair market value of the Company Common Stock for which the warrants are exercisable and the exercise price or (B) the payment of an amount of cash to terminate the warrant. Any payment made pursuant to this
Section 1.06(d) shall be allocated 58.508% to KRCS and 41.492% to TOC.

     1.07 Third-Party Consents. The parties will use all commercially reasonable efforts to obtain any governmental approvals and third party consents required for the Reorganization.

     1.08 Other Agreements. Prior to or on the Exchange Date, the Company, TOC and KRCS shall execute and deliver the Tax Sharing Agreement and the Cross-Indemnification Agreement pursuant to Article VI hereof.

                                   ARTICLE II

                                    EXCHANGE

     2.01 Exchange by JBK and the other KRCS Exchanging Shareholders. On the Exchange Date, each of JBK and the other KRCS Exchanging Shareholders shall transfer to the Company that number of shares of Company Common Stock shown opposite his or her name on Exhibit 2.01 hereto as "Shares of Company Common Stock Owned," and the Company shall transfer to each person in exchange that number of shares of KRCS Common Stock equal to the product of (a) a fraction, the numerator of which is equal to the sum of the number of shares of Company Common Stock owned by the KRCS Exchanging Shareholders and the O'Gara Exchanging Shareholders as shown on Exhibits 2.01 and 2.02 hereto and the denominator of which is equal to the number of shares of Company Common Stock issued and outstanding on the Exchange Date times (b) 8,500,000 times (c) a fraction, the numerator of which is equal to that number of shares of Company Common Stock shown opposite his or her name on Exhibit 2.01 hereto as "Shares of Company Common Stock Owned" and the denominator of which is equal to the sum of the number of shares of Company Common Stock owned by the KRCS Exchanging Shareholders as shown in Exhibit 2.01 hereto. Each KRCS Exchanging Shareholder hereby represents and warrants that the number of shares of Company Common Stock shown opposite his or her name on Exhibit 2.01 hereto as "Shares of Company Common Stock Owned" represents all of the shares of Company Common Stock beneficially owned by such individual at the date of this Agreement, except with respect to Michael G. Cherkasky and Nazzareno E. Paciotti each of whose shares listed as "Shares of Company Common Stock Owned" on Exhibit 2.01 hereto also includes 2,650 shares of Company Common Stock which shall be acquired prior to the Exchange Date through the exercise of outstanding stock options exercisable for Company Common Stock. From the date hereof through the Exchange Date, each KRCS Exchanging Shareholder agrees to neither acquire nor dispose of shares of Company Common Stock except through, at the option of the Company, a cash-out payment for outstanding options or the exercise of outstanding stock options exercisable for Company Common Stock. To the extent shares of Company Common Stock are acquired by a KRCS Exchanging Shareholder through the exercise of such stock options, such KRCS Exchanging Shareholder will sell, or otherwise dispose of his or her beneficial ownership of, such shares prior to the Exchange and after receipt of the Private Letter Ruling; provided, however, that prior to the Exchange and after receipt of the Private Letter Ruling Michael G. Cherkasky and Nazzareno E. Paciotti shall sell, or otherwise dispose of his beneficial ownership of, the number of shares of Company Common Stock exceeding the number for each listed on Exhibit 2.01 hereto as "Shares of Company Common Stock Owned". If the Company elects to have a KRCS Exchanging Shareholder sell shares received upon exercise of his or her options rather than cash out such options, and the aggregate amount received by such exchanging shareholder for the sale of such shares is less than the product of (x) the average closing price of the Company's common stock over the twenty trading days preceding the date of receipt of the Private Letter Ruling (the "Average Price") and (y) the number of shares sold, the Company shall pay to the KRCS Exchanging Shareholder an amount equal to the amount by which (1) the product of the Average Price and the number of shares sold exceeds (2) the aggregate amount received by such exchanging shareholder for the sale of such shares.

     2.02 Exchange by TMO, WTO and the other O'Gara Exchanging Shareholders. On the Exchange Date, each of TMO, WTO and the other O'Gara Exchanging Shareholders shall transfer to the Company that number of shares of Company Common Stock shown opposite his name on Exhibit 2.02 hereto as "Shares of Company Common Stock Owned," and the Company shall transfer to each person in exchange that number of shares of TOC Common Stock equal to the product of (a) a fraction, the numerator of which is equal to the sum of the number of shares of Company Common Stock owned by the KRCS Exchanging Shareholders and the O'Gara Exchanging Shareholders as shown on Exhibits 2.01 and 2.02 hereto and the denominator of which is equal to the number of shares of Company Common Stock issued and outstanding on the Exchange Date times (b) 6,000,000 times (c) a fraction, the numerator of which is equal to that number of shares of Company Common Stock shown opposite his name on Exhibit 2.02 hereto as "Shares of Company Common Stock Owned" and the denominator of which is equal to the sum of the number of shares of Company Common Stock owned by the O'Gara Exchanging Shareholders as shown in Exhibit 2.02 hereto. Each O'Gara Exchanging Shareholder hereby represents and warrants that the number of shares of Company Common Stock shown opposite his or her name on Exhibit 2.02 hereto as "Shares of Company Common Stock Owned" represents all of the shares of Company Common Stock beneficially owned by such individual at the date of this Agreement. From the date hereof through the Exchange Date, each O'Gara Exchanging Shareholder agrees to neither acquire nor dispose of shares of Company Common Stock except through, at the option of the Company, a cash-out payment for outstanding options or the exercise of outstanding stock options exercisable for Company Common Stock. To the extent shares of Company Common Stock are acquired by an O'Gara Exchanging Shareholder through the exercise of such stock options, such O'Gara Exchanging Shareholder will sell, or otherwise dispose of his or her beneficial ownership of, such shares prior to the Exchange and after receipt of the Private Letter Ruling. If the Company elects to have an O'Gara Exchanging Shareholder sell shares received upon exercise of his or her options rather than cash out such options, and the aggregate amount received by such exchanging shareholder for the sale of such shares is less than the product of (x) the average closing price of the Company's common stock over the twenty trading days preceding the date of receipt of the Private Letter Ruling (the "Average Price") and (y) the number of shares sold, the Company shall pay to the O'Gara Exchanging Shareholder an amount equal to the amount by which (1) the product of the Average Price and the number of shares sold exceeds (2) the aggregate amount received by such exchanging shareholder for the sale of such shares.

     2.03 Effect of Contemplated Transactions. Notwithstanding anything in this Agreement to the contrary, the effect of this Agreement shall be that, immediately after the Distribution, the shareholders of the Company other than the O'Gara Exchanging Shareholders and the KRCS Exchanging Shareholders will own the same percentages of the common stock of each of TOC and KRCS as they owned of the common stock of the Company immediately prior to the Exchange.

                                  ARTICLE III

                                THE DISTRIBUTION

     3.01 The Distribution. Subject to the conditions set forth in Articles VI, VII and VIII hereof, and subject to and immediately after the completion of the Exchange, the Company will deliver to the Distribution Agent for the benefit of holders of record of Company Common Stock at the Record Date, two stock certificates, endorsed by the Company in blank, representing all of the outstanding shares of KRCS Common Stock and all of the outstanding shares of TOC Common Stock owned by the Company after the Exchange. As soon as practicable after the Record Date, the Company shall deliver to the Distribution Agent a list of shareholders of the Company at the Record Date certified by the Secretary of the Company. The Company shall instruct the Distribution Agent to distribute promptly on the Distribution Date to each holder of Company Common Stock at the Record Date, certificates representing the number of shares of KRCS Common Stock and TOC Common Stock that such holder is entitled to receive in the Distribution, determined as provided in Sections 3.02 and 3.03 hereof. In addition, the Company, TOC and KRCS, as the case may be, will provide to the Distribution Agent all share certificates, share powers and any information required in order to complete the Distribution.

     3.02 Number of Shares of KRCS Common Stock. Subject to Section 3.06 hereof, each holder of Company Common Stock at the Record Date will be entitled to receive in the Distribution a number of shares of KRCS Common Stock equal to the product of (a) the total number of shares of KRCS

Common Stock then held by the Company times (b) a fraction, the numerator of which is the number of shares of Company Common Stock owned by such holder at the Record Date and the denominator of which is the number of shares of Company Common Stock issued and outstanding at the Record Date; provided that no fractional shares of KRCS Common Stock will be issued and, instead of fractional shares, a cash payment will be made pursuant to Section 3.05 hereof.

     3.03 Number of Shares of TOC Common Stock. Subject to Section 3.06 hereof, each holder of Company Common Stock at the Record Date will be entitled to receive in the Distribution a number of shares of TOC Common Stock equal to the product of (a) the total number of shares of TOC Common Stock then held by the Company times (b) a fraction, the numerator of which is the number of shares of Company Common Stock owned by such holder at the Record Date and the denominator of which is the number of shares of Company Common Stock issued and outstanding at the Record Date; provided that no fractional shares of TOC Common Stock will be issued and, instead of fractional shares, a cash payment will be made pursuant to Section 3.05 hereof.

     3.04 Actions Prior to the Exchange and Distribution.

     (a) The Company shall prepare and file with the Commission, under the Exchange Act, a Proxy Statement for the Special Meeting (the "Proxy Statement") containing such information concerning the Company, TOC, KRCS, the Reorganization, the Exchange, the Distribution, the dissolution of the Company and such other matters as the Company shall reasonably determine and as may be required by law. KRCS shall prepare and file with the Commission a registration statement on Form S-1 under the Act, including a prospectus meeting the requirements of Section 10 of the Act (the "KRCS Prospectus"), with respect to the KRCS Common Stock to be delivered in the Exchange and distributed in the Distribution (the "KRCS Registration Statement"). KRCS (with the assistance of the Company as described below) shall use its commercially reasonable efforts to cause the KRCS Registration Statement to be declared effective under the Act as soon as may be practicable. TOC shall prepare and file with the Commission a registration statement on Form S-1 under the Act, including a prospectus meeting the requirements of Section 10 of the Act (the "TOC Prospectus"), with respect to the TOC Common Stock to be delivered in the Exchange and distributed in the Distribution (the "TOC Registration Statement"). TOC (with the assistance of the Company as described below) shall use its commercially reasonable efforts to cause the TOC Registration Statement to be declared effective under the Act as soon as may be practicable. The Company (with the assistance of KRCS and TOC as described below) shall use its commercially reasonable efforts to cause the Proxy Statement to be cleared for mailing as soon as may be practicable and to mail the Proxy Statement, the TOC Prospectus and the KRCS Prospectus promptly thereafter to the holders of Company Common Stock. The parties agree to cooperate in their efforts to obtain Commission clearance of the TOC Registration Statement, the KRCS Registration Statement and the Proxy Statement, including, without limitation, exchanging drafts of the Proxy Statement, the TOC Registration Statement and the KRCS Registration Statement in a timely manner, communicating any information as may be requested by any party hereto in a timely manner for inclusion in the Proxy Statement, the TOC Registration Statement and the KRCS Registration Statement and cooperating in the preparation of prompt responses to all Commission comments on the KRCS Registration Statement, the TOC Registration Statement and the Proxy Statement.

     (b) As soon as practicable after the effectiveness of the KRCS Registration Statement and the TOC Registration Statement, and the Commission's notification to the Company that it has no further comments on the Proxy Statement, the Company shall duly call and hold the Special Meeting in accordance with its Code of Regulations and applicable law. Subject to its fiduciary obligations, at the Special Meeting, the Board of Directors of the Company (with the concurrence of the Special Committee) shall present the Contemplated Transactions to the Company's shareholders for their approval and shall recommend approval of all of the Contemplated Transactions.

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     (c) The Company, TOC and KRCS shall take all such actions as may be necessary or appropriate in connection with the Exchange and the Distribution under the state securities, or "blue sky," laws of the United States (and any comparable laws of any foreign jurisdiction).

     (d) Each of the Company, TOC and KRCS shall take all commercially reasonable steps that are within its control and are necessary and appropriate to cause the conditions set forth in Articles VI, VII and VIII to be satisfied and to effect the Distribution on the Distribution Date.

     (e) KRCS shall prepare and file, and shall use all commercially reasonable efforts to have approved, an application for the listing of the KRCS Common Stock on the National Market tier of The Nasdaq Stock Market.

     (f) TMO covenants and agrees to take such action as may be required in order to comply with Section 1701.831 of the Ohio Revised Code including, without limitation, delivering to the Company an acquiring person statement.

     (g) TOC shall prepare and file, and shall use all commercially reasonable efforts to have approved, an application for the listing of the TOC Common Stock on the National Market tier of The Nasdaq Stock Market.

     (h) Each of JBK, TMO and WTO (in his individual capacity as a shareholder of the Company) covenants and agrees with each other (but not with the Company, KRCS or TOC) to vote all of his shares of Company Common Stock in favor of all of the Contemplated Transactions at the Special Meeting.

     (i) Each party to this Agreement shall take all such action as may be reasonably necessary or appropriate and shall cooperate fully with the others in applying for all necessary governmental approvals and in prosecuting applications, including the execution of supplemental agreements and other documents consistent with the terms of this Agreement.

     3.05 Fractional Shares. No certificates or scrip evidencing fractional shares of KRCS Common Stock or TOC Common Stock will be issued in the Distribution. Instead of issuing fractional shares, as soon as practicable after the Record Date, the Company shall direct the Distribution Agent to determine the number, if any, of fractional shares of KRCS Common Stock and TOC Common Stock allocable to each holder of Company Common Stock as of the Record Date; to aggregate all such fractional shares and sell the whole shares obtained thereby in open market transactions, at then-prevailing trading prices; and to cause to be distributed as promptly as practicable on or after the Distribution Date to each such holder or for the benefit of each beneficial owner to which a fractional share shall be allocable, such holder's or owner's ratable share of the proceeds of such sale, after making appropriate deductions of the amount required to be withheld for federal income tax purposes and after deducting an amount equal to all brokerage charges, commissions and transfer taxes attributed to such sale.

     3.06 Dissenters' Rights. Notwithstanding any provisions of this Agreement to the contrary, any shares of Company Common Stock outstanding immediately prior to the Distribution Date held by a holder who has demanded appraisal of those shares in accordance with the provisions of Section 1701.85 of the Ohio Revised Code and as of the Distribution Date has not withdrawn or lost such right to such appraisal ("Dissenting Shares") shall not represent a right to receive KRCS Common Stock and TOC Common Stock pursuant to Section 3.01 hereof, but the holder shall only be entitled to such rights as are granted by Section 1701.85 of the Ohio Revised Code. If payment is made by TOC and KRCS in connection with any dissenter, the Dissenting Shares shall be aggregated and sold with the fractional shares, if any, pursuant to Section 3.05 hereof. Any net proceeds from the sale of Dissenting Shares (i.e. the TOC Common Stock and the KRCS Common Stock underlying such Dissenting Shares) shall be allocated 58.508% to KRCS and 41.492% to TOC. If a holder of shares of Company Common

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Stock who demands appraisal of those shares under Ohio law shall effectively withdraw or lose (through failure to perfect or otherwise) the right to appraisal, then, as of the Distribution Date or the occurrence of such event, whichever last occurs, those shares shall represent only the right to receive KRCS Common Stock and TOC Common Stock as provided in Section 3.01 hereof, without interest. The Company shall give TOC and KRCS prompt notice of any written demands for appraisal of any shares of Company Common Stock, attempted withdrawals of such demands, and any other instruments served pursuant to Ohio law and received by the Company relating to shareholders' rights of appraisal. In addition, the Company shall give the Distribution Agent notice of any written demands for appraisal of any shares of Company Common Stock and shall instruct the Distribution Agent to sell such Dissenting Shares (or the shares of TOC Common Stock and the KRCS Common Stock underlying such Dissenting Shares) as provided above rather than to distribute shares of TOC Common Stock and KRCS Common Stock in the Distribution to the holder making such demand.

                                   ARTICLE IV

                                THE DISSOLUTION

     As soon as practicable following the Distribution and in accordance with Ohio law, the Company shall take the following steps in connection with its dissolution:

          (a) The filing of a Certificate of Dissolution of the Company (the "Certificate of Dissolution") pursuant to Section 1701.86 of the Ohio Revised Code; and

          (b) The completion of all actions that may be necessary, appropriate or desirable to dissolve and terminate the corporate existence of the Company.

                                   ARTICLE V

                         REPRESENTATIONS AND WARRANTIES

     5.01 Representations and Warranties of the Company. The Company represents and warrants to each of the other parties as follows:

          (a) Organization of the Company. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Ohio.

          (b) Authorization of Transactions. The Company has full corporate power and authority to execute and deliver this Agreement and the Ancillary Agreements to which it is a party and to perform its obligations hereunder and thereunder. This Agreement does, and the Ancillary Agreements to which it is a party, when executed and delivered by the Company, will, constitute the valid, legal and binding obligations of the Company, enforceable against the Company in accordance with their respective terms and conditions, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally.

          (c) Capitalization. The authorized capital stock of the Company is as set forth in Recital A hereof. All of the issued and outstanding shares of Company Common Stock have been and are duly authorized, validly issued, fully paid and non-assessable.

          (d) KRCS Common Stock. Upon the Kroll Reorganization and prior to the Exchange, (i) all shares of KRCS Common Stock will be duly authorized, validly issued, fully paid and non-assessable; and (ii) the Company will hold of record all of the shares of KRCS Common Stock, free and clear of any restrictions on transfer (other than any restrictions under the Act and state

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     securities laws), Taxes, security interests, liens, options, warrants, purchase rights, contracts, commitments, equities, claims and demands. Upon the Exchange, JBK and the other KRCS Exchanging Shareholders will receive good and marketable title to the shares of KRCS Common Stock they will receive, free and clear of any restriction on transfer (other than any restrictions under the Act and state securities laws), Taxes, security interests, liens, options, warrants, purchase rights, contracts, commitments, equities, claims and demands.

          (e) TOC Common Stock. Upon the O'Gara Reorganization and prior to the Exchange, (i) all shares of TOC Common Stock will be duly authorized, validly issued, fully paid, and non-assessable; and (ii) the Company will hold of record all of the shares of TOC Common Stock, free and clear of any restrictions on transfer (other than any restrictions under the Act and state securities laws), Taxes, security interests, liens, options, warrants, purchase rights, contracts, commitments, equities, claims and demands. Upon the Exchange, TMO, WTO and the other O'Gara Exchanging Shareholders will receive good and marketable title to the shares of TOC Common Stock they will receive, free and clear of any restriction on transfer (other than any restrictions under the Act and state securities laws), Taxes, security interests, liens, options, warrants, purchase rights, contracts, commitments, equities, claims and demands.

          (f) Subsidiary Stock. Immediately after giving effect to the Reorganization, (i) all shares of stock of the Kroll Subsidiaries, O'Gara Subsidiaries and Securify will be duly authorized, validly issued, fully paid and non-assessable; (ii) KRCS will own directly or indirectly all of the shares of stock of the Kroll Subsidiaries and 7,500,000 shares of Securify Common Stock, free and clear of any restrictions on transfer (other than any restrictions under the Act and state securities laws), Taxes, security interests, liens, options, warrants, purchase rights, contracts, commitments, equities, claims and demands; and (iii) TOC will own directly or indirectly all of the shares of stock of the O'Gara Subsidiaries and 11,250,000 shares of Securify Common Stock, free and clear of any restrictions on transfer (other than any restrictions under the Act and state securities laws), Taxes, security interests, liens, options, warrants, purchase rights, contracts, commitments, equities, claims and demands.

          (g) Proxy Statement. When the Proxy Statement is mailed to the Company's shareholders, and at all times subsequent thereto up to and including the Distribution, the Proxy Statement (other than with respect to any information therein provided by KRCS, JBK, TOC, TMO or WTO specifically for inclusion therein), (i) will comply as to form in all material respects with the provisions of the Exchange Act and (ii) will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they are made, not misleading. If at any time prior to the Distribution, any event relating to the Company or the Contemplated Transactions shall occur which, pursuant to the Exchange Act or the rules and regulations thereunder, should be disclosed in the Proxy Statement and which is not so disclosed, the Company shall promptly inform the other parties hereto and shall promptly prepare and distribute to all holders of Company Common Stock one or more supplements to the Proxy Statement providing the necessary disclosure(s).

          (h) TOC Registration Statement. When the TOC Registration Statement is declared effective by the Commission and when the TOC Prospectus is mailed to the Company's shareholders, and at all times subsequent thereto up to and including the Distribution, the information in the TOC Registration Statement provided to TOC by the Company for inclusion therein will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they

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     are made, in the case of the TOC Prospectus, not misleading. If at any time prior to the Distribution, any event relating to the Company shall occur which, pursuant to the Act or the rules and regulations thereunder, should be disclosed in the TOC Registration Statement and which is not so disclosed, the Company shall promptly inform the other parties hereto and provide to TOC all necessary information to allow TOC to amend or supplement appropriately the TOC Registration Statement and/or the TOC Prospectus.

          (i) KRCS Registration Statement. When the KRCS Registration Statement is declared effective by the Commission and when the KRCS Prospectus is mailed to the Company's shareholders, and at all times subsequent thereto up to and including the Distribution, the information in the KRCS Registration Statement provided to KRCS by the Company for inclusion therein will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they are made, in the case of the KRCS Prospectus, not misleading. If at any time prior to the Distribution, any event relating to the Company shall occur which, pursuant to the Act or the rules and regulations thereunder, should be disclosed in the KRCS Registration Statement and which is not so disclosed, the Company shall promptly inform the other parties hereto and provide to KRCS all necessary information to allow KRCS to amend or supplement appropriately the KRCS Registration Statement and/or the KRCS Prospectus.

     5.02 Representations and Warranties of KRCS. KRCS represents and warrants to each of the other parties as follows:

          (a) Organization of the Company. KRCS is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

          (b) Authorization of Transactions. KRCS has full corporate power and authority to execute and deliver this Agreement and the Ancillary Agreements to which it is a party and to perform its obligations hereunder and thereunder. This Agreement does, and the Ancillary Agreements to which it is a party, when executed and delivered by KRCS, will, constitute the valid, legal and binding obligations of KRCS, enforceable against KRCS in accordance with their respective terms and conditions, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally.

          (c) Capitalization. The authorized capital stock of KRCS is as set forth in Recital C hereof. Upon consummation of the Kroll Reorganization, 8,500,000 shares of KRCS Common Stock shall be issued and outstanding, all of which shall be held by the Company.

          (d) KRCS Registration Statement. When the KRCS Registration Statement is declared effective by the Commission and when the KRCS Prospectus is mailed to the Company's shareholders, and at all times subsequent thereto up to and including the Distribution, the KRCS Registration Statement (other than with respect to any information therein provided by the Company, TOC or any O'Gara Exchanging Shareholder specifically for inclusion therein) (i) will comply as to form in all material respects with the provisions of the Act and (ii) will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they are made in the case of the KRCS Prospectus, not misleading. If at any time prior to the Distribution, any event relating to KRCS shall occur which, pursuant to the Act or the rules and regulations thereunder, should be disclosed in the KRCS Registration Statement and which is not so disclosed, KRCS shall promptly inform the other parties hereto and shall promptly amend or supplement the KRCS Registration Statement and/or the KRCS Prospectus as appropriate and

                                      A-12
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     distribute to all holders of Company Common Stock amended material or supplements providing the necessary disclosures(s).

          (e) TOC Registration Statement. When the TOC Registration Statement is declared effective by the Commission and when the TOC Prospectus is mailed to the Company's shareholders, and at all times subsequent thereto up to and including the Distribution, the information in the TOC Registration Statement provided by KRCS for inclusion therein will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they are made in the case of the TOC Prospectus, not misleading. If at any time prior to the Distribution, any event relating to KRCS shall occur which, pursuant to the Act or the rules and regulations thereunder, should be disclosed in the TOC Registration Statement and which is not so disclosed, KRCS shall promptly inform the other parties hereto and provide to TOC all necessary information to allow TOC to amend or supplement appropriately the TOC Registration Statement and/or the TOC Prospectus.

          (f) Proxy Statement. When the Proxy Statement is mailed to the Company's shareholders, and at all times subsequent thereto up to and including the Distribution, the information in the Proxy Statement provided by KRCS for inclusion therein will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they are made, not misleading. If at any time prior to the Distribution, any event relating to KRCS shall occur which, pursuant to the Exchange Act or the rules and regulations thereunder, should be disclosed in the Proxy Statement and which is not so disclosed, KRCS shall promptly inform the other parties hereto and provide to the Company all necessary information to allow the Company to amend or supplement appropriately the Proxy Statement.

     5.03 Representations and Warranties of TOC. TOC represents and warrants to each of the other parties as follows:

          (a) Organization of the Company. TOC is a corporation duly organized, validly existing and in good standing under the laws of the State of Ohio.

          (b) Authorization of Transactions. TOC has full corporate power and authority to execute and deliver this Agreement and the Ancillary Agreements to which it is a party and to perform its obligations hereunder and thereunder. This Agreement does, and the Ancillary Agreements to which it is a party, when executed and delivered by TOC, will, constitute the valid, legal and binding obligations of TOC, enforceable against TOC in accordance with their respective terms and conditions, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally.

          (c) Capitalization. The authorized capital stock of TOC is as set forth in Recital B hereof. Upon consummation of the O'Gara Reorganization, 6,000,000 shares of TOC Common Stock shall be issued and outstanding, all of which shall be held by the Company.

          (d) TOC Registration Statement. When the TOC Registration Statement is declared effective by the Commission and when the TOC Prospectus is mailed to the Company's shareholders, and at all times subsequent thereto up to and including the Distribution, the TOC Registration Statement (other than with respect to any information therein provided by the Company, KRCS or any KRCS Exchanging Shareholder specifically for inclusion therein) (i) will comply as to form in all material respects with the provisions of the Act and (ii) will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the

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     statements contained therein, in light of the circumstances under which they are made, in the case of the TOC Prospectus, not misleading. If at any time prior to the Distribution, any event relating to TOC shall occur which, pursuant to the Act or the rules and regulations thereunder, should be disclosed in the TOC Registration Statement and which is not so disclosed, TOC shall promptly inform the other parties hereto and shall promptly amend or supplement the TOC Registration Statement and/or the TOC Prospectus as appropriate and distribute to all holders of Company Common Stock amended material or supplements providing the necessary disclosures(s).

          (e) Proxy Statement. When the Proxy Statement is mailed to the Company's shareholders, and at all times subsequent thereto up to and including the Distribution, the information in the Proxy Statement provided by TOC for inclusion therein will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they are made, not misleading. If at any time prior to the Distribution, any event relating to TOC shall occur which, pursuant to the Exchange Act or the rules and regulations thereunder, should be disclosed in the Proxy Statement and which is not so disclosed, TOC shall promptly inform the other parties hereto and provide to the Company all necessary information to allow the Company to amend or supplement appropriately the Proxy Statement.

          (f) KRCS Registration Statement. When the KRCS Registration Statement is declared effective by the Commission and when the KRCS Prospectus is mailed to the Company's shareholders, and at all times subsequent thereto up to and including the Distribution, the information in the KRCS Registration Statement provided by TOC for inclusion therein will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they are made, in the case of the KRCS Prospectus, not misleading. For purposes of this Agreement, the information provided by TOC for inclusion in the KRCS Registration Statement shall include the financial information of TOC included therein. If at any time prior to the Distribution, any event relating to TOC shall occur which, pursuant to the Act or the rules and regulations thereunder, should be disclosed in the KRCS Registration Statement and which is not so disclosed, TOC shall promptly inform the other parties hereto and provide to KRCS all necessary information to allow KRCS to amend or supplement appropriately the KRCS Registration Statement and/or the KRCS Prospectus.

     5.04 Representations and Warranties of JBK and the other KRCS Exchanging Shareholders. In connection with the Exchange, each of JBK and the other KRCS Exchanging Shareholders severally represents and warrants to the other parties as to himself or herself as follows:

          (a) Authorization. He or she has full power and authority to execute and deliver this Agreement and to perform his or her obligations hereunder. This Agreement constitutes his or her valid, legal and binding obligation, enforceable against him or her in accordance with its terms and conditions, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally.

          (b) Non-contravention. Neither the execution and the delivery of this Agreement by him or her, nor the consummation by him or her of the transactions contemplated hereby: (A) violates any statute, regulation, rule, injunction, judgment, order, decree, ruling, charge or other restriction of any government, governmental agency or court to which he or she is subject, or (B) conflicts with, results in a breach of, constitutes a default under, results in the acceleration of, creates in any person or entity the right to accelerate, terminate, modify or cancel, or requires any notice under any agreement, contract, lease, license, instrument or other arrangement to which he or she is a

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     party or by which he or she is bound or to which his or her assets are subject, which, as a result of either (A) or (B) above, would materially impede, restrict or otherwise prohibit his or her ability to perform his or her obligations under this Agreement.

          (c) Title. As of the date hereof, JBK and each KRCS Exchanging Shareholder beneficially owns, directly or indirectly, the shares of Company Common Stock listed opposite his or her name on Exhibit 2.01 as "Shares of Company Common Stock Owned," all of which are held by him or her free and clear of any restrictions on transfer (other than any restrictions under the Act and state securities laws), Taxes, security interests, liens, pledges, options, warrants, purchase rights, contracts, commitments, equities, claims and demands. He or she is not a party to any option, warrant, purchase right, pledge or other contract or commitment that could require him or her to sell, transfer or otherwise dispose of any Company Common Stock (other than pursuant to this Agreement). He or she is not a party to any voting trust, proxy or other agreement or understanding with respect to any shares of Company Common Stock owned by him or her.

          (d) Disposition of Shares. JBK hereby represents that he has no plan or intention to sell, exchange, transfer by gift, or otherwise dispose of any of his shares of KRCS Common Stock after the Distribution.

     5.05 Representations and Warranties of TMO, WTO and the other O'Gara Exchanging Shareholders. In connection with the Exchange, each of TMO, WTO and the other O'Gara Exchanging Shareholders severally represents and warrants to the other parties as to himself as follows:

          (a) Authorization. He has full power and authority to execute and deliver this Agreement and to perform his obligations hereunder. This Agreement constitutes his valid, legal and binding obligation, enforceable against him in accordance with its terms and conditions, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally.

          (b) Non-contravention. Neither the execution and the delivery of this Agreement by him, nor the consummation by him of the transactions contemplated hereby: (A) violates any statute, regulation, rule, injunction, judgment, order, decree, ruling, charge or other restriction of any government, governmental agency or court to which he is subject, or (B) conflicts with, results in a breach of, constitutes a default under, results in the acceleration of, creates in any person or entity the right to accelerate, terminate, modify or cancel, or requires any notice under any agreement, contract, lease, license, instrument or other arrangement to which he is a party or by which he is bound or to which his assets are subject which, as a result of either (A) or (B) above, would materially impede, restrict or otherwise prohibit his ability to perform his obligations under this Agreement or complete the Contemplated Transactions.

          (c) Title. Except as set forth on Exhibit 2.02, (i) as of the date hereof, TMO, WTO and each O'Gara Exchanging Shareholder beneficially owns, directly or indirectly, the shares of Company Common Stock listed opposite his name on Exhibit 2.02 as "Shares of Company Common Stock Owned," all of which are held by him, free and clear of any restrictions on transfer (other than any restrictions under the Act and state securities laws), Taxes, security interests, liens, pledges, options, warrants, purchase rights, contracts, commitments, equities, claims and demands; (ii) he is not a party to any option, warrant, purchase right, pledge or other contract or commitment that could require him to sell, transfer or otherwise dispose of any Company Common Stock (other than pursuant to this Agreement); and (iii) he is not a party to any voting trust, proxy or other agreement or understanding with respect to any shares of Company Common Stock owned by him.

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

          (d) Disposition of Shares. TMO hereby represents that he has no plan or intention to sell, exchange, transfer by gift, or otherwise dispose of any of his shares of TOC Common Stock after the Distribution.

                                   ARTICLE VI

                   CONDITIONS TO OBLIGATIONS OF THE COMPANY,
          KRCS, TOC, JBK, TMO, WTO, THE O'GARA EXCHANGING SHAREHOLDERS
                      AND THE KRCS EXCHANGING SHAREHOLDERS

     The obligations of the Company, KRCS, TOC, JBK, TMO, WTO, the other O'Gara Exchanging Shareholders and the other KRCS Exchanging Shareholders under this Agreement are subject to the following conditions being fulfilled on or before the Exchange Date:

          6.01 Necessary Governmental Approvals. All necessary governmental approvals shall have been received from any governmental authority, and all necessary waiting periods shall have expired, including all applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act").

          6.02 Effectiveness of the KRCS Registration Statement and the TOC Registration Statement. The KRCS Registration Statement and the TOC Registration Statement shall have become effective pursuant to an order of the Commission, and there shall have been no stop order issued or threatened by the Commission suspending the effectiveness of the KRCS Registration Statement or the TOC Registration Statement.

          6.03 No Injunction. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Contemplated Transactions shall be in effect.

          6.04 Opinion of Financial Advisor. The Special Committee of the Board of Directors of the Company shall have received an opinion from Bear Stearns & Co. Inc., dated the date of this Agreement, to the effect that the Distribution is fair, from a financial point of view, to all of the holders of Company Common Stock other than the KRCS Exchanging Shareholders and the TOC Exchanging Shareholders, and such opinion shall not have been withdrawn.

          6.05 Shareholder Approval. The Contemplated Transactions shall have been approved at the Special Meeting by the requisite votes of the holders of Company Common Stock.

          6.06 Control Share Acquisition. The Company shall have received from TMO an acquiring person statement pursuant to and in accordance with
     Section 1701.831 of the Ohio Revised Code.

          6.07 Required Consents. All third-party consents, the failure of which to receive would have a material adverse effect on KRCS or TOC (the "Required Consents"), prior to consummation of the Contemplated Transactions shall have been received, including but not limited to the consent of any lender to the Company.

          6.08 IRS Tax Ruling. The Company shall have received the Private Letter Ruling from the Internal Revenue Service and such ruling shall continue in effect and be in form and substance satisfactory to the Company, TOC and KRCS.

          6.09 Nasdaq Listing. The KRCS Common Stock and the TOC Common Stock shall have been approved for listing on the National Market tier of The Nasdaq Stock Market upon official notice of issuance.

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          6.10 Tax Sharing Agreement.  The Company, TOC and KRCS shall have entered into the Tax Sharing Agreement.

          6.11 Cross-Indemnification Agreement. The Company, TOC and KRCS shall have entered into the Cross-Indemnification Agreement.

          6.12 Termination of Employment. The Employment Agreement between the Company and Michael G. Cherkasky shall be assigned to and assumed by KRCS, and the Employment Agreements between the Company and each of JBK and Nazzareno E. Paciotti shall be terminated or assigned to and assumed by KRCS, without further obligation to or by the Company or TOC and the Employment Agreements between the Company and each of TMO, WTO, Abram S. Gordon and Nicholas P. Carpinello shall be terminated or assigned to and assumed by TOC without further obligation to or by the Company or KRCS and each such person shall have agreed to waive any rights to severance or other payments under his Employment Agreement; provided, however, that the termination of an agreement shall not affect any provisions thereof, such as those relating to confidentiality and non-competition, which by the terms of the agreement survive its termination.

          6.13 Supplemental Documents. The Company, TOC and KRCS shall have entered into (a) one or more bills of sale and instruments of assignment with respect to the assets to be transferred pursuant to Section 1.03 and
     (b) an assignment and assumption agreement with respect to the liabilities to be assumed pursuant to Section 1.03, all of which shall be in form and substance reasonably satisfactory to each party.

          6.14 Completion of Transactions. The transactions contemplated by Sections 1.01, 1.02, 1.03, 1.04, 1.05 and 1.06 shall have been completed.

                                  ARTICLE VII

                  CONDITION TO OBLIGATIONS OF THE COMPANY, TOC
             TMO, WTO AND THE OTHER O'GARA EXCHANGING SHAREHOLDERS

     The obligations of the Company, TOC, TMO, WTO and the other O'Gara Exchanging Shareholders under this Agreement are subject to the following additional condition being fulfilled on or before the Exchange Date:

          7.01 Representations and Warranties True; Covenants and Obligations Performed. All of the representations and warranties of KRCS, JBK and the other KRCS Exchanging Shareholders herein shall have been true and complete when made and shall be true and complete in all material respects as of the Exchange Date, with the same force and effect as though such representations and warranties had been made at the Exchange Date. KRCS, JBK and the other KRCS Exchanging Shareholders shall have performed in all material respects all covenants, agreements and obligations to be performed by them hereunder prior to or at the Exchange Date. KRCS shall have delivered to the Company certificates of its officers, and JBK and the other KRCS Exchanging Shareholders shall have delivered to the Company a certificate, to that effect.

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                                  ARTICLE VIII

           CONDITION TO OBLIGATIONS OF THE COMPANY, KRCS, JBK AND THE
                       OTHER KRCS EXCHANGING SHAREHOLDERS

     The obligations of the Company, KRCS, JBK and the other KRCS Exchanging Shareholders under this Agreement are subject to the following additional condition being fulfilled on or before the Exchange Date:

          8.01 Representations and Warranties True; Covenants and Obligations Performed. All of the representations and warranties of the Company, TOC, TMO, WTO and the other O'Gara Exchanging Shareholders herein shall have been true and complete when made and shall be true and complete in all material respects as of the Exchange Date, with the same force and effect as though such representations and warranties had been made at the Exchange Date. The Company, TOC, TMO, WTO and the other O'Gara Exchanging Shareholders shall have performed in all material respects all covenants, agreements and obligations to be performed by them hereunder prior to or at the Exchange Date. Each of the Company and TOC shall have delivered to KRCS certificates of its officers, and TMO and WTO and the other O'Gara Exchanging Shareholders shall have delivered to KRCS a certificate, to that effect.

                                   ARTICLE IX

                                   COVENANTS

     9.01 Access to Properties and Records. From the date hereof until the Distribution Date, the Company, TOC and KRCS, and their officers, employees, attorneys, accountants and other authorized agents, shall be given access to all of the offices, properties and records of each of the Company, TOC and KRCS on reasonable notice to allow each to make an investigation of the businesses, assets and affairs of the others. The Company, TOC and KRCS shall be permitted to make such extracts or copies of such documents, books or records of the others as each may desire and each of KRCS, TOC and the Company shall furnish to the others such financial and operating data and other information concerning its business, assets and affairs as is reasonably requested. Each of KRCS, TOC and the Company shall instruct its accountants and attorneys to disclose all non-privileged information they may have with respect to its business, assets and affairs as is reasonably requested by the others. From and after the Distribution Date, the Company, TOC and KRCS and their officers, employees, attorneys, accountants and other authorized agents shall be given access to all of the offices, properties and records of each of the Company, TOC and KRCS and their respective subsidiaries as are necessary or helpful in defending any claims for which the party is or may be liable or in the general transition of the businesses pursuant to this Agreement or as required by the Tax Sharing Agreement; provided, however, that the provisions of the following sentence of this Section 9.01 regarding confidential information shall apply. The information concerning KRCS, TOC and the Company received by the others during the course of its investigation shall be treated as confidential (subject to such disclosure as may be required by applicable law with prompt notice thereof to be given to the Company, TOC or KRCS, as applicable) and all extracts and copies of documents, books and records received by any of the Company, TOC or KRCS from one of the others shall be returned or destroyed no later than thirty
(30) days after the Distribution Date if the Distribution is consummated, except as required by the Tax Sharing Agreement.

     9.02 Operations Pending Distribution. KRCS, TOC and the Company will be operated in all material respects in the ordinary course of business consistent with prior practice without substantial change in current operational policy or plans, and in compliance in all material respects with applicable laws, and each of the Company, TOC and KRCS will use commercially reasonable efforts to maintain

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its properties and facilities in their present condition, reasonable use and ordinary wear and tear excepted, to retain each of its key employees, and to maintain each of its material assets and relationships with its customers and others having business relations with KRCS, TOC or the Company. KRCS, TOC and the Company further agree that from the date hereof to the Distribution Date, neither it nor any of its subsidiaries will, without the prior written consent of the parties hereto and except as specifically contemplated by this Agreement and/or the Tax Sharing Agreement:

          (a) Declare any dividends, make any distribution of assets to its shareholders or purchase any shares of KRCS Common Stock, TOC Common Stock or Company Common Stock or any stock option;

          (b) Issue additional shares of common stock, or any securities exercisable for or convertible into common stock other than pursuant to existing stock options or warrants;

          (c) Except as may be required by law, enter into, adopt, amend or terminate any employee benefit or welfare trust, plan or arrangement;

          (d) Take or agree to take any action which would result in any of the conditions set forth in Articles VI, VII and VIII hereof not being satisfied at or prior to the Exchange Date; or

          (e) Take or agree to take any action that would be inconsistent with any statement or representation made in the ruling request delivered to the IRS on August 24, 2000 as supplemented by further submissions, or that might be reasonably likely to cause the Reorganization or the Distribution to be taxable to the Company, KRCS, TOC or any of their shareholders (other than with respect to any cash received by shareholders in lieu of fractional shares and Dissenting Shares pursuant to Sections 3.05 and 3.06 hereof).

     9.03 Reasonable Efforts to Expedite Reorganization. From the date hereof through the Exchange Date, each of the parties shall exert his, her or its commercially reasonable efforts and cooperate with the other parties hereto to accomplish by the earliest practicable date all those things within its control necessary to cause this Agreement to be carried out, including but not limited to the making of applications to, and the obtaining of approvals from, the appropriate regulatory agencies for the accomplishment of the Reorganization.

     9.04 Satisfaction of Conditions. From and after the date hereof, the parties shall use their commercially reasonable efforts to cause all conditions precedent set forth in Articles VI, VII and VIII of this Agreement to be satisfied and fulfilled at the earliest practicable date to the extent the satisfaction or fulfillment thereof is within their reasonable control.

     9.05 HSR Act. As promptly as practicable after the date of this Agreement, the Company, KRCS, and TOC and, if and to the extent required, JBK and TMO shall file notifications under the HSR Act in connection with the Reorganization, the Exchange and the Distribution and shall respond as promptly as practicable to any inquiries received from the Federal Trade Commission and the Antitrust Division of the Department of Justice for additional information or documentation.

     9.06 Insurance. Effective as of the Exchange Date, KRCS and TOC shall maintain (or cause to be maintained) liability insurance in connection with the assets and subsidiaries transferred to each and the liabilities assumed by each pursuant to this Agreement and the Ancillary Agreements.

     9.07 Voice & Data Business. Between the date hereof and the Exchange Date, if the Company sells the Voice & Data Business, the net proceeds shall be added to the assets transferred pursuant to Section 1.03(a) hereof, as listed on
Exhibit 1.03(a)(i), and all costs, expenses and liabilities, contingent or otherwise, associated with the sale shall be borne by KRCS; provided that the Company will consult with KRCS in connection with the sale and will not sell the Voice & Data Business without the prior written consent of KRCS.

     9.08 Guaranties. From and after the date hereof, the Company, TOC and KRCS shall use best efforts and act in good faith to have the Company removed from any guaranties to which it is a party and which are related to assets to be contributed to, or the liabilities to be assumed by, KRCS or TOC pursuant to this Agreement and to have either KRCS or TOC, as applicable, substituted in the place of the Company.

     9.09 JBK Agreement. Except as may be approved in advance by a majority of the Independent Directors of KRCS, from the Exchange Date until the fifth anniversary of the Exchange Date, JBK agrees he will not: (i) by purchase or otherwise, acquire, agree to acquire or offer to acquire Beneficial Ownership of additional shares of KRCS Common Stock if, as a result of such action, the total number of such additional shares acquired by him in the aggregate during such five-year period exceeds 2% of the total number of shares of KRCS Common Stock outstanding immediately following the Distribution Date, subject to proportional adjustment for any stock splits, stock dividends or any other similar changes in the capitalization of KRCS affecting all stockholders equally; (ii) form, join or in any way participate in a Group (as defined in the Exchange Act) for the purpose of, or which has the effect of, acquiring or asserting control of KRCS or opposing an effort by another Person to obtain control of KRCS; or (iii) take any action challenging the validity or enforceability of the foregoing or which would be inconsistent with the foregoing.

     9.10 TMO Agreement. Except as may be approved in advance by a majority of the Independent Directors of TOC, from the Exchange Date until the fifth anniversary of the Exchange Date, TMO agrees he will not: (i) by purchase or otherwise, acquire, agree to acquire or offer to acquire Beneficial Ownership of additional shares of TOC Common Stock if, as a result of such action, the total number of such additional shares acquired by him in the aggregate during such five-year period exceeds 2% of the total number of shares of TOC Common Stock outstanding immediately following the Distribution Date, subject to proportional adjustment for any stock splits, stock dividends or any other similar changes in the capitalization of TOC affecting all shareholders equally; (ii) form, join or in any way participate in a Group (as defined in the Exchange Act) for the purpose of, or which has the effect of, acquiring or asserting control of TOC or opposing an effort by another Person to obtain control of TOC; or (iii) take any action challenging the validity or enforceability of the foregoing or which would be inconsistent with the foregoing.

     9.11 Further Assurances. From and after the date hereof, the parties shall, from time to time upon any other party's request, execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, all such further discharges, releases, assurances and consents, and shall take or cause to be taken such further actions, as such other party may reasonably request to further evidence or carry out the transactions contemplated by, and the purposes of, this Agreement, including without limitation the execution and delivery of such further or additional bills of sale, assignments, assumptions agreements, certificates of title or other documents or instruments reasonably necessary or desirable to transfer to and vest in KRCS (or the Kroll Subsidiaries) or TOC ( or the O'Gara Subsidiaries) all of the Company's right, title and interest in, to or under any asset of the Company intended to be transferred and delivered to KRCS or TOC, as the case may be. The Company hereby constitutes and appoints KRCS and TOC the true and lawful attorney of the Company with full power of substitution, having full right and authority, in the name of, and on behalf of, the Company to execute and deliver, and to take such action as KRCS and TOC may together deem proper, to carry out this Section 9.11 from and after the Distribution.

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                                   ARTICLE X

                      MUTUAL POST-REORGANIZATION COVENANTS

     10.01 Use of Names. From and after the Exchange Date, TOC, TMO and WTO agree that TOC and its subsidiaries shall not use the name "Kroll" or any related marks in connection with the promotion of their business and KRCS and JBK agree that KRCS and its subsidiaries shall not use the name "O'Gara" or any related marks in connection with the promotion of their business other than in connection with the Voice & Data Business as and to the extent permitted by the License Agreement. The parties agree that from and after the Exchange Date, TOC and KRCS, and the respective subsidiaries of each, may use the phrase "The Risk Mitigation Company" in the promotion of their business and the parties will enter into such licensing arrangements as are appropriate to accomplish this purpose.

     10.02 Tax Treatment. The parties agree not to take (and the Company, KRCS and TOC agree not to fail to take) any action, either before or after the Exchange Date, which action by any party or failure to act by the Company, KRCS or TOC is prohibited by the terms of the Tax Sharing Agreement or that otherwise reasonably could be expected to affect adversely the qualification of the transactions comprising (i) the Reorganization as tax-free under Section 368(a)(1)(D) or 351(a) of the Code or (ii) the Exchange, the Distribution and the Liquidation as tax-free under Section 355 or 361 of the Code.

     10.03 American International Group. For a period of three years from the Exchange Date, TOC agrees that it shall not directly or indirectly provide crisis management services to American International Group, Inc. ("AIG") other than: hands-on driver training; threat recognition and avoidance training; and hands-on firearms safety and use training; and the sale of vehicle armoring systems. To the extent that these services and systems are remarketed to other parties by AIG, or KRCS in cooperation with AIG, they will be remarketed under TOC's name.

     10.04 Securify

     (a) KRCS and TOC agree that the Company's right to nominate directors of Securify shall belong to TOC. KRCS will receive Securify Common Stock which by its terms does not vote on the election of directors of Securify. KRCS shall have the right to appoint a non-voting observer to attend meetings of Securify's Board of Directors and any executive committee thereof (who shall receive notice of all meetings and shall have the right to attend all meetings) until the earlier of (i) the consummation of an initial public offering of the stock of Securify, or (ii) such time as KRCS has a less than ten percent (10%) equity interest in Securify (on a diluted basis after giving effect to the outstanding Series A Preferred Stock of Securify).

     (b) If either TOC or KRCS (a "Selling Shareholder") proposes to sell any or all of its shares of Securify Common Stock to a third party or parties, the Selling Shareholder shall notify the other, and, subject to the provisions hereof, KRCS or TOC shall have the right to participate in such sale upon the terms set forth in such notice, which notice shall specify the terms and conditions of such proposed sale, including the number of shares to be sold and the price at which such shares will be sold. Within ten (10) days after the date of the notice, by written notice, the other company may elect to sell any or all of its shares of Securify Common Stock on the same terms and conditions in respect of such shares as were specified in the notice from the Selling Shareholder. If the other company timely makes the election to sell its shares with the Selling Shareholder, and the purchaser or purchasers does not agree to acquire all of the shares of Securify Common Stock being offered by the Selling Shareholder and the other company, then the number of shares which each of TOC and KRCS shall be permitted to sell to such prospective purchaser shall be proportionate to its percentage of the aggregate number of shares beneficially owned by TOC and KRCS, calculated on a diluted basis after giving effect to the

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outstanding Series A Preferred Stock of Securify. The right to participate in any sale of shares pursuant to this Section 10.04(b) shall terminate (i) upon the first anniversary of the date of consummation of an initial public offering of the stock of Securify, or (ii) if the shares of Securify Common Stock held by the Selling Shareholder is 5% or less of the issued and outstanding shares of Securify.

     (c) If Securify should propose to register any of its shares of Securify Common Stock or other equity securities under the Act, including any registration made pursuant to the "small business issuer" registration forms available under the Act, or to carry out an offer of any such shares or other equity securities pursuant to Regulation A of the Act, but excluding any registration statement on Form S-8, Form S-4 or another form not permitting the inclusion of shares held by TOC or KRCS, and the underwriters thereof reasonably object to the inclusion in such registration of all of the shares of Securify Common Stock owned by TOC and KRCS as to which TOC and KRCS have registration rights under agreements with Securify and which they have requested be included in the proposed registration, then the number of shares included in such registration by each of TOC and KRCS shall be reduced pro rata based upon the percentage of the aggregate number of shares beneficially owned by TOC and KRCS, calculated on a diluted basis after giving effect to the outstanding Series A Preferred Stock of Securify.

     10.05 Voice & Data. TOC and the O'Gara Subsidiaries agree that the License Agreement and the Strategic Alliance Agreement can be assigned to any purchaser of or successor to the Voice & Data Business, whether by sale of assets or stock, merger or consolidation. TOC and the O'Gara Subsidiaries agree to assist KRCS, at the expense of KRCS, to the extent requested with the sale of the Voice & Data Business. In connection with a sale by KRCS of the Voice & Data Business after the Exchange Date, TOC and the O'Gara Subsidiaries agree to negotiate in good faith with the buyer of the Voice & Data Business on the terms of any necessary new Strategic Alliance Agreement or License Agreement and any other agreement necessary to transfer the Voice & Data Business.

     10.06 D&O Insurance. The Company, TOC and KRCS shall provide directors' and officers' liability insurance mutually satisfactory to each of the Company (with the concurrence of the Special Committee), TOC and KRCS covering those persons who are currently covered by the Company's directors' and officers' liability insurance policy.

                                   ARTICLE XI

                            TERMINATION OF AGREEMENT

     This Agreement and the Contemplated Transactions may be terminated, notwithstanding approval thereof by the shareholders of the Company, at any time prior to the Exchange (i) by written agreement of the Company, TOC and KRCS;
(ii) by the Board of Directors of the Company if the Board (with the concurrence of the Special Committee) determines, after consultation with its advisors, that termination of this Agreement is in the best interests of the Company and its shareholders; (iii) by the Special Committee if the Special Committee determines, in the exercise of its fiduciary duty after consultation with its advisors, that termination of this Agreement is in the best interests of the shareholders of the Company (other than the KRCS Exchanging Shareholders and the TOC Exchanging Shareholders); or (iv) by any of the parties hereto if the Exchange has not occurred on or prior to June 30, 2001.

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                                  ARTICLE XII

                               FEES AND EXPENSES

     If the Reorganization, Distribution and Liquidation are not consummated, the Company shall bear all expenses reasonably incurred by any of the parties in connection with this Agreement. If the Reorganization, Distribution and Liquidation are consummated, 41.492% of such expenses shall be assumed and paid by TOC and 58.508% of such expenses shall be assumed and paid by KRCS.

                                  ARTICLE XIII

                                    NOTICES

     All notices, consents, waivers or other communications between the parties hereto shall be in writing and shall be deemed delivered on the date actually received by personal delivery, facsimile, overnight courier, ordinary mail or other such means, or five (5) days after being mailed by United States certified or registered mail, return receipt requested, with postage prepaid, in each case addressed as follows:

          (a) If to KRCS, JBK or any of the other KRCS Exchanging Shareholders:

           Kroll Risk Consulting Services, Inc.
           900 Third Avenue
           New York, New York 10022
           Attention: Sabrina Perel, Esq.
           Fax: (212) 750-6194
           Phone: (212) 833-3392

         with a copy to:

           Kramer Levin Naftalis & Frankel LLP
           919 Third Avenue
           New York, New York 10022
           Attention: Peter S. Kolevzon, Esq.
           Fax: (212) 715-8000
           Phone: (212) 715-9288

          (b) If to the Company, TOC, TMO, WTO or any of the other O'Gara Exchanging Shareholders:

           The Kroll-O'Gara Company
           9113 LeSaint Drive
           Fairfield, Ohio 45014
           Attention: Wilfred T. O'Gara
           Fax: (513) 874-1262
           Phone: (513) 881-5440

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

          with copies to:

           The O'Gara Company
           9113 LeSaint Drive
           Fairfield, Ohio 45014
           Attention: Abram S. Gordon, Esq.
           Fax: (513) 874-1262
           Phone: (513) 881-5481

          and

           Taft, Stettinius & Hollister LLP
           1800 Firstar Tower
           425 Walnut Street
           Cincinnati, Ohio 45202-3957
           Attention: Timothy E. Hoberg, Esq.
           Fax: (513) 381-0205
           Phone: (513) 381-2838

          and

          (c) If to any of the parties to this Agreement, a copy to:

           Dewey Ballantine LLP
           1301 Avenue of the Americas
           New York, New York 10019
           Attention: Morton A. Pierce, Esq.
           Fax: (212) 259-6333
           Phone: (212) 259-8000

or to such other addresses, to the attention of such other persons or to such other fax or phone numbers as any party hereto may specify in a notice given pursuant to this Article XIII.

                                  ARTICLE XIV

                              PUBLIC ANNOUNCEMENT

     No party shall issue any press release or otherwise make any public statements with respect to this Agreement or the transactions contemplated hereby without the prior approval of the Company, TOC and KRCS; provided, however, if either company is required by law or the rules or regulations of The Nasdaq Stock Market to issue a public statement, it shall use all reasonable efforts to consult with the other companies hereto prior to issuing any such public statement.

                                   ARTICLE XV

                                 GOVERNING LAW

     This Agreement shall be construed in accordance with the laws of the State of Ohio, applicable to agreements made and to be performed entirely therein.

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                                  ARTICLE XVI

                             CAPTIONS; COUNTERPARTS

     The captions in this Agreement are for convenience purposes only and shall not be considered a part of or affect the construction or interpretation of any provision of this Agreement. This Agreement may be executed in counterparts by the parties and any such counterpart shall be deemed an original hereof.

                                  ARTICLE XVII

                                ENTIRE AGREEMENT

     This Agreement is binding upon, shall inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns. This Agreement, the Ancillary Agreements, and the exhibits and schedules hereto and thereto contain the entire agreement of the parties with respect to the subject matter hereof, supersede all previous agreements, and there are no agreements or commitments with respect thereto except as set forth herein and therein.

                                 ARTICLE XVIII

                        WAIVER; MODIFICATION; ASSIGNMENT

     No delay on the part of any party hereto in the exercise of any right, power or remedy arising hereunder shall operate as a waiver thereof. No waiver shall be effective unless in writing and signed by the party or parties granting the waiver and such waiver shall be effective only with respect to the specific matters set forth therein. This Agreement may be amended by agreement of the parties hereto at any time prior to the Exchange Date, provided that no amendment requiring the approval of the shareholders of KRCS, TOC or the Company may be made without such approval and provided further however that the consent of the Company to any amendment shall require the concurrence of the Special Committee. No amendment or modification of this Agreement shall be effective unless in writing and signed by all parties hereto. No assignment of this Agreement or any rights or obligations hereunder shall be effective without the prior written consent of all parties hereto.

                                  ARTICLE XIX

                              SPECIFIC PERFORMANCE

     This Agreement and each and every provision hereof shall be specifically enforceable. The Company, TOC and KRCS, upon the introduction and presentation to the applicable court having jurisdiction over the matter of evidence showing a material breach by the other party hereto shall be entitled to injunctive relief mandating specific performance without posting any bond and without proving that damages would be inadequate. In addition, the Company, TOC and KRCS shall have all of the rights and remedies conferred in this Agreement or now or hereafter conferred at law or in equity, which rights and remedies are cumulative.

                                   ARTICLE XX

                                  SEVERABILITY

     If any one or more of the nonmaterial sections, sentences or other portions of this Agreement shall be determined by a court of competent jurisdiction to be invalid, the invalidity of any such section, sentence or other portion of this Agreement shall in no way affect the validity or effectiveness of the remainder of this Agreement, and this Agreement shall continue in force to the fullest extent permitted by law. Upon such determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent reasonably possible.

                                  ARTICLE XXI

                          NO THIRD PARTY BENEFICIARIES

     This Agreement is not intended to, and does not, create any third party contractual or other rights. No person or entity, including without limitation any employee, former employee or holder of Company Common Stock, KRCS Common Stock or TOC Common Stock shall be deemed to be a third party beneficiary with respect to this Agreement, except that the Independent Directors of KRCS and TOC shall have the right to enforce against JBK and TMO the provisions of Sections
9.09 and 9.10, respectively.

                                  ARTICLE XXII

                                  DEFINITIONS

     As used in this Agreement, the following terms have the meanings specified in this Article XXII.

     "Act" shall mean the Securities Act of 1933, as amended.

     "Action" shall mean any action, suit, arbitration, inquiry, proceeding or investigation by or before any court, governmental authority or arbitration tribunal.

     "Affiliate" shall have the meaning as in Rule 12b-2 promulgated under the Exchange Act as in effect on the date hereof (i.e., a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the person specified).

     "Agreement" has the meaning set forth in the first paragraph hereof.

     "Ancillary Agreements" shall mean the Tax Sharing Agreement, the Cross-Indemnification Agreement, the Compensation and Indemnification Agreement (which is also a Shared Contingent Liability pursuant to the Cross-Indemnification Agreement), the Strategic Alliance Agreement and the License Agreement.

     "Associate" shall have the meaning as in Rule 12b-2 promulgated under the Exchange Act as in effect on the date hereof (i.e., (1) any corporation or organization (other than KRCS or TOC or a majority-owned subsidiary of KRCS or TOC) of which such person is an officer or partner or is, directly or indirectly, the beneficial owner of ten (10) percent or more of any class of equity securities, (2) any trust or other estate in which such person has a substantial beneficial interest or as to which such person serves as trustee or in a similar fiduciary capacity, and (3) any relative or spouse of such person, or any relative of such spouse, who has the same home as such person or who is a director or officer or KRCS or TOC or any of its parents or subsidiaries).

     "Beneficial Owner" and any derivative thereof shall have the meaning set forth in Rule 13d-3 under the Exchange Act as in effect on the date of this Agreement.

     "Business Entity" shall mean any corporation, partnership, business trust, joint venture, limited liability company, company or other entity, foreign or domestic.

     "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, together with the rules and regulations promulgated thereunder.

     "Commission" shall mean the Securities and Exchange Commission.

     "Company" shall mean The Kroll-O'Gara Company, an Ohio corporation.

     "Company Common Stock" shall mean the common stock, par value $0.01 per share, of the Company.

     "Company Savings Plan" shall have the meaning set forth in Section 1.05(a)(i) hereof.

     "Company Savings Trust" shall have the meaning set forth in Section 1.05(a)(iii) hereof.

     "Compensation and Indemnification Agreement" shall mean the Compensation and Indemnification Agreement between the Company and the members of the Special Committee.

     "Contemplated Transactions" shall have the meaning set forth generally in Recital E and, more specifically, shall mean the following proposals as specified in the Notice of Special Meeting of Shareholders contained in the Proxy Statement:

          1. Approving this Agreement which includes the Reorganization, the Exchange, and the Distribution and when the transactions contemplated by the Agreement are completed, provides for the dissolution of the Company.

          2. Authorizing the acquisition of O'Gara Common Stock by TMO pursuant to Ohio Revised Code Section 1701.831.

     "Coverage Date" shall mean the day immediately following the Exchange Date.

     "Cross-Indemnification Agreement" shall mean the Cross-Indemnification Agreement substantially in the form of Exhibit 6.11 hereto.

     "Distribution" shall mean the distribution of shares of KRCS Common Stock and TOC Common Stock to holders of Company Common Stock in accordance with
Section 3.01 hereof.

     "Distribution Agent" shall mean the Fifth Third Bank, Cincinnati, Ohio, as transfer agent for the Company Common Stock and as Distribution Agent for the KRCS Common Stock and the TOC Common Stock.

     "Distribution Date" shall be the date that is ten business days following the Record Date.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, including any successor legislation.

     "Exchange" shall mean the exchange of Company Common Stock for KRCS Common Stock by JBK and the other KRCS Exchanging Shareholders and the exchange of Company Common Stock for TOC Common Stock by TMO, WTO and the other O'Gara Exchanging Shareholders.

     "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

     "Exchange Date" shall mean the date, as soon as practicable following satisfaction of the conditions in Articles VI, VII and VIII, upon which the Exchange occurs.

     "HSR Act" shall have the meaning set forth in Section 6.01 hereof.

     "Independent Director" shall mean a director of KRCS or TOC, as the case may be, who (i) is in fact independent; (ii) is not (apart from such directorship) an officer, Affiliate, Associate, employee, principal shareholder or partner of KRCS or TOC, as applicable; and (iii) is deemed independent under National Association of Securities Dealers Rule 4200(a)(14) in effect on the date hereof.

     "JBK" shall mean Jules B. Kroll.

     "KRCS" shall mean Kroll Risk Consulting Services, Inc., a Delaware corporation.

     "KRCS Assets" shall mean:

          (i) any and all assets associated with KRCS and the Kroll Subsidiaries (including without limitation the assets set forth on Exhibit 1.03(a)(i) hereof);

          (ii) the ownership interest in those Business Entities listed on
     Exhibit 22.01(A) hereof;

          (iii) any assets reflected on the KRCS Balance Sheet or the accounting records supporting such balance sheet and any assets acquired by or for any member of the KRCS Group subsequent to the date of such balance sheet which, had they been so acquired on or before such date and owned as of such date, would have been reflected on such balance sheet if prepared on a consistent basis, subject to any dispositions of any of such assets subsequent to the date of such balance sheet;

          (iv) any assets primarily relating to or used in any terminated or divested Business Entity, business or operation formerly owned or managed by or associated with KRCS or any KRCS Business, except for those assets primarily relating to or used exclusively in those Business Entities, businesses or operations listed on Exhibit 22.01(B) hereof; or

          (v) any and all assets owned or held immediately prior to the Exchange Date by the Company or any of its subsidiaries primarily relating to the KRCS Business. The intention of this clause (v) is only to rectify any inadvertent omission of transfer or conveyance of any asset that, had the parties given specific consideration to such Asset as of the date hereof, would have otherwise been classified as a KRCS Asset. No asset shall be deemed to be a KRCS Asset solely as a result of this clause (v) if such asset is within the category or type of asset expressly covered by this Agreement or another Ancillary Agreement.

          Notwithstanding the foregoing, the KRCS Assets shall not in any event include any and all assets that are expressly contemplated by this Agreement or any Ancillary Agreement (or the Exhibits hereto or thereto) to be TOC Assets.

          In the event of any inconsistency or conflict which may arise in the application or interpretation of any of the foregoing provisions, for the purpose of determining what is and is not a KRCS Asset, any item explicitly included on an Exhibit referred to in this definition of "KRCS Assets" shall take priority over any provision of the text hereof.

     "KRCS Balance Sheet" shall mean the unaudited pro forma combining condensed balance sheet after all eliminations and adjustments of the KRCS Group, including the notes thereto, as of June 30, 2000 included in the KRCS Registration Statement.

     "KRCS Business" shall mean (i) the businesses of the members of the KRCS Group, and (ii) the businesses of Business Entities acquired or established by or for KRCS or any of its subsidiaries after the date of this Agreement.

     "KRCS Common Stock" shall mean the common stock, par value $0.01 per share, of KRCS.

     "KRCS Employee" shall mean any individual who is an employee of KRCS or any subsidiary of KRCS at any time between the Coverage Date and the Distribution Date, inclusive.

     "KRCS Exchanging Shareholders" shall mean those shareholders of the Company listed on Exhibit 2.01 hereto who exchange their shares of Company Common Stock for shares of KRCS Common Stock pursuant to Section 2.01 hereof.

     "KRCS Group" shall mean KRCS and each Business Entity which becomes a subsidiary of KRCS pursuant to this Agreement.

     "KRCS Liabilities" shall mean:

          (i) any and all Liabilities that are expressly identified or referred to in this Agreement or any Ancillary Agreement (or the Exhibits hereto or thereto, including without limitation the Liabilities set forth on Exhibit 1.03(a)(ii) hereto) as Liabilities to be assumed by KRCS or any member of the KRCS Group, and all agreements, obligations and Liabilities of any member of the KRCS Group under this Agreement or any of the Ancillary Agreements;

          (ii) all Liabilities (other than Taxes), primarily relating to, primarily arising out of or primarily resulting from:

             (A) the operation of the KRCS Business, as conducted at any time;
        or

             (B) any KRCS Assets;

             whether arising before, on or after the Exchange Date; and

          (iii) all Liabilities reflected (or that should have been reflected in accordance with generally accepted accounting principles) as liabilities or obligations on the KRCS Balance Sheet or the accounting records supporting such balance sheet, and all Liabilities arising or assumed by or for any member of the KRCS Group subsequent to the date of such balance sheet which, had they arisen or been assumed on or before such date and been retained as of such date, would have been reflected on such balance sheet, subject to any discharge of such Liabilities subsequent to the date of the KRCS Balance Sheet.

     Notwithstanding the foregoing, the KRCS Liabilities shall not include any TOC Liabilities.

     "KRCS Registration Statement" shall have the meaning set forth in Section 3.04(a) hereof.

     "KRCS Savings Plan" shall have the meaning set forth in Section 1.05(a)(i) hereof.

     "KRCS Savings Trust" shall have the meaning set forth in Section 1.05(a)(i) hereof.

     "KRCS Replacement Plans" shall have the meaning set forth in Section 1.05(b)(i) hereof.

     "Kroll Reorganization" shall have the meaning set forth in Section 1.03(a) hereof.

     "Kroll Subsidiaries" shall mean those direct and indirect subsidiaries of the Company listed on Exhibit 22.01(A) hereto.

     "LTD Plan" shall have the meaning set forth in Section 1.05(b)(i) hereof.

     "Liabilities" shall mean any and all losses, claims, charges, debts, demands, actions, causes of action, suits, damages, obligations, payments, costs and expenses, accounts, reckonings, bonds, specialties, indemnities and similar obligations, exonerations, covenants, contracts, controversies, agreements, promises, omissions, variances, guarantees, make whole agreements and similar obligations, and other liabilities, including all contractual obligations, whether absolute or contingent, matured or unmatured, liquidated or unliquidated, accrued or unaccrued, known or unknown, whenever arising, and including those arising under any law, rule, regulation, Action, threatened or contemplated Action (including the costs and expenses of demands, assessments, judgments, settlements and compromises relating thereto and attorneys' fees and any and all costs and expenses whatsoever reasonably incurred in investigating, preparing or defending against any such Actions or threatened or contemplated Actions), order or consent decree of any governmental authority or any award of any arbitrator or mediator of any kind, and those arising under any contract, commitment or undertaking, including those arising under this Agreement or any Ancillary Agreement, in each case, whether or not recorded or reflected or required to be recorded or reflected on the books and records or financial statements of any Person.

     "License Agreement" shall mean the License Agreement dated as of the date hereof between the Company and O'Gara Satellite Networks, Ltd.

     "Liquidation" shall mean a distribution in complete liquidation of the Company for federal income tax purposes.

     "O'Gara Exchanging Shareholders" shall mean those shareholders of the Company listed on Exhibit 2.02 hereto who exchange their shares of Company Common Stock for shares of TOC Common Stock pursuant to Section 2.02 hereof.

     "O'Gara Reorganization" shall have the meaning set forth in Section 1.03(b) hereof.

     "O'Gara Subsidiaries" shall mean those direct and indirect subsidiaries of the Company listed on Exhibit 22.01(B) hereto.

     "Person" shall mean any natural person, corporation, business trust, joint venture, limited liability company, association, company, partnership or government, or any agency or political subdivision thereof.

     "Private Letter Ruling" shall mean a private letter ruling from the Internal Revenue Service to the effect that for U.S. federal income tax purposes, among other things, the Reorganization will qualify as tax-free to the Company and its shareholders under Section 351(a) or 368(a)(1)(D) of the Code and the Exchange, Distribution and Liquidation will qualify as tax-free to the Company and its shareholders under Section 355 or 361 of the Code

     "Proxy Statement" shall have the meaning set forth in Section 3.04(a) hereof.

     "Record Date" shall be the close of business on the Exchange Date and shall be after (i) the exchanges provided for in Sections 2.01 and 2.02 hereof have been completed and (ii) the KRCS Exchanging Shareholders and the O'Gara Exchanging Shareholders are no longer holders of record of shares of Company Common Stock.

     "Reorganization" shall have the meaning set forth in Section 1.03(b) hereof.

     "Securify" shall mean Securify Inc., a Delaware corporation.

     "Securify Common Stock" shall mean the common stock, no par value, of Securify.

     "Shared Liabilities" shall mean those liabilities set forth in items (1),
(3), (4), (5) and (6) on Exhibits 1.03(a)(ii) and 1.03(b)(ii) hereof and those items listed on Exhibit A of the Cross-Indemnification Agreement.

     "Special Committee" shall mean the special committee of the Board of Directors of the Company comprised of Marshall S. Cogan, William S. Sessions and Raymond E. Mabus appointed in connection with the Contemplated Transactions.

     "Special Meeting" shall mean the meeting of the Company's shareholders held to vote on the approval of the Contemplated Transactions.

     "Strategic Alliance Agreement" shall mean the Strategic Alliance Agreement dated as of the date hereof between O'Gara-Hess & Eisenhardt Armoring Company and O'Gara Satellite Networks, Ltd.

     "Tax" or "Taxes" shall mean any income, gross income, gross receipts, profits, capital stock, franchise, withholding, payroll, social security, workers compensation, unemployment, disability, property, ad valorem, stamp, excise, severance, occupation, service, sales, use, license, lease, transfer, import, export, value added, alternative minimum, estimated or other similar tax (including any fee, assessment, or other charge in the nature of or in lieu of any tax) imposed by any domestic or foreign governmental entity or political subdivision thereof, and any interest, penalties, additions to tax or additional amounts in respect of the foregoing.

     "Tax Sharing Agreement" shall mean the Tax Sharing Agreement a current draft of which is attached as Exhibit 6.10 hereto, with such changes thereto as may be agreed to by the Company (with the concurrence of the Special Committee), KRCS and TOC.

     "TMO" shall mean Thomas M. O'Gara.

     "TOC" shall mean The O'Gara Company, an Ohio corporation.

     "TOC Assets" shall mean:

          (i) any and all assets that are associated with TOC and the O'Gara Subsidiaries (including without limitation the assets set forth on Exhibit 1.03(b)(i) hereof);

          (ii) the ownership interest in those Business Entities listed on
     Exhibit 22.01(B) hereof;

          (iii) any assets reflected on the TOC Balance Sheet or the accounting records supporting such balance sheet and any assets acquired by or for any member of the TOC Group subsequent to the date of such balance sheet which, had they been so acquired on or before such date and owned as of such date, would have been reflected on such balance sheet if prepared on a consistent basis, subject to any dispositions of any of such assets subsequent to the date of such balance sheet;

          (iv) any assets primarily relating to or used in any terminated or divested Business Entity, business or operation formerly owned or managed by or associated with TOC or any TOC Business, except for those assets primarily relating to or used exclusively in those Business Entities, businesses or operations listed on Exhibit 22.01(A) hereof; or

          (v) any and all assets owned or held immediately prior to the Exchange Date by the Company or any of its subsidiaries primarily relating to the TOC Business. The intention of this clause (v) is only to rectify any inadvertent omission of transfer or conveyance of any asset that, had the parties given specific consideration to such Asset as of the date hereof, would have otherwise been classified as a TOC Asset. No asset shall be deemed to be a TOC Asset solely as a result of this clause (v) if such asset is within the category or type of asset expressly covered by this Agreement or an Ancillary Agreement.

          Notwithstanding the foregoing, the TOC Assets shall not in any event include any and all assets that are expressly contemplated by this Agreement or any Ancillary Agreement (or the Exhibits hereto or thereto) to be KRCS Assets.

          In the event of any inconsistency or conflict which may arise in the application or interpretation of any of the foregoing provisions, for the purpose of determining what is and is not a TOC Asset, any item explicitly included on an Exhibit referred to in this definition of "TOC Assets" shall take priority over any provision of the text hereof.

     "TOC Balance Sheet" shall mean the combined pro forma balance sheet of the TOC Group, including the notes thereto, as of June 30, 2000 included in the TOC Registration Statement.

     "TOC Business" shall mean (i) the businesses of the members of the TOC Group, and (ii) the businesses of Business Entities acquired or established by or for TOC or any of its subsidiaries after the date of this Agreement.

     "TOC Common Stock" shall mean the common stock, par value $0.01 per share, of TOC.

     "TOC Employee" shall mean any individual who is an employee of TOC or any subsidiary of TOC at any time between the Coverage Date and the Distribution Date, inclusive.

     "TOC Group" shall mean TOC and each Business Entity other than Securify which becomes a subsidiary of TOC pursuant to this Agreement.

     "TOC Liabilities" shall mean:

          (i) any and all Liabilities that are expressly identified or referred to in this Agreement or any Ancillary Agreement (or the Exhibits hereto or thereto, including without limitation the Liabilities set forth on Exhibit 1.03(b)(ii) hereto) as Liabilities to be assumed by TOC or any member of the TOC Group, all agreements, obligations and Liabilities of any member of the TOC Group under this Agreement or any of the Ancillary Agreements, and any and all Liabilities arising out of the inclusion of TOC financial information in the KRCS Registration Statement;

          (ii) all Liabilities (other than Taxes), primarily relating to, primarily arising out of or primarily resulting from:

             (A) the operation of the TOC Business, as conducted at any time; or

             (B) any TOC Assets;

        whether arising before, on or after the Exchange Date; and

          (iii) all Liabilities reflected (or that should have been reflected in accordance with generally accepted accounting principles) as liabilities or obligations on the TOC Balance Sheet or the accounting records supporting such balance sheet, and all Liabilities arising or assumed by or for any member of the TOC Group subsequent to the date of such balance sheet which, had they arisen or been assumed on or before such date and been retained as of such date, would have been reflected on such balance sheet, subject to any discharge of such Liabilities subsequent to the date of the TOC Balance Sheet.

     Notwithstanding the foregoing, the TOC Liabilities shall not include any KRCS Liabilities.

     "TOC Registration Statement" shall have the meaning set forth in Section 3.04(a) hereof.

     "TOC Replacement Plans" shall have the meaning set forth in Section 1.05(b)(ii) hereof.

     "WTO" shall mean Wilfred T. O'Gara.

     "Voice & Data Business" shall mean the voice and data communications business of the Company.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date and year first above written.

                                          THE KROLL-O'GARA COMPANY

                                          By: /s/ ABRAM S. GORDON
                                            ------------------------------------
                                          Printed Name: Abram S. Gordon
                                                  ------------------------------
                                          Title: Vice President
                                             -----------------------------------

                                          KROLL RISK CONSULTING
                                          SERVICES, INC.

                                          By: /s/ MICHAEL G. CHERKASKY
                                            ------------------------------------
                                          Printed Name: Michael G. Cherkasky
                                                  ------------------------------
                                          Title: President & Chief Executive
                                                 Officer
                                             -----------------------------------

                                          THE O'GARA COMPANY

                                          By: /s/ ABRAM S. GORDON
                                            ------------------------------------
                                          Printed Name: Abram S. Gordon
                                                  ------------------------------
                                          Title: Vice President
                                             -----------------------------------

                                          /s/ JULES B. KROLL
                                          --------------------------------------
                                          Jules B. Kroll

                                          /s/ THOMAS M. O'GARA
                                          --------------------------------------
                                          Thomas M. O'Gara

                                          /s/ WILFRED T. O'GARA
                                          --------------------------------------
                                          Wilfred T. O'Gara

                                          KRCS EXCHANGING SHAREHOLDERS:

                                          /s/ MICHAEL D. SHMERLING
                                          --------------------------------------
                                          Michael D. Shmerling

                                          /s/ DAVID BUCHLER
                                          --------------------------------------
                                          David Buchler

                                          /s/ SIMON FREAKLEY
                                          --------------------------------------
                                          Simon Freakley

                                          /s/ ROBERT MACDONALD
                                          --------------------------------------
                                          Robert Macdonald

                                          /s/ E. NORBERT GARRETT
                                          --------------------------------------
                                          E. Norbert Garrett

                                          /s/ MARC S. CURVIN
                                          --------------------------------------
                                          Marc S. Curvin

                                          /s/ TEDD AVEY
                                          --------------------------------------
                                          Tedd Avey

                                          /s/ FRANK HOLDER
                                          --------------------------------------
                                          Frank Holder

                                          /s/ MICHAEL A. BEBER
                                          --------------------------------------
                                          Michael A. Beber

                                          /s/ MICHAEL G. CHERKASKY
                                          --------------------------------------
                                          Michael G. Cherkasky

                                          /s/ NAZZARENO E. PACIOTTI
                                          --------------------------------------
                                          Nazzareno E. Paciotti

                                          /s/ DAVID HOLLOWAY
                                          --------------------------------------
                                          David Holloway

                                          /s/ JAMES R. BUCKNAM
                                          --------------------------------------
                                          James R. Bucknam

                                          /s/ RICHARD ROSETTI
                                          --------------------------------------
                                          Richard Rosetti

                                          /s/ MICHAEL SLATTERY, JR.
                                          --------------------------------------
                                          Michael Slattery, Jr.

                                          /s/ SABRINA H. PEREL
                                          --------------------------------------
                                          Sabrina H. Perel

                                          O'GARA EXCHANGING SHAREHOLDERS:

                                          /s/ ABRAM S. GORDON
                                          --------------------------------------
                                          Abram S. Gordon

                                          /s/ NICHOLAS P. CARPINELLO
                                          --------------------------------------
                                          Nicholas P. Carpinello

                                EXHIBIT 1.01(A)

     See Amended and Restated Certificate of Incorporation of KRCS attached hereto.

                              AMENDED AND RESTATED
                        CERTIFICATE OF INCORPORATION OF
                      KROLL RISK CONSULTING SERVICES, INC.

     Kroll Risk Consulting Services, Inc., a corporation organized under the laws of the State of Delaware (the "Corporation"), desires to amend and restate its Certificate of Incorporation as currently in effect, which was originally filed on July 17, 2000 with the Secretary of the State of Delaware. This Amended and Restated Certificate of Incorporation was duly adopted in accordance with
Section 245 of the Delaware General Corporation Law. The Certificate of Incorporation of the Corporation is hereby amended and restated to read in its entirety as follows:

     FIRST: The name of the Corporation is Kroll Risk Consulting Services, Inc. (the "Corporation").

     SECOND: The address of the registered office of the Corporation in Delaware is 1013 Centre Road, City of Wilmington, County of New Castle, and the name of the registered agent of the Corporation at such address is Corporation Service Company.

     THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the "Delaware General Corporation Law").

     FOURTH: The name and mailing address of the Sole Incorporator are as follows:

NAME                                    MAILING ADDRESS
----                                    ---------------
Tahir Nawab                             c/o Kramer Levin Naftalis & Frankel
                                        LLP
                                        919 Third Avenue
                                        New York, New York 10022

     FIFTH: The total number of shares of all classes of stock which the Corporation is authorized to issue is 27,500,000 shares, of which 25,000,000 shall be designated Common Stock, par value $0.01 per share, and 2,500,000 shall be designated Preferred Stock, par value $0.01 per share.

     (a) The Common Stock:

          The holders of Common Stock shall be entitled to one vote for each Share so held and shall be entitled to notice of any stockholders meeting and to vote upon any such matters as provided in the bylaws of the Corporation or as may be provided by law. Except for and subject to those rights expressly granted to holders of Preferred Stock, and except as may be provided by the laws of the State of Delaware, the holders of Common Stock shall have all other rights of stockholders, including, without limitation, (i) the right to receive dividends, when, as and if declared by the Board of Directors of the Corporation, out of assets lawfully available therefor, and (ii) in the event of any distribution of assets upon a liquidation or otherwise, the right to receive all the assets and funds of the Corporation remaining after the payment to the holders of the Preferred Stock, if any, of the specific amounts which they are entitled to receive upon such distribution.

     (b) The Preferred Stock:

          The Board of Directors is hereby expressly authorized to provide for, designate and issue, out of the authorized but unissued shares of Preferred Stock, one or more series of Preferred Stock, subject to the terms and conditions set forth herein. Before any shares of any such series are issued, the Board of Directors shall fix, and hereby is expressly empowered to fix, by resolution or resolutions, the following provisions of the shares of any such series:

             (i) the designation of such series, the number of shares to constitute such series and the stated value thereof, if different from the par value thereof;

             (ii) whether the shares of such series shall have voting rights or powers, in addition to any voting rights required by law, and, if so, the terms of such voting rights or powers, which may be full or limited;

             (iii) the dividends, if any, payable on such series, whether any such dividends shall be cumulative, and, if so, from what dates, the conditions and dates upon which such dividends shall be payable, the preference or relation which such dividends shall bear to the dividends payable on any other series of Preferred Stock or on any other class of stock of the Corporation or any series of such class;

             (iv) whether the shares of such series shall be subject to redemption by the Corporation, and, if so, the times, prices and other conditions of such redemption;

             (v) the amount or amounts payable upon shares of such series upon, and the rights of the holders of such series in, the voluntary or involuntary liquidation, dissolution or winding up, or upon any distribution of the assets, of the Corporation;

             (vi) whether the shares of such series shall be subject to the operation of a retirement or sinking fund and, if so, the extent to and manner in which any such retirement or sinking fund shall be applied to the purchase or redemption of the shares of such series for retirement or other corporate purposes and the terms and provisions relative to the operation thereof;

             (vii) whether the shares of such series shall be convertible into, or exchangeable for, shares of Preferred Stock of any other series or any other class of stock of the Corporation or any series of such class or any other securities and, if so, the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting the same, and any other terms and conditions of such conversion or exchange;

             (viii) the limitations and restrictions, if any, to be effective while any shares of such series are outstanding upon the payment of dividends or the making of other distributions on, and upon the purchase, redemption or other acquisition by the Corporation of, the Common Stock or shares of Preferred Stock of any other series or any other class of stock of the Corporation or any series of such class;

             (ix) the conditions or restrictions, if any, to be effective while any shares of such series are outstanding upon the creation of indebtedness of the Corporation or upon the issuance of any additional stock, including additional shares of such series or of any other series of the Preferred Stock or of any class of stock of the Corporation or any series of such class; and

             (x) any other powers, designations, preferences and relative, participating, optional or other special rights, and any qualifications, limitations or restrictions thereof.

          The powers, designations, preferences and relative, participating, optional or other special rights of each series of Preferred Stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding. The Board of Directors is hereby expressly authorized from time to time to increase (but not above the total number of authorized shares of Preferred Stock) or decrease (but not below the number of shares thereof then outstanding) the number of shares of stock of any series of Preferred Stock designated as any one or more series of Preferred Stock.

     SIXTH: (a) The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors except as otherwise provided herein, in the bylaws of the Corporation or required by law.

     (b) Election of directors need not be by written ballot unless the bylaws of the Corporation shall so provide.

     (c) The number of directors of the Corporation shall be fixed by, or in the manner provided in, the bylaws of the Corporation. Commencing on the effective time of the spin-off (the "Spin-Off") of Kroll Risk Consulting Services, Inc., a Delaware corporation and a wholly-owned subsidiary of The Kroll-O'Gara Company, from the Kroll-O'Gara Company, an Ohio corporation, the directors, other than those who may be elected by the holders of any series of Preferred Stock, shall be classified, with respect to the term for which they severally hold office, into three classes, as nearly equal in number as possible. The initial Class I, II and III directors shall be appointed by the Board of Directors upon the effective time of the Spin-Off. The initial Class I directors shall serve until the first annual meeting of stockholders after the Spin-Off. The initial Class II directors shall serve until the second annual meeting of stockholders after the Spin-Off. The initial Class III directors shall serve until the third annual meeting of stockholders after the Spin-Off. Members of each class shall hold office until their successors are duly elected and qualified or until their earlier death, disqualification, resignation or removal. At each succeeding annual meeting of the stockholders of the Corporation, the successors of the class of directors whose term expires at that meeting shall be elected by a plurality vote of all votes cast at such meeting to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election and until their successors are duly elected and qualified or until their earlier death, disqualification, resignation or removal.

     Notwithstanding the foregoing, whenever the holders of any one or more classes or series of stock issued by the Corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filing of vacancies and other features of such directorships shall be governed by the terms of this Certificate of Incorporation applicable thereto, such directors so elected shall not be divided into classes pursuant to this Article SIXTH and the number of such directors shall not be counted in determining the maximum number of directors permitted under the foregoing provisions of this Article SIXTH, in each case unless expressly provided by such terms. (d) No director of the Corporation shall be removed from his office as a director by vote, consent or other action of the stockholders or otherwise except for cause.

     SEVENTH: (a) Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of the stockholders and may not be effected by a consent in writing by any such stockholders.

     (b) Special meetings of the stockholders of the Corporation may be called only by the Chairman of the Board or the Chief Executive Officer of the Corporation or the Board of Directors pursuant to a resolution approved by the affirmative vote of a majority of directors then in office.

     EIGHTH: A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit. If the Delaware General Corporation Law is amended after the date hereof to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended. No amendment to or repeal of this Article EIGHTH shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment.

     NINTH: (a) The Corporation shall to the fullest extent permitted by Delaware law, as in effect from time to time (but, in the case of any amendment of the Delaware General Corporation Law, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), indemnify each person who is or was a director or officer of the Corporation (or any predecessor) or of any of its wholly-owned subsidiaries who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, or was or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she is or was a director or officer of the Corporation or of any of its subsidiaries, or is or was at any time serving, at the request of the Corporation, any other corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise in any capacity, against all expense, liability and loss (including, but not limited to, attorneys' fees, judgments, fines, excise taxes or penalties with respect to any employee benefit plan or otherwise, and amounts paid or to be paid in settlement) incurred or suffered by such director or officer in connection with such proceeding; provided, however, that the Corporation shall not be obligated to indemnify any person under this Article NINTH in connection with a proceeding (or part thereof) if such proceeding (or part thereof) was initiated by such person, but was not authorized by the Board of Directors of the Corporation against (i) the Corporation or any of its subsidiaries, (ii) any person who is or was a director, officer, employee or agent of the Corporation or any of its subsidiaries and/or (iii) any person or entity which is or was controlled, controlled by or under common control with the Corporation or has or had business relations with the Corporation or any of its subsidiaries. The Corporation may, to the extent authorized from time to time by the Board of Directors, provide rights to indemnification and to the advancement of expenses to employees and agents of the Corporation similar to those conferred in this Article NINTH to directors and officers of the Corporation.

     (b) Expenses incurred by a person who is or was a director or officer of the Corporation (or any predecessor) or any of its wholly-owned Subsidiaries in defending a proceeding shall be paid by the Corporation as they are incurred in advance of the final disposition of such proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Corporation. Such expenses incurred by former directors or officers of the Corporation may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate.

     (c) For purposes of this Article NINTH, the term "Corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed by the Corporation in a consolidation or merger; the term "other enterprise" shall include any corporation, partnership, joint venture, limited liability company, trust or employee benefit plan; service "at the request of the Corporation" shall include, without limitation, service as a director, officer or employee of the Corporation which imposes duties on, or involves service by, such director, officer or employee with respect to an employee benefit plan, its participants or beneficiaries; any excise taxes assessed on a person with respect to an employee benefit plan shall be deemed to be indemnifiable expenses; and action by a person with respect to any employee benefit plan which such person reasonably believes to be in the interest of the participants and beneficiaries of such plan shall be deemed to be action in or not opposed to the best interests of the Corporation.

     (d) Notwithstanding any other provision of this Certificate of Incorporation or the bylaws of the Corporation, no action by the Corporation, either by amendment to or repeal of this Article NINTH or the bylaws of the Corporation or otherwise shall diminish or adversely affect any right or protection granted under this Article NINTH to any director or officer or former director or officer of the

Corporation (or any predecessor) or of any of its wholly-owned subsidiaries which shall have become vested as aforesaid prior to the date that any such amendment, repeal or other corporate action is taken.

     TENTH: (a) Except as provided otherwise by law or in the bylaws of the Corporation, the bylaws of the Corporation may be amended or repealed or new bylaws (not inconsistent with any provision of law or this Certificate of Incorporation) may be adopted by the Board of Directors.

     (b) The bylaws of the Corporation may be amended or repealed at any annual meeting of stockholders, or special meeting of stockholders called for such purpose, by the affirmative vote of a majority of the total votes eligible to be cast on such amendment or repeal by holders of voting stock, voting together as a single class.

     IN WITNESS WHEREOF, the Corporation has caused this Amended and Restated
Certificate of Incorporation to be signed on its behalf this                day
of August, 2000.

                                          KROLL RISK CONSULTING SERVICES, INC.

                                          By:
                                          --------------------------------------
                                          Printed Name:
                                          --------------------------------------
                                          Title:
                                          --------------------------------------

                                EXHIBIT 1.01(B)

     See Bylaws of KRCS attached hereto.

                                     BYLAWS
                                       OF
                      KROLL RISK CONSULTING SERVICES, INC.

                                   ARTICLE I

                                  STOCKHOLDERS

     SECTION 1. Annual Meeting. The annual meeting of stockholders shall be held at the hour, date and place within or without the United States which is fixed by the Board of Directors or an officer designated by the Board of Directors, which time, date and place may subsequently be changed at any time by vote of the Board of Directors.

     SECTION 2. Matters to be Considered at Annual Meetings. At any annual meeting or special meeting of stockholders in lieu thereof (the "Annual Meeting"), only such business shall be conducted, and only such proposals shall be acted upon as shall have been properly brought before such Annual Meeting. To be considered as properly brought before an Annual Meeting, business must be:
(a) specified in the notice of meeting, (b) otherwise properly brought before the meeting by, or at the direction of, the Board of Directors, or (c) otherwise properly brought before the meeting by any holder of record (both as of the time notice of such proposal is given by the stockholder as set forth below and as of the record date for the Annual Meeting in question) of any shares of capital stock of the Corporation entitled to vote at such Annual Meeting on such business who complies with the requirements set forth in this Section 2.

     In addition to any other applicable requirements, for business to be properly brought before an Annual Meeting by a stockholder of record of any shares of capital stock entitled to vote at such Annual Meeting, such stockholder shall: (i) give timely notice as required by this Section 2 to the Secretary of the Corporation, and (ii) be present at such meeting, either in person or by a representative. For the first Annual Meeting following the spin-off (the "Spin-off") of Kroll Risk Consulting Services, Inc., a Delaware corporation and a wholly-owned subsidiary of The Kroll-O'Gara Company, from The Kroll-O'Gara Company, an Ohio corporation, a stockholder's notice shall be timely if delivered to, or mailed to and received by, the Corporation at its principal executive office not later than the close of business on the later of
(A) the 75th day prior to the scheduled date of such Annual Meeting or (B) the 15th day following the day on which public announcement of the date of such Annual Meeting is first made by the Corporation. For all subsequent Annual Meetings, a stockholder's notice shall be timely if delivered to, or mailed to and received by, the Corporation at its principal executive office not less than 75 days nor more than 120 days prior to the anniversary date of the immediately preceding Annual Meeting (the "Anniversary Date"); provided, however, that in the event the Annual Meeting is scheduled to be held on a date more than 30 days before the Anniversary Date or more than 60 days after the Anniversary Date, a stockholder's notice shall be timely if delivered to, or mailed to and received by, the Corporation at its principal executive office not later than the close of business on the later of (A) the 75th day prior to the scheduled date of such Annual Meeting, or (B) the 15th day following the day on which public announcement of the date of such Annual Meeting is first made by the Corporation.

     For purposes of these Bylaws, "public announcement" shall mean: (i) disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service, (ii) a report or other document filed publicly with the Securities and Exchange Commission (including, without limitation, a Form 8-K), or (iii) a letter or report sent to stockholders of record of the Corporation at the close of business on the day of the mailing of such letter or report.

     A stockholder's notice to the Secretary shall set forth as to each matter proposed to be brought before an Annual Meeting: (i) a brief description of the business the stockholder desires to bring before such Annual Meeting and the reasons for conducting such business at such Annual Meeting, (ii) the name and address, as they appear on the Corporation's stock transfer books, of the stockholder proposing such business, (iii) the class and number of shares of the Corporation's capital stock beneficially owned by the stockholder proposing such business, (iv) the names and addresses of the beneficial owners, if any, of any capital stock of the Corporation registered in such stockholder's name on such books, and the class and number of shares of the Corporation's capital stock beneficially owned by such beneficial owners, (v) the names and addresses of other stockholders known by the stockholder proposing such business to support such proposal, and the class and number of shares of the Corporation's capital stock beneficially owned by such other stockholders, and (vi) any material interest of the stockholder proposing to bring such business before such meeting (or any other stockholders known to be supporting such proposal) in such proposal.

     If the Board of Directors or a designated committee thereof determines that any stockholder proposal was not made in a timely fashion in accordance with the provisions of this Section 2 or that the information provided in a stockholder's notice does not satisfy the information requirements of this Section 2 in any material respect, such proposal shall not be presented for action at the Annual Meeting in question. If neither the Board of Directors nor such committee makes a determination as to the validity of any stockholder proposal in the manner set forth above, the presiding officer of the Annual Meeting shall determine whether the stockholder proposal was made in accordance with the terms of this Section
2. If the presiding officer determines that any stockholder proposal was not made in a timely fashion in accordance with the provisions of this Section 2 or that the information provided in a stockholder's notice does not satisfy the information requirements of this Section 2 in any material respect, such proposal shall not be presented for action at the Annual Meeting in question. If the Board of Directors, a designated committee thereof or the presiding officer determines that a stockholder proposal was made in accordance with the requirements of this Section 2, the presiding officer shall so declare at the Annual Meeting and ballots shall be provided for use at the meeting with respect to such proposal.

     Notwithstanding the foregoing provisions of these Bylaws, a stockholder shall also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations thereunder with respect to the matters set forth in this Bylaw, and nothing in this Bylaw shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation's proxy statement, or the Corporation's right to refuse inclusion thereof, pursuant to Rule 14a-8 under the Exchange Act.

     SECTION 3. Special Meetings. Except as otherwise required by law, special meetings of the stockholders of the Corporation may be called only by the Chief Executive Officer of the Corporation or the Board of Directors pursuant to a resolution approved by the affirmative vote of a majority of the Directors then in office.

     SECTION 4. Matters to be Considered at Special Meetings. Only those matters set forth in the notice of the special meeting may be considered or acted upon at a special meeting of stockholders of the Corporation, unless otherwise provided by law.

     SECTION 5. Notice of Meetings; Adjournments. A written notice of all Annual Meetings stating the hour, date and place of such Annual Meetings shall be given by the Secretary (or other person authorized by these Bylaws or by law) not less than 10 days nor more than 60 days before the Annual Meeting, to each stockholder entitled to vote thereat and to each stockholder who, by law or under the Certificate of Incorporation of the Corporation ("Certificate of Incorporation") or under these Bylaws, is entitled to such notice, by delivering such notice to him or by mailing it, postage prepaid, addressed to such stockholder at the address of such stockholder as it appears on the Corporation's stock transfer books. Such notice shall be deemed to be delivered when hand delivered to such address or deposited in the mail so addressed, with postage prepaid.

     Notice of all special meetings of stockholders shall be given in the same manner as provided for Annual Meetings, except that the written notice of all special meetings shall state the purpose or purposes for which the meeting has been called.

     Notice of an Annual Meeting or special meeting of stockholders need not be given to a stockholder if a written waiver of notice is signed before or after such meeting by such stockholder or if such stockholder attends such meeting, unless such attendance was for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting was not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any Annual Meeting or special meeting of stockholders need be specified in any written waiver of notice.

     The Board of Directors may adjourn, postpone and reschedule any previously scheduled Annual Meeting or special meeting of stockholders and any record date with respect thereto, regardless of whether any notice or public disclosure with respect to any such meeting has been sent or made pursuant to Section 2 of this
Article I or Section 3 of Article II of these Bylaws or otherwise. In no event shall the public announcement of an adjournment, postponement or rescheduling of any previously scheduled meeting of stockholders commence a new time period for the giving of a stockholder's notice under Section 2 of this Article I or
Section 3 of Article II of these Bylaws.

     When any Annual Meeting or special meeting of stockholders is convened, the presiding officer may adjourn the meeting if (a) no quorum is present for the transaction of business, (b) the Board of Directors determines that adjournment is necessary or appropriate to enable the stockholders to consider fully information which the Board of Directors determines has not been made sufficiently or timely available to stockholders, or (c) the Board of Directors determines that adjournment is otherwise in the best interests of the Corporation. When any Annual Meeting or special meeting of stockholders is adjourned to another hour, date or place, notice need not be given of the adjourned meeting other than an announcement at the meeting at which the adjournment is taken of the hour, date and place to which the meeting is adjourned; provided, however, that if the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given to each stockholder of record entitled to vote thereat and each stockholder who, by law or under the Certificate of Incorporation or under these Bylaws, is entitled to such notice.

     SECTION 6. Quorum. The holders of shares of voting stock representing a majority of the voting power of the outstanding shares of voting stock issued, outstanding and entitled to vote at a meeting of stockholders, represented in person or by proxy at such meeting, shall constitute a quorum; but if less than a quorum is present at a meeting, the holders of voting stock representing a majority of the voting power present at the meeting or the presiding officer may adjourn the meeting from time to time, and the meeting may be held as adjourned without further notice, except as provided in Section 5 of this Article I. At such adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally noticed. The stockholders present at a duly constituted meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

     SECTION 7. Voting and Proxies. Stockholders shall have one vote for each share of stock entitled to vote owned by them of record according to the books of the Corporation, unless otherwise provided by law or by the Certificate of Incorporation. Stockholders may vote either in person or by written proxy, but no proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. Proxies shall be filed with the Secretary of the meeting before being voted. Except as otherwise limited therein or as otherwise provided by law, proxies shall entitle the persons authorized thereby to vote at any adjournment of such meeting. A proxy with respect to stock held in the name of two or more persons shall be valid if executed by or on behalf of any one of them unless at or prior to the exercise of the proxy the Corporation receives a specific written notice to the contrary from any one of them. A proxy purporting to be executed by or on behalf of a stockholder shall be deemed valid, and the burden of proving invalidity shall rest on the challenger.

     SECTION 8. Action at Meeting. When a quorum is present, any matter properly brought before any meeting of stockholders shall be decided by the vote of a majority of the voting power of shares of voting stock present in person or represented by proxy at such meeting and entitled to vote on such matter, except where a larger vote is required by law, by the Certificate of Incorporation or by these Bylaws. Any election of Directors by stockholders shall be determined by a plurality of the votes cast, except where a larger vote is required by law, by the Certificate of Incorporation or by these Bylaws. The Corporation shall not directly or indirectly vote any shares of its own stock; provided, however, that the Corporation may vote shares which it holds in a fiduciary capacity to the extent permitted by law.

     SECTION 9. Stockholder Lists. The Secretary (or the Corporation's transfer agent or other person authorized by these Bylaws or by law) shall prepare and make, at least 10 days before every Annual Meeting or special meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least 10 days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the hour, date and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

     SECTION 10. Presiding Officer. The Chairman of the Board or if there is no Chairman of the Board, or in his absence, the Chief Executive Officer of the Corporation or, in their absence, such other officer as shall be designated by the Board of Directors shall preside at all Annual Meetings or special meetings of stockholders and shall have the power, among other things, to adjourn such meeting at any time and from time to time, subject to Sections 5 and 6 of this
Article I. The order of business and all other matters of procedure at any meeting of the stockholders shall be determined by the presiding officer.

     SECTION 11. Voting Procedures and Inspectors of Elections. The Corporation shall, in advance of, or at, any meeting of stockholders, appoint one or more inspectors to act at the meeting and make a written report thereof. The Corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the presiding officer shall appoint one or more inspectors to act at the meeting. Any inspector may, but need not, be an officer, employee or agent of the Corporation. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspectors shall perform such duties as are required by the General Corporation Law of the State of Delaware, as amended from time to time, including the counting of all votes and ballots. The inspectors may appoint or retain other persons or entities to assist the inspectors in the performance of the duties of the inspectors. The presiding officer may review all determinations made by the inspector(s), and in so doing the presiding officer shall be entitled to exercise his or her sole judgment and discretion and he or she shall not be bound by any determinations made by the inspector(s). All determinations by the inspector(s) and, if applicable, the presiding officer shall be subject to further review by any court of competent jurisdiction.

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     SECTION 11. No Action by Written Consent.  Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of the stockholders and may not be effected by a consent in writing by any such stockholders.

                                   ARTICLE II

                                   DIRECTORS

     SECTION 1. Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors except as otherwise provided by the Certificate of Incorporation or required by law.

     SECTION 2. Number and Terms. The number of Directors constituting the entire Board of Directors of the Corporation shall not be less than two nor more than ten as fixed by resolution duly adopted from time to time by the Board of Directors.

     Commencing on the effective time of the Spin-off, the Directors shall be classified, with respect to the term for which they severally hold office, into three classes, as nearly equal in number as possible. The initial Class I, II and III Directors shall be appointed by the Board of Directors upon the effective time of the Spin-off. The initial Class I Directors shall serve until the first Annual Meeting after the Spin-off. The initial Class II Directors shall serve until the second Annual Meeting after the Spin-off. The initial Class III Directors shall serve until the third Annual Meeting after the Spin-off. Members of each class shall hold office until their successors are duly elected and qualified or until their earlier death, disqualification, resignation or removal. At each succeeding Annual Meeting, the successors of the class of Directors whose term expires at that meeting shall be elected by a plurality vote of all votes cast at such meeting to hold office for a term expiring at the Annual Meeting held in the third year following the year of their election.

     SECTION 3. Director Nominations. Nominations of candidates for election as Directors of the Corporation at any Annual Meeting may be made only (a) by, or at the direction of, the Board of Directors or (b) by any holder of record (both as of the time notice of such nomination is given by the stockholder as set forth below and as of the record date for the Annual Meeting in question) of any shares of the capital stock of the Corporation entitled to vote for the election of Directors at such Annual Meeting who complies with the timing, informational and other requirements set forth in this Section 3. Any stockholder who seeks to make such a nomination or his representative must be present in person at the Annual Meeting. Only persons nominated in accordance with the procedures set forth in this Section 3 shall be eligible for election as Directors at an Annual Meeting.

     Nominations, other than those made by, or at the direction of, the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary of the Corporation as set forth in this Section 3. For the first Annual Meeting following the Spin-off, a stockholder's notice shall be timely if delivered to, or mailed to and received by, the Corporation at its principal executive office not later than the close of business on the later of (A) the 75th day prior to the scheduled date of such Annual Meeting or (B) the 15th day following the day on which public announcement of the date of such Annual Meeting is first made by the Corporation. For all subsequent Annual Meetings, a stockholder's notice shall be timely if delivered to, or mailed to and received by, the Corporation at its principal executive office not less than 75 days nor more than 120 days prior to the Anniversary Date; provided, however, that in the event the Annual Meeting is scheduled to be held on a date more than 30 days before the Anniversary Date or more than 60 days after the Anniversary Date, a stockholder's notice shall be timely if delivered to, or mailed and received by, the Corporation at its principal executive office not later than the close of business on the later of (i) the 75th day prior to the scheduled date of

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such Annual Meeting or (ii) the 15th day following the day on which public announcement of the date of such Annual Meeting is first made by the Corporation.

     A stockholder's notice to the Secretary shall set forth as to each person whom the stockholder proposes to nominate for election or re-election as a
Director: (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person, (iii) the class and number of shares of the Corporation's capital stock which are beneficially owned by such person on the date of such stockholder notice, (iv) the consent of each nominee to serve as a Director if elected, and (v) such information concerning such person as is required to be disclosed concerning a nominee for election as Director of the Corporation pursuant to the rules and regulations under the Exchange Act. A stockholder's notice to the Secretary shall further set forth as to the stockholder giving such notice: (i) the name and address, as they appear on the Corporation's stock transfer books, of such stockholder and of the beneficial owners (if any) of the Corporation's capital stock registered in such stockholder's name and the name and address of other stockholders known by such stockholder to be supporting such nominee(s), (ii) the class and number of shares of the Corporation's capital stock which are held of record, beneficially owned or represented by proxy by such stockholder and by any other stockholders known by such stockholder to be supporting such nominee(s) on the record date for the Annual Meeting in question (if such date shall then have been made publicly available) and on the date of such stockholder's notice, and (iii) a description of all arrangements or understandings between such stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by such stockholder or in connection therewith.

     If the Board of Directors or a designated committee thereof determines that any stockholder nomination was not timely made in accordance with the terms of this Section 3 or that the information provided in a stockholder's notice does not satisfy the informational requirements of this Section 3 in any material respect, then such nomination shall not be considered at the Annual Meeting in question. If neither the Board of Directors nor such committee makes a determination as to whether a nomination was made in accordance with the provisions of this Section 3, the presiding officer of the Annual Meeting shall determine whether a nomination was made in accordance with such provisions. If the presiding officer determines that any stockholder nomination was not timely made in accordance with the terms of this Section 3 or that the information provided in a stockholder's notice does not satisfy the information requirements of this Section 3 in any material respect, then such nomination shall not be considered at the Annual Meeting in question. If the Board of Directors, a designated committee thereof or the presiding officer determines that a nomination was made in accordance with the terms of this Section 3, the presiding officer shall so declare at the Annual Meeting and such nominee shall be eligible for election at the meeting.

     No person shall be elected by the stockholders as a Director of the Corporation unless nominated in accordance with the procedures set forth in this Section. Election of Directors at the Annual Meeting need not be by written ballot, unless otherwise provided by the Board of Directors or the presiding officer at such Annual Meeting. If written ballots are to be used, ballots bearing the names of all the persons who have been nominated for election as Directors at the Annual Meeting in accordance with the procedures set forth in this Section shall be provided for use at the Annual Meeting.

     SECTION 4. Qualification. No Director need be a stockholder of the Corporation.

     SECTION 5. Vacancies. Any and all vacancies occurring on the Board of Directors, including, without limitation, any vacancy created by reason of an increase in the number of Directors, or resulting from death, resignation, disqualification, removal or any other cause, may be filled by the affirmative vote of a majority of the remaining Directors then in office, even if such remaining Directors constitute

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less than a quorum of the Board of Directors, or if such vacancy is not so filled by the remaining Directors, by the stockholders of the Corporation. Any Director appointed or elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of Directors in which the new directorship was created or the vacancy occurred and until such Director's successor shall have been duly elected and qualified or until his or her earlier death, disqualification, resignation or removal. When the number of Directors is increased or decreased, the Board of Directors shall determine the class or classes to which the increased or decreased number of Directors shall be apportioned; provided, however, that no decrease in the number of Directors shall shorten the term of any incumbent Director unless such Director is removed as permitted in the Certificate of Incorporation. In the event of a vacancy in the Board of Directors, the remaining Directors, except as otherwise provided by law, may exercise the powers of the full Board of Directors until the vacancy is filled.

     SECTION 6. Removal. Directors may be removed from office in the manner provided in the Certificate of Incorporation.

     SECTION 7. Resignation. A Director may resign at any time by giving written notice to the Corporation addressed to the Chief Executive Officer or the Secretary. A resignation shall be effective upon receipt, unless the resignation otherwise provides, and need not be accepted by the Corporation.

     SECTION 8. Regular Meetings. The regular annual meeting of the Board of Directors shall be held, without notice other than this Bylaw, on the same date and at the same place as the Annual Meeting following the close of such meeting of stockholders. Other regular meetings of the Board of Directors may be held at such hour, date and place as the Board of Directors may by resolution from time to time determine without notice other than such resolution.

     SECTION 9. Special Meetings. Special meetings of the Board of Directors may be called, orally or in writing, by or at the request of a majority of the Directors then in office or the Chief Executive Officer of the Corporation. The person calling any such special meeting of the Board of Directors may fix the hour, date and place thereof.

     SECTION 10. Notice of Meetings. Notice of the hour, date and place of all special meetings of the Board of Directors shall be given to each Director by the Secretary or the person calling such meeting, or in case of the death, absence, incapacity or refusal of such person, by the Chief Executive Officer of the Corporation or such other officer as shall be designated by the Board of Directors. Notice of any special meeting of the Board of Directors shall be given to each Director in person, by telephone, or by telex, telecopy, telegram, e-mail or other written form of electronic communication, sent to his business or home address, at least 24 hours in advance of the meeting, or by written notice sent by next-day delivery courier service to his business or home address, at least 48 hours in advance of the meeting. Such notice shall be deemed to be delivered when hand delivered to such address, read to such Director by telephone, deposited in the mail so addressed, with postage thereon prepaid if mailed, dispatched or transmitted if telexed, telecopied, e-mailed or effected by another written form of electronic communication, or when delivered to the telegraph company if sent by telegram.

     When any Board of Directors meeting, either regular or special, is adjourned for 30 days or more, notice of the adjourned meeting shall be given as in the case of an original meeting. It shall not be necessary to give any notice of the hour, date or place of any meeting adjourned for less than 30 days or of the business to be transacted thereat, other than an announcement at the meeting at which such adjournment is taken of the hour, date and place to which the meeting is adjourned.

     A written waiver of notice signed before or after a meeting by a Director and filed with the records of the meeting shall be deemed to be equivalent to notice of the meeting. The attendance of a Director at a meeting shall constitute a waiver of notice of such meeting, except where a Director attends a

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meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because such meeting is not lawfully called or convened. Except as otherwise required by law, by the Certificate of Incorporation or by these Bylaws, neither the business to be transacted at, nor the purpose of, any meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

     SECTION 11. Quorum. At any meeting of the Board of Directors, a majority of the Directors then in office (but in no event less than one-third of the entire Board of Directors) shall constitute a quorum for the transaction of business, but if less than a quorum is present at a meeting, a majority of the Directors present may adjourn the meeting from time to time, and the meeting may be held as adjourned without further notice, except as provided in Section 10 of this Article II. Any business which might have been transacted at the meeting as originally noticed may be transacted at such adjourned meeting at which a quorum is present.

     SECTION 12. Action at Meeting. At any meeting of the Board of Directors at which a quorum is present, a majority of the Directors present may take any action on behalf of the Board of Directors, unless otherwise required by law, by the Certificate of Incorporation or by these Bylaws.

     SECTION 13. Action by Consent. Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting if all members of the Board of Directors consent thereto in writing. Such written consent shall be filed with the records of the meetings of the Board of Directors and shall be treated for all purposes as a vote at a meeting of the Board of Directors.

     SECTION 14. Manner of Participation. Directors may participate in meetings of the Board of Directors by means of conference telephone or similar communications equipment by means of which all Directors participating in the meeting can hear each other, and participation in a meeting in accordance herewith shall constitute presence in person at such meeting for purposes of these Bylaws.

     SECTION 15. Committees. The Board of Directors, by vote of a majority of the Directors then in office, may elect from its number, one or more committees, including but not limited to, an Executive Committee, a Compensation Committee and an Audit Committee, and may delegate thereto some or all of its powers except those which by law, by the Certificate of Incorporation or by these Bylaws may not be delegated. Except as the Board of Directors may otherwise determine, any such committee may make rules for the conduct of its business, but unless otherwise provided by the Board of Directors or in such rules, its business shall be conducted so far as possible in the same manner as is provided by these Bylaws for the Board of Directors. All members of such committees shall hold such offices at the pleasure of the Board of Directors. The Board of Directors may abolish any such committee at any time. Any committee to which the Board of Directors delegates any of its powers or duties shall keep records of its meetings and shall report its action to the Board of Directors. The Board of Directors shall have power to rescind any action of any committee, to the extent permitted by law, but no such rescission shall have retroactive effect.

     SECTION 16. Compensation of Directors. Directors shall receive such compensation for their services as shall be determined by a majority of the Directors then in office provided that Directors who are serving the Corporation as employees and who receive compensation for their services as such, shall not receive any salary or other compensation for their services as Directors of the Corporation.

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                                  ARTICLE III

                                    OFFICERS

     SECTION 1. Enumeration. The officers of the Corporation shall consist of a Chief Executive Officer, a President, a Chief Operating Officer, a Chief Financial Officer, a Secretary and such other officers, including, without limitation, a Treasurer, a Chairman of the Board and one or more Vice-Chairmen of the Board, Vice-Presidents (including Executive Vice Presidents or Senior Vice Presidents), Assistant Vice Presidents, Assistant Treasurers and Assistant Secretaries, as the Board of Directors may determine.

     SECTION 2. Election. At the regular annual meeting of the Board following the annual meeting of stockholders, the Board of Directors shall elect the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, and the Secretary. Other officers may be elected or appointed by the Board of Directors at such regular annual meeting of the Board of Directors or at any other regular or special meeting.

     SECTION 3. Qualification. No officer need be a stockholder or a Director. Any person may occupy more than one office of the Corporation at any time. Any officer may be required by the Board of Directors to give bond for the faithful performance of his duties in such amount and with such sureties as the Board of Directors may determine.

     SECTION 4. Tenure. Except as otherwise provided by the Certificate of Incorporation or by these Bylaws, each of the officers of the Corporation shall hold office until the regular annual meeting of the Board of Directors following the next Annual Meeting and until his successor is elected and qualified or until his earlier death, disqualification, resignation or removal.

     SECTION 5. Resignation. Any officer may resign by giving written notice to the Corporation addressed to the Chief Executive Officer or the Secretary. A resignation shall be effective, upon receipt unless the resignation otherwise provides, and need not be accepted by the Corporation.

     SECTION 6. Removal. Except as otherwise provided by law, the Board of Directors may remove any officer with or without cause at any time.

     SECTION 7. Absence or Disability. In the event of the absence or disability of any officer, the Board of Directors may designate another officer to act temporarily in place of such absent or disabled officer.

     SECTION 8. Vacancies. Any vacancy in any office may be filled for the unexpired portion of the term by the Board of Directors.

     SECTION 9. Powers and Duties. Each of the officers of the Corporation shall, unless otherwise ordered by the Board of Directors, have such powers and duties as generally pertain to the officer's respective office as well as such powers and duties as from time to time may be conferred upon the officer by the Board of Directors.

                                   ARTICLE IV

                                 CAPITAL STOCK

     SECTION 1. Certificates of Stock. Each stockholder shall be entitled to a certificate of the capital stock of the Corporation in such form as may from time to time be prescribed by the Board of Directors. Such certificate shall be signed by the Chairman or Vice-Chairman of the Board or the Chief Executive Officer, the President, the Chief Operating Officer or a Vice President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary. The corporate seal and the signatures by Corporation officers, the transfer agent or the registrar may be facsimiles. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed on such certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the time of its issue. Every certificate for shares of stock which are subject to any restriction on transfer and every certificate issued when the Corporation is authorized to issue more than one class or series of stock shall contain such legend with respect thereto as is required by law.

     SECTION 2. Transfers. Subject to any restrictions on transfer and unless otherwise provided by the Board of Directors, shares of stock may be transferred only on the books of the Corporation by the surrender to the Corporation or its transfer agent of the certificate theretofore properly endorsed or accompanied by a written assignment or power of attorney properly executed, with transfer stamps (if necessary) affixed, and with such proof of the authenticity of signature as the Corporation or its transfer agent may reasonably require.

     SECTION 3. Record Holders. Except as may otherwise be required by law, by the Certificate of Incorporation or by these Bylaws, the Corporation shall be entitled to treat the record holder of stock as shown on its books as the owner of such stock for all purposes, including the payment of dividends and the right to vote with respect thereto, regardless of any transfer, pledge or other disposition of such stock, until the shares have been transferred on the books of the Corporation in accordance with the requirements of these Bylaws.

     It shall be the duty of each stockholder to notify the Corporation of his or her post office address and any changes thereto.

     SECTION 4. Record Date. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof or entitled to receive payments of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date: (1) in the case of determination of stockholders entitled to vote at any meeting of stockholders, shall, unless otherwise required by law, not be more than sixty nor less than ten days before the date of such meeting, and (2) in the case of any other action, shall not be more than sixty days prior to such other action. If no record date is fixed: (1) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which the meeting is held, and (2) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

                                   ARTICLE V

                                INDEMNIFICATION

     The Corporation shall to the fullest extent permitted by Delaware law, as in effect from time to time (but, in the case of any amendment of the Delaware General Corporation Law, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), indemnify each person who is or was a Director or officer of the Corporation (or any predecessor) or of any of its wholly-owned subsidiaries who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, or was or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that such Director or officer is or was a Director, officer, employee or agent of the Corporation or of any of its subsidiaries, or is or was at any time serving, at the request of the Corporation, any other corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise in any capacity, against all expense, liability and loss (including, but not limited to, attorneys' fees, judgments, fines, excise taxes or penalties with respect to any employee benefit plan or otherwise, and amounts paid or to be paid in settlement) incurred or suffered by such Director or officer in connection with such proceeding; provided, however, that the Corporation shall not be obligated to indemnify any person under this Article in connection with a proceeding (or part thereof) if such proceeding (or part thereof) was initiated by such person, but was not authorized by the Board of Directors of the Corporation against (i) the Corporation or any of its subsidiaries, (ii) any person who is or was a Director, officer, employee or agent of the Corporation or any of its subsidiaries and/or (iii) any person or entity which is or was controlled, controlled by or under common control with the Corporation or has or had business relations with the Corporation or any of its subsidiaries.

     Expenses incurred by a person who is or was a Director or officer of the Corporation (or any predecessor) or any of its wholly-owned subsidiaries in defending a proceeding shall be paid by the Corporation as they are incurred in advance of the final disposition of such proceeding upon receipt of an undertaking by or on behalf of such Director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Corporation. Such expenses incurred by former Directors or officers of the Corporation may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate.

     For purposes of this Article, the term "Corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed by the Corporation in a consolidation or merger; the term "other enterprise" shall include, without limitation, any corporation, partnership, joint venture, limited liability company, trust or employee benefit plan; service "at the request of the Corporation" shall include, without limitation, service as a Director, officer or employee of the Corporation which imposes duties on, or involves service by, such Director, officer or employee with respect to an employee benefit plan, its participants or beneficiaries; any excise taxes assessed on a person with respect to an employee benefit plan shall be deemed to be indemnifiable expenses; and action by a person with respect to any employee benefit plan which such person reasonably believes to be in the interest of the participants and beneficiaries of such plan shall be deemed to be action in or not opposed to the best interests of the Corporation.

     Notwithstanding any other provision of these Bylaws, no action by the Corporation, either by amendment to or repeal of this Article or otherwise, shall diminish or adversely affect any right or protection granted under this Article to any Director or officer or former Director or officer of the Corporation (or any predecessor) or of any of its wholly-owned subsidiaries which shall have become vested as aforesaid prior to the date that any such amendment, repeal or other corporate action is taken.

                                   ARTICLE VI

                            MISCELLANEOUS PROVISIONS

     SECTION 1. Fiscal Year. Except as otherwise determined by the Board of Directors, the fiscal year of the Corporation shall end on the last day of December of each year.

     SECTION 2. Seal. The Board of Directors shall have power to adopt and alter the seal of the Corporation.

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

     SECTION 3. Execution of Instruments. All deeds, leases, transfers, contracts, bonds, notes and other obligations to be entered into by the Corporation in the ordinary course of its business without Board of Directors action may be executed on behalf of the Corporation by the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, any Vice President, or any other officer, employee or agent of the Corporation as the Board of Directors may authorize.

     SECTION 4. Voting of Securities. Unless otherwise ordered by the Board of Directors, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, and any Vice President each shall have full power and authority on behalf of the Corporation to attend and to vote at any meeting of stockholders of any corporation or other entity in which this Corporation may hold stock or an ownership interest, and may exercise on behalf of this Corporation any and all of the rights and powers incident to the ownership of such stock or ownership interest at any such meeting and shall have power and authority to execute and deliver proxies, waivers and consents on behalf of the Corporation in connection with the exercise by the Corporation of the rights and powers incident to the ownership of such stock or ownership interest. The Board of Directors, from time to time, may confer like powers upon any other person or persons.

     SECTION 5. Resident Agent. The Board of Directors may appoint a resident agent upon whom legal process may be served in any action or proceeding against the Corporation.

     SECTION 6. Corporate Records. The original or attested copies of the Certificate of Incorporation, Bylaws and records of all meetings of the incorporators, stockholders and the Board of Directors (and committees thereof) and the stock transfer books, which shall contain the names of all stockholders, their record addresses and the number of shares of stock held by each, may be kept outside the State of Delaware and shall be kept at the principal office of the Corporation, at the office of its counsel or at an office of its transfer agent or at such other place or places as may be designated from time to time by the Board of Directors.

     SECTION 7. Certificate of Incorporation. All references in these Bylaws to the Certificate of Incorporation shall be deemed to refer to the Certificate of Incorporation of the Corporation as in effect from time to time (including all certificates and other instruments which are filed with the Secretary of State of the State of Delaware pursuant to the provisions of the Delaware General Corporation Law and which have the effect of amending or supplementing in some respect the Certificate of Incorporation of the Corporation).

     SECTION 8. Amendment of Bylaws.

     (a) Amendment by Directors. Except as provided otherwise by law, these Bylaws may be amended or repealed or new Bylaws (not inconsistent with any provision of law or the Certificate of Incorporation) may be adopted, by the Board of Directors.

     (b) Amendment by Stockholders. These Bylaws may be amended or repealed at any annual meeting of stockholders, or special meeting of stockholders called for such purpose, by the affirmative vote of a majority of the total votes eligible to be cast on such amendment or repeal by holders of voting stock, voting together as a single class.

                        [rest of the page is left blank]

                                EXHIBIT 1.02(A)

     See Amended and Restated Articles of Incorporation of TOC attached hereto.

                              AMENDED AND RESTATED
                           ARTICLES OF INCORPORATION

     FIRST. The name of the corporation is THE O'GARA COMPANY (the
"Corporation").

     SECOND. The place in the State of Ohio where the Corporation's principal office is to be located is the City of Fairfield in Butler County, Ohio.

     THIRD. The purpose for which the Corporation is organized shall be to engage in any lawful act or activity for which corporations may be formed under the Ohio General Corporation Law, Ohio Revised Code sec.sec.,1701.01 et seq.

     FOURTH. The aggregate number of shares of stock which the Corporation shall have authority to issue is Fifteen Million One Hundred Thousand (15,100,000) shares, which shall be divided into two classes, consisting of:

          (a) Fifteen Million (15,000,000) shares of common stock ("Common Stock") with a par value of $.01 per share.

          (b) One Hundred Thousand (100,000) shares of preferred stock ("Preferred Stock") with a par value of $.01 per share.

                             PART ONE: COMMON STOCK

     The shares of Common Stock may be issued at any time or from time to time for such amount of lawful consideration as may be fixed by the Board of Directors. Each holder of Common Stock shall be entitled to one (1) vote for each share of Common Stock held by such holder.

                           PART TWO: PREFERRED STOCK

     Clause 1. Except as otherwise provided by this Article Fourth or by the amendment or amendments adopted by the Board of Directors providing for the issue of any series of Preferred Stock, the Preferred Stock may be issued at any time or from time to time in any amount, not exceeding in the aggregate, including all shares of any and all series thereof theretofore issued, the One Hundred Thousand (100,000) shares of Preferred Stock hereinabove authorized, as Preferred Stock of one or more series, as hereinafter provided, and for such lawful consideration as shall be fixed from time to time by the Board of Directors.

     Clause 2. Authority is hereby expressly granted to the Board of Directors from time to time to adopt amendments to these Articles of Incorporation providing for the issue in one more series of any unissued or treasury shares of the Preferred Stock, and providing, to the fullest extent now or hereafter permitted by the laws of the State of Ohio and notwithstanding the provisions of any other Article of these Articles of Incorporation of the Corporation, in respect of the matters set forth in the following subdivisions (i) to (ix), inclusive, as well as any other rights or matters pertaining to such series:

          (i) The designation and number of shares of such series;

          (ii) Voting rights (to the fullest extent now or hereafter permitted by the laws of the State of Ohio);

          (iii) The dividend rate or rates of such series (which may be a variable rate and which may be cumulative);

          (iv) The dividend payment date or dates of such series;

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

          (v) Redemption rights (to the fullest extent now or hereafter permitted by the laws of the State of Ohio), including the price or prices at which shares of such series may be redeemed;

          (vi) The amount of the sinking fund, if any, to be applied to the purchase or redemption of shares of such series and the manner of its application;

          (vii) The liquidation price or prices of such series;

          (viii) Whether or not the shares of such series shall be made convertible into, or exchangeable for, shares of any other class or classes or of any other series of the same class of stock of the Corporation or any other property, and if made so convertible or exchangeable, the conversion price or prices, or the rates of exchange at which such conversation or exchange may be made and the adjustments thereto, if any; and,

          (ix) Whether or not the issue of any additional shares of such series or any future series in addition to such series shall be subject to any restrictions and, if so, the nature of such restrictions.

Any of the voting rights, dividend rate or rates, dividend payment date or dates, redemption rights and price or prices, sinking fund requirements, liquidation price or prices, conversion or exchange rights and restrictions on issuance of shares of any such series of Preferred Stock may, to the fullest extent now or hereafter permitted by the laws of the State of Ohio, be made dependent upon facts ascertainable outside these Articles of Incorporation or outside the amendment or amendments providing for the issue of such Preferred Stock adopted by the Board of Directors pursuant to authority expressly vested in it by this Article Fourth. If the then-applicable laws of the State of Ohio do not permit the Board of Directors to fix, by the amendment creating a series of Preferred Stock, the voting rights of shares of such series, each holder of a share of such series of Preferred Stock shall, except as may be otherwise provided by law, be entitled to one (1) vote for each share of Preferred Stock of such series held by such holder.

     Clause 3. Before any dividends shall be declared or paid upon or set apart for, or distribution made on, the Common Stock and before any sum shall be paid or set apart for the purchase or redemption of Preferred Stock of any series or for the purchase of the Common Stock, the holders of Preferred Stock of each series shall be entitled to receive accrued dividends declared by the Board of Directors, payable at the rate or rates fixed for such series in accordance with the provisions of this Article Fourth, and no more, from the dividend payment date thereof, or preceding dividend payment date or dates fixed from time to time by the Board of Directors.

     Clause 4. If upon any dissolution, liquidation or winding up of the Corporation or reduction of its capital stock, the assets so to be distributed among the holders of the Preferred Stock pursuant to the provisions of this Article Fourth or of the amendment or amendments providing for the issue of such Preferred Stock adopted by the Board of Directors pursuant to authority expressly vested in it by this Article Fourth shall be insufficient to permit the payment to such holders of the full preferential amounts aforesaid, then the entire assets of the Corporation shall be distributed ratably among the holders of the Preferred Stock in proportion to the full preferential amounts to which they are respectively entitled as aforesaid.

     Clause 5. The term "accrued dividends", whenever used herein with respect to the Preferred Stock of any series, shall be deemed to mean that amount which would have been paid as dividends declared on the Preferred Stock of such series to date had full dividends been paid thereon at the rate fixed for such series in accordance with the provisions of this Article Fourth, less in each case the amount of all dividends declared paid upon the shares of such series.

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     FIFTH. The Corporation shall have the right to amend, alter, change or repeal any provision contained in these Articles of Incorporation or any provision that may be added or inserted in these Articles of Incorporation, provided that:

          (a) Such amendment, alteration, change, repeal, addition or insertion is consistent with law and is accomplished in the manner now or hereafter prescribed by statute or these Articles; and

          (b) Any provision of these Articles of Incorporation which requires, or the change of which requires, the vote or consent of all or a specific number or percentage of the holders of shares of any class or series shall not be amended, altered changed or repealed by any lesser amount, number or percentage of votes or consents of such class or series. Any rights at any time conferred upon the shareholders of the Corporation are granted subject to the provisions of this Article.

     SIXTH. Subject to the provisions of Article Fifth hereof, the affirmative vote of shareholders entitled to exercise a majority of the voting power of the Corporation shall be required to amend these Articles of Incorporation, approve mergers and to take any other action which by law must be approved by a specified percentage of the voting power of the Corporation or of all outstanding shares entitled to vote.

     SEVENTH. No holder of any shares of the Corporation shall have any preemptive rights to subscribe for or to purchase any shares of the Corporation of any class, whether such shares or such class be now or hereafter authorized, or to purchase or subscribe for any security convertible into, or exchangeable for, shares of any class or to which shall be attached or appertained any warrants or rights entitling the holder thereof to purchase or subscribe for shares of any class.

     EIGHTH. Subject to the provisions of Article Fourth hereof, the Corporation, through its Board of Directors, shall have the right and power to purchase any of its outstanding shares at such price and upon such terms as may be agreed upon between the Corporation and any selling shareholder.

     NINTH. No shareholder shall have the right to vote cumulatively in the election of directors.

     TENTH. These Amended and Restated Articles of Incorporation shall take the place of and supersede the existing Articles of Incorporation.

                                EXHIBIT 1.02(B)

     See the Code of Regulations of TOC attached hereto.

                              CODE OF REGULATIONS
                                       OF
                               THE O'GARA COMPANY

                                   ARTICLE I

                                  SHAREHOLDERS

Section 1. Annual Meetings.

     The Annual Meeting of the shareholders of this Corporation, for the election of the Board of Directors and the transaction of such other business as may properly be brought before such meeting, shall be held at the time, date and place designated by the Board of Directors or, if it shall so determine, by the Chairman of the Board or the President. If the Annual Meeting is not held or if Directors are not elected thereat, a Special Meeting may be called and held for that purpose.

Section 2. Special Meetings.

     Special meetings of the shareholders may be held on any business day when called by the Chairman of the Board, the President, a majority of Directors or persons holding fifty percent of all voting power of the Corporation and entitled to vote at such meeting.

Section 3. Place of Meetings.

     Any meeting of shareholders may be held at such place within or without the State of Ohio as may be designated in the Notice of said meeting.

Section 4. Notice of Meeting and Waiver of Notice

     4.1 Notice. Written notice of the time, place and purposes of any meeting of shareholders shall be given to each shareholder entitled thereto not less than seven (7) days nor more than sixty (60) days before the date fixed for the meeting and as prescribed by law. Such notice shall be given either by personal delivery or mail to the shareholders at their respective addresses as they appear on the records of the Corporation. Notice shall be deemed to have been given on the day mailed. If any meeting is adjourned to another time or place, no notice as to such adjourned meeting need be given other than by announcement at the meeting at which such an adjournment is taken. No business shall be transacted at any such adjourned meeting except as might have been lawfully transacted at the meeting at which such adjournment was taken.

     4.2 Notice to Joint Owners. All notices with respect to any shares to which persons are entitled by joint or common ownership may be given to that one of such persons who is named first upon the books of this Corporation, and notice so given shall be sufficient notice to all the holders of such shares.

     4.3 Waiver. Notice of any meeting may be waived in writing by any shareholder either before or after any meeting, or by attendance at such meeting without protest to its commencement.

Section 5. Shareholders Entitled to Notice and to Vote.

     If a record date shall not be fixed, the record date for the determination of shareholders entitled to notice of or to vote at any meeting of shareholders shall be the date next preceding the day on which notice is given, or the date next preceding the day on which the meeting is held, as the case may be.

Section 6. Quorum and Voting.

     The holders of shares entitling them to exercise a majority of the voting power of the Corporation, present in person or by proxy, shall constitute a quorum for any meeting. The shareholders present in person or by proxy, whether or not a quorum be present, may adjourn the meeting from time to time without notice other than by announcement at the meeting.

     In any other matter brought before any meeting of shareholders, the affirmative vote of the holders of shares representing a majority of the votes actually cast shall be the act of the shareholders provided, however, that no action required by law, the Articles, or these Regulations to be authorized or taken by the holders of a designated proportion of the shares of the Corporation may be authorized or taken by a lesser proportion.

Section 7. Organization of Meetings.

     7.1 Presiding Officer. The Chairman of the Board, or in the Chairman of the Board's absence the President, or the person designated by the Board of Directors, shall call all meetings of the shareholders to order and shall act as Chairman thereof; if all are absent, the shareholders shall elect a Chairman.

     7.2 Minutes. The Secretary of the Corporation, or in the Secretary's absence, an Assistant Secretary, or, in the absence of both, a person appointed by the Chairman of the meeting, shall act as Secretary of the meeting and shall keep and make a record of the proceedings thereat.

Section 8. Voting.

     Except as provided by statute or in the Articles, every shareholder entitled to vote shall be entitled to cast one vote on each proposal submitted to the meeting for each share held of record on the record date for the determination of the shareholders entitled to vote at the meeting.

Section 9. Proxies.

     A person who is entitled to attend a shareholders' meeting, to vote thereat or to execute consents, waivers and releases, may be represented at such meeting or vote thereat, and execute consents, waivers and releases and exercise any of the person's rights, by proxy or proxies appointed by a writing signed by such person, or by his duly authorized attorney which may be transmitted physically or by facsimile.

Section 10. List of Shareholders.

     At any meeting of shareholders a list of shareholders, alphabetically arranged, showing the number and classes of shares held by each on the record date applicable to such meeting, shall be produced upon the request of any shareholder.

                                   ARTICLE II

                                   DIRECTORS

Section 1. General Powers.

     The authority of this Corporation shall be exercised by or under the direction of the Board of Directors, except where the law, the Articles or these Regulations require action to be authorized or taken by the shareholders.

Section 2. Election, Number and Qualification of Directors.

     2.1 Election. The Directors shall be elected at the Annual Meeting of the shareholders, or if not so elected, at a special meeting of shareholders. The only candidates who shall be eligible for election at such meeting shall be those who have been nominated by or at the direction of the Board of Directors (which nominations shall be either made at such meeting or disclosed in a proxy statement, or supplement thereto, distributed to shareholders for such meeting) and those who have been nominated at such meeting by a shareholder who has complied with the procedures set forth in this Section 2. A shareholder may make a nomination for the office of director only if such shareholder has first delivered or sent by certified mail, return receipt requested, to the Secretary of the Corporation notice in writing at least five and no more than thirty days prior to such meeting of shareholders, which notice shall set forth or be accompanied by (a) the name and residence of such shareholder; (b) a representation that such shareholder is a holder of record of voting stock of the Corporation and intends to appear in person or by proxy at such meeting to nominate the person or persons specified in the notice; (c) the name and residence of each such nominee; and (d) the consent of such nominee to serve as director if so elected. The Chairman of the meeting may, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the foregoing procedure, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.

     2.2 Number. The number of Directors, which shall not be less than the lesser of three or the number of shareholders of record, may be fixed or changed at a meeting of the shareholders called for the purpose of electing Directors at which a quorum is present, by the affirmative vote of the holders of a majority of the shares represented at the meeting and entitled to vote on such proposal. In addition, the number of Directors may be fixed or changed by action of the Directors at any meeting of Directors at which a quorum is present by a majority vote of the Directors present at the meeting. The Directors then in office may fill any Director's office that is created by an increase in the number of Directors. The number of Directors elected shall be deemed to be the number of Directors fixed unless otherwise fixed by resolution adopted at the meeting at which such Directors are elected.

     2.3 Qualifications.  Directors need not be shareholders of the Corporation.

Section 3. Term of Office of Directors.

     3.1 Term. Each Director shall hold office until the next Annual Meeting of the shareholders and until a Director's successor has been elected or until a Director's earlier resignation, removal from office or death. Directors shall be subject to removal as provided by statute or by other lawful procedures and nothing herein shall be construed to prevent the removal of any or all Directors in accordance therewith.

     3.2 Resignation. A resignation from the Board of Directors shall be deemed to take effect immediately upon its being received by any incumbent corporate officer other than an officer who is also the resigning Director, unless some other time is specified therein.

     3.3 Vacancy. In the event of any vacancy in the Board of Directors for any reason, the remaining Directors, though less than a majority of the whole Board, may fill any such vacancy for the unexpired term.

Section 4. Meetings of Directors.

     4.1 Regular Meetings. A regular meeting of the Board of Directors shall be held immediately following the adjournment of the meeting of shareholders at which Directors are elected. The holding of such shareholders' meeting shall constitute notice of such Directors' meeting and such meeting shall be held without further notice. Other regular meetings of the Board of Directors shall be held at such times and places as may be fixed by the Directors.

     4.2 Special Meetings. Special meetings of the Board of Directors may be held at any time upon call of the Chairman of the Board, the President or any two Directors.

     4.3 Place of Meeting. Any meeting of Directors may be held at such place within or without the State of Ohio as may be designated in the notice of said meeting.

     4.4 Notice of Meeting and Waiver of Notice. Notice of the time and place of any regular or special meeting of the Board of Directors shall be given to each Director by personal delivery, telephone, facsimile transmission or mail at least forty-eight hours before the meeting, which notice need not specify the purpose of the meeting.

Section 5. Quorum and Voting.

     At any meeting of Directors, not less than one-half of the whole authorized number of Directors is necessary to constitute a quorum for such meeting, except that a majority of the remaining Directors in office shall constitute a quorum for filling a vacancy in the Board. At any meeting at which a quorum is present, all acts, questions and business which may come before the meeting shall be determined by a majority of votes cast by the Directors present at such meeting, unless the vote of a greater number is required by the Articles or Regulations.

Section 6. Committees.

     6.1 Appointment. The Board of Directors may from time to time appoint certain of its members to act as a committee or committees in the intervals between meetings of the Board and may delegate to such committee or committees power to be exercised under the control and direction of the Board. Each committee shall be composed of at least three directors unless a lesser number is allowed by law. Each such committee and each member thereof shall serve at the pleasure of the Board.

     6.2 Executive Committee. In particular, the Board of Directors may create from its membership and define the powers and duties of an Executive Committee. During the intervals between meetings of the Board of Directors, the Executive Committee shall possess and may exercise all of the powers of the Board of Directors in the management and control and the business of the Corporation to the extent permitted by law. All action taken by the Executive Committee shall be reported to the Board of Directors at its first meeting thereafter.

     6.3 Committee Action. Unless otherwise provided by the Board of Directors, a majority of the members of any committee appointed by the Board of Directors pursuant to this Section shall constitute a quorum at any meeting thereof and the act of a majority of the members present at a meeting at which a quorum is present shall be the act of such committee. Any such committee shall prescribe its own rules for calling and holding meetings and its method of procedure, subject to any rules prescribed by the Board of Directors, and shall keep a written record of all action taken by it.

Section 7. Action of Directors Without a Meeting.

     Any action which may be taken at a meeting of Directors or any committee thereof may be taken without a meeting if authorized by a writing or writings signed by all the Directors or all of the members of the particular committee, which writing or writings shall be filed or entered upon the records of the Corporation.

Section 8. Compensation of Directors.

     The Board of Directors may allow compensation to directors for performance of their duties and for attendance at meetings or for any special services, may allow compensation to members of any committee, and may reimburse any Director for the Director's expenses in connection with attending any Board or committee meeting.

Section 9. Relationship with Corporation.

     Directors shall not be barred from providing professional or other services to the Corporation. No contract, action or transaction shall be void or voidable with respect to the Corporation for the reason that it is between or affects the Corporation and one or more of its Directors, or between or affects the Corporation and any other person in which one or more of its Directors are directors, trustees or officers or have a financial or personal interest, or for the reason that one or more interested Directors participate in or vote at the meeting of the Directors or committee thereof that authorizes such contract, action or transaction, if in any such case any of the following apply:

          (i) the material facts as to the Director's relationship or interest and as to the contract, action or transaction are disclosed or are known to the Directors or the committee and the Directors or committee, in good faith, reasonably justified by such facts, authorize the contract, action or transaction by the affirmative vote of a majority of the disinterested Directors, even though the disinterested Directors constitute less than a quorum;

          (ii) the material facts as to the Director's relationship or interest and as to the contract, action or transaction are disclosed or are known to the shareholders entitled to vote thereon and the contract, action or transaction is specifically approved at a meeting of the shareholders held for such purpose by the affirmative vote of the holders of shares entitling them to exercise a majority of the voting power of the Corporation held by persons not interested in the contract, action or transaction; or

          (iii) the contract, action or transaction is fair as to the Corporation as of the time it is authorized or approved by the Directors, a committee thereof or the shareholders.

                                  ARTICLE III

                                    OFFICERS

Section 1. General Provisions.

     The Board of Directors shall elect a Chairman of the Board, a President, a Secretary, a Treasurer, one or more Vice Presidents, and such other officers and assistant officers as the Board may from time-to-time deem necessary. The Chairman of the Board, if any, shall be a Director, but none of the other officers needs to be a Director. Any two or more offices may be held by the same person, but no officer shall execute, acknowledge or verify any instrument in more than one capacity if such instrument is required to be executed, acknowledged or verified by two or more officers.

Section 2. Powers and Duties.

     All officers, as between themselves and the Corporation, shall respectively have such authority and perform such duties as are customarily incident to their respective offices, and as may be specified from time to time by the Board of Directors regardless of whether such authority and duties are customarily incident to such office. In the absence of any officer of the Corporation, or for any other reason the

Board of Directors may deem sufficient, any or all of the powers or duties of such officer may be delegated to any other officer or to any Director. The Board of Directors may from time to time delegate to any officer authority to appoint and remove subordinate officers and to prescribe their authority and duties.

Section 3. Term of Office and Removal.

     3.1 Term. Each officer of the Corporation shall hold office at the pleasure of the Board of Directors and, unless sooner removed by the Board of Directors, until the meeting of the Board of Directors following the date of election of Directors and until his or her successor is elected and qualified.

     3.2 Removal. The Board of Directors may remove any officer at any time with or without cause by the affirmative vote of a majority of Directors in office.

Section 4. Compensation of Officers.

     The Directors shall establish the compensation of officers and employees or may, to the extent not prohibited by law, delegate such authority to one or more officers or Directors as they determine.

                                   ARTICLE IV

                                INDEMNIFICATION

Section 1. Right to Indemnification.

     Each person who was or is made a party or is threatened to be made a party to or is otherwise involved (including, without limitation, as a witness) in any actual or threatened action, suit, or proceeding, whether civil, criminal, administrative, or investigative (hereinafter a "proceeding"), by reason of the fact that such person is or was a director or officer of the Corporation or that, being or having been such a director or officer of the Corporation, such person is or was serving at the request of an executive officer of the Corporation as a director, officer, partner, employee, or agent of another corporation or of a partnership, joint venture, trust, limited liability company, or other enterprise, including service with respect to an employee benefit plan (hereinafter an "indemnitee"), whether the basis of such proceeding is alleged action in an official capacity as such a director, officer, partner, employee, or agent, shall be indemnified and held harmless by the Corporation to the fullest extent permitted by the General Corporation Law of Ohio, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than permitted prior thereto), or by other applicable law as then in effect, against all expense, liability, and loss (including, without limitation, attorneys' fees, costs of investigation, judgments, fines, excise taxes or penalties arising under the Employee Retirement Income Security Act of 1974 ("ERISA") or other federal or state acts) actually incurred or suffered by such indemnitee in connection therewith and such indemnification shall continue as to an indemnitee who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the indemnitee's heirs, executors, and administrators. Except as provided in Section 2 with respect to proceedings seeking to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized or ratified by the Board of Directors of the Corporation.

     The right to indemnification conferred in this Section 1 shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition (hereinafter an "advancement of expenses"). An advancement of expenses incurred by an indemnitee in such person's capacity as a director, officer or employee (and not in any other capacity in which service was or is rendered by such indemnitee including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such indemnitee to repay all amounts so advanced if it is proved by clear and convincing evidence in a court of competent jurisdiction that such indemnitee's omission or failure to act involved an act or omission undertaken with deliberate intent to cause injury to the Corporation or undertaken with reckless disregard for the best interests of the Corporation. An advancement of expenses shall not be made if the Corporation's Board of Directors makes a good faith determination that such payment would violate applicable law or public policy.

Section 2. Right of Indemnitee to Bring Suit.

     If a claim under Section 1 is not paid in full by the Corporation within sixty days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall also be entitled to be paid the expense of prosecuting or defending such suit. The indemnitee shall be presumed to be entitled to indemnification under this Article IV upon submission of a written claim (and, in an action brought to enforce a claim for an advancement of expenses, where the required undertaking has been tendered to the Corporation), and thereafter the Corporation shall have the burden of proof to overcome the presumption that the indemnitee is not so entitled. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its shareholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel or its shareholders) that the indemnitee is not entitled to indemnification shall be a defense to the suit or create a presumption that the indemnitee is not so entitled.

Section 3. Nonexclusivity and Survival of Rights.

     The rights to indemnification and to the advancement of expenses conferred in this Article IV shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provisions of the Articles of Incorporation, Code of Regulations, agreement, vote of shareholders or disinterested directors, or otherwise.

     Notwithstanding any amendment to or repeal of this Article IV, or of any of the procedures established by the Board of Directors pursuant to Section 7, any indemnitee shall be entitled to indemnification in accordance with the provisions hereof and thereof with respect to any acts or omissions of such indemnitee occurring prior to such amendment or repeal.

     Without limiting the generality of the foregoing paragraph, the rights to indemnification and to the advancement of expenses conferred in this Article IV shall, notwithstanding any amendment to or repeal of this Article IV, inure to the benefit of any person who otherwise may be entitled to be indemnified pursuant to this Article IV (or the estate or personal representative of such person) for a period of six years after the date such person's service to or in behalf of the Corporation shall have terminated or for such longer period as may be required in the event of a lengthening in the applicable statute of limitations.

Section 4. Insurance, Contracts, and Funding.

     The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee, or agent of the Corporation or another corporation, partnership, joint venture, trust, or other enterprise against any expense, liability, or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability, or loss under the General Corporation Law of Ohio. The Corporation may enter into contracts with any indemnitee in furtherance of the provisions of this Article IV and may create a trust fund, grant a security interest, or use other means (including, without limitation, a letter of credit) to ensure the payment of such amounts as may be necessary to effect indemnification as provided in this Article IV.

Section 5. Persons Serving Other Entities.

     Any person who is or was a director, officer, or employee of the Corporation who is or was serving (i) as a director or officer of another corporation of which a majority of the shares entitled to vote in the election of its directors is held by the Corporation or a wholly-owned subsidiary of the Corporation, or (ii) in an executive or management capacity in a partnership joint venture, trust, limited liability company or other enterprise of which the Corporation or a wholly-owned subsidiary of the Corporation is a general partner or member or has a majority ownership shall be deemed to be so serving at the request of an executive officer of the Corporation and entitled to indemnification and advancement of expenses under Section 1.

Section 6. Indemnification of Employees and Agents of the Corporation.

     The Corporation may, by action of its Board of Directors, authorize one or more executive officers to grant rights to advancement of expenses to employees or agents of the Corporation on such terms and conditions no less stringent than provided in Section 1 hereof as such officer or officers deem appropriate under the circumstances. The Corporation may, by action of its Board of Directors, grant rights to indemnification and advancement of expenses to employees or agents or groups of employees or agents of the Corporation with the same scope and effect as the provisions of this Article IV with respect to the indemnification and advancement of expenses of directors and officers of the Corporation; provided, however, that an undertaking shall be made by an employee or agent only if required by the Board of Directors.

Section 7. Procedures for the Submission of Claims.

     The Board of Directors may establish reasonable procedures for the submission of claims for indemnification pursuant to this Article IV, determination of the entitlement of any person thereto, and review of any such determination. Such procedure, shall be set forth in an appendix to these Code of Regulations and shall be deemed for all purposes to be a part hereof.

                                   ARTICLE V

                                   AMENDMENTS

     This Code of Regulations may be amended by the affirmative vote or the written consent of the shareholders entitled to exercise a majority of the voting power on such proposal. If an amendment is adopted by written consent the Secretary shall mail a copy of such amendment to each shareholder who would be entitled to vote thereon and did not participate in the adoption thereof. This Code of Regulations may also be amended by the affirmative vote of a majority of the Directors to the extent permitted by Ohio law at the time of such amendment.

                               EXHIBIT 1.03(a)(i)

     On or before the Exchange Date, the Company shall contribute to KRCS all of the outstanding stock it holds in the Kroll Subsidiaries and to KRCS all of the KRCS Assets which are held by the Company, and all of its right, title and interest in and to KRCS's allocable portion of the shared assets listed below. The Company shall use the June 30, 2000 balance sheet to allocate cash and other assets at that date.

     1. $6,259,743.00 (cash at June 30, 2000) which shall be allocated 41.492% ($2,597,293.00) to TOC and 58.508% ($3,662,450.00) to KRCS. Effective as of July
1, 2000, the Company shall maintain separate accounting records for the TOC Group and the KRCS Group so that cash will be allocated to the KRCS Group if the cash relates to, or is collected by, a Kroll Subsidiary and to the TOC Group if the cash relates to, or is collected by, an O'Gara Subsidiary.

     2. The Company shall contribute 7,500,000 shares of Securify Common Stock that it holds to KRCS.

     3. The operating leases designated as "Split to KRCS" set forth on the attached list of the Summary of Jacom Lease Schedule, Master Lease Agreement 9943, relating to assets that will be contributed to KRCS, shall be assigned to, and assumed by, KRCS.

     4. To the extent that any software information technology assets ("IT Assets") are not KRCS Assets or TOC Assets, KRCS and TOC agree to allocate such IT Assets so as to maximize the value and utility of such IT Assets.

     5. The Kroll-O'Gara logo and all trademarks and tradenames used by, or relating to, the Kroll Subsidiaries shall be contributed to KRCS, including the intellectual property listed on the attached list.

     6. An undivided interest in all other assets that are not specifically identified and allocated on this Exhibit 1.03(a)(i) or elsewhere in this Agreement but that are assets of the Company shall be allocated 41.492% to TOC and 58.508% to KRCS.

                            THE KROLL-O'GARA COMPANY

          SUMMARY OF JACOM LEASE SCHEDULE, MASTER LEASE AGREEMENT 9943

SCHEDULE      DATE      EQUIPMENT LEASED PURSUANT TO SCHEDULE   LEASE TERM  MONTHLY PMT   SPLIT TO
--------      ----      -------------------------------------   ----------  -----------   --------
    1      10/20/1999  Sun I-Planet E-Mail System               36 months     $ 5,567       SPSG

    2      10/20/1999  HP-Elite System                          48 months     $17,782       KRCS
                       HP-JDEdwards System                                                  SPSG

    3      09/13/1999  Nortel Meridian Phone System-Fairfield   48 months     $ 7,632       SPSG
                       Nortel Meridian Phone System-New York                                KRCS

    4                  Not used

    5      11/05/1999  Kins/Crisis Phone System                 48 months     $   766       KRCS

    6      12/01/1999  Laptops and other computer equipment in
                       NY/Nashville                             36 months     $ 2,052       KRCS

    7      06/13/2000  PC equipment at Fairfield (HP vectra
                       system)                                  30 months     $ 1,930       SPSG

    8      12/28/1999  Computer Equipment at Lindquist Avey     36 months     $ 5,673       KRCS

    9      03/24/2000  Computer Equipment at Fairfield          36 months     $   675       SPSG

   10      02/02/2000  Workstations and Desks in New York       60 months     $ 5,450       KRCS

                                                             COUNTY/
OWNER                                   MARK               JURISDICTION   CLASS(ES)   STATUS
-----                                   ----               ------------   ---------   ------
The Kroll-O'Gara Company    KROLL BACKGROUND AMERICA      Canada           n/a        Pending
The Kroll-O'Gara Company    KROLL BACKGROUND AMERICA      United Kingdom   n/a        Pending
The Kroll-O'Gara Company    KBUK                          United Kingdom   n/a        Pending
The Kroll-O'Gara Company    KROLL                         Ecuador           16        Pending
The Kroll-O'Gara Company    KROLL                         Ecuador           35        Pending
The Kroll-O'Gara Company    KROLL                         Ecuador           36        Pending
The Kroll-O'Gara Company    KROLL                         Ecuador           42        Pending
The Kroll-O'Gara Company    KROLL                         Singapore        n/a        Pending
The Kroll-O'Gara Company    KROLL                         South Africa     n/a        Pending
The Kroll-O'Gara Company    KROLL BACKGROUND AMERICA      United States     42        Pending
The Kroll-O'Gara Company    KROLL LABORATORY SPECIALISTS  United States     42        Pending
The Kroll-O'Gara Company    KROLL TRAVEL WATCH            United States    n/a        Pending
The Kroll-O'Gara Company    TOTAL BUSINESS CONTROLS       United States    n/a        Pending

                              EXHIBIT 1.03(a)(ii)

     On or before the Exchange Date, KRCS shall assume from the Company the KRCS Liabilities, and its allocable portion of the Shared Liabilities, including without limitation the following Company liabilities:

     1. Corporate Expenses that accrue through the Distribution Date shall be allocated 41.492% to TOC and 58.508% to KRCS. "Corporate Expenses" shall include the funding of Securify, general corporate accounting matters, general corporate legal expenses, corporate communication costs (long distance and data communication charges), costs of maintaining the Company's 401(k) Plan, costs of maintaining the Company's insurance policies, fees and expenses of the Board of Directors of the Company, and bank fees charged for maintaining the corporate bank account. Corporate Expenses shall specifically exclude the costs and expenses of the Reorganization which shall be allocated pursuant to Article XII of the Agreement.

     2. Any amounts due under Company capitalized leases or purchase money obligations relating to equipment contributed to KRCS or maintained by a Kroll Subsidiary shall be allocated to and assumed by KRCS.

     3. An undivided interest in all other liabilities that are not specifically identified and allocated on this Exhibit 1.03(a)(ii) or elsewhere in this Agreement but that are liabilities of the Company shall be allocated 41.492% to TOC and 58.508% to KRCS.

     4. Any and all liabilities to make payments to Dissenters as required by law and any other liabilities and expenses relating to shareholders' rights of appraisal in connection with the contemplated Transactions as set forth on Exhibit A to the Cross-Indemnification Agreement.

     5. Fees and expenses in connection with this Agreement as set forth in
Article XII hereof.

     6. The percentage provided in Section 1.04 of this Agreement to be assumed by KRCS of (i) the Company's indebtedness under its credit agreement with KeyBank National Association and (ii) the $35,000,000 principal amount of, plus any interest and prepayment penalty on, the Company's Senior Notes due May 30, 2004, as provided in Section 1.04 of this Agreement.

                               EXHIBIT 1.03(b)(i)

     On or before the Exchange Date, the Company shall contribute to TOC all of the outstanding stock it holds in the O'Gara Subsidiaries and to TOC all of the TOC Assets which are held by the Company, and all of its right, title and interest in and to TOC's allocable portion of the shared assets listed below. The Company shall use the June 30, 2000 balance sheet to allocate cash and other assets at that date.

     1. $6,259,743.00 (cash at June 30, 2000) which shall be allocated 41.492% ($2,597,293.00) to TOC and 58.508% ($3,662,450.00) to KRCS. Effective as of July
1, 2000, the Company shall maintain separate accounting records for TOC and KRCS so that cash will be allocated to the KRCS Group if the cash relates to, or is collected by, a Kroll Subsidiary and to the TOC Group if the cash relates to, or is collected by, an O'Gara Subsidiary.

     2. The Company shall contribute 11,250,000 shares of Securify Common Stock that it holds to TOC.

     3. The operating leases designated as "Split to SPSG" set forth on the attached list of the Summary of Jacom Lease Schedule, Master Lease Agreement 9943, relating to assets that will be contributed to TOC, shall be assigned to, and assumed by, TOC.

     4. To the extent that any IT Assets are not KRCS Assets or TOC Assets, KRCS and TOC agree to allocate such IT Assets so as to maximize the value and utility of such IT Assets.

     5. All trademarks and tradenames used by, or relating to, the O'Gara Subsidiaries shall be contributed to TOC.

     6. An undivided interest in all other assets that are not specifically identified and allocated on this Exhibit 1.03(b)(i) or elsewhere in this Agreement but that are assets of the Company shall be allocated 41.492% to TOC and 58.508% to KRCS.

                            THE KROLL-O'GARA COMPANY

          SUMMARY OF JACOM LEASE SCHEDULE, MASTER LEASE AGREEMENT 9943

SCHEDULE      DATE      EQUIPMENT LEASED PURSUANT TO SCHEDULE   LEASE TERM  MONTHLY PMT   SPLIT TO
--------      ----      -------------------------------------   ----------  -----------   --------
    1      10/20/1999  Sun I-Planet E-Mail System               36 months     $ 5,567       SPSG

    2      10/20/1999  HP-Elite System                          48 months     $17,782       KRCS
                       HP-JDEdwards System                                                  SPSG

    3      09/13/1999  Nortel Meridian Phone System-Fairfield   48 months     $ 7,632       SPSG
                       Nortel Meridian Phone System-New York                                KRCS

    4                  Not used

    5      11/05/1999  Kins/Crisis Phone System                 48 months     $   766       KRCS

    6      12/01/1999  Laptops and other computer equipment in
                       NY/Nashville                             36 months     $ 2,052       KRCS

    7      06/13/2000  PC equipment at Fairfield (HP vectra
                       system)                                  30 months     $ 1,930       SPSG

    8      12/28/1999  Computer Equipment at Lindquist Avey     36 months     $ 5,673       KRCS

    9      03/24/2000  Computer Equipment at Fairfield          36 months     $   675       SPSG

   10      02/02/2000  Workstations and Desks in New York       60 months     $ 5,450       KRCS

                                                             COUNTY/
OWNER                                   MARK              JURISDICTION   CLASS(ES)     STATUS
-----                                   ----              ------------   ---------     ------
O'Gara Satellite Networks   O'GARA SATELLITE NETWORKS     United States    9, 38     Registered
Limited                     AND DESIGN
The Kroll-O'Gara Company    O'GARA-HESS & EISENHARDT      United States   12, 40,     Pending
                                                                            41
The Kroll-O'Gara Company    O'GARA-HESS & EISENHARDT AND  United States   12, 40,     Pending
                            DESIGN                                          41
O'Gara-Hess & Eisenhardt    O'GARA-HESS & EISENHARDT      United States     12        Pending
Armoring Company            ARMORING COMPANY AND DESIGN
O'Gara-Hess & Eisenhardt    O'GARA-HESS & EISENHARDT      United States  6, 21, 40   Registered
Armoring Company            ARMORING COMPANY AND DESIGN
The Kroll-O'Gara Company    O'GARA.COM WEB SITE           United States     n/a      Registered
The Kroll-O'Gara Company    OGE DESIGN                    United States   12, 40,     Pending
                                                                            41

                              EXHIBIT 1.03(b)(ii)

     On or before the Exchange Date, TOC shall assume from the Company the TOC Liabilities, and its allocable portion of the Shared Liabilities, including without limitation the following Company liabilities:

     1. Corporate Expenses that accrue through the Distribution Date shall be allocated 41.492% to TOC and 58.508% to KRCS. "Corporate Expenses" shall include the funding of Securify, general corporate accounting matters, general corporate legal expenses, corporate communication costs (long distance and data communication charges), costs of maintaining the Company's 401(k) Plan, costs of maintaining the Company's insurance policies, fees and expenses of the Board of Directors of the Company, and bank fees charged for maintaining the corporate bank account. Corporate Expenses shall specifically exclude the costs and expenses of the Reorganization which shall be allocated pursuant to Article XII of the Agreement.

     2. Any amounts due under Company capitalized leases or purchase money obligations relating to equipment contributed to TOC or maintained by an O'Gara Subsidiary shall be allocated to and assumed by TOC, including the Economic Development Bonds of the Company.

     3. An undivided interest in all other liabilities that are not specifically identified and allocated on this Exhibit 1.03(b)(ii) or elsewhere in this Agreement but that are liabilities of the Company shall be allocated 41.492% to TOC and 58.508% to KRCS.

     4. Any and all liabilities to make payments to Dissenters as required by law and any other liabilities and expenses relating to shareholders' rights of appraisal in connection with the contemplated Transactions as set forth on Exhibit A to the Cross-Indemnification Agreement.

     5. Fees and expenses in connection with this Agreement as set forth in
Article XII hereof.

     6. The percentage provided in Section 1.04 of this Agreement to be assumed by TOC of (i) the Company's indebtedness under its credit agreement with KeyBank National Association and (ii) the $35,000,000 principal amount of, plus any interest and prepayment penalty on, the Company's Senior Notes due May 30, 2004, as provided in Section 1.04 of this Agreement.

                                  EXHIBIT 2.01

                                      SHARES OF COMPANY
                                        COMMON STOCK
NAME                                        OWNED
----                                  -----------------
 1.  Jules B. Kroll                       2,879,991
 2.  Michael Shmerling                      440,000
 3.  David Buchler                          127,913
 4.  Simon Freakley                          72,766
 5.  Robert McDonald                         47,082
 6.  Norb Garrett                             2,000
 7.  Marc Curvin                              9,968
 8.  Tedd Avey                               63,699
 9.  Frank Holder                            46,287
10.  Michael Beber                           41,543
11.  Michael Cherkasky                       34,310
12.  Nazzareno Paciotti                      15,966
13.  David Holloway                           2,000
14.  Jim Bucknam                              2,000
15.  Richard Rosetti                         16,000
16.  Michael Slattery                        31,415
17.  Sabrina Perel                              100

                                  EXHIBIT 2.02

                                      SHARES OF COMPANY
                                        COMMON STOCK
NAME                                        OWNED
----                                  -----------------
 1.  Thomas M. O'Gara*                    2,418,219
 2.  Wilfred T. O'Gara                      243,042
 3.  Abram S. Gordon                            100
 4.  Nicholas P. Carpinello                  56,867

---------------
* Thomas M. O'Gara has pledged his shares of Company Common Stock pursuant to a certain bank credit agreement.

                                  EXHIBIT 6.11

     See current draft of Tax Sharing Agreement attached hereto.

                             TAX SHARING AGREEMENT

     This Agreement is entered into as of the [ ] day of              , 2000
between The O'Gara Company ("TOC"), an Ohio corporation, on behalf of itself and the TOC Affiliates, Kroll Risk Consulting Services, Inc. ("KRCS"), a Delaware corporation, on behalf of itself and the KRCS Affiliates and Securify, Inc. ("Securify"), a Delaware Corporation. TOC and KRCS are sometimes collectively referred to herein as the "Companies."

                              W I T N E S S E T H:

     WHEREAS, on and after December 1, 1997 and prior to the Exchange and the Distribution, each as defined below, TOC and KRCS conducted business as a consolidated entity, The Kroll-O'Gara Company ("KROG"), and filed certain Tax Returns, pursuant to the tax laws of various jurisdictions, on a consolidated, combined, unitary or other group basis (including as permitted by Section 1501 of the Internal Revenue Code of 1986, as amended (the "Code")) with KROG and its Affiliates;

     WHEREAS, during such period, KROG indirectly through its subsidiaries has conducted the investigation and intelligence ("I&I") business and the security products and services ("SPS") business;

     WHEREAS, KROG has concluded that the separation of its I&I business from its SPS business is the best available means to enhance the future success and efficiency of each of the businesses by (i) removing limitations and internal management conflicts resulting from KROG's ownership of both the SPS and I&I businesses and (ii) permitting each business' management, including Jules B. Kroll ("JBK"), a principal shareholder of KROG, on the one hand and Thomas M. O'Gara ("TMO"), another principal shareholder of KROG, on the other hand, to focus exclusively on its own business plan;

     WHEREAS, to effectuate the separation of these two businesses, KROG considered it appropriate to restructure its assets and liabilities (the "Restructuring") so as to separate KROG'S I&I business from its SPS business, which Restructuring included (i) the contribution (the "KRCS Contribution") of the stock of subsidiaries used in connection with the I&I business and KROG's voice and data communications business (or the proceeds from any sale of the voice and data communications business), together with certain other assets, to KRCS, (ii) the contribution (the "TOC Contribution," and together with the KRCS Contribution, the "Contribution") of the stock of subsidiaries used in connection with the SPS business, together with certain other assets, to TOC,
(iii) an exchange by JBK and certain others who will be executives of KRCS (the "KRCS Exchanging Shareholders") of their KROG common stock for common stock of KRCS (the "KRCS Exchange"), (iv) an exchange by TMO and certain others who will be executives of TOC (the "TOC Exchanging Shareholders") of their KROG common stock for common stock of TOC (the "TOC Exchange," and together with the KRCS Exchange, the "Exchange"), (v) a distribution to the holders of KROG's common stock (the "Distribution") of all of the remaining shares of the common stock of KRCS and TOC held by KROG in complete liquidation of KROG (the "Liquidation"); and (vi) the conversion of Kroll Associates, Inc. pursuant to Delaware Business Corporation Law into Kroll Associates, LLC.

     WHEREAS, TOC and KRCS intend that the Contribution, the Exchange and the Distribution qualify as free of Federal income tax to KROG and those of its stockholders who will receive common stock of KRCS and/or TOC under Sections 368(a)(1)(D) or 351(a) and 355(a) of the Code; and

     WHEREAS, the parties wish to (i) provide for the payment of tax liabilities and entitlement to refunds thereof, allocate responsibility for, and cooperation in, the filing of tax returns and provide for certain other matters relating to Taxes and (ii) set forth certain representations, covenants and indemnities relating to the preservation of the tax-free status of the Contribution, the Exchange, the Distribution and the Liquidation;

     NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, the parties agree as follows:

     Section 1. Definition of Terms. For purposes of this Agreement (including the recitals hereof), the following terms have the following meanings:

          "Accounting Cutoff Date" means, with respect to KRCS and TOC, any date as of the end of which there is a closing of the financial accounting records for such entity.

          "Accounting Firm" shall have the meaning provided in Section 14.

          "Adjustment Request" means any formal or informal claim or request filed with any Tax Authority, or with any administrative agency or court, for the adjustment, refund or credit of Taxes, including, without limitation, (a) any amended Tax Return claiming adjustment to the income, loss or Taxes as reported on the Tax Return or, if applicable, as previously adjusted, or (b) any claim for refund or credit of Taxes previously paid.

          "Affiliate" means any entity that directly or indirectly is "controlled" by the person or entity in question. "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through ownership of voting securities, by contract or otherwise. Except as otherwise provided herein, the term Affiliate shall refer to Affiliates of a person as determined immediately after the Exchange and Distribution. The term Affiliate shall also mean (i) TOG with respect to TOC and (ii) JBK with respect to KRCS.

          "Agreement" shall mean this Tax Sharing Agreement.

          "Allocated Federal Tax Liability" shall have the meaning provided in
     Section 5.01(b)(i).

          "Carryback" means any net operating loss, net capital loss, excess tax credit or other similar Tax item which may or must be carried from one Tax Period back to another Tax Period under the Code or other applicable Tax Law.

          "Code" means the U.S. Internal Revenue Code of 1986, as amended, or any successor law.

          "Companies" means TOC and KRCS, collectively, and "Company" means any one of TOC and KRCS.

          "Consolidated or Combined Income Tax" means any Income Tax computed by reference to the assets and activities of members of more than one Group.

          "Consolidated or Combined State Income Tax" means any State Income Tax computed by reference to the assets and activities of members of more than one Group.

          "Consolidated Tax Liability" means, with respect to any KROG Federal Consolidated Return, for any applicable Pre-Distribution Period, the "tax liability of the group" as that term is used in Treasury Regulation Section 1.1552-1 (a)(1) (including applicable interest, additions to the tax, additional amounts, and penalties as provided in the Code), adjusted such that the tax liability shall be treated as including any alternative minimum tax liability under Code Section 55.

          "Cumulative Federal Tax Payment" shall have the meaning provided in
     Section 5.01(b)(ii).

          "Distribution Date" means the date of the Distribution.

          "Distribution" means the distribution to KROG shareholders as of the Record Date (as that term is defined in the Reorganization Agreement) of all of the outstanding stock of KRCS and TOC owned by KROG as of such date.

          "Federal Income Tax" means any Tax imposed by Subtitle A or F of the Code.

          "Foreign Income Tax" means any Tax imposed by any foreign country or any possession of the United States, or by any political subdivision of any foreign country or United States possession, which is an income tax as defined in Treasury Regulation Section 1.901-2.

          "Group" means the KROG Group, the TOC Group or the KRCS Group, as the context requires.

          "Income Tax" means any Federal Income Tax, State Income Tax, or Foreign Income Tax.

          "Joint Adjustment" means any proposed adjustment by a Tax Authority or claim for refund asserted in a Tax Contest which is neither a KRCS Adjustment nor a TOC Adjustment.

          "KRCS Adjustment" means any proposed adjustment by a Tax Authority or claim for refund asserted in a Tax Contest to the extent any member of the KRCS Group would be exclusively liable for any resulting Tax under this Agreement and exclusively entitled to receive any resulting Tax Benefit under this Agreement.

          "KRCS Group" means KRCS (and its predecessors) and its Affiliates (and their predecessors), excluding any entity that is a member of the TOC Group.

          "KROG Federal Consolidated Return" means any United States Federal Tax Return for the affiliated group (as that term is defined in Code Section
     1504) that includes KROG as the common parent and includes any member of the KRCS Group and the TOC Group.

          "KRCS Group Federal Income Tax Liability" shall have the meaning provided in Section 2.02(b).

          "KRCS Group Combined Tax Liability" shall have the meaning provided in
     Section 2.02(c).

          "Non-Federal Combined Tax Return" means any Return other than the KROG Federal Consolidated Return for a group that includes any member of the KRCS Group and any member of the TOC Group.

          "Non-Federal Combined Tax" means any Income Tax computed on any Non-Federal Combined Tax Return.

          "Payment Date" means (i) with respect to any KROG Federal Consolidated Return, the due date for any required installment of estimated taxes determined under Code Section 6655, the due date (determined without regard to extensions) for filing the return determined under Code Section 6072, and the date the return is filed, and (ii) with respect to any Tax Return for any Non-Federal Combined Tax, the corresponding dates determined under the applicable Tax Law.

          "Person" means an individual or an entity, including a corporation, share company, limited liability company, partnership, trust, association, governmental body or any other body with legal personality separate from its equity holders or members.

          "Post-Distribution Period" means any Tax Period beginning after the Distribution Date, and, in the case of any Straddle Period, the portion of such Straddle Period beginning the day after the Distribution Date.

          "Pre-Distribution Period" means any Tax Period beginning on or after December 1, 1997 and ending on or before the Distribution Date, and, in the case of any Straddle Period, the portion of such Straddle Period ending on the Distribution Date.

          "Prime Rate" means the base rate on corporate loans charged by Citibank, N.A., New York, New York from time to time, compounded daily on the basis of a year of 365 or 366 (as applicable) days and actual days elapsed.

          "Prior Intercompany Tax Allocation Agreements" means any written or oral agreement or any other arrangements relating to allocation of Taxes existing between or among TOC Group and the KRCS Group as of the Distribution Date (other than this Agreement and other than any such agreement or arrangement between or among persons who are members of a single Group).

          "Private Letter Ruling" means the private letter ruling issued by the Internal Revenue Service to KROG in connection with the Transactions.

          "Pro Forma KRCS Group Combined Tax Return" means a pro forma Non-Federal Combined Tax Return prepared with respect to the KRCS Group pursuant to Section 2.02(b) of this Agreement.

          "Pro Forma KRCS Group Consolidated Tax Return" means a pro forma consolidated Federal Income Tax Return prepared with respect to the KRCS Group pursuant to Section 2.02(b) of this Agreement.

          "Pro Forma TOC Group Combined Tax Return" means a pro forma Non-Federal Combined Tax Return prepared with respect to the TOC Group pursuant to Section 2.02(b) of this Agreement.

          "Pro Forma TOC Group Consolidated Tax Return" means a pro forma consolidated Federal Income Tax Return prepared with respect to the TOC Group pursuant to Section 2.02(b) of this Agreement.

          "Reorganization Agreement" means the agreement dated August 30, 2000, by and among KROG, KRCS, TOC, TOG, Wilfred T. O'Gara, JBK, the KRCS Exchanging Shareholders and the TOC Exchanging Shareholders, as amended from time to time, setting forth the corporate transactions required to effect the Distribution.

          "Responsible Company" means, with respect to any Tax Return, the Company having responsibility for preparing and filing such Tax Return under this Agreement.

          "Restricted Period" means the period beginning on the Distribution Date and ending two years and one day thereafter.

          "Restructuring Tax" means the Taxes described in Sections 2.04(a)(ii) and (iii) (relating to Tax resulting from any income or gain recognized as a result of the Transactions).

          "Ruling Request" means the letter filed by KROG with the Internal Revenue Service requesting a ruling from the Internal Revenue Service regarding certain tax consequences of the Transactions (including all attachments, exhibits, and other materials submitted with such ruling request letter) and any amendment or supplement to such ruling request letter.

          "Securify Adjustment" means any proposed adjustment by a Tax Authority or claim for refund asserted in a Tax Contest with respect to Securify for any Pre-Distribution Period.

          "Separate Company Tax" means any Tax computed by reference to the assets and activities of a member or members of a single Group.

          "Sole Discretion Consent" means the advance, written consent of a Company, which consent may be granted or withheld in such Company's sole and absolute discretion.

          "Straddle Period" means any Tax Period that begins on or before and ends after the Distribution Date.

          "State Income Tax" means any Tax imposed by any State of the United States or by any political subdivision of any such State which is imposed on or measured by net income, including state and local franchise or similar Taxes measured by net income.

          "Tax" or "Taxes" means any income, gross income, gross receipts, profits, capital stock, franchise, withholding, payroll, social security, workers compensation, unemployment, disability, property, ad valorem, stamp, excise, severance, occupation, service, sales, use, license, lease, transfer, import, export, value added, alternative minimum, estimated or other similar tax (including any fee, assessment, or other charge in the nature of or in lieu of any tax) imposed by any domestic or foreign governmental entity or political subdivision thereof, and any interest, penalties, additions to tax or additional amounts in respect of the foregoing.

          "Tax Asset" means any Tax Item that has accrued for Tax purposes, but has not been used during a taxable period, and that could reduce a Tax in another taxable period, including a net operating loss, net capital loss, investment tax credit, foreign tax credit, charitable deduction or credit related to alternative minimum tax.

          "Tax Authority" means, with respect to any Tax, the governmental entity or political subdivision thereof that imposes such Tax and the agency (if any) charged with the collection of such Tax for such entity or subdivision.

          "Tax Benefit" means any refund, credit or other reduction in otherwise required Tax payments (including any reduction in estimated tax payments).

          "Tax Contest" means an audit, review, examination or any other administrative or judicial proceeding with the purpose or effect of redetermining Taxes of either of the Companies or their Affiliates (including any administrative or judicial review of any claim for refund) for any Tax Period ending on or before the Distribution Date or any Straddle Period.

          "Tax Contest Committee" shall have the meaning provided in Section 9.02(b).

          "Tax Item" means, with respect to any Income Tax, any item of income, gain, loss, deduction or credit.

          "Tax Law" means the law, rule or regulation of any governmental entity or political subdivision thereof relating to any Tax.

          "Tax Period" means, with respect to any Tax, the period for which the Tax is reported as provided under the Code or other applicable Tax Law.

          "Tax Records" means Tax Returns, Tax Return workpapers, documentation relating to any Tax Contests and any other books of account or records required to be maintained under the Code or other applicable Tax Laws or under any record retention agreement with any Tax Authority.

          "Tax Return" means any report of Taxes due, any claims for refund of Taxes paid, any information return with respect to Taxes or any other similar report, statement, declaration or document required to be filed under the Code or other Tax Law or any agreement with any Tax Authority, including, without limitation, any attachments, exhibits or other materials submitted with any of the foregoing, including, without limitation, any amendments or supplements to any of the foregoing.

          "TOC Adjustment" means any proposed adjustment by a Tax Authority or claim for refund asserted in a Tax Contest to the extent any member of TOC Group would be exclusively liable for any resulting Tax under this Agreement and exclusively entitled to receive any resulting Tax Benefit under this Agreement.

          "TOC Group" means TOC (and its predecessors) and its Affiliates (and their predecessors), excluding any entity that is a member of the KRCS Group.

          "TOC Group Federal Income Tax Liability" shall have the meaning provided in Section 2.02(b).

          "TOC Group Combined Tax Liability" shall have the meaning provided in
     Section 2.02(c).

          "Transactions" means the transactions contemplated by the Reorganization Agreement.

          "Treasury Regulations" means the regulations promulgated from time to time under the Code as in effect for the relevant Tax Period.

     Section 2. Allocation of Tax Liabilities. The provisions of this Section 2 are intended to determine each Company's liability for Taxes with respect to Pre-Distribution Periods. Once the liability has been determined under this
Section 2, Section 5 determines the time when payment of the liability is to be made and whether the payment is to be made to the Tax Authority directly or to the other Company.

     2.01. General Rule

     (a) TOC Liability. TOC shall be liable for Taxes attributable to the TOC Group for any Pre-Distribution Period and for any period prior to the Pre-Distribution Period. TOC shall indemnify and hold harmless the KRCS Group from and against any liability for Taxes for which TOC is liable under this
Section 2.01(a).

     (b) KRCS Liability. KRCS shall be liable for Taxes attributable to the KRCS Group for any Pre-Distribution Period and for any period prior to the Pre-Distribution Period. KRCS shall indemnify and hold harmless the TOC Group from and against any liability for Taxes for which KRCS is liable under this
Section 2.01(b).

     2.02. Allocation of Certain Consolidated Taxes.  Except as provided herein:

          (a) With respect to Tax Returns filed on a consolidated, combined or unitary basis, which Tax Returns include both one or more members of the KRCS Group and one or more members of the TOC Group, for purposes of determining the amount of TOC's payment to KRCS under Section 5 hereof, TOC shall owe to KRCS an amount equal to the sum of the TOC Group Federal Income Tax Liability and the TOC Group Combined Tax Liability for such taxable period.

          (b) No later than 30 days after the filing of any KROG Federal Consolidated Return after the Distribution, KRCS shall prepare a Pro Forma TOC Group Consolidated Tax Return and a Pro Forma KRCS Group Consolidated Tax Return. The TOC Group Federal Income Tax Liability shall be the TOC Group's liability for Federal Income Taxes for such taxable period, as determined on such Pro Forma TOC Group Consolidated Return prepared: (i) on the basis of the KROG Federal Consolidated Return for such period, determined by (x) including only Tax Items of members of the TOC Group which are included in the KROG Federal Consolidated Return, (y) allocating Tax Assets to the TOC Group to the extent that a Tax Asset was created by a member of the TOC Group and was actually utilized on the relevant KROG Federal Consolidated Return, and (z) in the case of any Straddle Period, taking into account only the Tax Items calculated employing the methodology described in Section 3 and (ii) applying the actual federal corporate Tax rate of the combined KRCS Group and TOC Group for such taxable period (or portion thereof). KRCS shall

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     compute the KRCS Group Federal Income Tax Liability in the same manner. TOC shall have the right to review the computation of such amounts and, in the event of a dispute, shall submit such dispute to the Tax Contest Committee.

          (c) No later than 30 days after the filing of each Non-Federal Combined Tax Return after the Distribution, KRCS shall prepare a Pro Forma TOC Group Combined Tax Return and a Pro Forma KRCS Group Combined Tax Return. The TOC Group Combined Tax Liability shall be the sum for such taxable period of the TOC Group's liability for each Non-Federal Combined Tax, as determined on such Pro Forma TOC Group Combined Tax Return, which Pro Forma TOC Group Combined Tax Return shall be prepared in a manner consistent with the principles and procedures set forth in Section 2.02(b) above, for preparing the Pro Forma TOC Group Consolidated Tax Return. KRCS shall compute the KRCS Group Combined Tax Liability in the same manner. TOC shall have the right to review the computation of such amounts and, in the event of a dispute, shall submit such dispute to the Tax Contest Committee.

          (d) TOC shall be liable to KRCS for any Tax increase, and shall be entitled to any refund or other benefit, that results from any Tax Contest relating TOC Group Tax Items. Similarly, KRCS shall be liable for any Tax increase, and shall be entitled to any refund or other benefit, that results from any Tax Contest relating KRCS Group Tax Items. KRCS shall compute any such Tax adjustments and TOC shall have the right to review the computation of such amounts and, in the event of a dispute, shall submit such dispute to the Tax Contest Committee. Notwithstanding anything herein to the contrary, TOC shall be liable to KRCS for the Tax liability attributable to (i) a disallowance of Securify losses to the extent that a TOC Tax liability was reduced on account of such disallowed loss, and (ii) 41.492% of any adjustments to the Tax liability for any Pre-Distribution Period with respect to KROG's subsidiaries engaged in the voice and data business.

          (e) In the event that the sum of the KRCS Group Federal Income Tax Liability and the TOC Group Federal Income Tax Liability does not satisfy the liability on the KROG Federal Consolidated Return, each party shall contribute its proportional share (based on the KRCS Group Federal Income Tax Liability and the TOC Group Federal Income Tax Liability as computed) to make up the difference. Similarly, if the sum of any KRCS Group Combined Tax Liability and the TOC Group Combined Tax Liability does not satisfy the total liability on any Non-Federal Combined Tax Return, each party shall contribute its proportional share (based on the KRCS Group Combined Tax Liability and the TOC Group Combined Tax Liability as computed) to make up the difference.

     2.03. Allocation of Separate Company Taxes. Except as otherwise provided herein, in the case of any Income Tax which is a Separate Company Tax, KRCS shall be liable for such Tax imposed on any members of the KRCS Group and TOC shall be liable for such Tax imposed on any members of the TOC Group.

     2.04. Transaction and Other Taxes

     (a) Liability. Except as otherwise provided in this Section 2.04, each Company shall be liable for (and shall indemnify and hold harmless the other Company from and against any liability for) all Taxes resulting from its own participation in the Transactions (and all costs and expenses in respect of an indemnification claim for Taxes including, without limitation, attorneys fees and disbursements and other costs of litigation, arbitration and settlement), including:

          (i) any sales and use, gross receipts, or other transfer Taxes imposed as the result of the receipt of stock or assets transferred pursuant to the Transactions;

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          (ii) any Tax resulting from any income or gain recognized under
     Treasury Regulation Sections 1.1502-13 or 1.1502-19 (or any corresponding provisions of other applicable Tax Laws) as a result of the Transactions; and

          (iii) any Tax resulting from any income or gain recognized as a result of any of the transactions contemplated by the Reorganization Agreement failing to qualify for tax-free treatment.

Any Taxes with respect to the Transactions which may pertain to both Companies jointly shall be allocated 58.508% to KRCS and 41.492% to TOC.

     (b) Indemnity for Inconsistent Acts.

          (i) KRCS shall be liable for, and shall indemnify and hold harmless the TOC Group from and against any liability for, any Restructuring Tax (described in Sections 2.04(a) (ii) and (iii) hereof) to the extent arising from any breach of KRCS' representations or covenants under Section 11.

          (ii) TOC shall be liable for, and shall indemnify and hold harmless the KRCS Group from and against any liability for, any Restructuring Tax to the extent arising from any breach of TOC's representations or covenants under Section 11.

     (c) Indemnity for Representations.

          (i) KRCS shall be liable for, and shall indemnify and hold harmless the TOC Group from and against any liability for, any Restructuring Tax to the extent arising from the inaccuracy of any factual statements or representations in connection with the Ruling Request relating to KRCS events taking place prior to December 1, 1997.

          (ii) TOC shall be liable for, and shall indemnify and hold harmless the KRCS Group from and against any liability for, any Restructuring Tax to the extent arising from the inaccuracy of any factual statements or representations in connection with the Ruling Request relating to TOC events taking place prior to December 1, 1997.

          (iii) With respect to liability for any Restructuring Tax to the extent arising from the inaccuracy of any factual statements or representations in connection with the Ruling Request relating to events taking place on or after December 1, 1997, KRCS shall bear 58.508% of such liability and TOC shall bear 41.492% of such liability.

     Section 3. Proration of Taxes for Straddle Periods

     3.01. General Method of Proration. In the case of any Straddle Period, Tax Items shall be apportioned between Pre-Distribution Periods and Post-Distribution Periods in accordance with the principles of Treasury Regulation Section 1.1502-76(b) as reasonably interpreted and applied by the Companies. No election shall be made under Treasury Regulation Section 1.1502-76(b)(2)(ii) (relating to ratable allocation of a year's items) and no extraordinary items will be determined pursuant to Treas. Reg. sec. 1.1502-76(b)(2)(ii)(B). If the Distribution Date is not an Accounting Cutoff Date, the provisions of Treasury Regulation Section 1.1502-76(b)(2)(iii) will be applied to ratably allocate the items (other than extraordinary items) for the month which includes the Distribution Date.

     3.02. Transaction Treated as Extraordinary Item. In determining the apportionment of Tax Items between Pre-Distribution Periods and Post-Distribution Periods, any Tax Items relating to the Transactions shall be treated as extraordinary items described in Treasury Regulation Section 1.1502-76(b)(2)(ii)(C) and shall be allocated to Pre-Distribution Periods, and any Taxes related to such items shall be treated under Treasury Regulation Section 1.1502-76(b)(2)(iv) as relating to such extraordinary item and shall be allocated to Pre-Distribution Periods.

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     Section 4. Preparation and Filing of Tax Returns

     4.01. General. Except as otherwise provided in this Section 4, Tax Returns shall be prepared and filed when due (including extensions) by the person obligated to file such Tax Returns under the Code or applicable Tax Law. The Companies shall provide, and shall cause their Affiliates to provide, assistance to and shall cooperate with one another in accordance with Section 7 with respect to the preparation and filing of Tax Returns, including providing information required to be provided pursuant to Section 7. As used in this
Section 4, the terms "domestic" and "foreign" have the meanings ascribed to such terms in Code Section 7701.

     4.02. KRCS's Responsibility. KRCS has the exclusive obligation and right to prepare and file, or to cause to be prepared and filed:

          (a) KROG Federal Consolidated Returns for any Periods ending on, before or after the Distribution Date.

          (b) Non-Federal Combined Tax Returns and Tax Returns with respect to Income Taxes that are Separate Company Taxes which the Companies reasonably determine, in accordance with KROG's past practices, are required to be filed by the Companies or any of their Affiliates for Tax Periods ending on or before the Distribution Date.

     4.03. TOC's Responsibility. TOC shall prepare and file, or shall cause to be prepared and filed, all Tax Returns required to be filed by or with respect to members of the TOC Group other than those Tax Returns which KRCS is required to prepare and file under Section 4.02. The Tax Returns required to be prepared and filed by TOC under this Section 4.03 shall include (a) the TOC Federal Consolidated Return for Tax Periods ending after the Distribution Date and (b) Tax Returns for Separate Company Taxes which the Companies reasonably determine, in accordance with KROG's past practices, are required to be filed by the Companies or any of their Affiliates for Tax Periods ending after the Distribution Date.

     4.04. Tax Accounting Practices

     (a) General Rule.   Except as otherwise provided in this Section 4.04, any
Tax Return for any Pre-Distribution Period or any Straddle Period, and any Tax Return for any Post-Distribution Period to the extent items reported on such Tax Return might reasonably affect items reported on any Tax Return for any Pre-Distribution Period or any Straddle Period, shall be prepared in accordance with past Tax accounting practices used with respect to the Tax Returns in question (unless such past practices are no longer permissible under the Code or other applicable Tax Law), and to the extent any items are not covered by past practices (or in the event such past practices are no longer permissible under the Code or other applicable Tax Law), in accordance with reasonable Tax accounting practices selected by the Responsible Company.

     (b) Reporting of Transaction Tax Items.   The tax treatment reported on any
Tax Return of Tax Items relating to the Transactions shall be consistent with the treatment of such items in the Private Ruling Letter. To the extent there is a Tax Item relating to the Transactions which is not covered by the Private Ruling Letter, the Companies shall agree on the tax treatment of any such Tax Item reported on any Tax Return. For this purpose, the tax treatment of such Tax Items on a Tax Return shall be determined by the Responsible Company with respect to such Tax Return and shall be agreed to by the other Company unless either (i) there is no reasonable basis for such tax treatment, or (ii) such tax treatment is inconsistent with the tax treatment contemplated in the Private Letter Ruling. Such Tax Return shall be submitted for review pursuant to Section 4.05(a), and any dispute regarding such proper tax treatment shall be referred for resolution pursuant to Section 14, sufficiently in advance of the filing date of such Tax Return (including extensions) to permit timely filing of the return.

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     4.05. Right to Review Tax Returns

     (a) General. The Responsible Company with respect to any Tax Return shall make such Tax Return and related workpapers available for review by the other Company, if requested, to the extent (i) such Tax Return relates to Taxes for which the requesting party may be liable, (ii) such Tax Return relates to Taxes for which the requesting party may be liable in whole or in part for any additional Taxes owing as a result of adjustments to the amount of Taxes reported on such Tax Return, (iii) such Tax Return relates to Taxes for which the requesting party may have a claim for Tax Benefits under this Agreement, or
(iv) the requesting party reasonably determines that it must inspect such Tax Return to confirm compliance with the terms of this Agreement. The Responsible Company shall make such Tax Return available for review as required under this
Section 4.05(a) at least 45 days prior to the due date for filing such Tax Return (including extensions) and any dispute regarding such proper tax treatment shall be referred to the Tax Contest Committee. The Companies shall attempt in good faith to resolve any issues arising out of the review of such Tax Returns.

     (b) Execution of Returns Prepared by Other Party.   In the case of any Tax
Return which is required to be prepared and filed by one Company under this Agreement and which is required by law to be signed by another Company (or by its authorized representative), the Company which is legally required to sign such Tax Return shall not be required to sign such Tax Return under this Agreement if there is no reasonable basis for the tax treatment of any material items reported on the Tax Return. In the event of a dispute under this Section 4.05(b), the parties shall be refer the matter to the Tax Contest Committee.

     4.06. Claims for Refund, Carrybacks and Self-Audit Adjustments ("Adjustment Requests")

     (a) Consent Required for Adjustment Requests Related to Consolidated or Combined Income Taxes. Except as provided in paragraph (b) below, each of the Companies hereby agrees that, unless each of the Companies consents in writing, which consent shall not be unreasonably withheld or delayed, no Adjustment Request with respect to any Consolidated or Combined Income Tax for a Pre-Distribution Period shall be filed. Any Adjustment Request which the Companies consent to make under this Section 4.06 shall be prepared and filed by the Responsible Company under Section 4.02 for the Tax Return to be adjusted. The Company requesting the Adjustment Request shall provide to the Responsible Company all information required for the preparation and filing of such Adjustment Request in such form and detail as are reasonably requested by the Responsible Company.

     (b) Other Adjustment Requests Permitted.   Nothing in this Section 4.06
shall prevent any Company or its Affiliates from filing any Adjustment Request with respect to Income Taxes which are not Consolidated or Combined Income Taxes or with respect to any Taxes other than Income Taxes. Any refund or credit obtained as a result of any such Adjustment Request (or otherwise) shall be for the account of the person liable for the Tax under this Agreement.

     (c) Payment of Refunds. Any refunds or other Tax Benefits received by any Company (or any of its Affiliates) as a result of any Adjustment Request which are for the account of another Company (or member of such other Company's Group) shall be paid by the Company receiving (or whose Affiliate received) such refund or Tax Benefit (taking into account collateral tax consequences) to such other Company in accordance with Section 6.

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     Section 5. Tax Payments and Intercompany Billings

     5.01. Payment of Taxes With Respect to KROG Federal Consolidation Returns Filed After the Distribution Date. In the case of any KROG Federal Consolidated Return which includes KRCS or any of its Affiliates the due date for which (including extensions) is after the Distribution Date:

          (a) Computation and Payment of Tax Due. At least five business days prior to any Payment Date, KRCS shall compute the amount of Tax required to be paid to the Internal Revenue Service (taking into account the requirements of Section 4.04 relating to consistent accounting practices) with respect to such Tax Return on such Payment Date. KRCS will pay such amount to the Internal Revenue Service on or before such Payment Date.

          (b) Computation and Payment of TOC Liability With Respect to Tax Due. Within 30 days following TOC's receipt of a copy of a Pro Forma TOC Group Consolidated Return, TOC will pay to KRCS the excess (if any) of:

             (i) the Consolidated Tax Liability determined as of such Payment Date with respect to the applicable Tax Period allocable to the members of the TOC Group as determined on the Pro Forma TOC Group Consolidated Return (the "Allocated Federal Tax Liability"), over

             (ii) the cumulative net payment by the members of the TOC Group (the "Cumulative Federal Tax Payment") as determined by KRCS with respect to such Tax Return prior to such Payment Date.

          If the TOC Group Cumulative Federal Tax Payment is greater than the TOC Group Allocated Federal Tax Liability as of any Payment Date, then KRCS shall pay such excess to KRCS within 30 days of KRCS's receipt of the corresponding Tax Benefit (i.e., through either a reduction in KROG's otherwise required Tax payment or a refund of prior Tax payments).

          (c) Interest on Intergroup Tax Allocation Payments. In the case of any payments required under paragraphs (a) or (b) of this Section 5.01, TOC shall also pay to KRCS an amount of interest computed at the Prime Rate on the amount of the payment required based on the number of days from the applicable Payment Date to the date of payment. In the case of any payments by KRCS required under Section 5.01(b), KRCS shall also pay to TOC an amount of interest computed at the Prime Rate on the amount of the payment required based on the number of days from the date of receipt of the Tax Benefit to the date of payment of such amount to TOC. KRCS shall pay to TOC interest in a similar fashion in the event that TOC prevails in any dispute brought pursuant to KRCS' calculation of the Pro Forma TOC Group Consolidated Return.

     5.02. Payment of Federal Income Tax Related to Adjustments

          (a) Adjustments Resulting in Underpayments. KRCS shall pay to the Internal Revenue Service when due any additional Federal Income Tax required to be paid as a result of adjustment to the Tax liability with respect to any KROG Federal Consolidated Return for any Pre-Distribution Period. KRCS shall compute the amount attributable to the TOC Group in accordance with Section 2.02(d) and TOC shall pay to KRCS any amount due KRCS under Section 2.02(d) within 30 days from the later of (i) the date the additional Tax was paid by KRCS or (ii) the date of receipt by TOC of a written notice and demand from KRCS for payment of the amount due, accompanied by evidence of payment and a statement detailing the Taxes paid and describing in reasonable detail the particulars relating thereto. Any payments required under this Section 5.02(a) shall include interest computed at the Prime Rate based on the number of days from the date the additional Tax was paid by KRCS to the date of the payment under this
     Section 5.02(a). If TOC

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     disagrees with the amount it is determined to owe KRCS, TOC shall pay KRCS the computed amount and TOC shall submit the dispute to the Tax Contest Committee

     (b) Adjustments Resulting in Overpayments. Within 30 days of receipt by KRCS of any Tax Benefit resulting from any adjustment to the Consolidated Tax Liability with respect to any KROG Federal Consolidated Return for any Pre-Distribution Period, KRCS shall pay to TOC, or TOC shall pay to KRCS (as the case may be), their respective amounts due from or to KRCS as determined by KRCS in accordance with Section 2.02(d). Any payments required under this Section 5.02(b) shall include interest computed at the Prime Rate based on the number of days from the date the Tax Benefit was received by KRCS to the date of the payment under this Section 5.02(b).

     5.03. Payment of Non-Federal Combined Tax and Separate Company Tax With Respect to Returns Filed After the Distribution Date.

     (a) Computation and Payment of Tax Due. At least three business days prior to any Payment Date for any Tax Return with respect to any Non-Federal Combined Tax or Separate Company Tax, the Responsible Company shall compute the amount of Tax required to be paid to the applicable Tax Authority (taking into account the requirements of Section 4.04 relating to consistent accounting practices) with respect to such Tax Return on such Payment Date and --

          (i) If such Tax Return is with respect to a Non-Federal Combined Tax, the Responsible Company shall notify the other Company in writing of the amount of Tax required to be paid on such Payment Date. The Responsible Company will pay the Tax due to such Tax Authority on or before such Payment Date.

          (ii) If such Tax Return is with respect to a Separate Company Tax, the Responsible Company shall, if it is not the Company liable for the Tax reported on such Tax Return, notify the Company liable for such Tax in writing of the amount of Tax required to be paid on such Payment Date. The Company liable for such Tax will pay such amount to such Tax Authority on or before such Payment Date.

     (b) Computation and Payment of Liability With Respect To Tax Due. Within 120 days following the due date (including extensions) for filing any Tax Return for any Non-Federal Combined Tax (excluding any Tax Return with respect to payment of estimated Taxes or Taxes due with a request for extension of time to file), the other Company shall pay to the Responsible Company the tax liability allocable to the other Company as determined by the Responsible Company under the provisions of Section 2.02(c), plus interest computed at the Prime Rate on the amount of the payment based on the number of days from the due date (including extensions) to the date of payment by the other Company.

     5.04. Payment of Non-Federal Combined Taxes Related to Adjustments

     (a) Adjustments Resulting in Underpayments. The Responsible Company shall pay to the applicable Tax Authority when due any additional Non-Federal Combined Tax required to be paid as a result of any adjustment to the tax liability with respect to any Tax Return for any KROG Non-Federal Combined Tax for any Pre-Distribution Period. The other Company shall pay to the Responsible Company its respective share of any such additional Tax payment determined by the Responsible Company in accordance with Section 2.02(d) within 120 days from the later of (i) the date the additional Tax was paid by the Responsible Company and
(ii) the date of receipt by the other Company of a written notice and demand from the Responsible Company for payment of the amount due, accompanied by evidence of payment and a statement detailing the Taxes paid and describing in reasonable detail the particulars relating thereto (including, without limitation the calculation of the amount due in accordance with Section 2.03(b) hereof). The other Company shall also pay to the Responsible Company interest on its respective share of such Tax computed at the Prime Rate based on

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the number of days from the date the additional Tax was paid by the Responsible
Company to the date of its payment to the Responsible Company under this Section 5.04(a).

     (b) Adjustments Resulting in Overpayments. Within 120 days of receipt by the Responsible Company of any Tax Benefit resulting from any adjustment to the tax liability with respect to any Tax Return for any Non-Federal Combined Tax for any Pre-Distribution Period, the Responsible Company shall pay to the other Company its respective share of any such Tax Benefit determined by the Responsible Company in accordance with Section 2.02(d). The Responsible Company shall also pay to other Company interest on its respective share of such Tax Benefit computed at the Prime Rate based on the number of days from the date the Tax Benefit was received by the Responsible Company to the date of payment to the other Company under this Section 5.04(b).

     5.05. Payment of Separate Company Taxes. Each Company shall pay, or shall cause to be paid, to the applicable Tax Authority when due all Separate Company Taxes owed by such Company or a member of such Company's Group.

     5.06. Indemnification Payments. If either Company (the "payor") is required to pay to a Tax Authority a Tax that the other Company (the "responsible party") is required to pay to such Taxing Authority under this Agreement, the responsible party shall reimburse the payor within 30 days of delivery by the payor to the responsible party of an invoice for the amount due, accompanied by evidence of payment and a statement detailing the Taxes paid and describing in reasonable detail the particulars relating thereto. The reimbursement shall include interest on the Tax payment computed at the Prime Rate based on the number of days from the date of the payment to the Tax Authority to the date of reimbursement under this Section 5.06.

     Section 6. Tax Benefits. If a member of one Group receives any Tax Benefit with respect to any Taxes (i) as the result of a Tax Item of a member of another Group or (ii) for which a member of another Group is liable hereunder, the Company receiving such Tax Benefit shall make a payment to the Company who is liable for such Taxes hereunder within 30 days following receipt of the Tax Benefit in an amount equal to the Tax Benefit (including any Tax Benefit realized as a result of the payment), plus interest on such amount computed at the Prime Rate based on the number of days from the date of receipt of the Tax Benefit to the date of payment of such amount under this Section 6.1.

     Section 7. Assistance and Cooperation

     7.01. General. After the Distribution Date, each of the Companies shall cooperate (and cause their respective Affiliates to cooperate) with each other and with each other's agents, including accounting firms and legal counsel, in connection with Tax matters relating to the Companies and their Affiliates including, without limitation, (i) preparation and filing of Tax Returns, (ii) determining the liability for and amount of any Taxes due (including estimated Taxes) or the right to and amount of any refund of Taxes, (iii) examinations of Tax Returns, and (iv) any administrative or judicial proceeding in respect of Taxes assessed or proposed to be assessed. Such cooperation shall include making all information and documents in their possession relating to the other Company and its Affiliates available to such other Company as provided in Section 8. Each of the Companies shall also make available to each other, as reasonably requested and available, personnel (including officers, directors, employees and agents of the Companies or their respective Affiliates) responsible for preparing, maintaining and interpreting information and documents relevant to Taxes and personnel reasonably required as witnesses or for purposes of providing information or documents in connection with any administrative or judicial proceedings relating to Taxes. Any information or documents provided under this Section 7 shall be kept confidential by the Company receiving the information or documents, except as may otherwise be necessary in connection with the filing of Tax Returns or in connection with any administrative or judicial proceedings relating to Taxes.
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     7.02. Income Tax Return Information.  Each Company will provide to the other Company information and documents relating to their respective Groups required by the other Company to prepare Tax Returns. Any additional information or documents the Responsible Company requires to prepare such Tax Returns will be provided in accordance with past practices, if any, or as the Responsible Company reasonably requests and in sufficient time for the Responsible Company to file such Tax Returns timely.

     Section 8. Tax Records

     8.01. Retention of Tax Records. Except as provided in Section 8.02, each Company shall preserve and keep all Tax Records exclusively relating to the assets and activities of their respective Groups for Pre-Distribution Tax Periods, and each of KRCS and TOC shall preserve and keep all other Tax Records relating to Taxes of the Groups for Pre-Distribution Tax Periods, for so long as the contents thereof may become material in the administration of any matter under the Code or other applicable Tax Law, but in any event until the later of
(i) the expiration of any applicable statutes of limitation, and (ii) seven years after the Distribution Date. If, prior to the expiration of the applicable statute of limitation and such seven-year period, a Company reasonably determines that any Tax Records which it is required to preserve and keep under this Section 8 are no longer material in the administration of any matter under the Code or other applicable Tax Law, such Company may dispose of such records upon 90 days prior notice to the other Company. Such notice shall include a list of the records to be disposed of describing in reasonable detail each file, book, or other record accumulation being disposed. The notified Company shall have the opportunity, at its cost and expense, to copy or remove, within such 90-day period, all or any part of such Tax Records.

     8.02. State Income Tax Returns. Tax Returns with respect to State Income Taxes and workpapers prepared in connection with preparing such Tax Returns shall be preserved and kept, in accordance with the guidelines of Section 8.01, by the Company responsible for preparing and filing the applicable Tax Return.

     8.03. Access to Tax Records. The Companies and their respective Affiliates shall make available to each other for inspection and copying during normal business hours upon reasonable notice all Tax Records in their possession to the extent reasonably required by the other Company in connection with the preparation of Tax Returns, audits, litigation or the resolution of items under this Agreement.

     Section 9. Tax Contests

     9.01. Notice. Each of the parties shall provide prompt notice to the other parties of any pending or threatened Tax audit, assessment or proceeding or other Tax Contest of which it becomes aware related to Taxes for Tax Periods for which it is indemnified by other party hereunder. Such notice shall contain factual information (to the extent known) describing any asserted Tax liability in reasonable detail and shall be accompanied by copies of any notice and other documents received from any Tax Authority in respect of any such matters. If an indemnified party has knowledge of an asserted Tax liability with respect to a matter for which it is to be indemnified hereunder and such party fails to give the indemnifying party prompt notice of such asserted Tax liability, then (i) if the indemnifying party is precluded from contesting the asserted Tax liability in a court of law as a result of the failure to give prompt notice, the indemnifying party shall have no obligation to indemnify the indemnified party for any Taxes arising out of such asserted Tax liability, and (ii) if the indemnifying party is not precluded from contesting the asserted Tax liability in a court of law forum, but such failure to give prompt notice results in a monetary detriment to the indemnifying party, then any amount which the indemnifying party is otherwise required to pay the indemnified party pursuant to this Agreement shall be reduced by the amount of such detriment. Disputes arising under this Section 9.01 shall be submitted to the Tax Contest Committee, which will take into account the hazards of litigation.
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     9.02. Control of Tax Contests

     (a) Separate Company Taxes. In the case of any Tax Contest with respect to any Separate Company Tax, the Company having liability for the Tax shall have exclusive control over the Tax Contest, including exclusive authority with respect to any settlement of such Tax liability.

     (b) Consolidated or Combined Income Taxes. In the case of any Tax Contest with respect to any Consolidated or Combined Income Tax, (i) TOC shall control the defense or prosecution of the portion of the Tax Contest directly and exclusively related to any TOC Adjustment, including settlement of any such TOC Adjustment and (ii) KRCS shall control the defense or prosecution of the portion of the Tax Contest directly and exclusively related to any KRCS Adjustment, including settlement of any such KRCS Adjustment, and (iii) the Tax Contest Committee shall control the defense or prosecution of Joint Adjustments and any and all administrative matters not directly and exclusively related to any TOC Adjustment or KRCS Adjustment, including, but not limited to, a Securify Adjustment. Each Company's right to control shall extend to any matter pertaining to the conduct, management and control of a Tax Contest, including, without limitation, execution of waivers, scheduling of conferences and the resolution of any Tax Item. A Company shall not agree to any Tax liability for which another Company may be liable under this Agreement or otherwise, or compromise any claim for any Tax Benefit which another Company may be entitled under this Agreement, without such other Company's written consent (which consent may be given or withheld at the sole discretion of the Company from which the consent would be required). The Tax Contest Committee shall consist of two persons, one person selected by TOC (as designated in writing to KRCS) and one person selected by KRCS (as designated in writing to TOC). Each person serving on the Tax Contest Committee shall continue to serve unless and until he or she is replaced by the party designating such person. Any and all matters to be decided by the Tax Contest Committee shall require the unanimous approval of both persons serving on the committee. In the event the Tax Contest Committee shall be deadlocked on any matter, the provisions of Section 14 of this Agreement shall apply.

     (c) If a Tax Authority asserts, proposes or recommends a deficiency, claim or adjustment that, if sustained, would result in Restructuring Taxes for which either Company could be responsible under this Agreement:

          (i) TOC and KRCS shall jointly prepare any correspondence or filing submitted to the Tax Authority or any judicial authority that relates to the merits of such deficiency, claim or adjustment.

          (ii) If either of TOC or KRCS acknowledges in writing to the other Company that it is responsible for 100% of any such Restructuring Taxes that are determined to be due, then the Company making such acknowledgement
     (A) shall contest such deficiency, claim or adjustment, including administrative and judicial proceedings; (B) shall have the right to participate fully with respect to such deficiency, claim or adjustment and related proceedings, and (C) in no event shall the other Company settle or compromise any such deficiency, claim or adjustment without the written consent of the acknowledging company.

     Section 10. Effective Date. This Agreement shall be effective on the Distribution Date.

     Section 11. No Inconsistent Actions.

     11.01. No Inconsistent Actions by KRCS.

     (a) Neither KRCS nor any Affiliate will take any action or fail to take any action, which action or failure to act would cause the Contribution, Exchange and Distribution to fail to qualify under

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Sections 351(a), 355(a) and 368(a)(1)(D) of the Code or any corresponding provision of state or local law. Without limiting the foregoing, KRCS and its Affiliates covenant to TOC that:

          (i) During the Restricted Period, KRCS will not liquidate, merge or consolidate with any other person, other than a wholly owned subsidiary.

          (ii) During the Restricted Period, neither KRCS nor its Affiliates will sell, exchange, distribute or otherwise dispose of assets with an
     aggregate gross fair market value of greater than $[          ] million
     except in the ordinary course of business.

          (iii) Following the Distribution, KRCS will, for a minimum of two years, continue the active conduct of the historic business as transferred to it in the Contribution.

          (iv) Neither KRCS nor any Affiliate will take any action inconsistent with the information and representations in the Ruling Request.

          (v) Neither KRCS nor any Affiliate will repurchase stock of KRCS in a manner contrary to the requirements of Rev. Proc. 96-30, 1996-1, C.B. 696 or in a manner contrary to the representations made in Ruling Request.

          (vi) Neither KRCS nor any Affiliate will enter into any negotiations, agreements or arrangements with respect to any of the foregoing.

     (b) KRCS covenants and agrees, on behalf of itself and each other member of the KRCS Group, that within the Restricted Period, KRCS will not take any action (including stock issuances, whether pursuant to the exercise of options (or similar interests) or otherwise, option grants, capital contributions, or redemptions) or omit to take any action which may, either alone or in combination with actions or omissions by KRCS or any other party, result in the imposition of any Restructuring Tax.

     (c) KRCS covenants and agrees, on behalf of itself and each other member of the KRCS Group, that neither KRCS nor any other member of the KRCS Group will take any position (on a Tax Return, in a Tax proceeding or audit, or otherwise) that is inconsistent with the Ruling Request or the Private Letter Ruling.

     (d) KRCS covenants and agrees, on behalf of itself and each other member of the KRCS Group, that, in addition to the other representations, warranties, covenants and agreements set forth in this Agreement, KRCS and each member of the KRCS Group will take, or refrain from taking, as the case may be, such actions as TOC may require as necessary to ensure that the Exchange, Distribution and Liquidation qualify for the intended Tax treatment, including such actions as TOC determines may be necessary to preserve the Tax treatment set forth in the Private Letter Ruling. Without limiting the generality of the foregoing, KRCS covenants and agrees, on behalf of itself and each other member of the KRCS Group, that KRCS and each member of the KRCS Group shall cooperate with TOC if TOC determines to obtain additional Internal Revenue Service rulings with respect to the Exchange, Distribution or Liquidation or any portion thereof, including rulings pertaining to whether any actual or proposed change in facts and circumstances affects the Tax treatment of the Exchange, Distribution or Liquidation or any portion thereof, and TOC shall reimburse KRCS for reasonable third-party costs and expenses directly related to requests for additional Internal Revenue Service rulings that are initiated by TOC.

     (e) Following the Distribution Date, KRCS and its Affiliates may take any action or engage in conduct otherwise prohibited by this Section 11 so long as prior to such action or conduct, as the case may be, KRCS obtains TOC's Sole Discretion Consent and, if TOC so requires, TOC or KRCS receives (i) a ruling from the Internal Revenue Service in form and substance satisfactory to TOC, in its discretion, and upon which TOC can rely, to the effect that the proposed action or conduct, as the case may be, will not cause the Exchange, Distribution or Liquidation, or any portion thereof to fail to qualify for the Tax treatment stated in the Private Letter Ruling, or (ii) an opinion of counsel that is in form and substance satisfactory to TOC, and upon which TOC can rely (which ruling or opinion of counsel, as the case may be, shall be obtained at the sole cost and expense of KRCS), to the effect that the proposed action or conduct, as the case may be, will not cause the Exchange, Distribution or Liquidation or any portion thereof to fail to qualify for the Tax treatment stated in the Private Letter Ruling.

     (f) Notwithstanding any other provision of this Agreement, KRCS covenants, on behalf of itself and each other member of the KRCS Group, that neither KRCS nor any member of the KRCS Group will apply for any additional Internal Revenue Service ruling pertaining to the Transactions or any portion thereof unless, prior to so applying, KRCS obtains TOC's consent, which consent shall not be unreasonably withheld or delayed. TOC shall be entitled to review and approve any request for, or document relating to, any such ruling prior to its submission to the Internal Revenue Service.

     11.02. No Inconsistent Actions by TOC.

     (a) Neither TOC nor any Affiliate will take any action or fail to take any action, which action or failure to act would cause the Contribution, Exchange and Distribution to fail to qualify under Sections 351(a), 355(a) and 368(a)(1)(D) of the Code or any corresponding provision of state or local law. Without limiting the foregoing, TOC and its Affiliates covenant to KRCS that:

          (i) During the Restricted Period, TOC will not liquidate, merge or consolidate with any other person, other than a wholly owned subsidiary.

          (ii) During the Restricted Period, neither TOC nor its Affiliates will sell, exchange, distribute or otherwise dispose of assets with an aggregate gross fair market value of greater than $[ ] million except in the ordinary course of business.

          (iii) Following the Distribution, TOC will, for a minimum of two years, continue the active conduct of the historic business as transferred to it in the Contribution.

          (iv) Neither TOC nor any Affiliate will take any action inconsistent with the information and representations in the Ruling Request.

          (v) Neither TOC nor any Affiliate will repurchase stock of TOC in a manner contrary to the requirements of Rev. Proc. 96-30, 1996-1, C.B. 696 or in a manner contrary to the representations made in Ruling Request.

          (vi) Neither TOC nor any Affiliate will enter into any negotiations, agreements or arrangements with respect to any of the foregoing.

     (b) TOC covenants and agrees, on behalf of itself and each other member of the TOC Group, that within the Restricted Period, TOC will not take any action (including stock issuances, whether pursuant to the exercise of options (or similar interests) or otherwise, option grants, capital contributions, or redemptions) or omit to take any action which may, either alone or in combination with actions or omissions by TOC or any other party, result in the imposition of any Restructuring Tax.

     (c) TOC covenants and agrees, on behalf of itself and each other member of the TOC Group, that neither TOC nor any other member of the TOC Group will take any position (on a Tax Return, in a Tax proceeding or audit, or otherwise) that is inconsistent with the Ruling Request or the Private Letter Ruling.

     (d) TOC covenants and agrees, on behalf of itself and each other member of the TOC Group, that, in addition to the other representations, warranties, covenants and agreements set forth in this

Agreement, TOC and each member of the TOC Group will take, or refrain from taking, as the case may be, such actions as KRCS may require as necessary to ensure that the Exchange, Distribution and Liquidation qualify for the intended Tax treatment, including such actions as KRCS determines may be necessary to preserve the Tax treatment set forth in the Private Letter Ruling. Without limiting the generality of the foregoing, TOC covenants and agrees, on behalf of itself and each other member of the TOC Group, that TOC and each member of the TOC Group shall cooperate with KRCS if KRCS determines to obtain additional Internal Revenue Service rulings with respect to the Exchange, Distribution or Liquidation or any portion thereof, including rulings pertaining to whether any actual or proposed change in facts and circumstances affects the Tax treatment of the Exchange, Distribution or Liquidation or any portion thereof, and KRCS shall reimburse TOC for reasonable third-party costs and expenses directly related to requests for additional Internal Revenue Service rulings that are initiated by KRCS.

     (e) Following the Distribution Date, TOC and its Affiliates may take any action or engage in conduct otherwise prohibited by this Section 11.02 so long as prior to such action or conduct, as the case may be, TOC obtains KRCS' Sole Discretion Consent and, if KRCS so requires, KRCS or TOC receives (i) a ruling from the Internal Revenue Service in form and substance satisfactory to KRCS, in its discretion, and upon which KRCS can rely, to the effect that the proposed action or conduct, as the case may be, will not cause the Exchange, Distribution or Liquidation or any portion thereof to fail to qualify for the Tax treatment stated in the Private Letter Ruling, or (ii) an opinion of counsel that is in form and substance satisfactory to KRCS, and upon which KRCS can rely (which ruling or opinion of counsel, as the case may be, shall be obtained at the sole cost and expense of TOC), to the effect that the proposed action or conduct, as the case may be, will not cause the Exchange, Distribution or Liquidation or any portion thereof to fail to qualify for the Tax treatment stated in the Private Letter Ruling.

     (f) Notwithstanding any other provision of this Agreement, TOC covenants, on behalf of itself and each other member of the TOC Group, that neither TOC nor any member of the TOC Group will apply for any additional Internal Revenue Service ruling pertaining to the Transactions or any portion thereof unless, prior to so applying, TOC obtains KRCS' consent, which consent shall not be unreasonably withheld or delayed. KRCS shall be entitled to review and approve any request for, or document relating to, any such ruling prior to its submission to the Internal Revenue Service.

     11.03. Redetermination. If, after the date hereof, the Internal Revenue Service issues Treasury Regulations under, or other guidance regarding, Section 355(e) of the Code, the Companies hereby agree to meet to review the conditions, requirements and covenants set forth in this Article 11, and to consider making appropriate revisions to this Article 11 as well as seeking any additional rulings as may be appropriate in light of such regulations or other guidance.

     11.04. Tender Offer or Purchase Offer. Notwithstanding anything to the contrary set forth in this Agreement, if, during the Restricted Period, any Person or group of Persons acquires beneficial ownership of KRCS or TOC common stock (or any other class of outstanding KRCS or TOC stock) or commences a tender or other purchase offer for the capital stock of KRCS or TOC or initiates any other form of transaction to acquire directly or indirectly KRCS or TOC stock, upon consummation of which such Person or group of Persons would acquire beneficial ownership of KRCS or TOC common stock (or any other class of outstanding KRCS or TOC stock) such that the Exchange, the Distribution or the Liquidation, or any portion thereof, shall fail to qualify as a tax-free transaction as a result of such acquisition, tender or other purchase offer, or other form of transaction, then the Company whose stock is the subject of the acquisition, tender or other purchase offer, or other form of transaction shall indemnify and hold harmless the other Company and its Affiliates against any and all Taxes and any other costs and liabilities imposed upon or incurred by the other Company, its Affiliates and their shareholders as a result of the failure of the Exchange, the Distribution or the Liquidation, or any portion thereof, to so qualify.

     Section 12. Survival of Obligations. All rights and obligations arising hereunder with respect to a Pre-Distribution Period shall survive until they are fully effectuated or performed provided, that notwithstanding anything in this Agreement to the contrary, this Agreement shall remain in effect and its provisions shall survive for the full period of all applicable statutes of limitation (giving effect to any extension, waiver or mitigation thereof).

     Section 13. Treatment of Payments

     13.01. Treatment of Tax Indemnity and Tax Benefit Payments. Unless required under the Code or other applicable Tax Law,

          (a) any Tax indemnity payments made by a Company under Section 5 shall be reported for Tax purposes by the payor and the recipient as distributions or capital contributions or combinations thereof, as appropriate, occurring immediately before the distribution of the KRCS and the TOC common shares to KROG shareholders on the Distribution Date, but only to the extent the payment does not relate to a Tax allocated to the payor in accordance with Treasury Regulation Section 1.1502-33(d) (or under corresponding principles of other applicable Tax Laws), and

          (b) any Tax Benefit payments made by a Company under Section 6, shall be reported for Tax purposes by the payor and the recipient as distributions or capital contributions, as appropriate, occurring immediately before the distribution of the KRCS and the TOC common shares to KROG shareholders on the Distribution Date, but only to the extent the payment does not relate to a Tax allocated to the payor in accordance with Treasury Regulation Section 1.1502-33(d) (or under corresponding principles of other applicable Tax Laws).

          (c) If any Tax indemnity payment made by a Company under Section 5 is treated as taxable income, such Tax indemnity payment shall be increased by any Tax cost incurred as the result of the receipt of such payment.

     13.02. Interest Under This Agreement. Anything herein to the contrary notwithstanding, to the extent one Company ("indemnitor") makes a payment of interest to another Company ("indemnitee") under this Agreement with respect to the period from the date that the indemnitee made a payment of Tax to a Tax Authority to the date that the indemnitor reimbursed the indemnitee for such Tax payment, or with respect to the period from the date that the indemnitor received a Tax Benefit to the date indemnitor paid the Tax Benefit to the indemnitee, the interest payment shall be treated as interest expense to the indemnitor (deductible to the extent provided by law) and as interest income by the indemnitee (includible in income to the extent provided by law).

     Section 14. Disagreements. If after good faith negotiations the parties cannot agree on the application of this Agreement to any matter, including, without limitation Section 4.05, then the matter will be referred to a nationally recognized accounting firm acceptable to each of the parties (the "Accounting Firm"). If the parties cannot agree on an Accounting Firm within 15 days, then Arthur Andersen, LLP and Deloitte & Touche shall choose a third nationally recognized accounting firm for this purpose. The Accounting Firm shall furnish written notice to the parties of its resolution of any such disagreement as soon as practical, but in any event no later than 45 days after its acceptance of the matter for resolution. Any such resolution by the Accounting Firm will be conclusive and binding on all parties to this Agreement. In accordance with Section 15, each party shall pay its own fees and expenses (including the fees and expenses of its representatives) incurred in connection with the referral of the matter to the Accounting Firm. All fees and expenses of the Accounting Firm in connection with such referral shall be shared equally by the parties affected by the matter.

     Section 15. Expenses. Except as provided in Section 14 and 2.05, each party and its Affiliates shall bear their own expenses incurred in connection with preparation of Tax Returns, Tax Contests and other matters related to Taxes under the provisions of this Agreement.

     Section 16. General Provisions

     16.01. Addresses and Notices. Any notice, demand, request or report required or permitted to be given or made to any party under this Agreement shall be in writing and shall be deemed given or made when delivered in party or when sent by first class mail or by other commercially reasonable means of written communication (including delivery by an internationally recognized courier service or by facsimile transmission) to the party at the party's address as follows:

        If to TOC:

        The O'Gara Company
        9113 LeSaint Drive
        Fairfield, Ohio 45014

        Att: Nicholas P. Carpinello
        Fax: (513) 874-1262
        Phone: (513) 881-5401

        If to KRCS:

        Kroll Risk Consulting Services, Inc.
        900 Third Avenue
        New York, N.Y. 10022

        Att: Nazzareno E. Paciotti
        Fax: (212) 593-2631
        Phone: (212) 833-3322

        If to Securify:

        [Name/Address]

A party may change the address, person's attention or facsimile number for receiving notices under this Agreement by providing written notice of such change to the other parties.

     16.02. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their successors and assigns.

     16.03. No Third Party Beneficiaries. This Agreement is not intended to, and does not, create any third party contractual or other rights. No person or entity, including a holder of common stock of KROG, KRCS or TOC, shall be deemed to be a third party beneficiary with respect to this Agreement.

     16.04. Waiver; Modification. No delay on the part of any party hereto in the exercise of any right, power or remedy arising hereunder shall operate as a waiver thereof. No waiver shall be effective unless in writing and signed by the party or parties granting the waiver and such waiver shall be effective only with respect to the specific matters set forth therein. This Agreement may be amended by agreement of the parties hereto at any time prior to the Distribution Date. No amendment or modification of this Agreement shall be effective unless in writing and signed by all parties hereto.

     16.05. Invalidity of Provisions. If any provision of this Agreement is or becomes invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby.

     16.06. Further Action. The parties shall execute and deliver all documents, provide all information and take or refrain from taking action as may be necessary or appropriate to achieve the purposes of this Agreement, including, without limitation, the execution and delivery to the other parties and their Affiliates and representatives of such powers of attorney or other authorizing documentation as is reasonably necessary or appropriate in connection with Tax Contests (or portions thereof) under the control of such other parties in accordance with Section 9 hereof.

     16.07. Integration. This Agreement constitutes the entire agreement among the parties pertaining to the subject matter of this Agreement and supersedes all prior agreements and understandings pertaining thereto. In the event of any inconsistency between this Agreement and the Reorganization Agreement or any other agreements relating to the transactions contemplated by the Reorganization Agreement, the provisions of this Agreement shall control.

     16.08. Construction. The language in all parts of this Agreement shall in all cases be construed according to its fair meaning and shall not be strictly construed for or against any party.

     16.09. No Double Recovery; Subrogation. No provision of this Agreement shall be construed to provide an indemnity or other recovery for any costs, damages or other amounts for which the damaged party has been fully compensated under any other provision of this Agreement or under any other agreement or action at law or equity. Unless expressly required in this Agreement, a party shall not be required to exhaust all remedies available under other agreements or at law or equity before recovering under the remedies provided in this Agreement. Subject to any limitations provided in this Agreement (for example, the limitation on filing claims for refund in Section 4.06), the indemnifying party shall be subrogated to all rights of the indemnified party for recovery from any third party.

     16.10. Counterparts. Agreement may be executed in two or more counterparts, each of which shall be deemed an original, and all of which taken together shall constitute one and the same instrument.

     16.11. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts executed in and to be performed in that State.

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     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by the respective officers as of the date set forth above.

                                     THE O'GARA COMPANY

                                     By:
                                        ----------------------------------------

                                     Its:
                                       -----------------------------------------

                                     KROLL RISK CONSULTING SERVICES, INC.

                                     By:
                                        ----------------------------------------

                                     Its:
                                       -----------------------------------------

                                     SECURIFY, INC.

                                     By:
                                        ----------------------------------------

                                     Its:
                                       -----------------------------------------

                                  EXHIBIT 6.12

     See form of Cross-Indemnification Agreement attached hereto.

                        CROSS-INDEMNIFICATION AGREEMENT

     This Cross-Indemnification Agreement dated as of the      day of
             , 2000 (the "Agreement") is entered into by and between THE KROLL-O'GARA COMPANY, an Ohio corporation (the "Company"), KROLL RISK CONSULTING SERVICES, INC., a Delaware corporation ("KRCS"), and THE O'GARA COMPANY, an Ohio corporation ("TOC").

     A. The Company, TOC and KRCS, among others, have entered into an Agreement and Plan of Reorganization and Dissolution dated as of September 8, 2000 (the "Reorganization Agreement").

     B. This Agreement is being entered into pursuant to Sections 1.08 and 6.11 of the Reorganization Agreement.

     C. Terms not otherwise defined herein shall have the respective meanings set forth in Article XXII of the Reorganization Agreement.

     NOW THEREFORE, in consideration of the premises and the mutual agreements, provisions and covenants contained herein, the parties agree as follows:

                                   ARTICLE I

                          RELEASE AND INDEMNIFICATION

     1.1. Release of Pre-Closing Claims. (a) Except as provided in Section 1.1(d) hereof, effective as of the Distribution Date, KRCS does hereby, for itself and each other member of the KRCS Group, their respective Affiliates (other than any member of the TOC Group and the Company), successors and assigns, and, to the extent legally possible, all Persons who at any time prior to the Distribution Date have been shareholders, directors, officers, agents or employees of any member of the KRCS Group (in each case, in their respective capacities as such), remise, release and forever discharge the Company, each member of the TOC Group, their respective Affiliates (other than any member of the KRCS Group), successors and assigns, and all Persons who at any time prior to the Distribution Date have been shareholders, directors, officers, agents or employees of the Company or the TOC Group (in each case, in their respective capacities as such) other than officers and directors of the KRCS Group, and their respective heirs, executors, administrators, successors and assigns, from any and all Liabilities whatsoever, whether at law or in equity (including any right of contribution), whether arising under any contract or agreement, by operation of law or otherwise, existing or arising from any acts or events occurring or failing to occur or alleged to have occurred or to have failed to occur or any conditions existing or alleged to have existed on or before the Distribution Date, including in connection with the Contemplated Transactions.

     (b) Except as provided in Section 1.1(d) hereof, effective as of the Distribution Date, the Company does hereby, for itself and its Affiliates (other than any member of the KRCS Group or the TOC Group), successors and assigns, and, to the extent legally possible, all Persons who at any time prior to the Distribution Date have been shareholders, directors, officers, agents or employees of the Company (in each case, in their respective capacities as such), remise, release and forever discharge KRCS, TOC, the respective members of the KRCS Group, the respective members of the TOC Group, their respective Affiliates (other than the Company), successors and assigns, and all Persons who at any time prior to the Distribution Date have been shareholders, directors, officers, agents or employees of any member of the KRCS Group or the TOC Group (in each case, in their respective capacities as such), and their respective heirs, executors, administrators, successors and assigns, from any and all Liabilities whatsoever, whether at law or in equity (including any right of contribution), whether arising under any contract or agreement, by operation of law or otherwise, existing or arising from any acts or events occurring or failing to occur or alleged to have occurred or to have failed to occur or any conditions existing or alleged to have existed on or before the Distribution Date, including in connection with the Contemplated Transactions.

     (c) Except as provided in Section 1.1(d) hereof, effective as of the Distribution Date, TOC does hereby, for itself and each other member of the TOC Group, their respective Affiliates (other than any member of the KRCS Group or the Company), successors and assigns, and, to the extent legally possible, all Persons who at any time prior to the Distribution Date have been shareholders, directors, officers or employees of any member of the TOC Group (in each case, in their respective capacities as such), remise, release and forever discharge the Company, KRCS, the respective members of the KRCS Group, their respective Affiliates (other than any member of the TOC Group), successors and assigns, and all Persons who at any time prior to the Distribution Date have been shareholders, directors, officers, agents, or employees of any member of the KRCS Group or the Company (in each case, in their respective capacities as such) other than officers and directors of the TOC Group, and their respective heirs, executors, administrators, successors and assigns, from any and all Liabilities whatsoever, whether at law or in equity (including any right of contribution), whether arising under any contract or agreement, by operation of law or otherwise, existing or arising from any acts or events occurring or failing to occur or alleged to have occurred or to have failed to occur or any conditions existing or alleged to have existed on or before the Distribution Date, including in connection with the Contemplated Transactions.

     (d) Nothing contained in Section 1.1(a), (b) or (c) above shall impair any right of any Person to enforce this Agreement, the Reorganization Agreement, any other Ancillary Agreement or any agreements, arrangements, commitments or understandings that are specified in the Reorganization Agreement or the applicable Exhibits thereto. Nothing contained in Section 1.1(a), (b) or (c) shall remise, release or otherwise discharge any Person from:

          (i) any Liability provided in or resulting from any agreement that is specified in the Reorganization Agreement as not terminating as of the Exchange Date;

          (ii) any Liability assumed by or transferred, assigned or allocated to the Company, to any member of the KRCS Group or to any member of the TOC Group in accordance with this Agreement, the Reorganization Agreement or any other Ancillary Agreement;

          (iii) Any Liability of the Company, any member of the KRCS Group or any member of the TOC Group arising out of this Agreement, the Reorganization Agreement or any other Ancillary Agreement;

          (iv) any Liability for the sale, lease, construction or receipt of goods, property or services purchased, obtained or used in the ordinary course of business by the Company, a member of the KRCS Group or a member of the TOC Group from any of the others prior to the Exchange Date;

          (v) any Liability for unpaid amounts for products or services or refunds owing on products or services due on a value-received basis for work done by the Company, a member of the KRCS Group or a member of the TOC Group at the request or on behalf of any of the others; or

          (vi) any Liability that any of them may have with respect to indemnification or contribution pursuant to this Agreement for claims brought against them by third Persons, which Liability shall be governed by
     Section 1.4 and 1.5 hereof and, if applicable, the appropriate provisions of the Reorganization Agreement or any other Ancillary Agreements.

     (e) KRCS shall not make, and shall not permit any member of the KRCS Group to make, any claim or demand, or commence any Action asserting any claim or demand, including any claim of contribution or any indemnification, against the Company, TOC or any member of the TOC Group, or any other Person released pursuant to Section 1.1(a), with respect to any Liabilities released pursuant to Section 1.1(a). The Company shall not make any claim or demand, or commence any Action asserting any claim or demand, including any claim of contribution or any indemnification, against KRCS or any member of the KRCS Group, TOC or any member of the TOC Group, or any other Person released pursuant to Section 1.1(b), with respect to any Liabilities released pursuant to Section 1.1(b). TOC shall not make, and shall not permit any member of the TOC Group to make, any claim or demand, or commence any Action asserting any claim or demand, including any claim of contribution or indemnification, against KRCS or any member of the KRCS Group, the Company, or any other Person released pursuant to Section 1.1(c), with respect to Liabilities released pursuant to Section 1.1(c).

     (f) It is the intent of each of the Company, TOC and KRCS by virtue of the provisions of this Section 1.1 to provide for a full and complete release and discharge of all Liabilities existing or arising from all acts and events occurring or failing to occur or alleged to have occurred or to have failed to occur and all conditions existing or alleged to have existed on or before the Distribution Date, between or among any member of the KRCS Group, any member of the TOC Group, and the Company (including any contractual agreements or arrangements existing or alleged to exist between or among any such members on or before the Distribution Date), except as expressly set forth in Section 1.1(d). At any time, at the request of any other party, each party shall cause each member of its Group to execute and deliver further releases reflecting the provisions hereof.

     1.2. Indemnification by KRCS. Except as provided in Section 1.5, KRCS shall indemnify, defend and hold harmless each of the Company Indemnitees and each of the TOC Indemnitees from and against any and all Liabilities relating to, arising out of or resulting from any of the following items:

          (a) the failure of KRCS or any other member of the KRCS Group or any other Person to pay, perform or otherwise promptly discharge any KRCS Liabilities, whether prior to or after the Distribution Date or the date hereof;

          (b) the KRCS Business or any KRCS Liability;

          (c) any breach by any member of the KRCS Group of this Agreement, the Reorganization Agreement or any of the other Ancillary Agreements;

          (d) any untrue statement or alleged untrue statement of a material fact or omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, with respect to all information (other than with respect to any information therein provided by the Company, TOC, TMO, WTO or any of the other O'Gara Exchanging Shareholders specifically for inclusion therein) contained in the KRCS Registration Statement;

          (e) any untrue statement or alleged untrue statement of a material fact or omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, with respect to all information in the TOC Registration Statement provided by KRCS, JBK or any of the other KRCS Exchanging Shareholders specifically for inclusion therein; or

          (f) any untrue statement or alleged untrue statement of a material fact or omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, with respect to all information in the Proxy Statement provided by KRCS, JBK or any of the other KRCS Exchanging Shareholders specifically for inclusion therein;

          provided, however, that KRCS shall have no obligation to indemnify, defend or hold harmless any of the Company Indemnitees or any of the TOC Indemnitees, from and against any Liability not involving a Third Party Claim for (i) any consequential damages, (ii) any damages for lost profits or (iii) any special or punitive damages.

     1.3. Indemnification by TOC. Except as provided in Section 1.5, TOC shall indemnify, defend and hold harmless each of the KRCS Indemnitees and each of the Company Indemnitees, from and against any and all Liabilities relating to, arising out of or resulting from any of the following items:

          (a) the failure of TOC or any other member of the TOC Group or any other Person to pay, perform or otherwise promptly discharge any TOC Liabilities, whether prior to or after the Distribution Date or the date hereof;

          (b) the TOC Business or any TOC Liability;

          (c) any breach by TOC or any member of the TOC Group of this Agreement, the Reorganization Agreement or any of the other Ancillary Agreements;

          (d) any untrue statement or alleged untrue statement of a material fact or omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, with respect to all information (other than with respect to any information therein provided by the Company, KRCS, JBK or any of the other KRCS Exchanging Shareholders specifically for inclusion therein) contained in the TOC Registration Statement;

          (e) any untrue statement or alleged untrue statement of a material fact or omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, with respect to all information in the KRCS Registration Statement provided by TOC, TMO, WTO or any of the other O'Gara Exchanging Shareholders specifically for inclusion therein;

          (f) any untrue statement or alleged untrue statement of a material fact or omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, with respect to all information in the Proxy Statement provided by TOC, TMO, WTO or any of the other O'Gara Exchanging Shareholders specifically for inclusion therein; or

          (g) the financial information of TOC included in the KRCS Registration Statement;

          provided, however, that TOC shall have no obligation to indemnify, defend or hold harmless any of the Company Indemnitees or any of the KRCS Indemnitees, from and against any Liability not involving a Third Party Claim for (i) any consequential damages, (ii) any damages for lost profits or (iii) any special or punitive damages.

     1.4. Indemnification Obligations Net of Insurance Proceeds and Tax
Benefits.

     (a) The parties intend that any Liability subject to indemnification or reimbursement pursuant to Section 1.2 or 1.3 will be net of Insurance Proceeds that actually reduce the amount of the Liability. Accordingly, the amount which any Indemnifying Party is required to pay to any Indemnitee will be reduced by any Insurance Proceeds theretofore actually recovered by or on behalf of the Indemnitee in reduction of the related Liability. If an Indemnitee receives a payment (an "Indemnity Payment") required by this Agreement from an Indemnifying Party in respect of any Liability and subsequently receives, realizes or recovers Insurance Proceeds with respect thereto, then the Indemnitee will pay to the Indemnifying Party an amount equal to the excess of the Indemnity Payment received over the amount of the Indemnity Payment that would have been due if the Insurance Proceeds had been received, realized or recovered before the Indemnity Payment was made.

     (b) In the case of any Shared Contingent Liability, any Insurance Proceeds received, realized or recovered by any party in respect of the Shared Contingent Liability will be shared among the parties in such manner as may be necessary so that the obligations of the parties for such Shared Contingent Liability, net of such Insurance Proceeds, will remain in proportion to their respective Shared Percentages, regardless of which party or parties may actually receive, realize or recover such Insurance Proceeds.

     (c) An insurer who would otherwise be obligated to pay any claim shall not be relieved of the responsibility with respect thereto or, solely by virtue of the indemnification provisions hereof, have any subrogation rights with respect thereto, it being expressly understood and agreed that no insurer or any other third party shall be entitled to a "windfall" (i.e., a benefit they would not be entitled to receive in the absence of the indemnification provisions) by virtue of the indemnification provisions hereof.

     (d) The parties intend that any Liability subject to indemnification or reimbursement pursuant to Section 1.2 or 1.3 will be net of any Tax benefit received as a result of such Liability. Accordingly, the amount which any Indemnifying Party is required to pay to any Indemnitee will be reduced by any Tax deduction or other Tax benefit received by the Indemnitee as a result of such Liability.

     1.5. Procedures for Indemnification of Third Party Claims.

     (a) If a claim or demand (other than a claim or demand that a Person believes is a Shared Contingent Liability in which case Section 1.6 hereof shall govern) is made against a Company Indemnitee, TOC Indemnitee or a KRCS Indemnitee (each, an "Indemnitee") by any person who is not a party to this Agreement or a subsidiary of a party to this Agreement (a "Third Party Claim") as to which such Indemnitee may be entitled to indemnification pursuant to this Agreement, such Indemnitee shall notify the party which is or may be required pursuant to Section 1.2 or Section 1.3 hereof to make such indemnification (the "Indemnifying Party") in writing, and in reasonable detail, of the Third Party Claim promptly (and in any event within fifteen (15) business days) after receipt by such Indemnitee of written notice of the Third Party Claim; provided, however, that failure to give such notification shall not affect the indemnification provided hereunder except to the extent the Indemnifying Party shall have been actually prejudiced as a result of such failure (except that the Indemnifying Party shall not be liable for any expenses incurred during the period in which the Indemnitee failed to give such notice). Thereafter, the Indemnitee shall deliver to the Indemnifying Party promptly (and in any event within five (5) business days) after the Indemnitee's receipt thereof, copies of all notices and documents (including court papers) received by the Indemnitee relating to the Third Party Claim.

     If a Third Party Claim is made against an Indemnitee, the Indemnifying Party shall be entitled to participate in the defense thereof and, if it so chooses to assume the defense thereof with counsel selected by the Indemnifying Party and reasonably acceptable to the Indemnitee. Should the Indemnifying Party so elect to assume the defense of a Third Party Claim, the Indemnifying Party shall, within thirty (30) days (or sooner if the nature of the Third Party Claim so requires), notify the Indemnitee of its intent to do so, and the Indemnifying Party shall thereafter not be liable to the Indemnitee for legal or other expenses subsequently incurred by the Indemnitee in connection with the defense thereof; provided, that the Indemnitee shall have the right to employ separate counsel if, in the Indemnitee's reasonable judgment, a conflict of interest between the Indemnitee and the Indemnifying Party exists in respect of such claim which would make representation of both parties by one counsel inappropriate, and in such event the fees and expenses of one such separate counsel for all Indemnitees shall be paid by the Indemnifying Party. If the Indemnifying Party assumes such defense, the Indemnitee shall have the right to participate in the defense thereof and to employ counsel, subject to the proviso of the preceding sentence, at its own expense, separate from the counsel employed by the Indemnifying Party, it being understood that the Indemnifying Party shall control such defense. The Indemnifying

Party shall be liable for the fees and expenses of counsel employed by the Indemnitee for any period during which the Indemnifying Party has failed to assume the defense thereof (other than during the period prior to the time the Indemnitee shall have given notice of the Third Party Claim as provided above). If the Indemnifying Party so elects to assume the defense of any Third Party Claim, all of the Indemnitees shall cooperate with the Indemnifying Party in the defense or prosecution thereof, including by providing or causing to be provided, records and witnesses as soon as reasonably practicable after receiving any request therefor from or on behalf of the Indemnifying Party.

     In no event will the Indemnitee admit any liability with respect to, or settle, compromise or discharge, any such Third Party Claim without the Indemnifying Party's prior written consent; provided, however, that the Indemnitee shall have the right to settle, compromise or discharge such Third Party Claim without the consent of the Indemnifying Party if the Indemnitee releases the Indemnifying Party from its indemnification obligation hereunder with respect to such Third Party Claim and such settlement, compromise or discharge would not otherwise adversely affect the Indemnifying Party. The Indemnitee will agree to any settlement, compromise or discharge of a Third Party Claim that the Indemnifying Party may recommend and that by its terms obligates the Indemnifying Party to pay the full amount of the liability in connection with such Third Party Claim and releases the Indemnitee completely in connection with such Third Party Claim and that would not otherwise adversely affect the Indemnitee. If an Indemnifying Party elects not to assume the defense of a Third Party Claim, or fails to notify an Indemnitee of its election to do so as provided herein, such Indemnitee will diligently defend the Third Party Claim with counsel selected by the Indemnitee and reasonable acceptable to the Indemnifying Party and may compromise or settle such Third Party Claim only with the prior written consent of the Indemnifying Party, which shall not be unreasonably withheld.

     Notwithstanding the foregoing, the Indemnifying Party shall not be entitled to assume the defense of any Third Party Claim (and shall be liable for the reasonable fees and expenses of counsel chosen by the Indemnitee in defending such Third Party Claim) if: (i) the Third Party Claim seeks an order, injunction or other equitable relief or relief for other than money damages against the Indemnitee which the Indemnitee reasonably determines, after conferring with its counsel, cannot be separated from any related claim for money damages. If such equitable relief or other relief portion of the Third Party Claim can be so separated from that for money damages, the Indemnifying Party shall be entitled to assume the defense of the portion relating to money damages; (ii) the Indemnifying Party would not have the financial resources to pay for the amount of a final settlement or judgment of such Third Party Claim that is reasonably expected; (iii) resolution of the Third Party Claim could lead to claims of criminal violations; or (iv) an adverse resolution of the Third Party Claim could have a material adverse effect on the business on the Indemnitee that would be disproportionate to any damages being sought.

     (b) In the event of payment by an Indemnifying Party to any Indemnitee in connection with any Third Party Claim, such Indemnifying Party shall be subrogated to and shall stand in the place of such Indemnitee as to any events or circumstances in respect of which such Indemnitee may have any right or claim relating to such Third Party Claim against any claimant or plaintiff asserting such Third Party Claim. Such Indemnitee shall cooperate with such Indemnifying Party in a reasonable manner, and at the cost and expense of such Indemnifying Party, in prosecuting any subrogated right or claim.

     (c) The remedies provided in this Section 1.5 shall be cumulative and shall not preclude assertion by any Indemnitee of any other rights or the seeking of any and all other remedies against any Indemnifying Party.

     (d) Indemnification required by this Section 1.5 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when invoices are received or loss, liability, damage or expense is incurred.

     1.6 Procedures for Indemnification of Third Party Claims that are or may be a Shared Contingent Liability.

     (a) Shared Contingent Liabilities initially shall include, without limitation, the items listed on Exhibit A attached hereto.

     (b) If the Company, any member of the TOC Group or any member of the KRCS Group shall receive notice or otherwise learn of the assertion of a Third Party Claim which may reasonably be determined to be a Shared Contingent Liability, such Person shall give the parties to this Agreement written notice thereof within ten (10) days after becoming aware of such Third Party Claim. Any such notice shall describe the Third Party Claim in reasonable detail.

     (c) If an Indemnitee, the party receiving any notice pursuant to Section
1.5 or 1.6 or any other party to this Agreement believes that a Third Party Claim is or may be a Shared Contingent Liability, such Indemnitee or other party receiving notice may make a Determination Request at any time following any notice given by the Indemnitee to the parties to this Agreement pursuant to
Section 1.6(b).

     (d) The in-house general counsel of TOC and the Chief Financial Officer of KRCS shall constitute the Contingent Claim Committee and shall act on the Determination Request. The Contingent Claim Committee shall determine which party will assume the defense of any Third Party Claim that is determined to be a Shared Contingent Liability and shall decide all other matters pertaining to the control and settlement of any Shared Contingent Liability. Any Indemnitee who is not determined by the Contingent Claim Committee to control such matter shall have the right to employ separate counsel and to participate in (but not control) the defense, compromise or settlement thereof, but all fees and expenses of such counsel shall be the expense of such Indemnitee. The Contingent Claim Committee's determination (which shall be made within thirty (30) days of such Determination Request), if unanimous, shall be binding on all of the parties and their respective successors and assigns. In the event that the Contingent Claim Committee cannot reach a unanimous determination as to whether a matter is a Shared Contingent Liability or an Exclusive Contingent Liability within five (5) days of receipt of a Determination Request, the issue will be submitted for binding arbitration in Cincinnati, Ohio. The arbitrator shall be selected by the party making the Determination Request and approved by the other party, which approval shall not be unreasonably or untimely withheld. Once selected and approved, the arbitrator, using the rules of the American Arbitration Association, shall appoint a time and place for a pre-hearing status conference not more than five (5) days from the date of his or her appointment, and shall appoint a time and place for a final hearing not more than five (5) days from the date of the status conference. The arbitrator shall render a single written decision stating with reasonable detail the reasons for the decision reached. Each party shall bear its own cost of preparing for and presenting its case; and the cost of arbitration, including the fees and expenses of the arbitrator will be shared by the parties in accordance with the Shared Percentage of each.

     (e) Each of TOC and KRCS shall be responsible for its Shared Percentage of any Third Party Claim that is a Shared Contingent Liability, and the costs and expenses thereof shall be included in the calculation of the amount of the applicable Shared Contingent Liability in determining the reimbursement obligations of the parties with respect thereto pursuant to this Section 1.6. It shall not be a defense to any obligation by any party to pay any amount in respect of any Shared Contingent Liability that such party was not in control of the defense thereof, that such party's views or opinions as to the conduct of such defense were not accepted or adopted, that such party does not approve of the quality or manner of the defense thereof or that such Shared Contingent Liability was incurred by reason of a settlement rather than by a judgment or other determination of liability.

     (f) Any amount owed in respect of any Shared Contingent Liabilities (including reimbursement for the cost or expense of defense of any Third Party Claim that is a Shared Contingent Liability pursuant to this Section 1.6) shall be remitted promptly after the party entitled to such amount provides an invoice (including reasonable supporting information with respect thereto) to the party owing such amount.

     (g) The provisions of this Agreement shall not apply to Taxes (which are covered by the Tax Sharing Agreement).

     (h) In the case of any Shared Contingent Liability, the party defending any Third Party Claim that is a Shared Contingent Liability shall be entitled to reimbursement from the other party in advance of a final determination of any Action for amounts paid in respect of costs and expenses (including allocated costs of in-house counsel and other personnel) related thereto, from time to time as such costs and expenses are incurred.

     (i) Any amounts invoiced and properly payable in accordance with this
Section 1.6 that are not paid within thirty (30) days of such invoice shall bear interest at the Prime Rate plus 2% per annum.

                                   ARTICLE II

                            MISCELLANEOUS PROVISIONS

     2.1 Notices. All notices, consents, waivers or other communications between the parties hereto shall be in writing and shall be deemed delivered on the date actually received by personal delivery, facsimile, overnight courier, ordinary mail or other such means, or five (5) days after being mailed by United States certified or registered mail, return receipt requested, with postage prepaid, in each case addressed as follows:

        (a) If to KRCS:

           Kroll Risk Consulting Services, Inc.
           900 Third Avenue
           New York, New York 10022
           Attention: Sabrina Perel, Esq.
           Fax: (212) 750-6194
           Phone: (212) 833-3392

        with a copy to:

           Kramer Levin Naftalis & Frankel LLP
           919 Third Avenue
           New York, New York 10022
           Attention: Peter S. Kolevzon, Esq.
           Fax: (212) 715-8000
           Phone: (212) 715-9288

        (b) If to TOC:

           The O'Gara Company
           9113 LeSaint Drive
           Fairfield, Ohio 45014
           Attention: Wilfred T. O'Gara
           Fax: (513) 874-1262
           Phone: (513) 881-5440
        with copies to:

           The O'Gara Company
           9113 LeSaint Drive
           Fairfield, Ohio 45014
           Attention: Abram S. Gordon, Esq.
           Fax: (513) 874-1262
           Phone: (513) 881-5481

        and

           Taft, Stettinius & Hollister LLP
           1800 Firstar Tower
           425 Walnut Street
           Cincinnati, Ohio 45202-3957
           Attention: Timothy E. Hoberg, Esq.
           Fax: (513) 381-0205
Phone: (513) 381-2838

        (c) If to the Company:

           The Kroll-O'Gara Company
           9113 LeSaint Drive
           Fairfield, Ohio 45014
           Attention: Abram S. Gordon
           Fax: (513) 874-1262
           Phone: (513) 881-5440

        with copies to:

           Kramer Levin Naftalis & Frankel LLP
           919 Third Avenue
           New York, New York 10022
           Attention: Peter S. Kolevzon, Esq.
           Fax: (212) 715-8000
           Phone: (212) 715-9288

        and

           Taft, Stettinius & Hollister LLP
           1800 Firstar Tower
           425 Walnut Street
           Cincinnati, Ohio 45202-3957
           Attention: Timothy E. Hoberg, Esq.
           Fax: (513) 381-0205
           Phone: (513) 381-2838

or to such other addresses, to the attention of such other persons or to such other fax or phone numbers as any party hereto may specify in a notice given pursuant to this Section 2.1.

     2.2 Amendment. This Agreement may not be modified or amended except in a writing signed by each of the parties hereto.

     2.3 Assignment. This Agreement shall not be assignable, in whole or in part, directly or indirectly, by any party hereto without the prior written consent of the other party hereto, and any attempt to assign any rights or obligations arising under this Agreement shall be void.

     2.4 Successors and Assigns. The provisions of this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and permitted assigns.

     2.5 Termination. This Agreement shall be terminated upon termination of the Reorganization Agreement prior to the completion of the Contemplated Transactions.

     2.6 Third Party Beneficiaries. Except as contemplated by Article I hereof, this Agreement is solely for the benefit of the parties hereto and their respective subsidiaries and Affiliates and should not be deemed to confer upon any Person who is not a party hereto any remedy, claim, liability, reimbursement, claim of action or other right in excess of those existing without reference to this Agreement.

     2.7 Title and Headings. Titles and headings to sections herein contained are inserted for the convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

     2.8 Exhibits and Schedules. The exhibits and schedules shall be construed with and as an integral part of this Agreement to the same extent as if the same had been set forth verbatim herein.

     2.9 Governing Law. This Agreement shall be construed in accordance with the laws of the State of Ohio applicable to agreements made and to be performed entirely therein.

     2.10 Severability. If any one or more of the nonmaterial sections, sentences or other portions of this Agreement shall be determined by a court of competent jurisdiction to be invalid, the invalidity of any such section, sentence or other portion of this Agreement shall in no way affect the validity or effectiveness of the remainder of this Agreement, and this Agreement shall continue in force to the fullest extent permitted by law.

     2.11 Counterparts; Entire Agreement. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement when signed by each of the parties and delivered to the other party. This Agreement, the Reorganization Agreement and each of the other Ancillary Agreements, and the exhibits and schedules hereto and thereto, contain the entire agreement between the parties with respect to the subject matter hereof, supersede all previous agreements, negotiations, discussions, writings and understandings with respect to such subject matter and there are no agreements or understandings between the parties other than those set forth or referred to herein or therein.

                                  ARTICLE III

                                  DEFINITIONS

     3.1 Definitions.

     "Affiliate" shall mean a Person that controls, is controlled by, or is under common control with another Person.

     "Company Indemnitees" shall mean the Company, each of their respective present, former or future directors, officer, employees and agents as such, and each of the heirs, executors, successors and assigns of any of the forgoing, except the KRCS Indemnitees and the TOC Indemnitees.

     "Contingent Claim Committee" shall have the meaning set forth in Section 1.6(d) hereof.

     "Contingent Liability" means any Liability, other than Liabilities for Taxes (which are governed by the Tax Sharing Agreement), of the Company, TOC, KRCS or any of their respective Affiliates, whenever arising, to any Person other than the Company, TOC, KRCS or any of their respective Affiliates, if and to the extent that (i) such Liability is based on, or is allegedly based on, acts or omissions arising prior to or on the Distribution Date and (ii) the existence or scope of the obligation of the Company, TOC, KRCS or any of their respective Affiliates as of the Distribution Date with respect to such Liability was not acknowledged, fixed or determined in any material respect, due to a dispute or other uncertainty as of the Distribution Date or as a result of the failure of such Liability to have been discovered or asserted as of the Distribution Date (it being understood that the existence of a litigation or other reserve with respect to any Liability shall not be sufficient for such Liability to be considered acknowledged, fixed or determined). For purposes of the foregoing, a Liability shall be deemed to have accrued as of the Distribution Date if all the elements necessary for the assertion of a claim with respect to such Liability shall have occurred on or prior to the Distribution Date, such that the claim, were it asserted in an Action on or prior to the Distribution Date, would not be dismissed by a court on ripeness or similar grounds.

     "Determination Request" shall mean a written request to the Contingent Claim Committee, pursuant to Section 1.6, for a determination as to whether a Third Party Claim specified in such request constitutes a Shared Contingent Liability.

     "Exclusive Contingent Liability" shall mean any Exclusive TOC Contingent Liability or Exclusive KRCS Contingent Liability.

     "Exclusive KRCS Contingent Liability" shall mean any Contingent Liability if such Contingent Liability relates solely to any KRCS Business, or is shared between the Company and a member of the KRCS Group or if such Contingent Liability is expressly assigned to KRCS pursuant to this Agreement, the Reorganization Agreement or any other Ancillary Agreement.

     "Exclusive TOC Contingent Liability" shall mean any Contingent Liability if such Contingent Liability relates solely to any TOC Business, or is shared between the Company and a member of the TOC Group or if such Contingent Liability is expressly assigned to TOC pursuant to this Agreement, the Reorganization Agreement or any other Ancillary Agreement.

     "Group" shall mean either the TOC Group or the KRCS Group, as the context requires.

     "Indemnifying Party" shall have the meaning set forth in Section 1.5(a) hereof.

     "Indemnitee" shall have the meaning set forth in Section 1.5(a) hereof.

     "Insurance Proceeds" shall mean those monies:

          (a) received by an insured from an insurance carrier; or

          (b) paid by an insurance carrier on behalf of the insured.

          In any such case net of any applicable premium adjustments (including reserves and retrospectively rated premium adjustments) and net of any costs or expenses incurred in the collection thereof.

     "KRCS Indemnitees" shall mean KRCS, each member of the KRCS Group, each of their respective present, former or future directors, officers, employees and agents, as such, and each of the heirs, executors, successors and assigns of any of the foregoing.

     "Prime Rate" shall mean the rate which KeyBank (or any successor thereto) announces from time to time as its prime lending rate, as in effect from time to time.

     "Shared Contingent Liability" shall mean, without duplication, any Contingent Liability that is not an Exclusive TOC Contingent Liability or an Exclusive KRCS Contingent Liability.

     "Shared KRCS Percentage" shall mean 58.508%.

     "Shared Percentage" shall mean the Shared TOC Percentage or the Shared KRCS Percentage, as the case may be.

     "Shared TOC Percentage" shall mean 41.492%.

     "Tax" or "Taxes" shall have the meaning set forth in the Tax Sharing Agreement.

     "Third Party Claim" shall have the meaning set forth in Section 1.5(a).

     "TOC Indemnitees" shall mean TOC, each member of the TOC Group, each of their respective present, former or future directors, officers, employees and agents, as such, and each of the heirs, executors, successors and assigns of any of the foregoing.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date and year first above written.

                                          THE KROLL-O'GARA COMPANY

                                          By:
                                          --------------------------------------

                                          Name:
                                          --------------------------------------

                                          Title:
                                          --------------------------------------

                                          KROLL RISK CONSULTING SERVICES, INC.

                                          By:
                                          --------------------------------------

                                          Name:
                                          --------------------------------------

                                          Title:
                                          --------------------------------------

                                          THE O'GARA COMPANY

                                          By:
                                          --------------------------------------

                                          Name:
                                          --------------------------------------

                                          Title:
                                          --------------------------------------

                                   EXHIBIT A

1. Any and all liabilities pursuant to that certain Compensation and Indemnification Agreement between the Company and the Special Committee.

2. All costs and expenses relating to the winding up of the business and subsequent dissolution of the Company after the Distribution Date, including, without limitation all professional fees and expenses relating to the preparation of final tax returns and filings to be made with the SEC.

3. All Liabilities for any breach by the Company of this Agreement, the Reorganization Agreement or any of the other Ancillary Agreements.

4. Any and all liabilities pursuant to In re Kroll-O'Gara Company Shareholders Litigation, Lead Case No. 99 CIV 11387 9LMM (Consolidated Cases) filed in the United States District Court, Southern District of New York, including any amendments, supplements, modifications, re-filings or appeals of the foregoing Action which arise out of the same subject matter thereof.

5. Any and all liabilities pursuant to In re Kroll-O'Gara Company Shareholders Litigation, Case No. CV99 11 2178 (Consolidated Cases) filed in the Court of Common Pleas, Butler County, Ohio, including any amendments, supplements, modifications, re-filings or appeals of the foregoing Action which arise out of the same subject matter thereof.

6. Any and all liabilities to make payments to Dissenters as required by law and any other liabilities and expenses relating to shareholders' rights of appraisal in connection with the Contemplated Transactions.

                                EXHIBIT 22.01(A)

                               KROLL SUBSIDIARIES

 1.   O'GARA SATELLITE NETWORKS, INC., a Delaware corporation.*
 2.   O'GARA SATELLITE NETWORKS LIMITED, an Irish company.*
 3.   O'GARA SATELLITE NETWORKS LIMITED, a U.K. company.
 4.   NEXT DESTINATION LIMITED, a U.K. corporation.
 5.   KROLL HOLDINGS, INC., a Delaware corporation.
 6.   KROLL ASSOCIATES, INC., a Delaware corporation.
 7. KROLL ENVIRONMENTAL ENTERPRISES, INC., a Delaware corporation.
 8.   KROLL ELECTRONIC RECOVERY, INC., a Delaware corporation.
 9.   KROLL INFORMATION SERVICES, INC., a Delaware corporation.
10.   KROLL INTERNATIONAL, INC., a Delaware corporation.
11. KROLL ASSOCIATES INTERNATIONAL HOLDINGS, INC., a Delaware corporation.
12.   KROLL ASSOCIATES U.K. LIMITED, an English corporation.
13.   KROLL ASSOCIATES (S) PTE LTD., a Singapore corporation.
14.   KROLL ASSOCIATES BRASIL LTDA., a Brazilian corporation.
15.   KROLL ASSOCIATES S.A., a Belgium corporation.
16.   KROLL ASSOCIATES DEUTSCHLAND GMBH, a German corporation.
17.   KROLL ASSOCIATES (ASIA) LIMITED, a Hong Kong corporation.
18.   CORPLEX INC., a New York corporation.
19.   L.A.M.B. ACQUISITION, INC., an Ohio corporation.
20.   L.A.M.B. ACQUISITION II, INC., an Ohio corporation.
21. KROLL LINDQUIST AVEY CO., a Nova Scotia unlimited liability company.
22. KROLL BACKGROUND AMERICA CORPORATION (CANADA), a Canadian corporation.
23.   IFR -- EMPLOYEE SCREENING, INC., a Delaware corporation.
24.   IFR -- INVESTIGATIVE RESEARCH INC., a Canadian corporation.
25.   IFR -- INVESTIGATIVE RESEARCH INC., a Delaware corporation.
26.   964886 ONTARIO INC., an Ontario corporation.
27.   VISUAL STRATEGIES INCORPORATED, an Ontario corporation.
28.   448448 B.C. LTD., a British Columbia corporation.
29.   TACTRADE PLC., an English corporation.
30. LINDQUIST AVEY MACDONALD BASKERVILLE LTD., an English corporation.
31.   KROLL LINDQUIST AVEY LTD., an English corporation.
32.   U.S. HOLDING, INC., a Delaware corporation ("USH").
33.   KROLL LINDQUIST AVEY, INC., a Texas corporation.
34.   600 NORTH PEARL INC., a Texas corporation.
35.   LAMBCO INTERNATIONAL, INC., a Georgia corporation.
36.   AMBB, INC., a Pennsylvania corporation.
37.   INPHOTO SURVEILLANCE, INC., an Illinois corporation.
38.   KROLL O'GARA S.A., an Argentine company.

39.   HOLDER ASSOCIATES, S.A., an Argentine company.
40.   FACT FINDERS (ASIA) LIMITED, an Isle of Man company.
41.   FACT FINDERS LIMITED, a Hong Kong company.
42.   LABORATORY SPECIALISTS OF AMERICA, INC., an Oklahoma
      corporation.
43.   KROLL LABORATORY SPECIALISTS, INC., a Louisiana corporation.
44.   NATIONAL PSYCHOPHARMACOLOGY LABORATORY, INC., a Tennessee
      corporation.
45.   KROLL SCHIFF & ASSOCIATES, INC., a Texas corporation.
46.   FINANCIAL RESEARCH, INC., a Pennsylvania corporation.
47.   KROLL-O'GARA UK LIMITED, an English limited company.
48.   KROLL BUCHLER PHILLIPS LTD., an English limited company.
49.   IVEX CAPITAL LIMITED, an English limited company.
50.   IVEX PARTNERS LIMITED, an English limited company.
51.   KROLL BACKGROUND AMERICA, INC., a Tennessee company.
52.   BACKGROUND AMERICA OF FLORIDA, INC., a Tennessee company.
53.   KROLL-O'GARA CRISIS MANAGEMENT GROUP, INC., a Virginia
      company.
54.   KROLL ASSOCIATES SA, a Chilean company.
55.   KA DE MEXICO, S DR R.L. DE C.V., a Mexican company.
56.   KROLL ASSOCIATES SRL, an Italian company.
57.   1186626 ONTARIO INC., an Ontario company.
58.   DECISION RESOURCES INC., an Ontario company.
59.   KROLL ASSOCIATES (INDIA) PRIVATE LTD., an Indian company.
60.   CONCORD SECURITIES SERVICES, INC., a Maryland company.
 61   QUALITY FACTS, INC., an Alabama company.
62.   KROLL STEVENS CORP., a Delaware corporation.
63.   KROLL BACKGROUND UK LTD., an English company.
64.   KROLL ASSOCIATES PTY LTD., a South African corporation.
65.   KROLL ASSOCIATES FRANCE, S.A.R.L., a French company.
66.   BUCHLER PHILLIPS FINANCIAL CONSULTING LIMITED, an English
      limited liability company.
67.   BUCHLER PHILLIPS CONSULTING LIMITED, an English corporation.
68.   OGM COMMUNICATIONS LIMITED, an Irish corporation.*

---------------
* These companies are to be liquidated.

                                EXHIBIT 22.01(B)

                              O'GARA SUBSIDIARIES

 1. O'GARA-HESS & EISENHARDT ARMORING COMPANY, a Delaware corporation.

 2. O'GARA-HESS & EISENHARDT ARMORING COMPANY LIMITED, an Irish corporation.

 3. O'GARA-HESS & EISENHARDT, S.R.L., an Italian corporation.

 4. THE KROLL-O'GARA COMPANY DE MEXICO, SA DE CV, a Mexican corporation.

 5. O'GARA-HESS & EISENHARDT DO BRASIL LTDA, a Brazilian corporation.

 6. O'GARA SECURITY INTERNATIONAL, INC., a Delaware corporation.

 7. O'GARA LAURA AUTOMOTIVE GROUP, a Russian joint stock company.

 8. O'GARA FRANCE S.A., a French corporation.

 9. LABBE SA, a French corporation.

10. HELLIO POIDS LOURDS -- CARROSSERIE, TOLERIE, PEINTURE SA, a French corporation.

11. SARL NORMANDIE CARROSSERIE, a French corporation.

12. SOCIETE DE BLINDAGE AND DE SECIRITE, a French corporation.

13. ESSONNE CARROSSERIE VI S.A.R.L., a French corporation.

14. O'GARA SECURITY ASSOCIATES, INC., an Ohio corporation.

15. INTERNATIONAL TRAINING, INCORPORATED, a Virginia corporation.

16. THE O'GARA COMPANY FSC, INC., a Barbados corporation.

17. O'GARA PHILIPPINES, INC., a Philippine corporation.

18. ITI LIMITED PARTNERSHIP, a Texas limited partnership.

19. O'GARA SECURITY SYSTEMS, a Russian company.

20. O'GARA-HESS & EISENHARDT CIS, a Russian joint stock company.

21. O'GARA HESS & EISENHARDT ARMORING COMPANY (ENGLAND) LIMITED, a British corporation.

22. O'GARA HESS & EISENHARDT DE COLUMBIA S.A., a Colombian company.

23. THE KROLL-O'GARA COMPANY, a Philippine corporation.

                                                                      APPENDIX B

                              [LETTERHEAD TO COME]

                                                               September 8, 2000

Special Committee of the Board of Directors
The Kroll-O'Gara Company
900 Third Avenue
New York, NY 10022

Gentlemen:

     We understand that The Kroll-O'Gara Company, an Ohio Corporation ("Kroll-O'Gara"); Kroll Risk Consulting Services, Inc., a Delaware Corporation ("KRCS"); The O'Gara Company, an Ohio Corporation ("TOC"); Jules B. Kroll and certain other members of senior management of KRCS (collectively, the "KRCS Exchanging Shareholders"); and Thomas M. O'Gara, Wilfred T. O'Gara, Abram Gordon and Nicholas Carpinello (collectively, the "O'Gara Exchanging Shareholders") have entered into an Agreement and Plan of Reorganization and Dissolution dated as of September 8, 2000 (the "Reorganization Agreement"). The shareholders of Kroll-O'Gara other than the KRCS Exchanging Shareholders and the O'Gara Exchanging Shareholders are referred to in this opinion as the "Unaffiliated Shareholders". All capitalized terms used in this letter, unless otherwise defined herein, shall have the same meaning as set forth in the Reorganization Agreement.

     As more fully described in the Reorganization Agreement, a reorganization of Kroll-O'Gara involving a multi-step spin-off and dissolution (the "Reorganization") will occur as follows: (i) prior to the Exchange Date, Kroll-O'Gara will contribute to KRCS all of the outstanding stock it holds in the Kroll Subsidiaries and shall transfer, assign and deliver to KRCS all of its title, right and interest in and to the KRCS Assets. In exchange therefor, KRCS shall issue to Kroll-O'Gara 8,499,990 shares of KRCS Common Stock, after which Kroll-O'Gara will own all the issued and outstanding shares of KRCS Common Stock, and KRCS shall assume the KRCS Liabilities and pay its allocable portion of indebtedness as set forth in Section 1.04 of the Reorganization Agreement (the "Kroll Reorganization"); (ii) prior to the Exchange Date, Kroll-O'Gara will contribute to TOC all of the outstanding stock it holds in the O'Gara Subsidiaries and shall transfer, assign and deliver to TOC all of its title, right and interest in and to the TOC Assets. In exchange therefore, TOC shall issue to Kroll-O'Gara 5,999,900 shares of TOC Common Stock, after which Kroll-O'Gara will own all the issued and outstanding shares of TOC Common Stock, and TOC shall assume the TOC Liabilities and pay its allocable portion of indebtedness as set forth in Section 1.04 of the Reorganization Agreement (the "O'Gara Reorganization"); (iii) on the Exchange Date, the KRCS Exchanging Shareholders will transfer to Kroll-O'Gara 3,833,040 shares of Kroll-O'Gara Common Stock owned by such shareholders in exchange for shares of KRCS Common Stock equal to the product of (a) a fraction, the numerator of which is equal to the sum of the number of shares of Kroll-O'Gara Common Stock owned by the KRCS Exchanging Shareholders and the O'Gara Exchanging Shareholders as shown on Exhibits 2.01 and 2.02 of the Reorganization Agreement and the denominator of which is equal to the number of shares of Kroll-O'Gara Common Stock issued and outstanding on the Exchange Date times (b) 8,500,000 (the number of shares of KRCS Common Stock held by the Company as of the Exchange Date); (iv) on the Exchange Date, the O'Gara Exchanging Shareholders will transfer to Kroll-O'Gara 2,718,228 shares of Kroll-O'Gara Common Stock owned by such shareholders in exchange for shares of TOC Common Stock equal to the product of (a) a fraction, the numerator of which is equal to the sum of the number of shares of Kroll-O'Gara Common Stock owned by the KRCS Exchanging Shareholders and the O'Gara Exchanging Shareholders as shown on Exhibits 2.01 and 2.02 of the Reorganization Agreement and the denominator of which is equal to the number of shares of Kroll-O'Gara Common Stock issued and outstanding on the Exchange Date times (b) 6,000,000 (the number of shares of TOC Common Stock held by Kroll-O'Gara as of the Exchange Date); (v) each Unaffiliated Shareholder on the Distribution Date will be entitled to receive a number of shares of KRCS Common Stock equal to the product of (a) the number of shares of KRCS Common Stock held by Kroll-O'Gara on the Record Date times (b) a fraction, the numerator of which is the number of shares of Kroll-O'Gara Common Stock owned by such Unaffiliated Shareholder on the Record Date and the denominator of which is the number of shares of Kroll-O'Gara Common Stock issued and outstanding at the Record Date (the "KRCS Distribution"); (vi) each Unaffiliated Shareholder on the Distribution Date will also be entitled to receive a number of shares of TOC Common Stock equal to the product of (a) the number of shares of TOC Common Stock held by Kroll-O'Gara on the Record Date times (b) a fraction, the numerator of which is the number of shares of Kroll-O'Gara Common Stock owned by such Unaffiliated Shareholder on the Record Date and the denominator of which is the number of shares of Kroll-O'Gara Common Stock issued and outstanding at the Record Date (the "TOC Distribution") (Such KRCS Distribution and TOC Distribution being collectively referred to herein as the "Distribution"); and
(vii) as soon as practicable following the Distribution, Kroll-O'Gara shall complete all actions that may be necessary, appropriate or desirable to dissolve and terminate the corporate existence of Kroll-O'Gara. Section 1.06 of the Reorganization Agreement provides for the termination of all Kroll-O'Gara stock options by the close of business on the Exchange Date and the liquidation, as more fully described in the Reorganization Agreement, of all warrants that, do not, pursuant to their terms, terminate or become exercisable for shares of KRCS Common Stock and TOC Common Stock, such that the number of issued and outstanding shares of Kroll-O'Gara Common Stock immediately after the Exchange will be equal to the number of issued and outstanding shares of Kroll-O'Gara Common Stock immediately prior to the Distribution. Immediately after the Distribution, the Unaffiliated Shareholders will own the same percentage of the issued and outstanding shares of each of KRCS Common Stock and TOC Common Stock as such Unaffiliated Shareholders own of the issued and outstanding shares of Kroll-O'Gara Common Stock immediately prior to the Exchange (which will include the effect of any shares to be issued through the exercise of any Kroll-O'Gara stock options and warrants prior to the termination or liquidation of such equity incentive plans as outlined in Section 1.06 of the Reorganization Agreement).

     You have asked us to render our opinion as to whether the Distribution to be received is fair, from a financial point of view, to the Unaffiliated Shareholders.

     In the course of performing our review and analyses for rendering this opinion, we have:

     - reviewed the Reorganization Agreement, and attachments thereto;

     - reviewed Kroll-O'Gara's Annual Report to Shareholders and Annual Report on Form 10-K for the years ended December 31, 1997 through 1999, its Quarterly Reports on Form 10-Q for the periods ended June 30, 1999 and 2000 and its Reports on Form 8-K for the three years as of the date hereof;

     - reviewed certain operating and financial information, including projections for the four years ended December 31, 2003, provided to us by management relating to Kroll-O'Gara's, KRCS's and TOC's businesses and prospects;

     - met with certain members of Kroll-O'Gara's senior management to discuss Kroll-O'Gara's, KRCS's and TOC's businesses, operations, historical and projected financial results and future prospects;

     - reviewed the historical prices, trading multiples and trading volume of the common shares of Kroll-O'Gara;

     - reviewed publicly available financial data, stock market performance data and trading multiples of companies whose operations we considered generally relevant in evaluating Kroll-O'Gara, KRCS and TOC;

     - performed discounted cash flow analyses based on the projections for the KRCS Business, excluding the Voice & Data Business, and the TOC Business furnished to us;

     - reviewed the projected pro forma financial results, financial condition and capitalization of KRCS and TOC giving effect to the Reorganization; and

     - conducted such other studies, analyses, inquiries and investigations as we deemed appropriate.

     We have relied upon, without independent verification, the accuracy and completeness of the financial and other information, including without limitation the projections, provided to us by Kroll-O'Gara, and we have further relied upon the assurances of the senior management of Kroll-O'Gara that they are unaware of any facts that would make the information and projections provided to us incomplete or misleading. With respect to Kroll-O'Gara's, KRCS's and TOC's projected financial results, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the senior management of Kroll-O'Gara as to the expected future performance of Kroll-O'Gara, KRCS and TOC.

     In arriving at our opinion, we have not performed or obtained any independent appraisal of the assets or liabilities, contingent or otherwise, of Kroll-O'Gara, KRCS or TOC nor have we been furnished with any such appraisals. We have assumed that the Reorganization will qualify as a tax-free reorganization pursuant to the Internal Revenue Code. We have assumed that the Reorganization will be consummated in accordance with the terms of the Reorganization Agreement without any restrictions, conditions, amendments or modifications that collectively would have a material adverse effect on TOC or KRCS.

     We do not express any opinion as to the price or range of prices at which the shares of Kroll-O'Gara Common Stock may trade subsequent to the announcement of the Reorganization or as to the price or range of prices at which the shares of KRCS Common Stock and TOC Common Stock may trade subsequent to the consummation of the Reorganization or whether the aggregate trading value of KRCS Common Stock and TOC Common Stock would be equal to or exceed the aggregate trading value for Kroll-O'Gara Common Stock.

     We have acted as a financial advisor to the Special Committee of the Board of Directors of Kroll-O'Gara in connection with the Reorganization and will receive a customary fee for such services, a substantial portion of which is contingent on successful consummation of the Reorganization. Bear Stearns has been previously engaged by Kroll-O'Gara to provide certain investment banking and financial advisory services for which we received customary fees. In the ordinary course of business, Bear Stearns may actively trade the equity and debt securities of Kroll-O'Gara for our own account and for the account of our customers and, accordingly, may at any time hold a long or short position in such securities.

     It is understood that this letter is intended for the use of the Special Committee of the Board of Directors of Kroll-O'Gara in their consideration of the Reorganization and does not constitute a recommendation to the Special Committee, the Board of Directors or any holders of Kroll-O'Gara Common Stock as to how to vote in connection with the Reorganization. This opinion does not address Kroll-O'Gara's underlying business decision to pursue the Reorganization, the relative merits of the Reorganization as compared to any alternative business strategies that might exist for Kroll-O'Gara or the effects of any other transaction in which Kroll-O'Gara might engage. This letter is not to be used for any other purpose, or to be reproduced, disseminated, quoted from or referred to at any time, in whole or in part, without our prior written consent; provided, however, that this letter may be included in its entirety in any proxy statement to be distributed to the holders of Kroll-O'Gara Common Stock in connection with the Reorganization. Our opinion is subject to the assumptions and conditions contained herein and is necessarily based on economic, market and other conditions, and the information made available to us, as of the date hereof.

     Based on and subject to the foregoing, it is our opinion that, as of the date hereof, the Distribution to be received is fair, from a financial point of view, to the Unaffiliated Shareholders.

                                          Very truly yours,

                                          BEAR, STEARNS & CO. INC.

                                          By:
                                            ------------------------------------
                                                  Senior Managing Director

                                                                      APPENDIX C

                           [TO BE FILED BY AMENDMENT]

                                                                      APPENDIX D

SECTION 1701.85 DISSENTING SHAREHOLDER'S DEMAND FOR FAIR CASH VALUE OF SHARES.

     (A)(1) A shareholder of a domestic corporation is entitled to relief as a dissenting shareholder in respect of the proposals described in sections 1701.74, 1701.76, and 1701.84 of the Revised Code, only in compliance with this section.

     (2) If the proposal must be submitted to the shareholders of the corporation involved, the dissenting shareholder shall be a record holder of the shares of the corporation as to which he seeks relief as of the date fixed for the determination of shareholders entitled to notice of a meeting of the shareholders at which the proposal is to be submitted, and such shares shall not have been voted in favor of the proposal. Not later than ten days after the date on which the vote on the proposal was taken at the meeting of the shareholders, the dissenting shareholder shall deliver to the corporation a written demand for payment to him of the fair cash value of the shares as to which he seeks relief, which demand shall state his address, the number and class of such shares, and the amount claimed by him as the fair cash value of the shares.

     (3) The dissenting shareholder entitled to relief under division (C) of section 1701.84 of the Revised Code in the case of a merger pursuant to section 1701.80 of the Revised Code and a dissenting shareholder entitled to relief under division (E) of section 1701.84 of the Revised Code in the case of a merger pursuant to section 1701.801 [1701.80.1] of the Revised Code shall be a record holder of the shares of the corporation as to which he seeks relief as of the date on which the agreement of merger was adopted by the directors of that corporation. Within twenty days after he has been sent the notice provided in section 1701.80 or 1701.801 [1701.80.1] of the Revised Code, the dissenting shareholder shall deliver to the corporation a written demand for payment with the same information as that provided for in division (A)(2) of this section.

     (4) In the case of a merger or consolidation, a demand served on the constituent corporation involved constitutes service on the surviving or the new entity, whether the demand is served before, on, or after the effective date of the merger or consolidation.

     (5) If the corporation sends to the dissenting shareholder, at the address specified in his demand, a request for the certificates representing the shares as to which he seeks relief, the dissenting shareholder, within fifteen days from the date of the sending of such request, shall deliver to the corporation the certificates requested so that the corporation may forthwith endorse on them a legend to the effect that demand for the fair cash value of such shares has been made. The corporation promptly shall return such endorsed certificates to the dissenting shareholder. A dissenting shareholder's failure to deliver such certificates terminates his rights as a dissenting shareholder, at the option of the corporation, exercised by written notice sent to the dissenting shareholder within twenty days after the lapse of the fifteen-day period, unless a court for good cause shown otherwise directs. If shares represented by a certificate on which such a legend has been endorsed are transferred, each new certificate issued for them shall bear a similar legend, together with the name of the original dissenting holder of such shares. Upon receiving a demand for payment from a dissenting shareholder who is the record holder of uncertificated securities, the corporation shall make an appropriate notation of the demand for payment in its shareholder records. If uncertificated shares for which payment has been demanded are to be transferred, any new certificate issued for the shares shall bear the legend required for certificated securities as provided in this paragraph. A transferee of the shares so endorsed, or of uncertificated securities where such notation has been made, acquires only such rights in the corporation as the original dissenting holder of such shares had immediately after the service of a demand for payment of the fair cash value of the shares. A request under this paragraph by the corporation is not an admission by the corporation that the shareholder is entitled to relief under this section.

     (B) Unless the corporation and the dissenting shareholder have come to an agreement on the fair cash value per share of the shares as to which the dissenting shareholder seeks relief, the dissenting shareholder or the corporation, which in case of a merger or consolidation may be the surviving or new entity, within three months after the service of the demand by the dissenting shareholder, may file a complaint in the court of common pleas of the county in which the principal office of the corporation that issued the shares is located or was located when the proposal was adopted by the shareholders of the corporation, or, if the proposal was not required to be submitted to the shareholders, was approved by the directors. Other dissenting shareholders, within that three-month period, may join as plaintiffs or may be joined as defendants in any such proceeding, and any two or more such proceedings may be consolidated. The complaint shall contain a brief statement of the facts, including the vote and the facts entitling the dissenting shareholder to the relief demanded. No answer to such a complaint is required. Upon the filing of such a complaint, the court, on motion of the petitioner, shall enter an order fixing a date for a hearing on the complaint and requiring that a copy of the complaint and a notice of the filing and of the date for hearing be given to the respondent or defendant in the manner in which summons is required to be served or substituted service is required to be made in other cases. On the day fixed for the hearing on the complaint or any adjournment of it, the court shall determine from the complaint and from such evidence as is submitted by either party whether the dissenting shareholder is entitled to be paid the fair cash value of any shares and, if so, the number and class of such shares. If the court finds that the dissenting shareholder is so entitled, the court may appoint one or more persons as appraisers to receive evidence and to recommend a decision on the amount of the fair cash value. The appraisers have such power and authority as is specified in the order of their appointment. The court thereupon shall make a finding as to the fair cash value of a share and shall render judgment against the corporation for the payment of it, with interest at such rate and from such date as the court considers equitable. The costs of the proceeding, including reasonable compensation to the appraisers to be fixed by the court, shall be assessed or apportioned as the court considers equitable. The proceeding is a special proceeding and final orders in it may be vacated, modified, or reversed on appeal pursuant to the Rules of Appellate Procedure and, to the extent not in conflict with those rules, Chapter 2505. of the Revised Code. If, during the pendency of any proceeding instituted under this section, a suit or proceeding is or has been instituted to enjoin or otherwise to prevent the carrying out of the action as to which the shareholder has dissented, the proceeding instituted under this section shall be stayed until the final determination of the other suit or proceeding. Unless any provision in division (D) of this section is applicable, the fair cash value of the shares that is agreed upon by the parties or fixed under this section shall be paid within thirty days after the date of final determination of such value under this division, the effective date of the amendment to the articles, or the consummation of the other action involved, whichever occurs last. Upon the occurrence of the last such event, payment shall be made immediately to a holder of uncertificated securities entitled to such payment. In the case of holders of shares represented by certificates, payment shall be made only upon and simultaneously with the surrender to the corporation of the certificates representing the shares for which the payment is made.

     (C) If the proposal was required to be submitted to the shareholders of the corporation, fair cash value as to those shareholders shall be determined as of the day prior to the day on which the vote by the shareholders was taken and, in the case of a merger pursuant to section 1701.80 or 1701.801 [1701.80.1] of the Revised Code, fair cash value as to shareholders of a constituent subsidiary corporation shall be determined as of the day before the adoption of the agreement of merger by the directors of the particular subsidiary corporation. The fair cash value of a share for the purposes of this section is the amount that a willing seller who is under no compulsion to sell would be willing to accept and that a willing buyer who is under no compulsion to purchase would be willing to pay, but in no event shall the fair cash value of a share exceed the amount specified in the demand of the particular shareholder. In computing such fair cash value, any appreciation or depreciation in market value resulting from the proposal submitted to the directors or to the shareholders shall be excluded.

     (D)(1) The right and obligation of a dissenting shareholder to receive such fair cash value and to sell such shares as to which he seeks relief, and the right and obligation of the corporation to purchase such shares and to pay the fair cash value of them terminates if any of the following applies:

          (a) The dissenting shareholder has not complied with this section, unless the corporation by its directors waives such failure;

          (b) The corporation abandons the action involved or is finally enjoined or prevented from carrying it out, or the shareholders rescind their adoption of the action involved;

          (c) The dissenting shareholder withdraws his demand, with the consent of the corporation by its directors;

          (d) The corporation and the dissenting shareholder have not come to an agreement as to the fair cash value per share, and neither the shareholder nor the corporation has filed or joined in a complaint under division (B) of this section within the period provided in that division.

     (2) For purposes of division (D)(1) of this section, if the merger or consolidation has become effective and the surviving or new entity is not a corporation, action required to be taken by the directors of the corporation shall be taken by the general partners of a surviving or new partnership or the comparable representatives of any other surviving or new entity.

     (E) From the time of the dissenting shareholder's giving of the demand until either the termination of the rights and obligations arising from it or the purchase of the shares by the corporation, all other rights accruing from such shares, including voting and dividend or distribution rights, are suspended. If during the suspension, any dividend or distribution is paid in money upon shares of such class or any dividend, distribution, or interest is paid in money upon any securities issued in extinguishment of or in substitution for such shares, an amount equal to the dividend, distribution, or interest which, except for the suspension, would have been payable upon such shares or securities, shall be paid to the holder of record as a credit upon the fair cash value of the shares. If the right to receive fair cash value is terminated other than by the purchase of the shares by the corporation, all rights of the holder shall be restored and all distributions which, except for the suspension, would have been made shall be made to the holder of record of the shares at the time of termination.

                            THE KROLL-O'GARA COMPANY
                 SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

PROXY FOR SPECIAL MEETING

     The undersigned hereby appoints Jules B. Kroll and Wilfred T. O'Gara, and each of them, attorneys with the powers which the undersigned would possess if personally present, including the power of substitution, to vote all shares of the undersigned at the Special Meeting of Shareholders of The Kroll-O'Gara
Company to be held at                ,                ,                ,
                              on              , 2000, at                , and at
any adjournments thereof:

     1. [ ]  FOR       [ ]  AGAINST       [ ]  ABSTAIN

on the proposal to approve the Agreement and Plan of Reorganization and Dissolution of The Kroll-O'Gara Company.

     2. [ ]  FOR       [ ]  AGAINST       [ ]  ABSTAIN

on the proposal to authorize the acquisition of approximately 26% of the O'Gara Company Common Stock by Thomas M. O'Gara.

     3. Upon such other business as may properly come before the meeting.

     The proxy will be voted on the above as specified. IF NO SPECIFICATION IS MADE, THE PROXY WILL BE VOTED "FOR" PROPOSALS 1 AND 2.

                 (CONTINUED AND TO BE SIGNED ON THE OTHER SIDE)

     As to any other matter, said attorneys shall vote in accordance with the recommendation of the Board of Directors.

     PLEASE MARK: I do [ ] do not [ ] plan to attend the meeting.

                                        Dated
                                        ----------------------------------------
                                                                          , 2000

                                        ----------------------------------------

                                        ----------------------------------------
                                               (Signature of Shareholder)

                                        IMPORTANT: Please date and sign exactly
                                        as name appears hereon. If shares are
                                        held jointly, each shareholder named
                                        should sign. Executors, administrators,
                                        trustees, etc. should so indicate when
                                        signing. If the signer is a corporation, please sign full corporate name by duly authorized officer.